As filed with the Securities and Exchange Commission on July 23, 2019

Registration No. 333-231725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

POWERFLEET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3669	83-4366463
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Telephone: (201) 996-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ned Mavrommatis

Chief Financial Officer

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Telephone: (201) 996-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey Spindler, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, New York 10019 Telephone: (212) 451-2300	Adam M. Klein, Adv. Danny Dilbary, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv, Israel 678941 Telephone (972-3) 608-9999	Howard E. Berkenblit, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Square Boston, MA 02109 Telephone: (617) 338-2932	Shy S. Baranov, Adv. Zysman, Aharoni, Gayer & Co. 41-45 Rothschild Blvd., Beit Zion Tel Aviv, 65784 Israel Telephone: (972-3) 795-5555	Steven E. Siesser, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers and transactions described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[ ]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) [  ]

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY, SUBJECT TO COMPLETION, DATED JULY 23, 2019

JOINT PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

OF I.D. SYSTEMS, INC. AND EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS OF POINTER TELOCATION LTD.

AND

PROSPECTUS FOR 32,155,963 SHARES OF COMMON STOCK

OF

POWERFLEET, INC.

Dear I.D. Systems, Inc. Stockholders and Pointer Telocation Ltd. Shareholders:

On behalf of the boards of directors of I.D. Systems, Inc. and Pointer Telocation Ltd., we are pleased to enclose the joint proxy statement/prospectus for the business combination of Pointer and I.D. Systems and the related facilitating transactions.

As previously announced, on March 13, 2019, I.D. Systems and Pointer entered into a merger agreement, which we refer to as the Merger Agreement, for the acquisition of Pointer by I.D. Systems, which we refer to as the Pointer Merger. To facilitate the Pointer Merger, a new holding company was formed, which was named PowerFleet, Inc., or PowerFleet. I.D. Systems and Pointer will each merge with wholly-owned subsidiaries of PowerFleet formed in connection with the contemplated transactions and eventually become wholly-owned subsidiaries of PowerFleet. We refer to the Merger Agreement and Investment Agreement as the Agreements and the transactions contemplated by the Merger Agreement and Investment Agreement as the Transactions,

In the Pointer Merger, Pointer shareholders will be entitled to receive $8.50 in cash and 1.272 shares of PowerFleet common stock for each Pointer ordinary share held by them. In the merger between I.D. Systems and the PowerFleet subsidiary, which we refer to as the I.D. Systems Merger, I.D. Systems stockholders will be entitled to receive one share of PowerFleet common stock for each share of I.D. Systems common stock held by them. See “The Merger Agreement—Merger Consideration” beginning on page 127 of the accompanying joint proxy statement/prospectus and “The Investment Agreement—Conversion of Securities” beginning on page 146 of the accompanying joint proxy statement/prospectus.

Pursuant to the Transactions, (i) an aggregate of 18,647,275 shares of PowerFleet common stock are expected to be issued to holders of outstanding shares of I.D. Systems and (ii) an aggregate of 10,753,102 shares of PowerFleet common stock and $71,856,419 in cash are expected to be issued to holders of outstanding shares and vested equity awards of Pointer.

The shares of PowerFleet common stock are expected to be listed on the Nasdaq Global Market and the Tel Aviv Stock Exchange under the symbol “PWFL.” We believe that the mergers will benefit both the I.D. Systems stockholders and the Pointer shareholders and we ask for your support in voting for the proposals related to the Transactions at our respective special and extraordinary general meetings.

The Pointer Merger will be funded by a combination of equity and debt financing. As previously announced, on March 13, 2019, I.D. Systems entered into an investment and transaction agreement, which we refer to as the Investment Agreement, with funds affiliated with ABRY Partners II, LLC, who we refer to as the Investors, to provide a portion of the cash consideration payable in the Pointer Merger. Pursuant to the terms of the Investment Agreement, the Investors have agreed to purchase 50,000 shares of newly created Series A Preferred Stock of PowerFleet for an aggregate purchase price of $50 million. In addition, Bank Hapoalim B.M. has agreed to provide debt financing in an aggregate principal amount of $30 million to finance the remainder of the necessary cash consideration payable in the Pointer Merger.

I.D. Systems stockholders are cordially invited to attend a special meeting to be held on August 29, 2019 at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., Eastern Time. The matters to be voted on at the special meeting are: (i) the adoption of the Investment Agreement and the approval of the I.D. Systems merger, (ii) the approval of the issuance of the Series A Preferred Stock to the Investors pursuant to the Investment Agreement, (iii) the approval of the issuance of the PowerFleet common stock issuable in connection with the Pointer Merger and (iv) the approval of the authorized capital stock of PowerFleet, in addition to certain other Transaction-related proposals.

Pointer shareholders are cordially invited to attend an extraordinary general meeting of Pointer shareholders to be held on August 29, 2019 at the offices of Pointer’s legal counsel, ZAG/S&W, Zysman, Aharoni, Gayer & Co., at “Beit Zion,” 41-45 Rothschild Blvd., 8th Fl., Tel Aviv, Israel, at 9:00 a.m., Israel Time. The matters to be voted on at the extraordinary general meeting will be: the approval and adoption of the Merger Agreement and other proposals relating to the Pointer Merger as well as approval of bonuses to certain Pointer officers contingent upon the closing of the Pointer Merger.

Your vote is very important regardless of the number of shares you own. Your proxy is being solicited by the boards of directors of I.D. Systems and Pointer. We cannot consummate the Transactions unless (i) I.D. Systems stockholders adopt the four proposals listed above and (ii) Pointer shareholders approve and adopt the Merger Agreement and other proposals relating to the Pointer Merger. Whether or not you plan to attend the special meeting or the extraordinary general meeting, please vote as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus. More information about the Transactions and the proposals are contained in the accompanying joint proxy statement/prospectus.

After careful consideration, the board of directors of I.D. Systems has unanimously approved and declared advisable the Agreements and the Transactions, including the I.D. Systems merger and the Pointer Merger, and determined that the terms and provisions of the Agreements and the Transactions, including the I.D. Systems merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders. The board of directors of I.D. Systems unanimously recommends that you vote “FOR” each of the proposals described in the accompanying joint proxy statement/prospectus, including a proposal to adjourn the I.D. Systems special meeting in the event there are not sufficient votes to obtain approval of the four proposals described above. In considering the recommendation of the board of directors of I.D. Systems, you should be aware that certain directors and executive officers of I.D. Systems may have interests in the Transactions that may be different from, or in addition to, the interests of I.D. Systems’ stockholders generally. See “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of the accompanying joint proxy statement/prospectus.

After careful consideration, the board of directors of Pointer has unanimously approved and adopted the Merger Agreement and determined that the terms of the Transactions are advisable and in the best interests of Pointer and its shareholders. The board of directors of Pointer recommends unanimously that you vote “FOR” each of the proposals described in the accompanying joint proxy statement/prospectus. In considering the recommendation of the board of directors of Pointer, you should be aware that certain directors and executive officers of Pointer may have interests in the Transactions that may be different from, or in addition to, the interests of Pointer’s shareholders generally. See “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on page 119 of the accompanying joint proxy statement/prospectus.

The accompanying joint proxy statement/prospectus provides important information regarding the I.D. Systems special meeting and Pointer extraordinary general meeting and a detailed description of the Merger Agreement, the Pointer Merger, the Investment Agreement, the I.D. Systems merger, the issuance of shares of Series A Preferred Stock and the PowerFleet common stock, and the other proposals related to the Transactions. We urge you to read carefully and in its entirety the accompanying joint proxy statement/prospectus (including the annexes and any documents incorporated by reference into the accompanying joint proxy statement/prospectus). Please pay particular attention to the section entitled “Risk Factors” beginning on page 34 of the accompanying joint proxy statement/prospectus. You can also obtain information about I.D. Systems and Pointer from documents that I.D. Systems and Pointer previously have filed with the U.S. Securities and Exchange Commission.

Whether or not you plan to attend the special meeting or the extraordinary general meeting, please ensure that your shares will be represented and voted at the meeting by submitting a proxy as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus.

If I.D. Systems stockholders have any questions or require assistance in voting their shares of I.D. Systems common stock, they should call D.F. King & Co., Inc., I.D. Systems’ proxy solicitor and information agent for its special meeting, toll-free at 212-269-5500 (for banks and brokers) or 866-356-7813 (for all others).

If Pointer shareholders have any questions or require assistance in voting their ordinary shares of Pointer, they should call Alliance Advisors LLC, Pointer’s proxy solicitor for its extraordinary general meeting, toll-free at 855-600-8104 or 973-873-7722 for all other callers.

We hope to see you at the I.D. Systems special meeting and Pointer extraordinary general meeting and look forward to the successful completion of the Transactions.

On behalf of the boards of directors of I.D. Systems and Pointer, we thank you for your consideration and continued support.

Very truly yours,	Very truly yours,

Michael Brodsky	Yossi Ben Shalom
Chairman of the Board of Directors	Chairman of the Board of Directors
I.D. Systems, Inc.	Pointer Telocation Ltd.

Neither the Securities and Exchange Commission nor the Israel Securities Authority or any state securities commission has approved or disapproved of the securities to be issued under the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated [●], 2019, and is first being mailed to I.D. Systems stockholders on or about July 29, 2019 and Pointer shareholders on or about August 1, 2019.

I.D. SYSTEMS, INC.

123 Tice Boulevard

Woodcliff Lake, New Jersey, 07677

USA

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of I.D. Systems, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), will be held on August 29, 2019 at 10:00 a.m., local time, at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019. Only stockholders who hold shares of I.D. Systems common stock, $0.01 par value per share (“I.D. Systems Common Stock”), at the close of business on July 22, 2019, the record date for the special meeting, are entitled to vote at the special meeting and any adjournments or postponements of the special meeting. You are cordially invited to attend the special meeting to conduct the following items of business:

●	The Transaction Proposal – to consider and vote upon a proposal to adopt the Investment and Transaction Agreement, dated March 13, 2019, as amended by Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019 and Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27, 2019 (as amended, the “Investment Agreement”), by and among I.D. Systems, PowerFleet, Inc., a Delaware corporation and a wholly-owned subsidiary of I.D. Systems (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“I.D. Systems Merger Sub”) and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (collectively, the “Investors”), affiliates of ABRY Partners II, LLC, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annexes B-1 and B-2, and approve the transactions contemplated thereby, including but not limited to the reorganization into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent (the “I.D. Systems Merger”) (“Proposal 1”);

●	The Nasdaq Proposals: The Investment Shares Proposal – to consider and vote upon a proposal to approve the issuance of 50,000 shares of Parent’s newly created Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and any shares of Series A Preferred Stock issuable as dividends unless Parent elects in accordance with the Amended and Restated Certificate of Incorporation of Parent (the “Parent Charter”) that they be paid in cash (collectively, the “Investment Shares”), pursuant to the terms of the Investment Agreement and the issuance of the shares of Parent’s common stock, par value $0.01 per share (“Parent Common Stock”), issuable upon conversion of the Investment Shares (“Proposal 2”);

●	The Nasdaq Proposals: The Acquisition Shares Proposal – to consider and vote upon a proposal to approve the issuance of 10,753,102 shares of Parent Common Stock (the “Acquisition Shares”), pursuant to the terms of the Agreement and Plan of Merger, dated March 13, 2019 (the “Merger Agreement”), by and among I.D. Systems, Parent, Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (“Pointer”), Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco (“Pointer Merger Sub”), pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco (the “Pointer Merger”), and an indirect, wholly-owned subsidiary of Parent, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A (“Proposal 3”);

●	The Charter Proposals: Authorized Share Capital – to consider and vote upon a proposal to approve the authorized shares of Parent’s capital stock, consisting of 75,000,000 shares of Parent Common Stock and 150,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares will be designated as Series A Preferred Stock and 50,000 shares of preferred stock will be undesignated, as described in Article FIFTH of the Parent Charter, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex C (“Proposal 4”);

●	The Charter Proposals: Indemnification – to consider and vote upon a proposal to approve certain provisions set forth in Article ELEVENTH of the Parent Charter, which contain certain mandatory indemnification provisions for the directors and officers of Parent, including, among other things, advancement of expenses, as described in Article ELEVENTH of the Parent Charter, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex C (“Proposal 5”);

●	The Charter Proposals: Corporate Opportunity – to consider and vote upon a proposal to approve certain provisions set forth in Article TWELFTH of the Parent Charter, which provide that certain transactions are not “corporate opportunities” of Parent, as described in Article TWELFTH of the Parent Charter, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex C (“Proposal 6”);

●	The Charter Proposals: Exclusive Forum – to consider and vote upon a proposal to approve certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designates the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions, as described in Article SIXTEENTH of the Parent Charter, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex C (“Proposal 7”);

●	The Plan Amendment Proposal – to consider and vote upon a proposal to approve an amendment to the I.D. Systems 2018 Incentive Plan, to be assumed by Parent in connection with the I.D. Systems Merger, which provides for an increase in the number of shares of I.D. Systems Common Stock available for issuance thereunder and reflects the assumption of the I.D. Systems 2018 Plan by Parent, after which the plan will be renamed the PowerFleet, Inc. 2018 Incentive Plan, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex H (“Proposal 8”);

●	The Advisory Vote on Executive Compensation Proposal – to consider and vote on an advisory (non-binding) proposal to approve the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions (“Proposal 9”); and

●	The Adjournment Proposal – to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes present in person or by proxy for, or otherwise in connection with, the approval of each of Proposals 1, 2, 3 and 4 (the “Adjournment Proposal”).

Each of Proposals 1, 2, 3 and 4 is conditioned on the approval of each of the other proposals among Proposals 1, 2, 3 and 4, but Proposals 1, 2, 3, and 4 are not conditioned on the approval of any of the other proposals set forth in the accompanying joint proxy statement/prospectus. Proposals 5, 6, 7 and 8 are conditioned on the approval of all of Proposals 1, 2, 3 and 4 and will be of no force and effect if any one or more of Proposals 1, 2, 3 and 4 is not approved. Further, the consummation of the transactions, contemplated by the Merger Agreement and the Investment Agreement, is conditioned on, among other things, the approval of the Pointer Merger by the Pointer shareholders.

No other business will be conducted at the special meeting. These proposals are described more fully in the accompanying joint proxy statement/prospectus. We urge you to read the joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference in the accompanying joint proxy statement/prospectus carefully and in their entirety. In particular, we urge you to read carefully “Risk Factors” beginning on page 34 of the accompanying joint proxy statement/prospectus. For specific instructions on how to vote your shares, see “The Special Meeting of I.D. Systems’ Stockholders—Voting Your Shares” beginning on page 66 of the accompanying joint proxy statement/prospectus.

Your vote is very important, regardless of the number of shares of I.D. Systems Common Stock that you own. The approval of each of Proposals 1, 4, 5, 6 and 7 requires the approval of the holders of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon as of the record date for the special meeting. The approval of each of Proposals 2, 3, 8, 9 and the Adjournment Proposal requires the affirmative vote of the holders of a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote thereon at the special meeting.

After careful consideration, our board of directors has unanimously determined that the terms and provisions of the Investment Agreement and the Merger Agreement, including the I.D. Systems Merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders, and unanimously recommends you vote “FOR” Proposals 1 through 9, as well as the Adjournment Proposal.

Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card in the envelope provided, or submit your proxy by telephone or the Internet prior to the special meeting, and thus ensure that your shares will be represented and voted at the special meeting if you later become unable to attend. If your shares are held in a stock brokerage account or by a bank or other nominee, please follow the instructions that you receive from your broker, bank or other nominee to vote your shares.

By order of the board of directors,

Ned Mavrommatis

Corporate Secretary

[●], 2019

POINTER TELOCATION LTD.

14 Hamelacha Street

Rosh Ha’ayin, Israel 4809133

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF POINTER TELOCATION LTD.

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting (the “Meeting”), of the shareholders of Pointer Telocation Ltd. (“Pointer”) will be held at the offices of Pointer’s legal counsel, ZAG/S&W, Zysman, Aharoni, Gayer & Co., at “Beit Zion,” 41-45 Rothschild Blvd., 8th Fl., Tel Aviv, Israel, on August 29, 2019, at 9:00 a.m., Israel Time, and thereafter as it may be adjourned from time to time.

At the Meeting, you will be asked to consider and vote on the following proposals:

1.	RESOLVED, to approve, pursuant to Section 320 of the Israeli Companies Law, 5759-1999 (the “Companies Law”), the merger of Pointer and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Powerfleet Israel Holding Company Ltd. (“Pointer Holdco” and “Pointer Merger Sub”, respectively), including approval of: (i) the Merger pursuant to Sections 314 through 327 of the Companies Law, whereby Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco (the “Merger”); (ii) the Agreement and Plan of Merger, dated as of March 13, 2019, by and among Pointer, I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), PowerFleet, Inc. a Delaware corporation and wholly-owned subsidiary of I.D. Systems (“Parent”), Pointer Holdco and Pointer Merger Sub (the “Merger Agreement”); (iii) the consideration to be received by Pointer’s shareholders in the Merger, such that immediately prior to the Effective Time (as defined in the Merger Agreement), each outstanding ordinary share of Pointer, par value NIS 3.00 per share (the “Pointer Ordinary Share”), will be cancelled in exchange for (a) $ 8.50 in cash; and (b) 1.272 shares of common stock, par value $0.01 per share, of Parent (the “Parent Common Stock”) (together, the “Merger Consideration”), without interest; (iv) the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy, that will provide coverage to the same persons and on substantially the same terms with respect to coverage and amount as under Pointer’s current directors’ and officers’ insurance as approved by Pointer’s shareholders on June 15, 2018, including coverage of up to $15 million at a premium of up to $315,000 for a period of seven years following the effective time of the Merger, as permitted under the Merger Agreement (the “D&O Insurance Policy”); and (v) all other transactions and arrangements contemplated by the Merger Agreement, as described in the accompanying joint proxy statement/prospectus, dated [●], 2019.

2.	RESOLVED, to approve the grant, immediately prior to, and contingent upon the occurrence of the closing of the Merger, the following transaction bonuses (the “Bonuses”): (i) $400,000 worth of Pointer restricted stock units (“Pointer RSUs”) to Mr. David Mahlab, Pointer’s Chief Executive Officer (the “Pointer CEO”); (ii) $200,000 in cash to Mr. Yaniv Dorani, Pointer’s Chief Financial Officer (or in Pointer RSUs, at the election of Mr. Dorani); and (iii) $150,000 worth of Pointer RSUs to Mr. Ilan Goldstein, the head of Pointer’s service division in Israel (the “Pointer Israel GM”). The terms of the bonuses payable by way of grant of Pointer RSUs shall be as follows: The number of Pointer RSUs shall equal the applicable amount (whether $400,000, $200,000 or $150,000), divided by the closing price of Pointer’s Ordinary Shares on Nasdaq on the last practicable date prior to the closing of the Merger (the “Closing”). Such Pointer RSUs shall vest in two equal installments on the following two dates: (i) on the six (6) month anniversary of the Closing, and (ii) on the 12 (twelve) month anniversary of the Closing. The vesting of such Pointer RSUs shall immediately and fully vest upon the occurrence of any one of the events below: (a) sale of all outstanding share capital of Parent, (b) merger of Parent into another corporation under which Parent ceases to exist or becomes wholly-owned by the other corporation, (c) firing of the applicable Pointer RSUs grantee under circumstances whereby Pointer is not entitled to deny such person statutory severance under applicable Israeli law, or (d) resignation of the Pointer RSUs grantee under circumstances were such person is deemed to have been fired under applicable Israeli law. All bonuses described above shall be subject to applicable tax, whether withheld at source or otherwise. The terms of the proposed grants of Pointer RSUs shall be in accordance with Pointer’s Global Share Incentive Plan (2013).

The Pointer board of directors has unanimously: (a) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of Pointer and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving corporation will be unable to fulfill the obligations of Pointer to its creditors when they become due; (b) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; (c) approved the purchase of a run-off directors’ and officers’ liability insurance policy, and (d) determined to recommend that the shareholders of Pointer approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Pointer board of directors has furthermore determined that the approval of the Bonuses to certain Pointer officers, which shall be contingent upon the occurrence of the Closing of the Merger, is in the best interest of Pointer and its shareholders.

POINTER’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF THE MERGER PROPOSAL AND “FOR” THE APPROVAL OF THE BONUSES.

Approval of proposal 1 above (the “Merger Proposal”) requires the affirmative vote of the holders of a majority of outstanding Pointer Ordinary Shares.

In addition, pursuant to the Companies Law, if I.D. Systems, Pointer Merger Sub or an I.D. Systems Related Person, as described below, holds Pointer Ordinary Shares, then there is an additional requirement for the approval, namely that a majority of the shares voted at the Meeting (excluding shares held by such persons) shall not have voted against the Merger Proposal. Accordingly, each Pointer shareholder voting on the Merger Proposal is required to inform Pointer, as detailed below, prior to voting at the Meeting whether such shareholder is any of I.D. Systems, Pointer Merger Sub or an I.D. Systems Related Person, or, if such person is voting by proxy, to indicate such matter in the appropriate place in the enclosed proxy, as further detailed below. An “I.D. Systems Related Person” is (a) a person holding, directly or indirectly, either (i) 25% or more of the voting rights of I.D. Systems or Pointer Merger Sub, or (ii) the right to appoint 25% or more of the directors of I.D. Systems or Pointer Merger Sub, or (b) one of such person’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any such person, or a corporation controlled by any one or more of such persons or by I.D. Systems or Pointer Merger Sub. I.D. Systems has confirmed that neither it nor Pointer Merger Sub or any I.D. Systems Related Person holds Pointer Ordinary Shares and none of them will hold Pointer Ordinary Shares as of the record date.

Approval of proposal 2 (the Bonuses Proposal”), requires the affirmative vote of the holders of Pointer Ordinary Shares present, in person or by proxy, at the Meeting, amounting in the aggregate to at least a majority of the votes actually cast with respect to the Bonuses Proposal, provided that one of the following shall apply: (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders and do not have a personal interest in the approval of the transaction; abstentions shall not be included in the total of the votes of the aforesaid shareholders; or (ii) the total of opposing votes from among the shareholders said in subsection (i) above does not exceed 2% of all the voting rights in Pointer.

Record holders of outstanding Pointer Ordinary Shares as of the close of business on July 29, 2019, which is the record date for the Meeting, are entitled to vote at the Meeting, and are entitled to one vote at the Meeting per Pointer Ordinary Share held for each proposal on the agenda. Pointer Ordinary Shares constitute the only outstanding class of Pointer’s share capital.

Enclosed with this notice you will find a joint proxy statement/prospectus, along with a proxy card. The accompanying joint proxy statement/prospectus provides you with detailed information about the Meeting and the matters to be acted upon at the Meeting.

PowerFleet, Inc. has filed with the U.S. Securities and Exchange Commission, or the SEC, a Registration Statement on Form S-4 registering the shares of Parent Common Stock to be issued to Pointer’s shareholders in connection with the Merger. The prospectus that is included in the registration statement, which this Proxy Statement forms a part of, contains detailed information about a number of important matters including the business of Pointer, I.D. Systems and Parent, the Merger Agreement, the Merger and the rights of holders of Parent Common Stock following the effective time of the Merger.

EACH OF THESE DOCUMENTS CONTAINS IMPORTANT INFORMATION. YOU ARE THEREFORE URGED TO READ THEM CAREFULLY AND IN THEIR ENTIRETY.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF POINTER ORDINARY SHARES YOU OWN. ACCORDINGLY, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SUBMITTING YOUR VOTE IN ADVANCE WILL NOT PREVENT YOU FROM VOTING YOUR POINTER ORDINARY SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE MEETING.

Please return your proxy card so as to be received by 5:00 p.m., Eastern Time on August 28, 2019 (being 12:00 a.m., Israel Time, on August 29, 2019). Your proxy cards, if properly executed, will be voted in the manner directed by you. Signed and dated proxies received by Pointer without an indication of how the shareholder intends to vote on a proposal will be counted towards the quorum but will not be treated as having been voted in respect of the proposals at Meeting. In addition, a shareholder’s vote will not be counted unless the shareholder indicates, with respect to the Merger Proposal, that such person is not an I.D. Systems Related Person, and with respect to the Bonuses Proposal, that such person has no personal interest in such proposal and that such person is not a controlling shareholder of Pointer, as such terms are defined under the Companies Law. The proxy card to be mailed will include instructions on how to make this indication. Detailed proxy voting instructions are provided both in the proxy statement and on the proxy cards that are being sent to you.

Please do not send your certificates representing Pointer Ordinary Shares at this time. If the Merger Proposal is adopted and approved and the Merger is subsequently completed, instructions for surrendering your certificates in exchange for the Merger Consideration will be sent to you.

Thank you for your cooperation.

Very truly yours,

/s/ Yossi Ben Shalom
Yossi Ben Shalom Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor the Israel Securities Authority or any state securities commission has approved or disapproved of the securities to be issued under the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any statement to the contrary is a criminal offense.

The date of the accompanying joint proxy statement/prospectus is [●], 2019 and is first being mailed to shareholders of Pointer on or about August 1, 2019.

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Accounting Treatment	119
No Appraisal Rights	120
CERTAIN TAX CONSEQUENCES OF THE TRANSACTIONS	120
Material U.S. Federal Income Tax Consequences of the Transactions	120
Israeli Income Tax Considerations	124
THE MERGER AGREEMENT	126
THE INVESTMENT AGREEMENT	145
CERTAIN REGULATORY APPROVALS	163
ADDITIONAL FINANCING RELATING TO THE TRANSACTIONS	164
Debt Commitment Letter	164
Capital Notes	165
VOTING AND SUPPORT AGREEMENTS	165
Merger Agreement	165
Investment Agreement	165
REGISTRATION RIGHTS AGREEMENT	166
I.D. SYSTEMS NASDAQ PROPOSALS	167
I.D. SYSTEMS PROPOSAL 2: TO APPROVE THE ISSUANCE OF THE INVESTMENT SHARES AND THE ISSUANCE OF THE SHARES OF PARENT COMMON STOCK ISSUABLE UPON CONVERSION OF THE INVESTMENT SHARES	167
I.D. SYSTEMS PROPOSAL 3: TO APPROVE THE ISSUANCE OF THE ACQUISITION SHARES	168
I.D. SYSTEMS CHARTER PROPOSALS	169
I.D. SYSTEMS PROPOSAL 4: TO APPROVE THE AUTHORIZED SHARES OF PARENT’S CAPITAL STOCK	169
I.D. SYSTEMS PROPOSAL 5: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS CONTAINING MANDATORY INDEMNIFICATION PROVISIONS AND THE ADVANCEMENT OF EXPENSES	170
I.D. SYSTEMS PROPOSAL 6: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS PROVIDING THAT CERTAIN TRANSACTION ARE NOT “CORPORATE OPPORTUNITIES”	171
I.D. SYSTEMS PROPOSAL 7: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS DESIGNATING THE CHANCERY COURT OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS	172
I.D. SYSTEMS PROPOSAL 8: TO APPROVE AN AMENDMENT TO THE I.D. SYSTEMS 2018 INCENTIVE PLAN	173
Summary of the I.D. Systems 2018 Plan	173
Assumption of I.D. Systems 2018 Plan by Parent	178
Equity Compensation Plan Information	178
I.D. SYSTEMS PROPOSAL 9: TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BECOME PAYABLE TO CERTAIN EXECUTIVES IN CONNECTION WITH THE TRANSACTIONS	179

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL AND EXTRAORDINARY GENERAL MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Transactions and the I.D. Systems special meeting and the Pointer extraordinary general meeting. These questions and answers only highlight some of the information contained in this joint proxy statement/prospectus. They may not contain all the information that is important to you. You should read carefully this entire joint proxy statement/prospectus, including the Annexes and the documents incorporated by reference into this joint proxy statement/prospectus, to understand fully the proposed transactions and the voting procedures for the meetings. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus. Unless otherwise indicated or the context requires, all references in this joint proxy statement/prospectus to:

●	the “Acquisition Shares” refer to, pursuant to the terms of the Merger Agreement, an aggregate of 10,753,102 shares of Parent Common Stock issuable to (i) holders of outstanding Pointer Ordinary Shares (other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, Parent or any of its subsidiaries or Pointer or any of its wholly-owned subsidiaries) at the effective time of the Pointer Merger, (ii) holders of certain vested options to purchase Pointer Ordinary Shares that are outstanding at the effective time of the Pointer Merger and (iii) holders of certain vested restricted stock units of Pointer that are outstanding at the effective time of the Pointer Merger.

●	the “Agreements” refer to the Investment Agreement and the Merger Agreement.

●	“dollars” or “$” refer to U.S. dollars.

●	the “Exchange Act” refer to the Securities Exchange Act of 1934, as amended.

●	“I.D. Systems” refer to I.D. Systems, Inc., a Delaware corporation.

●	the “I.D. Systems Bylaws” refer to the Restated By-Laws of I.D. Systems, as amended.

●	the “I.D. Systems Charter” refer to the Amended and Restated Certificate of Incorporation of I.D. Systems, as amended.

●	“I.D. Systems Common Stock” refer to shares of common stock of I.D. Systems, par value $0.01 per share.

●	the “I.D. Systems Merger” refer to, pursuant to the terms of the Investment Agreement, the merger of I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent.

●	“I.D. Systems Merger Sub” refer to PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent.

●	the “I.D. Systems Specified Stockholder Approval” refer to the approval by the stockholders of I.D. Systems of each of I.D. Systems Proposals 1, 2, 3 and 4.

●	the “I.D. Systems Stockholder Approval” refer to the approval by the stockholders of I.D. Systems of I.D. Systems Proposals 1 through 8.

●	the “Investment Agreement” refer to the Investment and Transaction Agreement, dated as of March 13, 2019, as amended by Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019, and Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27, 2019, by and among I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors, copies of which are included as Annexes B-1, B-2 and B-3 to this joint proxy statement/prospectus.

●	the “Investment Documents” refer to the Investment Agreement, the Parent Charter, the Registration Rights Agreement and the schedules and ancillary documents thereto.

●	the “Investment Shares” refer to, pursuant to the terms of the Investment Agreement, an aggregate of 50,000 shares of Series A Preferred Stock issued in the private placement to the Investors, including any shares of Series A Preferred Stock issuable as dividends thereon.

●	the “Investors” refer to ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., affiliates of ABRY Partners II, LLC.

●	the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of March 13, 2019, by and among I.D. Systems, Parent, Pointer, Pointer Holdco and Pointer Merger Sub, a copy of which is included as Annex A to this joint proxy statement/prospectus.

●	“our” or “we” refer to I.D. Systems and Pointer, as the context indicates.

●	“Parent” refer to PowerFleet, Inc., a Delaware corporation, initially formed as a wholly-owned subsidiary of I.D. Systems.

●	the “Parent Bylaws” refer to the Amended and Restated Bylaws of Parent, to be effective upon consummation of the Transactions, a copy of which is included as Annex D to this joint proxy statement/prospectus.

●	the “Parent Charter” refer to the Amended and Restated Certificate of Incorporation of Parent, to be effective upon consummation of the Transactions, a copy of which is included as Annex C to this joint proxy statement/prospectus.

●	“Parent Common Stock” refer to shares of common stock of Parent, par value $0.01 per share.

●	“Pointer” refer to Pointer Telocation Ltd., a public company limited by shares incorporated under the laws of the State of Israel.

●	the “Pointer Articles of Association” refer to the Amended and Restated Articles of Association of Pointer.

●	“Pointer Holdco” refer to PowerFleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent.

●	the “Pointer Merger” refer to, pursuant to the terms of the Merger Agreement, the merger of Pointer Merger Sub with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of Parent.

●	“Pointer Merger Sub” refer to PowerFleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco.

●	“Pointer Ordinary Shares” refer to ordinary shares of Pointer, par value NIS 3.00 per share.

●	the “Pointer Shareholder Approval” refer to the adoption of the Merger Agreement and the approval of the Pointer Merger by the Pointer shareholders and other items included in Pointer Proposal 1 to be voted by the Pointer shareholders.

●	the “Preferred Investment” refer to, pursuant to the terms of the Investment Agreement, the issuance and sale pursuant to a private placement by Parent to the Investors of 50,000 shares of Series A Preferred Stock of Parent at a purchase price of $1,000 per Investment Share, an aggregate purchase price of $50,000,000.

●	the “Registration Rights Agreement” refer to the registration rights agreement to be entered into by and among the Investors and Parent simultaneous with the consummation of the Transactions.

●	the “SEC” refer to the U.S. Securities and Exchange Commission.

●	the “Securities Act” refer to the Securities Act of 1933, as amended.

●	“Series A Preferred Stock” refer to shares of Series A Convertible Preferred Stock of Parent, par value $0.01 per share.

●	the “Transactions” refer to the Pointer Merger, the I.D. Systems Merger and the Preferred Investment, and the additional transactions contemplated by the Merger Agreement and the Investment Agreement.

If you are in any doubt about the transactions described herein, you should consult an independent financial advisor.

Q: What are the Agreements and the Transactions?

A: On March 13, 2019, I.D. Systems, Pointer, Parent and the other parties thereto entered into the Merger Agreement, pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of Parent, in exchange for consideration consisting of $8.50 in cash (the “Cash Consideration”) and 1.272 shares of Parent Common Stock (the “Stock Consideration”, and, collectively with the Cash Consideration, the “Pointer Merger Consideration”), per Pointer Ordinary Share.

Also on March 13, 2019, and in connection with the Merger Agreement, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into the Investment Agreement, pursuant to which I.D. Systems will reorganize into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent and pursuant to which Parent will issue and sell to the Investors in a private placement 50,000 shares of Parent’s newly created Series A Preferred Stock for an aggregate purchase price of $50,000,000 to finance a portion of the Cash Consideration payable in the Pointer Merger. In the I.D. Systems Merger, each outstanding share of I.D. Systems Common Stock will be exchanged for one share of Parent Common Stock.

On May 16, 2019, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into Amendment No. 1 to the Investment Agreement (the “Investment Agreement First Amendment”) to, among other things, revise the form of the Parent Charter based on feedback received from the Israel Securities Authority (the “ISA”). Pursuant to the Investment Agreement First Amendment, the Parent Charter was revised to provide that (i) except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides written notice to Parent electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of Parent, and (ii) after the delivery of any such notice, all holders of Series A Preferred Stock will be and continue to be entitled to vote their shares of Series A Preferred Stock unless and until such time as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to Parent that they elect to deactivate their voting rights. In addition, the Parent Charter was amended to fix the initial conversion price of the Series A Preferred Stock at $7.319 (based on the 30-day volume weighted average trading price of I.D. Systems Common Stock prior to the signing of the Investment Agreement First Amendment), in lieu of having the conversion price based on the volume weighted average trading price of I.D. Systems Common Stock during a defined period prior to either the signing or the closing of the Transactions.

On June 27, 2019, following discussions with representatives of the Nasdaq Stock Market regarding the listing of the Parent Common Stock on the Nasdaq Global Market, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into Amendment No. 2 to the Investment Agreement (the “Investment Agreement Second Amendment”). Pursuant to the Investment Agreement Second Amendment, the Parent Charter was revised to provide, among other things, that (i) to the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent Common Stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (A) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (B) the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable), and (ii) in the event that the holders of the Series A Preferred Stock are entitled to designate one non-voting observer to attend meetings of the board of directors and committees of Parent, the observer may be excluded from executive sessions of any committee at the discretion of such committee. The revisions were made to ensure compliance with the Voting Rights Policy of the Nasdaq Stock Market and related staff interpretations with respect to board observer rights.

As a result of the Transactions, I.D. Systems and Pointer Holdco will each become direct, wholly-owned subsidiaries of Parent, and Pointer will become an indirect, wholly-owned subsidiary of Parent. The stockholders of I.D. Systems and shareholders of Pointer will become stockholders of Parent. Immediately prior to the effective time of the I.D. Systems Merger, Parent’s existing certificate of incorporation will be amended and restated in the form included as Annex C to this joint proxy statement/prospectus to provide for, among other things, the designations, powers, preferences and rights of the Series A Preferred Stock.

See “I.D. Systems Proposal 1: To Adopt the Investment Agreement and Approve the I.D. Systems Merger and Pointer Proposal 1: To Approve the Merger Agreement and Related Matters—General” beginning on page 71 of this joint proxy statement/prospectus and “I.D. Systems Proposal 1: To Adopt the Investment Agreement and Approve the I.D. Systems Merger and Pointer Proposal 1: To Approve the Merger Agreement and Related Matters—Company Structure - Diagrams” beginning on page 71 of this joint proxy statement/prospectus.

Q: Why am I receiving this joint proxy statement/prospectus?

A: This joint proxy statement/prospectus serves as the proxy statement through which I.D. Systems and Pointer will solicit proxies to obtain the necessary stockholder and shareholder approvals for the Transactions. It also serves as the prospectus by which Parent will issue the Acquisition Shares and the shares of Parent Common Stock issuable in the I.D. Systems Merger pursuant to the Investment Agreement. I.D. Systems is holding a special meeting of stockholders (the “I.D. Systems special meeting”) in order to obtain the I.D. Systems Specified Stockholder Approval necessary to (i) adopt the Investment Agreement and approve the I.D. Systems Merger, (ii) approve the issuance of the Investment Shares and the shares of Parent Common Stock issuable upon conversion of the Investment Shares, (iii) approve the issuance of the Acquisition Shares, and (iv) approve the authorized shares of Parent capital stock as stated in the Parent Charter as well as the other proposals related to the Transactions described herein. I.D. Systems stockholders will also be asked to approve the adjournment of the I.D. Systems special meeting (if necessary or appropriate to solicit additional proxies if there are not sufficient votes to obtain the I.D. Systems Specified Stockholder Approval) and to approve, on an advisory (non-binding) basis, the compensation arrangements for certain of I.D. Systems’ named executive officers in connection with the Transactions and certain other proposals related to the Parent Charter as described herein. Pointer is holding an extraordinary general meeting of shareholders (the “Pointer extraordinary general meeting”), in order to obtain the shareholder approval necessary to approve the Pointer Merger and to adopt the Merger Agreement and to approve, as part of the approval of the Pointer Merger and the Merger Agreement, the purchase of a run-off insurance policy to cover certain potential liabilities of Pointer’s directors and officers in connection with and as permitted under the Merger Agreement. Pointer shareholders will also be asked to approve special bonuses to be granted to certain officers of Pointer, which will be subject to the occurrence of the closing of the Merger.

You are receiving this joint proxy statement/prospectus because you were a holder of record of I.D. Systems Common Stock and/or Pointer Ordinary Shares as of the close of business on the record date for the I.D. Systems special meeting or the Pointer extraordinary general meeting, as applicable, and are therefore entitled to vote at the I.D. Systems special meeting and/or Pointer extraordinary general meeting.

This joint proxy statement/prospectus contains important information about the Transactions, the Merger Agreement and the Investment Agreement, copies of which are included with this joint proxy statement/prospectus as Annexes A and B, respectively, and the I.D. Systems special meeting and Pointer extraordinary general meeting. You should read this information carefully and in its entirety. The enclosed voting materials allow you to vote your shares without attending the I.D. Systems special meeting or the Pointer extraordinary general meeting, as applicable. Your vote is very important and we encourage you to submit your proxy as soon as possible.

Q: When were the enclosed solicitation materials first made available to I.D. Systems stockholders and Pointer shareholders?

A: The enclosed materials were first made available to I.D. Systems stockholders on or about July 29, 2019 and to Pointer shareholders on or about August 1, 2019.

Q: When and where will the I.D. Systems special meeting and Pointer extraordinary general meeting be held?

A: The I.D. Systems special meeting will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on August 29, 2019 at 10:00 a.m., local time. The Pointer extraordinary general meeting will be held at the offices of Pointer’s legal counsel, ZAG/S&W, Zysman, Aharoni, Gayer & Co., at “Beit Zion,” 41-45 Rothschild Blvd., 8th Fl., Tel Aviv, Israel, on August 29, 2019 at 9:00 a.m., local time.

Q: What will I.D. Systems stockholders receive as consideration in the I.D. Systems Merger?

A: At the effective time of the I.D. Systems Merger (the “I.D. Systems Merger Effective Time”), each share of I.D. Systems Common Stock outstanding immediately prior to such time, other than any I.D. Systems Common Stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time, will be converted automatically into the right to receive one share of Parent Common Stock.

See “The Investment Agreement—Conversion of Securities” beginning on page 146 of this joint proxy statement/prospectus.

Q: What will Pointer shareholders receive as consideration in the Pointer Merger?

A: At the effective time of the Pointer Merger (the “Pointer Merger Effective Time”), each outstanding Pointer Ordinary Share, other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, Parent or any of their subsidiaries or Pointer or any of its wholly-owned subsidiaries immediately prior to the Pointer Merger Effective Time, will be cancelled in exchange for $8.50 in cash, without interest, and 1.272 shares of Parent Common Stock.

See “The Merger Agreement—Merger Consideration” beginning on page 127 of this joint proxy statement/prospectus.

Q: What will happen to outstanding I.D. Systems equity awards in the Transactions?

A: At the I.D. Systems Merger Effective Time, each option to purchase shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems equity plans, whether or not vested or exercisable, will be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions as applied to such option immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such option. At the I.D. Systems Merger Effective Time, each restricted stock award with respect to shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems equity plans, whether or not vested, will be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions as applied to such I.D. Systems restricted stock award immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such restricted stock award of I.D. Systems.

See “The Investment Agreement—Treatment of I.D. Systems Stock Options and Restricted Stock Awards” beginning on page 146 of this joint proxy statement/prospectus.

Q: What will happen to outstanding Pointer equity awards in the Transactions?

A: Treatment of Pointer Stock Options

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and unvested immediately prior to such time will be cancelled and substituted with options to purchase shares of Parent Common Stock under the I.D. Systems 2018 Incentive Plan (“I.D. Systems 2018 Plan”) on the same material terms and conditions as were applicable to the corresponding option immediately prior to the Pointer Merger Effective Time, except that (i) the number of shares of Parent Common Stock underlying such substituted option will equal the product of (A) the number of Pointer Ordinary Shares underlying such option immediately prior to the Pointer Merger Effective Time multiplied by (B) 2.544, with any fractional shares rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per Pointer Ordinary Share subject to such option immediately prior to the Pointer Merger Effective Time by (B) 2.544 (rounded up to the nearest whole cent).

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the product of (i) the excess, if any, of (A) the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares), over (B) the exercise price per Pointer Ordinary Share subject to such option, multiplied by (ii) the total number of Pointer Ordinary Shares underlying such option. If the exercise price of a vested option is equal to or greater than the consideration payable in respect of a vested option, such option will be cancelled without payment.

See “The Merger Agreement—Treatment of Pointer Share-Based Plans—Pointer Options” beginning on page 129 of this joint proxy statement/prospectus.

Treatment of Pointer Restricted Stock Unit Awards

At the Pointer Merger Effective Time, each award of restricted stock units of Pointer (a “Pointer RSU”) that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares). Each Pointer RSU that is outstanding and unvested immediately prior to such time will be cancelled and substituted with restricted stock units under the I.D. Systems 2018 Plan representing the right to receive, on the same material terms and conditions as were applicable under such Pointer RSU immediately prior to the Pointer Merger Effective Time, that number of shares of Parent Common Stock equal to the product of (i) the number of Pointer Ordinary Shares underlying such Pointer RSU immediately prior to the Pointer Merger Effective Time multiplied by (ii) 2.544, with any fractional shares rounded down to the nearest lower whole number of shares of Parent Common Stock

See “The Merger Agreement—Treatment of Pointer Share-Based Plans—Pointer Restricted Stock Units” beginning on page 129 of this joint proxy statement/prospectus.

Q: Who is entitled to vote?

A: I.D. Systems: The board of directors of I.D. Systems has set July 22, 2019 as the record date for the I.D. Systems special meeting (the “I.D. Systems Record Date”). If you were an I.D. Systems stockholder of record as of the close of business on the I.D. Systems Record Date, you are entitled to receive notice of and to vote at the I.D. Systems special meeting and any adjournments thereof.

Pointer: The board of directors of Pointer has set July 29, 2019 as the record date for the Pointer extraordinary general meeting (the “Pointer Record Date”). If you were a Pointer shareholder of record as of the close of business on the Pointer Record Date, you are entitled to receive notice of and to vote at the Pointer extraordinary general meeting and any adjournments thereof.

Q: What if I sell my shares of I.D. Systems Common Stock before the I.D. Systems special meeting, or my Pointer Ordinary Shares before the Pointer extraordinary general meeting?

A: The I.D. Systems Record Date is earlier than the date of the I.D. Systems special meeting and the date that the Transactions are expected to be completed. If you transfer your shares after the I.D. Systems Record Date but before the I.D. Systems special meeting, you will retain your right to attend and vote at the I.D. Systems special meeting, but will have transferred the right to receive Parent Common Stock in exchange for I.D. Systems Common Stock pursuant to the Investment Agreement. In order to receive Parent Common Stock, you must hold your shares through the I.D. Systems Merger Effective Time.

The Pointer Record Date is also earlier than the date of the Pointer extraordinary general meeting and the date that the Transactions are expected to be completed. If you transfer your shares after the Pointer Record Date but before the Pointer extraordinary general meeting, you will retain your right to attend and vote at the Pointer extraordinary general meeting, but will have transferred the right to receive the Pointer Merger Consideration pursuant to the Merger Agreement. In order to receive the Pointer Merger Consideration, you must hold your shares through the Pointer Merger Effective Time.

Q: How do I vote?

A: I.D. Systems: If you are an I.D. Systems stockholder of record as of the I.D. Systems Record Date, you may vote your shares of I.D. Systems Common Stock at the I.D. Systems special meeting in one of the following ways:

●	by mailing your completed and signed proxy card in the enclosed return envelope;

●	by voting by telephone or Internet as instructed on the enclosed proxy card; or

●	by attending the I.D. Systems special meeting and voting in person.

Pointer: If you are a Pointer shareholder of record as of the Pointer Record Date, you may vote your Pointer Ordinary Shares at the Pointer extraordinary general meeting in one of the following ways:

●	by mailing your completed and signed proxy card in the enclosed return envelope;

●	by voting by telephone or Internet as instructed on the enclosed proxy card;

●	by attending the Pointer extraordinary general meeting and voting in person; or

●	if your Pointer Ordinary Shares are held on the Tel Aviv Stock Exchange (“TASE”), your vote (in person or by proxy) must be accompanied by a confirmation of ownership (ishur baalut) issued by the applicable TASE member, confirming your ownership of the Pointer Ordinary Shares as of the Pointer Record Date. Alternatively, you may vote electronically via the electronic voting system of the ISA, up to six hours before the scheduled time of the Pointer extraordinary general meeting.

Q: How do I vote shares held in my I.D. Systems 401(k) plan account?

A: If you have money invested in the I.D. Systems employer stock fund of the I.D. Systems 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account as of the close of business of the I.D. Systems Record Date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m., Eastern Time, on August 26, 2019. You may vote over the Internet, by telephone or by mail as described in the section entitled “The Special Meeting of I.D. Systems’ Stockholders—Voting Your Shares” beginning on page 66 of this joint proxy statement/prospectus, but you may not vote shares allocated to your I.D. Systems 401(k) Plan accounts in person at the I.D. Systems special meeting. The plan trustee will vote such shares in accordance with your voting instructions if they are received in a timely manner. If you do not send instructions by the August 26, 2019 deadline, or you do not vote, or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustee will not vote the shares allocated to your I.D. Systems 401(k) Plan account. Your voting instructions will be kept confidential under the terms of the plan.

Q: What proposals are being voted on at the I.D. Systems special meeting, and what stockholder vote is required?

A: You are being asked to consider and vote on:

●	Proposal 1 - the adoption of the Investment Agreement and approval of the I.D. Systems Merger;

●	Proposal 2 - the approval of the issuance of the Investment Shares, pursuant to the terms of the Investment Agreement and the issuance of the shares of Parent Common Stock issuable upon conversion of the Investment Shares;

●	Proposal 3 - the approval of the issuance of the Acquisition Shares, pursuant to the terms of the Merger Agreement;

●	Proposal 4 - the approval of the authorized shares of Parent capital stock, as described in the Parent Charter;

●	Proposal 5 - the approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contains certain mandatory indemnification provisions for the directors and officers of Parent;

●	Proposal 6 - the approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provides that certain transactions are not “corporate opportunities” of Parent;

●	Proposal 7 - the approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designates the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions;

●	Proposal 8 - the approval of an amendment to the I.D. Systems 2018 Plan;

●	Proposal 9 - the approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions; and

●	The Adjournment Proposal - the approval to adjourn the I.D. Systems special meeting, or any adjournments thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt Proposals 1, 2, 3 and 4.

Proposals 1, 4, 5, 6, and 7 require the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon, provided a quorum is present. Abstentions and broker-non votes will have the effect of a vote AGAINST Proposals 1, 4, 5, 6 and 7.

Proposals 4, 5, 6 and 7 are referred to as the “Charter Proposals”.

Proposals 2, 3, and 8 require the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting, as does Proposal 9, which is an advisory (non-binding) vote, provided a quorum is present. The Adjournment Proposal also requires the affirmative vote of a majority of the votes cast, but does not require the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of Proposals 2, 3, 8, 9 and the Adjournment Proposal.

See “The Special Meeting of I.D. Systems’ Stockholders—Vote Required; Recommendation of the I.D. Systems Board of Directors” beginning on page 62 of this joint proxy statement/prospectus.

Q: What proposals are being voted on at the Pointer extraordinary general meeting, and what shareholder vote is required to approve such proposals?

A: You are being asked to consider and vote on:

●	Proposal 1 – the approval and adoption of the Pointer Merger, the Merger Agreement and other matters relating to the consummation of the Transactions, including the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy (“Pointer Proposal 1”); and

●	Proposal 2 – the approval of the grant of bonuses to certain executives of Pointer in connection with the consummation of the Transactions, in an aggregate amount of $750,000, payable in a combination of Pointer RSUs and cash (“Pointer Proposal 2”).

Pointer Proposal 1 requires the affirmative vote of a majority of the outstanding Pointer Ordinary Shares entitled to vote thereon, provided that such majority includes at least a majority of the votes cast by Pointer shareholders that are not any of I.D. Systems, Pointer Merger Sub, or a I.D. Systems Related Person (as such term is defined in this joint proxy statement/prospectus), who are present and voting. Failure by a Pointer shareholder to indicate whether such person is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person, shall render such vote as invalid and it will not be counted. Accordingly, such votes, as well as abstentions and broker-non votes will have the effect of a vote AGAINST Pointer Proposal 1.

Pointer Proposal 2 requires the affirmative vote of the holders of a majority of outstanding Pointer Ordinary Shares present, in person or by proxy, at the Pointer extraordinary general meeting, amounting in the aggregate to at least a majority of the votes actually cast with respect to such proposal, provided that one of the following shall apply: (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Transactions; abstentions shall not be included in the total of the votes of the aforesaid shareholders; or (ii) the total of opposing votes from among the shareholders said in subsection (i) above does not exceed 2% of all the voting rights in Pointer. Failure by a Pointer shareholder to indicate whether such shareholder is a controlling shareholder of Pointer or otherwise has a personal interest in the approval of the Transactions shall render such vote invalid and it will not be counted. Abstentions and broker non-votes will have no effect on the outcome of Pointer Proposal 2.

See “The Extraordinary General Meeting of Pointer’s Shareholders—Vote Required; Recommendation of the Pointer Board of Directors” beginning on page 69 of this joint proxy statement/prospectus.

Q: What are “broker non-votes”?

A: If you are a beneficial owner of shares registered in the name of your broker, bank or other agent acting as nominee, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this joint proxy statement/prospectus has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares. If the New York Stock Exchange determines any of the I.D. Systems proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have the same effect as a vote AGAINST Proposals 1, 4, 5, 6 and 7 at the I.D. Systems special meeting and will have no effect with respect to Proposals 2, 3, 8, 9 and the Adjournment Proposal at the I.D. Systems special meeting. If the New York Stock Exchange determines any of the Pointer proposals to be “non-routine,” a failure to vote, or to instruct your broker how to vote any shares held for you in your broker’s names will have the same effect as a vote AGAINST Pointer Proposal 1 at the Pointer extraordinary general meeting. We expect that all of the I.D. Systems proposals and Pointer proposals will be deemed “non-routine.”

Q: If my shares of I.D. Systems Common Stock or Pointer Ordinary Shares are held in “street name” or a “nominee account” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares of I.D. Systems Common Stock or Pointer Ordinary Shares for me?

A: No. If your shares are held in “street name” your bank, broker or other nominee will not vote your shares of I.D. Systems Common Stock or Pointer Ordinary Shares if you do not provide your bank, broker or other nominee with a signed voting instructions card with respect to your shares of I.D. Systems Common Stock or Pointer Ordinary Shares. Therefore, you should instruct your bank, broker or other nominee to vote your shares of I.D. Systems Common Stock or Pointer Ordinary Shares by following the directions your bank, broker or other nominee provides.

Brokers do not have discretionary authority to vote on any of the I.D. Systems proposals or on the Pointer proposals. If you fail to instruct your broker, bank or other nominee to vote your shares and the broker, bank or other nominee submits an unvoted proxy, the resulting “broker non-votes” will not be counted toward a quorum at the I.D. Systems special meeting, and they will not be voted on any of the proposals and will have the same effect as a vote against Proposals 1, 4, 5, 6 and 7 at the I.D. Systems special meeting. If you fail to instruct your broker, bank or other nominee to vote your shares and the broker, bank or other nominee submits an unvoted proxy, the resulting “broker non-votes” will be counted toward a quorum at the Pointer extraordinary general meeting, but they will not be voted on any of the proposals and will have the same effect as a vote against the adoption of the Merger Agreement at the Pointer extraordinary general meeting.

See “The Special Meeting of I.D. Systems’ Stockholders—Voting Shares Held in Street Name” and “The Extraordinary General Meeting of Pointer’s Shareholders—Voting Pointer Ordinary Shares Held in Street Name” beginning on pages 66 and 70, respectively of this joint proxy statement/prospectus.

Q: What is the effect of an abstention or a broker non-vote at the meetings?

A: I.D. Systems: Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposals 1, 4, 5, 6 and 7. Abstentions and broker non-votes are not counted as votes cast, and therefore will have no effect on the outcome of Proposals 2, 3, 8, 9 and the Adjournment Proposal.

Pointer: Abstentions and broker non-votes will be counted for purposes of determining whether there is a quorum for the Pointer extraordinary general meeting but will not be treated as having been voted in respect of Pointer Proposal 1. Consequently, assuming a quorum is present at the Pointer extraordinary general meeting, broker non-votes and abstentions will have the effect of voting against Pointer Proposal 1. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the outcome of Pointer Proposal 2.

See “The Special Meeting of I.D. Systems’ Stockholders—Vote Required; Recommendation of the I.D. Systems Board of Directors” and “The Extraordinary General Meeting of Pointer’s Shareholders—Vote Required; Recommendation of the Pointer Board of Directors” beginning on pages 62 and 69, respectively, of this joint proxy statement/prospectus.

Q: What constitutes a quorum?

A: I.D. Systems: The presence at the I.D. Systems special meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of I.D. Systems Common Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. A “broker non-vote” on a matter occurs when a broker, bank or representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner. If brokers do not have discretionary authority to vote on any of the proposals, a share held by a broker without any voting instructions will not be deemed present or represented by proxy at the I.D. Systems special meeting and will not count towards establishing a quorum.

Pointer: The presence of no less than two Pointer shareholders in person or by proxy, and holding or representing between them Pointer Ordinary Shares conferring in the aggregate at least 25% of the voting rights of Pointer, shall constitute a quorum at the Pointer extraordinary general meeting. If within one-half hour from the time appointed for the holding of the Pointer extraordinary general meeting a quorum is not present, the meeting shall be adjourned to the following week, at the same time and place, or to such time and place as the chairperson of the meeting shall determine. At any such adjourned meeting, if a quorum is not present within one-half hour from the specified time, any shareholders present in person or by proxy shall constitute a quorum even if they hold or represent Pointer Ordinary Shares conferring less than 25% of the voting rights of Pointer.

In determining whether there is a quorum for the Pointer extraordinary general meeting and whether the required number of votes for Pointer Proposal 1 has been cast, Pointer Ordinary Shares subject to abstentions or to broker non-votes are counted for purposes of determining whether there is a quorum for the Pointer extraordinary general meeting but, with regard to Pointer Proposal 1, are not counted as having been voted in respect thereof and accordingly have the effect of voting against such proposal.

Q: How many votes do I have?

A: I.D. Systems: You are entitled to one vote for each share of I.D. Systems Common Stock that you owned as of the close of business on the I.D. Systems Record Date. As of the close of business on the I.D. Systems Record Date, 18,425,024 shares of I.D. Systems Common Stock were outstanding and entitled to vote at the I.D. Systems special meeting.

Pointer: You are entitled to one vote for each Pointer Ordinary Share that you owned as of the close of business on the Pointer Record Date. As of the close of business on July 22, 2019, 8,188,616 Pointer Ordinary Shares were outstanding and entitled to vote at the Pointer extraordinary general meeting.

Q: What are the recommendations of the I.D. Systems and Pointer boards of directors regarding the proposals being put to a vote at their respective special and extraordinary general meetings?

A: I.D. Systems: The board of directors of I.D. Systems has unanimously approved and declared advisable the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, and determined that the terms and provisions of the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders.

The I.D. Systems board of directors unanimously recommends that I.D. Systems stockholders vote:

●	FOR the adoption of the Investment Agreement and approval of the I.D. Systems Merger;

●	FOR the approval of the issuance of the Investment Shares, pursuant to the terms of the Investment Agreement and the issuance of the shares of Parent Common Stock issuable upon conversion of the Investment Shares;

●	FOR the approval of the issuance of the Acquisition Shares, pursuant to the terms of the Merger Agreement;

●	FOR the approval of the authorized shares of Parent capital stock, as described in the Parent Charter;

●	FOR the approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contains certain mandatory indemnification provisions for the directors and officers of Parent;

●	FOR the approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provides that certain transactions are not “corporate opportunities” of Parent;

●	FOR the approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designates the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions;

●	FOR the approval of an amendment to the I.D. Systems 2018 Plan;

●	FOR the approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions; and

●	FOR the approval to adjourn the I.D. Systems special meeting, or any adjournments thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the I.D. Systems special meeting to obtain the I.D. Systems Specified Stockholder Approval.

See “The Special Meeting of I.D. Systems’ Stockholders—Vote Required; Recommendation of the I.D. Systems Board of Directors” and “Recommendation of the I.D. Systems Board of Directors and I.D. Systems Reasons for the Transactions” beginning on pages 62 and 87, respectively, of this joint proxy statement/prospectus.

Pointer: The board of directors of Pointer has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Pointer Merger, are in the best interests of Pointer and its shareholders.

The Pointer board of directors unanimously recommends that Pointer shareholders vote:

●	FOR the approval and adoption of the Pointer Merger, the Merger Agreement and other matters relating to the consummation of the Transactions, including the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy; and

●	FOR the approval of the grant of bonuses to certain executives of Pointer in connection with the consummation of the Transactions, in an aggregate amount of $750,000, payable in a combination of Pointer RSUs and cash.

See “The Extraordinary General Meeting of Pointer’s Shareholders—Vote Required; Recommendation of the Pointer Board of Directors” and “Recommendation of the Pointer Board of Directors and Pointer’s Reasons for the Transactions” beginning on pages 69 and 91, respectively, of this joint proxy statement/prospectus.

Q: What happens if I sign and return my proxy card without indicating how I want to vote?

A: I.D. Systems: Signed and dated proxies received by I.D. Systems without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each of the proposals presented to the stockholders in accordance with the recommendation of the board of directors of I.D. Systems. The proxyholders may use their discretion to vote on any other matters which properly come before the I.D. Systems special meeting.

Pointer: Signed and dated proxies received by Pointer without an indication of how the shareholder intends to vote on a proposal will be counted towards the quorum but will not be treated as having been voted in respect of the proposals at the Pointer extraordinary general meeting. In addition, a shareholder’s vote on the resolutions set forth under Pointer Proposal 1 will not be counted even if such vote is indicated in the proxy card unless the shareholder indicates whether such shareholder is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person. Also, a shareholder’s vote on the resolutions set forth in Pointer Proposal 2 will not be voted “FOR” such resolutions, even if so indicated on the proxy card, unless the shareholder indicates that such person has no personal interest in the proposal and that such person is not a controlling shareholder, as such term is defined under the Israeli Companies Law (the “Companies Law”). The proxy card to be mailed will include instructions on how to make this indication.

See “The Special Meeting of I.D. Systems’ Stockholders—Voting Your Shares” and “The Extraordinary General Meeting of Pointer’s Shareholders—Voting Your Ordinary Shares” beginning on pages 66 and 69, respectively, of this joint proxy statement/prospectus.

Q: What if I hold shares in both I.D. Systems and Pointer?

A: If you are both a stockholder of I.D. Systems and a shareholder of Pointer, you will receive two separate packages of proxy materials. A vote as an I.D. Systems stockholder for the proposal to adopt the Investment Agreement will not constitute a vote as a Pointer shareholder for the proposal to approve the Merger Agreement, or vice versa.

Q: Are the I.D. Systems proposals conditioned on one another?

A: Each of Proposals 1, 2, 3 and 4 at the I.D. Systems special meeting is conditioned on the approval of each of the other proposals among Proposals 1, 2, 3 and 4, but Proposals 1, 2, 3, and 4 are not conditioned on the approval of any of the other proposals set forth in the accompanying joint proxy statement/prospectus. Proposals 5, 6, 7 and 8 at the I.D. Systems special meeting are each conditioned on the approval of all of Proposals 1, 2, 3 and 4 and will be of no force and effect if any one or more of Proposals 1, 2, 3 and 4 is not approved. Further, the consummation of the Transactions is conditioned on, among other things, the Pointer Shareholder Approval.

Q: Why is I.D. Systems proposing the Charter Proposals?

A: Pursuant to interpretative guidance issued by the SEC, stockholders of an acquiror in a merger, acquisition or similar transaction should have an opportunity to express their views separately on material provisions that will establish their substantive rights as stockholders. Accordingly, I.D. Systems is asking its stockholders to consider and vote upon four separate proposals to approve certain material differences between the I.D. Systems Charter and the Parent Charter. These votes, however, will not actually result in stockholders of I.D. Systems approving the Parent Charter but instead will simply approve the aforementioned material differences between the I.D. Systems Charter and the Parent Charter. In the judgment of the I.D. Systems board of directors, these provisions are necessary to adequately address the needs of Parent upon consummation of the Transactions. Furthermore, the approval of each of Proposals 1, 2 and 3 are conditioned on the approval of Proposal 4, which is one of the Charter Proposals and the failure to approve Proposal 4 will result in the failure to complete the Transactions.

See “I.D. Systems Charter Proposals” beginning on page 169 of this joint proxy statement/prospectus.

Q: Why is I.D. Systems proposing an Adjournment Proposal at the I.D. Systems special meeting?

A: I.D. Systems is proposing an Adjournment Proposal to allow the board of directors of I.D. Systems to adjourn the I.D. Systems special meeting if necessary to solicit additional proxies if there are not sufficient votes to obtain the I.D. Systems Specified Stockholder Approval at the time of I.D. Systems special meeting or any adjournments or postponements thereof.

See “I.D. Systems Adjournment Proposal” beginning on page 180 of this joint proxy statement/prospectus.

Q: How will the parties to voting agreements with I.D. Systems and Pointer vote on the proposals?

A: In connection with the Merger Agreement, Pointer, together with I.D. Systems and the Investors, entered into a Voting and Support Agreement (the “Pointer Voting Agreement”) with DBSI Investments Ltd. (“DBSI”), pursuant to which DBSI has agreed to vote in favor of (i) granting the Pointer Shareholder Approval and (ii) any proposal to adjourn a meeting of Pointer’s shareholders at which the Pointer Shareholder Approval is sought which Pointer supports. As of July 22, 2019, DBSI was the beneficial owner of and had the right to vote approximately 18.2% of the outstanding share capital of Pointer.

In connection with the Investment Agreement, I.D. Systems, together with the Investors and Pointer, entered into a Voting and Support Agreement (the “I.D. Systems Voting Agreement”) with Emancipation Management LLC and certain of its affiliates (collectively, “Emancipation Capital”), pursuant to which Emancipation Capital has agreed to vote in favor of (i) granting the I.D. Systems Stockholder Approval and (ii) any proposal to adjourn a meeting of the I.D. Systems’ stockholders at which the I.D. Systems Stockholder Approval is sought which I.D. Systems supports. As of July 22, 2019, Emancipation Capital was the beneficial owner of and had the right to vote approximately 9.3% of the outstanding shares of I.D. Systems.

See “Voting and Support Agreements” beginning on page 165 of this joint proxy statement/prospectus.

Q: Do any of the directors or executive officers of I.D. Systems or Pointer have any interests in the Transactions that may be different from, or in addition to, my interests as an I.D. Systems stockholder or Pointer shareholder?

A: In considering the proposals to be voted on at the respective meetings, you should be aware that the directors and executive officers of I.D. Systems or Pointer may have interests that may be different from, or in addition to, the interests of the I.D. Systems stockholders or Pointer shareholders generally. These interests include the continued employment of certain executive officers of I.D. Systems and Pointer by Parent, the continued service of certain directors of I.D. Systems as directors of Parent, and the indemnification of I.D. Systems and Pointer executive officers and directors by Parent and the surviving corporations. With respect to certain Pointer executive officers, these interests also include full acceleration of vesting of equity grants and transaction bonuses payable in Pointer RSUs or cash. With respect to I.D. Systems executive officers, these interests also include transaction-related grants of I.D. Systems equity awards and severance payments upon qualifying terminations of employment.

See “Interests of I.D. Systems Directors and Executive Officers in the Transactions” and “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on pages 115 and 119, respectively, of this joint proxy statement/prospectus for a more detailed description of these interests.

Q: When are the Transactions expected to be completed?

A: As of the date of this joint proxy statement/prospectus, the Transactions are expected to be completed by October 31, 2019. However, no assurance can be provided as to when or if the Transactions will be completed. The I.D. Systems Specified Stockholder Approval and the Pointer Shareholder Approval must be obtained, as well as other conditions specified in the Agreements must be satisfied or, to the extent applicable, waived prior to the consummation of the Transactions.

Q: What conditions must be satisfied to complete the Transactions?

A: The Merger Agreement. The obligations of each of Parent, Pointer Holdco, Pointer Merger Sub, and Pointer to complete the Pointer Merger are subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of various conditions, including the following:

●	Pointer having obtained the Pointer Shareholder Approval;

●	I.D. Systems obtaining the I.D. Systems Specified Stockholder Approval;

●	the closing of the transactions contemplated by the Investment Agreement;

●	the Parent Common Stock to be issued in the Pointer Merger having been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the Pointer Merger or the issuance of the Parent Common Stock as part of the Pointer Merger Consideration by any governmental entity that prohibits, restrains or makes illegal the consummation of the Pointer Merger or such issuance of the Parent Common Stock;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Pointer Merger and the transactions contemplated by the Merger Agreement and obtaining all such governmental authorizations, including the lapse of any applicable waiting period; and

●	obtaining the applicable exemptions under the Israeli Securities Law, 1968 and the regulations promulgated thereunder, as amended (the “Israeli Securities Laws”).

See “The Merger Agreement—Conditions to the Pointer Merger” beginning on page 139 of this joint proxy statement/prospectus.

The Investment Agreement.

Conditions to the Investors’ Obligations

The obligations of each of the Investors to purchase the Investment Shares is subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) on or prior to the closing date of the transactions contemplated by the Investment Agreement of various conditions, including the following:

●	I.D. Systems obtaining the I.D. Systems Specified Stockholder Approval;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period;

●	a $1,000,000 facility fee having been paid by Parent or I.D. Systems to the Investors;

●	the fees and expenses of Investors having been paid by Parent or I.D. Systems;

●	I.D. Systems and the subsidiaries of I.D. Systems having cash and cash equivalents no less than $8,500,000 prior to giving effect to the issuance and sale of the Investment Shares and the receipt of the purchase price therefor; and

●	the closing of the Pointer Merger and the other transactions contemplated by the Merger Agreement.

Conditions to I.D. Systems’ and Parent’s Obligations

In addition, the obligations of I.D. Systems and Parent to issue the Investment Shares and to consummate the other transactions contemplated by the Investment Agreement is subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) on or prior to the closing date of the transactions contemplated by the Investment Agreement of various conditions, including the following:

●	I.D. Systems having obtained the I.D. Systems Specified Stockholder Approval;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	Parent having received a duly executed counterpart of the Registration Rights Agreement from each of the Investors;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period; and

●	the closing of the Pointer Merger and the other transactions contemplated by the Merger Agreement.

See “The Investment Agreement—Conditions to the Investment Agreement” beginning on page 158 of this joint proxy statement/prospectus.

Q: Who will serve as the management of Parent following the Transactions?

A: Following the consummation of the Transactions, Parent’s board of directors will consist of seven members, comprised of two representatives from the Investors, Anders Bjork and John Hunt (the “Series A Directors”), and Chris Wolfe, Michael Brodsky, Michael Casey, Charles Frumberg, and David Mahlab. The executive officers of Parent will be: Chris Wolfe - Chief Executive Officer, David Mahlab - Chief Executive Officer International, Ned Mavrommatis - Chief Financial Officer and Yaniv Dorani – Deputy to Chief Executive Officer International.

Q: Following the Transactions, will I.D. Systems Common Stock or Pointer Ordinary Shares continue to trade on a stock exchange?

A: No. Following the consummation of the Transactions, shares of I.D. Systems Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and Pointer Ordinary Shares will be delisted from TASE and the Nasdaq Capital Market and deregistered under the Exchange Act. Parent Common Stock is currently not traded or quoted on a stock exchange or quotation system. Parent expects that, as of the effective time of the Transactions, Parent Common Stock will be listed for trading under the symbol “PWFL” on Nasdaq and the TASE. Additionally, if the Parent Common Stock is approved for listing on the TASE, Parent will have the exclusive right to delist its stock from the TASE, provided it furnishes notice thereof three months in advance of such delisting, or the Parent Common Stock may become subject to delisting in the event an Investor at any time elects to activate the voting rights for the Series A Preferred Stock. The Investors have not undertaken to refrain from activating their voting rights for any minimum period of time. See the risk factor entitled “While the Parent Common Stock is expected to be listed on the TASE, there is no guarantee as to how long such listing will be maintained” beginning on page 35 of this joint proxy statement/prospectus.

Q:	What are the U.S. federal income tax consequences of the Transactions?

A: For U.S. federal income tax purposes, it is the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP, counsel to I.D. Systems, that, with respect solely to the holders of I.D. Systems Common Stock, (i) the I.D. Systems Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the I.D. Systems Merger, taken together with the Pointer Merger and the Preferred Investment, qualifies as a transaction described in Section 351 of the Code. Based on the foregoing, it is the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP that, with respect solely to the holders of I.D. Systems Common Stock, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus) of I.D. Systems Common Stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of its I.D. Systems Common Stock for Parent Common Stock in the I.D. Systems Merger.

For U.S. federal income tax purposes, with respect to the holders of Pointer Ordinary Shares, the Pointer Merger, taken together with the I.D. Systems Merger and the Preferred Investment, is intended to qualify as a transaction described in Section 351 of the Code. In such case, a U.S. holder of Pointer Ordinary Shares will recognize gain, but not loss, for U.S. federal income tax purposes as a result of the exchange of its Pointer Ordinary Shares for Parent Common Stock and cash consideration in the Pointer Merger in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Parent Common Stock and cash received by such U.S. holder exceeds such U.S. holder’s tax basis in its Pointer Ordinary Shares surrendered in exchange therefor, and (2) the amount of cash received by such U.S. holder in the Pointer Merger.

For a more complete discussion of the U.S. federal income tax consequences of the Transactions, including tax consequences relating to tax basis and holding periods, see “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus. Tax matters relating to the Transactions can be complicated, and the tax consequences of the Transactions to a particular holder will depend on such holder’s particular facts and circumstances. All holders should consult with their own tax advisors to determine the specific U.S. federal, state or local or foreign income or other tax consequences of the transactions to them.

Q:	What are the Israeli tax consequences of the Transactions?

A: In general, under the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules and regulations promulgated thereunder, (the “Ordinance”), the disposition of shares of an Israeli resident company is deemed to be a sale of capital assets, unless such shares are held for the purpose of trading.

In respect to Israeli resident individuals, the tax rate applicable to the real capital gain derived after January 1, 2012 is generally 25%, or 30% in case such shareholder is considered a “Significant Shareholder” at any time during the 12-month period preceding such disposition. (i.e., such shareholder holds directly or indirectly, alone or together with another person who collaborates with such person on a permanent basis, at least 10% of any means of control in the company). The tax rate applicable to the real capital gain derived before January 1, 2003 is subject to marginal tax rates (up to 47%). Capital gains derived from January 1, 2003 until January 1, 2012 is subject to a 20% tax rate (for shareholders, which are not Significant Shareholders) or a 25% tax rate (for Significant Shareholders).

However, in case the individual shareholder claims a deduction for financing expenses in connection with such shares, the capital gain is subject to 30% tax rate.

The foregoing tax rates will not apply to: (a) individual shareholders dealing in securities or (b) individual shareholders to whom such income is otherwise taxable as ordinary business income (such individual shareholders are taxed at their marginal tax rates applicable to business income).

Additionally, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at the rate of 3% on annual taxable income from all source of income in Israel exceeding NIS 649,560 in 2019.

Companies are subject to tax on their real capital gain at the rate of 23% in 2019 (equal to the ordinary corporate tax rate).

Shareholders of a company whose shares are traded on an authorized stock exchange, such as Pointer, who are non-Israeli residents (individuals or corporations), should generally be exempt from Israeli capital gains tax, provided that certain conditions are met (including that the capital gain is not derived through a permanent establishment of the non-Israeli resident shareholder in Israel). However, a non-Israeli corporation will not be entitled to the foregoing exemption if more than 25% of its means of control are held, directly or indirectly, by Israeli residents, or Israeli residents are entitled to 25% or more of the revenues or profits of the corporation, directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, such sale may be exempt from Israeli capital gain tax (or be subject to a reduced tax rate) under the provisions of an applicable tax treaty between Israel and the seller’s country of residence (subject to the receipt of a valid certificate from the Israel Tax Authority allowing for an exemption or a reduced tax rate).

Exempt trusts, provident funds and tax-free entities under Section 9(2) of the Ordinance, are exempt from capital gains tax on the sale of securities under certain conditions stipulated in that statute.

Israeli Tax Ruling

Pointer has filed, on behalf of its shareholders and other security holders, an application for a tax ruling from the Israel Tax Authority with respect to (i) a deferral of the obligation of Israeli tax resident holders of Pointer Ordinary Shares to pay Israeli tax on the exchange of the Pointer Ordinary Shares for shares of Parent Common Stock in the Pointer Merger in accordance with the provisions of Section 104H of the Ordinance, (ii) instructions regarding Israeli tax withholding obligations on Parent and (iii) the Israeli tax treatment applicable to holders of options to purchase Pointer Ordinary Shares and Pointer RSUs, issued to certain employees under Section 102 of the Ordinance.

Regardless of whether Pointer obtains the requested tax ruling from the Israel Tax Authority, any holder of Pointer Ordinary Shares who believes that it is entitled to an exemption from Israeli tax (or a reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the exchange agent at least five business days prior to the date that is 180 days following the closing date. If Parent or the exchange agent receives a valid exemption certificate or tax ruling (as determined in Parent’s or the exchange agent’s discretion) at least five business days prior to the date that is 180 days following the closing date, then the withholding (if any) of any amounts under the Ordinance, from the Pointer Merger Consideration payable will be made in accordance with the provisions of such Israeli tax certificate or tax ruling.

See “Israeli Income Tax Considerations” beginning on page 124 of this joint proxy statement/prospectus.

Q:	Who will solicit and pay the cost of soliciting proxies for the meetings?

A: I.D. Systems will bear all costs and expenses in connection with the solicitation of proxies, including the costs of preparing, printing and mailing this joint proxy statement/prospectus for the I.D. Systems special meeting. I.D. Systems has engaged D.F. King & Co., Inc. to serve as information agent and assist in the solicitation of proxies for the I.D. Systems special meeting and will pay an aggregate initial fee of approximately $65,000, plus any additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable out-of-pocket expenses.

Pointer will bear all costs and expenses in connection with the solicitation of proxies, including the costs of preparing, printing and mailing this joint proxy statement/prospectus for the Pointer extraordinary general meeting. Pointer has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Pointer extraordinary general meeting and will pay an initial fee of approximately $7,000, plus any additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable out-of-pocket expenses.

Q:	May I change my vote after I have mailed my signed proxy card or voted by telephone or over the Internet?

A: Yes, you may change your vote any time before your proxy is voted at the I.D. Systems special meeting or the Pointer extraordinary general meeting. If you are a holder of record, you can do this if you:

●	timely deliver a valid, later-dated proxy by mail;
●	timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the applicable proxy card;
●	timely deliver written notice that you have revoked your proxy to the secretary of I.D. Systems or Pointer, as applicable, at the address provided immediately below; or
●	attend the Pointer extraordinary general meeting or I.D. Systems special meeting and vote in person.

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey, 07677

Attn: Ned Mavrommatis, Corporate Secretary

Pointer Telocation Ltd.

14 Hamelacha Street,

Rosh Ha’ayin, 4809133, Israel

Attn: Yaniv Dorani, Chief Financial Officer

If your shares are held in “street name” and you have instructed your bank, broker or other nominee to vote your shares, you must follow the directions received from your bank, broker or other nominee to change your vote or revoke your proxy. Please note that if you hold Pointer Ordinary Shares in “street name” through a TASE member, if you voted electronically via the electronic voting system of the ISA, you may change or revoke your vote using the electronic voting system up to the time by which you may submit a vote using such system (i.e., up to six hours prior to the scheduled time of the applicable meeting).

Q:	Do I need to do anything about my certificates representing I.D. Systems Common Stock or Pointer Ordinary Shares?

A: No. After the Transactions are consummated, if you held certificates representing I.D. Systems Common Stock prior to the Transactions, you will receive instructions for exchanging your shares for shares of Parent Common Stock, and if you held certificates representing Pointer Ordinary Shares prior to the Transactions, you will receive instructions for exchanging your shares for the Pointer Merger Consideration.

Q:	What do I need to do now?

A: You are urged to read carefully and consider the information contained in this joint proxy statement/prospectus, including the Annexes, and to consider how the Transactions will affect you as a stockholder or shareholder. You should then vote as soon as possible, in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed voting materials, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee. You should note specific instructions for voting with respect to shares held through a TASE member.

Q:	Who can help answer my questions?

A: I.D. Systems stockholders or Pointer shareholders who have questions about the Merger Agreement, the Investment Agreement, the Transactions or the other matters to be voted on at the I.D. Systems special meeting or Pointer extraordinary general meeting, who need assistance submitting their proxy or voting shares or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

I.D. Systems

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (866) 356-7813

Email: idsy@dfking.com

Pointer

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Toll-Free: 855-600-8104

All Others Call: 973-873-7722

Email: pointer@allianceadvisors.com

Q:	Where can I find more information about I.D. Systems and Pointer?

A: You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus and may not contain all of the information that may be important to you. Accordingly, you should read carefully this entire joint proxy statement/prospectus, including the Annexes and the documents referred to or incorporated by reference in this joint proxy statement/prospectus. The page references have been included in this summary to direct you to a more complete description of the topics presented below. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

Information about the Companies (Page 59)

I.D. Systems

I.D. Systems was incorporated in the State of Delaware in 1993. I.D. Systems, together with its subsidiaries, develops, markets and sells wireless machine-to-machine solutions for managing and securing high-value enterprise assets, including industrial vehicles such as forklifts and airport ground support equipment, rental vehicles, transportation assets such as dry van trailers, refrigerated trailers, railcars and containers, tractors and trucks. I.D. Systems’ patented systems utilize radio frequency identification (“RFID”), Wi-Fi, Bluetooth, satellite or cellular communications, and sensor technology and software to address the needs of organizations to control, track, monitor and analyze their assets. I.D. Systems’ solutions enable customers to achieve tangible economic benefits by making timely, informed decisions that increase the safety, security, revenue, productivity and efficiency of their operations.

The principal executive offices of I.D. Systems are located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Pointer

Pointer was formed under the laws of the State of Israel in 1991. Pointer is a leading provider of innovative telematics and mobile Internet of Things (“IoT”) solutions to the automotive logistics (cargo, assets and containers) and insurance industries. Pointer’s cloud-based software-as-a-service (“SaaS”) platform, which has more than 276,000 monthly subscriber units, extracts and captures data from an organization’s mission critical mobility vehicles and assets, including drivers, routes, points-of-interest, logistics network, vehicles and trailers, containers and cargo and additional statuses from the monitored asset. Pointer’s platform then analyzes and converts this data into actionable intelligence optimizing customers’ assets and improving profitability.

The principal executive offices of Pointer are located at 14 Hamelacha Street, Rosh Ha’ayin 4809133, Israel.

Parent

Parent is a wholly-owned subsidiary of I.D. Systems, formed solely for the purpose of effectuating the Transactions. Upon the closing of the Transactions, Parent will become the parent entity of both I.D. Systems and Pointer. Parent was incorporated as a Delaware corporation on February 21, 2019. Parent has no material assets and does not operate any business. To date, Parent has not conducted any activities, other than those incidental to its formation, the execution of the Transactions and the preparation of applicable filings under U.S. and Israeli securities laws and regulatory filings made in connection with the Transactions.

The mailing address of Parent’s principal executive office is, and will remain after the consummation of the Transactions, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Pointer Holdco

Pointer Holdco is a wholly-owned subsidiary of Parent formed solely for the purpose of effectuating the Transactions. Pointer Holdco is a private company limited by shares formed under the laws of the State of Israel on February 20, 2019. Pointer Holdco has no material assets and does not operate any business. To date, Pointer Holdco has not conducted any activities, other than those incidental to its formation and the execution of the Merger Agreement.

The mailing address of Pointer Holdco’s principal executive office is 98 Yigal Alon Street, Tel Aviv, Israel, 6789141. After the consummation of the Transactions, its principal executive office will be that of I.D. Systems.

Pointer Merger Sub

Pointer Merger Sub is a wholly-owned subsidiary of Pointer Holdco formed solely for the purpose of effectuating the Transactions. Pointer Merger Sub is a private company limited by shares formed under the laws of the State of Israel on February 20, 2019. Pointer Merger Sub has no material assets and does not operate any business. To date, Pointer Merger Sub has not conducted any activities other than those incidental to its formation and the execution of the Merger Agreement. After the consummation of the Transactions, it will cease to exist.

The mailing address of Pointer Merger Sub’s principal executive office is 98 Yigal Alon Street, Tel Aviv, Israel, 6789141.

I.D. Systems Merger Sub

I.D. Systems Merger Sub is a wholly-owned subsidiary of Parent formed solely for the purpose of effectuating the Transactions. I.D. Systems Merger Sub was incorporated as a Delaware corporation on February 21, 2019. I.D. Systems Merger Sub has no material assets and does not operate any business. To date, I.D. Systems Merger Sub has not conducted any activities other than those incidental to its formation and the execution of the Investment Agreement. After the consummation of the Transactions, it will cease to exist.

The mailing address of I.D. Systems Merger Sub’s principal executive office is 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Investors

ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. are funds managed by ABRY Partners II, LLC, which is a registered investment adviser with the SEC. Founded in 1989 and headquartered in Boston, Massachusetts, ABRY Partners II, LLC is an experienced private equity investment firm focused on media, communications, insurance, business and information services.

The Transactions

On March 13, 2019, I.D. Systems, Pointer, Parent, Pointer Holdco and Pointer Merger Sub entered into the Merger Agreement, pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of Parent, in exchange for the Pointer Merger Consideration.

Also on March 13, 2019, and in connection with the Merger Agreement, I.D. Systems, Parent, the Investors and the other parties thereto entered into the Investment Agreement, pursuant to which I.D. Systems will reorganize into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent and pursuant to which, Parent will issue and sell to the Investors in a private placement 50,000 shares of Parent’s newly created Series A Preferred Stock for an aggregate purchase price of $50,000,000 to finance a portion of the Cash Consideration payable in the Pointer Merger. In the I.D. Systems Merger, each outstanding share of I.D. Systems Common Stock will be exchanged for one share of Parent Common Stock.

On May 16, 2019, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into the Investment Agreement First Amendment, to, among other things, revise the form of the Parent Charter based on feedback received from the ISA. Pursuant to the Investment Agreement First Amendment, the Parent Charter was revised to provide that (i) except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides written notice to Parent electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of Parent, and (ii) after the delivery of any such notice, all holders of Series A Preferred Stock will be and continue to be entitled to vote their shares of Series A Preferred Stock unless and until such time as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to Parent that they elect to deactivate their voting rights. In addition, the Parent Charter was amended to fix the initial conversion price of the Series A Preferred Stock at $7.319 (based on the 30-day volume weighted average trading price of I.D. Systems Common Stock prior to the signing of the Investment Agreement First Amendment), in lieu of having the conversion price based on the volume weighted average trading price of I.D. Systems Common Stock during a defined period prior to either the signing or the closing of the Transactions.

On June 27, 2019, following discussions with representatives of the Nasdaq Stock Market regarding the listing of the Parent Common Stock on the Nasdaq Global Market, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into the Investment Agreement Second Amendment. Pursuant to the Investment Agreement Second Amendment, the Parent Charter was revised to provide, among other things, that (i) to the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent Common Stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (A) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (B) the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable), and (ii) in the event that the holders of the Series A Preferred Stock are entitled to designate one non-voting observer to attend meetings of the board of directors and committees of Parent, the observer may be excluded from executive sessions of any committee at the discretion of such committee.

As a result of the Transactions, I.D. Systems and Pointer Holdco will each become direct, wholly-owned subsidiaries of Parent, and Pointer will become an indirect, wholly-owned subsidiary of Parent. The stockholders of I.D. Systems and shareholders of Pointer will become stockholders of Parent. Immediately prior to the I.D. Systems Merger Effective Time, Parent’s existing certificate of incorporation will be amended and restated in the form included as Annex C to this joint proxy statement/prospectus to provide for, among other things, the designations, powers, preferences and rights of the Series A Preferred Stock.

Company Structure – Diagrams (Page 71)

Upon consummation of the Transactions, I.D. Systems will become a direct, and Pointer will become an indirect, wholly-owned subsidiary of Parent. The following diagrams illustrate in simplified terms the current structure of I.D. Systems and Pointer and the expected structure of Parent following the consummation of the Transactions.

Current Structure of the Companies

Post-Closing Structure*

* Percentages reflect ownership immediately after consummation of the Transactions on a fully-diluted basis.

Merger Consideration to I.D. Systems Stockholders and to Pointer Shareholders

Merger Agreement (Page 126)

At the Pointer Merger Effective Time, each outstanding Pointer Ordinary Share, other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, Parent or any of their subsidiaries or Pointer or any of its wholly-owned subsidiaries immediately prior to the Pointer Merger Effective Time, will be cancelled in exchange for $8.50 in cash and 1.272 shares of Parent Common Stock.

Investment Agreement (Page 145)

At the I.D. Systems Merger Effective Time, each share of I.D. Systems Common Stock outstanding immediately prior to such time, other than any I.D. Systems Common Stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time, will be converted automatically into the right to receive one share of Parent Common Stock.

Treatment of I.D. Systems Stock Options and Restricted Stock Awards

Treatment of I.D. Systems Stock Options (Page 146)

At the I.D. Systems Merger Effective Time, each option to purchase shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems equity plans, whether or not vested or exercisable, will be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions as applied to such option immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such option.

Treatment of I.D. Systems Restricted Stock Awards (Page 146)

At the I.D. Systems Merger Effective Time, each restricted stock award with respect to shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems equity plans, whether or not vested, will be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions as applied to such I.D. Systems restricted stock award immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such restricted stock award of I.D. Systems.

Assumption of I.D. Systems Equity Plans (Page 147)

From and after the I.D. Systems Merger Effective Time, I.D. Systems has agreed to assign to Parent and Parent agreed to assume all obligations of I.D. Systems pursuant to (i) the I.D. Systems 2018 Plan, the I.D. Systems, Inc. 2015 Equity Compensation Plan, the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended, and the I.D. Systems, Inc. 2007 Equity Compensation Plan, as amended (collectively, the “I.D. Systems Equity Plans”) and (ii) each stock option agreement, restricted stock award agreement and any other similar agreement entered into pursuant to the I.D. Systems Equity Plans.

At or promptly following the I.D. Systems Merger Effective Time, the award agreements will be amended to reflect the assignment to and assumption by Parent of the I.D. Systems Equity Plans and the award agreements.

Treatment of Pointer Stock Options and Restricted Stock Unit Awards

Treatment of Pointer Stock Options (Page 129)

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and unvested immediately prior to such time will be cancelled and substituted with options to purchase shares of Parent Common Stock under the I.D. Systems 2018 Plan on the same material terms and conditions as were applicable to the corresponding option immediately prior to the Pointer Merger Effective Time, except that (i) the number of shares of Parent Common Stock underlying such substituted option will equal the product of (A) the number of Pointer Ordinary Shares underlying such option immediately prior to the Pointer Merger Effective Time multiplied by (B) 2.544, with any fractional shares rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per Pointer Ordinary Share subject to such option immediately prior to the Pointer Merger Effective Time by (B) 2.544 (rounded up to the nearest whole cent).

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the product of (i) the excess, if any, of (A) the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares), over (B) the exercise price per Pointer Ordinary Share subject to such option, multiplied by (ii) the total number of Pointer Ordinary Shares underlying such option. The consideration payable for such options that were granted under Section 102(b)(2) and Section 102(b)(3) of the Israeli Income Tax Ordinance (New Version), 1961 and the rules and regulations promulgated thereunder, as amended (the “Ordinance”) will be transferred by the exchange agent immediately following the Pointer Merger Effective Time to the appointed trustee for the benefit of the beneficial owners thereof and will be released by such trustee to the beneficial holder of such option, in accordance with the applicable requirements of the Ordinance, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and Pointer. If the exercise price of a vested option is equal to or greater than the consideration payable in respect of a vested option, such option will be cancelled without payment.

Treatment of Pointer Restricted Stock Unit Awards (Page 129)

At the Pointer Merger Effective Time, each Pointer RSU that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares). The Pointer Merger Consideration payable for vested Pointer RSUs granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance will be transferred by the exchange agent immediately following the Pointer Merger Effective Time to the appointed trustee for the benefit of the beneficial owners thereof and shall be released by such trustee to the beneficial holders of such Pointer RSU, in accordance with the applicable requirements of the Ordinance, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and Pointer.

Each Pointer RSU that is outstanding and unvested immediately prior to such time will be cancelled and substituted with restricted stock units under the I.D. Systems 2018 Plan representing the right to receive, on the same material terms and conditions as were applicable under such Pointer RSU immediately prior to the Pointer Merger Effective Time, that number of shares of Parent Common Stock equal to the product of (i) the number of Pointer Ordinary Shares underlying such Pointer RSU immediately prior to the Pointer Merger Effective Time multiplied by (ii) 2.544, with any fractional shares rounded down to the nearest lower whole number of shares of Parent Common Stock.

Comparative Per Share Data and Dividend Information (Page 182)

Shares of I.D. Systems Common Stock are listed on the Nasdaq Global Market under the symbol “IDSY”. Pointer Ordinary Shares are listed on the Nasdaq Capital Market and the TASE under the symbol “PNTR”. The following table shows the closing prices of shares of I.D. Systems Common Stock and Pointer Ordinary Shares as reported on Nasdaq and the Nasdaq Capital Market, respectively, on March 12, 2019, the last trading day before the Merger Agreement was announced, and on July 22, 2019, the last practicable day before the date of this joint proxy statement/prospectus.

	I.D. Systems Common Stock	Pointer Ordinary Shares
March 12, 2019	$6.24	$14.50
July 22, 2019	$6.05	$15.12

Recommendation of the I.D. Systems Board of Directors and I.D. Systems’ Reasons for the Transactions (Page 87)

The board of directors of I.D. Systems has unanimously approved and declared advisable the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, and determined that the terms and provisions of the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders.

The I.D. Systems board of directors unanimously recommends that I.D. Systems stockholders vote:

●	FOR the adoption of the Investment Agreement and approval of the I.D. Systems Merger;

●	FOR the approval of the issuance of the Investment Shares, pursuant to the terms of the Investment Agreement and the issuance of the shares of Parent Common Stock issuable upon conversion of the Investment Shares;

●	FOR the approval of the issuance of the Acquisition Shares, pursuant to the terms of the Merger Agreement;

●	FOR the approval of the authorized shares of Parent capital stock, as described in the Parent Charter;

●	FOR the approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contains certain mandatory indemnification provisions for the directors and officers of Parent;

●	FOR the approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provides that certain transactions are not “corporate opportunities” of Parent;

●	FOR the approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designates the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions;

●	FOR the approval of an amendment to the I.D. Systems 2018 Plan;

●	FOR the approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions; and

●	FOR the approval to adjourn the I.D. Systems special meeting, or any adjournments thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the I.D. Systems special meeting to approve and adopt Proposals 1, 2, 3 and 4.

The I.D. Systems board of directors considered many factors in making its determination that the terms of the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, are advisable and in the best interests of I.D. Systems and the I.D. Systems stockholders and recommending the adoption of the Investment Agreement and the I.D. Systems Merger by the I.D. Systems stockholders, including each of the other proposals described in this joint proxy statement/prospectus.

In considering the recommendation of the board of directors of I.D. Systems, you should be aware that certain directors and executive officers of I.D. Systems may have interests in the Transactions that may be different from, or in addition to, the interests of I.D. Systems’ stockholders generally. The members of the I.D. Systems board of directors were aware of these interests in evaluating and negotiating the Agreements and in making their recommendations to the stockholders of I.D. Systems.

Opinion of I.D. Systems’ Financial Advisor (Page 97)

In connection with the I.D. Systems board of directors’ consideration of the Merger Agreement, Canaccord Genuity LLC (“Canaccord”) rendered to the I.D. Systems board of directors its oral opinion, subsequently confirmed in writing (the “Canaccord Fairness Opinion”) that, as of March 13, 2019, and based upon and subject to certain assumptions, factors and qualifications set forth in the Canaccord Fairness Opinion, the Pointer Merger Consideration to be paid by Parent and Pointer Holdco was fair, from a financial point of view, to I.D. Systems.

The full text of Canaccord’s opinion is attached to this joint proxy statement/prospectus as Annex E and is incorporated into this joint proxy statement/prospectus by reference. The description of the Canaccord Fairness Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of shares of I.D. Systems Common Stock are encouraged to read the Canaccord Fairness Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord in connection with the Canaccord Fairness Opinion. The Canaccord Fairness Opinion was addressed to the board of directors of I.D. Systems, was only one of many factors considered by the board of directors of I.D. Systems in its evaluation of the Transactions and only addresses the fairness, from a financial point of view and as of the date of the Canaccord Fairness Opinion, of the consideration to be paid by Parent and Pointer Holdco pursuant to the Merger Agreement. The Canaccord Fairness Opinion does not address the relative merits of the Transactions as compared to other business strategies or transactions that might be available to I.D. Systems, nor does it address the underlying business decision of I.D. Systems to proceed with the Transactions. The Canaccord Fairness Opinion is not intended to, and does not, constitute advice or a recommendation to any stockholder as to how such stockholder vote with respect to the Transactions or any other aspect of the Transactions or how such stockholders should otherwise act on any other matter with respect to the Transactions. The Canaccord Fairness Opinion was necessarily based on securities, economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord as of, March 13, 2019, the date of the Canaccord Fairness Opinion. Subsequent developments may affect the conclusions expressed in the Canaccord Fairness Opinion if such opinion were rendered as of a later date. Canaccord assumes no responsibility for updating, revising or reaffirming the Canaccord Fairness Opinion based on circumstances or events occurring after the date of the Canaccord Fairness Opinion.

Recommendation of the Pointer Board of Directors and Pointer’s Reasons for the Transactions (Page 91)

The Pointer board of directors has unanimously approved the Merger Agreement and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Pointer Merger, are in the best interests of Pointer and its shareholders.

The Pointer board of directors unanimously recommends that Pointer shareholders vote:

●	FOR the approval and adoption of the Pointer Merger, the Merger Agreement and other matters relating to the consummation of the Transactions, including the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy; and

●	FOR the approval of the grant of bonuses to certain executives of Pointer in connection with the consummation of the Transactions, in an aggregate amount of $750,000, payable in a combination of Pointer RSUs and cash.

The Pointer board of directors considered many factors in making its determination that the terms of the Merger Agreement and the transactions contemplated thereby, including the Pointer Merger, were in the best interests of Pointer and its shareholders.

In considering the recommendation of the Pointer board of directors, you should be aware that certain directors and executive officers of Pointer may have interests in the Transactions that may be different from, or in addition to, the interests of Pointer’s shareholders generally. The members of the Pointer board of directors were aware of the interests of these executives and directors in evaluating and negotiating the Merger Agreement and in making their recommendations to the shareholders of Pointer.

Opinion of Pointer’s Financial Advisor (Page 103)

In connection with the Pointer board of directors’ consideration of the Merger Agreement and the Investment Agreement, Roth Capital Partners, LLC (“Roth Capital”) rendered to the Pointer board of directors its oral opinion, subsequently confirmed in writing, that as of March 13, 2019, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Roth Capital, as set forth in the written opinion, the Pointer Merger Consideration to be received by the shareholders of Pointer was fair, from a financial point of view, to such holders.

The full text of Roth Capital’s written opinion, dated March 13, 2019 (the “Roth Fairness Opinion”), is attached to this joint proxy statement/prospectus as Annex F and is incorporated by reference herein. Pointer’s shareholders are urged to read the entire Roth Fairness Opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Roth Capital in rendering such opinion. The analysis performed by Roth Capital should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the Pointer Merger Consideration was fair, from a financial point of view. The Roth Fairness Opinion addresses only the fairness of the Pointer Merger Consideration to be received by the shareholders of Pointer, from a financial point of view, as of the date of the Roth Fairness Opinion, and does not address the merits of Pointer’s underlying business decision to proceed with or effect the Pointer Merger or the likelihood of consummation of the Pointer Merger or any other Transaction contemplated pursuant to the Merger Agreement or the Investment Agreement. Roth Capital expressed no opinion or recommendation to the Pointer board of directors whether Pointer should proceed with the Pointer Merger. The Roth Fairness Opinion was directed to the Pointer board of directors in connection with its consideration of the Merger Agreement and the Investment Agreement and was not intended to be, and does not constitute, a recommendation to any shareholder of Pointer (or stockholder of I.D. Systems) as to how such shareholder or stockholder should vote with respect to the Pointer Merger or any other matter.

Interests of Certain Persons in the Transactions

I.D. Systems (Page 115)

In considering the recommendation of the board of directors of I.D. Systems, I.D. Systems stockholders should be aware that I.D. Systems’ directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of I.D. Systems stockholders generally. The I.D. Systems board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Agreements, in reaching its decision to adopt the Agreements and approve the Transactions and in recommending to I.D. Systems stockholders that I.D. Systems Proposals 1, 2, 3 and 4 relating to the I.D. Systems special meeting be approved.

These interests are described in further detail in “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of this joint proxy statement/prospectus.

Pointer (Page 119)

In considering the recommendation of the Pointer board of directors, Pointer shareholders should be aware that certain Pointer directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of Pointer shareholders generally. The Pointer board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the Agreements, in reaching its decision to adopt the Merger Agreement and approve the Pointer Merger and in recommending to Pointer shareholders that the Merger Agreement be adopted.

These interests are described in further detail in “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on page 119 of this joint proxy statement/prospectus.

Certain Governance Matters Following the Transactions (Page 119)

Following the consummation of the Transactions, Parent’s board of directors will consist of seven members, comprised of two representatives from the Investors, Anders Bjork and John Hunt, and Chris Wolfe, Michael Brodsky, Michael Casey, Charles Frumberg, and David Mahlab. The executive officers of Parent will be: Chris Wolfe - Chief Executive Officer, David Mahlab - Chief Executive Officer International, Ned Mavrommatis - Chief Financial Officer and Yaniv Dorani – Deputy to Chief Executive Officer International.

Certain Tax Consequences of the Transactions (Page 120)

For U.S. federal income tax purposes, it is the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP, counsel to I.D. Systems, that, with respect solely to the holders of I.D. Systems Common Stock, (1) the I.D. Systems Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and (2) the I.D. Systems Merger, taken together with the Pointer Merger and the Preferred Investment, qualifies as a transaction described in Section 351 of the Code. Based on the foregoing, it is the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP that, with respect solely to the holders of I.D. Systems Common Stock, a U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus) of I.D. Systems Common Stock will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of its I.D. Systems Common Stock for Parent Common Stock in the I.D. Systems Merger.

For U.S. federal income tax purposes, with respect to the holders of Pointer Ordinary Shares, the Pointer Merger, taken together with the I.D. Systems Merger and the Preferred Investment, is intended to qualify as a transaction described in Section 351 of the Code. In such case, a U.S. holder of Pointer Ordinary Shares will recognize gain, but not loss, for U.S. federal income tax purposes as a result of the exchange of its Pointer Ordinary Shares for Parent Common Stock and cash consideration in the Pointer Merger in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Parent Common Stock and cash received by such U.S. holder exceeds such U.S. holder’s tax basis in its Pointer Ordinary Shares surrendered in exchange therefor, and (2) the amount of cash received by such U.S. holder in the Pointer Merger.

For a more complete discussion of the U.S. federal income tax consequences of the Transactions, including tax consequences relating to tax basis and holding periods, see “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus. Tax matters relating to the Transactions can be complicated, and the tax consequences of the Transactions to a particular holder will depend on such holder’s particular facts and circumstances. All holders should consult with their own tax advisors to determine the specific U.S. federal, state or local or foreign income or other tax consequences of the Transactions to them.

No Appraisal Rights

Appraisal rights are not available to holders of I.D. Systems Common Stock or holders of Pointer Ordinary Shares in connection with the Transactions.

Listing of Parent Common Stock on Stock Exchange (Page 182)

Parent Common Stock is currently not traded or quoted on a stock exchange or quotation system. Parent expects that, as of the effective time of the Transactions, Parent Common Stock will be listed for trading under the symbol “PWFL” on Nasdaq and the TASE. However, if a holder of Series A Preferred Stock activates voting rights for the Series A Preferred Stock at any time, Parent will be required to delist the Parent Common Stock from the TASE upon three months’ notice. See the risk factor entitled “While the Parent Common Stock is expected to be listed on the TASE, there is no guarantee as to how long such listing will be maintained” beginning on page 35 of this joint proxy statement/prospectus. Following the consummation of the Transactions, shares of I.D. Systems Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act and Pointer Ordinary Shares will be delisted from TASE and the Nasdaq Capital Market and deregistered under the Exchange Act.

Conditions to the Completion of the Transactions

Merger Agreement (Page 139)

The obligations of each of Parent, Pointer Holdco, Pointer Merger Sub, and Pointer to complete the Pointer Merger are subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of various conditions, including the following:

●	Pointer having obtained the Pointer Shareholder Approval;

●	I.D. Systems obtaining the I.D. Systems Specified Stockholder Approval;

●	the closing of the transactions contemplated by the Investment Agreement;

●	the Parent Common Stock to be issued in the Pointer Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the Pointer Merger or the issuance of the Parent Common Stock as part of the Pointer Merger Consideration by any governmental entity that prohibits, restrains or makes illegal the consummation of the Pointer Merger or such issuance of the Parent Common Stock;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Pointer Merger and the transactions contemplated by the Merger Agreement and obtaining all such governmental authorizations, including the lapse of any applicable waiting period; and

●	obtaining the applicable exemptions under the Israeli Securities Laws.

In addition, the obligations of Parent, Pointer Holdco and Pointer Merger Sub to complete the Pointer Merger are also subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of certain additional conditions on or prior to the Pointer Merger Effective Time, including (i) as of the Pointer Merger Effective Time, Pointer having not less than $3,000,000 in cash and cash equivalents (net of indebtedness of Pointer and its subsidiaries); (ii) Pointer delivering to Parent evidence reasonably satisfactory to Parent of the termination of that certain Management Services Agreement, dated as of June 29, 2017, by and between Pointer and DBSI; (iii) Pointer delivering to Parent the consent of the Ministry of Communications of the State of Israel to the Pointer Merger; and (iv) Pointer delivering to Parent evidence satisfactory to Parent that Pointer owns at least 99.99% of the issued and outstanding shares of each of Pointer Recuperación de México, S.A. de C.V. and Pointer Logistica y Monitoreo, each, a company organized under the laws of Mexico (collectively, the “Mexican Subsidiaries”), and that each Mexican Subsidiary maintains all of the corporate books that it is required to maintain under Mexican law.

The parties to the Merger Agreement cannot be certain when, or if, the conditions to the Pointer Merger will be satisfied or waived, or that the Pointer Merger will be completed.

See “The Merger Agreement—Conditions to the Pointer Merger” beginning on page 139 of this joint proxy statement/prospectus.

Investment Agreement (Page 158)

Conditions to the Investors’ Obligations

The obligations of each of the Investors to purchase the Investment Shares are subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) of various conditions, including the following:

●	I.D. Systems obtaining the I.D. Systems Specified Stockholder Approval;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	the Investors having received a duly executed counterpart of the Registration Rights Agreement from Parent;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period;

●	a $1,000,000 facility fee having been paid by Parent or I.D. Systems to the Investors;

●	the fees and expenses of Investors having been paid by Parent or I.D. Systems;

●	I.D. Systems and the subsidiaries of I.D. Systems having cash and cash equivalents of less than $8,500,000 prior to giving effect of the issuance and sale of the Investment Shares and the receipt of the purchase price, therefor; and

●	the closing of the Pointer Merger and the other transactions contemplated by the Merger Agreement.

Conditions to I.D. Systems’ and Parent’s Obligations

In addition, the obligations of I.D. Systems and Parent to issue the Investment Shares and to consummate the other transactions contemplated by the Investment Agreement is subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) of various conditions, including the following:

●	Parent having received a duly executed counterpart of the Registration Rights Agreement from each of the Investors;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	I.D. Systems having obtained the I.D. Systems Specified Stockholder Approval;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period; and

●	the closing of the Pointer Merger and the other transactions contemplated by the Merger Agreement.

The parties to the Investment Agreement cannot be certain when, or if, the conditions to the Investment Agreement will be satisfied or waived, or that such transactions contemplated by the Investment Agreement will be completed. The conditions set forth in the first, fourth, sixth (except to the extent that the failure to obtain any governmental authorization would prohibit the consummation of the Transactions) and seventh bullet points above may be waived by I.D. Systems or Parent (however, since there are corresponding conditions to the Investors’ obligations to close, they would also need to be waived by the Investors). Any determination whether to waive any condition to the Transactions, whether stockholder approval would be re-solicited as a result of any such waiver or whether this joint proxy statement/prospectus would be amended as a result of any waiver will be made by I.D. Systems or Parent, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time. The receipt of a tax opinion by I.D. Systems regarding the tax consequences of the Transactions is not a condition to the consummation of the Transactions.

See “The Investment Agreement—Conditions to the Investment Agreement” beginning on page 158 of this joint proxy statement/prospectus.

Termination of the Agreements

Merger Agreement (Page 141)

As more fully described in this joint proxy statement/prospectus and the Merger Agreement, and subject to the terms and conditions set forth in the Merger Agreement, the Merger Agreement may be terminated in any of the following ways:

●	by mutual written consent of Parent and Pointer at any time prior to the Pointer Merger Effective Time (notwithstanding receipt of the Pointer Shareholder Approval and/or the I.D. Systems Stockholder Approval);

●	by either Parent or Pointer, if:

○	at any time prior to the Pointer Merger Effective Time (notwithstanding receipt of the Pointer Shareholder Approval and/or the I.D. Systems Stockholder Approval), any court or governmental authority of competent jurisdiction has issued a final and non-appealable order or enacted a law permanently restraining, enjoining or otherwise prohibiting or making illegal the Pointer Merger or the issuance of shares of Parent Common Stock as part of the Pointer Merger Consideration; provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement results in the issuance of such final and non-appealable order or the enactment of such law;

○	the Pointer Merger has not been completed by October 31, 2019 (the “Outside Date”); provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the Pointer Merger to be completed by such time;

○	the Pointer Shareholder Approval is not obtained at the Pointer extraordinary general meeting or at any adjournment or postponement thereof; provided, that this right to terminate will not be available to Pointer if the breach of any provision of the Merger Agreement by Pointer results in the failure to obtain the Pointer Shareholder Approval; or

○	the Investment Agreement is terminated in accordance with its terms.

●	by Pointer, if:

○	prior to the receipt of the Pointer Shareholder Approval, (i) the Pointer board of directors authorizes Pointer to enter into an acquisition agreement with a third party with respect to a superior proposal in accordance with the terms of the Merger Agreement, (ii) substantially concurrent with the termination of the Merger Agreement, Pointer enters into the acquisition agreement with such third party, and (iii) prior to or concurrently with such termination, Pointer pays to Parent, in immediately available funds, a termination fee of $3,000,000;

○	Parent, I.D. Systems, Pointer Holdco or Pointer Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement, or if any representations or warranties of Parent, I.D. Systems, Pointer Holdco or Pointer Merger Sub become untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by Pointer to Parent of such breach or failure to perform or to be true; provided, that Pointer will not have the right to terminate the Merger Agreement under these circumstances if Pointer is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions to closing set forth in the Merger Agreement would not be satisfied; or

○	(i) all of the conditions to the obligations of each party and the conditions to the obligations of Parent, Pointer Holdco and Pointer Merger Sub to consummate the Pointer Merger (other than the closing of the Preferred Investment and any conditions that by their nature can only be satisfied on the closing date and that were, at the time of termination, capable of being satisfied) have been satisfied, (ii) Pointer confirmed to Parent in writing that all conditions to the obligations of Pointer to consummate the Pointer Merger have been satisfied and that it stands ready, willing and able to consummate the Pointer Merger, and (iii) Parent, Pointer Holdco and Pointer Merger Sub have failed to consummate the Pointer Merger because of a failure to consummate the Preferred Investment or obtain the debt financing or alternative financing by two business days before the Outside Date (the “Parent Closing Failure Termination”).

●	by Parent:

○	prior to the receipt of the Pointer Shareholder Approval, if the Pointer board of directors or any committee thereof makes an adverse recommendation change;

○	upon a willful and intentional breach by Pointer of its obligations pursuant to the no solicitation provisions set forth in the Merger Agreement;

○	upon a breach of Pointer’s obligation to hold the Pointer extraordinary general meeting and use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Merger Agreement;

○	if Pointer breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, other than certain limited exceptions, or if any representation or warranty of Pointer becomes untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by Parent to Pointer of such breach or failure to perform or to be true; provided, that Parent will not have the right to terminate the Merger Agreement under these circumstances if Parent or I.D. Systems is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement would not be satisfied; or

○	upon the occurrence of, or if there shall have occurred any effect, change, condition, fact, development, occurrence or event that could reasonably be likely to result in a material adverse effect to Pointer.

See “The Merger Agreement—Termination” beginning on page 141 of this joint proxy statement/prospectus.

Investment Agreement (Page 160)

As more fully described in this joint proxy statement/prospectus and the Investment Agreement, and subject to the terms and conditions set forth in the Investment Agreement, the Investment Agreement may be terminated in any of the following ways:

●	by the mutual written consent of I.D. Systems and the Investors at any time prior to the I.D. Systems Merger Effective Time;

●	by either I.D. Systems or the Investors if:

○	at any time prior to the I.D. Systems Merger Effective Time, any court or governmental authority of competent jurisdiction has issued a final and non-appealable order or enacted a law permanently restraining, enjoining or otherwise prohibiting or making illegal the Transactions; provided, that this right to terminate will not be available to any party whose breach of any provision of the Investment Documents and, in the case of I.D. Systems, the Merger Agreement and the other agreements entered into in connection therewith, results in the issuance of such final and non-appealable order or the enactment of such law;

○	the closing of the transactions contemplated under the Investment Agreement has not been completed by the Outside Date; provided, that this right to terminate will not be available to any party whose breach of any provision of the Investment Documents, and in the case of I.D. Systems, the Merger Agreement and the other agreements entered into in connection therewith, results in the failure of the closing of the transactions contemplated by the Investment Agreement to have occurred by such time;

○	the I.D. Systems Specified Stockholder Approval is not obtained at the I.D. Systems special meeting or any adjournment or postponement thereof; provided, that this right to terminate will not be available to I.D. Systems if its breach of any provision of the Investment Documents or the Merger Agreement and the other agreements entered into in connection therewith results in the failure of the I.D. Systems Specified Stockholder Approval to be obtained; or

○	the Merger Agreement is terminated in accordance with its terms.

●	by I.D. Systems:

○	if the Investors breach or fail to perform any of their respective representations, warranties, covenants or agreements set forth in the Investment Agreement, or if any representation or warranty of the Investors becomes untrue, which breach or failure to perform or to be true results in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by I.D. Systems to the Investors of such breach or failure to perform or to be true; provided, that I.D. Systems will not have the right to terminate the Investment Agreement under these circumstances if I.D. Systems is then in breach of any of its representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied.

●	by the Investors:

○	if the I.D. Systems board of directors or any committee thereof makes an adverse recommendation change;

○	upon a material breach by I.D. Systems of its obligations pursuant to the no solicitation provisions set forth in the Investment Agreement;

○	if I.D. Systems, Parent or I.D. Systems Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Investment Agreement, other than certain limited exceptions, or if any representation or warranty of I.D. Systems, Parent or I.D. Systems Merger Sub becomes untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by the Investors to I.D. Systems of such breach or failure to perform or to be true; provided, that the Investors will not have the right to terminate the Investment Agreement under these circumstances if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied;

○	if Parent, Pointer Holdco or Pointer Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, or if any representation or warranty of Parent, Pointer Holdco or Pointer Merger Sub under the Merger Agreement becomes untrue, which breach or failure to perform or to be true would result in a failure of certain conditions to closing set forth in the Merger Agreement regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured in accordance with the terms of the Merger Agreement; provided, that the Investors will not have the right to terminate the Investment Agreement under these circumstances if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied;

○	upon a breach of any voting agreement contemplated under the Investment Agreement or the Merger Agreement at any time after its execution and delivery, or if any such voting agreement ceases to be in full force and effect and enforceable against the parties thereto in accordance with its terms, as a result of which the I.D. Systems Specified Stockholder Approval or the Pointer Shareholder Approval is not obtained at the I.D. Systems special meeting or the Pointer extraordinary general meeting, respectively, or at any adjournment or postponement thereof; or

○	upon the occurrence of, or if there shall have occurred any effect, change, condition, fact, development, occurrence or event that would reasonably be likely to result in a material adverse effect on I.D. Systems or Pointer.

See “The Investment Agreement—Termination” beginning on page 160 of this joint proxy statement/prospectus.

Termination Fees

Merger Agreement (Page 142)

As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, Pointer has agreed to pay Parent a termination fee of $3,000,000 if the Merger Agreement is terminated under any of the following circumstances:

●	by Pointer or Parent, if the Pointer Merger has not been completed by the Outside Date or if the Pointer Shareholder Approval is not obtained at the Pointer extraordinary general meeting or any adjournment or postponement thereof, or by Parent upon Pointer’s willful and intentional breach of any of its obligations described in “The Merger Agreement—No Solicitation” beginning on page 134 of this joint proxy statement/prospectus or upon a breach of any of Pointer’s obligation to call and hold a Pointer shareholders’ meeting described in “The Merger Agreement—Pointer Shareholders’ Meeting” beginning on page 136 of this joint proxy statement/prospectus, and at or prior to such termination, an acquisition proposal for Pointer has been made and within 12 months after the date of such termination, Pointer enters into a definitive agreement, or completes a transaction, relating to an acquisition proposal for Pointer (regardless of whether it is the same acquisition proposal);

●	by Parent, prior to receipt of the Pointer Shareholder Approval, if the Pointer board of directors or any committee thereof makes an adverse recommendation change;

●	by Pointer, prior to the receipt of the Pointer Shareholder Approval, if the Pointer board of directors authorizes Pointer to enter into an acquisition agreement with a third party with respect to a superior proposal in accordance with the terms of the Merger Agreement and substantially concurrent with the termination of the Merger Agreement, Pointer enters into the acquisition agreement with such third party; and

●	by Pointer, if the Pointer Merger has not been completed by the Outside Date and the Pointer board of directors or any committee thereof makes an adverse recommendation change, unless the Pointer Shareholder Approval was received prior to such termination.

As more fully described in this joint proxy statement/prospectus and in the Merger Agreement, and subject to the terms and conditions of the Merger Agreement, Parent has agreed to pay Pointer a termination fee of $2,000,000 if the Merger Agreement is terminated under any of the following circumstances:

●	by Pointer, if a Parent Closing Failure Termination is effected;

●	by Pointer or Parent, as a result of the termination of the Investment Agreement due to the I.D. Systems Specified Stockholder Approval not being obtained at the I.D. Systems special meeting held therefor, (or at any adjournment or postponement thereof) if, following the date of the Merger Agreement, the I.D. Systems board of directors effects an adverse recommendation change that remains in effect until the time of such I.D. Systems special meeting; or

●	by Pointer or Parent as a result of the termination of the Investment Agreement by the Investors due to I.D. Systems effecting an adverse recommendation change thereunder or due to a material breach by I.D. Systems of any of its obligations described in “The Merger Agreement—No Solicitation” beginning on page 134 of this joint proxy statement/prospectus.

See “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus.

Investment Agreement (Page 162)

As more fully described in this joint proxy statement/prospectus and in the Investment Agreement, and subject to the terms and conditions of the Investment Agreement, I.D. Systems is required to pay to the Investors their reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with the Transactions, subject to a maximum reimbursement of $250,000 in certain circumstances upon termination or unless the Investment Agreement is terminated due to the Investors’ breach.

Notwithstanding the termination of the Investment Agreement, in the event that Parent or any affiliate of Parent receives the termination fee from Pointer set forth in the Merger Agreement, after payment of all reasonable and documented out-of-pocket fees and expenses incurred in connection with the Transactions), Parent will pay 50% of the remaining amount of such termination fee to the Investors. If Parent does not pay such amount in full in a timely manner to the Investors, and in order to obtain such payment, any of the Investors commences a suit that results in a judgment against Parent or any of Parent’s affiliates for the payment of the termination fee or any portion thereof, Parent will pay the Investors their reasonable costs and expenses in connection with such suit, together with interest, on the amount payable to the Investors.

See “The Investment Agreement—Termination Fees” beginning on page 162 of this joint proxy statement/prospectus.

Certain Regulatory Approvals (Page 163)

Subject to the terms of the Agreements, I.D. Systems, Pointer and the other parties to the Agreements have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the Transactions contemplated by the Agreements (including the Pointer Merger and the I.D. Systems Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. These approvals include, among others, the consent of the Ministry of Communications in Israel and the approval of the Israel Securities Authority to list the Parent Common Stock on the TASE pursuant to the dual-listing arrangement under Israeli law, which would enable Parent to apply for an exemption to use its registration statement on Form S-4 in Israel in lieu of an Israeli prospectus.

Although none of the parties to the Agreements knows of any reason why they cannot obtain these regulatory approvals in a timely manner, the parties cannot be certain when or if they will be obtained.

See “Certain Regulatory Approvals” beginning on page 163 of this joint proxy statement/prospectus.

Additional Financing Relating to the Transactions (Page 164)

In connection with the entry into the Agreements, on March 13, 2019, I.D. Systems entered into a commitment letter (the “Debt Commitment Letter”) pursuant to which Bank Hapoalim B.M. (“Hapoalim”) has committed to provide Pointer Holdco with two senior secured term loan facilities in an aggregate principal amount of $30 million (comprised of two facilities in the aggregate principal amount of $20 million and $10 million, respectively (the “Term A Facility” and “Term B Facility”, respectively, and collectively, the “Term Facilities”)) and a five-year revolving credit facility to Pointer in an aggregate principal amount of $10 million (the “Revolving Facility” and together with the Term Facilities, the “Credit Facilities”). The Term Facilities will be used to finance a portion of the Cash Consideration payable in the Pointer Merger and the Revolving Facility will be used by Pointer for general working capital purposes, or, at Pointer’s discretion, to finance a portion of the Cash Consideration payable in the Pointer Merger. The Credit Facilities are subject to customary closing conditions.

Pursuant to the terms of the Investment Agreement, Parent is required to, immediately following the sale of the Investment Shares, (i) make certain loans to Pointer Holdco pursuant to one or more capital notes, (ii) contribute all or a portion of the proceeds from the sale of the Investment Shares to Pointer Holdco and (iii) contribute the shares of Parent Common Stock to be issued as consideration to Pointer shareholders pursuant to the Merger Agreement to Pointer Holdco, in each case, to facilitate the consummation of the Pointer Merger.

See “Additional Financing Relating to the Transactions” beginning on page 164 of this joint proxy statement/prospectus.

Voting and Support Agreements

Merger Agreement (Page 165)

In connection with the Merger Agreement, Pointer, together with I.D. Systems and the Investors, entered into the Pointer Voting Agreement with DBSI, pursuant to which DBSI has agreed to vote in favor of (i) granting the Pointer Shareholder Approval and (ii) any proposal to adjourn a meeting of Pointer’s shareholders at which the Pointer Shareholder Approval is sought which Pointer supports. The Pointer Voting Agreement will terminate upon the earliest to occur of (i) the mutual written consent of the parties, (ii) the Pointer Merger Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the occurrence of an adverse recommendation change made by Pointer’s board of directors in compliance with the terms of the Merger Agreement, and (v) the effectiveness of any amendment to the Merger Agreement that would decrease or change the form of the Pointer Merger Consideration.

Investment Agreement (Page 165)

In connection with the Investment Agreement, I.D. Systems, together with the Investors and Pointer, entered into the I.D. Systems Voting Agreement with Emancipation Capital, pursuant to which Emancipation Capital has agreed to vote in favor of (i) granting the I.D. Systems Stockholder Approval and (ii) any proposal to adjourn a meeting of the I.D. Systems’ stockholders at which the I.D. Systems Stockholder Approval is sought which I.D. Systems supports. The I.D. Systems Voting Agreement will terminate upon the earliest to occur of (i) the mutual written consent of the parties, (ii) the Pointer Merger Effective Time, (iii) the termination of the Investment Agreement and the Merger Agreement in accordance with their respective terms, (iv) the occurrence of an adverse recommendation change made by I.D. Systems’ board of directors in compliance with the terms of the Investment Agreement, and (v) the effectiveness of any amendment to the Investment Agreement that would change the conversion of each share of I.D. Systems Common Stock into the right to receive one share of Parent Common Stock.

See “Voting and Support Agreements” beginning on page 165 of this joint proxy statement/prospectus.

Registration Rights Agreement (Page 166)

Simultaneously with the closing of the Transactions, the Investors will enter into the Registration Rights Agreement with Parent, pursuant to which Investors will have certain customary registration rights with respect to the shares of Parent Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock. The Registration Rights Agreement, among other things, grants certain registration rights to the Investors, including demand registration rights and piggyback registration rights.

See “Registration Rights Agreement” beginning on page 166 of this joint proxy statement/prospectus.

Accounting Treatment (Page 119)

The Pointer Merger and the I.D. Systems Merger, taken together, will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill.

I.D. Systems will be considered the accounting acquirer and Pointer will be considered the accounting acquiree since I.D. Systems’ stockholders will have a majority of the voting power of the combined company following the Transactions, I.D. Systems’ management team will represent a majority of the senior leadership roles in the combined company and its board members will have larger proportional representation. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Pointer Merger and the I.D. Systems Merger. Under the acquisition method of accounting, I.D. Systems will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as incurred.

See “Accounting Treatment” beginning on page 119 of this joint proxy statement/prospectus.

Comparison of the Rights of Holders of Pointer Ordinary Shares and Parent Common Stock (Page 190)

As a result of the Transactions, the holders of Pointer Ordinary Shares will become holders of Parent Common Stock and their rights will be governed by Delaware law (and by the Parent Charter and Parent Bylaws (instead of the Pointer Articles of Association)). The current certificate of incorporation of Parent will be amended and restated prior to the effective time of the Transactions in the form of the Parent Charter, which is included as Annex C to this joint proxy statement/prospectus. Following the Transactions, former Pointer shareholders may have different rights as Parent stockholders than they had as Pointer shareholders.

See “Comparison of the Rights of Holders of Pointer Ordinary Shares and Parent Common Stock” beginning on page 190 of this joint proxy statement/prospectus.

Comparison of the Rights of Holders of I.D. Systems Common Stock and Parent Common Stock (Page 195)

As a result of the Transactions, the holders of shares of I.D. Systems Common Stock will become holders of Parent Common Stock and their rights will be governed by Delaware law (and by the Parent Charter and Parent Bylaws (instead of the I.D. Systems Charter and the I.D. Systems Bylaws)). The current certificate of incorporation of Parent will be amended and restated prior to the effective time of the Transactions in the form of the Parent Charter, which is included as Annex C to this joint proxy statement/prospectus. Following the Transactions, former I.D. Systems stockholders may have different rights as Parent stockholders than they had as I.D. Systems stockholders.

See “Comparison of the Rights of Holders of I.D. Systems Common Stock and Parent Common Stock” beginning on page195 of this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this joint proxy statement/prospectus and the documents incorporated into it by reference that refer to I.D. Systems’, Pointer’s and/or Parent’s estimated or anticipated future results or other nonhistorical facts are forward-looking statements that reflect I.D. Systems’, Pointer’s and/or Parent’s perspective of existing trends and information as of the date made. Forward- looking statements generally will be accompanied by words such as “anticipate”, “believe”, “plan”, “could”, “should”, “estimate”, “expect”, “forecast”, “outlook”, “guidance”, “intend”, “may”, “might”, “will”, “possible”, “potential”, “predict”, “project”, or other similar words, phrases or expressions. It is important to note that I.D. Systems’, Pointer’s and/or Parent’s goals and expectations are not predictions of actual performance. Actual results may differ materially from I.D. Systems’, Pointer’s or Parent’s current expectations depending upon a number of factors affecting I.D. Systems’ business, Pointer’s business and risks associated with the Transactions. These factors include, among others:

●	the inherent uncertainty associated with financial projections, restructuring in connection with, and successful consummation of, the Transactions;

●	subsequent integration of I.D. Systems’ and Pointer’s businesses and the ability to recognize the anticipated synergies and benefits of the Transactions;

●	the inability to consummate the Transactions due to the failure to obtain the I.D. Systems Specified Stockholder Approval or Pointer Shareholder Approval, or other conditions to closing in the Merger Agreement and the Investment Agreement;

●	the outcome of any legal proceedings that may be instituted against I.D. Systems or Pointer following announcement of the Transactions;

●	the receipt of required regulatory approvals for the Transactions;

●	the diversion of management time on Transaction-related issues;

●	access to available financing (including financing in connection with the Transactions) on a timely basis and on reasonable terms;

●	the inability to obtain or maintain the listing of Parent Common Stock on Nasdaq following the Transactions;

●	the failure of the markets for products of I.D. Systems and Pointer to continue to develop;

●	the competitive conditions within our markets will not change materially or adversely;

●	the loss of any key customers of I.D. Systems or Pointer or reduction in the purchase of I.D. Systems or Pointer products by any such customers;

●	the risks of fluctuations in foreign currency exchange rates and their effect on the financial results of Pointer;

●	changes in tax laws or interpretations that could increase Parent’s consolidated tax liabilities following the Transactions;

●	the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions;

●	changes in laws and regulations, domestically, in Israel, or in another territory where Pointer or I.D. Systems are operating, or changes in generally accepted accounting principles;

●	results of legal proceedings to which Pointer is a party;

●	the inability to adequately protect our intellectual property;

●	the loss of key senior management or technical staff;

●	that the forecasts prepared by I.D. Systems and Pointer will accurately anticipate market demand; and

●	such other risks and uncertainties detailed in “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus, and in I.D. Systems’ and Pointer’s periodic public filings with the SEC, including but not limited to I.D. Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended by the Form 10-K/A filed on April 30, 2019, and Pointer’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, each of which is incorporated by reference into this joint proxy statement/prospectus, and as updated by the I.D. Systems Quarterly Reports on Form 10-Q and future filings after the date of this joint proxy statement/prospectus with the SEC by I.D. Systems and Pointer.

Except as expressly required by law, including the securities laws of the United States, Parent, I.D. Systems and Pointer disclaim any intent or obligation to update or revise these forward-looking statements.

RISK FACTORS

In addition to the other information contained or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this joint proxy statement/prospectus, you should carefully consider the following risk factors before deciding how to vote. You also should read and consider the risk factors associated with each of the businesses of I.D. Systems and Pointer because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found under Part I, Item 1A, “Risk Factors” in I.D. Systems’ Annual Report on Form 10-K for the year ended December 31, 2018 and Part I, Item 3.D, “Risk Factors” in Pointer’s Annual Report on Form 20-F for the year ended December 31, 2018, each of which is on file with the SEC and incorporated by reference into this joint proxy statement/prospectus.

Risk Factors Relating to the Transactions

The number of shares of Parent Common Stock that Pointer shareholders and I.D. Systems stockholders will receive under the Agreements is based on a fixed exchange ratio. The market value of the shares of Parent Common Stock to be issued upon completion of the Transactions is unknown, and therefore, Pointer shareholders and I.D. Systems stockholders cannot be certain, at the time they are being asked to vote, of the value of the portion of the merger consideration to be paid in Parent Common Stock.

I.D. Systems stockholders and Pointer shareholders will receive a fixed number of shares of Parent Common Stock in the Transactions rather than a number of shares with a particular fixed market value. The market values of I.D. Systems Common Stock and Pointer Ordinary Shares have fluctuated since the date of the announcement of the Transactions and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the I.D. Systems special meeting, the date of the Pointer extraordinary general meeting and the closing date of the Transactions, which could occur a considerable amount of time after the date of the I.D. Systems special meeting and the date of the Pointer extraordinary general meeting. The market values of I.D. Systems Common Stock and Pointer Ordinary Shares at the time of the closing of the Transactions may vary significantly from their prices on the date of the Agreements, the date of this joint proxy statement/prospectus or the date of the I.D. Systems special meeting or the Pointer extraordinary general meeting. Because the exchange ratio will not be adjusted to reflect any changes in the market prices of I.D. Systems Common Stock or Pointer Ordinary Shares, the market value of the Parent Common Stock issued in the Transactions and the I.D. Systems Common Stock or Pointer Ordinary Shares surrendered in the Transactions may be higher or lower than the values of such stock on earlier dates. The merger consideration to be received by I.D. Systems stockholders will be solely shares of Parent Common Stock. Although the consideration to be received by Pointer shareholders is set, the percentage of the value of the Pointer Merger Consideration to be received by Pointer shareholders that is comprised of Parent Common Stock will fluctuate. This percentage was 48.3% of the total value of the merger consideration on March 12, 2019, the last trading day prior to the announcement of the Transactions, and was approximately 47.5% of the total value of the merger consideration based on $6.05, the closing price of I.D. Systems Common Stock on July 22, 2019, the last practicable day before the date of this joint proxy statement/prospectus. As such, at the time of the Pointer extraordinary general meeting and the I.D. Systems special meeting, Pointer shareholders and I.D. Systems stockholders will not know or be able to determine with certainty the value of the merger consideration that they will receive pursuant to the Agreements.

Changes in the market prices of I.D. Systems Common Stock and Pointer Ordinary Shares may result from a variety of factors that are beyond the control of I.D. Systems or Pointer, including changes in their businesses, operations and prospects, regulatory considerations, governmental actions, and legal proceedings and developments. You are urged to obtain up-to-date prices for I.D. Systems Common Stock and Pointer Ordinary Shares.

While the Parent Common Stock is expected to be listed on the TASE, there is no guarantee as to how long such listing will be maintained.

Certain holders of Pointer Ordinary Shares are located in Israel and hold their shares through the TASE. Some of such holders of Pointer Ordinary Shares have indicated that they are either unable or unwilling to hold Parent Common Stock, which they stand to receive as consideration upon consummation of the Transactions, if the Parent Common Stock will not be listed on the TASE. While Parent expects to list the Parent Common Stock on the TASE pursuant to Chapter E’3 of the Israeli Securities Law, 1968, Parent shall have the exclusive right to delist its stock from the TASE, provided it furnishes notice thereof three months in advance of such delisting, or the Parent Common Stock may become subject to delisting in the event an Investor activates voting rights for the Series A Preferred Stock. The Investors have not undertaken to refrain from activating their voting rights for any minimum period of time. If the Parent Common Stock is delisted under one of the above scenarios, some holders of Parent Common Stock that is traded on the TASE will be required or choose to sell their stock, which could result in a decline in the market price of the Parent Common Stock and could have a material adverse effect on the combined company. Furthermore, uncertainty as to how long the Parent Common Stock will be listed on the TASE might impact the likelihood of obtaining Pointer shareholder approval of the Pointer Merger. Although the ISA has proposed amending the provision in the Israeli Securities Law that prohibits the listing on the TASE of a company with more than one class of voting shares, there is no assurance when or if any such amendment will be enacted into law by the Israeli parliament.

Holders of the Series A Preferred Stock can exercise significant control over the combined company, which could limit the ability of I.D. Systems’ stockholders and Pointer’s shareholders to influence the outcome of key transactions, including a change of control.

Following completion of the Transactions, the Series A Preferred Stock will represent a significant percentage of the aggregate voting power of Parent. Based on an initial conversion price of $7.319, it is expected that the Investors, who will be the initial holders of the Series A Preferred Stock, will own approximately 17.4% of Parent immediately after consummation of the Transactions on a fully-diluted basis. Except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides written notification to Parent that such holder is electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and in doing so rendering the Series A Preferred Stock voting capital stock of Parent (such notice, a “Series A Voting Activation Notice”). From and after the delivery of Series A Voting Activation Notice, all holders of the Series A Preferred Stock will be entitled to vote with the holders of Parent Common Stock as a single class on an as-converted basis unless and until such time as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to Parent that they elect to deactivate their voting rights. In addition, the aggregate voting power of the Series A Preferred Stock may increase further in connection with the accrual of dividends at an initial minimum rate of 7.5% per annum, which may be payable, at Parent’s election, in kind through the issuance of additional shares of Series A Preferred Stock. However, to the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent Common Stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (i) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (ii) the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable). As a result, the holders of shares of the Series A Preferred Stock have the ability to significantly influence the outcome of any matter submitted for the vote of Parent’s stockholders.

In addition, the Series A Preferred Stock will have representation on the Parent board of directors and will have significant control over the management and affairs of Parent. So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two directors to the Parent board of directors as the Series A Directors and any committee or subcommittee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one Series A Director to the board of directors of Parent. For so long as any shares of Series A Preferred Stock remain outstanding and there are no Series A Directors on the board of directors of Parent, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of the board of directors of Parent and committees and subcommittees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee.

Further, the Series A Preferred Stock will have consent rights over certain significant corporate transactions. So long as shares of Series A Preferred Stock are outstanding and convertible into shares of Parent Common Stock that represent at least 10% of the voting power of the Parent Common Stock, or the Investors or their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the date on which any shares of Series A Preferred Stock are first issued (the “Original Issuance Date”), the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for Parent to, among other things, (i) liquidate Parent or any operating subsidiary or effect any Deemed Liquidation Event (as defined in the Parent Charter), except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price (as defined below), (ii) amend Parent’s organizational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of the board of directors of Parent to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

The parties may not realize the anticipated benefits and cost savings of the Transactions.

While I.D. Systems and Pointer will continue to operate independently until the completion of the Transactions, the success of the Transactions will depend, in part, on I.D. Systems’ and Pointer’s ability to realize the anticipated benefits and cost savings from combining I.D. Systems’ and Pointer’s businesses. The parties’ ability to realize these anticipated benefits and cost savings is subject to certain risks, including, among others:

●	the parties’ ability to successfully combine their respective businesses;

●	the risk that the combined businesses will not perform as expected;

●	the extent to which the parties will be able to realize the expected synergies, which include realizing potential savings from re-assessing priority assets and aligning investments, eliminating duplication and redundancy, adopting an optimized operating model between both companies and leveraging scale, and creating value resulting from the combination of I.D. Systems’ and Pointer’s businesses;

●	the possibility that the aggregate consideration being paid for Pointer is greater than the value I.D. Systems will derive from the Transactions;

●	the possibility that the combined company will not achieve the free cash flow that the parties have projected;

●	the reduction of cash available for operations and other uses and the incurrence of indebtedness to finance the Transactions;

●	the assumption of known and unknown liabilities of Pointer, including potential tax and employee-related liabilities; and

●	the possibility of costly litigation challenging the Transactions.

If I.D. Systems and Pointer are not able to successfully integrate their businesses within the anticipated time frame, or at all, the anticipated cost savings, synergies operational efficiencies and other benefits of the Transactions may not be realized fully or may take longer to realize than expected, and the combined company may not perform as expected.

Integrating I.D. Systems’ and Pointer’s businesses may be more difficult, time-consuming or costly than expected.

I.D. Systems and Pointer have operated and, until completion of the Transactions will continue to operate, independently, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s or both companies’ ongoing businesses or unexpected integration issues, such as higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of I.D. Systems and Pointer in order to realize the anticipated benefits of the Transactions so the combined business performs as expected include, among others:

●	combining the companies’ separate operational, financial, reporting and corporate functions;

●	integrating the companies’ technologies, products and services;

●	identifying and eliminating redundant and underperforming operations and assets;

●	harmonizing the companies’ operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;

●	addressing possible differences in corporate cultures and management philosophies;

●	maintaining employee morale and retaining key management and other employees;

●	attracting and recruiting prospective employees;

●	consolidating the companies’ corporate, administrative and information technology infrastructure;

●	coordinating sales, distribution and marketing efforts;

●	managing the movement of certain businesses and positions to different locations;

●	maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors;

●	coordinating geographically dispersed organizations; and

●	effecting potential actions that may be required in connection with obtaining regulatory approvals.

In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the Transactions and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and, consequently, the business of the combined company.

Failure to complete the Transactions could negatively impact the stock price and the future business and financial results of I.D. Systems and Pointer.

The parties’ respective obligations to complete the Transactions are subject to the satisfaction or waiver of a number of conditions set forth in the Agreements. There can be no assurance that the conditions to completion of the Transactions will be satisfied or waived or that the Transactions will be completed. If the Transactions are not completed for any reason, the ongoing businesses of I.D. Systems and Pointer may be materially and adversely affected and, without realizing any of the benefits of having completed the Transactions, I.D. Systems and Pointer would be subject to a number of risks, including the following:

●	I.D. Systems and Pointer may experience negative reactions from the financial markets, including negative impacts on trading prices of I.D. Systems Common Stock and Pointer Ordinary Shares and from their respective customers, vendors, regulators and employees;

●	Pointer may be required to pay I.D. Systems a termination fee of $3,000,000 if Pointer fails to consummate the Pointer Merger under specified circumstances;

●	I.D. Systems may be required to pay Pointer a termination fee of $2,000,000 if I.D. Systems fails to consummate the Pointer Merger under specified circumstances;

●	I.D. Systems and Pointer will be required to pay certain expenses incurred in connection with the Transactions, whether or not the Transactions are completed;

●	the Agreements place certain restrictions on the operation of each of I.D. Systems’ and Pointer’s respective businesses prior to the closing of the Transactions, and such restrictions, the waiver of which is subject to the consent of the other parties, may prevent I.D. Systems or Pointer, as applicable, from making certain acquisitions, taking certain other specified actions or otherwise pursuing business opportunities during the pendency of the Transactions that I.D. Systems or Pointer would have made, taken or pursued if these restrictions were not in place; and

●	matters relating to the Transactions (including integration planning) will require substantial commitments of time and resources by I.D. Systems and Pointer management and the expenditure of significant funds in the form of fees and expenses, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to either I.D. Systems or Pointer as an independent company.

In addition, each of I.D. Systems and Pointer could be subject to litigation related to any failure to complete the Transactions or related to any proceeding to specifically enforce I.D. Systems’ or Pointer’s obligations under the Agreements.

If any of these risks materialize, they may materially and adversely affect I.D. Systems’ or Pointer’s business, financial condition, financial results and stock prices.

For a description of the circumstances under which a termination fee is payable, see “The Merger Agreement—Termination Fees” and “The Investment Agreement—Termination Fees” beginning on pages 142 and 162, respectively, of this joint proxy statement/prospectus.

I.D. Systems and Pointer will be subject to business uncertainties and contractual restrictions while the Transactions are pending.

Uncertainty about the effect of the Transactions on employees, vendors and customers may have an adverse effect on I.D. Systems or Pointer and consequently on the combined company after the closing of the Transactions. These uncertainties may impair I.D. Systems’ or Pointer’s ability to retain and motivate key personnel and could cause customers and others that deal with I.D. Systems or Pointer, as applicable, to defer or decline entering into contracts with I.D. Systems or Pointer, as applicable, or making other decisions concerning I.D. Systems or Pointer, as applicable, or seek to change existing business relationships with I.D. Systems or Pointer, as applicable. In addition, if key employees depart because of uncertainty about their future roles and the potential complexities of the Transactions, I.D. Systems’ and Pointer’s businesses could be harmed. Furthermore, the Agreements place certain restrictions on the operation of I.D. Systems’ and Pointer’s businesses prior to the closing of the Transactions, which may delay or prevent I.D. Systems and Pointer from undertaking certain actions or business opportunities that may arise prior to the consummation of the Transactions. See “The Merger Agreement—Conduct of Business of Pointer” and “The Investment Agreement—Conduct of Business of I.D. Systems” beginning on pages 132 and 149, respectively, of this joint proxy statement/prospectus for a description of the restrictive covenants applicable to I.D. Systems and Pointer.

Third parties may terminate or alter existing contracts or relationships with I.D. Systems or Pointer.

Each of I.D. Systems and Pointer has contracts with customers, vendors and other business partners which may require I.D. Systems or Pointer, as applicable, to obtain consents from these other parties in connection with the Transactions. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which I.D. Systems and/or Pointer currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either party in anticipation of the Transactions, or with Parent following the Transactions. The pursuit of such rights may result in I.D. Systems, Pointer or Parent suffering a loss of potential future revenue, incurring liabilities in connection with a breach of such agreements or losing rights that are material to its business. Any such disruptions could limit Parent’s ability to achieve the anticipated benefits of the Transactions. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Transactions or the termination of the Transactions.

In order to complete the Transactions, the parties must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, completion of the Transactions may be jeopardized or prevented or the anticipated benefits of the Transactions could be reduced.

Consummation of the Transactions is conditioned upon, among other things, the receipt of certain governmental approvals, including approvals required under Israeli law. Although the parties have agreed in the Merger Agreement to use their reasonable best efforts to make certain governmental filings and obtain the required governmental approvals, there can be no assurance that the required approvals will be obtained and no assurance that the Transactions will be completed.

In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing laws and regulations, and may take into account various facts and circumstances in their consideration of the Transactions. These governmental authorities may initiate proceedings seeking to prevent, or otherwise seek to prevent, the Transactions. As a condition to the approval of the Transactions, these governmental authorities also may impose requirements, limitations or costs, require divestitures or place restrictions on the conduct of I.D. Systems’ business or Pointer’s business after completion of the Transactions. One of the required Israeli regulatory approvals is the approval of the ISA to list the Parent Common Stock on the TASE pursuant to the dual-listing arrangement under Israeli law, which would enable Parent to apply for an exemption to use its registration statement on Form S-4 in Israel in lieu of an Israeli prospectus. A condition to the initial listing of the Parent Common Stock on the TASE is a total market capitalization of Parent on Nasdaq of at least $150 million, which is outside the control of the parties to the Transactions. See “The Merger Agreement—Conditions to the Pointer Merger” beginning on page 139 for a discussion of the conditions to the consummation of the Pointer Merger and “The Merger Agreement—Reasonable Best Efforts and Regulatory Filings” and “Certain Regulatory Approvals” beginning on pages 138 and 163, respectively, of this joint proxy statement/prospectus for a discussion of the regulatory approvals required in connection with the consummation of the Transactions.

The Transactions are subject to a number of closing conditions and, if these conditions are not satisfied, the Agreements may be terminated in accordance with their respective terms and the Transactions may not be completed. In addition, the parties have the right to terminate the Merger Agreement and the Investment Agreement under other specified circumstances, in which case the Transactions would not be completed.

The Transactions are subject to a number of closing conditions and, if these conditions are not satisfied or waived (to the extent permitted by law), the Transactions will not be completed. These conditions include, among others: (i) the absence of certain legal impediments, (ii) effectiveness of the registration statement on Form S-4 relating to the Transactions, (iii) obtaining all governmental authorizations, including the lapse of any applicable waiting period, (iv) obtaining the Pointer Shareholder Approval, (v) obtaining the I.D. Systems Specified Stockholder Approval, and (vi) the listing of Parent Common Stock on Nasdaq. In addition, each party’s obligation to complete the Transactions is subject to the accuracy of the other parties’ representations and warranties in the Agreements (subject in most cases to “material adverse effect” qualifications), the other parties’ compliance, in all material respects, with their respective covenants and agreements in the Agreements, and the maintenance by the parties of certain minimum cash levels.

The conditions to the closing may not be fulfilled and, accordingly, the Transactions may not be completed. In addition, if the Transactions are not completed by October 31, 2019, any party may choose not to proceed with the Transactions. Moreover, the parties can mutually decide to terminate the Merger Agreement or the Investment Agreement at any time prior to the consummation of the Transactions, before or after receipt of the Pointer Shareholder Approval and the I.D. Systems Specified Stockholder Approval and each party may elect to terminate the Merger Agreement or Investment Agreement in certain other circumstances, as described in “The Merger Agreement—Termination” and “The Investment Agreement—Termination.” If either Agreement is terminated, I.D. Systems or Pointer, as applicable, may incur substantial fees and expenses in connection with termination of such Agreement and neither of them will realize the anticipated benefits of the Transactions. For a description of the circumstances under which a termination fee is payable, see “The Merger Agreement—Termination Fees” and “The Investment Agreement—Termination Fees” beginning on pages 142 and 162, respectively of this joint proxy statement/prospectus.

I.D. Systems or Pointer may waive one or more of the closing conditions to the Transactions without re-soliciting stockholder approval.

Each of I.D. Systems and Pointer has the right to waive certain of the closing conditions to the Transactions. Any such waiver may not require re-solicitation of stockholders, in which case stockholders of I.D. Systems and shareholders of Pointer will not have the chance to change their votes as a result of any such waiver and I.D. Systems and Pointer will have the ability to complete the Transactions without seeking further stockholder approval. Any determination whether to waive any condition to the Transactions, whether stockholder approval would be re-solicited as a result of any such waiver or whether this joint proxy statement/prospectus would be amended as a result of any waiver will be made by I.D. Systems or Pointer, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time, and any such waiver could have an adverse effect on Parent.

Both I.D. Systems’ stockholders and Pointer’s shareholders will have a reduced ownership and voting interest after the Transactions and will exercise less influence over management.

After the completion of the Transactions, I.D. Systems’ stockholders and Pointer’s shareholders will own a smaller percentage of Parent than they currently own of I.D. Systems and Pointer, respectively. Based on the estimated number of shares of I.D. Systems Common Stock and Pointer Ordinary Shares that are expected to be outstanding immediately prior to the consummation of the Transactions on a fully-diluted basis, and after giving effect to the issuance of the Series A Preferred Stock in the Transactions (at an initial conversion price of $7.319), it is expected that I.D. Systems stockholders will own approximately 54.0%, and Pointer shareholders will own approximately 28.6%, of Parent immediately after consummation of the Transactions on a fully-diluted basis. Consequently, I.D. Systems stockholders, as a group, and Pointer shareholders, as a group, will each have reduced ownership and voting power in the combined company compared to their current ownership and voting power in I.D. Systems and Pointer, respectively. In particular, Pointer shareholders, as a group, will have less than a majority of the ownership and voting power of the Parent and, therefore, will be able to exercise less collective influence over the management and policies of Parent than they currently exercise over the management and policies of Pointer. While I.D. Systems’ stockholders will continue to own a majority of Parent Common Stock immediately after consummation of the Transactions, their collective ownership percentage is likewise going to be reduced compared to their current level, as will be their ability to influence management and policies.

There can be no assurance that I.D. Systems will be able to secure the funds necessary to pay the Cash Consideration payable in the Pointer Merger.

I.D. Systems intends to fund a portion the Cash Consideration payable in the Pointer Merger with a combination of the net proceeds it receives from the sale of the Series A Preferred Stock pursuant to the terms of the Investment Agreement and debt financing contemplated by the Debt Commitment Letter.

The obligations of the lender to provide the loans contemplated by the Debt Commitment Letter are subject to a number of conditions. In addition, if binding finance documents have not been executed by August 12, 2019, the Debt Commitment Letter will expire by its terms. There is no assurance the lender will continue to honor the Debt Commitment Letter after that date or that the Debt Commitment Letter can be extended on acceptable terms or at all. Accordingly, there can be no assurance that I.D. Systems will be able to secure the debt financing pursuant to the Debt Commitment Letter. See “Additional Financing Relating to the Transactions” beginning on page 164 of this joint proxy statement/prospectus.

In the event that the debt financing contemplated by the Debt Commitment Letter is not available, other financing may not be available on acceptable terms, in a timely manner or at all. If I.D. Systems is unable to secure debt financing, the Transactions may be delayed or not be completed. In addition, I.D. Systems may be required, pursuant to the terms of the Merger Agreement, to pay Pointer a termination fee of $2,000,000 if it fails to consummate the Pointer Merger related to a failure by I.D. Systems to obtain financing. See “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus.

The Agreements limit I.D. Systems’ and Pointer’s ability to pursue alternatives to the Transactions.

The Merger Agreement contains provisions that make it more difficult for Pointer to enter into alternative transactions. The Merger Agreement contains certain provisions that restrict Pointer’s ability to solicit or facilitate proposals from third parties with respect to transactions involving the financing or sale of Pointer, or provide non-public information to, or otherwise participate or engage in discussions or negotiations with, third parties or take certain other actions that would reasonably be expected to lead to a third-party acquisition proposal. Further, there are only limited exceptions to Pointer’s agreement that its board of directors will not change its recommendation in favor of the adoption of the Merger Agreement. However, at any time prior to the receipt of the Pointer Shareholder Approval, in response to an unsolicited superior proposal made by a third party, Pointer’s board of directors may make an adverse recommendation change, and terminate the Merger Agreement to enter into an alternative acquisition agreement, if it concludes in good faith, after consultation with Pointer’s outside financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of Pointer’s board of directors under the circumstances and under applicable law. See “The Merger Agreement—No Solicitation” beginning on page 134 of this joint proxy statement/prospectus.

In addition, Pointer may be required to pay a termination fee of $3,000,000 to I.D. Systems if the Pointer Merger is not consummated under specified circumstances. See “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus, including as described above, for a description of the circumstances under which such a termination fee is payable. Upon adoption of the Merger Agreement by Pointer shareholders, Pointer’s right to terminate the Merger Agreement in response to a superior proposal will cease.

The Investment Agreement contains provisions that make it more difficult for I.D. Systems to enter into alternative transactions. The Investment Agreement contains certain provisions that restrict I.D. Systems’ ability to solicit or facilitate proposals from third parties with respect to transactions involving the financing or sale of I.D. Systems, or provide non-public information to, or otherwise participate or engage in discussions or negotiations with, third parties or take certain other actions that would reasonably be expected to lead to a third-party acquisition proposal. Further, there are only limited exceptions to I.D. Systems’ agreement that the I.D. Systems board of directors will not change its recommendation in favor of the adoption of the Investment Agreement and certain other stockholder approvals required in connection with the Transactions. However, at any time prior to the receipt of the required stockholder approvals, including in response to an unsolicited superior proposal made by a third party, I.D. Systems’ board of directors may make an adverse recommendation change if it concludes in good faith, based on the advice of I.D. Systems’ outside financial advisors and outside legal counsel, that the failure to take such action would result in a violation of the fiduciary duties of I.D. Systems’ board of directors under applicable law. Regardless of whether I.D. Systems’ board of directors has made an adverse recommendation change, I.D. Systems may still be compelled to hold a special meeting of its stockholders relating to the Transactions and to seek the I.D. Systems Stockholder Approval. See “The Investment Agreement—No Solicitation” beginning on page 152 of this joint proxy statement/prospectus.

In addition, I.D. Systems may be required to pay Pointer a termination fee of $2,000,000 if it fails to consummate the Pointer Merger related to a failure by I.D. Systems to obtain financing. See “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus.

While I.D. Systems and Pointer believe these provisions are reasonable, customary and not preclusive of other offers, the provisions might discourage a third party that has an interest in acquiring all or a significant part of Pointer or I.D. Systems from considering or proposing such an acquisition, even if such party were prepared to pay consideration with a higher per-share value than the currently proposed merger consideration or if such party were prepared to enter into an agreement that may be more favorable to I.D. Systems or Pointer or their respective stockholders.

The financial analyses and forecasts considered by I.D. Systems and Pointer and their respective financial advisors may not be realized, which may adversely affect the market price of Parent Common Stock following the completion of the Transactions.

In performing their financial analyses and rendering their opinions related to the Transactions, each of the respective financial advisors to I.D. Systems and Pointer relied on, among other things, certain information, including financial forecasts and projections of I.D. Systems and Pointer provided by I.D. Systems and Pointer. See “Opinion of I.D. Systems’ Financial Advisor” and “Opinion of Pointer’s Financial Advisor” beginning on page 97 and 103, respectively, of this joint proxy statement/prospectus. These projections and forecasts were prepared by, or at the direction of, the management of I.D. Systems or the management of Pointer, as applicable. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, U.S. generally accepted accounting principles (“GAAP”) or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of I.D. Systems and Pointer. There can be no assurance that I.D. Systems’ or Pointer’s financial condition or results of operations will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of Parent Common Stock or the financial position of Parent following the Transactions.

Executive officers and directors of I.D. Systems and Pointer may have interests in the Transactions that are different from, or in addition to, the rights of their respective stockholders.

Executive officers of I.D. Systems and Pointer negotiated the terms of the Agreements and the I.D. Systems board of directors and the Pointer board of directors each approved the Agreements and the Transactions and recommend that you vote in favor of the proposals at each respective meeting. These executive officers and directors may have interests in the Transactions that are different from, or in addition to, yours. These interests include the continued employment of certain executive officers of I.D. Systems and Pointer by Parent, the continued service of certain directors of I.D. Systems as directors of Parent, and the indemnification of I.D. Systems and Pointer executive officers and directors by Parent and the surviving corporations. With respect to certain Pointer executive officers, these interests also include full acceleration of vesting of equity grants and transaction bonuses payable in Pointer RSUs or cash. With respect to I.D. Systems executive officers, these interests also include transaction-related grants of I.D. Systems equity awards and severance payments upon qualifying terminations of employment. Stockholders should be aware of these interests when they consider their board of directors’ recommendation that stockholders vote in favor of the Transactions. For a description of the interests of I.D. Systems executive officers and directors in the Transactions, see “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of this joint proxy statement/prospectus. For a description of the interests of Pointer executive officers and directors in the Transactions, see “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on page 119 of this joint proxy statement/prospectus.

The shares of Parent Common Stock to be received by I.D. Systems stockholders and Pointer shareholders as a result of the Transactions will have rights that are different from the rights of shares of I.D. Systems Common Stock and the rights of Pointer Ordinary Shares, respectively.

Following completion of the Transactions, I.D. Systems stockholders and Pointer shareholders will no longer be I.D. Systems stockholders and Pointer shareholders, respectively, but will instead be Parent stockholders governed by Delaware law, the Parent Charter and Parent Bylaws. There will be important differences between your current rights as an I.D. Systems stockholder or a Pointer shareholder and your rights as a Parent stockholder. See “Comparison of the Rights of Holders of Pointer Ordinary Shares and Parent Common Stock” and “Comparison of the Rights of Holders of I.D. Systems Common Stock and Parent Common Stock” beginning on pages 190 and 195, respectively, of this joint proxy statement/prospectus for a description of the different rights of Parent Common Stock, on the one hand, and I.D. Systems Common Stock and Pointer Ordinary Shares, on the other hand.

The Series A Preferred Stock will have rights, preferences and privileges that will not be held by, and will be preferential to, the rights of holders of Parent Common Stock, which could adversely affect the liquidity and financial condition of Parent, and may result in the interests of the holders of Series A Preferred Stock differing from those of the holders of Parent Common Stock.

The Series A Preferred Stock will rank senior to the shares of Parent Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of Parent or upon a Deemed Liquidation Event. The Series A Preferred Stock will have a liquidation preference equal to the greater of (i) $1,000 (subject to ratable adjustment in the case of stock dividends (other than preferred dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock) (the “Series A Issue Price”) per share plus all accrued and unpaid dividends thereon (except in the case of a Deemed Liquidation Event, then 150% of such amount) and (ii) the amount such holder would have received if the Series A Preferred Stock had converted into Parent Common Stock immediately prior to such event.

In addition, holders of Series A Preferred Stock will be entitled to cumulative dividends at a minimum rate of 7.5% per annum, quarterly in arrears, as set forth in the Parent Charter. Commencing on the 66-month anniversary of the Original Issuance Date, and on each monthly anniversary thereafter, the dividend rate will increase by 100 basis points, until the dividend rate reaches 17.5% per annum, subject to Parent’s right to defer the increase for up to three consecutive months on the terms set forth in the Parent Charter. The dividends are payable at Parent’s election in kind, through the issuance of additional shares of Series A Preferred Stock, or in cash, provided no dividend payment failure has occurred and is continuing and that there have not previously occurred two or more dividend payment failures.

Further, at any time after (i) the 66-month anniversary of the Original Issuance Date, (ii) following delivery of a mandatory conversion notice by Parent, or (iii) upon a Deemed Liquidation Event, subject to Delaware law governing distributions to stockholders, the holders of the Series A Preferred Stock may elect to require Parent to redeem all or any portion of its outstanding shares of Series A Preferred Stock for an amount per share equal to the greater of (i) the product of (x) 1.5 multiplied by (y) the sum of the Series A Issue Price, plus all accrued and unpaid dividends and (ii) the product of (x) the number of shares of Parent Common Stock issuable upon conversion of such Series A Preferred Stock multiplied by (y) the volume weighted average price of the Parent Common Stock during the 30 consecutive trading day period ending on the trading date immediately prior to the date of such redemption notice or, if calculated in connection with a Deemed Liquidation Event, the value ascribed to a share of Parent Common Stock in such Deemed Liquidation Event (the “Redemption Price”). If the holders of Series A Preferred Stock elect to redeem all outstanding shares of Series A Preferred Stock and Parent has not redeemed all such shares on the applicable date on which the redemption should occur, and such redemption has not been completed on the six month anniversary thereof, the holders of at least a majority of the outstanding shares of Series A Preferred Stock will have the right to initiate, conduct and direct, subject to the approval of the board of directors of Parent, a customary sale process regarding the sale of Parent and/or its subsidiaries.

Finally, at any time after the third anniversary of the Original Issuance Date, provided that (i) Parent is not then in material breach of (or has previously on no more than two occasions materially breached) any of provisions of the Parent Charter, (ii) the terms of any other indebtedness or agreement would not prohibit such redemption, and (iii) Parent has not previously exercised such redemption right, Parent may elect to redeem all (but not less than all) shares of Series A Preferred Stock for an amount per share equal to the Redemption Price.

These dividend and redemption payment obligations could significantly impact Parent’s liquidity and reduce the amount of Parent’s cash flows that are available for working capital, capital expenditures, growth opportunities, acquisitions, and other general corporate purposes. Parent’s obligations to the holders of Series A Preferred Stock could also limit its ability to obtain additional financing or increase its borrowing costs, which could have an adverse effect on its financial condition. The preferential rights described above could also result in divergent interests between the holders of shares of Series A Preferred Stock and the holders of Parent Common Stock.

Any issuance of Parent Common Stock upon conversion of the Series A Preferred Stock will cause dilution to then existing Parent stockholders and may depress the market price of Parent Common Stock.

The Series A Preferred Stock accrues dividends at an initial minimum rate of 7.5% per annum and following the 66-month anniversary of the Original Issuance Date, such dividend rate could increase to as high as 17.5% per annum. Each share of Series A Preferred Stock is convertible, at the option of the holders, into the number of shares of Parent Common Stock equal to the quotient (rounded up to the nearest whole number) of (i) the Series A Issue Price, plus any accrued and unpaid dividends, divided by (ii) the Series A Conversion Price, subject to adjustment and certain anti-dilution adjustments. The Series A Conversion Price shall initially be equal to $7.319.

The issuance of Parent Common Stock upon conversion of the Series A Preferred Stock will result in immediate and substantial dilution to the interests of holders of Parent Common Stock, and such dilution will increase over time in connection with the accrual of dividends on the Series A Preferred Stock.

I.D. Systems, Pointer and, subsequently, Parent may have difficulty attracting, motivating and retaining executives and other key employees in light of the proposed Transactions.

The combined company’s success after the Transactions will depend in part on each of I.D. Systems’ and Pointer’s ability to retain key executives and other employees. Uncertainty about the effect of the Transactions on I.D. Systems’ and Pointer’s employees may have an adverse effect on each company separately and consequently, the combined business. This uncertainty may impair I.D. Systems’ and/or Pointer’s ability to attract, retain and motivate key personnel. Employee retention may be particularly challenging during the pendency of the Transactions, as I.D. Systems’ and Pointer’s employees may experience uncertainty about their future roles in the combined business.

Additionally, Pointer’s officers and employees hold Pointer Ordinary Shares and vested options to purchase Pointer Ordinary Shares, and, if the Transactions are completed, these officers and employees will be entitled to the Pointer Merger Consideration in respect of such shares and vested options (in the case of options, net of the exercise price). Certain officers will also hold options and Pointer RSUs that are subject to accelerated vesting upon completion of the Transactions. Because the vesting and exercise of these options and Pointer RSUs will no longer be subject to the continued employment of these officers and employees of Pointer, it could make their retention more difficult.

Furthermore, if any of I.D. Systems’ or Pointer’s key employees depart or are at risk of departing, including because of issues relating to the uncertainty and difficulty of integration, financial security or a desire not to become employees of the combined business, I.D. Systems or Pointer, as applicable, may have to incur significant costs in retaining such individuals or in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent, and the combined company’s ability to realize the anticipated benefits of the Transactions may be materially and adversely affected. No assurance can be given that the combined company will be able to attract or retain key employees to the same extent that I.D. Systems or Pointer has been able to attract or retain employees in the past.

It is expected that, as a result of the Transactions, the ability to use I.D. Systems’ net operating loss carryovers will be significantly limited, which may result in Parent’s being subject to higher effective tax rates.

It is expected that, as a result of the Transactions, I.D. Systems will undergo an ownership change under Section 382 of the Code. As a result, the ability to use I.D. Systems’ net operating loss carryovers incurred prior to the ownership change against income arising after the ownership change will be significantly limited under Section 382 of the Code and under similar provisions of state and local law. Accordingly, Parent may have to report higher taxable income and may be subject to higher effective tax rates than it otherwise would have in the absence of this limitation. In addition, as a result of this limitation, some of I.D. Systems’ net operating losses may actually expire unused.

I.D. Systems, Pointer and Parent will incur significant transaction and merger-related transition costs in connection with the Transactions.

I.D. Systems and Pointer expect that they and Parent will incur significant, non-recurring costs in connection with consummating the Transactions and integrating the operations of the two companies post-closing. I.D. Systems and/or Pointer may incur additional costs to retain key employees. I.D. Systems and/or Pointer will also incur significant fees and expenses relating to financing arrangements and legal services (including any costs that would be incurred in defending against any potential class action lawsuits and derivative lawsuits in connection with the Transactions if any such proceedings are brought), accounting and other fees and costs, which are currently estimated to be approximately $9,000,000 in the aggregate, associated with consummating the Transactions. Some of these costs are payable regardless of whether the Transactions are completed. In addition, Pointer may be required to pay a termination fee of $3,000,000 and I.D. Systems may be required to pay a termination fee of $2,000,000 if the Merger Agreement is terminated under specified circumstances described in this joint proxy statement/prospectus. Though I.D. Systems and Pointer continue to assess the magnitude of these costs, additional unanticipated costs may be incurred in the Transactions and the integration of the businesses of I.D. Systems and Pointer.

The unaudited pro forma financial information included in this joint proxy statement/prospectus is preliminary and Parent’s actual financial position or results of operations after the Transactions may differ materially.

The unaudited pro forma financial information in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Parent’s actual financial position or results of operations would have been had the Transactions been completed on the dates indicated. The unaudited pro forma financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. The purchase price allocation reflected in this document is preliminary, and a final determination of the fair value of assets acquired and liabilities assumed will be based on the actual net tangible and intangible assets and liabilities of Pointer that existed as of the date of the completion of the Transactions. In addition, subsequent to the closing date, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma information reflected in this joint proxy statement/prospectus. For more information, see “Unaudited Pro Forma Combined Financial Information” beginning on page 50 of this joint proxy statement/prospectus.

The opinions of I.D. Systems’ and Pointer’s financial advisors will not be updated to reflect changes in circumstances between the signing of the Agreements in March 2019 and the completion of the Transactions.

I.D. Systems and Pointer have not obtained updated opinions from their respective financial advisors as of the date of this joint proxy statement/prospectus, and I.D. Systems and Pointer do not anticipate asking their respective financial advisors to update their opinions. Changes in the operations and prospects of I.D. Systems or Pointer, general market and economic conditions and other factors that may be beyond the control of I.D. Systems or Pointer, and on which I.D. Systems’ and Pointer’s financial advisors’ opinions were based in part, may significantly alter the prices of the shares of I.D. Systems Common Stock or Pointer Ordinary Shares by the closing date. The opinions do not speak as of the time the Transactions will be completed or as of any date other than the date of such opinions. Because I.D. Systems’ and Pointer’s financial advisors will not be updating their opinions, which were issued in connection with the signing of the Agreements on March 13, 2019, the opinions will not address the fairness, from a financial point of view, of the Pointer Merger Consideration to be received by holders of Pointer Ordinary Shares at the closing date. The I.D. Systems board of directors’ recommendation that I.D. Systems stockholders vote “FOR” the proposals included herein and the Pointer board of directors’ recommendation that Pointer shareholders vote “FOR” the proposal to adopt the Merger Agreement, however, are made as of the date of this joint proxy statement/prospectus. For a description of the opinions that I.D. Systems and Pointer received from their respective financial advisors, see “Opinion of I.D. Systems’ Financial Advisor” and “Opinion of Pointer’s Financial Advisor” beginning on pages 97 and 103, respectively, of this joint proxy statement/prospectus.

I.D. Systems and Pointer may be the target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Transactions from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on I.D. Systems’ or Pointer’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Transactions, then that injunction may delay or prevent the Transactions from being completed, which may adversely affect I.D. Systems’ or Pointer’s or, if the Transactions are completed but delayed, the combined company’s business, financial position and results of operations. As of July 22, 2019, the last practicable day before the date of this joint proxy statement/prospectus, no such lawsuits have been filed in connection with the Transactions and we cannot predict whether any will be filed.

Additional Risks Relating to Parent after Completion of the Transactions

The combined company will be an international company and may be susceptible to a number of political, economic and geographic risks that could harm its business.

The combined company will be dependent on sales to customers outside the U.S. The combined company’s international sales are likely to account for a significant percentage of its products and services revenue for the foreseeable future. As a result, the occurrence of any international, political, economic or geographic event could result in a significant decline in the combined company’s revenue. In addition, compliance with complex foreign and U.S. laws and regulations that will apply to the combined company’s international operations will increase its cost of doing business in international jurisdictions. These numerous and sometimes conflicting laws and regulations include internal control and disclosure rules, data privacy and filtering requirements, anti-corruption laws, such as the Foreign Corrupt Practices Act, and other local laws prohibiting corrupt payments to governmental officials, and anti-competition regulations, among others. Violations of these laws and regulations could result in fines and penalties, criminal sanctions against the combined company, its officers, or employees, prohibitions on the conduct of the combined company’s business and on its ability to offer its products and services in one or more countries, and could also materially affect the combined company’s brand, international expansion efforts, ability to attract and retain employees, business, and operating results. Although the combined company will implement policies and procedures designed to ensure compliance with these laws and regulations, there can be no assurance that the combined companies employees, contractors, or agents will not violate its policies.

Some of the risks and challenges of doing business internationally include:

●	unexpected changes in regulatory requirements;

●	fluctuations in international currency exchange rates including its impact on unhedgeable currencies and our forecast variations for hedgeable currencies;

●	imposition of tariffs and other barriers and restrictions;

●	management and operation of an enterprise spread over various countries;

●	the burden of complying with a variety of laws and regulations in various countries;

●	application of the income tax laws and regulations of multiple jurisdictions, including relatively low-rate and relatively high-rate jurisdictions, to our sales and other transactions, which results in additional complexity and uncertainty;

●	the conduct of unethical business practices in developing countries;

●	general economic and geopolitical conditions, including inflation and trade relationships;

●	war and acts of terrorism;

●	kidnapping and high crime rate;

●	natural disasters;

●	availability of U.S. dollars especially in countries with economies highly dependent on resource exports, particularly oil; and

●	changes in export regulations.

While these factors and the impacts of these factors are difficult to predict, any one or more of them could adversely affect the combined company’s business, financial condition and results of operations in the future.

In connection with the Transactions, Pointer and Pointer Holdco will incur significant indebtedness to finance the Pointer Merger as well as other transaction-related costs.

On March 13, 2019, I.D. Systems entered into the Debt Commitment Letter with Hapoalim providing for two five-year senior secured term loan facilities to Pointer Holdco in an aggregate principal amount of $30 million and a five-year revolving credit facility to Pointer in an aggregate principal amount of $10 million. The term loan facilities will be used to finance a portion of the Cash Consideration payable in the Pointer Merger and the revolving credit facility will be used by Pointer for general working capital purposes, or, at Pointer’s discretion, to finance a portion of the Cash Consideration payable in the Pointer Merger. Such indebtedness will have the effect, among other things, of reducing Pointer’s flexibility to respond to changing business and economic conditions, will increase the combined company’s borrowing costs and, to the extent that such indebtedness is subject to floating interest rates, may increase Pointer’s vulnerability to fluctuations in market interest rates. The definitive documents relating to such indebtedness will require Pointer and Pointer Holdco to satisfy various covenants, including negative covenants that directly or indirectly restrict the combined company’s ability to engage in certain transactions without the consent of the lender. The indebtedness will be secured by first ranking and exclusive fixed and floating charges, including by Pointer Holdco over the entire share capital of Pointer and by Pointer over all of its assets, as well as cross guarantees between Pointer Holdco and Pointer. This may also make it more difficult for the combined company to engage in future transactions without the consent of the lender. The increased levels of indebtedness could also reduce funds available to fund efforts to combine I.D. Systems’ and Pointer’s businesses and realize expected benefits of the Transactions and/or engage in investments in product development, capital expenditures and other activities and may create competitive disadvantages for I.D. Systems or Pointer relative to other companies with lower debt levels. Each of I.D. Systems, Pointer and Parent may be required to raise additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes. Each company’s ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. I.D. Systems and Pointer cannot assure you that they will be able to obtain additional financing on terms acceptable to them or at all. See “Additional Financing Relating to the Transactions” beginning on page 164 of this joint proxy statement/prospectus.

The terms of Pointer Holdco’s and Pointer’s new indebtedness restrict their current and future operations, particularly their ability to respond to changes or to take certain actions.

The Credit Facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on Pointer Holdco and Pointer and limit their ability to engage in acts that may be in their long-term best interest, including restrictions on their ability to:

●	incur or guarantee additional indebtedness;

●	incur liens;

●	sell or otherwise dispose of assets;

●	enter into transactions with affiliates; and

●	enter into new lines of business.

The Credit Facilities also limit the ability of Pointer Holdco and Pointer to consolidate or merge with or into another person.

In addition, the covenants in the Credit Facilities require Pointer Holdco and Pointer to maintain specified financial ratios, tested quarterly. Their ability to meet those financial ratios can be affected by events beyond their control, and they may be unable to meet them.

A breach of the covenants or restrictions under the Credit Facilities could result in an event of default, which may allow the lender to accelerate the indebtedness thereunder. In addition, an event of default under the Credit Facilities would permit the lender to terminate all commitments to extend further credit pursuant to the Revolving Facility. Furthermore, if Pointer Holdco and Pointer are unable to repay the amounts due and payable under the Credit Facilities, the lender could proceed against the collateral granted to it to secure the Credit Facilities. In the event the lender accelerates the repayment of borrowings, Pointer Holdco and Pointer may not have sufficient assets to repay that indebtedness.

As a result of these restrictions, we may be:

●	limited in our flexibility in planning for, or reacting to, changes in our business and the markets we serve;

●	unable to raise additional debt or equity financing to fund working capital, capital expenditures, new product development expenses and other general corporate requirements; or

●	unable to compete effectively or to take advantage of new business or strategic acquisition opportunities.

These restrictions may affect our ability to grow in accordance with our strategy.

The combined company will be subject to the risks that each of I.D. Systems and Pointer faces.

Following completion of the Transactions, the combined company will be subject to numerous risks and uncertainties, including the risks faced by each of I.D. Systems and Pointer, which are described in the documents that each company has filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 of I.D. Systems filed with the SEC on April 1, as amended by the Form 10-K/A filed on April 30, 2019, and the Annual Report for the fiscal year ended December 31, 2018 of Pointer on Form 20-F filed with the SEC on April 1, 2019, which are incorporated by reference into this joint proxy statement/prospectus, as updated by Quarterly Reports on Form 10-Q of I.D. Systems and future filings after the date of this joint proxy statement/prospectus with the SEC by I.D. Systems and Pointer. If any such risks actually occur, the business, financial condition, results of operations or cash flows of the combined company could be materially adversely affected. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

Parent has no operating or financial history and the unaudited pro forma combined financial statements included in this joint proxy statement/prospectus are preliminary and the actual financial condition and results of operations of Parent after the Transactions may differ materially.

Parent has been recently incorporated to effectuate with the proposed Transactions and has no operating history or revenues. This joint proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for Parent. The unaudited pro forma combined statements of comprehensive income (loss) for the year ended December 31, 2018 and the three months ended March 31, 2019 combine the historical consolidated statements of comprehensive income (loss) of I.D. Systems and Pointer, giving effect to the Transactions as if they had occurred on January 1, 2018, and the unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the historical consolidated balance sheets of I.D. Systems and Pointer, giving effect to the Transactions as if they had occurred on March 31, 2019. Both the unaudited pro forma combined statements of income and the unaudited pro forma combined balance sheet of Parent should be read in conjunction with the financial statements and accompanying notes of each of I.D. Systems and Pointer, which are incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. The unaudited pro forma financial statements do not include, among other things, estimated cost or growth synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable or impacts of transaction related change in control provisions that are currently not factually supportable and/or probable of occurring. Therefore, the unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what Parent’s actual financial condition or results of operations would have been had the Transactions been completed on the dates indicated. Accordingly, Parent’s business, assets, results of operations and financial condition may differ significantly from those indicated by the pro forma financial statements included in this joint proxy statement/prospectus. For more information, see “Unaudited Pro Forma Combined Financial Information” and “Where You Can Find More Information” beginning on page 50 and 201, respectively, of this joint proxy statement/prospectus.

The market price for shares of Parent Common Stock may be affected by factors different from those affecting the market price for Pointer Ordinary Shares and shares of I.D. Systems Common Stock.

Upon completion of the Transactions, holders of Pointer Ordinary Shares and I.D. Systems Common Stock will become holders of Parent Common Stock. I.D. Systems’ and Pointer’s respective business differ, and accordingly the results of operations of the combined company will be affected by factors different from those currently affecting the results of operations of Pointer and I.D. Systems. For a discussion of the businesses of I.D. Systems and Pointer and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 of I.D. Systems filed with the SEC on April 1, 2019, as amended by the Form 10-K/A filed on April 30, 2019, and the Annual Report for the fiscal year ended December 31, 2018 of Pointer on Form 20-F filed with the SEC on April 1, 2019 and referred to in “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus, as updated by Quarterly Reports on Form 10-Q of I.D. Systems and future filings after the date of this joint proxy statement/prospectus with the SEC by I.D. Systems and Pointer.

The market price for shares of Parent Common Stock may decline as a result of the Transactions, including as a result of some Parent stockholders adjusting their portfolios.

Prior to consummation of the Transactions, there is not and will not be a public market for the Parent Common Stock. The market value of Parent Common Stock at the time of consummation of the Transactions may vary significantly from the prices of the I.D. Systems Common Stock and Pointer Ordinary Shares on the date the Agreements were executed, the date of this joint proxy statement/prospectus and the dates of the I.D. Systems Special Meeting and Pointer Extraordinary Meeting. Following consummation of the Transactions, the market price of Parent Common Stock may decline if, among other things, the operational cost savings estimates in connection with the integration of I.D. Systems’ and Pointer’s businesses are not realized, or if the costs related to the Transactions are greater than expected, or if the financing related to the Transactions is on unfavorable terms. The market price also may decline if Parent does not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Transactions on Parent’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

In addition, sales of Parent Common Stock by Parent’s stockholders after the completion of the Transactions may cause the market price of Parent Common Stock to decrease. Based on the number of shares of I.D. Systems Common Stock and Pointer Ordinary Shares outstanding as of July 22, 2019, the latest practicable date before the date of this joint proxy statement/prospectus, approximately 29,400,377 shares of Parent Common Stock are expected to be issued and outstanding immediately after the effective time of the Transactions (including 595,220 shares of Parent Common Stock reserved for issuance pursuant to outstanding restricted stock awards of Parent). Many I.D. Systems stockholders and Pointer shareholders may decide not to hold the shares of Parent Common Stock that they receive in the Transactions. Other Parent stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Parent Common Stock that they receive in the Transactions. Such sales of Parent Common Stock could have the effect of depressing the market price for Parent Common Stock and may take place promptly following the Transactions.

Any of these events may make it more difficult for Parent to sell equity or equity-related securities, dilute your ownership interest in Parent and have an adverse impact on the price of Parent Common Stock.

The Transactions may not be accretive, and may be dilutive, to the combined company’s earnings per share, which may negatively affect the market price of shares of Parent Common Stock.

I.D. Systems and Pointer currently believe the Transactions will result in a number of benefits, including cost savings, operating efficiencies, and stronger demand for their respective products and services, and that the Transactions will be accretive to Parent’s earnings. This belief is based, in part, on preliminary current estimates that may materially change. In addition, future events and conditions, including adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the Transactions, could decrease or delay the accretion that is currently anticipated or could result in dilution. Any dilution of, or decrease in or delay of any accretion to, the combined company’s earnings per share could cause the price of shares of Parent Common Stock to decline or grow at a reduced rate.

The Parent Charter will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions between Parent and its stockholders, which could limit Parent stockholders’ ability to obtain a judicial forum viewed by the stockholders as more favorable for disputes with Parent or its directors, officers or employees, and the enforceability of the exclusive forum provision may be subject to uncertainty.

Article SIXTEENTH of the Parent Charter provides, subject to certain exceptions enumerated in Article SIXTEENTH, that, unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action brought on behalf of Parent, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of Parent, (iii) any action asserting a claim arising pursuant to the General Corporation Law of Delaware (the “DGCL”) or the Parent Charter or the Parent Bylaws or as to which the DGCL confers jurisdiction on such court or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, among other things, any claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. Accordingly, the exclusive forum provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. Article SIXTEENTH provides that any person or entity who acquires an interest in the capital stock of Parent will be deemed to have notice of and consented to the provisions of Article SIXTEENTH. Stockholders will not be deemed to have waived Parent’s compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Further, in the event a court finds the exclusive forum provision contained in the Parent Charter to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

The Parent Charter will contain a provision renouncing Parent’s interest and expectancy in certain corporate opportunities which may prevent Parent from receiving the benefit of certain corporate opportunities.

The “corporate opportunity” doctrine provides that corporate fiduciaries, as part of their duty of loyalty to the corporation and its stockholders, may not take for themselves an opportunity that in fairness should belong to the corporation. As such, a corporate fiduciary may generally not pursue a business opportunity which the corporation is financially able to undertake and which, by its nature, falls into the line of the corporation’s business and is of practical advantage to it, or in which the corporation has an actual or expectant interest, unless the opportunity is disclosed to the corporation and the corporation determines that it is not going to pursue such opportunity. Section 122(17) of the DGCL, however, expressly permits a Delaware corporation to renounce in its certificate of incorporation any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or its officers, directors or stockholders.

Article TWELFTH of the Parent Charter contains a provision that, to the maximum extent permitted under the law of the State of Delaware, Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors, any holder of Series A Preferred Stock (or Parent Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee or agent or affiliate of any such holder. The board of directors of I.D. Systems believes that this provision, which is intended to provide that certain business opportunities are not subject to the “corporate opportunity” doctrine, is appropriate, as the Investors, who will be the initial holders of the Series A Preferred Stock, and their affiliates invest in a wide array of companies, including companies with businesses similar to Parent, and without such assurances, the Investors would be unwilling or unable to enter into the Investment Agreement.

As a result of this provision, Parent may be not be offered certain corporate opportunities which could be beneficial to our company and our stockholders. While we are unable at this time to predict how this provision may adversely impact Parent’s stockholders, it is possible that Parent would not be offered the opportunity to participate in a future transaction which might have resulted in a financial benefit to Parent, which could, in turn, result in a material adverse effect on its business, financial condition, results of operations, or prospects.

Provisions of Delaware law or the Parent Charter could delay or prevent an acquisition of Parent, even if the acquisition would be beneficial to its stockholders, and could make it more difficult for stockholders to change Parent’s management.

Assuming the approval of the Transactions and the I.D. Systems Charter Proposals, the Parent Charter will contain provisions that may discourage an unsolicited takeover proposal that stockholders may consider to be in their best interests. Parent is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions include: the right of the holders of Parent’s Series A Preferred Stock to appoint up to two directors; the absence of cumulative voting in the election of directors; the ability of the Parent board of directors to issue up to 50,000 shares of currently undesignated and unissued preferred stock without prior stockholder approval; the consent rights of the holders of Series A Preferred Stock to certain corporate actions and transactions; advance notice requirements for stockholder proposals or nominations of directors; limitations on the ability of stockholders to call special meetings or act by written consent; preemptive rights of the holders of the Series A Preferred Stock to participate in future securities offerings of Parent; the requirement that certain amendments to the Parent Charter be approved by 75% of the voting power of the outstanding shares of Parent capital stock; and the ability of the Parent board of directors to amend the bylaws of Parent without stockholder approval. For more information, see “Description of Parent Capital Stock–Anti-Takeover Effect of Delaware Law and Certain Parent Charter Provisions.”

Additional Risks Relating to I.D. Systems, Pointer and Parent after the Transactions

I.D. Systems’ and Pointer’s businesses are, and will continue to be, subject to the risks described in (i) Part I, Item 1A in I.D. Systems’ Annual Report on Form 10-K for the year ended December 31, 2018, and (ii) Part I, Item 3.D in Pointer’s Annual Report on Form 20-F for the year ended December 31, 2018, in each case, as filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus for the location of information incorporated by reference into this joint proxy statement/prospectus.

SELECTED HISTORICAL FINANCIAL DATA OF I.D. Systems

The following table presents selected historical consolidated financial data of I.D. Systems. The selected historical consolidated financial data of I.D. Systems for each of the years ended December 31, 2018, 2017 and 2016, and as of December 31, 2018 and 2017, are derived from I.D. Systems’ audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data of I.D. Systems for each of the years ended December 31, 2015 and 2014, and as of December 31, 2016, 2015 and 2014, are derived from I.D. Systems’ audited consolidated financial statements for such years, which have not been incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data of I.D. Systems for the three months ended March 31, 2019 are derived from I.D. Systems’ unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus.

The following selected historical consolidated financial data of I.D. Systems is only a summary and is not necessarily indicative of the results of future operations of I.D. Systems or Parent, following the completion of the Transactions, and you should read such information in conjunction with I.D. Systems’ audited consolidated financial statements, the notes related thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in its Annual Report on Form 10-K for the year ended December 31, 2018, which are incorporated by reference into this joint proxy statement/prospectus. In particular, please refer to the notes to I.D. Systems’ audited consolidated financial statements for significant events affecting the comparability of results as well as material uncertainties regarding I.D. Systems’ future financial condition and results of operations. For more information, see the section entitled “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

(in thousands, except per share data)

	Year Ended December 31,					Three Months Ended March 31,
	2014	2015	2016	2017	2018	2018	2019
Statement of Operations Data:
Revenues	$45,633	$41,784	$36,822	$40,958	$53,064	$13,379	$13,611
Cost of revenues	25,627	24,761	18,528	20,031	27,266	6,917	6,593

Gross profit	20,006	17,023	18,294	20,927	25,798	6,462	7,018
Operating expenses:
Selling, general and administrative expenses	25,094	22,041	19,427	20,480	24,671	5,696	7,559
Research and development expenses	6,649	5,265	5,235	4,538	6,863	1,743	1,660
Loss on settlement of finance receivable	441	-	-	-	-	-	-

Loss from operations	(12,178)	(10,283)	(6,368)	(4,091)	(5,736)	(977)	(2,201)
Interest income	595	360	285	253	262	77	65
Interest expense	(29)	(18)	(293)	(342)	(173)	(57)	(20)
Other income (loss), net	37	(11)	6	(1)	(165)	(33)	(38)

Net loss before income taxes	(11,575)	(9,952)	(6,370)	(4,181)	(5,812)	(990)	(2,194)
Income tax benefit - sale of NJ net operating losses and R&D tax credits	-	-	-	311	-	-	-

Net loss	$(11,575)	$(9,952)	$(6,370)	$(3,870)	$(5,812)	$(990)	$(2,194)

Net loss per share - basic and diluted	$(0.96)	$(0.79)	$(0.49)	$(0.26)	$(0.34)	$(0.06)	$(0.12)

Weighted average common shares outstanding - basic and diluted	12,098	12,614	12,984	14,961	17,233	16,981	17,621

Balance Sheet Data (at end of period):

Cash and cash equivalents (including restricted cash)	$6,277	$4,793	$5,277	$5,403	$10,466		$9,822

Investments	7,315	1,598	1,614	11,479	4,525		-

Total assets	52,486	44,428	44,246	60,932	57,803		65,529 (1)

Long term debt	149	-	-	-	-		-

Total stockholders’ equity	27,255	20,570	16,002	32,971	31,534		29,732

(1)	As of January 1, 2019, I.D. Systems adopted ASC 842, Leases. I.D. Systems elected the prospective adoption method. Accordingly, no prior periods were adjusted.

SELECTED HISTORICAL FINANCIAL DATA OF POINTER

The selected financial data set forth below is included in Pointer’s Annual Report on Form 20-F as filed with the SEC on April 1, 2019, and incorporated by reference into this joint proxy statement/prospectus (the “Form 20-F”) and Pointer’s report on Form 6-K furnished to the SEC on May 23, 2019, and incorporated by reference into this joint proxy statement/prospectus (the “Form 6-K”). Such selected financial data should be read in conjunction with Pointer’s consolidated financial statements and the notes thereto, which are set forth in “Item 18 – Financial Statements” to the Form 20-F, and the other financial information appearing in Item 5 of the Form 20-F. Pointer prepares its consolidated financial statements in accordance with GAAP.

Pointer derives the following selected consolidated statements of income data for the years ended December 31, 2018, 2017 and 2016 and the selected consolidated financial data for each of the years ended December 31, 2018 and 2017 from its consolidated financial statements and related notes included in the Form 20-F. The selected consolidated statements of income data for each of the years ended December 31, 2015 and 2014, and the selected consolidated financial data (including balance sheet data) for the years ended December 31, 2015 and December 31, 2014 have been derived from audited financial statements not included in the Form 20-F. Pointer derives the following selected consolidated statements of income data for the three months ended March 31, 2019 and 2018 and the selected consolidated financial data for the three months ended March 31, 2019 from its unaudited consolidated financial statements included in the Form 6-K.

Selected Financial Data Under GAAP:

In thousands of U.S. dollars – except weighted average number of Pointer Ordinary Shares, and basic and diluted income (loss) per ordinary share.

	Year Ended December 31,					Three Months Ended March 31,
	2014	2015	2016	2017	2018	2018	2019
Statement of Income Data:
Revenues:
Products	27,747	22,266	22,784	26,182	25,243	7,059	5,892
Services	38,458	38,301	41,569	51,973	52,543	13,824	12,366
Total Revenues	66,205	60,567	64,353	78,155	77,786	20,883	18,258
Cost of revenues:
Products	16,267	13,435	13,904	16,073	15,104	4,224	3,783
Services	18,850	17,879	18,672	21,914	21,674	5,711	5,216
Total Cost of Revenues	35,117	31,314	32,576	37,987	36,778	9,935	8,999
Gross profit	31,088	29,253	31,777	40,168	41,008	10,948	9,259
Operating Expenses:
Research and development, net	3,390	3,409	3,669	4,051	4,707	1,237	1,271
Selling, general and administrative and other expenses	18,969	19,048	20,778	25,313	25,729	6,754	6,244
Amortization of intangible assets	994	538	473	463	456	127	95
One-time acquisition related costs	-	-	609	32	300	262	451
Impairment of intangible and tangible assets	158	917	-	-	-	-	-
Total operating income	7,577	5,341	6,248	10,309	9,816	2,568	1,198
Financial expenses, net	2,163	729	1,046	1,004	1,133	334	221
Other (income) expenses	203	10	9	5	3	16	-
Income before tax on income	5,211	4,602	5,193	9,300	8,680	2,218	977
Taxes expenses (income)	(8,849)	1,131	1,845	(7,221)	1,753	449	376
Income after taxes on income	14,060	3,471	3,348	16,521	6,927	1,769	601
Income from continuing operations	14,060	3,471	3,348	16,521	6,927	1,769	601
Income (loss) from discontinuing operations, net	(1,320)	327	154	-	-	-	-
Net income	12,740	3,798	3,502	16,521	6,927	1,769	601
Net income (loss) attributable to non-controlling interest	(713)	(147)	58	3	(36)	1	(29)
Net income attributable to Pointer Telocation Ltd. Shareholders	13,453	3,945	3,444	16,518	6,963	1,768	630
Basic net earnings from continuing operations per Pointer Ordinary Share attributable to Pointer Telocation Ltd. shareholders	1.92	0.46	0.43	2.07	0.85	0.22	0.07
Diluted net earnings from continuing operations per Pointer Ordinary Share attributable to Pointer Telocation Ltd. shareholders	1.85	0.44	0.43	2.03	0.84	0.21	0.07
Basic weighted average number of Pointer Ordinary Shares outstanding (in thousands)	7,447	7,725	7,820	7,998	8,100	8,060	8,140
Diluted weighted average number of Pointer Ordinary Shares outstanding (in thousands)	7,727	7,938	7,938	8,131	8,280	8,295	8,326

Balance Sheet Data:
Total assets	111,004	103,438	76,881	94,464	90,084	95,943	96,074
Net assets of continuing operations	38,363	37,166	42,689	63,416	66,136	65,241	68,347
Working capital	3,242	4,203	5,448	9,252	14,852	9,808	15,305
Shareholders’ equity	53,796	55,035	42,689	63,416	66,136	65,241	68,347
Pointer Telocation Ltd. shareholders	56,647	56,104	42,527	63,134	65,930	64,955	68,217
Non-controlling interest	(2,851)	(1,069)	162	282	206	286	130
Share capital	5,705	5,770	5,837	5,995	6,050	5,995	6,050
Additional paid-in capital	129,618	128,410	128,438	129,076	130,309	129,221	130,659

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared to illustrate the effects of the merger (“Business Combination” or “Merger”) between I.D. Systems, Inc. (“I.D. Systems”) and Pointer Telocation Ltd. (“Pointer”), the reorganization in which PowerFleet, Inc. (“PowerFleet” or “Parent”), a wholly-owned subsidiary of I.D. Systems, will become the parent company of I.D. Systems and Pointer, and other financing transactions.

The unaudited pro forma combined balance sheet has been prepared to reflect the transaction as if the transaction had occurred on March 31, 2019. The unaudited pro forma combined statements of comprehensive income (loss) combines the statements of comprehensive income (loss) of I.D. Systems and Pointer for the year ended December 31, 2018 and for the three months ended March 31, 2019, as if the transaction had occurred on January 1, 2018.

The historical financial information of I.D. Systems was derived from the consolidated financial statements of I.D. Systems as of and for the period ended March 31, 2019 (unaudited) and for the year ended December 31, 2018 (audited). The historical financial information of Pointer was derived from the consolidated financial statements of Pointer as of and for the period ended March 31, 2019 (unaudited) and for the year ended December 31, 2018 (audited). This information should be read together with the following filings:

●	I.D. Systems’ financial statements and notes included in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on April 1, 2019 and May 15, 2019, respectively; and

●	Pointer’s financial information included in the Annual Report on Form 20-F and Form 6-K filed with Securities and Exchange Commission on April 1, 2019 and May 23, 2019, respectively.

Pro Forma Combined Balance Sheet as of March 31, 2019

(Unaudited)

(in thousands, except share amounts)

	I.D. Systems	Pointer	Merger Pro Forma Adjustments	Note 4	Pro Forma Combined Balance Sheet
ASSETS

Current assets:
Cash and cash equivalents	$9,515	$6,875	$3,870	1,3, 4	$20,260
Restricted cash	307	-	-		307
Accounts receivable, net	13,295	14,954	(613)	2	27,636
Financing receivables - current, net	995	-	-		995
Inventory, net	5,058	7,141	(75)	f	12,124
Deferred costs - current	3,829	-	-		3,829
Prepaid expenses and other current assets	3,224	3,966	-		7,190
Total current assets	36,223	32,936	3,182		72,341

Non-current and long term assets:
Financing Receivables - less current portion	1,138	-	-		1,138
Deferred Costs - less current portion	6,074	-	-		6,074
Fixed assets, net	2,194	6,417	1,083	4	9,694
Other intangible assets, net	5,312	1,130	40,095	4	46,537
Goodwill	8,896	38,404	39,332	4	86,632
Other assets	504	-	-		504
Long-term loan to related party	-	991	-		991
Right of use asset	2,188	3,702	-		5,890
Long-term accounts receivable	-	1,257	-		1,257
Severance pay fund	-	3,250	-		3,250
Deferred tax asset	-	7,987	-		7,987
Total non-current assets and long term assets	26,306	63,138	80,510		169,954

TOTAL ASSETS	$62,529	$96,074	$83,692		$242,295

See notes to unaudited pro forma combined financial statements

Pro Forma Combined Balance Sheet as of March 31, 2019- continued

(Unaudited)

(in thousands, except share amounts)

	I.D. Systems	Pointer	Merger Pro Forma Adjustments	Note 4	Pro Forma Combined Balance Sheet

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$9,680	$14,512	$5,286	2,3,5,7	$29,478
Deferred revenue - current	9,856	1,097	-		10,953
Acquisition related contingent consideration and payable - current	966	-	-		966
Short-term bank credit and current maturities of long-term loans	-	2,022	(2,022)	1	-
Lease Liability - current	819	-	-		819
Total current liabilities	21,321	17,631	3,264		42,216

Non-current and long term liabilities:
Deferred revenue	9,934		-		9,934
Long-term loans from banks	-	2,308	(2,308)	1	-
Term loan A and B for acquisition of Pointer, net of debt issuance costs	-	-	29,000	3	29,000
Deferred taxes and other long-term liabilities	-	434	8,657	4	9,091
Lease Liability - less current portion	1,542	3,714	-		5,256
Accrued severance pay	-	3,640	-		3,640
Total non-current and long term liabilities	11,476	10,096	35,349		56,921

TOTAL LIABILITES	32,797	27,727	38,613		99,137

Commitments
Convertible redeemable Preferred stock: Series A - 100 shares authorized, $0.01 par value; 50 shares issued and outstanding, liquidation preference of $50,000	-	-	48,000	3	48,000
					-
Stockholders’ Equity:
Common stock; authorized 75,000 shares, $0.01 par value; 29,127 shares issued and outstanding	-	-	291	4,6	291
19,259 shares issued and 18,214 shares outstanding	193	-	(193)	6	-
8,134 shares issued and outstanding	-	6,050	(6,050)	4	-
Additional paid-in capital	139,275	130,659	(68,319)	4,6	201,615
Accumulated deficit	(103,374)	(61,650)	58,676	4,5,f,7	(106,348)
Accumulated other comprehensive loss	(400)	(6,842)	6,842	4	(400)
Treasury stock; 1,045 common shares at cost	(5,962)	-	5,962	6	-
Total Combined Company shareholders’ equity	29,732	68,217	45,209		143,158

Non-controlling interest	-	130	(130)	4	-

TOTAL EQUITY	29,732	68,347	45,079		143,158

TOAL LIABILITIES AND EQUITY	$62,529	$96,074	$83,692		$242,295

See notes to unaudited pro forma combined financial statements

Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)

For the year ended December 31, 2018

(Unaudited)

(in thousands, except earning (loss) per share)

	I.D. Systems	Pointer	Pro Forma Adjustments	Note 4	Pro Forma Combined

Revenues
Products	$36,897	$25,243	$(114)	a	$62,026
Services	16,167	52,543	(317)	a	68,393
Total revenues	53,064	77,786	(431)		130,419

Cost of revenues
Products	22,638	15,104	-		37,742
Services	4,628	21,674	-		26,302
Total cost of revenues	27,266	36,778	-		64,044

Gross profit	25,798	41,008	(431)		66,375

Operating expenses:
Selling, general and administrative	24,671	26,485	3,723	b,k	54,879
Research and development	6,863	4,707	(431)	a	11,139
Total operating expenses	31,534	31,192	3,292		66,018
		-
(Loss) / Income from continuing operations	(5,736)	9,816	(3,723)		357

Other (expense) income	(76)	(1,136)	(1,439)	c,d	(2,651)

Net (loss) / Income before income taxes	(5,812)	8,680	(5,162)		(2,294)

Income tax expense	-	(1,753)	-		(1,753)

Net (loss) / income	$(5,812)	$6,927	$(5,162)		$(4,047)

Dividends on preferred stock	-	-	(4,417)	e	(4,417)

Net (loss) / income attributable to Common Shareholders	$(5,812)	$6,927	$(9,579)		$(8,464)

Other comprehensive income:
Currency translation adjustments of foreign operations	-	(5,811)	-		(5,811)

Total comprehensive (loss) / income	$(5,812)	$1,116	$(9,579)		$(14,275)

Net (loss) / earning per share - basic	$(0.34)	$0.85	$(2.52)		$(0.29)

Weighted average common shares outstanding-basic	17,233	8,100	3,794		29,127

Net (loss) / earning per share - diluted	$(0.34)	$0.84	$(2.65)		(0.29)

Weighted average common shares outstanding - diluted	17,233	8,280	3,614		29,127

See notes to unaudited pro forma combined financial statements

Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)

For the three months ended March 31, 2019

(Unaudited)

(in thousands, except earning (loss) per share)

	I.D. Systems	Pointer	Pro Forma Adjustments	Note 4	Pro Forma Combined

Revenues
Products	$7,249	$5,892	$(366)	f	$12,775
Services	6,362	12,366	(126)	f	18,602
Total revenues	13,611	18,258	(492)		31,377

Cost of revenues
Products	4,239	3,783	(291)	f	7,731
Services	2,354	5,216	-		7,570
Total cost of revenues	6,593	8,999	(291)		15,301

Gross profit	7,018	9,259	(201)		16,076

Operating expenses:
Selling, general and administrative	7,559	6,790	(705)	g,k	13,644
Research and development	1,660	1,271	(126)	f	2,805
Total operating expenses	9,219	8,061	(831)		16,449

(Loss) / Income from continuing operations	(2,201)	1,198	630		(373)

Other (expense) income	7	(221)	(395)	h,i	(609)

Net (loss) / Income before income taxes	(2,194)	977	235		(982)

Income tax expense	-	(376)	-		(376)

Net (loss) / income	$(2,194)	$601	$235		$(1,358)

Dividends on preferred stock	-	-	(1,104)	j	(1,104)

Net (loss) / income attributable to Common Shareholders	$(2,194)	$601	$(869)		$(2,462)

Net (loss) / earning per share - basic	$(0.12)	$0.07	$(0.26)		$(0.08)

Weighted average common shares outstanding-basic	17,621	8,140	3,366		29,127

Net (loss) / earning per share - diluted	$(0.12)	$0.07	$(0.27)		(0.08)

Weighted average common shares outstanding - diluted	17,621	8,326	3,180		29,127

See notes to unaudited pro forma combined financial statements

Notes to Unaudited Pro Forma

Combined Financial Information

(in thousands, except earning per share)

1. Description of the Transactions

On March 13, 2019, I.D. Systems entered into two agreements: Agreement and Plan of Merger (“Merger Agreement”) and Investment and Transaction Agreement (“Investment Agreement”) to effect the merger with Pointer and reorganization that both I.D. Systems and Pointer will become wholly-owned subsidiaries of a new holding company.

Pursuant to the Pointer Merger Agreement entered by and among I.D. Systems, PowerFleet, Inc., a Delaware corporation and a wholly-owned subsidiary of I.D. Systems (“Parent”), Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (“Pointer”), Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Pointer Holdco”), and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Pointer Holdco (“Pointer Merger Sub”), Parent will acquire 100% of the issued and outstanding common stock of Pointer for the consideration of approximately $140,200 (approximately $71,800 in cash and 10,962 shares of common stock of the Parent valued at $6.24 per share based on I.D. Systems’ stock price on March 12, 2019).

Pursuant to the Investment Agreement with Parent, PowerFleet US Acquisition Inc., or I.D. Systems Merger Sub, and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., or the Investors, and affiliates of ABRY Partners II, LLC, I.D. Systems will reorganize into a new holding company structure and Parent will issue and sell in a private placement 50 shares of Parent’s newly created Series A Convertible Preferred Stock, par value $0.01 per share in exchange for $50,000 to finance a portion of the cash consideration payable in the Merger. On May 16, 2019, all parties entered into Amendment No. 1 to the Investment Agreement (the “First Amendment”), and on June 27, 2019, all parties entered into Amendment No. 2 to the Investment Agreement (the “Second Amendment” and, together with the First Amendment, the “Amendments”), which set forth the powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of, the Series A Convertible Preferred Stock.

In addition, I.D. Systems entered into a commitment letter with Bank Hapoalim B.M. for a $30,000 term loan and a $10,000 revolving credit facility. The debt financing is expected to close simultaneously with the closing of the transactions contemplated under the Merger Agreement. The financing includes a five-year $20,000 secured term loan A (“Term Loan A”) and a five-year $10,000 secured term loan B (“Term Loan B”), all proceeds to be used to finance the cash consideration payable for the Merger; and a five-year $10,000 secured revolving credit facility, expected to be used by Pointer for general working capital purposes.

The Merger Agreement and Investment Agreement generally provide that, upon completion of the transactions, each I.D. Systems and unvested Pointer stock option or restricted stock award that is outstanding immediately prior to the effective time will be converted into an equivalent Parent’s award.

The Merger transactions have been unanimously approved by the boards of directors of both companies and are subject to customary closing conditions, including approval by I.D. Systems’ stockholders and Pointer’s shareholders. The Merger transactions are expected to close in October 2019.

2. Basis of Pro Forma Presentation

The pro forma information was prepared based on the historical financial statements and related notes of I.D. Systems (as the accounting acquirer) and Pointer, as adjusted for the pro forma information of applying the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The pro forma adjustments are based upon available information and assumptions that I.D. Systems believes are reasonable and related and/or directly attributable to the Merger, are factually supportable and are expected to have a continuing impact on the combined results. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. The transactions between I.D. Systems and Pointer are eliminated in the pro forma combined financial information.

3. Preliminary Estimated Purchase Price Allocation

The unaudited pro forma combined balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed related to Pointer, with the excess recorded as goodwill. The preliminary purchase price allocation in these unaudited pro forma combined financial statements is based upon an estimated purchase price of approximately $140,200 as determined by, besides cash consideration, the price per share of the Parent common stock to be issued to Pointer stockholders and Pointer employees whose stock options and restricted stock units are vested prior to the Merger and based on the applicable exchange ratio. Accordingly, the pro forma purchase price adjustments are preliminary and will be subject to change based on the opening stock price of the Parent as well as the actual net tangible assets and intangible assets and liabilities that exist as of the closing date.

Based on the number of ordinary shares of Pointer outstanding, the preliminary estimated acquisition consideration is as follows:

Number of ordinary shares of Pointer outstanding	8,157
Plus: Pointer restricted stock units	209
Plus: Equivalent Pointer ordinary shares for stock options	252
Total Pointer ordinary shares including vested stock awards	8,618
Per share exchange ratio	1.272
Number of shares of Parent common stock	10,962
Parent common stock price per share	$6.24
Total estimated consideration paid in Parent common stock	$68,400
Plus: Cash consideration	$71,800
Total Estimated Purchase Price	$140,200

Total estimated value of the considerations to be paid is as follows:

Estimate fair value
Pointer ordinary shares outstanding	$134,030
Pointer restricted stock units (1)	3,438
Pointer vested stock options (1)	2,732
Fair value of total estimated consideration transferred	$140,200

(1)	In connection with the Merger, each Pointer stock award that is outstanding and vested prior to the Merger effective time will be cancelled in exchange for the right to receive the Pointer merger consideration which reflects the fair-value of the stock awards that is attributable to pre-combination service.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to Pointer’s tangible and intangible assets and liabilities based on their preliminary fair value as follows. Please see below for the preliminary price allocations and related pro forma adjustment:

	Estimated Fair Value	Historical Balance	Pro Forma Adjustment (Note 4)
Net assets acquired at book value as of March 31, 2019	$22,396	$22,396	$-
Adjustment to reflect preliminary fair value of assets acquired and liabilities assumed:
Property and equipment	7,500	6,417	1,083
Intangible assets (2)	41,225	1,130	40,095
Goodwill	77,736	38,404	39,332
Deferred tax liabilities (3)	(8,657)	-	(8,657)
Estimated allocation of consideration expected to be transferred	$140,200	$68,347	$71,853

(2)	Approximately $41,225 has been preliminarily allocated to amortizable intangible assets acquired. The general categories of the acquired identified intangible assets are expected to be the following:

Intangible assets	Estimated Useful Life	Estimated Fair Value
Customer Relationships	11	$23,717
IP Trademarks	10	5,703
IP Developed Technology	5	11,805
Total		$41,225

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change.

(3)	The estimated deferred tax liabilities results from the fair value adjustments for the identifiable intangible assets using an assumed tax rate of 21%.

Increases or decreases in the estimated purchase price and fair value of relevant balance sheet amounts will result in adjustments to the combined pro forma financial statements. This could materially impact the unaudited pro forma combined financial statements. For example, a 20% increase to the estimated purchase price of Pointer would increase goodwill by $13,680, and a 20% decrease to the estimated purchase price of Pointer would decrease goodwill by $13,680.

In addition, in preparing the unaudited pro forma combined financial statements, I.D. Systems performed a preliminary review of the accounting policies of Pointer but did not identify material differences requiring pro forma adjustments. Following completion of the Merger, we will complete our review of accounting policies to determine whether any adjustments are necessary to conform the accounting policies of Pointer to those of I.D. Systems. That review could result in accounting policy conformity changes that have a material impact on our pro forma combined financial statements.

4. Pro Forma Adjustments

Adjustment to the unaudited pro forma balance sheet as of March 31, 2019:

1)	To reflect the repayments of Pointer’s short term ($2,022) and long term debt ($2,308) at the closing of the Merger in accordance with the agreement.

2)	To reflect the elimination of accounts receivable and accounts payable between I.D. Systems and Pointer ($613).

3)	To reflect cash received from the financing transactions for the acquisition of Pointer- Term Loan A and B ($30,000) and issuance of Convertible Series A Preferred Stock (50 shares, $0.01 par value per share for approximately $50,000). The related estimated issuance costs ($1,000 for Term Loans and $2,000 for Convertible Series A Preferred Stock) are included in accounts payable and accrued expenses.

Pursuant to the Investment Agreement and the Amendments, the Series A Preferred Stock can be redeemed (a) at the option of the Parent after 3 years, at the greater of (i) 1.5 times the liquidation preference or (ii) the conversion value of the Preferred shares based on the 30 day volume-weighted average price (“VWAP”) at the time of the redemption notice, the “Redemption Price”; and (b) at the option of the investor after 66 months or a deemed liquidation event, such as sales of the Parent. In addition, the Series A Preferred Stock can be convertible into approximately 6,832 shares of the Parent’s common stock based on an initial conversion price of $7.319. The series A preferred stock is also entitled to a cumulative dividend at an annual rate of 7.5% of the original issue price per share plus accumulated unpaid dividends and effective 66 months after issuance, the dividend rate will increase by 100 basis points monthly until the dividend rate reaches 17.5% per annum.

Based on the First Amendment, except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides written notice to Parent electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of Parent. Such voting rights shall continue until the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to Parent that they elect to deactivate their voting rights. Based on the Second Amendment, to the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent’s common stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (i) the aggregate issue price for such shares of Series A Preferred Stock divided by (ii) the closing bid price of I.D. Systems common stock on the last trading day immediately prior to the consummation date of the Merger transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable).

Based on the terms above, the Series A Preferred Stock is classified as temporary equity due to the shares (i) being redeemable at the option of the holder, and (ii) having conditions for redemption that are not solely within the control of the Parent. The associated embedded conversion option is not a derivative instrument since it is indexed to its own stock and there is no beneficial conversion feature based on current available information and estimate. Please see pro forma adjustment (e) and (j) to the statements of operations below for dividends adjustment.

4)	To reflect acquisition accounting adjustments for the elimination of Pointer’s historical equity. The preliminary estimated acquisition consideration and adjustments to Pointer’s equity, acquired identified assets and goodwill are as follows:

Amount
Total Estimated Purchase Price	$140,200

Reversal of Pointer’s Equity
Common Stock	6,050
Additional Paid-in Capital	130,659
Accumulated Deficit	(61,650)
Accumulated Other Comprehensive Loss	(6,842)
Non-controlling Interest	130
Adjustment to reflect preliminary fair value of assets acquired and liabilities assumed: (Note 3)
Property and equipment	1,083
Intangible assets	40,095
Goodwill	39,332
Deferred tax liabilities	(8,657)
$140,200

5)	To reflect accrued estimated transaction cost incurred by I.D. Systems and Pointer in 2019. The unaudited pro forma combined balance sheet is required to include adjustments which give effect to events that are directly attributable to the Merger regardless of whether they are expected to have a continuing impact on the combined results or are non-recurring. Therefore, acquisition-related transaction costs to be incurred by I.D. Systems and Pointer subsequent to March 31, 2019 of $2,149 in total are reflected as a pro forma adjustment to the unaudited pro forma combined balance sheet as of March 31, 2019, and are presented as an increase to accounts payable and accrued expenses and a decrease to accumulated deficit.

6)	To reflect the elimination of I.D. Systems treasury stock ($5,962), issuance of new Parent common stock ($291) and cancellation and conversion of I.D. Systems common stock ($193) to the common stock of Parent and cancellation of treasury stock in accordance with the Investment Agreement.

7)

To reflect the $750 of bonus payable to three executives of Pointer in connection with the consummation of the Merger. The bonus consists of the payment of cash to one executive and restricted stock units (RSUs) to two executives. The bonus is a one time compensation to the executives for their direct contribution to consummate the acquisition and will be treated as an acquisition expense.

Adjustment to the unaudited pro forma statement of operations:

a)	To reflect the elimination of intercompany transactions that occurred in 2018. Pointer provided research and development services to I.D. Systems in the amount of $431.

b)	To reflect the reversal of merger related expenses incurred by I.D. Systems (approximately $705) and Pointer (approximately $300).

c)	To reflect the reversal of interest expenses (approximately $446) for Pointer’s loans repaid at the closing date (please see pro forma adjustment (1) to the balance sheet above).

d)	To reflect the estimate of interest expense from Term Loan A and B (approximately $1,685 with weighted average interest rate at 5.62%) and also accretion of debt issuance cost using the effective interest rate over the period through March 2024 as a non-cash charge to interest expense (approximately $200 for the first year).

e)	To reflect the estimate of dividends in the amount of approximately $4,417 for Convertible Series A Preferred Stock (cumulative dividend at 7.5% per annum payable in cash or in kind at the option of Parent, approximately $3,750 per year and accretion ($2,000 over 3 years: $667 per year)).

f)	To reflect the elimination of intercompany transactions that occurred during the three months ended March 31, 2019. Pointer 1) provided research and development services to I.D. Systems in the amount of $126 and 2) sold inventory to I.D. Systems in the amount of $366 with profits in the amount of $75 and such inventory has not sold to a third party as of March 31, 2019.

g)	To reflect the reversal of merger related expenses incurred by I.D. Systems (approximately $1400) and Pointer (approximately $451).

h)	To reflect the reversal of interest expenses (approximately $76) for Pointer’s loans repaid at the closing date (please see pro forma adjustment (1) to the balance sheet above).

i)	To reflect the estimate of interest expense from Term Loan A and B (approximately $421 with weighted average interest rate at 5.62%) and also accretion of debt issuance cost using the effective interest rate over five years as a non-cash charge to interest expense (approximately $50 per quarter).

j)	To reflect the estimate of dividends in the amount of approximately $1,104 for Convertible Series A Preferred Stock (cumulative dividend at 7.5% per annum payable in cash or in kind at the option of Parent, approximately $938 per quarter and accretion ($2,000 over 3 years: $167 per quarter)).

k)	All depreciation and amortization adjustments relate to property and equipment as well as identifiable definite-lived intangible assets as a result of the Merger and are recorded to selling, general and administrative as they relate to the Company’s general business and selling efforts. The estimated depreciation and amortization expense was computed using the straight-line method based on an estimated useful life of the equipment and identifiable definite-lived intangible assets. Due to the strong relationships that I.D. Systems and Pointer have maintained with key customers, we expect to generate revenues from them for the foreseeable future. These long-term relationships with key customers do not suggest an accelerated consumption pattern of the economic benefits of a customer relationship asset. When the factors considered do not provide a reliably determinable pattern in which the economic benefits associated with an intangible asset will be consumed, including an accelerated consumption pattern, we expect to utilize a straight-line amortization methodology in accordance with ASC 350-30-35-6.

Intangible assets	Estimated Useful Life	Estimated Fair Value	Year Ended December 31, 2018 Amortization Estimated	Three Months Ended March 31, 2019 Amortization Estimated
Customer Relationships	11	$23,717	$2,156	$539.02
IP Trademarks	10	5,703	570	143
IP Developed Technology	5	11,805	2,361	590
Subtotal		41,225	5,087	1,272
Property and equipment		24,895	2,211	553
Total			7,299	1,825
Less: Historical depreciation and amortization expense			(2,571)	(679)
Pro forma adjustment to selling, general and adminstrative			$4,728	$1,146

Items not adjusted in the unaudited pro forma condensed combined statement of income

1)	The impact of the issuance of the replacement awards associated with the conversion of Pointer’s unvested stock-based awards to Parent’s stock-based awards has been excluded based on materiality. The issuance of replacement awards for Pointer unvested awards in connection with the Merger is considered as a modification event under ASC 718. Under ASC 718, the incremental fair value of the replacement award over the original award is recognized as an expense over the remaining requisite service period. We estimated the fair values of the replacement awards and the Pointer unvested awards and determined the incremental fair value to be immaterial.

2)	There is no material income tax impact because I.D. Systems has an aggregate net operating loss carryforward of approximately $84,702, $65,359 and $3,452 for U.S. federal income tax, state income tax and foreign income tax, respectively.

3)	Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred. Acquisition-related transaction costs incurred by I.D. Systems and Pointer include fees related to a financing commitment and agreement, legal and advisory fees. Total acquisition-related transaction costs incurred by I.D. Systems and Pointer before March 31, 2019 are $2,105 and $751, respectively, which have been excluded from the pro forma combined statement of operations for the year ended December 31, 2018 (See adjustment (b) above) and for the three months ended March 31, 2019 (See adjustment (g) above).

5. Earnings Per Share

The calculation of basic and diluted unaudited pro forma loss per common share for the year ended December 31, 2018 and for the three months ended March 31, 2019 as if the Merger and the reorganization had occurred on January 1, 2018. The calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Merger were outstanding for the entire periods presented which is 29,127 shares of common stock of the Parent (18,214 shares of common stock of the Parent issuable to the stockholders of I.D. Systems and 10,913 shares of common stock of the Parent issuable to the shareholders of Pointer based on the Merger Agreement). Diluted net loss per share equals basic net loss per share because the effect of securities convertible into common stock is anti-dilutive.

Comparative Per Share Information

The following table sets forth historical comparative share information for I.D. Systems and Pointer, and unaudited pro forma combined share information after giving effect to the Merger in which 18,214 shares of common stock of the Parent will be issued to the shareholders of I.D. Systems and 10,913 shares of common stock of the Parent will be issued to the shareholders of Pointer based on the Merger Agreement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of I.D. Systems and Pointer would have been had the Merger been completed or to project I.D. Systems’ and Pointer’s results of operations that may be achieved after the Merger. The unaudited pro forma book value per share information below does not purport to represent what the value of I.D. Systems and Pointer would have been had the Merger been completed nor the book value per share for any future date or period.

The pro forma book value per share information was computed as if the Merger and the related financing transactions had been completed on March 31, 2019. The pro forma earnings from continuing operations information for the three months ended March 31, 2019 and for the year ended December 31, 2018 were computed as if the Merger and the related financing transactions had been completed at the beginning of the respective period.

The historical book value per share is computed by dividing total common shareholders’ equity by the number of shares of common stock outstanding at the end of the period. The pro forma combined book value per share is computed by dividing total pro forma common shareholders’ equity by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma earnings (loss) from continuing operations per share of the combined company is computed by dividing the pro forma income (loss) from continuing operations available to the combined company’s common shareholders by the pro forma weighted-average number of shares outstanding over the period.

	As of/For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018
I.D. Systems Historical per Common Share Data:
Net Loss – basic	$(0.12)	$(0.34)
Net Loss – diluted	(0.12)	(0.34)
Cash dividends declared	-	-
Weighted average common shares outstanding—Basic and Diluted	17,621	17,233
Book Value	1.63	1.74
Pointer per Common Share Data:
Net Earnings – basic	$0.07	$0.85
Net Earnings – diluted	0.07	0.84
Weighted average common shares outstanding—Basic	8,140	8,100
Weighted average common shares outstanding—Diluted	8,326	8,280
Cash dividends declared	-	-
Book Value	8.40	8.13
Pointer Equivalent Pro Forma Per Share Data(4):
Net Earnings/(Loss) – basic	$(0.11)	$(0.37)
Net Earnings/(Loss) – diluted	(0.11)	(0.37)
Cash dividends declared	-	-
Book Value	$6.25	N/A
Unaudited Pro Forma Combined per Parent Common Share Data:
Net Earnings/(Loss) – basic(3)	$(0.08)	$(0.29)
Net Earnings/(Loss) – diluted(3)	(0.08)	(0.29)
Weighted average common shares outstanding—Basic and Diluted	29,127	29,127
Cash dividends declared(2)	N/A	N/A
Book Value(1)	4.91	N/A

(1)	Pro forma combined book value per share as of December 31, 2018 is not applicable as the estimated pro forma adjustments were calculated as of March 31, 2019.

(2)	Pro forma combined dividends per share data is not provided due to the fact that the dividend policy for the combined company will be determined by the Board following completion of the Merger.

(3)	See Note 5 Earnings Per Share to the “Unaudited Pro Forma Combined Financial Information” on page 58.

(4)	The equivalent pro forma basic per share data for Pointer are derived by multiplying the expected exchange ratio (1.272) in the Merger by the unaudited pro forma combined per share data.

INFORMATION ABOUT THE COMPANIES

I.D. Systems

I.D. Systems was incorporated in the State of Delaware in 1993. I.D. Systems, together with its subsidiaries, develops, markets and sells wireless machine-to-machine solutions for managing and securing high-value enterprise assets, including industrial vehicles such as forklifts and airport ground support equipment, rental vehicles, transportation assets such as dry van trailers, refrigerated trailers, railcars and containers, tractors and trucks. I.D. Systems’ patented systems utilize radio frequency identification (RFID), Wi-Fi, Bluetooth, satellite or cellular communications, and sensor technology and software to address the needs of organizations to control, track, monitor and analyze their assets. I.D. Systems’ solutions enable customers to achieve tangible economic benefits by making timely, informed decisions that increase the safety, security, revenue, productivity and efficiency of their operations.

The principal executive offices of I.D. Systems are located at 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Pointer

Pointer was formed under the laws of the state of Israel in 1991. Pointer is a leading provider of innovative telematics and mobile IoT solutions to the automotive logistics (cargo, assets and containers) and insurance industries. Pointer’s cloud-based SaaS platform, which has more than 276,000 monthly subscriber units, extracts and captures data from an organization’s mission critical mobility vehicles and assets, including drivers, routes, points-of-interest, logistics network, vehicles and trailers, containers and cargo and additional statuses from the monitored asset. Pointer’s platform then analyzes and converts this data into actionable intelligence optimizing customers’ assets and improving profitability.

The principal executive offices of Pointer are located at 14 Hamelacha Street, Rosh Ha’ayin 4809133, Israel.

Parent

Parent is a wholly-owned subsidiary of I.D. Systems, formed solely for the purpose of effectuating the Transactions. Upon the closing of the Transactions, Parent will become the parent entity of both I.D. Systems and Pointer. Parent was incorporated as a Delaware corporation on February 21, 2019. Parent has no material assets and does not operate any business. To date, Parent has not conducted any activities other than those incidental to its formation, the execution of the Transactions and the preparation of applicable filings under U.S. securities laws and regulatory filings made in connection with the Transactions.

The mailing address of Parent’s principal executive office is, and will remain after the consummation of the Transactions, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Pointer Holdco

Pointer Holdco is a wholly-owned subsidiary of Parent formed solely for the purpose of effectuating the Transactions. Pointer Holdco is a private company limited by shares formed under the laws of the State of Israel on February 20, 2019. Pointer Holdco has no material assets and does not operate any business. To date, Pointer Holdco has not conducted any activities other than those incidental to its formation and the execution of the Merger Agreement.

The mailing address of Pointer Holdco’s principal executive office is 98 Yigal Alon Street, Tel Aviv, Israel, 6789141.

Pointer Merger Sub

Pointer Merger Sub is a wholly-owned subsidiary of Pointer Holdco formed solely for the purpose of effectuating the Transactions. Pointer Merger Sub is a private company limited by shares formed under the laws of the State of Israel on February 20, 2019. Pointer Merger Sub has no material assets and does not operate any business. To date, Pointer Merger Sub has not conducted any activities other than those incidental to its formation and the execution of the Merger Agreement. After the consummation of the Transactions, it will cease to exist.

The mailing address of Pointer Merger Sub’s principal executive office is 98 Yigal Alon Street, Tel Aviv, Israel, 6789141.

I.D. Systems Merger Sub

I.D. Systems Merger Sub is a wholly-owned subsidiary of Parent formed solely for the purpose of effectuating the Transactions. I.D. Systems Merger Sub was incorporated as a Delaware corporation on February 21, 2019. I.D. Systems Merger Sub has no material assets and does not operate any business. To date, I.D. Systems Merger Sub has not conducted any activities other than those incidental to its formation and the execution of the Investment Agreement. After the consummation of the Transactions, it will cease to exist.

The mailing address of I.D. Systems Merger Sub’s principal executive office is 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

Investors

ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., are funds managed by ABRY Partners II, LLC which is a registered investment adviser with the SEC. Founded in 1989 and headquartered in Boston, Massachusetts, ABRY Partners II, LLC is an experienced private equity investment firm focused on media, communications, insurance, business and information services.

THE SPECIAL MEETING OF I.D. Systems’ STOCKHOLDERS

Overview

This joint proxy statement/prospectus is being provided to I.D. Systems stockholders as part of a solicitation of proxies by the I.D. Systems board of directors for use at the I.D. Systems special meeting and at any adjournments of such meeting. This joint proxy statement/prospectus is being furnished to I.D. Systems stockholders on or about July 29, 2019. In addition, this joint proxy statement/prospectus a prospectus for Parent in connection with the issuance by Parent of Parent Common Stock to be delivered to I.D. Systems stockholders in connection with the Transactions. This joint proxy statement/prospectus provides I.D. Systems stockholders with information they need to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place of the Special Meeting

The I.D. Systems special meeting will be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on August 29, 2019 at 10:00 a.m., local time.

Record Date; Outstanding Shares; Shares Entitled to Vote

The board of directors of I.D. Systems has set July 22, 2019 as the I.D. Systems Record Date. Only holders of shares of I.D. Systems Common Stock as of the close of business on the I.D. Systems Record Date will be entitled to notice of, and to vote at, the I.D. Systems special meeting or any adjournments thereof. On the I.D. Systems Record Date, there were 18,425,024 shares of I.D. Systems Common Stock outstanding, held by 27 holders of record. Each outstanding share of I.D. Systems Common Stock is entitled to one vote on each proposal and any other matter properly coming before the I.D. Systems special meeting.

Attendance

Only I.D. Systems stockholders on the I.D. Systems Record Date or persons holding a written proxy for any stockholder or account of I.D. Systems as of the I.D. Systems Record Date may attend the I.D. Systems special meeting. Proof of stock ownership is necessary to attend. Registered I.D. Systems stockholders who plan to attend the special meeting may obtain admission tickets at the registration desk prior to the special meeting. I.D. Systems stockholders whose shares are registered in the name of a broker, bank or other nominee may attend the special meeting by writing to the Ned Mavrommatis, I.D. Systems, Inc., 123 Tice Boulevard, Woodcliff Lake, New Jersey, U.S.A., or by bringing proof of identity, such as a driver’s license or passport, and certification of ownership as of the I.D. Systems Record Date, to the I.D. Systems special meeting. The use of cameras, cell phones, and other recording equipment will be prohibited at the I.D. Systems special meeting.

Proposals

At the special meeting, I.D. Systems stockholders will be asked to vote upon the following proposals:

●	Proposal 1 – the adoption of the Investment Agreement and approval of the I.D. Systems Merger;

●	Proposal 2 – the approval of the issuance of the Investment Shares, pursuant to the terms of the Investment Agreement and the issuance of the shares of Parent Common Stock issuable upon conversion of the Investment Shares;

●	Proposal 3 – the approval of the issuance of the Acquisition Shares, pursuant to the terms of the Merger Agreement;

●	Proposal 4 – the approval of the authorized shares of Parent capital stock, as described in the Parent Charter;

●	Proposal 5 – the approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contains certain mandatory indemnification provisions for the directors and officers of Parent;

●	Proposal 6 – the approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provides that certain transactions are not “corporate opportunities” of Parent;

●	Proposal 7 – the approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designates the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions;

●	Proposal 8 – the approval of an amendment to the I.D. Systems 2018 Plan;

●	Proposal 9 – the approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions; and

●	The Adjournment Proposal – the approval to adjourn the I.D. Systems special meeting, or any adjournments thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the I.D. Systems special meeting to approve and adopt Proposals 1, 2, 3 and 4.

Quorum

The presence at the I.D. Systems special meeting, in person or by proxy, of the holders of a majority of the total outstanding shares of I.D. Systems Common Stock is necessary to constitute a quorum for the transaction of business at the meeting.

Abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. A “broker non-vote” on a matter occurs when a broker, bank or your representative may not vote on a particular matter because it does not have discretionary voting authority and has not received instructions from the beneficial owner. Because brokers will not have discretionary authority to vote on any of the proposals, a share held by a broker without any voting instructions will not be deemed present or represented by proxy at the I.D. Systems special meeting and will not count towards establishing a quorum.

Vote Required; Recommendation of the I.D. Systems Board of Directors

Proposal 1: To Adopt the Investment Agreement and Approve the I.D. Systems Merger

I.D. Systems stockholders are being asked to consider and vote on a proposal to adopt the Investment Agreement and approve the I.D. Systems Merger. You should carefully read this joint proxy statement/prospectus in its entirety for more detailed information concerning the Transactions. In particular, you are directed to the Investment Agreement, which is attached as Annex B to this joint proxy statement/prospectus.

The approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 1.

Proposal 1 is conditioned on the approval of each of Proposals 2, 3 and 4 but is not conditioned on the approval of any of the other proposals. If any of Proposals 2, 3 or 4 are not approved, Proposal 1 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 1.

Proposal 2: To Approve the Issuance of the Investment Shares and the Issuance of the Shares of Parent Common Stock Issuable upon Conversion of the Investment Shares

Pursuant to the Nasdaq Listing Rules, I.D. Systems stockholders are being asked to consider and vote upon a proposal to approve the issuance of the Investment Shares pursuant to the terms of the Investment Agreement, and the issuance of the shares of Parent Common Stock issuable upon conversion of the Investment Shares.

The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.

Proposal 2 is conditioned on the approval of each of the other proposals among Proposals 1, 3 and 4 but is not conditioned on the approval of any of the other proposals. If any of Proposals 1, 3 or 4 are not approved, Proposal 2 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 2.

Proposal 3: To Approve the Issuance of the Acquisition Shares

Pursuant to the Nasdaq Listing Rules, I.D. Systems stockholders are being asked to consider and vote upon a proposal to approve the issuance of the Acquisition Shares pursuant to the terms of the Merger Agreement.

The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

Proposal 3 is conditioned on the approval of each of the other proposals among Proposals 1, 2 and 4 but is not conditioned on the approval of any of the other Proposals. If any of Proposals 1, 2 or 4 are not approved, Proposal 3 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 3.

Proposal 4: To Approve the Authorized Shares of Parent’s Capital Stock

Pursuant to SEC guidance, I.D. Systems stockholders are being asked to consider and vote separately upon a proposal to approve the authorized shares of capital stock as set forth in the Parent Charter. The I.D. Systems Charter currently authorizes 55,000,000 shares of capital stock, consisting of 50,000,000 shares of I.D. Systems Common Stock and 5,000,000 shares of preferred stock. Article FIFTH of the Parent Charter authorizes the issuance of 75,150,000 shares of capital stock, consisting of 75,000,000 shares of Parent Common Stock and 150,000 shares of preferred stock (of which 100,000 shares will be designated Series A Preferred Stock and 50,000 shares will be undesignated).

The approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 4.

Proposal 4 is conditioned on the approval of each of Proposals 1, 2 and 3 but is not conditioned on the approval of any of the other Proposals. If any of Proposals 1, 2 or 3 are not approved, Proposal 4 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 4.

Proposal 5: To Approve Certain Parent Charter Provisions Containing Mandatory Indemnification Provisions and the Advancement of Expenses

Pursuant to SEC guidance, I.D. Systems stockholders are being asked to consider and vote separately upon a proposal to approve Article ELEVENTH of the Parent Charter, which provides that Parent shall, to the fullest extent permitted by applicable law, indemnify and hold harmless directors or officers of Parent or any subsidiary, or those who, while a director or officer of Parent or such subsidiary, is or was serving at the request of the Parent or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (“Indemnified Persons”), against all liabilities suffered and expenses reasonably incurred by such Indemnified Persons in any legal proceeding and provides for the mandatory advancement of expenses of an Indemnified Person. Article ELEVENTH of the Parent Charter also provides for the permissive indemnification and advancement of expenses for certain employees and agents of Parent.

The approval of Proposal 5 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 5.

Proposal 5 is conditioned on the approval of each of Proposals 1, 2, 3 and 4, but is not conditioned on the approval of any of the other proposals. If any of Proposals 1, 2, 3 or 4 are not approved, Proposal 5 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 5.

Proposal 6: To Approve Certain Parent Charter Provisions Providing that Certain Transactions Are not “Corporate Opportunities”

Pursuant to SEC guidance, I.D. Systems stockholders are being asked to consider and vote separately upon a proposal to approve Article TWELFTH of the Parent Charter, which provides that, to the maximum extent permitted from time to time under the laws of the State of Delaware, Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors, any holder of Series A Preferred Stock (or Parent Common Stock issuable upon conversion thereof), or any partner, manager, member, director, officer, stockholder, employee, agent or affiliate of any such holder.

The approval of Proposal 6 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 6.

Proposal 6 is conditioned on the approval of each of Proposals 1, 2, 3 and 4, but is not conditioned on the approval of any of the other proposals. If any of Proposals 1, 2, 3 or 4 are not approved, Proposal 6 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 6.

Proposal 7: To Approve Certain Parent Charter Provisions Designating the Chancery Court of the State of Delaware as the Exclusive Forum for Certain Legal Actions

Pursuant to SEC guidance, I.D. Systems stockholders are being asked to consider and vote separately upon a proposal to approve Article SIXTEENTH of the Parent Charter, which provides, subject to certain exceptions, that, unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action brought on behalf of Parent, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of Parent, (iii) any action asserting a claim arising pursuant to the DGCL or the Parent Charter or the Parent Bylaws or as to which the DGCL confers jurisdiction on such court or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, among other things, any claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. Accordingly, the exclusive forum provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities law for which there is exclusive federal jurisdiction or concurrent federal and state jurisdiction. Article SIXTEENTH provides that any person or entity who acquires an interest in the capital stock of Parent will be deemed to have notice of and consented to the provisions of Article SIXTEENTH. Stockholders will not be deemed to have waived Parent’s compliance with the federal securities laws and the rules and regulations thereunder.

The approval of Proposal 7 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposal 7.

Proposal 7 is conditioned on the approval of each of Proposals 1, 2, 3 and 4, but is not conditioned on the approval of any of the other proposals. If any of Proposals 1, 2, 3 or 4 are not approved, Proposal 7 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 7.

Proposal 8: To Approve an Amendment to the I.D. Systems 2018 Incentive Plan

I.D. Systems stockholders are being asked to consider and vote upon a proposal to approve an amendment to the I.D. Systems 2018 Plan to increase the number of shares available for issuance thereunder and to reflect the assumption of the I.D. Systems 2018 Plan by Parent, subsequent to which the plan will be named the PowerFleet, Inc. 2018 Incentive Plan.

The approval of Proposal 8 requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal 8.

Proposal 8 is conditioned on the approval of each of Proposals 1, 2, 3 and 4, but is not conditioned on the approval of any of the other proposals. If any of Proposals 1, 2, 3 or 4 are not approved, Proposal 8 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 8.

Proposal 9: To Approve, on Advisory (Non-Binding) Basis, the Compensation that May Become Payable to Certain Executives in Connection with the Transactions

Pursuant to Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, I.D. Systems stockholders are being asked to consider and vote on an advisory (non-binding) basis, to approve certain compensation payments that may be paid or become payable by Parent to certain of I.D. Systems’ named executive officers in connection with, or following, the consummation of the Transactions.

The approval of Proposal 9, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of advisory Proposal 9.

Proposal 9 is a vote separate and apart from the other Proposals contained in this joint proxy statement/prospectus, and is not conditioned on any other proposal.

The board of directors of I.D. Systems unanimously recommends that you vote “FOR” the approval of Proposal 9.

Proposal to Adjourn the Special Meeting

I.D. Systems stockholders are being asked to approve a proposal to adjourn the I.D. Systems special meeting, or any adjournments thereof, to another time or place if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve Proposals 1, 2, 3 and 4 at the time of the I.D. Systems special meeting or any adjournment or postponement thereof.

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting (whether or not a quorum, as specified in the I.D. Systems Bylaws, is present). Abstentions and broker non-votes will have no effect on the outcome of the Adjournment Proposal.

The board of directors of I.D. Systems recommends that you vote “FOR” the I.D. Systems Adjournment Proposal.

Share Ownership and Voting by I.D. Systems’ Officers and Directors

As of the I.D. Systems Record Date, the I.D. Systems directors and executive officers had the right to vote approximately 2,661,356 shares of I.D. Systems Common Stock, representing approximately 14.4% of the shares of I.D. Systems Common Stock then outstanding and entitled to vote at the I.D. Systems special meeting. It is expected that the I.D. Systems directors and executive officers who are stockholders of I.D. Systems will vote “FOR” each of the proposals described above, although none of them has entered into any agreement requiring them to do so.

Voting Your Shares

I.D. Systems stockholders may vote in person at the I.D. Systems special meeting or by proxy. I.D. Systems recommends that you submit your proxy even if you plan to attend the special meeting. If you vote by proxy, you may change your vote, among other ways, if you attend and vote at the special meeting.

If you are an I.D. Systems stockholder of record you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. Signed and dated proxies received by I.D. Systems without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” such proposal presented to the stockholders, in accordance with the recommendation of the board of directors of I.D. Systems. The proxyholders may use their discretion to vote on any other matters which properly come before the I.D. Systems special meeting.

The proxyholders may use their discretion to vote on any other matters which properly come before the I.D. Systems special meeting.

I.D. Systems stockholders may also vote over the Internet at www.voteproxy.com or by telephone by calling toll-free at 1-800-776-9437 (from the U.S.) or at 1-718-921-8500 (from other locations) until 11:59 p.m., Eastern Time, on August 28, 2019. Voting instructions are printed on the proxy card or voting information form you received.

Voting Shares Held in Street Name

If you own shares in your own name, you are considered, with respect to those shares, the “stockholder of record”. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent acting as nominee, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares, so you should read carefully the materials provided to you by your broker, bank or other nominee.

Banks, brokers and other agents acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. A “broker non-vote” occurs when a proposal is deemed “non-routine” and a nominee holding shares for a beneficial owner does not have discretionary voting authority with respect to the matter being considered and has not received instructions from the beneficial owner. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this joint proxy statement/prospectus has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

If you do not provide voting instructions to your bank, broker or other nominee, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not generally have, and we do not expect them to have, discretionary authority to vote on any of the proposals presented at the I.D. Systems special meeting.

Voting Shares Held in I.D. Systems 401(k) Plan Account

If you have money invested in the I.D. Systems employer stock fund of the I.D. Systems 401(k) Plan, you may provide voting instructions as to the number of shares allocated to your account as of the close of business of the I.D. Systems Record Date. However, you have an earlier deadline for submitting voting instructions. Your voting instructions must be received by 11:59 p.m., Eastern Time, on August 26, 2019. You may vote over the Internet, by telephone or by mail as described above, but you may not vote shares allocated to your I.D. Systems 401(k) Plan accounts in person at the I.D. Systems special meeting. The plan trustee will vote such shares in accordance with your voting instructions if they are received in a timely manner. If you do not send instructions by the August 26, 2019 deadline, or you do not vote, or you return your proxy card with unclear voting instructions or no voting instructions, the plan trustee will not vote the shares allocated to your I.D. Systems 401(k) Plan account. Your voting instructions will be kept confidential under the terms of the plan.

Revoking Your Proxy

If you are an I.D. Systems stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting if you:

●	timely deliver a valid, later-dated proxy by mail;

●	timely submit revised voting instructions by telephone or over the Internet by following the instructions set forth on the applicable proxy card;

●	timely deliver written notice that you have revoked your proxy to the secretary of I.D. Systems or Pointer, as applicable at the address provided immediately below; or

●	attend the I.D. Systems special meeting and vote in person.

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey, 07677

Attn: Ned Mavrommatis

Attendance at the I.D. Systems special meeting will not, in and of itself, revoke a proxy.

If your shares are held in “street name” and you have instructed your bank, broker or other nominee to vote your shares, you must follow the directions received from your bank, broker or other nominee to change your vote or revoke your proxy.

Costs of Solicitation

I.D. Systems will bear all costs and expenses in connection with the solicitation of proxies, including the costs of preparing, printing and mailing this joint proxy statement/prospectus for the I.D. Systems special meeting. I.D. Systems has engaged D.F. King & Co., Inc. to serve as information agent and assist in the solicitation of proxies for the I.D. Systems special meeting and will pay an aggregate initial fee of approximately $65,000, plus any additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable out-of-pocket expenses.

I.D. Systems Stockholders Should Not Send in Their Stock Certificates with Their Proxy Cards.

After the Transactions are consummated, if you held certificates representing I.D. Systems Common Stock prior to the Transactions, you will receive instructions for exchanging your shares for shares of Parent Common Stock.

Other Business

I.D. Systems is not aware of any other business to be acted upon at the I.D. Systems special meeting. If, however, other matters are properly brought before the I.D. Systems special meeting, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the I.D. Systems board of directors may recommend.

Assistance

I.D. Systems stockholders who have questions about the Merger Agreement, the Investment Agreement, the Transactions or the other matters to be voted on at the I.D. Systems special meeting who need assistance submitting their proxy or voting shares or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers Call: (212) 269-5550

All Others Call: (866) 356-7813

Email: idsy@dfking.com

THE extraordinary GENERAL MEETING OF Pointer’S SHAREHOLDERS

Overview

This joint proxy statement/prospectus is being provided to Pointer shareholders as part of a solicitation of proxies by the Pointer board of directors for use at the Pointer extraordinary general meeting. This joint proxy statement/prospectus is being furnished to Pointer shareholders on or about August 1, 2019. In addition, this joint proxy statement/prospectus constitutes a prospectus for Parent in connection with the issuance by Parent of Parent Common Stock to be delivered to Pointer shareholders in connection with the Transactions. This joint proxy statement/prospectus provides I.D. Systems stockholders with information they need to be able to vote or instruct their vote to be cast at the Pointer extraordinary general meeting.

Date, Time & Place of the Extraordinary General Meeting

The Pointer extraordinary general meeting will be held at the offices of Pointer’s legal counsel, ZAG/S&W, Zysman, Aharoni, Gayer & Co., at “Beit Zion,” 41-45 Rothschild Blvd., 8th Fl., Tel Aviv, Israel, on August 29, 2019 at 9:00 a.m., local time.

Record Date; Outstanding Shares; Shares Entitled to Vote

The board of directors of Pointer has set July 29, 2019 as the Pointer Record Date. Only holders of shares of Pointer Ordinary Shares as of the close of business on the Pointer Record Date will be entitled to notice of, and to vote at, the Pointer extraordinary general meeting or any adjournments thereof. On July 22, 2019, there were 8,188,616 Pointer Ordinary Shares outstanding, held by 24 holders of record. Each outstanding Pointer Ordinary Share is entitled to one vote on each proposal and any other matter properly coming before the Pointer extraordinary general meeting.

Attendance

Only Pointer shareholders on the Pointer Record Date or persons holding a written proxy for any shareholder or account of Pointer as of the Pointer Record Date may attend the Pointer extraordinary general meeting. Proof of stock ownership is necessary to attend. Registered Pointer shareholders who plan to attend the Pointer extraordinary general meeting may obtain admission tickets by writing to Mr. Yaniv Dorani, Chief Financial Officer, prior to the Pointer extraordinary general meeting. Pointer shareholders whose shares are registered in the name of a broker, bank or other nominee may attend the Pointer extraordinary general meeting by writing to Mr. Yaniv Dorani, Chief Financial Officer, or by bringing proof of identity, such as a driver’s license or passport, and certification of ownership as of the Pointer Record Date, to the Pointer extraordinary general meeting. The use of cameras, cell phones, and other recording equipment will be prohibited at the Pointer extraordinary general meeting.

Proposals

At the Pointer extraordinary general meeting, Pointer shareholders will be asked to vote upon the following proposals:

●	FOR the approval and adoption of the Pointer Merger, the Merger Agreement and other matters relating to the consummation of the Transactions, including the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy; and

●	FOR the approval of the grant of bonuses to certain executives of Pointer in connection with the consummation of the Transactions, in an aggregate amount of $750,000, payable in a combination of Pointer RSUs and cash.

Quorum

The presence of no less than two Pointer shareholders in person or by proxy, and holding or representing between them Pointer Ordinary Shares conferring in the aggregate at least 25% of the voting rights of Pointer, shall constitute a quorum at the Pointer extraordinary general meeting. If within one-half hour from the time appointed for the holding of the Pointer extraordinary general meeting a quorum is not present, the Pointer extraordinary general meeting shall be adjourned to the following week, at the same time and place, or to such time and place as the chairperson of the meeting shall determine. At any such adjourned meeting, if a quorum is not present within one-half hour from the specified time, any shareholders present in person or by proxy shall constitute a quorum even if they hold or represent Pointer Ordinary Shares conferring less than 25% of the voting rights of Pointer.

In addition to the quorum requirement set forth above, if a Pointer general meeting of the shareholders is convened to vote on any resolution to consummate a merger transaction, as in the case of Pointer Proposal 1, such a resolution shall require the approval of the holders of at least a majority of the outstanding voting power of Pointer.

In determining whether there is a quorum for the Pointer extraordinary general meeting and whether the required number of votes for Pointer Proposal 1 has been cast, Pointer Ordinary Shares subject to abstentions or to broker non-votes are counted for purposes of determining whether there is a quorum but, with regard to Pointer Proposal 1, are not counted as having been voted in respect thereof and accordingly have the effect of voting against such proposal.

Vote Required; Recommendation of the Pointer Board of Directors

Pointer Proposal 1 requires the affirmative vote of a majority of the outstanding Pointer Ordinary Shares entitled to vote thereon.

In addition, pursuant to the Companies Law, if I.D. Systems, Pointer Merger Sub or an I.D. Systems Related Person holds shares in Pointer, then there is an additional requirement for the approval, namely that a majority of the shares voted at the Pointer extraordinary general meeting (excluding shares held by such persons) shall not have voted against Pointer Proposal 1. Accordingly, each Pointer shareholder voting on Pointer Proposal 1 is required to inform Pointer, as detailed below, prior to voting at the Pointer extraordinary general meeting whether the shareholder is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person or, if such person is voting by proxy, to indicate such matter in the appropriate place in the enclosed proxy, as further detailed below. An “I.D. Systems Related Person” is (a) a person holding, directly or indirectly, either (i) 25% or more of the voting rights of I.D. Systems or Pointer Merger Sub, or (ii) the right to appoint 25% or more of the directors of I.D. Systems or Pointer Merger Sub, or (b) one of such person’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any such person, or a corporation controlled by any one or more of such persons or by I.D. Systems or Pointer Merger Sub. I.D. Systems has confirmed that neither it nor Pointer Merger Sub or any I.D. Systems Related Person holds shares of Pointer and none of them will hold Pointer Ordinary Shares as of the Pointer Record Date. Failure by a Pointer shareholder to indicate whether such person is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person, shall render such vote invalid and it will not be counted.

Pointer Proposal 2 requires the affirmative vote of the holders of Pointer Ordinary Shares present, in person or by proxy, at the Pointer extraordinary general meeting, amounting in the aggregate to at least a majority of the votes actually cast with respect to such proposal, provided that one of the following shall apply: (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Transactions; abstentions shall not be included in the total of the votes of the aforesaid shareholders; or (ii) the total of opposing votes from among the shareholders said in subsection (i) above does not exceed 2% of all the voting rights in Pointer. Failure by a Pointer shareholder to indicate whether such shareholders is a controlling shareholder of Pointer or otherwise has a personal interest in the approval of the Transactions shall render such vote invalid and it will not be counted.

The Pointer board of directors unanimously recommends that Pointer shareholders vote FOR Pointer Proposal 1 and FOR Pointer Proposal 2.

Ordinary Share Ownership and Voting by Pointer’s Directors and Officers

As of July 22, 2019, the Pointer directors and executive officers had beneficial ownership of 1,582,938 of the then-outstanding Pointer Ordinary Shares, representing approximately 19.3% of the Pointer Ordinary Shares then outstanding and entitled to vote at the Pointer extraordinary general meeting. The Pointer directors who are shareholders of Pointer intend to vote “FOR” Pointer Proposal 1 and “FOR” Pointer Proposal 2.

Voting Your Pointer Ordinary Shares

If you are a shareholder of record of Pointer, meaning that your Pointer Ordinary Shares and your share certificate(s) or book entry shares were registered in your name with Pointer and its transfer agent as of the Pointer Record Date, you may vote (a) in person by attending the Pointer extraordinary general meeting or (b) by marking, signing, dating and returning the enclosed proxy card. If you sign, date and return your proxy card without indicating how you want to vote, your Pointer Ordinary Shares will not be voted at the Pointer extraordinary general meeting but will be counted for purposes of determining whether a quorum exists.

Voting Pointer Ordinary Shares Held in Street Name

If your Pointer Ordinary Shares are held for your benefit with a bank, broker or other nominee and that are included in the Pointer Ordinary Shares registered in the register of shareholders of Pointer under the name of such nominee, you may instruct your bank, broker or other nominee to complete and sign a proxy card. Attached is the proxy card for the Pointer extraordinary general meeting that is being solicited by the Pointer board of directors. If you are instructing your bank, broker or other nominee how to vote via proxy card, please follow the instructions on the proxy card. You may also attend the Pointer extraordinary general meeting and vote in person; however, this requires that you provide proof of ownership of such Pointer Ordinary Shares as of the Pointer Record Date. Such proof of ownership must consist of a bank or broker issued legal proxy listing the beneficial owner as the underlying owner of the shares, issued by the bank, broker or other nominee, along with a copy of the shareholder’s identification card, passport, or incorporation certificate. If your Pointer Ordinary Shares are held in “street name” and you wish to vote such shares by attending the Pointer extraordinary general meeting in person, you will need to obtain a proxy from your bank, broker or other nominee.

If your Pointer Ordinary Shares are held through a member of the TASE and you also intend to vote your shares at the Pointer extraordinary general meeting in person or by proxy, you must deliver to Pointer, via messenger or registered mail, a confirmation of ownership (ishur baalut) issued by the applicable TASE member, confirming your ownership of the Pointer Ordinary Shares as of the Pointer Record Date. Alternatively, you may vote electronically via the electronic voting system of the ISA, up to six hours before the scheduled time of the Pointer extraordinary general meeting. You should receive instructions about electronic voting from the TASE member through which you hold your Pointer Ordinary Shares.

We encourage all shareholders to vote by proxy, even if attending the Pointer extraordinary general meeting.

Revoking Your Proxy

A Pointer shareholder returning a proxy may revoke it at any time prior to the commencement of the Pointer extraordinary general meeting by communicating such revocation in writing to Pointer or by executing and delivering a later-dated proxy. In addition, any person who has executed a proxy and is present at the Pointer extraordinary general meeting may vote in person instead of by proxy, thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given. Any written notice revoking a proxy should be sent to Pointer’s executive offices located at 14 Hamelacha Street, Rosh Ha’ayin 4809133, Israel, to the attention of Mr. Yaniv Dorani, Chief Financial Officer, or via email to Mr. Yaniv Dorani at yanivd@pointer.com.

Costs of Solicitation

Pointer will bear all costs and expenses in connection with the solicitation of proxies from Pointer’s shareholders, including the costs of preparing, printing and mailing this joint proxy statement/prospectus for the Pointer extraordinary general meeting. Pointer has engaged Alliance Advisors LLC to assist in the solicitation of proxies for the Pointer extraordinary general meeting and will pay an initial fee of approximately $30,000, including any additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable out-of-pocket expenses.

Pointer Shareholders Should Not Send in Their Stock Certificates with Their Proxy Cards.

After the Transactions are consummated, if you held certificates representing Pointer Ordinary Shares prior to the Transactions, you will receive instructions for exchanging your shares for shares of Parent Common Stock.

Other Business

Pointer is not aware of any other business to be acted upon at the Pointer extraordinary general meeting.

Assistance

Pointer shareholders who have questions about the Merger Agreement or the Transactions or the other matters to be voted on at the Pointer extraordinary general meeting who need assistance submitting their proxy or voting shares or who desire additional copies of this joint proxy statement/prospectus or additional proxy cards should contact:

Alliance Advisors LLC

Toll Free: 855-600-8104

All Others Call: 973-873-7722

Email: pointer@allianceadvisors.com

I.D. SYSTEMS PROPOSAL 1: TO ADOPT THE INVESTMENT AGREEMENT AND APPROVE THE I.D. SYSTEMS MERGER AND POINTER PROPOSAL 1: TO APPROVE THE MERGER AGREEMENT AND RELATED MATTERS

General

On March 13, 2019, I.D. Systems, Pointer, Parent and the other parties thereto entered into the Merger Agreement, pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of Parent, in exchange for consideration consisting of $8.50 in cash and 1.272 shares of Parent Common Stock per Pointer Ordinary Share.

Also on March 13, 2019, and in connection with the Merger Agreement, I.D. Systems, Parent, the Investors and the other parties thereto entered into the Investment Agreement, pursuant to which I.D. Systems will reorganize into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent, and pursuant to which Parent will issue and sell to the Investors in a private placement 50,000 shares of Series A Preferred Stock for an aggregate purchase price of $50,000,000 to finance a portion of the Cash Consideration payable in the Pointer Merger. In the I.D. Systems Merger, each outstanding share of I.D. Systems Common Stock will be exchanged for one share of Parent Common Stock.

On May 16, 2019, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into the Investment Agreement First Amendment, to, among other things, revise the form of the Parent Charter based on feedback received from the ISA. Pursuant to the Investment Agreement First Amendment, the Parent Charter was revised to provide that (i) except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides written notice to Parent electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of Parent, and (ii) after the delivery of any such notice, all holders of Series A Preferred Stock will be and continue to be entitled to vote their shares of Series A Preferred Stock unless and until such time as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to Parent that they elect to deactivate their voting rights. In addition, the Parent Charter was amended to fix the initial conversion price of the Series A Preferred Stock at $7.319 (based on the 30-day volume weighted average trading price of I.D. Systems Common Stock prior to the signing of the Investment Agreement First Amendment), in lieu of having the conversion price based on the volume weighted average trading price of I.D. Systems Common Stock during a defined period prior to either the signing or the closing of the Transactions.

On June 27, 2019, following discussions with representatives of the Nasdaq Stock Market regarding the listing of the Parent Common Stock on the Nasdaq Global Market, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors entered into the Investment Agreement Second Amendment. Pursuant to the Investment Agreement Second Amendment, the Parent Charter was revised to provide, among other things, that (i) to the extent voting rights of the Series A Preferred Stock have been activated, any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent Common Stock issuable upon conversion of shares of Series A Preferred Stock held by such holder that exceeds the quotient of (A) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (B) the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable), and (ii) in the event that the holders of the Series A Preferred Stock are entitled to designate one non-voting observer to attend meetings of the board of directors and committees of Parent, the observer may be excluded from executive sessions of any committee at the discretion of such committee.

As a result of the Transactions, I.D. Systems and Pointer Holdco will each become direct, wholly-owned subsidiaries of Parent, and Pointer will become an indirect, wholly-owned subsidiary of Parent. The stockholders of I.D. Systems and Pointer will become stockholders of Parent. Immediately prior to the effective time of the I.D. Systems Merger, Parent’s existing certificate of incorporation will be amended and restated in the form attached hereto as Annex C to this joint proxy statement/prospectus to provide for, among other things, the designations, powers, preferences and rights of the Series A Preferred Stock.

The Transactions will not be completed and the Pointer Merger Consideration will not be paid unless I.D. Systems stockholders approve each of Proposals 1, 2, 3 and 4 at the I.D. Systems special meeting and Pointer shareholders approve Pointer Proposal 1 at the Pointer extraordinary general meeting and other specified closing conditions in the Agreements are satisfied or waived. Copies of the Merger Agreement and the Investment Agreement are attached as Annexes A and B to this joint proxy statement/prospectus. You are urged to read the Merger Agreement and the Investment Agreement in their entirety. For additional information about the Transactions, see “Company Structure - Diagrams” below and “The Merger Agreement” and “The Investment Agreement” beginning on pages 126 and 145, respectively, of this joint proxy statement/prospectus.

Company Structure - Diagrams

We have set forth below certain diagrams depicting the structure of I.D. Systems and Pointer prior to the Transactions and to depict several of the steps that will be taken in connection with the Transactions. The below diagrams do not represent a complete set of all of the steps included in the Transactions, but are meant to provide an illustrative summary of the material steps in the Transactions.

The Current Structure of the Companies represents the structure of I.D. Systems and Pointer before the Transactions.

Step 1 depicts the formation of Parent as a wholly-owned subsidiary of I.D. Systems, and the formation of I.D. Systems Merger Sub and Pointer Holdco as wholly-owned subsidiaries of Parent.

Step 2 depicts the relationship of the parties pursuant to the Merger Agreement and the Investment Agreement and shows the formation of Pointer Merger Sub as a wholly-owned subsidiary of Pointer Holdco.

Step 3 depicts the reorganization of I.D. Systems into a new holding company structure, with I.D. Systems Merger Sub merging with and into I.D. Systems, and I.D. Systems surviving as a wholly-owned subsidiary of Parent.

Step 4 depicts the Preferred Investment.

Step 5 depicts the Pointer Merger, with Pointer Merger Sub merging with and into Pointer, and Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco and an indirect, wholly-owned subsidiary of Parent.

Step 6 depicts the structure of the companies upon consummation of the Transactions.

Current Structure of the Companies

Step 1 - Formation of Parent and Parent Subsidiaries

Step 2 - Entry into Agreement and Plans of Mergers

Step 3 - I.D. Systems Merger

Step 4 - Preferred Investment

Step 5 – Pointer Merger

Step 6 - Post-Closing Structure*

* Percentages reflect ownership immediately after consummation of the Transactions on a fully-diluted basis.

Background to the Transactions

The I.D. Systems board of directors and senior management of I.D. Systems periodically review I.D. Systems’ long-term strategic plans with the goal of enhancing stockholder value. As part of this ongoing process, the I.D. Systems board of directors and senior management of I.D. Systems have, from time to time, considered strategic alternatives that may be available to I.D. Systems, including potential commercial and strategic business partnerships, acquisitions, dispositions and new business lines.

The Pointer board of directors and senior management of Pointer also periodically review Pointer’s long-term strategic plans with the goal of enhancing shareholder value, company growth and expansion. As part of this ongoing process, the Pointer board of directors and the senior management of Pointer have, from time to time, considered strategic alternatives that may be available to Pointer, including potential merger and acquisition transactions.

I.D. Systems and Pointer first engaged in discussions regarding product development opportunities in December 2016, entered into a development services agreement in July 2017 for Pointer to design and manufacture certain products of I.D. Systems, and have since had a strategic working relationship, co-developing numerous products. Through their collaboration, it became increasingly evident to the respective management teams that the companies’ business values and strategy were well-aligned on improving their customers’ operations through innovative design, engineering discipline, and building industrial-grade solutions.

On September 22, 2017, I.D. Systems engaged Canaccord to serve as its financial advisor in connection with a proposed transaction with Pointer. Pursuant to a written engagement letter, I.D. Systems selected Canaccord as its financial advisor because Canaccord is a globally recognized investment banking firm that has substantial experience in similar transactions and is familiar with the industry in which I.D. Systems operates.

Consequently, Pointer and I.D. Systems engaged in discussions concerning a potential merger transaction in late 2017 and early 2018. The proposed transaction related to an all-stock merger between the two companies. Both Pointer and I.D. Systems engaged in legal and financial due diligence as well as preliminary negotiations of the terms of a proposed merger agreement. The negotiations were terminated because the parties ultimately could not reach agreement as to the structure of the proposed transaction and matters relating to the post-closing operations of the combined company.

On May 31, 2018, having learned of I.D. Systems’ interest in a potential transaction with Pointer, Steven E. Siesser of Lowenstein Sandler LLP (“Lowenstein”), counsel to ABRY Partners II, LLC (“ABRY”), introduced by email I.D. Systems management to a representative of ABRY regarding potential financing for such a transaction. On June 12, 2018, ABRY entered into a non-disclosure agreement with I.D. Systems.

On June 14, 2018, representatives from ABRY and Mr. Mavrommatis spoke by telephone to discuss the strategic rationale for I.D. Systems’ potential transaction with Pointer, as well as to explore the possibility of ABRY acting as a financing source for such a transaction. The parties also discussed the exchange of certain non-public, confidential and proprietary information.

On July 12, 2018, I.D. Systems and Canaccord entered into an agreement that superseded the prior engagement agreement for Canaccord to serve as I.D. Systems’ financial advisor in connection with its review of strategic and financial alternatives, including a proposed transaction with Pointer.

On July 17, 2018, representatives from ABRY and Messrs. Wolfe and Mavrommatis met in-person at I.D. Systems’ office to conduct preliminary business due diligence discussions, which continued over a dinner meeting that evening.

On July 27, 2018, representatives of I.D. Systems met with representatives of Pointer in person to reinitiate discussions regarding a potential transaction between the two companies.

On August 9, 2018, representatives from ABRY and Messrs. Wolfe and Mavrommatis met in-person at ABRY’s offices in Boston to revisit their discussions regarding I.D. Systems’ potential acquisition of Pointer and the possibility of a related preferred equity investment by ABRY. The parties outlined next steps, including ABRY’s preparation of a non-binding term sheet for a proposed equity financing transaction.

On August 23, 2018, I.D. Systems received a non-binding term sheet from ABRY for a convertible preferred stock investment, the proceeds of which would be used by I.D. Systems to finance, in part, its acquisition of Pointer and pay related fees and expenses (the “ABRY Term Sheet”).

On August 28, 2018, the I.D. Systems board of directors held a telephonic meeting at which representatives of Canaccord and Olshan Frome Wolosky LLP (“Olshan”), counsel to I.D. Systems, were present. The I.D. Systems board of directors, together with representatives of Canaccord and Olshan, discussed the ABRY Term Sheet and developed a response to the ABRY Term Sheet, which response was subsequently communicated by telephone to ABRY by representatives of Canaccord.

On August 29, 2018, representatives of ABRY and Canaccord discussed the terms of the ABRY Term Sheet. Negotiations between these representatives ensued over the next several days.

On September 6, 2018, Mr. Wolfe met with Mr. David Mahlab, Chief Executive Officer of Pointer, in person to discuss further a potential transaction between the two companies.

On September 7, 2018, the I.D. Systems board of directors held a telephonic meeting at which representatives of Canaccord and Olshan were present. The I.D. Systems board of directors, together with representatives of Canaccord and Olshan, discussed the status of negotiations of the ABRY Term Sheet, as well as potential alternatives thereto. Mr. Chris Wolfe, Chief Executive Officer of I.D. Systems, then updated the I.D. Systems board of directors regarding the conversation he had with Mr. Mahlab.

On September 12, 2018, the I.D. Systems board of directors held an in-person meeting at which representatives of Canaccord and Olshan were present and at which the I.D. Systems board of directors, together with representatives of Canaccord and Olshan, discussed potential strategic alternatives.

Over the next several days, discussions regarding the ABRY Term Sheet continued among representatives of ABRY, I.D. Systems and Canaccord.

On September 25, 2018, Mr. Mavrommatis and Charles Frumberg, a director of I.D. Systems and managing member of Emancipation Management LLC, a significant stockholder of I.D. Systems, had an in-person meeting with a representative of ABRY for the purpose of introducing Mr. Frumberg to ABRY and discussing the potential strategic benefits of ABRY’s proposed preferred stock investment.

On October 5, 2018, the I.D. Systems board of directors held a telephonic meeting at which representatives of Canaccord and Olshan were present. Mr. Ned Mavrommatis, Chief Financial Officer of I.D. Systems, provided the I.D. Systems board of directors with an update on potential strategic alternatives. Mr. Mavrommatis and representatives of Canaccord and Olshan then discussed with the I.D. Systems board of directors the status of negotiations of the ABRY Term Sheet.

On October 11, 2018, I.D. Systems and ABRY signed the ABRY Term Sheet, together with an exclusivity agreement.

Also on October 11, 2018, Mr. Wolfe sent a first draft of a non-binding letter of intent to Mr. Mahlab with respect to a proposed business combination between I.D. Systems and Pointer (the “Pointer LOI”).

On October 16, 2018, during an in-person meeting of the Pointer board of directors, where ZAG/S&W, counsel to Pointer, among others, attended, Pointer management presented the Pointer LOI for the Pointer board of directors’ review and consideration. Mr. Yossi Ben Shalom, Chairman of the Pointer board of directors, and Mr. Yaniv Dorani, Chief Financial Officer of Pointer, provided background as to the proposed transaction and its structure, as well as the differences from the prior proposed transaction between the parties. Among other matters, Mr. Ben Shalom mentioned that a private equity fund had expressed interest in purchasing Pointer and that he had communicated to such fund that it should provide a proposal as soon as possible; however, Mr. Ben Shalom doubted the fund’s ability to submit such a proposal in such a short timeframe. Following extensive discussion of the potential benefits and risks of the proposed transaction with I.D. Systems, the Pointer board of directors resolved to authorize Mr. Ben Shalom and Mr. Mahlab to pursue negotiations with I.D. Systems regarding the Pointer LOI, and authorized Mr. Ben Shalom to sign the Pointer LOI (as so negotiated) on behalf of Pointer.

On October 17, 2018, Mr. Ben Shalom sent Mr. Wolfe a memorandum with Pointer’s comments to the draft Pointer LOI.

On October 18, 2018, representatives from ABRY and Messrs. Wolfe and Mavrommatis met in New York City to discuss the timeline and process for the proposed Pointer Merger and investment agreement by and among I.D. Systems and affiliates of ABRY, among other items.

Also on October 18, 2018, Mr. Wolfe sent Mr. Ben Shalom a revised draft of the Pointer LOI as well as a copy of the ABRY Term Sheet. Following additional correspondence, on October 22, 2018, Mr. Wolfe sent Mr. Ben Shalom a final draft of the Pointer LOI.

On October 22, 2018, the Pointer board of directors signed a unanimous written consent approving the execution of the revised draft of the Pointer LOI presented by Mr. Ben Shalom. Among other things, the revised Pointer LOI reflected the following changes to the draft presented to the Pointer board of directors at its October 16, 2018 meeting: (a) an increase in the consideration to be received by Pointer shareholders in the Pointer Merger from $15.25 per Pointer share to $15.60 per Pointer share, 65% payable in cash and 35% payable in common stock; (b) I.D. Systems’ expectation that it would obtain a debt financing commitment at or prior to the signing of the Merger Agreement; (c) a shortened exclusivity period and automatic renewal mechanism; and (d) mutual non-disclosure undertakings.

Effective as of October 22, 2018, I.D. Systems and Pointer entered into the Pointer LOI. The Pointer LOI provided for an exclusive negotiating period through December 15, 2018 that would automatically extend for successive 15-day periods as long as the parties were then negotiating in good faith and until either party gives written notice to the other of the termination of the Pointer LOI.

On October 26, 2018, Pointer and ABRY entered into a non-disclosure agreement.

On November 1-2, 2018, representatives of I.D. Systems, Pointer, ABRY and their respective counsel discussed by telephone a proposed transaction structure whereby the Transactions would be implemented through the creation of a newly-formed holding company. Subsequent to these discussions, on November 5-6, 2018, I.D. Systems and ABRY exchanged correspondence regarding the proposed structure for the Transactions and potential alternatives thereto.

On November 2, 2018, representatives from ABRY participated in all-day, in-person meetings with Messrs. Wolfe and Mavrommatis and other management of I.D. Systems at I.D. Systems’ office to conduct additional business due diligence.

On November 5, 2018, Messrs. Wolfe and Mahlab, together with representatives of Olshan and ZAG/S&W, participated in a phone call to introduce their respective legal advisors and discuss the Transactions.

On November 7, 2018, the I.D. Systems board of directors held a telephonic meeting, with representatives of Olshan present, at which Olshan reviewed the proposed structure for the Transactions with the I.D. Systems board of directors.

On November 12, 2018, representatives from I.D. Systems, Pointer, Olshan, ZAG/S&W and Goldfarb Seligman & Co. (“Goldfarb”), Israeli counsel to I.D. Systems, discussed on a teleconference the proposed structure of the Transactions. Representatives of I.D. Systems proposed to effect the Transactions through the creation of a publicly traded holding company that would hold both I.D. Systems and Pointer as direct or indirect wholly-owned subsidiaries. On November 13, 2018, Olshan provided to ZAG/S&W a structure diagram (which had been prepared by Lowenstein) that reflected such proposed structure, and on November 29, 2018, Lowenstein provided an updated structure diagram with respect to the debt financing component of the Transactions.

On November 13, 2018, representatives of ABRY and Pointer discussed by telephone due diligence and the process for the Transactions.

On November 14, 2018, pursuant to the terms of the exclusivity agreement between ABRY and I.D. Systems, I.D. Systems sent a letter to ABRY requesting that ABRY reaffirm its intention to proceed with the proposed preferred stock financing transaction subject to the conditions set forth in the ABRY Term Sheet. On November 15, 2018, ABRY returned a countersigned copy of the letter to I.D. Systems reaffirming such intention.

On November 19, 2018, Goldfarb, ZAG/S&W and Meitar Liquornik Geva Leshem Tal, Israeli counsel to ABRY (“Meitar”), had a preliminary telephone discussion regarding Israeli governmental and regulatory approvals required for the Pointer Merger.

During November 26-27, 2018, Messrs. Wolfe and Mavrommatis traveled to Israel together with representatives of ABRY to conduct an on-site visit of Pointer’s business and also meet with potential lenders for the Transactions. On November 26, 2018, Messrs. Wolfe and Mavrommatis had an in-person meeting in Pointer’s offices in Israel with Messrs. Ben Shalom, Mahlab and Dorani, as well as ABRY’s representatives, to discuss Pointer’s business, including a review of all business units with particular focus on Pointer Israel and Cellocator.

On November 27, 2018, Messrs. Wolfe and Mavrommatis had an in-person meeting in Israel with Messrs. Ben Shalom, Mahlab and Dorani, as well as representatives of ZAG/S&W, Goldfarb and Pointer’s auditor and tax counsel, Ernst & Young. Representatives from ABRY, Lowenstein, Olshan and Meitar called in to this meeting and the parties discussed the proposed structure for the Transactions, the proposed financing for the Pointer Merger, due diligence matters and required regulatory approvals for, and the process for completing, the Transactions.

On November 29, 2018, representatives of Olshan and ZAG/S&W engaged in preliminary discussions by telephone regarding the proposed terms of the Merger Agreement.

On December 2, 2018, Canaccord sent an amendment to its engagement letter to I.D. Systems to clarify that a transaction between I.D. Systems and Pointer, as generally contemplated by the Pointer LOI, was within the scope of the parties’ July 12, 2018 engagement letter, as well as Canaccord’s fees in connection with such a transaction.

On December 5, 2018, representatives of ABRY, Lowenstein and Olshan discussed by telephone the implementation of the preferred stock financing for the Pointer Merger in view of the proposed structure for the Transactions.

On December 6, 2018, Messrs. Wolfe and Ben Shalom met to discuss due diligence and management-related matters.

Also on December 6, 2018, Olshan sent an initial draft of the Merger Agreement to Lowenstein. Lowenstein provided comments to the draft Merger Agreement on December 11-12, 2018, and the two firms discussed by telephone the revisions on December 13, 2018.

Further, on December 6, 2018, I.D. Systems announced that it had executed a new purchase agreement with Avis Budget Group, Inc. to deploy 75,000 additional units of I.D. Systems’ proprietary wireless rental fleet management systems in Avis Budget’s vehicle fleet. I.D. Systems subsequently placed an order with Pointer to manufacture and deliver these products.

On December 13, 2018, Pointer engaged Roth Capital as its financial advisor in connection with the Pointer Merger. Pointer selected Roth Capital as its financial advisor because Roth Capital is a globally recognized investment bank that has substantial experience in transactions similar to the Pointer Merger.

On December 17, 2018, Olshan sent ZAG/S&W a revised draft of the Merger Agreement.

On December 19, 2018, representatives of I.D. Systems, ABRY, Canaccord, Olshan and Lowenstein participated in a conference call in which they discussed the status of the proposed Transactions.

Also on December 19, 2018, the I.D. Systems board of directors held a telephonic meeting at which representatives of Canaccord and Olshan were present. At this meeting, representatives of Canaccord discussed their preliminary financial perspectives with respect to the proposed Transactions, and representatives of Olshan provided the I.D. Systems board of directors with an update on the status of the proposed Transactions.

On December 26, 2018, ZAG/S&W sent Olshan a memorandum containing high-level comments on the draft Merger Agreement, including with respect to open issues such as representations, warranties and covenants to be made by I.D. Systems thereunder, Pointer’s required level of net cash at the closing, and Parent’s post-closing capitalization and board composition. Olshan responded to these comments on January 3, 2019 by email and indicated that many of ZAG/S&W’s comments would be addressed upon its review of the Investment Agreement. ZAG/S&W subsequently provided Olshan with a mark-up of the draft Merger Agreement on January 7, 2019.

On December 27, 2018, Lowenstein sent an initial draft of the Investment Agreement to Olshan.

On January 3, 2019, Messrs. Wolfe and Mahlab spoke by telephone about matters contained in ZAG/S&W’s December 26, 2018 memorandum with respect to the Merger Agreement.

On January 7, 2019, Messrs. Wolfe, Mavrommatis, Mahlab and Dorani participated in a conference call to discuss the progress and status of the Transactions.

Also on January 7, 2019, the I.D. Systems board of directors held a telephonic meeting at which representatives of Olshan were present. At this meeting, Messrs. Wolfe and Mavrommatis discussed with the I.D. Systems board of directors their financial perspectives on I.D. Systems, Pointer and the proposed Transactions. The I.D. Systems board of directors also reviewed and discussed the proposed amendment to Canaccord’s engagement letter to clarify the fees payable to Canaccord in connection with the proposed Transactions, which amendment was approved and subsequently executed on January 14, 2019. Olshan updated the I.D. Systems board of directors on the status of the draft Merger Agreement and on Olshan’s review of the draft Investment Agreement.

On January 8, 2019, during a regularly scheduled in-person meeting of the Pointer board of directors, where ZAG/S&W, among others, attended, Mr. Ben Shalom provided the Pointer board of directors with an update regarding the status of negotiations between Pointer and I.D. Systems.

Also on January 8, 2019, Olshan sent Lowenstein a memorandum regarding the material issues presented by the draft Investment Agreement. The matters covered by this memorandum included the no solicitation provision; ABRY’s request to share any termination fee payable by Pointer to I.D. Systems; specified conditions and termination rights in the Investment Agreement; and the indemnification and expense reimbursement provisions.

On January 9, 2019, Lowenstein sent an initial draft of the Parent Charter, containing the terms of the Series A Preferred Stock, to Olshan. Also on January 9, 2019, representatives of I.D. Systems and ABRY had a telephone discussion regarding proposed voting and support agreements to be entered into by certain I.D. Systems stockholders in connection with the proposed Transactions, as well as ZAG/S&W’s request regarding the inclusion of I.D. Systems as a party to the Merger Agreement.

On January 11, 2019, Olshan and Lowenstein participated in a call to discuss the comments to the draft Investment Agreement contained in Olshan’s January 8, 2019 memorandum. Following this call, on January 14, 2019, Olshan sent Lowenstein a revised memorandum reflecting their discussions and I.D. Systems’ positions on the material open points in the draft Investment Agreement. The following day, Olshan and Lowenstein had a further telephone discussion regarding these matters.

On January 11, 2019, Lowenstein sent its comments to the draft Merger Agreement to Olshan. Olshan delivered a revised draft of the Merger Agreement to Lowenstein on January 15, 2019.

On January 14, 2019, Messrs. Wolfe, Mavrommatis, Mahlab and Dorani participated in a conference call to discuss the progress and status of the Transactions.

Beginning on January 16, 2019 and continuing on a weekly basis thereafter for most weeks through the signing of the Agreements, representatives of I.D. Systems, Pointer, ABRY, Olshan, ZAG/S&W, Lowenstein, Goldfarb, Meitar and Canaccord held a standing all-hands status call, which generally took place each Wednesday morning (U.S. time), to review progress and workstreams with respect to the Transactions.

On January 16, 2019, Olshan sent a revised draft of the Parent Charter to Lowenstein. Olshan updated this draft on January 17, 2019 to reflect that the redemption price for the Series A Preferred Stock would be payable upon the occurrence of a deemed liquidation event under the Parent Charter, as contemplated by the ABRY Term Sheet.

Also on January 17, 2019, representatives of I.D. Systems, ABRY, Olshan and Lowenstein conducted a conference call regarding the no solicitation and termination provisions in the Investment Agreement.

Later that same day, Lowenstein sent a revised draft of the Merger Agreement to Olshan. The next day, Olshan sent an email to Lowenstein regarding material open points in the draft Merger Agreement as between I.D. Systems and ABRY, including the material adverse effect condition and termination right, the sharing of any termination fee paid by Pointer, and consent/enforcement rights requested by ABRY, but suggested that the draft be returned to ZAG/S&W while the parties continued their discussions so as to keep the process moving forward. Lowenstein concurred and Olshan sent the revised draft of the Merger Agreement back to ZAG/S&W.

On January 21, 2019, ZAG/S&W requested that Olshan send it a copy of the draft Investment Agreement as well as a pro forma capitalization table of Parent, in order for ZAG/S&W to complete its review of the draft Merger Agreement.

On January 23, 2019, the I.D. Systems board of directors held a telephonic meeting with representatives of Canaccord and Olshan present. At this meeting, representatives of Olshan provided the I.D. Systems board of directors with an update on the status of the Merger Agreement and the Investment Agreement, and representatives of Canaccord discussed their then-current preliminary financial perspectives with respect to the proposed Transactions.

Following the I.D. Systems board of directors meeting, on January 23, 2019, ZAG/S&W sent Olshan a letter stating that the Pointer LOI would terminate effective as of January 29, 2019. ZAG/S&W reiterated its request for a detailed pro forma capitalization table of Parent and a copy of the draft Investment Agreement and also sought assurances that the Pointer Merger would not be conditioned on obtaining financing.

On January 23, 2019, Messrs. Wolfe and Ben Shalom discussed by telephone the status of the Transactions (including with respect to due diligence and the parties’ respective requests for information), the related agreements and the conditions to the Pointer Merger. Mr. Ben Shalom agreed to extend the exclusive negotiating period under the Pointer LOI to February 13, 2019 (which ZAG/S&W subsequently confirmed to Olshan in writing), and Messrs. Wolfe and Ben Shalom discussed scheduling an all-hands, in-person meeting in New York in an effort to finalize the transaction documentation. In ensuing email exchanges, Messrs. Wolfe and Ben Shalom confirmed the meeting for February 4, 2019, discussed the timetable for receiving drafts of, and returning comments on, the agreements for the Transactions in advance of this meeting, and provided updates on the status of due diligence.

On January 24, 2019, Olshan sent Lowenstein a revised draft of the Investment Agreement, and Lowenstein delivered to Olshan a revised draft of the Parent Charter as well as initial drafts of a registration rights agreement and a voting and support agreement in connection with the Investment Agreement.

On January 25, 2019, Olshan and Lowenstein exchanged drafts of the proposed voting and support agreement in connection with the Investment Agreement. In advance of a call scheduled that afternoon, Olshan sent Lowenstein a list of material open points in the draft Parent Charter, including the circumstances giving rise to a deemed liquidation event, consent rights of the holders of the Series A Preferred Stock, rights in connection with an optional redemption of the Series A Preferred Stock, and the ability to transfer the Series A Preferred Stock not subject to the restrictions of Section 203 of the Delaware General Corporation Law. Later that day, representatives of I.D. Systems, ABRY, Canaccord, Olshan and Lowenstein participated in a conference call in which they discussed material open points in the draft Investment Agreement and Parent Charter.

On January 26, 2019, representatives of I.D. Systems and ABRY further discussed by telephone and resolved, in principle, most of the remaining material open points in the draft Investment Agreement (other than with respect to indemnification matters) and Parent Charter, subject to their respective counsels’ revision and review of those documents.

On January 27, 2019, Lowenstein sent Olshan revised drafts of the Investment Agreement and Parent Charter.

On January 28, 2019, Olshan sent Lowenstein limited changes to the Investment Agreement and Parent Charter and proposed to send those versions to Pointer with the caveat that they remained subject to negotiation. Following receipt of these drafts, a representative of ABRY contacted representatives of I.D. Systems by telephone and advised them that Lowenstein would be sending to Olshan further revised drafts of the Investment Agreement and Parent Charter (which Lowenstein did later that same day) that ABRY considered to represent its best and final terms. Olshan provided Lowenstein’s revised drafts of the Investment Agreement and Parent Charter to ZAG/S&W that evening, noting that they remained subject to review by I.D. Systems.

On January 29, 2019, Olshan sent Lowenstein a revised draft of the registration rights agreement.

On January 30, 2019, Lowenstein sent Olshan a revised draft of the voting and support agreement in connection with the Investment Agreement.

On January 31, 2019, Lowenstein delivered to Olshan an initial draft of Parent’s amended and restated bylaws, to be effective upon the closing of the Transactions, and Olshan and Lowenstein exchanged comments on the registration rights agreement. The following day, Olshan provided comments on Parent’s amended and restated bylaws to Lowenstein.

On February 1, 2019, ZAG/S&W sent a revised draft of the Merger Agreement to Olshan, together with a memorandum summarizing the items for discussion at the parties’ upcoming in-person meeting in New York, including conditions to the Pointer Merger; Pointer’s debt service following the closing; representations and covenants of I.D. Systems in the Merger Agreement; matters relating to Parent’s board of directors and management post-closing; the determination of the exchange ratio under the Merger Agreement; and Pointer’s rights vis-à-vis the Investment Agreement.

On February 3, 2019, Messrs. Wolfe and Ben Shalom met in New York together with Mr. Frumberg and discussed the status of the Transactions, due diligence and their companies’ respective businesses.

On February 4, 2019, representatives of I.D. Systems, Pointer, ABRY, Olshan, ZAG/S&W and Lowenstein met in person at Lowenstein’s offices in New York. The parties discussed the matters set forth in ZAG/S&W’s February 1, 2019 memorandum, the status of due diligence and the proposed debt financing for the Pointer Merger, the pro forma capitalization of Parent upon the closing of the Transactions, the extension of the Pointer LOI and exclusive negotiating period until February 28, 2019 in order to conclude due diligence and negotiations, and the workstreams with respect to the Transactions. In connection with discussions regarding the Merger Agreement (more specifically, Pointer’s concern with the Pointer Merger effectively being conditioned on obtaining the equity and debt financings), Pointer and ZAG/S&W proposed a reverse termination fee that would be payable by I.D. Systems to Pointer in limited circumstances, including if the Pointer Merger is otherwise ready to close but I.D. Systems does not obtain its financing (or any alternative financing) by a proposed outside date of September 30, 2019. Olshan and ZAG/S&W discussed the potential circumstances in which such a reverse termination fee would be payable as well as the amount of the termination fee and reverse termination fee that may be payable by each of Pointer and I.D. Systems, respectively, under the Merger Agreement. In connection with discussions regarding the Investment Agreement, following its receipt of the draft of Parent’s amended and restated bylaws from Lowenstein and discussions with directors and management of I.D. Systems, Olshan proposed the inclusion of a standstill provision pursuant to which the ABRY investors and their affiliates would be restricted from, among other things, engaging in proxy solicitations, presenting stockholder proposals and seeking representation on the board of directors of Parent (other than the Series A Directors).

On February 5, 2019, Olshan sent Lowenstein a proposed draft of a standstill provision for inclusion in the Investment Agreement.

Also on February 5, 2019, ZAG/S&W confirmed in writing to Olshan the previously agreed extension of the Pointer LOI and the exclusive negotiation period included therein to February 28, 2019.

On February 6, 2019, Olshan sent Lowenstein an email with proposed resolutions regarding the indemnification and standstill provisions in the Investment Agreement as well as remaining open points in the registration rights agreement (concerning liquidated damages in the event of specified registration failures), Parent Charter and amended and restated bylaws (concerning the ability of the holders of Series A Preferred Stock to call special meetings and submit director nominations and stockholders proposals in an expedited manner). Later that day, Olshan and Lowenstein had a call in which they discussed the proposal.

Also on February 6, 2019, Olshan sent Lowenstein a revised draft of the Merger Agreement incorporating matters discussed at the parties’ February 4, 2019 meeting, and Lowenstein followed up with comments later that day. The next day, Olshan sent ZAG/S&W a revised draft of the Merger Agreement.

On February 7, 2019, the I.D. Systems board of directors held a meeting to discuss the Transactions at Olshan’s offices in New York. At this meeting, representatives of Canaccord discussed their then-current preliminary financial perspectives with respect to the proposed Transactions, and representatives of Olshan updated the I.D. Systems board of directors on its due diligence review with respect to Pointer as well as the material remaining open points in the transaction documentation, which the I.D. Systems board members discussed. Following this discussion, a representative of ABRY joined the meeting and discussed with the I.D. Systems board of directors his views regarding the Transactions and the combined company. Later that day, Olshan and Lowenstein spoke again on the remaining open items in the transaction documentation.

On February 8, 2019, Messrs. Wolfe and Ben Shalom participated in a telephone conversation in which they discussed outstanding items in the transaction documentation and outstanding due diligence items.

On February 9, 2019, Lowenstein sent Olshan a revised draft of the Investment Agreement reflecting their February 7, 2019 discussions.

On February 12, 2019, Goldfarb, Meitar and ZAG/S&W discussed by telephone Israeli governmental and regulatory approvals required for the Pointer Merger.

Between February 13, 2019 and February 15, 2019, Lowenstein and Olshan exchanged further drafts of, and discussed by telephone the remaining open points in, the Investment Agreement and Parent Charter.

On February 16, 2019, Messrs. Wolfe and Mahlab, who kept in regular contact with each other regarding the status of the Transactions and due diligence, had a telephone discussion regarding a range of topics, including the transaction timetable, matters relating to compensation and the post-closing management of Parent, the debt financing for the Pointer Merger, and matters relating to Pointer’s business.

On February 17, 2019, Olshan sent ZAG/S&W the then current draft of the Investment Agreement, noting that it remained subject to negotiation between I.D. Systems and ABRY.

Also on February 17, 2019, Goldfarb, Meitar and ZAG/S&W discussed by telephone with the Israeli Securities Authority (the “ISA”) its requirements in connection with the Transactions.

On February 18, 2019, the I.D. Systems board of directors conducted an update call in which the I.D. Systems board members and Olshan discussed the timetable for the Transactions, the proposed debt financing for the Pointer Merger, transaction costs, the treatment of Pointer options and restricted stock units in the Pointer Merger, and the required cash balances of I.D. Systems and Pointer at closing.

On February 19, 2019, Olshan sent Lowenstein and ZAG/S&W a draft of I.D. Systems’ disclosure schedules to the Investment Agreement.

On February 20, 2019, ZAG/S&W sent Olshan and Lowenstein comments to the Investment Agreement. The following day, Olshan sent Lowenstein a revised draft of the Investment Agreement and Parent Charter.

On February 21, 2019, Messrs. Wolfe and Ben Shalom discussed by telephone that Pointer’s net cash at the closing was likely to be less than the amount I.D. Systems had anticipated and that a potential solution may be to adjust the amount and proportion of the cash and stock components of the consideration payable in the Pointer Merger.

Also on February 21, 2019, Olshan sent ZAG/S&W a draft of the proposed voting and support agreement in connection with the Merger Agreement, followed the next day by a draft of the form of voting and support agreement in connection with the Investment Agreement.

Also on February 21, 2019, the Compensation Committee of I.D. Systems held a telephonic meeting to discuss compensation-related matters with respect to the Transactions, including the integration of Pointer’s compensation program, bonus criteria and the treatment of Pointer equity awards.

On February 22, 2019, Olshan advised Lowenstein and ZAG/S&W by telephone of comments by Emancipation Management LLC to the termination provisions of the proposed voting and support agreement in connection with the Investment Agreement. On February 24, 2019, ZAG/S&W requested that any changes to the voting and support agreement for the Investment Agreement also be reflected in the voting and support agreement for the Merger Agreement.

On February 23, 2019, Lowenstein sent Olshan minor comments to the Investment Agreement.

On February 24, 2019, Mr. Mavrommatis and representatives of ABRY and Hapoalim discussed by telephone the debt financing commitment letter for the Pointer Merger. During their discussions, Hapoalim advised that it would provide a draft of the commitment letter within the week.

On February 25, 2019, Lowenstein and ZAG/S&W provided Olshan comments on I.D. Systems’ draft disclosure schedules to the Investment Agreement. Also on that day, Olshan sent ZAG/S&W the latest draft of the Investment Agreement and sent Lowenstein a revised draft of the registration rights agreement reflecting I.D. Systems’ and ABRY’s agreement on the remaining open points in that agreement.

On February 26, 2019, Mr. Ben Shalom sent Mr. Wolfe an email reviewing a list of open items to be resolved prior to the next Pointer board of directors meeting that was intended, among other things, to consider approval of the Pointer Merger, including: (a) the termination fees payable by Pointer and I.D. Systems pursuant to the Merger Agreement; (b) the amount of cash on hand at the closing of the Pointer Merger; and (c) matters related to the satisfaction of Pointer’s indebtedness subsequent to the closing of the Pointer Merger.

On February 26, 2019, Hapoalim sent a draft of the debt financing commitment letter to Meitar, which then circulated it to Lowenstein and Olshan. Lowenstein provided comments later that day, and Olshan followed with additional comments the next morning.

On February 27, 2019, ZAG/S&W sent Olshan minor comments to the Investment Agreement and Olshan provided responses thereto. Olshan also sent I.D. Systems’ revised disclosure schedules to the Investment Agreement to Lowenstein and ZAG/S&W.

On February 28, 2019, Meitar provided a revised draft of the debt financing commitment letter to Hapoalim.

On February 28, 2019, at a regularly scheduled in-person Pointer board of directors meeting, attended by ZAG/S&W and others, the Pointer board of directors discussed several items, including, among others, the status of the Pointer Merger. On this subject, Mr. Ben Shalom (a) indicated that the exclusive negotiation period was set to expire later that day, (b) discussed a proposed signing date of the Merger Agreement that would afford the Pointer board members sufficient time to review the required documents necessary to make an informed decision regarding the Merger Agreement and the Pointer Merger, (c) discussed the circumstances under which I.D. Systems should be required to pay a reverse termination fee to Pointer upon termination of the Merger Agreement, (d) discussed the proposed debt financing for the Pointer Merger and its effect on the combined company’s financial condition after the closing of the Transactions, as well as Pointer’s ability to service such debt, and (e) emphasized that if the Pointer Merger is not consummated, Pointer’s ability to expand its business with I.D. Systems and to further conduct business in the U.S. will be hindered.

After the Pointer board of directors meeting on February 28, 2019, Mr. Ben Shalom sent an email to Mr. Wolfe in which he proposed a signing date of March 11, 2019, pending resolution of open points in the Merger Agreement including the amount of the I.D. Systems reverse termination fee (and the circumstances in which it would be payable) and Pointer’s required cash balance at closing, and remarked on the status of I.D. Systems’ due diligence review of Pointer. Mr. Ben Shalom reiterated that the consideration in the Pointer Merger was not yet agreed upon. Mr. Wolfe replied by email responding to the points contained in Mr. Ben Shalom’s email. Mr. Wolfe updated Mr. Ben Shalom on the status of I.D. Systems’ due diligence review of Pointer and key remaining due diligence items. In addition, Mr. Wolfe proposed a possible alternative formulation for the Pointer Merger consideration, whereby it would consist of 50% cash and 50% stock based on a $16.50 per share valuation of Pointer, which Mr. Wolfe believed would place the combined company in an improved financial position at the closing.

Later that day, Messrs. Wolfe and Ben Shalom spoke by telephone and discussed the topics raised in their email exchange. Mr. Ben Shalom stated that Pointer would be open to pursuing the adjusted Pointer Merger consideration, but based on an $18.00 per share valuation, and that he was also willing to extend the Pointer LOI and the parties’ exclusive negotiating period until the targeted March 11, 2019 signing date. In that call, Mr. Ben Shalom also discussed by telephone with Mr. Wolfe a possible compromise solution that would value Pointer at $17.00 per share, payable 50% in cash and 50% in stock. Following this call, Olshan and ZAG/S&W discussed the circumstances in which the I.D. Systems reverse termination fee would be payable under the Merger Agreement and the proposed amount thereof.

At the close of business on February 28, 2019, the Pointer LOI and exclusivity undertakings terminated in accordance with their terms.

Between March 1, 2019 and March 3, 2019, Olshan and ZAG/S&W exchanged by email proposals regarding the amount, and circumstances requiring payment, of the I.D. Systems reverse termination fee.

On March 3, 2019, Messrs. Wolfe and Mahlab discussed by telephone outstanding items that were required in order to convene their respective board meetings to consider approval of the Transactions.

Also on March 3, 2019, representatives of Goldfarb, Meitar and ZAG/S&W further discussed with the ISA its requirements in connection with the Transactions.

On March 4, 2019, Hapoalim distributed a revised draft of the debt financing commitment letter.

Also on March 4, 2019, in view of the discussions regarding the potential adjustment to the Pointer Merger consideration, Olshan and Lowenstein discussed by telephone the concept of a conversion price floor for the Series A Preferred Stock at a level that would maintain I.D. Systems’ stockholders’ majority ownership of Parent upon the closing.

In addition, on March 4, 2019, Mr. Wolfe emailed Mr. Ben Shalom regarding Pointer’s disclosure schedules to the Merger Agreement and specified additional conditions to the Merger Agreement that I.D. Systems required based on its due diligence review of Pointer. Mr. Ben Shalom replied to this email and accepted these conditions.

On March 5, 2019, the I.D. Systems board of directors held a telephonic meeting. Mr. Wolfe provided the I.D. Systems board of directors with an update on the status of the Transactions and his communications with Mr. Ben Shalom. Canaccord reviewed with the I.D. Systems board of directors potential alternatives for the Pointer Merger consideration and discussed their then-current preliminary financial perspectives with respect to the proposed Transactions (taking into account the potential Pointer Merger consideration alternatives). Together with Canaccord and Olshan, the I.D. Systems board members reviewed and discussed potential adjustments to the Pointer Merger consideration, the reverse termination fee under the Merger Agreement, the status of the transaction documentation, the proposed debt financing commitment letter and compensation matters related to the Transactions. The I.D. Systems board members also received an update from Olshan on the due diligence review of Pointer.

Following the I.D. Systems board of directors meeting, as discussed with the I.D. Systems board of directors and to bring matters to a conclusion, Mr. Wolfe sent an email to Mr. Ben Shalom proposing three potential options for the Pointer Merger consideration: the consideration initially contemplated by the Pointer LOI (comprised of 65% cash and 35% stock); the 50% cash / 50% stock alternative, but based on a valuation of $16.60 per ordinary share of Pointer; or $8.25 in cash plus stock at a fixed exchange ratio of 1.25 shares of Parent common stock for each ordinary share of Pointer. Consistent with the parties’ discussions throughout this process, the exchange ratios for the first two alternatives would be determined based on the 20-day volume weighted average price of the I.D. Systems Common Stock.

Also on March 5, 2019, Pointer sent I.D. Systems an initial draft of its disclosure schedules to the Merger Agreement. Further revised drafts, as well as comments from Olshan, Lowenstein, Goldfarb and Meitar, followed over the next few days.

On March 6, 2019, Goldfarb delivered a preliminary letter to the ISA regarding the proposed dual-listing of the Parent Common Stock on Nasdaq and the TASE, the latter listing being necessary to satisfy a condition to the closing of the Transactions that applicable exemptions under the Israeli Securities Law are obtained. Goldfarb’s letter summarized the terms of the Transactions and factors supporting the dual-listing of the Parent Common Stock on the TASE notwithstanding that Parent will have two classes of capital stock with voting rights upon its initial listing. On March 7, 2019, a representative of Goldfarb spoke with a representative of the ISA regarding this matter.

On March 7, 2019, Messrs. Wolfe and Ben Shalom spoke by telephone and resolved the final points in the Merger Agreement and agreed that the Pointer Merger consideration would be payable 50% in cash and 50% in Parent common stock (with the exchange ratio calculated based on the 20-day volume weighted average price of the I.D. Systems Common Stock) based on a $17.00 per share valuation of Pointer.

Also on March 7, 2019, ABRY indicated by email its acceptance of the proposed conversion price floor for the Series A Preferred Stock subject to potential adjustments to the dividend rate on the Series A Preferred Stock based on the extent to which the conversion price would have been less than the actual conversion price determined if the floor mechanism were to be activated. On March 12, 2019, representatives of I.D. Systems had a telephone discussion with representatives of ABRY regarding ABRY’s proposal. Following this discussion, on March 12, 2019, ABRY delivered a revised proposal to I.D. Systems that limited potential increases in the dividend rate, and such proposal was subsequently accepted by I.D. Systems.

Between March 7, 2019 and March 13, 2019, Olshan, Goldfarb, Lowenstein, Meitar and ZAG/S&W finalized the Merger Agreement and the Investment Agreement (and the related exhibits, including the Parent Charter, and disclosure schedules) and the voting and support agreements for the Transactions. I.D. Systems and ABRY and their respective counsel also finalized the debt financing commitment letter with Hapoalim and its counsel during this time.

On March 13, 2019, the Pointer board of directors met in-person to review the potential Pointer Merger. At the meeting, ZAG/S&W representatives engaged in further discussion with the Pointer board of directors on key provisions of the Merger Agreement, which had been previously discussed, and reviewed the fiduciary duties of the Pointer board members in connection with the Pointer Merger. Representatives of Roth Capital also participated in the meeting and delivered to the Pointer board of directors Roth Capital’s oral fairness opinion (which was subsequently confirmed in writing), stating that, and subject to the various assumptions, qualifications and limitations set forth in the fairness opinion, as of that date, the Pointer Merger Consideration to be paid in the Pointer Merger was fair, from a financial point of view, to the Pointer shareholders. After further consideration and discussion, the Pointer board of directors then unanimously resolved (i) that it was advisable and fair to, and in the best interests of, Pointer and Pointer’s shareholders for Pointer to enter into the Merger Agreement, and accordingly, the Pointer board of directors unanimously approved the Merger Agreement; (ii) to authorize Messrs. Ben Shalom and Mahlab to sign the Merger Agreement substantially in the form circulated to the Pointer board of directors; (iii) to preliminarily approve a financing arrangement with Hapoalim in connection with the Pointer Merger; (iv) to authorize Pointer’s management to convene a shareholders meeting for the approval of the Pointer Merger; and (v) to recommend to the Pointer shareholders that they approve the Pointer Merger and all related matters to be brought before the shareholders at such a meeting, including the purchase of run-off insurance covering actions taken by Pointer’s directors and officers on or prior to closing of the Pointer Merger.

Also on March 13, 2019, the I.D. Systems board of directors held a special telephonic meeting. Olshan reviewed with the I.D. Systems board of directors the terms of the documentation providing for the Transactions, including the Merger Agreement, the Investment Agreement and the Parent Charter. Canaccord reviewed with the I.D. Systems board of directors its financial analyses of the Pointer Merger Consideration payable pursuant to the Merger Agreement and then rendered its oral opinion, which was subsequently confirmed in writing, to the I.D. Systems board of directors that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in its written opinion, the merger consideration to be paid by Parent and Pointer Holdco pursuant to the Merger Agreement was fair, from a financial point of view, to I.D. Systems. Following discussion, the I.D. Systems board of directors unanimously (i) determined that the terms and provisions of the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders, (ii) authorized and approved the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, (iii) recommended to the stockholders of I.D. Systems that such holders adopt the Investment Agreement and approve the issuance of the Acquisition Shares and the Investment Shares, (iv) directed that the Investment Agreement be submitted to the holders of I.D. Systems Common Stock for consideration, and (v) approved the material changes contained in the Parent Charter. The I.D. Systems board of directors (apart from Mr. Wolfe, who recused himself from this part of the discussion) also approved the grants of the Signing Bonus Options and the Closing Bonus Options (as defined below) to Messrs. Wolfe and Mavrommatis.

On March 13, 2019, the respective parties signed the Merger Agreement, the Investment Agreement, the related voting and support agreements and the debt financing commitment letter. I.D. Systems and Pointer issued a joint press release announcing the Transactions that afternoon at 4:45 p.m. Eastern Time.

On March 22, 2019, the Investors and I.D. Systems executed a letter agreement confirming that the Investors would not engage in any short sales of I.D. Systems Common Stock prior to closing or the earlier termination of the Investment Agreement.

On April 11, 2019, Goldfarb, on behalf of Parent, delivered a formal letter to the ISA requesting the approval of the ISA to list the Parent Common Stock on the TASE notwithstanding that Parent would have two classes of capital stock with voting rights upon its initial listing (the “No-Action Request”). In its letter, Goldfarb, among other things, expressed the parties’ respective views that the listing of the Parent Common Stock on the TASE pursuant to the proposed dual-listing arrangement is consistent with applicable Israeli case law and the regulatory policy of the ISA.

At a meeting of the I.D. Systems board of directors on May 7, 2019, the I.D. Systems board of directors unanimously confirmed its recommendation to the stockholders of I.D. Systems that such holders vote for each of the I.D. Systems Proposals 1- 9 and the Adjournment Proposal and directed that such proposals be submitted to the holders of I.D. Systems Common Stock for approval at the I.D. Systems Special Meeting.

Also on May 7, 2019, representatives of Goldfarb, Meitar and ZAG/S&W had a conversation with representatives of the ISA regarding the No-Action Request. Based on feedback received from the ISA representatives, on May 7-8, 2019, the parties and their respective counsel discussed potential revisions to the terms of the Series A Preferred Stock in order to secure the dual-listing of the Parent Common Stock and thereby satisfy the applicable condition to the Transactions, and determined to amend the terms of the Series A Preferred Stock to provide that the Series A Preferred Stock would be non-voting, subject to the right of the Investors to activate voting rights for the Series A Preferred Stock upon written notice to Parent at any time after closing. On May 12, 2019, a representative of the ISA advised a representative of Goldfarb that, in the view of the ISA staff, the proposed amendment would enable the dual-listing of the Series A Preferred Stock on the TASE, subject to the approval of the Prospectus Committee of the ISA.

During the week of May 12, 2019, representatives of ABRY and I.D. Systems, with the assistance of Canaccord, discussed fixing the conversion price of the Series A Preferred Stock at that time, rather than having the conversion price based on the volume weighted average trading price of the I.D. Systems Common Stock during a defined period prior to either the signing or the closing of the Transactions. The parties concurred that setting the conversion price would have the benefit of certainty and would avoid potentially triggering the conversion price floor mechanism in the Parent Charter that would have resulted in an increase in the dividend rate on the Series A Preferred Stock. After discussion, on May 15, 2019, ABRY and I.D. Systems agreed upon a conversion price of $7.319 (a 30% premium to the volume weighted average trading price of the I.D. Systems Common Stock over the prior 30 day-period).

On May 14, 2019, Lowenstein delivered to Olshan a draft of Amendment No. 1 to the Investment Agreement and a revised form of Parent Charter to reflect the amended terms of the Series A Preferred Stock. The amended terms related to the voting rights and conversion price of the Series A Preferred Stock. Olshan, Goldfarb and Meitar provided comments to these documents on May 15, 2019, and the documents were finalized by e-mail the next day.

On May 16, 2019, following email communications among the members of the I.D. Systems board of directors with respect to the terms of Amendment No. 1 to the Investment Agreement and revised form of Parent Charter, which email communications included the final versions of these documents, the I.D. Systems board of directors, acting by unanimous written consent, (i) determined that the terms and provisions of the Investment Agreement, as amended, and the transactions contemplated thereby are fair to, advisable and in the best interests of I.D. Systems and its stockholders, (ii) authorized and approved the amendment to the Investment Agreement (including the revised form of Parent Charter as an exhibit) and the transactions contemplated by the Investment Agreement, as amended, (iii) recommended to the stockholders of I.D. Systems that such holders adopt the Investment Agreement, as amended, and (iv) directed that the Investment Agreement, as amended, be submitted to the holders of I.D. Systems Common Stock for consideration.

Later that day, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors executed Amendment No. 1 to the Investment Agreement (which included the revised form of Parent Charter as an exhibit).

On May 23, 2019, the ISA approved in principle the dual-listing of the Parent Common Stock on the TASE.

On June 12, 2019, representatives of Olshan and Lowenstein participated in a conference call with representatives of Nasdaq and had a preliminary discussion regarding the listing application process for Parent.

On June 13, 2019, Hapoalim and I.D. Systems executed an extension letter to the Debt Commitment Letter extending the expiration date of the Debt Commitment Letter to August 12, 2019. The effectiveness of the extension was subject to payment of certain fees to Hapoalim. No additional changes or amendments to the Debt Commitment Letter were made.

On June 19, 2019, a representative of Nasdaq spoke by telephone with a representative of Olshan regarding modifications to the terms of the Series A Preferred Stock in connection with the listing of the Parent Common Stock on Nasdaq, namely that (i) solely for purposes of determining the number of votes per share of the Series A Preferred Stock, the conversion price of the Series A Preferred Stock could not be less than the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable)) and (ii) in the event that the holders of the Series A Preferred Stock are entitled to designate one non-voting observer to attend meetings of the board of directors and committees of Parent, the observer could be excluded from executive sessions of any committee at the discretion of the applicable committee. The proposed modifications were to ensure compliance with the Voting Rights Policy of the Nasdaq Stock Market and related staff interpretations with respect to board observer rights.

On June 24, 2019, representatives of Nasdaq, Olshan and Lowenstein participated in a conference call in which they discussed the proposed modifications to the terms of the Series A Preferred Stock and the listing application process for Parent.

On June 24, 2019, Lowenstein delivered to Olshan a draft of Amendment No. 2 to the Investment Agreement and a revised form of Parent Charter to reflect the amended terms of the Series A Preferred Stock, as discussed with Nasdaq. Olshan provided comments to these documents on June 25, 2019, and the revised Parent Charter was sent to Nasdaq that same day. The documents were finalized by e-mail on June 26, 2019.

On June 27, 2019, following email communications among the members of the I.D. Systems board of directors with respect to the terms of Amendment No. 2 to the Investment Agreement and revised form of Parent Charter, which email communications included the final versions of those documents, the I.D. Systems board of directors, acting by unanimous written consent, (i) determined that the terms and provisions of the Investment Agreement, as amended, and the transactions contemplated thereby are fair to, advisable and in the best interests of I.D. Systems and its stockholders, (ii) authorized and approved the Amendment No. 2 to the Investment Agreement (including the revised form of Parent Charter as an exhibit) and the transactions contemplated by the Investment Agreement, as amended, (iii) recommended to the stockholders of I.D. Systems that such holders adopt the Investment Agreement, as amended, and (iv) directed that the Investment Agreement, as amended, be submitted to the holders of I.D. Systems Common Stock for consideration.

Later that day, I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors executed Amendment No. 2 to the Investment Agreement (which included the revised form of Parent Charter as an exhibit).

On July 22, 2019, the parties to the Agreements agreed to extend the Outside Date to October 31, 2019.

Recommendation of the I.D. Systems Board of Directors and I.D. Systems’ Reasons for the Transactions

The I.D. Systems board of directors unanimously (i) determined that the terms and provisions of the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, are fair to, advisable and in the best interests of I.D. Systems and its stockholders, (ii) authorized and approved the Agreements and the Transactions, including the I.D. Systems Merger and the Pointer Merger, (iii) recommended to the stockholders of I.D. Systems that such holders adopt the Investment Agreement and approve the issuance of the Acquisition Shares and the Investment Shares, (iv) directed that the Investment Agreement be submitted to the holders of I.D. Systems Common Stock for consideration, and (v) approved the material changes contained in the Parent Charter.

THE I.D. SYSTEMS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT I.D. SYSTEMS STOCKHOLDERS VOTE “FOR” PROPOSALS 1 THROUGH 9 AND “FOR” ANY PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO OBTAIN THE I.D. SYSTEMS SPECIFIED STOCKHOLDER APPROVAL.

Reasons for Recommendation

In the course of reaching its recommendation, the I.D. Systems board of directors considered the following material factors relating to the Agreements and the Transactions, each of which the I.D. Systems board of directors believes supported its decision:

●	the strategic and transformative nature of the Transactions, combining I.D. Systems’ market and product leadership in North America with Pointer’s technology leadership, supply chain acumen and broad international footprint to create a leading global IoT telematics software and solutions company;

●	the operational, technological and go-to-market synergies intended to be created as a result of the Transactions, which are expected to generate significant costs savings, produce supply chain efficiencies and accelerate innovation and product and solutions delivery;

●	the opportunities for cross-selling provided by the combination of the companies, including facilitating the sale of I.D. Systems’ solutions internationally through Pointer’s Cellocator division’s direct and indirect channel network and leveraging I.D. Systems’ enterprise and SMB distribution channels to bring Pointer’s solutions to the North American market;

●	the belief that the combination of I.D. Systems and Pointer will establish a robust global IoT platform with the financial scale and product portfolio to capture a greater share of the global multi-billion-dollar IoT telematics software and solutions market;

●	the fact that the combined company is expected to have greater financial resources and flexibility, even after taking into account Transaction-related indebtedness, to engage in research and development, realize the full potential of its products and solutions, and create sustainable long-term growth;

●	the alternatives reasonably available to I.D. Systems, including remaining a standalone entity or pursuing other strategic alternatives, which the I.D. Systems board of directors evaluated with the assistance of its financial and legal advisors, and the I.D. Systems board of directors’ belief that the Transactions created the best reasonably available opportunity to maximize value for I.D. Systems stockholders given the potential risks, rewards and uncertainties associated with other potential alternatives;

●	the availability of capital from the Investors and the fact that I.D. Systems had otherwise been unable to secure sufficient equity financing for the Transactions;

●	the fact that, because I.D. Systems stockholders are expected to own approximately 54.0% of Parent immediately after consummation of the Transactions on a fully-diluted basis, I.D. Systems stockholders would continue to participate in the future performance of the combined company, as well as maintain majority voting power over the combined company at the effective time of the Transactions;

●	the historical market prices, volatility and trading information with respect to I.D. Systems common stock and Pointer ordinary shares;

●	the fact that the Pointer Merger Consideration was achieved through of a series of arms’ length negotiations between the parties;

●	the recommendation of I.D. Systems management in favor of the Transactions;

●	the fact that four members of the seven member board of directors of Parent will be comprised of current members of the I.D. Systems board of directors (including the Chief Executive Officer of I.D. Systems and the Chairman of the board of directors of I.D. Systems);

●	the terms and conditions of the Agreements, including the commitments by I.D. Systems, Pointer and the Investors to complete the Transactions;

●	the I.D. Systems board of directors’ belief that, while the consummation of the Transactions is subject to various regulatory approvals, such approvals were likely to be obtained without a material adverse impact on the respective businesses of I.D. Systems, Pointer or Parent;

●	the terms of the proposed equity and debt financings for the Transactions;

●	the anticipated ability to service and pay down any indebtedness incurred in connection with the Transactions;

●	the I.D. Systems board of directors’ view, after consultation with I.D. Systems management and financial and legal advisors, as to the likelihood that I.D. Systems will be able to obtain the necessary debt financing for the Pointer Merger and that the full proceeds of such debt financing will be available to consummate the Pointer Merger, in each case subject to the terms and conditions of the debt financing commitment letter;

●	the fact that the Investment Agreement does not preclude I.D. Systems from responding to and negotiating certain unsolicited alternative transaction proposals for I.D. Systems from third parties made prior to the time the I.D. Systems stockholders adopt the Investment Agreement, subject to compliance with certain substantive and procedural requirements;

●	the fact that the terms of the Investment Agreement provide that, prior to obtaining the I.D. Systems Stockholder Approval, the I.D. Systems board of directors is permitted to change its recommendation in response to a superior proposal or certain material developments or changes in circumstances that occur after the date of the Investment Agreement, subject to compliance with the terms and conditions of the Investment Agreement;

●	the fact that Pointer is required to pay a termination fee to I.D. Systems if the Merger Agreement is terminated under specified circumstances described in “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus;

●	the exchange ratio under the Merger Agreement is fixed (i.e., it will not be adjusted for fluctuations in the market price of I.D. Systems Common Stock or Pointer Ordinary Shares), creating certainty as to the number of shares of Parent Common Stock to be issued;

●	the opinion of Canaccord, rendered orally on March 13, 2019 and subsequently confirmed in writing, to the I.D. Systems board of directors that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the written opinion, the Pointer Merger Consideration was fair, from a financial point of view, to I.D. Systems, as more fully described below (see “Opinion of I.D. Systems’ Financial Advisor” beginning on page 97 of this joint proxy statement/prospectus);

●	the intended tax treatment of the Transactions for U.S. federal income tax purposes (see “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus);

●	the expectation that the receipt of Parent Common Stock by I.D. Systems stockholders in the I.D. Systems Merger will not result in taxable income to I.D. Systems stockholders for U.S. federal income tax purposes (see “Material U.S. Federal Income Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus); and

●	the I.D. Systems board of directors’ view, after consultation with I.D. Systems management and financial advisors, that a strategic combination with Pointer was I.D. Systems’ best available strategic alternative.

The I.D. Systems board of directors considered these advantages and opportunities against a number of other factors identified in its deliberations weighing negatively against the Transactions, including:

●	the difficulties of combining the businesses and workforces of I.D. Systems and Pointer based on, among other things, the different geographical locations and complexities of the two companies, and potential disruption associated with the Transactions and integrating the companies;

●	the challenges inherent in the management and operation of Parent, including the risk that integration costs may be greater than anticipated and may require greater than anticipated management attention and focus post-closing;

●	the possibility that the consummation of the Transactions might not occur, or might be delayed, despite the companies’ efforts, including by reason of a failure to obtain the approval of either the I.D. Systems stockholders or the Pointer shareholders or a failure of the parties to obtain the applicable regulatory approvals;

●	the possibility that regulatory or governmental authorities may not grant the required approvals necessary for the consummations of the Transactions and may seek to impose conditions on or otherwise prevent or delay the consummation of the Transactions;

●	the risks and costs to I.D. Systems in connection with the Transactions (including if the Transactions are not completed), either during the pendency of the Transactions or following the closing, including the risks and costs associated with the potential diversion of management and employee attention, potential employee attrition and the potential effect on business, supplier and customer relationships;

●	the potential that the fixed exchange ratio with respect to the Pointer Merger Consideration could result in I.D. Systems delivering greater value to Pointer shareholders than had been anticipated by I.D. Systems should the value of shares of I.D. Systems Common Stock increase disproportionately from the date of the Merger Agreement;

●	the risk that the additional debt incurred in connection with the Transactions could have a negative impact on Parent’s credit ratings and operational flexibility;

●	the possibility that the anticipated benefits of the Transactions may not be realized, recognizing the many challenges associated with successfully integrating the businesses of I.D. Systems and Pointer, including the risk of not capturing all of the anticipated cost savings, synergies and operational efficiencies;

●	the risk of diverting resources from other strategic opportunities and from operational matters;

●	the restrictions in the Investment Agreement on I.D. Systems’ ability to take certain actions outside the ordinary course of business prior to the consummation of the Transactions, which may delay or prevent I.D. Systems from undertaking certain actions or business opportunities that may arise prior to the consummation of the Transactions;

●	the limitations imposed in the Investment Agreement on the solicitation or consideration by I.D. Systems of alternative business combinations;

●	the fact that regardless of whether the I.D. Systems board of directors changes its recommendation in response to a superior proposal or certain material developments or changes in circumstances that occur after the date of the Investment Agreement, I.D. Systems may not terminate the Investment Agreement for these reasons and may still be compelled to hold the I.D. Systems special meeting and seek approvals of the I.D. Systems proposals related to the Transactions included herein;

●	the fact that I.D. Systems may be required to pay Pointer a termination fee of $2 million if I.D. Systems fails to consummate the Pointer Merger under specified circumstances (see “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus), and the effect this could have on I.D. Systems, though the I.D. Systems board of directors believed the termination fee was reasonable in amount;

●	assuming the consummation of the Transactions, the dilution to I.D. Systems stockholders as stockholders of Parent due to the issuance of all of the securities to be issued in connection with the Transactions;

●	Pointer’s right to terminate the Merger Agreement to enter into a transaction representing a superior proposal, subject to the payment of a $3 million termination fee (see “The Merger Agreement—Termination Fees” beginning on page 142 of this joint proxy statement/prospectus);

●	the various contingent liabilities, including pending legal proceedings, to which Pointer is subject;

●	that executive officers and directors of I.D. Systems have interests in the Transactions that may be different from, or in addition to, the interests of I.D. Systems stockholders (see “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of this joint proxy statement/prospectus);

●	the fees and expenses, and potential obligations to indemnify the Investors, associated with the Transactions; and

●	various other risks associated with the Transactions and the businesses of I.D. Systems, Pointer and the combined company described in “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus.

The foregoing discussion of the factors considered by the I.D. Systems board of directors is not intended to be exhaustive, but rather includes the principal factors considered by the I.D. Systems board of directors in reaching its conclusion and recommendation in relation to the Transactions and the I.D. Systems proposals included herein. In view of the wide variety of factors considered in connection with its evaluation of the Transactions and the complexity of these matters, the I.D. Systems board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Agreements and to make its recommendations to I.D. Systems stockholders. In addition, individual members of the I.D. Systems board of directors may have given differing weights to different factors. The I.D. Systems board of directors conducted an overall review of the factors described above, including thorough discussions with I.D. Systems management and outside legal and financial advisors. In considering the recommendation of the I.D. Systems board of directors, I.D. Systems stockholders should be aware that I.D. Systems’ directors may have interests in the Transactions that are different from, or in addition to, those of I.D. Systems stockholders generally. See “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of this joint proxy statement/prospectus.

The explanation of the reasoning of the I.D. Systems board of directors and certain information presented in this section are forward-looking in nature and, therefore, the information should be read in light of the factors discussed in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this joint proxy statement/prospectus.

Vote Required for Approval of I.D. Systems Proposal 1

The approval of I.D. Systems Proposal 1 requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon at the I.D. Systems special meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” I.D. Systems Proposal 1.

I.D. Systems Proposal 1 is conditioned on the approval of each of the other proposals among I.D. Systems Proposals 2, 3 and 4, but is not conditioned on the approval of any of the other I.D. Systems proposals. If any one or more of I.D. Systems Proposals 2, 3 or 4 are not approved, I.D. Systems Proposal 1 will be of no force or effect, even if approved by the I.D. Systems stockholders.

The I.D. Systems Board of Directors unanimously recommends that stockholders vote “FOR” the approval of Proposal 1.

Recommendation of the Pointer Board of Directors and Pointer’s Reasons for the Transactions

At a meeting held on March 13, 2019, the Pointer board of directors unanimously (i) determined that the Merger Agreement, the Pointer Merger and the other Transactions contemplated by the Merger Agreement are in the best interests of Pointer and the Pointer shareholders and (ii) approved that Pointer enters into the Merger Agreement.

In considering the recommendation of the Pointer board of directors, you should be aware that some directors and executive officers of Pointer may have interests in the Pointer Merger that may be different from, or in addition to, the interests of Pointer’s shareholders generally. See “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on page 119 of this joint proxy statement/prospectus.

The Pointer board of directors concluded that the uncertainties, risks and potentially negative factors relevant to the Pointer Merger were outweighed by the potential benefits that it expected Pointer and the Pointer shareholders would achieve as a result of the Pointer Merger.

This discussion of the information and factors considered by the Pointer board of directors includes the principal positive and negative factors considered by the Pointer board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Pointer board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Pointer Merger, and the complexity of these matters, the Pointer board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Transactions and to make its recommendations to the Pointer shareholders. Rather, the Pointer board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Pointer board of directors may have given differing weights to different factors.

Pointer believes that the proposed Pointer Merger is fair and benefits Pointer and its shareholders for, among others, the following reasons:

●	The Pointer Merger manifests the strategy of Pointer, and, in particular, growing its asset and fleet management business and focusing on the North America market;

●	Proven past success in the business relationship between Pointer and I.D. Systems and its potential for continued success, and, in particular, the potential of Pointer and I.D. Systems’ combined businesses to realize synergies and compliment the strengths of each other, to support each other in penetrating new territories and markets, including the North American market, as well as the potential for growth and benefit from economies of scale;

●	The fact that the Pointer Merger Consideration payable to the Pointer shareholders will be comprised of cash and Parent Common Stock, such that it will provide immediate benefit to Pointer’s shareholders and will permit them to enjoy the potential growth of Parent in the long term;

●	The Pointer Merger Consideration to be paid to the Pointer shareholders balances the immediate payment of cash with the opportunity to benefit from potential success of the Parent, while according Parent sufficient financial resources in order to grow its business;

●	According to the Roth Fairness Opinion, which Roth Capital delivered to the Pointer board of directors, as of the date of the Roth Fairness Opinion, the Pointer Merger Consideration to be paid to the shareholders of Pointer pursuant to the Merger Agreement and the Investment Agreement is fair, from a financial point of view, to such shareholders;

●	The fact that Parent will be listed on Nasdaq and shall have a wide variety of options to finance and expand its operations; and

●	The financial ability of the Investors and the industrial experience of the management team of Parent and the Investors, which can contribute to Parent’s success to the benefit of all of its stockholders.

The Pointer board of directors also identified and considered a number of other matters, some of which are countervailing factors and risks to Pointer and its shareholders, relating to the Pointer Merger and the Merger Agreement, including the following:

●	The possibility that the Pointer Merger may not be completed and the potential adverse consequences to Pointer if the Pointer Merger is not completed, including the potential (i) harm to the business relationship between Pointer and I.D. Systems; (ii) loss of customers, suppliers and employees; (iii) reduction in the perceived value of Pointer; (iv) impact of the potential payment of the Pointer breakup fee on Pointer’s financial resources and needs; (v) erosion of customer and employee confidence in Pointer; and (vi) diversion of management attention and loss of other opportunities to Pointer;

●	The limitations imposed in the Merger Agreement on the conduct of Pointer’s business during the pre-closing period, its ability to solicit and respond to competing proposals and the ability of the Pointer board of directors to change or withdraw its recommendation of the Pointer Merger;

●	The risk involved with the business, financial condition, results of operations, current business strategy, and forecasts of I.D. Systems, including under current market and industry conditions, the nature of the markets in which it operates, and its standing in these markets;

●	The potential conflicts of interest of Pointer’s executive officers, including with respect to the treatment (including acceleration) of equity awards, transaction and retention bonuses as well as with respect to potential retention arrangements and post-closing benefits for Pointer’s senior management that were negotiated between such Pointer executive officers and I.D. Systems, in each case, as described more fully in the section “Interests of Pointer Directors and Executive Officers in the Transactions” beginning on page 119 of this joint proxy statement/prospectus;

●	The amount and structure of the debt undertaken by Parent and its subsidiaries, and, in particular the exposure of Pointer to such debt.

●	The potential risk and exposure to Pointer and its directors and executive officers from shareholders and other third party claims in connection with the Pointer Merger;

●	The fact that while Pointer was approached by potential buyers, none of them provided a proposal to purchase Pointer;

●	The risk of losing key employees by either Pointer or I.D. Systems as a result of the Pointer Merger;

●	The possible alternatives to the Pointer Merger, including the possibility of continuing to operate Pointer in its current format and the limitations on Pointer’s growth;

●	The risk that the parties may incur significant costs and delays related to the Pointer Merger, including resulting from seeking governmental consents and regulatory approvals necessary for completion of the Pointer Merger; and

●	The risks of the type and nature described in “Risk Factors” beginning on page 34 of this joint proxy statement/prospectus and the matters described in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 33 of this joint proxy statement/prospectus.

At the Pointer extraordinary general meeting, as part of Pointer Proposal 1, Pointer’s shareholders will be asked to approve the purchase of a run-off insurance policy for such directors and officers of Pointer (“D&O Insurance Policy”). Pointer is permitted under the Merger Agreement to purchase a run-off insurance policy to cover certain potential liabilities of its directors and officers as of immediately prior to the closing of the Pointer Merger. Pointer’s Articles of Association also permit Pointer to purchase directors and officers insurance to the maximum extent permitted under the Companies Law.

Pointer maintains a D&O insurance policy, which was approved by Pointer’s shareholders on June 15, 2018, for a period of three years and which provided directors and officers of Pointer insurance in the aggregate amount of $15,000,000 million.

The D&O Insurance Policy that Pointer intends to purchase in connection with the Pointer Merger provides for up to $15,000,000 in coverage for a period of seven years with an aggregate premium of up to $315,000, paid on or around the time of the closing of the Pointer Merger.

Pointer’s compensation policy authorizes Pointer to purchase a D&O Insurance Policy, subject to obtaining applicable corporate approvals.

Pointer’s Audit Committee, which performs the function of Pointer’s Compensation Committee and the Pointer board of directors unanimously recommend the shareholders of Pointer to approve the purchase of the D&O Insurance Policy, and believe that such purchase is in Pointer’s best interest. Pointer’s Audit Committee and the Pointer board of directors further concluded that the proposed purchase of the D&O Insurance Policy is, after considering the risk to such directors and officers subsequent to the consummation of a complex merger, current challenges Pointer faces and the need to continue providing services to Pointer, reasonable under the circumstances and appropriate. In addition, when resolving to approve the proposed purchase of the D&O Insurance Policy, the board of directors of Pointer and Audit Committee took into account the items listed in the first and second parts of the first appendix to the Companies Law (relating to Section 267B to the Companies Law).

Approval of the purchase of the D&O Insurance Policy requires the affirmative vote of Pointer’s shareholders present in person or by proxy and holding Pointer Ordinary Shares amounting in the aggregate to at least a majority of the votes actually cast with respect to such proposal, in accordance with the provisions of Section 270(3) to the Companies Law 5759-1999 and Section 1B(A)(5) to the Companies Regulations (Relief in Transactions with Interested Parties), 5760- 2000.

The shareholders of Pointer are asked to approve the following proposal, as one resolution, as follows:

POINTER PROPOSAL 1:

“RESOLVED, to approve, pursuant to Section 320 of the Israeli Companies Law (the “Companies Law”), the merger of Pointer and Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Powerfleet Israel Holding Company Ltd. (“Pointer Holdco” and “Pointer Merger Sub”, respectively), including approval of: (i) the Pointer Merger pursuant to Sections 314 through 327 of the Companies Law, whereby Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as a direct, wholly-owned subsidiary of Pointer Holdco (the “Pointer Merger”); (ii) the Agreement and Plan of Merger, dated as of March 13, 2019, by and among Pointer I.D. Systems, Inc., PowerFleet, Inc. (“Parent”), a wholly-owned subsidiary of I.D. Systems, Powerfleet Israel Holding Company Ltd., and Pointer Merger Sub (the “Merger Agreement”); (iii) the consideration to be received by Pointer’s shareholders in the Pointer Merger, such that immediately prior to the Effective Time (as defined in the Merger Agreement), each outstanding ordinary share of Pointer, par value NIS 3.00 per share, will be cancelled in exchange for (a) $8.50 in cash; and (b) 1.272 shares of Parent common stock (together, the “Pointer Merger Consideration”), without interest and subject to applicable tax withholdings; (iv) the purchase by Pointer of a run-off directors’ and officers’ liability insurance policy, that will provide coverage to the same persons and on substantially the same terms with respect to coverage and amount as under Pointer’s current D&O insurance as approved by Pointer’s shareholders on June 15, 2018, including coverage of up to $15 million at a premium of up to $315,000 for a period of seven years following the effective time of the Pointer Merger, as permitted under the Merger Agreement; and (v) all other transactions and arrangements contemplated by the Merger Agreement, as described in the joint proxy statement/prospectus, dated [●], 2019, sent by Pointer to its shareholders in respect of this Pointer extraordinary general meeting.”

Vote Required for Approval of Pointer Proposal 1

Pointer Proposal 1 requires the affirmative vote of a majority of the outstanding shares of Pointer Ordinary Shares entitled to vote thereon, excluding any votes of an I.D. Systems Related Person.

Pursuant to the Companies Law, if I.D. Systems, Pointer Merger Sub or an I.D. Systems Related Person holds shares in Pointer, then there is an additional requirement for approval, namely that a majority of the shares voted at the Pointer extraordinary general meeting (excluding shares held by such persons) shall not have voted against Pointer Proposal 1. Accordingly, each Pointer shareholder voting on Pointer Proposal 1 is required to inform Pointer as detailed below prior to voting at the Pointer extraordinary general meeting whether the shareholder is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person or, if such person is voting by proxy, to indicate such matter in the appropriate place in the enclosed proxy, as further detailed below. An “I.D. Systems Related Person” is (a) a person holding, directly or indirectly, either (i) 25% or more of the voting rights of I.D. Systems or Pointer Merger Sub, or (ii) the right to appoint 25% or more of the directors of I.D. Systems or Pointer Merger Sub, or (b) one of such person’s spouse, siblings, parents, grandparents, descendants, spouse’s descendants, siblings or parents or the spouse of any such person, or a corporation controlled by any one or more of such persons or by I.D. Systems or Pointer Merger Sub. I.D. Systems has confirmed that neither it nor Pointer Merger Sub or any I.D. Systems Related Person holds Pointer Ordinary Shares and none of them will hold Pointer Ordinary Shares as of the Pointer Record Date. Failure by a Pointer shareholder to indicate whether such person is any of I.D. Systems, Pointer Merger Sub, or an I.D. Systems Related Person, shall render such vote as invalid and it will not be counted.

The POINTER Board of Directors unanimously recommends that POINTER sHAREholders vote “FOR” the approval of POINTER Proposal 1.

I.D. Systems Unaudited Prospective Financial Information

I.D. Systems does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the I.D. Systems board of director’s strategic review process, I.D. Systems management developed certain financial forecasts in February 2019 that included projections of I.D. Systems through fiscal year 2021 and incorporated I.D. Systems’ 2019 fiscal year budget (the “I.D. Systems Forecasts”). The I.D. Systems Forecasts included projections of I.D. Systems on a standalone basis only and did not give any effect to the consummation of Transactions.

The I.D. Systems Forecasts were made available to the I.D. Systems board of directors and I.D. Systems’ financial advisors and were made available to, and discussed with, Pointer in connection with the process resulting in the execution of the Merger Agreement. The portions of the I.D. Systems Forecasts set forth below are included in this joint proxy statement/prospectus only because this information was used at the direction of the I.D. Systems board of directors by Canaccord in connection with their financial analysis of the proposed transaction. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the I.D. Systems Forecasts to be a reliable prediction of future results. No person has made or makes any representation or warranty to any stockholder of I.D. Systems or any other person regarding the information included in the I.D. Systems Forecasts.

The I.D. Systems Forecasts are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the I.D. Systems Forecasts are based upon and reflect numerous judgments, estimates and assumptions made by I.D. Systems’ management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to I.D. Systems’ business, all of which are difficult to predict and many of which are beyond I.D. Systems’ control. As such, the I.D. Systems Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”. As a result, we cannot assure you that the estimates and assumptions made in preparing the I.D. Systems Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the I.D. Systems Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts have changed since the date the I.D. Systems Forecasts were made, and the portions of the I.D. Systems Forecasts set forth below do not take into account any circumstances or events occurring after the date the applicable forecast was prepared, including the announcement of the Transactions and transaction-related expenses. The I.D. Systems Forecasts do not take into account the effect of any failure of the Transactions to occur and should not be viewed as accurate in that context.

The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP including EBITDA and EBIT. EBITDA is earnings from operations before interest, income taxes, and depreciation and amortization, and EBIT is earnings from operations before interest and income taxes. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. I.D. Systems has not prepared, and neither the I.D. Systems board of directors nor I.D. Systems’ financial advisors have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Except to the extent required by applicable federal securities laws, I.D. Systems does not intend, and expressly disclaim any responsibility, to update or otherwise revise the I.D. Systems Forecasts to reflect circumstances existing after the date when I.D. Systems prepared the I.D. Systems Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the I.D. Systems Forecasts are shown to be in error.

	Years ending December 31,
	2019	2020	2021
Revenue	$62,035,000	$72,701,000	$86,221,000
Cost of Sales	$33,330,000	$35,413,000	$40,271,000
Gross Profit	$28,705,000	$37,288,000	$45,950,000
Operating Expenses	$27,523,000	$31,221,000	$32,749,000
EBITDA	$1,182,000	$6,068,000	$13,201,000
EBIT	$(378,000)	$4,408,000	$11,248,000
Net Profit (Loss)	$(118,000)	$4,668,000	$11,521,000

I.D. Systems’ stockholders are urged to review I.D. Systems’ most recent SEC filings for a description of the I.D. Systems’ reported results of operations, financial condition and capital resources as of, and for the fiscal year ended, December 31, 2018, and as of, and for the three months ended March 31, 2019. See the section entitled “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of I.D. Systems’ unaudited prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

I.D. Systems HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Pointer Unaudited Prospective Financial Information

Pointer does not, as a matter of course, make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with Pointer’s strategic review process, Pointer management developed certain financial forecasts in 2017 and revised it in 2018. 2018 forecast included projections of Pointer through fiscal year 2023 and incorporated Pointer’s 2019 fiscal year budget (the “Pointer Forecasts”) adopted by the board of directors of Pointer. The Pointer Forecasts included projections of Pointer on a standalone basis only and did not give any effect to the consummation of Transactions.

The Pointer Forecasts were made available to the Pointer board of directors and Pointer’s financial advisors and were made available to, and discussed with, I.D. Systems in connection with the process resulting in the execution of the Merger Agreement. Certain parts of the Pointer Forecast were prepared based on ongoing conversations and nonbinding forecasts provided by I.D. Systems to Pointer, specifically those aspects pertinent to products developed and produced specifically for I.D. Systems by Pointer. The portions of the Pointer Forecasts set forth below are included in this joint proxy statement/prospectus only because this information was used at the direction of the Pointer board of directors by Roth Capital in connection with their financial analysis of the proposed transaction. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the Pointer Forecasts to be a reliable prediction of future results. No person has made or makes any representation or warranty to any stockholder of Pointer or any other person regarding the information included in the Pointer Forecasts.

The Pointer Forecasts are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the Pointer Forecasts are based upon and reflect numerous judgments, estimates and assumptions, and were made by Pointer’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to Pointer’s business, all of which are difficult to predict and many of which are beyond Pointer’s control. The Pointer Forecasts were prepared in light, and while taking into account forecasts and / or budgets provided by Pointer’s various business unit managers and through discussions that took place with such business unit managers. Each such business unit prepared the forecast for such person’s business unit. The Pointer Forecasts were also prepared in light of discussions held with Roth Capital. As such, the Pointer Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”. As a result, we cannot assure you that the estimates and assumptions made in preparing the Pointer Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the Pointer Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts have changed since the date the Pointer Forecasts were made, and the portions of Pointer’s Forecasts set forth below do not take into account any circumstances or events occurring after the date the applicable forecast was prepared, including the announcement of the Transactions and transaction-related expenses. The Pointer Forecasts do not take into account the effect of any failure of the Transactions to occur and should not be viewed as accurate in that context.

The unaudited prospective financial information was not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP including EBITDA and Adjusted EBITDA. EBITDA is earnings from operations before interest, income taxes, and depreciation and amortization, and Adjusted EBITDA is earnings from operations before interest, income taxes depreciation and amortization and stock based compensation. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Pointer has not prepared, and neither the Pointer board of directors nor Pointer’s financial advisors have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

Except to the extent required by applicable federal securities laws, Pointer does not intend, and expressly disclaim any responsibility, to update or otherwise revise the Pointer Forecasts to reflect circumstances existing after the date when Pointer prepared the Pointer Forecasts or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Pointer Forecasts are shown to be in error.

(US$ in Millions)	For the Year Ending December 31
	2019E	2020E	2021E	2022E	2023E
Revenue	$92.5	$93.4	$104.8	$115.3	126.8
Gross Profit	46.0	50.3	56.5	62.4	68.9
Operating Expenses	32.5	35.3	38.8	42.5	46.6
Operating Income	13.5	15.0	17.8	19.9	22.3
Plus:
Depreciation & Amortization	3.0	3.0	3.4	3.7	4.1
Stock Based Compensation	1.1	1.3	1.5	1.7	1.9
Adj. EBITDA	$17.6	$19.3	$22.7	$25.4	$28.3

Pointer shareholders are urged to review Pointer’s most recent SEC filings for a description of Pointer’s reported results of operations, financial condition and capital resources as of, and for the fiscal year ended, December 31, 2018, and as of, and for the three months ended March 31, 2019. See the section entitled “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus.

For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of Pointer’s unaudited prospective financial information in this joint proxy statement/prospectus should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

POINTER HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of I.D. Systems’ Financial Advisor

Summary of Financial Analysis

Canaccord is acting as financial advisor to I.D. Systems in connection with the Transactions. At a meeting of the board of directors of I.D. Systems held on March 13, 2019 to evaluate the Transactions, Canaccord delivered to the board of directors of I.D. Systems an oral opinion, which opinion was confirmed by delivery of the Canaccord Fairness Opinion, dated March 13, 2019, to the effect that, as of that date and based upon and subject to certain assumptions, factors and qualifications set forth in the Canaccord Fairness Opinion, the Pointer Merger Consideration to be paid by Parent and Pointer Holdco of (i) 1.272 fully paid and non-assessable shares of Parent Common Stock per Pointer Ordinary Share and (ii) $8.50 in cash, without interest per Pointer Ordinary Share (other than Pointer Ordinary Shares held by (A) I.D. Systems, Parent or any of its subsidiaries (including Pointer Holdco and Pointer Merger Sub) or (B) Pointer (including Pointer Ordinary Shares held as treasury stock or otherwise and Pointer Ordinary Shares held of record by Nexus Telecommunication System Ltd. or Nexus Telocation Systems Ltd.) or any of its wholly-owned subsidiaries) pursuant to the Merger Agreement was fair, from a financial point of view, to I.D. Systems.

The full text of the Canaccord Fairness Opinion is attached to this joint proxy statement/prospectus as Annex E and is incorporated into this joint proxy statement/prospectus by reference. The description of the Canaccord Fairness Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Holders of shares of I.D. Systems Common Stock are encouraged to read the Canaccord Fairness Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord in connection with the Canaccord Fairness Opinion. The Canaccord Fairness Opinion was addressed to the board of directors of I.D. Systems, was only one of many factors considered by the board of directors of I.D. Systems in its evaluation of the Transactions and only addresses the fairness, from a financial point of view and as of the date of the Canaccord Fairness Opinion, of the consideration to be paid by Parent and Pointer Holdco pursuant to the Merger Agreement. The Canaccord Fairness Opinion does not address the relative merits of the Transactions as compared to other business strategies or transactions that might be available to I.D. Systems, nor does it address the underlying business decision of I.D. Systems to proceed with the Transactions. The Canaccord Fairness Opinion is not intended to, and does not, constitute advice or a recommendation to any stockholder as to how such stockholder should vote with respect to the Transactions or any other aspect of the Transactions or how such stockholders should otherwise act on any other matter with respect to the Transactions. The Canaccord Fairness Opinion was necessarily based on securities, economic, monetary, market and other conditions as in effect on, and the information made available to Canaccord as of, March 13, 2019, the date of the Canaccord Fairness Opinion. Subsequent developments may affect the conclusions expressed in the Canaccord Fairness Opinion if such opinion were rendered as of a later date. Canaccord assumes no responsibility for updating, revising or reaffirming the Canaccord Fairness Opinion based on circumstances or events occurring after the date of the Canaccord Fairness Opinion.

In connection with rendering the Canaccord Fairness Opinion described above and performing its related financial analyses, Canaccord, among other things:

●	reviewed certain publicly available business and financial information relating to I.D. Systems and Pointer;

●	analyzed certain internal financial statements and other business and financial information, including certain historical and projected financial and operating data concerning I.D. Systems, provided to Canaccord by senior management of I.D. Systems and concerning Pointer provided to Canaccord by senior management of Pointer and summarized above under “Pointer and I.D. Systems Unaudited Prospective Financial Information”;

●	conducted discussions with members of senior management of I.D. Systems and Pointer regarding past and current operations and financial condition and prospects of I.D. Systems and Pointer;

●	compared the projected results of operations of I.D. Systems and Pointer with those of certain publicly traded companies Canaccord deemed to be relevant and comparable to I.D. Systems and Pointer;

●	compared the financial terms of the Transactions with the financial terms of certain other acquisitions Canaccord deemed to be relevant and comparable to the Transactions;

●	reviewed the terms of the Merger Agreement and the exhibits thereto furnished to Canaccord by I.D. Systems; and

●	reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as Canaccord deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with its review and arriving at the Canaccord Fairness Opinion, Canaccord has not independently verified any of the foregoing information, has relied on such information, has assumed that all such information is complete and accurate in all material respects, and has relied on assurances of the management of I.D. Systems and Pointer that they are not aware of any facts that would make such information misleading in any material respect. With respect to the internal financial forecasts and other forward-looking financial information provided to Canaccord by senior management of I.D. Systems and Pointer, including the terms of the Credit Facilities and the Preferred Investment, Canaccord has assumed, with I.D. Systems’ consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management. Canaccord has also assumed that the Transactions will be consummated upon the terms set forth in the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to Canaccord’s analysis. Canaccord has also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Transactions, no modification, delay, limitation, restriction or conditions will be imposed that will have a material and adverse effect on I.D. Systems or Pointer or the contemplated benefits of the Transactions in any way meaningful to Canaccord’s analysis.

The Canaccord Fairness Opinion has been approved by a fairness committee of Canaccord in accordance with Financial Industry Regulatory Authority Rule 5150. The Canaccord Fairness Opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date of the Canaccord Fairness Opinion and on the prospects, financial and otherwise, of I.D. Systems, known to Canaccord as of the date thereof. Subsequent developments may affect the conclusions expressed in the Canaccord Fairness Opinion if the Canaccord Fairness Opinion were rendered as of a later date, and Canaccord disclaims any obligation to advise any person of any change in any manner affecting the Canaccord Fairness Opinion that may come to Canaccord’s attention after the date of the Canaccord Fairness Opinion. Canaccord has not undertaken to reaffirm or revise the Canaccord Fairness Opinion or otherwise comment upon any events occurring after the date thereof and does not have any obligation to update, revise or reaffirm the Canaccord Fairness Opinion. Canaccord has not been requested to conduct and has not conducted, nor has Canaccord relied upon, any independent valuation or appraisal of any of the assets of I.D. Systems. Canaccord also has not evaluated the solvency of any party to the Merger Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, Canaccord has assumed, with I.D. Systems’ consent, that any material liabilities (contingent or otherwise, known or unknown) of I.D. Systems are as set forth in the financial statements of I.D. Systems provided to Canaccord.

The Canaccord Fairness Opinion is limited to the fairness, from a financial point of view, to I.D. Systems of the Pointer Merger Consideration to be paid by Parent and Pointer Holdco to the holders of Pointer Ordinary Shares (other than Parent, Pointer Holdco, Pointer Merger Sub, I.D. Systems, Pointer, Nexus Telecommunication System Ltd. and Nexus Telocation Systems Ltd.), and Canaccord expresses no opinion as to the fairness of the Transactions to the holders of any class of securities, creditors or other constituencies of I.D. Systems. The Canaccord Fairness Opinion does not address the relative merits of the Transactions as compared to other business strategies or transactions that might be available to I.D. Systems, nor does it address the underlying business decision of I.D. Systems to proceed with the Transactions or any view on any other term or aspect of the Merger Agreement, including the Credit Facilities and the Preferred Investment. Canaccord is not a legal, accounting, regulatory or tax expert and has relied on the assessments made by I.D. Systems and its advisors with respect to such matters. Canaccord has not considered, and expressed no opinion as to, the fairness of the amount or nature of the compensation to be paid to any I.D. Systems officers, directors or employees, or class of such persons, relative to the Pointer Merger Consideration to be paid by Parent and Pointer Holdco in the Transactions.

The following is a summary of the material financial analyses performed by Canaccord in connection with rendering the Canaccord Fairness Opinion dated March 13, 2019 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord’s financial analyses.

Selected Public Companies Analysis

Canaccord performed an analysis using a selected group, which attempts to imply the value of Pointer by comparing it to identified companies that are publicly traded. For purposes of this analysis, Canaccord identified the following group of twelve publicly traded asset management and telematics companies that share similar business characteristics to Pointer based on operational and/or financial metrics, which are referred to as “selected public companies.” The selected public companies consisted of:

Public Company	Enterprise Value / LTM Revenue		Enterprise Value / CY2019E Revenue		Enterprise Value / LTM Adj. EBITDA		Enterprise Value / CY2019E Adj. EBITDA
Trimble Inc.	3.7	x	3.4	x	16.4	x	14.9	x
BlackBerry Limited	3.9	x	3.8	x	23.9	x	18.1	x
Itron, Inc.	1.2	x	1.2	x	12.3	x	11.3	x
Ituran Location and Control Ltd.	3.3	x	2.2	x	10.7	x	7.9	x
ORBCOMM Inc.	2.7	x	2.7	x	13.2	x	10.5	x
Sierra Wireless, Inc.	0.5	x	0.5	x	6.7	x	10.9	x
CalAmp Corp.	1.1	x	1.1	x	8.3	x	8.5	x
MiX Telematics Limited	2.6	x	2.8	x	8.9	x	9.3	x
Napco Security Technologies, Inc.	3.9	x	3.6	x	29.4	x	21.4	x
Inseego Corp.	2.4	x	2.2	x	27.5	x	19.4	x
Digi International Inc.	1.4	x	1.2	x	11.4	x	10.5	x
I.D. Systems, Inc.	1.9	x	1.6	x	NM		NM
“NM” denotes EBITDA multiples that are negative or greater than 50x.

Based on its review of the relevant metrics for each of the selected public companies, Canaccord calculated multiples of enterprise value to last twelve months (“LTM”) revenue, estimated calendar year 2019 (“CY2019E”) revenue, LTM earnings before interest, taxes, depreciation and amortization and stock-based compensation (“Adjusted EBITDA”) and CY2019E Adjusted EBITDA. For purposes of this analysis, Canaccord utilized revenue and Adjusted EBITDA for the LTM period ended December 31, 2018. For purposes of this analysis, Canaccord utilized information regarding the selected public companies obtained from filings with the SEC, the Capital IQ database, other public sources, and market data as of March 12, 2019. Based on this information, Canaccord calculated multiples for the selected public companies as follows:

	Selected Public Companies Analysis
Enterprise Value as a Multiple of:	Range (1st to 3rd Quartile)		Median
LTM Revenue	1.4x-3.4	x	2.5	x
CY2019E Revenue	1.2x-3.0	x	2.2	x
LTM Adjusted EBITDA	9.8x-20.2	x	12.3	x
CY2019E Adjusted EBITDA	9.9x-16.5	x	10.9	x

Based on the analyses and review of the multiples and ratios of the selected public companies, Canaccord selected the representative ranges of enterprise value to LTM revenue, CY2019E revenue, LTM Adjusted EBITDA and CY2019E Adjusted EBITDA multiples derived from the data points for the selected public companies set forth in the table above based upon the application of its professional judgment. Canaccord then applied these multiples to Pointer’s revenue and Adjusted EBITDA for the relevant period and calculated the implied enterprise value of Pointer. Canaccord then added Pointer’s net cash at December 31, 2018 of $3.5 million to such implied enterprise values to calculate Pointer’s equity value and then calculated a range for the implied per share equity value of a Pointer Ordinary Share based on the number of fully-diluted Pointer Ordinary Shares outstanding as of March 12, 2019 of 8.5 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Median	Merger Consideration Per Share
LTM Revenue	$12.82 – 31.78	$22.99	$16.44
CY2019E Revenue	$13.29 – 32.61	$24.25	$16.44
LTM Adjusted EBITDA	$16.32 – 33.20	$20.45	$16.44
CY2019E Adjusted EBITDA	$20.83 – 34.49	$22.91	$16.44

Selected Precedent Transactions Analysis

Canaccord performed a precedent transactions analysis, which attempts to imply the value of a company based on publicly available financial terms of selected transactions. Canaccord selected the precedent transactions based on the similarity of products offered and markets served by the target company as compared to Pointer based upon its professional judgment, as well as the financial position and other relevant financial metrics of the target companies. Each of these transactions was publicly announced on or after April 29, 2013.

Based on its review of the relevant metrics for each of the precedent transactions, Canaccord calculated the multiples of implied enterprise value to LTM revenue and implied enterprise value to LTM Adjusted EBITDA for each of the target companies in the precedent transactions for which public information was available. For purposes of this analysis, Canaccord utilized information regarding the precedent transactions obtained from filings with the SEC and other public sources. The selected precedent transactions were:

Announcement Date	Target	Acquiror	Implied Enterprise Value (US$ in millions)	Enterprise Value /LTM Revenue		Enterprise Value / LTM Adj. EBITDA
January 22, 2019	TomTom Telematics	Bridgestone Europe NV/SA	$1,033.7	5.2	x	12.7	x
November 1, 2018	Telular Corp.	AMETEK, Inc.	525.0	3.2	x	N/A
October 23, 2017	TempAlert, LLC	Digi International Inc.	45.0	N/A		N/A
October 2, 2017	Blue Tree Systems Limited	ORBCOMM Inc.	36.8	N/A		N/A
August 2, 2017	Numerex Corp.	Sierra Wireless, Inc.	118.9	1.8	x	NM
June 14, 2017	Discrete Wireless, Inc. (d/b/a NexTraq)	Michelin North America, Inc.	316.5	N/A		N/A
June 12, 2017	inthinc, Inc.	ORBCOMM Inc.	35.0	N/A		N/A
June 21, 2016	Telogis, Inc.	Verizon Communications Inc.	900.0	N/A		N/A
February 1, 2016	LoJack Corporation	CalAmp Corp.	123.0	0.9	x	14.0	x
July 30, 2015	Webtech Wireless Inc.	BSM Technologies Inc.	20.8	1.0	x	13.8	x
June 18, 2015	DigiCore Holdings Limited	Novatel Wireless, Inc.	96.4	1.3	x	12.3	x
November 6, 2014	SkyWave Mobile Communications, Inc.	ORBCOMM Inc.	130.0	2.1	x	14.8	x
September 2, 2014	XRS Corp.	Omnitracs, LLC	164.5	3.1	x	25.9	x
April 29, 2013	Telular Corp.	Avista Capital Partners	252.8	2.8	x	13.4	x
“NM” denotes LTM Adjusted EBITDA multiples that are negative.

Canaccord calculated multiples for the selected precedent transactions as follows:

	Selected Precedent Transactions Analysis
Enterprise Value as a Multiple of:	Range (1st to 3rd Quartile)		Median
LTM Revenue	1.3x-3.1	x	2.1	x
LTM Adjusted EBITDA	13.0x-14.4	x	13.8	x

Canaccord selected representative ranges of multiples derived from the data points for the precedent transactions based upon the application of its professional judgment. Canaccord then applied these multiples to Pointer’s LTM revenue and LTM Adjusted EBITDA as of December 31, 2018 and calculated the implied enterprise value of Pointer. Canaccord then added Pointer’s net cash of $3.5 million at December 31, 2018 to such implied enterprise values to calculate Pointer’s implied equity value and then calculated a range for the implied per share equity value of a Pointer Ordinary Share based on the number of fully-diluted Pointer Ordinary Shares outstanding as of March 12, 2019 of 8.5 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Financial Statistic	Implied Per Share Equity Value	Median	Merger Consideration Per Share
LTM Revenue	$12.12 – 28.71	$19.57	$16.44
LTM Adjusted EBITDA	21.63 – 23.87	22.81	16.44

Discounted Cash Flow Analysis

Canaccord performed an indicative discounted cash flow analysis of Pointer to derive an implied per share equity value range for a Pointer Ordinary Share based on Pointer as a stand-alone entity. For purposes of this analysis, Canaccord utilized financial forecasts of Pointer for calendar years 2019 through 2023 provided by Pointer’s management. For purposes of this discounted cash flow analysis, Canaccord calculated free cash flow by tax-effecting operating income, adding depreciation and amortization, subtracting changes in non-cash net working capital, and subtracting capital expenditures. Canaccord also calculated adjusted free cash flow by adding after tax net adjustments to free cash flow based on estimates of I.D. Systems management that included tax-effecting intercompany eliminations between I.D. Systems and Pointer and assumed annual synergies. The range of implied enterprise values for Pointer was determined by using the present value of Pointer projected free cash flows and after tax net adjustments from 2019 through 2023 and perpetual growth rates of 2.0% – 4.0%, which Canaccord applied based on the application of Canaccord’s professional judgment and experience. The free cash flows were discounted to present values at a discount rate range of 11.0% – 13.0%, which was selected, upon the application of Canaccord’s professional judgment and experience, to reflect Pointer’s estimated range of weighted average cost of capital. Canaccord then added Pointer’s net cash of $3.5 million at December 31, 2018 to such implied enterprise values to calculate Pointer’s implied equity value and then calculated a range for the implied per share equity value of a Pointer Ordinary Share based on the number of fully-diluted Pointer Ordinary Shares outstanding as of March 12, 2019 of 8.5 million (calculated using the treasury stock method).

The following summarizes the results of this analysis:

Financial Statistics	Implied Per Share Equity Value	Merger Consideration Per Share
Excluding after tax net adjustments	$14.26 – 21.19	$16.44
Including after tax net adjustments	17.37 – 25.99	16.44

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Canaccord Fairness Opinion. In arriving at its fairness determination, Canaccord considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transactions used in the above analyses as a comparison is directly comparable to I.D. Systems or the Transactions.

Canaccord prepared these analyses for purposes of providing the Canaccord Fairness Opinion to the board of directors of I.D. Systems as to the fairness, from a financial point of view and as of the date of the Canaccord Fairness Opinion, of the Pointer Merger Consideration to be paid by Parent and Pointer Holdco to the holders of Pointer Ordinary Shares (other than Parent, Pointer Holdco, Pointer Merger Sub, I.D. Systems, Pointer, Nexus Telecommunication System Ltd. and Nexus Telocation Systems Ltd.) pursuant to the Merger Agreement. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of I.D. Systems, Pointer, Parent, Pointer Holdco or any other person assumes responsibility if future results are materially different from those forecast.

The Pointer Merger Consideration was determined through negotiations between I.D. Systems and Pointer and was approved by the board of directors of I.D. Systems. Canaccord provided advice to the board of directors of I.D. Systems during these negotiations. Canaccord, however, did not recommend any specific amount of consideration to I.D. Systems or the board of directors of I.D. Systems or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

Canaccord and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Canaccord and its affiliates may acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of I.D. Systems, Pointer, certain of their respective affiliates and any other company that may be involved in the Transactions, as well as provide investment banking and other financial services to such companies.

In the prior two years, Canaccord has not received compensation for investment banking or financial advisory services from either I.D. Systems (except as otherwise described in this joint proxy statement/prospectus) or Pointer. Canaccord may provide investment banking services to I.D. Systems, Pointer or their respective affiliates in the future for which Canaccord may receive compensation.

The board of directors of I.D. Systems selected Canaccord as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement, dated as of July 12, 2018 and amended on January 14, 2019, I.D. Systems engaged Canaccord to act as its financial advisor in connection with the Transactions, including the delivery of a fairness opinion as described above. Pursuant to the terms of the engagement letter, I.D. Systems agreed to pay Canaccord a fee of $350,000 for its services, plus a fee equal to $1.8 million which is contingent upon consummation of the Transactions (and against which the $350,000 fee is credited). In addition, I.D. Systems has agreed to reimburse Canaccord for certain expenses and to indemnify Canaccord and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Pointer’s Financial Advisor

Pursuant to an engagement letter, dated December 13, 2018, the Pointer board of directors retained Roth Capital to render the Roth Fairness Opinion to the Pointer board of directors as to the fairness, from a financial point of view, of the Pointer Merger Consideration to be received by the shareholders of Pointer pursuant to the terms of the Merger Agreement and the Investment Agreement.

On March 13, 2019, Roth Capital rendered its oral opinion, subsequently confirmed in writing, to the Pointer board of directors that, as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the Roth Fairness Opinion, the Pointer Merger Consideration to be received by the shareholders of Pointer was fair, from a financial point of view, to such holders.

The full text of the Roth Fairness Opinion, dated March 13, 2019, is attached to this joint proxy statement/prospectus as Annex F and is incorporated by reference herein. Pointer’s shareholders are urged to read the entire Roth Fairness Opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Roth Capital in rendering such opinion. The analysis performed by Roth Capital should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the Pointer Merger Consideration was fair, from a financial point of view. The Roth Fairness Opinion addresses only the fairness of the Pointer Merger Consideration to be received by the shareholders of Pointer, from a financial point of view, as of the date of the Roth Fairness Opinion, and does not address the merits of Pointer’s underlying business decision to proceed with or effect the Pointer Merger or the likelihood of consummation of the Pointer Merger or any other Transactions contemplated pursuant to the Merger Agreement or the Investment Agreement. Roth Capital expressed no opinion or recommendation to the Pointer board of directors whether Pointer should proceed with the Pointer Merger. The Roth Fairness Opinion was directed to the Pointer board of directors in connection with its consideration of the Merger Agreement and the Investment Agreement and was not intended to be, and does not constitute, a recommendation to any shareholder of Pointer (or I.D. Systems) as to how such shareholder should vote with respect to the Pointer Merger or any other matter.

In arriving at the Roth Fairness Opinion, Roth Capital:

i.	reviewed the last draft of the Merger Agreement provided to Roth Capital on March 12, 2019 and the last draft of the Investment Agreement, dated March 12, 2019;

ii.	reviewed certain information, including financial forecasts, relating to the projected earnings, cash flow and prospects for each of Pointer and I.D. Systems and their respective businesses, as well as financial forecasts of expected synergies and eliminations that were furnished to Roth Capital by management of Pointer and management of I.D. Systems;

iii.	conducted discussions with members of senior management of Pointer and I.D. Systems concerning the matters described in clause (ii) above;

iv.	reviewed publicly available information relating to Pointer and I.D. Systems;

v.	reviewed the financial terms, to the extent publicly available, of certain acquisitions that Roth Capital deemed relevant;

vi.	reviewed the financial terms, to the extent publicly available, of certain public companies that Roth Capital deemed relevant; and

vii.	performed such other analyses, including detailed financial analyses, and considered such other factors as Roth Capital deemed appropriate for the purpose of reviewing the proposed Pointer Merger and arriving at the Roth Fairness Opinion.

For purposes of rendering the Roth Fairness Opinion, Roth Capital relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Roth Capital or discussed with or reviewed by or for Roth Capital. Roth Capital further assumed that the financial information provided by Pointer was prepared on a reasonable basis in accordance with industry practice, and that management of Pointer was not aware of any information or facts that would make any information provided to Roth Capital incomplete or misleading in any respect. Without limiting the generality of the foregoing, for the purpose of the Roth Fairness Opinion, Roth Capital assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by it, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Pointer and I.D. Systems as to the expected future results of operations and financial condition of Pointer and the combined company. Roth Capital did not express any opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. In addition, with respect to such financial forecasts provided to and examined by Roth Capital, Roth Capital noted that projecting future results of any company, partnership, venture or asset is inherently subject to uncertainty.

In connection with the Roth Fairness Opinion, Roth Capital assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Roth Capital. The Roth Fairness Opinion did not address any legal, regulatory, tax or accounting issues. In arriving at its conclusion in the Roth Fairness Opinion, Roth Capital assumed that the executed Merger Agreement and Investment Agreement would be in all material respects identical to the most recent draft of the Merger Agreement and Investment Agreement reviewed by Roth Capital.

Roth Capital relied upon and assumed, without independent verification, that (i) the Pointer Merger would be consummated pursuant to the terms set forth in the Merger Agreement, Investment Agreement and any related documents without any waiver, modification, amendment or delay of any terms or conditions thereof, and in compliance with applicable federal, state and local statutes, rules, regulations and ordinances, (ii) that such Agreements and any related documents are enforceable against each of the parties thereto in accordance with their respective terms, (iii) the representations and warranties of all parties set forth in the Agreements and any related documents were true and correct, (iv) each party to the Agreements and any related documents would fully and timely perform all of the undertakings, covenants and agreements required to be performed by such party under the Agreements and any related documents, and (v) all conditions to the consummation of the Pointer Merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Roth Capital assumed that all necessary governmental, regulatory and other approvals, consents, releases and waivers required for the Pointer Merger would be obtained and that in the course of obtaining any of the foregoing, no modifications, delays, limitations, conditions or restrictions would be imposed or waivers made that would have an adverse effect on Pointer, or on the contemplated benefits of the Pointer Merger.

In arriving at its conclusion in the Roth Fairness Opinion, Roth Capital did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of Pointer, and was not furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, Roth Capital undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Pointer or any of its affiliates was a party or may be subject, and at the direction of the Pointer board of directors and with its consent, the Roth Fairness Opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters (other than to the extent set forth in the Merger Agreement, Investment Agreement or the financial information provided to Roth Capital by or on behalf of Pointer).

The Roth Fairness Opinion was based upon the information available to Roth Capital and the financial, economic, monetary and other conditions and circumstances as they existed and were subject to evaluation on the date thereof; events occurring after the date thereof could materially affect the assumptions used in preparing such opinion. Roth Capital did not express any opinion as to what the value of the Parent Common Stock may be when issued or the prices at which Pointer Ordinary Shares or the Parent Common Stock may trade at any time, including following announcement or consummation of the Pointer Merger and the Investment Agreement. Roth Capital did not undertake to update, revise, reaffirm or withdraw the Roth Fairness Opinion or otherwise comment upon or consider any events occurring after the date thereof and expressly disclaimed any such obligation to update, revise, reaffirm or withdraw the Roth Fairness Opinion subsequent to the date thereof.

The Roth Fairness Opinion addressed only the fairness, from a financial point of view and as of the date thereof, of the Pointer Merger Consideration to be received by the shareholders of Pointer pursuant to the terms of the Merger Agreement and the Investment Agreement. The Roth Fairness Opinion did not express any view on any other consideration paid or received in connection with the Merger Agreement, Investment Agreement or any other Transactions by the holders of any class of securities, creditors or other constituencies of any other party. In addition, Roth Capital did not express an opinion about the fairness of the amount or nature of any compensation payable or to be paid to any of the officers, directors or employees of any party to the Merger Agreement, Investment Agreement or any related transaction, or any class of such persons. The issuance of the Roth Fairness Opinion was approved by a Roth Capital committee authorized to approve opinions of such nature.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by Roth Capital and reviewed by the Pointer board of directors in connection with the Roth Fairness Opinion and does not purport to be a complete description of the financial analyses performed by Roth Capital. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Roth Capital or of its presentation to the Pointer board of directors on March 13, 2019. Roth Capital believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Roth Fairness Opinion. In arriving at its conclusions in the Roth Fairness Opinion, Roth Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Roth Capital made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that this analysis was given greater weight than any other analysis, and the order of analyses described below does not represent the relative importance or weight given to those analyses by Roth Capital. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Roth Capital’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Roth Capital’s financial analyses. In addition, the ranges of valuations resulting from any particular analysis described below should not be taken to be Roth Capital’s view of the actual value of Pointer.

In performing its analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pointer or any other parties to the Merger Agreement or Investment Agreement. Roth Capital does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Selected Publicly Traded Comparable Companies Analysis. In order to assess how the public market values shares of publicly traded companies similar to Pointer, Roth Capital reviewed and compared certain financial information relating to Pointer with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Roth Capital deemed similar to Pointer. Although none of the selected companies is identical to Pointer, Roth Capital selected these companies because they had publicly traded equity securities and were deemed to be similar to Pointer in one or more respects, including the nature of their business, size, financial performance, geographic concentration and listing jurisdiction. The selected comparable companies were:

Company	Ticker
I.D. Systems, Inc.	IDSY
Cartrack Holdings Limited	JSE:CTK
Digi International Inc.	DGII
MiX Telematics Limited	JSE:MIX
CalAmp Corp.	CAMP
Inseego Corp.	INSG
Ituran Location and Control Ltd.	ITRN
ORBCOMM Inc.	ORBC

For Pointer and each of the selected companies, Roth Capital calculated and compared various financial multiples and ratios of Pointer and the selected comparable companies based on each respective company’s public filings for historical information and third-party research estimates for forecasted information.

In its review of the selected companies, Roth Capital considered, among other things, (i) market capitalizations (computed using closing share prices as of March 12, 2019), (ii) enterprise values (“EV”), (iii) EV as a multiple of reported revenues for the latest twelve-month period (“LTM”) as of December 31, 2018 and estimated revenues for calendar years 2019 and 2020, (iv) EV as a multiple of reported earnings before interest, tax, depreciation and amortization (“EBITDA”) for the LTM as of December 31, 2018 and estimated EBITDA for calendar years 2019 and 2020, (v) market capitalization as a multiple of reported earnings for the LTM as of December 31, 2018 and estimated earnings for calendar years 2019 and 2020, (vi) projected growth rates for calendar years 2018 to 2019 and 2019 to 2020, and (vii) LTM gross margins, EBITDA margins and net income margins. This information and the results of these analyses are summarized in the following table:

		Diluted	Share Price	Mkt. Cap	EV	EV/Revenue						EV/EBITDA						P/Earnings						Proj. Growth		LTM Margins (%)
Company	Ticker	Shares	03/12/19	03/12/19	03/12/19	LTM		CY 2019		CY 2020		LTM		CY 2019		CY 2020		LTM		CY 2019		CY 2020		18-19	19-20	Gross	EBITDA	Net
I.D. Systems, Inc.	IDSY	18.7	$6.24	$116.9	$106.3	2.0	x	1.8	x	1.6	x	NM		NM		22.7	x	NM		NM		16.4	x	12.2%	N/A	48.6	(6.3)	(11.0)
Cartrack Holdings Limited	JSE:CTK	300.0	$1.05	$314.4	$338.9	3.4	x	N/A		N/A		6.8	x	N/A		N/A		13.8	x	N/A		N/A		N/A	N/A	83.1	49.9	22.9
Digi International Inc.	DGII	32.6	$13.10	$427.4	$350.9	1.4	x	1.4	x	N/A		12.3	x	12.6	x	N/A		40.8	x	48.7	x	N/A		10.0%	NA	48.7	11.6	4.3
MiX Telematics Limited	JSE:MIX	561.8	$0.76	$425.2	$408.5	3.1	x	2.8	x	2.5	x	11.9	x	9.3	x	7.9	x	32.3	x	25.8	x	21.7	x	14.3%	11.5%	66.4	25.7	9.9
CalAmp Corp.	CAMP	36.8	$12.93	$476.3	$447.0	1.2	x	1.2	x	1.1	x	16.3	x	8.8	x	7.8	x	NM		12.8	x	10.9	x	(1.1)%	7.1%	40.9	7.3	0.6
Inseego Corp.	INSG	86.5	$5.06	$437.7	$546.2	2.7	x	2.4	x	2.0	x	NM		21.7	x	12.5	x	NM		NM		16.6	x	11.7%	21.7%	35.0	6.3	(4.0)
Ituran Location and Control Ltd.	ITRN	23.5	$34.87	$818.6	$838.5	3.3	x	2.2	x	2.0	x	10.9	x	7.8	x	7.1	x	12.7	x	12.9	x	11.7	x	43.5%	8.2%	50.3	30.4	25.5
ORBCOMM Inc.	ORBC	78.9	$6.96	$549.0	$742.5	2.7	x	2.6	x	2.4	x	19.7	x	10.3	x	8.7	x	NM		NM		NM		(0.4)%	9.0%	46.9	13.6	(9.5)

	MIN	18.7	$0.76	$116.9	$106.3	1.2	x	1.2	x	1.1	x	6.8	x	7.8	x	7.1	x	12.7	x	12.8	x	10.9	x	(1.1)%	7.1%	35.0	(6.3)	(11.0)
	25TH PCTL	30.3	$4.06	$397.5	$347.9	1.9	x	1.6	x	1.7	x	11.1	x	8.9	x	7.8	x	13.5	x	12.9	x	11.7	x	4.8%	8.2%	45.4	7.1	(5.4)
	MEDIAN	57.9	$6.60	$432.6	$427.7	2.7	x	2.2	x	2.0	x	12.1	x	9.8	x	8.3	x	23.0	x	19.3	x	16.4	x	11.7%	9.0%	48.7	12.6	2.4
	75th PCTL	139.9	$12.97	$494.5	$595.3	3.1	x	2.5	x	2.3	x	15.3	x	12.0	x	11.5	x	34.4	x	31.5	x	16.6	x	13.3%	11.5%	54.3	26.8	13.1
	MAX	561.8	$34.87	$818.6	$838.5	3.4	x	2.8	x	2.5	x	19.7	x	21.7	x	22.7	x	40.8	x	48.7	x	21.7	x	43.5%	21.7%	83.1	49.9	25.5

Pointer	PNTR	8.7	$16.44	$142.3	$141.6	1.8	x	1.5	x	1.5	x	11.4	x	8.6	x	7.9	x	20.4	x	14.2	x	12.0	x	18.9%	(80.6)%	52.7	15.9	9.0

Notes to the table:

1.	Source: Capital IQ. Projected financials based on median analyst estimates.
2.	Enterprise Value = Market Cap + Debt + Minority Interest - Cash.
3.	All EV/EBITDA multiples less than 0 and greater than 30 are considered “NM”.
4.	All P/Earnings multiples less than 0 or greater than 50 are considered “NM”.

Roth Capital noted that, although the selected companies were used for comparison purposes, no business of any selected company was either identical or directly comparable to Pointer’s business. Accordingly, Roth Capital’s comparison of selected companies to Pointer and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Pointer.

Roth Capital noted that the resulting EV to LTM revenue, EV to 2019 revenue and EV to 2020 revenue multiples at the transaction value were between the minimum and twenty-fifth (25th) percentile of the various selected publicly traded comparable company multiples. EV to LTM and 2020 EBITDA multiples at the transaction value were between the twenty-fifth (25th) and the median (50th) percentile, while the EV to 2019 EBITDA multiple was between the minimum and twenty-fifth (25th) percentile. The price to LTM, 2019 and 2020 earnings multiples were between the twenty-fifth (25th) percentile and median percentile.

Selected Precedent Transaction Analysis. Roth Capital reviewed and compared the transaction values and financial multiples paid in selected other transactions greater than $10 million in EV, primarily in the machine to machine, radio frequency identification (“RFID”), asset tracking and mobile resource management market segments, from January 1, 2014 to March 12, 2019 that had publicly available data and that Roth Capital, in the exercise of its professional judgment, determined to be relevant. For each of the selected transactions, Roth Capital calculated and compared the resulting EV in the transaction as a multiple of LTM revenue, EBITDA and earnings. Such multiples for the selected transactions were based on publicly available information at the time of the relevant transaction. The selected transactions analyzed are set forth in the following table:

Closed Date	Target	Buyers	Transaction Value ($M)	EV/LTM Rev		EV/LTM EBITDA		P/LTM E		Target Description
02/01/19	PCSYS	TECSYS	$10.3	0.9	x	-		-		Supply chain management and RFID solutions
09/13/18	Road Track	Ituran	$91.7	1.2	x	5.3	x	12.7	x	Telematics
08/06/18	TIP Trailer Services	I Squared Capital	$1,529.7	2.5	x	7.2	x	-		Fleet management services
04/18/18	Stadium Group	TT Electronics	$84.1	1.0	x	10.4	x	13.0	x	Telematics, fleet management, asset tracking
03/09/18	Unidas	Unidas - Todos os direitos	$441.7	-		-		31.1	x	Management of vehicles and fleets
03/07/18	CM Downton	EmergeVest	$104.2	0.6	x	-		-		Logistics services, fleet management
01/19/18	Cogent	COSCO Shipping	$357.7	-		-		15.1	x	Automotive logistics management services
12/07/17	Numerex	Sierra Wireless	$121.5	1.9	x	-		-		IoT solutions provider
10/10/17	West Corp	Apollo Global	$5,128.3	2.2	x	7.6	x	9.7	x	Telematics
10/03/17	Attenti	Apax Partners	$200.0	2.1	x	-		-		Asset tracking
09/15/17	Shaw Satellite	Turnpike Global	$20.0	0.8	x	-		-		Fleet managment solutions
09/12/17	Guavus	Thales	$215.0	7.2	x	-		-		Asset tracking
07/31/17	Keytroller	I.D. Systems	$12.2	1.8	x	10.0	x	-		Fleet management systems
06/01/17	International Road Dynamics	Quarterhill	$53.3	1.1	x	14.4	x	30.4	x	Vehicle telematics
04/27/17	Zetes Industries	Panasonic	$163.9	1.1	x	12.7	x	26.2	x	RFID tracking systems
03/13/17	Tatwah Smartech	Zhuhai Zhicheng	$229.0	6.2	x	NM		NM		RFID solutions for transportation
12/08/16	Shenzhen	ZTE Corporation	$105.8	1.7	x	-		13.0	x	Telematics
11/07/16	Fleetmatics	Verizon	$2,379.3	7.0	x	32.9	x	77.0	x	Fleet telematics & management
06/21/16	Trustmarque	Capita	$83.6	0.3	x	7.8	x	-		Asset management service
05/20/16	Broadspectrum	Ferrovial	$1,157.1	0.4	x	6.0	x	-		Asset management
05/13/16	Checkpoint	CCL Industries	$557.3	0.7	x	9.5	x	-		RFID solutions
03/17/16	LoJack	CalAmp	$117.2	0.9	x	18.4	x	39.9	x	Vehicle tracking solutions
03/03/16	Solera	Vista Equity	$6,752.0	5.5	x	15.2	x	-		Vehicle and property asset management
02/29/16	Contigo Systems	Vecima Networks	$10.1	2.7	x	-		-		Asset tracking solutions
01/20/16	Novero	Laird	$70.2	0.7	x	6.9	x	-		Vehicle telematics solutions
10/05/15	DigiCore	Inseego	$101.1	1.3	x	11.1	x	21.5	x	GPS/GSM fleet management
07/13/15	ClickSoftware	Francisco Partners	$421.3	3.0	x	-		-		Mobile asset tracking solutions
06/09/15	R and S	Pan-African PE	$13.2	1.6	x	-		5.4	x	RFID technology consulting
03/02/15	Datamax-O’Neil	Honeywell	$185.0	1.4	x	-		-		RFID software solutions
01/22/15	Elecsys	Lindsay	$73.0	2.4	x	18.3	x	35.3	x	M2M solutions
01/01/15	SkyWave Mobile	ORBCOMM	$130.0	1.4	x	7.9	x	16.1	x	Comm solutions for fleet mangement
10/31/14	XRS	Omnitracs	$177.8	3.4	x	28.9	x	-		Fleet management solutions
03/03/14	In Motion Tech	Sierra Wireless	$26.1	1.6	x	-		-		On board telemetry & asset tracking
01/10/14	Quest Marketing	Quest Solution	$16.0	0.4	x	14.6	x	14.3	x	RFID products

		MIN	$10.1	0.3	x	5.3	x	5.4	x
		25th PCTL	$70.9	0.9	x	7.7	x	13.0	x
		MEDIAN	$119.3	1.4	x	10.4	x	16.1	x
		75th PCTL	$325.5	2.3	x	14.9	x	30.8	x
		MAX	$6,752.0	7.2	x	32.9	x	77.0	x

		Pointer	$159.0	1.8	x	11.4	x	20.4	x

Notes to the table:

1.	Source: Capital IQ.
2.	Transactions less than $10 million were excluded from the analysis.

Roth Capital noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to Pointer’s business. Accordingly, Roth Capital’s comparison of selected companies to Pointer and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Pointer.

Roth Capital noted that the EV to LTM revenue and EV to LTM EBITDA and Price to LTM earnings multiples at the transaction value were all between the median and seventy-fifth (75th) percentile for the comparable transactions.

Premiums Paid Analysis. Roth Capital reviewed and compared the 1-day, 1-week and 4-week premiums paid for acquired U.S. listed companies. Roth Capital analyzed transactions in the industrials, technology and telecom space for U.S. listed companies from January 1, 2017 to March 12, 2019. Roth Capital compared the implied premium paid to Pointer’s shareholders relative to the premiums paid in the transactions set forth in the following table:

Closed Date	Target Name	Acquiror Name	Deal Value	Premium % 1 Day Prior	Premium % 1 Week Prior	Premium % 4 Weeks Prior
02/21/19	Command Security	Prosegur	$29.8	56.6	52.4	62.9
02/20/19	Orbotech	KLA-Tencor	$3,339.7	15.2	17.5	25.9
02/15/19	Mindbody	Vista Equity Partners LLC	$1,815.3	68.05	52.53	34.49
02/13/19	iPass	Pareteum	$21.9	75.47	45.08	63.33
02/01/19	Electro Scientific Industries Inc	MKS Instruments Inc	$1,024.1	100.9	98.5	76.4
01/31/19	Essendant Inc	Staples Inc	$481.8	17.2	31.7	33.8
01/10/19	Apptio Inc	Vista Equity Partners LLC	$1,918.0	52.9	47.5	24.9
01/10/19	Imperva Inc	Thoma Bravo LLC	$2,116.1	28.0	30.6	47.1
01/07/19	Black Box Corp	AGC Networks Pte Ltd	$16.8	26.4	17.0	10.0

01/04/19	ConvergeOne Holdings Inc	CVC Capital Partners VII LP	$946.7	46.4	39.7	32.7
01/03/19	Hortonworks Inc	Cloudera Inc	$1,872.0	2.6	(3.0)	8.2
12/25/18	RadiSys Corp	Reliance Industries Ltd	$68.1	145.7	141.9	132.4
12/21/18	XO Group Inc	WeddingWire Inc	$927.5	26.6	24.7	16.2
12/10/18	Oclaro Inc	Lumentum Holdings Inc	$1,701.1	27.2	35.0	55.8
12/06/18	JetPay Corp	NCR Corp	$90.4	146.3	153.8	197.1
12/05/18	American Railcar Industries Inc	STL Parent Corp	$1,335.9	51.2	52.5	48.7
11/14/18	magicJack VocalTec Ltd	B Riley Financial Inc	$140.3	54.2	41.6	28.6
11/07/18	WSI Industries Inc	Polaris Industries Inc	$21.6	35.9	30.8	26.7
11/05/18	CA Inc	Broadcom Inc	$18,828.2	22.7	23.3	26.8
10/31/18	RLJ Entertainment Inc	AMC Networks Inc	$43.6	9.8	9.3	8.4
10/11/18	Web.com Group Inc	Siris Capital Group LLC	$1,450.7	18.4	19.9	51.2
10/09/18	Syntel Inc	Atos SE	$3,401.7	4.8	7.9	28.1
10/01/18	Xcerra Corp	Cohu Inc	$764.7	8.5	15.7	16.6
09/14/18	Echelon Corp	Adesto Technologies Corp	$38.6	104.3	104.3	100.5
08/20/18	Mattersight Corp	NICE Ltd	$102.7	25.6	17.4	28.6
08/14/18	Xplore Technologies Corp	Zebra Technologies Corp	$66.6	48.2	53.5	89.9
08/01/18	Capella Education Co	Strayer Educ Inc	$861.7	22.5	18.8	12.0
07/06/18	Cavium Inc	Marvell Technology Group Ltd	$5,863.0	27.5	21.6	21.5
07/02/18	Hawaiian Telcom Holdco Inc	Cincinnati Bell Inc	$365.6	29.1	25.6	25.6
06/22/18	Analogic Corp	Altaris Capital Partners LLC	$1,050.1	(11.5)	(11.3)	(10.5)
06/19/18	RPX Corp	HGGC LLC	$524.3	(24.6)	(20.8)	(23.6)
06/14/18	Layne Christensen Co	Granite Construction Inc	$325.0	28.5	27.1	22.3
05/29/18	Microsemi Corp	Microchip Technology Inc	$8,107.3	7.1	11.9	11.1
05/29/18	Hardinge Inc	Investor Group	$215.0	12.1	15.4	21.1
05/21/18	CommerceHub Inc	Commercehub Inc Spv	$1,056.3	24.5	13.8	18.3
04/30/18	Siliconware Precision Industries CO LTD	ASE Industrial Holding Co Ltd	$5,404.7	0.6	5.6	(1.4)
04/05/18	Callidus Software Inc	SAP America Inc	$2,389.4	10.1	14.7	26.3
03/22/18	Key Technology Inc	Duravant LLC	$173.3	50.6	46.9	40.1
03/08/18	General Communication Inc	Liberty Interactive Corp	$1,184.3	60.7	55.6	84.0
02/01/18	Bazaarvoice Inc	Marlin Equity Partners LLC	$473.4	14.6	12.8	17.0
02/01/18	BroadSoft Inc	Cisco Systems Inc	$1,771.1	2.8	3.5	10.6
01/17/18	IXYS Corp	Littelfuse Inc	$804.2	44.2	45.6	32.2
12/07/17	Numerex Corp	Sierra Wireless Inc	$104.3	11.2	6.5	8.0
11/17/17	Lumos Networks Corp	EQT Infrastructure BV	$434.4	18.2	16.7	12.5
11/17/17	Brocade Communications Systems Inc	Broadcom Ltd	$5,535.8	13.4	44.9	34.2
11/17/17	Exa Corp	Dassault Systemes SA	$391.0	43.0	48.6	69.0
11/17/17	The Advisory Board Co	Optum Inc	$2,155.0	5.6	1.9	(4.8)
10/19/17	Landauer Inc	Fortive Corp	$648.2	9.6	8.6	10.0
10/10/17	West Corp	Apollo Global Management LLC	$1,988.2	(7.1)	(5.4)	(3.3)
09/29/17	PAREXEL International Corp	Pamplona Capital Management	$4,629.2	27.9	36.4	43.7
09/29/17	Angie’s List Inc	HomeAdvisor Inc	$505.2	44.6	40.3	40.7
09/28/17	Sevcon Inc	BorgWarner Inc	$125.7	60.8	59.7	38.4

09/25/17	ShoreTel Inc	Mitel Networks Corp	$520.6	28.2	30.4	28.2
09/15/17	WebMD Health Corp	Internet Brands Inc	$2,657.8	29.6	31.3	31.4
09/14/17	Guidance Software Inc	OpenText Corp	$238.8	2.9	1.6	6.1
08/29/17	ARI Network Services Inc	True Wind Capital Mgmt LLC	$125.8	2.0	15.3	42.0
08/28/17	Global Sources Ltd	Expo Holdings I Ltd	$478.7	66.7	60.6	119.9
08/14/17	NCI Inc	HIG Capital LLC	$271.0	(5.2)	(4.5)	1.5
08/14/17	MRV Communications Inc	ADVA Optical Networking SE	$68.0	1.5	8.1	11.7
08/07/17	EnerNOC Inc	Enel Green Power N America	$239.4	42.0	28.9	39.5
07/28/17	Rightside Group Ltd	Donuts Inc	$205.9	8.7	9.3	18.0
07/21/17	Covisint Corp	OpenText Corp	$100.1	24.4	53.1	35.4
06/27/17	LMI Aerospace Inc	Sonaca SA	$190.9	51.4	57.1	55.5
06/22/17	MOCON Inc	AMETEK Inc	$187.4	38.6	33.9	36.1
06/16/17	Tangoe Inc	Marlin Management Company LLC	$229.7	(21.0)	(18.6)	(16.6)
06/12/17	Jive Software Inc	Wave Systems Corp	$420.6	4.0	5.0	20.7
05/26/17	Ultratech Inc	Veeco Instruments Inc	$769.5	10.4	10.1	18.1
05/23/17	RetailMeNot Inc	Harland Clarke Holdings Corp	$560.3	49.7	45.9	38.1
05/11/17	EXAR Corp	MaxLinear Inc	$692.8	22.4	25.0	20.5
04/21/17	Air Methods Corp	American Securities LLC	$1,568.1	20.5	18.5	23.2
04/18/17	IXIA	Keysight Technologies Inc	$1,654.9	18.7	22.4	22.4
04/13/17	B/E Aerospace Inc	Rockwell Collins Inc	$8,200.8	(30.3)	(27.7)	(27.7)
04/13/17	KongZhong Corp	Linkedsee Ltd	$269.4	19.1	7.3	29.6
03/30/17	Mentor Graphics Corp	Siemens AG	$4,314.7	35.4	40.7	61.1
03/21/17	G&K Services Inc	Cintas Corp	$1,960.2	18.7	21.8	23.7
03/10/17	Linear Technology Corp	Analog Devices Inc	$14,375.6	23.9	24.2	33.3
02/28/17	Lionbridge Technologies Inc	HIG Capital LLC	$353.6	3.2	11.5	17.4
02/27/17	EarthLink Holdings Corp	Windstream Holdings Inc	$624.8	(4.8)	3.5	(5.7)
02/24/17	Intersil Corp	Renesas Electronics Corp	$3,260.7	43.9	47.5	58.3
02/17/17	Blue Nile Inc	Blue Nile Inc SPV	$478.9	33.9	16.7	14.4
02/10/17	Inteliquent Inc	Onvoy Inc	$791.7	37.2	41.4	38.1
01/26/17	Applied Micro Circuits Corp	MACOM Technology Solutions Hol	$761.3	15.3	12.2	39.8
01/11/17	e-Future Holding Inc	Shiji Hong Kong Ltd	$16.6	17.8	4.4	8.0
01/06/17	Datalink Corp	Insight Enterprises Inc	$267.9	19.3	18.7	5.4

		MIN	$16.6	(30.3)	(27.7)	(27.7)
		25th PCTL	$212.7	9.8	9.9	12.4
		MEDIAN	$592.6	23.3	22.1	26.5
		75th PCTL	$1,782.1	43.2	42.4	39.9
		MAX	$18,828.2	146.3	153.8	197.1

		Pointer	$142.3	13.4	17.6	25.8

Notes to the table:

1.	Source: Thomson Eikon.
2.

Transactions less than $10 million were excluded from the analysis.

All three premium metrics, i.e. the 1-day, 1-week and 4-week premium to Pointer’s stock price prior to March 12, 2019, were between the twenty-fifth (25th) percentile and median percentile of the data set.

Discounted Cash Flow Analysis. Roth Capital performed a discounted cash flow analysis on Pointer by calculating ranges of the estimated net present value of the unlevered, after-tax free cash flows of Pointer. Pointer provided forecasted financials from calendar year 2019 to calendar year 2023. All of the information used in Roth Capital’s analysis was based on publicly available sources and the financial projections provided by Pointer’s management. The following table sets forth the free cash flows and implied per share calculations used in Roth Capital’s analysis:

Notes to the table:

1.	Assumes a valuation date of 01/01/19 and a mid-year discount period.
2.	NOPAT = EBIT x (1-Tax Rate), where Tax Rate = 21%.
3.	Exit EBITDA multiple taken from median on precedent transactions.

In performing its discounted cash flow analysis, Roth Capital calculated ranges of the estimated present values of the unlevered, after-tax free cash flows of Pointer forecasted to generate for 2019 to 2023 by applying discount rates ranging from 19.7% to 23.7%, reflecting Roth Capital’s estimates of the weighted-average cost of capital (“WACC”). The WACC was calculated by adding (i) the estimated market value of equity as a percentage of the total market value of Pointer’s capital multiplied by Pointer’s estimated cost of equity, and (ii) the estimated market value of debt as a percentage of the total market value of Pointer’s capital multiplied by Pointer’s estimated after-tax market cost of debt. The estimated market value of Pointer’s debt and equity were calculated using the average debt to equity ratios of the comparable companies. The estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the betas of comparable companies, the risk-free rate, a historical equity market risk premium and a historical small capitalization risk premium, which risk premiums were sourced from the 2017 Valuation Handbook. The cost of equity also included a country risk premium which was derived by subtracting the yield on Israeli 15-year jubilee bonds from the extrapolated U.S. 15-year bond yield. The estimated cost of debt was provided by Pointer’s management. The following table sets forth Pointer’s WACC calculation:

Roth Capital used all the companies used in the public comparable companies list to calculate the portfolio beta.

Roth Capital calculated an implied exit EV for Pointer by multiplying the EBITDA in 2023 to various EBITDA exit multiples ranging from 8.4x to 12.4x. This implied exit EV was then discounted back to January 1, 2019 using WACC ranges from 19.7% to 23.7%. The present values of the annual free cash flows generated from 2019 to 2023 were also added back to the discounted EV to get an implied EV as of January 1, 2019. Roth Capital then subtracted debt and added cash to derive an equity value which was then divided by diluted shares outstanding to arrive at an implied price per share analysis. The table below summarizes the per share analysis:

WACC
		19.7%	20.7%	21.7%	22.7%	23.7%
	8.4x	$15.82	$15.31	$14.83	$14.37	$13.93
	9.4x	$17.06	$16.50	$15.97	$15.46	$14.98
EBITDA Exit Multiple	10.4x	$18.30	$17.69	$17.11	$16.56	$16.03
	11.4x	$19.53	$18.88	$18.25	$17.65	$17.08
	12.4x	$20.77	$20.07	$19.39	$18.75	$18.13

Roth Capital noted that the implied offer per share was within the range of values calculated for Pointer.

5-Year Trading History. Roth Capital reviewed Pointer’s 5-year stock price performance prior to March 13, 2019 compared to the implied offer. Highlights of the trading history are set forth in the chart below:

Based on historical trading data, the implied offer price was near the high of previous stock price activity.

Notes to the Chart:

1.	Source: CapitalIQ

Pro Forma Combined Companies Analysis. In addition to the aforementioned analysis, Roth Capital also conducted a per share analysis of the combined company valuation based upon calendar year projections from 2019 to 2021 provided by the management of Pointer and I.D. Systems. Roth Capital used the same valuation methodologies described above to extrapolate the pro forma implied value of the Parent Common Stock to be received by the shareholders of Pointer pursuant to the Merger Agreement. Specifically, Roth Capital used EV to revenue, EV to EBITDA and Price to earnings multiples for the combined company to calculate an implied pro forma combined company price per share based on public comparable companies and precedent transactions in the space. The public comparable companies were the same companies used previously to calculate values for Pointer, with the addition of I.D. Systems to the comparable group. The precedent transactions were the same transactions used in the valuation of Pointer Ordinary Shares. Roth Capital also undertook a discounted cash flow valuation based on combined company numbers. Summaries of the analyses are set forth in the tables below:

Notes to the table:

1) Assumes a valuation date of 01/01/19 and a mid-year discount period.

2) NOPAT = EBIT x (1-Tax Rate), where Tax Rate = 25%.

3) Assumes NWC changes = 5% of change in revenue.

4) Taken from median on precedent transactions.

5) Debt = $30 million term loan and $10 million revolver.

6) Cash = Pointer + I.D. Systems + Debt Issuance + Infusion from Investors - Cash Payout - Pointer debt paydown

The median valuation of the pro forma combined company based on the treasury stock method of shares outstanding post acquisition came out to $8.34 per share. This median value includes all valuation ranges provided in the above table.

The companies Roth Capital used to calculate portfolio beta for the combined company included the same companies used to calculate portfolio beta for Pointer’s WACC calculation, with the addition of Pointer itself to round out the portfolio. Given the U.S. based management team of the combined company, Roth Capital also removed the country risk premium that was applied to calculate Pointer’s WACC. Using exit EBITDA multiples of 8.4x to 12.4x and WACC ranges between 15.6% to 19.6%, Roth Capital calculated an implied discounted cash flow valuation of $7.83 to $11.38 per share of the pro forma combined company. This range was above the I.D. Systems stock price on March 12, 2019.

General

As described above, the Roth Fairness Opinion was only one of many factors considered by the Pointer board of directors in making its determination to approve the Pointer Merger. Roth Capital was not requested to and did not solicit any expressions of interest from any other parties with respect to any acquisition of, or any other business combination with, Pointer.

The Pointer board of directors engaged Roth Capital based on Roth Capital’s qualifications, experience and reputation and Pointer’s past relationship with Roth Capital. Roth Capital is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the two years prior to the date of the Roth Fairness Opinion, Roth Capital provided financing services and financial advisory services to Pointer in connection with the contemplated Pointer Merger, but did not receive any fees from Pointer in connection with such services. Roth Capital may also seek to provide financial advisory and financing services to Pointer or I.D. Systems or their respective affiliates or other parties to the Merger Agreement or Investment Agreement in the future and would expect to receive fees for the rendering of such services.

In connection with its engagement by the Pointer board of directors, Roth Capital agreed to receive a fee of $190,000 upon the delivery of the Roth Fairness Opinion, which is payable in cash. This fee was determined by Roth Capital and proposed to the Pointer board of directors. In addition, Roth Capital is entitled to receive an advisory fee for its services as financial advisor to Pointer in connection with the Transactions equal to $50,000, which advisory fee is contingent upon the completion of the Transactions. The advisory fee is independent of any consideration for issuance of the Roth Fairness Opinion. Pointer has agreed to indemnify Roth Capital against certain liabilities and to reimburse $20,000 to Roth Capital for certain expenses in connection with its services. In the ordinary course of business, Roth Capital and its affiliates may acquire, hold or sell, for Roth Capital’s and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Pointer and the other parties to the Merger Agreement and Investment Agreement, and, accordingly, may at any time hold a long or a short position in such securities.

Interests of I.D. Systems Directors and Executive Officers in the Transactions

In considering the recommendation of the board of directors of I.D. Systems, you should be aware that certain directors and executive officers of I.D. Systems may have interests in the Transactions that may be different from, or in addition to, the interests of I.D. Systems stockholders generally. The I.D. Systems board of directors was aware of, and considered, these interests, among other matters, in evaluating and approving the Agreements and the Transactions, and in recommending to I.D. Systems stockholders that the Transactions be approved. These interests are described in more detail below, and certain of them are quantified in the section entitled “—Quantification of Potential Payments and Benefits to I.D. Systems’ Named Executive Officers in Connection with the Transactions.” The Transactions may be deemed to be a “change in control” for purposes of certain severance agreements described below, but will not be deemed to be a “change in control” for purposes of the I.D. Systems Equity Plans.

Equity Compensation

Transaction-Related Grants

In connection with the Transactions, on March 13, 2019, the I.D. Systems board of directors approved the grant of options to purchase 350,000 shares of I.D. Systems Common Stock to Chris Wolfe, I.D. Systems’ Chief Executive Officer, and the grant of options to purchase 150,000 shares of I.D. Systems Common Stock to Ned Mavrommatis, I.D. Systems’ Chief Financial Officer (the “Signing Bonus Options”). The Signing Bonus Options have an exercise price of $6.28 per share and will vest as to (i) 75% of such options on the attainment of an adjustment EBITDA (as such term is defined by the I.D. Systems compensation committee of the I.D. Systems board of directors) target of $31.5 million for the fiscal year ending December 31, 2020 (the “2020 EBITDA Target”), with a pro rata portion vesting upon the attainment of at least 85% of the 2020 EBITDA Target, and (ii) 25% of such options on the attainment of an adjustment EBITDA target of $42.5 million for the fiscal year ending December 31, 2021 (the “2021 EBITDA Target”), with a pro rata portion vesting upon the attainment of at least 85% of the 2021 EBITDA Target. The Signing Bonus Options are not exercisable until 180 days following each vesting date. Vesting of the Signing Bonus Options will accelerate in the event of a change of control of Parent involving a valuation implying a price per share of Parent Common Stock of at least $9. The Signing Bonus Options will automatically expire if the Merger Agreement or the Investment Agreement is terminated. The Signing Bonus Options are subject to the terms of the I.D. Systems 2018 Plan.

On March 13, 2019, the I.D. Systems board of directors also approved the grant of options to purchase an aggregate of 500,000 shares of I.D. Systems Common Stock (the “Closing Bonus Options”), which will consist of grants to Messrs. Wolfe and Mavrommatis in amounts to be determined and approved by the I.D. Systems compensation committee of the I.D. Systems board of directors. The Closing Bonus Options will have an exercise price equal to the higher of $6.00 per share or the closing price of I.D. Systems Common Stock on the closing date of the Transactions and will vest (i) as to 75% of such options on the attainment of the 2020 EBITDA Target, with a pro rata portion vesting upon the attainment of at least 85% of the 2020 EBITDA Target, and (ii) 25% of such options on the attainment of the 2021 EBITDA Target, with a pro rata portion vesting upon the attainment of at least 85% of the 2021 EBITDA Target. The Closing Bonus Options are not exercisable until 180 days following each vesting date. Vesting of the Closing Bonus Options will accelerate in the event of a change of control of Parent involving a valuation implying a price per share of Parent Common Stock of at least $9. The Closing Bonus Options will automatically expire upon the failure to obtain stockholder approval of an amendment to the I.D. Systems 2018 Plan to increase the number of shares available thereunder within one year of the grant date. The Closing Bonus Options will be subject to the terms of the I.D. Systems 2018 Plan.

Treatment of I.D. Systems Stock Options

At the I.D. Systems Merger Effective Time, each option to purchase shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems Equity Plans held by I.D. Systems’ non-employee directors and executive officers, whether or not vested or exercisable, will be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions (including vesting schedule and exercise price) as applied to such option immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such option.

Treatment of I.D. Systems Restricted Stock Awards

At the I.D. Systems Merger Effective Time, each restricted stock award with respect to shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems Equity Plans held by I.D. Systems’ non-employee directors and executive officers, whether or not vested, will be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions (including vesting schedule) as applied to such I.D. Systems restricted stock award immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such restricted stock award of I.D. Systems.

Severance Agreements

Each of I.D. Systems’ named executive officers is party to a severance agreement with I.D. Systems that provides for certain severance and change in control benefits on a covered termination. The payments and benefits that the named executive officers may receive on a covered termination, including the potential value of such payments and benefits, are described below and further quantified in the section entitled “—Quantification of Potential Payments and Benefits to I.D. Systems’ Named Executive Officers in Connection with the Transactions” and do not reflect compensation actions that may occur before the I.D. Systems Merger Effective time.

Chris Wolfe Severance Agreement

On August 20, 2018, I.D. Systems entered into a severance agreement with Chris Wolfe, which provides that, subject to Mr. Wolfe’s delivery of a general release, Mr. Wolfe will be entitled to the following severance payments and benefits upon (i) the termination of Mr. Wolfe’s employment by I.D. Systems without “cause” (as defined in the severance agreement) or (ii) the termination of Mr. Wolfe’s employment by I.D. Systems without cause or Mr. Wolfe’s resignation for “good reason” (as defined in the severance agreement) within 6 months following a “change in control event” (as defined in the severance agreement):

●	cash payments either (i) at the rate of Mr. Wolfe’s annual base salary, in the event of a termination without cause, or (ii) at twice the rate of his annual base salary, in the event of a termination without cause or resignation for good reason within 6 months of a change in control event, in each case, as in effect immediately prior to such termination of employment, for a period of 12 months following termination of employment;

●	a waiver of any remaining portion of Mr. Wolfe’s healthcare continuation payments under COBRA for 12 months following termination, provided that Mr. Wolfe timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment;

●	partial accelerated vesting of Mr. Wolfe’s previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of I.D. Systems Equity Plans shall continue to govern acceleration of vesting in the event of a change of control as defined in such plan); and

●	in the event of a termination without cause or resignation for good reason within 6 months of a change in control event, a pro rata portion of any bonus that would have been payable to Mr. Wolfe with respect to the year of termination based on the achievement of predetermined objectives used to determine I.D. Systems’ performance.

Ned Mavrommatis Severance Agreement

On September 11, 2009, I.D. Systems entered into a severance agreement with Ned Mavrommatis, which provides that, subject to Mr. Mavrommatis’ delivery of a general release, Mr. Mavrommatis will be entitled to the following severance payments and benefits upon (i) the termination of Mr. Mavrommatis’ employment by I.D. Systems other than a termination for “cause” (as defined in the severance agreement); or (ii) Mr. Mavrommatis’ resignation for “good reason” (as defined in the severance agreement) within 6 months following a “change in control event” (as defined in the severance agreement):

●	cash payment at the rate of Mr. Mavrommatis’ annual base salary as in effect immediately prior to such termination of employment, for a period of 12 months following termination of employment,

●	a waiver of any remaining portion of Mr. Mavrommatis’ healthcare continuation payments under COBRA for 12 months following termination, provided that Mr. Mavrommatis timely elects COBRA coverage and continues to make contributions for such coverage equal to his contribution amount in effect immediately preceding the date of his termination of employment, and

●	partial accelerated vesting of Mr. Mavrommatis’ previously granted stock options and restricted stock awards, such that (to the extent not already then vested) a portion of these awards shall vest and/or become exercisable, in each case on a pro-rated basis that takes into account the number of months elapsed since the date of grant as compared to the scheduled vesting date (provided that the terms of I.D. Systems Equity Plans shall continue to govern acceleration of vesting in the event of a change of control as defined in such plan).

Quantification of Potential Payments and Benefits to I.D. Systems’ Named Executive Officers in Connection with the Transactions

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of I.D. Systems that is based on, or otherwise relates to, a change in control transaction. The Transactions may be deemed to be a “change in control” for purposes of certain severance agreements described above, but will not be deemed to be a “change in control” for purposes of the I.D. Systems Equity Plans.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur before completion of the Transactions (including, without limitation, the vesting of certain I.D. Systems equity awards held by executive officers as of the assumed effective time of July 22, 2019 upon the occurrence of the applicable regularly scheduled vesting date). For purposes of calculating such amounts, the following assumptions were used:

●	The relevant price per share of I.D. Systems Common Stock is $5.97, which is the average closing price per share of I.D. Systems Common Stock as reported on the Nasdaq Global Market over the first five business days following the first public announcement of the Transactions on March 13, 2019;

●	The I.D. Systems Merger Effective Time is July 22, 2019, which is the assumed date of the closing of the Transactions solely for purposes of the disclosure in this section; and

●	The employment of each named executive officer of I.D. Systems was terminated by I.D. Systems without “cause” or due to the officer’s resignation for “good reason” (as such terms are defined in the relevant severance agreements), in either case, immediately following the assumed effective time of July 22, 2019.

Golden Parachute Compensation
Named Executive Officer(1)	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
Chris Wolfe	700,013	821,595	21,845	1,543,453
Ned Mavrommatis	300,000	385,650	31,703	717,353

(1)	This table does not include Michael L. Ehrman, former Chief Technology Officer of I.D. Systems, who resigned from his position on March 14, 2019 and is not entitled to any enhanced compensation and benefits in connection with the Transactions.

(2)

Cash. Consists of (i) in the case of Mr. Wolfe, (A) cash severance payments equal to two times Mr. Wolfe’s annual base salary, and (B) a pro rata portion of the bonus that would have been payable to Mr. Wolfe, and (ii) in the case of Mr. Mavrommatis, cash severance payments equal to Mr. Mavrommatis’s annual base salary. The cash severance payments are “double trigger” and become payable upon (i) in the case of Mr. Wolfe, the termination of Mr. Wolfe’s employment by I.D. Systems without cause within six months following a change in control event or Mr. Wolfe’s resignation for good reason within six months following a change in control event, and (ii) in the case of Mr. Mavrommatis, Mr. Mavrommatis’ resignation for good reason within six months following a change in control. Mr. Mavrommatis is also entitled to cash severance payments equal to the amount of his annual salary upon the termination of his employment by I.D. Systems without cause. The cash severance payments are made as a series of separate payments in accordance with I.D. Systems’ standard payroll practices. The prorated bonus payments are “double trigger” and become payable to Mr. Wolfe upon the termination of Mr. Wolfe’s employment by I.D. Systems without cause within six months following a change in control event or Mr. Wolfe’s resignation for good reason within six months following a change in control event. The estimated amounts of cash severance and prorated bonus payments (assuming for purposes of this estimate that the bonus that would have been payable to Mr. Wolfe with respect to 2019 equals the aggregate amount of bonus that was paid to Mr. Wolfe with respect to 2018) are shown in the following table:

Named Executive Officer	Cash Severance ($)	Prorated Bonus ($)	Total ($)
Chris Wolfe	650,000	50,013	700,013
Ned Mavrommatis	300,000	N/A	300,000

The actual bonus compensation payable to Mr. Wolfe with respect to 2019 will be based on I.D. Systems’ annual and quarterly results with respect to revenue growth and operating income pursuant to the terms of I.D. Systems’ Executive Incentive Plan.

(3)	Equity. Consists of accelerated vesting of unvested options and restricted stock awards upon a change in control. With respect to options and restricted stock awards granted under the I.D. Systems 2018 Plan, this accelerated vesting is a “double trigger” benefit and is triggered only upon a change in control and the named executive officer’s termination by I.D. Systems without cause or termination of employment for good reason, in each case within one year following such change in control. The estimated value of each such benefit under the I.D. Systems 2018 Plan is shown in the following table:

Named Executive Officer	I.D. Systems Options ($)	I.D. Systems Restricted Stock Awards ($)	Total ($)
Chris Wolfe	-	104,367	104,367
Ned Mavrommatis	-	59,807	59,807

With respect to options and restricted stock awards granted under the I.D. Systems, Inc. 2007 Equity Compensation Plan, this accelerated vesting is a “single trigger” benefit and is triggered only upon a change in control. The estimated value of each such benefit under the I.D. Systems, Inc. 2007 Equity Compensation Plan is shown in the following table:

Named Executive Officer	I.D. Systems Options ($)	I.D. Systems Restricted Stock Awards ($)	Total ($)
Chris Wolfe	-	-	-
Ned Mavrommatis	-	49,754	49,754

With respect to options and restricted stock awards granted under the I.D. Systems, Inc. 2015 Equity Compensation Plan, the compensation committee of the I.D. Systems board of directors may, in its discretion and without the need for the consent of any recipient of an award, accelerate the vesting of any or all outstanding options and restricted stock awards. The estimated value of each such benefit under the I.D. Systems, Inc. 2015 Equity Compensation Plan is shown in the following table (assuming that the compensation committee of the I.D. Systems board of directors determines to accelerate the vesting of all outstanding options and restricted stock awards in connection with a change in control):

Named Executive Officer	I.D. Systems Options ($)	I.D. Systems Restricted Stock Awards ($)	Total ($)
Chris Wolfe	101,500	615,728	717,228
Ned Mavrommatis	12,000	264,089	276,089

The estimated value of the Signing Bonus Options and the Closing Bonus Options is $0 as the exercise price of such options is greater than the assumed market price of I.D. Systems Common Stock of $5.97.

(4)	Perquisites/Benefits. Consists of estimated value of waiver of COBRA continuation payments for a period of up to twelve months following termination. Such benefits are “double trigger” and are provided only upon (i) in the case of Mr. Wolfe, the termination of Mr. Wolfe’s employment by I.D. Systems without cause within six months following a change in control event or Mr. Wolfe’s resignation for good reason within six months following a change in control event, and (ii) in the case of Mr. Mavrommatis, Mr. Mavrommatis’ resignation for good reason within six months following a change in control. Mr. Mavrommatis is also entitled to such benefits upon the termination of his employment by I.D. Systems without cause.

Interests of Pointer Directors and Executive Officers in the Transactions

In considering the recommendation of the Pointer board of directors, Pointer shareholders should be aware that some Pointer directors and executive officers may have interests in the Transactions that may be different from, or in addition to, the interests of Pointer shareholders generally. These interests include:

The Board of the combined company will be comprised of seven members, including Pointer’s Chief Executive Officer, Mr. David Mahlab. Mr. David Mahlab will be entitled to rights of indemnification and directors’ and executive officers’ liability insurance by Parent and the surviving corporations. See “The Merger Agreement—Indemnification and Insurance” beginning on page 136 of this joint proxy statement/prospectus.

Pointer also undertook to pay special success bonuses in the aggregate amount of $750,000, in either cash or Pointer RSUs, to Mr. David Mahlab, Mr. Yaniv Dorani and Mr. Ilan Goldstein in connection with the Pointer Merger, each of which will be granted immediately prior to and contingent upon the occurrence of the closing of the Pointer Merger, as provided for in more detail in Pointer Proposal 2.

Parent has undertook to grant long-term retention plans to Mr. David Mahlab and Mr. Yaniv Dorani, whereby contingent upon the closing of the Pointer Merger and approval of both the Parent board of directors and compensation committee, each of them will be entitled to Parent restricted stock units and options. In addition, Pointer has been advised that Mr. Mahlab has agreed with I.D. Systems’ management that his compensation package will be identical in all respects to the compensation package of Mr. Chris Wolfe.

Also, the full acceleration of all the options and restricted stock units previously granted to Mr. David Mahlab and Mr. Yaniv Dorani (other than the restricted stock units subject to Pointer Proposal 2) will be triggered by the closing of the Pointer Merger, pursuant to the terms of such securities.

Certain Governance Matters Following the Transactions

Following the consummation of the Transactions, Parent’s board of directors will consist of seven members, comprised of two representatives from the Investors, Anders Bjork and John Hunt, and Chris Wolfe, Michael Brodsky, Michael Casey, Charles Frumberg, and David Mahlab. The executive officers of Parent will be: Chris Wolfe - Chief Executive Officer, David Mahlab - Chief Executive Officer International, Ned Mavrommatis - Chief Financial Officer and Yaniv Dorani – Deputy to Chief Executive Officer International. Pursuant to the Parent Charter, for so long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two Series A Directors to the board of directors and any committee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one director to the board of directors. For so long as any shares of Series A Preferred Stock remain outstanding, and if there are no Series A Directors on the board of directors, the holders of the Series A Preferred Stock shall be entitled to designate one non-voting observer to the Parent board of directors and committees and subcommittees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee.

Accounting Treatment

The Pointer Merger and the I.D. Systems Merger, taken together, will be accounted for by applying the acquisition method, which requires the determination of the accounting acquirer, the acquisition date, the fair value of the purchase consideration to be transferred, the fair value of assets and liabilities of the acquiree and the measurement of goodwill.

ASC Topic 805-10, “Business Combinations — Overall” (“ASC 805-10”) provides that in identifying the acquiring entity in a business combination effected primarily through an exchange of equity interests, the acquirer is usually the entity that issues equity interests but all pertinent facts and circumstances must be considered in determining the acquirer. Other pertinent facts and circumstances to consider include the relative voting rights of the shareholders of the constituent companies in the combined entity, the composition of the board of directors and senior management of the combined company, the relative size of each company and the terms of the exchange of equity interests in the business combination, including payment of any premium.

Although Parent will issue equity interests in the Pointer Merger and the I.D. Systems Merger, since it is a new entity formed solely to issue these equity interests to effect the Transactions, it would not be considered the acquirer and one of the combining entities that existed before the Pointer Merger and the I.D. Systems Merger must be identified as the acquirer.

I.D. Systems will be considered the accounting acquirer and Pointer will be considered the accounting acquiree since I.D. Systems’ stockholders will have a majority of the voting power of the combined company following the Transactions, I.D. Systems’ management team will represent a majority of the senior leadership roles in the combined company and its board members will have larger proportional representation. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Pointer Merger and the I.D. Systems Merger. Under the acquisition method of accounting, I.D. Systems will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as incurred.

No Appraisal Rights

In general, appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.

Appraisal rights are not available to holders of I.D. Systems Common Stock or holders of Pointer Ordinary Shares in connection with the Transactions.

CERTAIN TAX CONSEQUENCES OF THE TRANSACTIONS

This section contains a general discussion of the material tax consequences of the Transactions. The discussion below does not address the treatment of compensatory equity awards.

The discussion below is not a substitute for an individual analysis of the tax consequences of the Transactions or post-Transactions ownership and disposition of shares of Parent. You should consult your own tax advisor regarding the particular U.S. federal, state and local, Israeli and other non-U.S. tax consequences of these matters in light of your particular situation.

Material U.S. Federal Income Tax Consequences of the Transactions

The following is a summary of the material U.S. federal income tax consequences of the Transactions that may be relevant to U.S. holders and non-U.S. holders (each as defined below) of I.D. Systems Common Stock and Pointer Ordinary Shares.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of I.D. Systems Common Stock or Pointer Ordinary Shares, as applicable, that is:

●	a citizen or individual resident of the United States;

●	a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions under the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of I.D. Systems Common Stock or Pointer Ordinary Shares, as applicable, that is neither a U.S. holder, a partnership or other entity classified as a partnership for U.S. federal income tax purposes, nor a person that holds (or has held, directly or constructively, at any time during the five-year period ending on the date of the Transactions) five percent or more of the outstanding I.D. Systems Common Stock or Pointer Ordinary Shares (except as specifically provided below).

This discussion is limited to holders that hold their shares of I.D. Systems Common Stock or Pointer Ordinary Shares as capital assets within the meaning of Section 1221 of the Code and does not purport to be a complete analysis of all potential tax effects of the Transactions. It also does not address all aspects of U.S. federal income taxation that may be important to a holder in light of that holder’s particular circumstances or to a holder subject to special rules, such as:

●	holders subject to special treatment under U.S. federal income tax laws (for example, brokers or dealers in securities, financial institutions, mutual funds, real estate investment trusts, insurance companies, or tax-exempt organizations);

●	a holder that holds I.D. Systems Common Stock or Pointer Ordinary Shares as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction strategy;

●	a U.S. holder whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	a holder that is a “controlled foreign corporation” or “passive foreign investment company”;

●	a holder that is a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

●	a holder that holds I.D. Systems Common Stock or Pointer Ordinary Shares through a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

●	a holder who acquired I.D. Systems Common Stock or Pointer Ordinary Shares pursuant to the exercise of options or rights or otherwise as compensation or through a tax-qualified retirement plan; or

●	a holder that owns more than five percent of the outstanding I.D. Systems Common Stock or Pointer Ordinary Shares (except as specifically provided below).

In addition, this discussion does not address any non-income tax considerations (such as gift or estate tax), the alternative minimum tax, the Medicare tax on certain investment income, or any state, local or foreign tax consequences of the Transactions.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly with retroactive effect. This discussion assumes that the Transactions will be completed in accordance with the terms of the Agreements. None of Parent, I.D. Systems or Pointer has requested, or intends to request, any ruling from the IRS as to the U.S. federal income tax consequences of the Transactions. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each I.D. Systems shareholder and each Pointer shareholder should consult its tax advisor with respect to the particular tax consequences of the Transactions to such holder, including the consequences if the IRS successfully challenges the intended tax treatment of the Transactions (as described below).

Intended Tax Treatment of the Transactions Generally

It is the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP, counsel to I.D. Systems, that, with respect solely to the holders of I.D. Systems Common Stock, the exchange by U.S. holders and non-U.S. holders of I.D. Systems Common Stock for an equivalent number of shares of Parent Common Stock pursuant to the I.D. Systems Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and, taken together with the Pointer Merger and the Preferred Investment, as a transaction described in Section 351 of the Code.

The exchange by U.S. holders and non-U.S. holders of Pointer Ordinary Shares for Parent Common Stock and cash consideration, taken together with the I.D. Systems Merger and the Preferred Investment, is intended to qualify as a transaction described in Section 351 of the Code.

Tax Consequences to U.S. Holders and Non-U.S. Holders of I.D. Systems Common Stock

Based on the opinion (as set forth in Exhibit 8.1 to the registration statement of which this joint proxy statement/prospectus forms a part) of Olshan Frome Wolosky LLP, with respect solely to the holders of I.D. Systems Common Stock, that the I.D. Systems Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the I.D. Systems Merger to a U.S. holder or a non-U.S. holder of I.D. Systems Common Stock will be as follows:

●	no gain or loss will be recognized by such holder upon the exchange of its I.D. Systems Common Stock for Parent Common Stock in the I.D. Systems Merger;

●	the aggregate basis of the Parent Common Stock received in the I.D. Systems Merger by such holder will be the same as the aggregate basis of the I.D. Systems Common Stock surrendered in exchange therefor; and

●	such holder’s holding period in the Parent Common Stock received in the I.D. Systems Merger will include the holding period of the I.D. Systems Common Stock surrendered in exchange therefor.

Tax Consequences to U.S. Holders of Pointer Ordinary Shares

Assuming the Pointer Merger, taken together with the I.D. Systems Merger and the Preferred Investment, qualifies as a transaction described in Section 351 of the Code, the U.S. federal income tax consequences of the Pointer Merger to a U.S. holder of Pointer Ordinary Shares will be as follows:

●	gain, but not loss, will be recognized by such U.S. holder as a result of the exchange of its Pointer Ordinary Shares for Parent Common Stock and cash consideration in the Pointer Merger in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the Parent Common Stock and cash received by the U.S. holder exceeds such U.S. holder’s tax basis in its Pointer Ordinary Shares surrendered in exchange therefor, and (2) the amount of cash received by such U.S. holder in the Pointer Merger;

●	the aggregate basis of the Parent Common Stock received in the Pointer Merger by such U.S. holder will be the same as the aggregate basis of the Pointer Ordinary Shares surrendered in exchange therefor, decreased by the amount of any cash received and increased by the amount of any gain recognized; and

●	such U.S. holder’s holding period in the Parent Common Stock received in the Pointer Merger will include the holding period of the Pointer Ordinary Shares surrendered in exchange therefor.

If a U.S. holder acquired different blocks of Pointer Ordinary Shares at different times or at different prices, any gain or loss will be determined separately with respect to each block of Pointer Ordinary Shares that is surrendered in the Pointer Merger and such U.S. holder’s basis and holding period in its shares of Parent Common Stock may be determined with reference to each block of Pointer Ordinary Shares. Any such holders should consult their tax advisors regarding the manner in which cash consideration and Parent Common Stock received in the exchange should be allocated among different blocks of Pointer Ordinary Shares and with respect to identifying the bases or holding periods of the particular shares of Parent Common Stock received in the Pointer Merger.

Gain that a U.S. holder of Pointer Ordinary Shares recognizes in connection with the Pointer Merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holder has held (or is treated as having held) its Pointer Ordinary Shares for more than one year as of the date of the Pointer Merger. Long-term capital gain of certain non-corporate U.S. holders, including individuals, is generally taxed at preferential rates.

Tax Consequences to Non-U.S. Holders of Pointer Ordinary Shares

A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized or amount realized in connection with the Pointer Merger unless:

●	any such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is triggered and certain other conditions are met; or

●	Pointer is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Pointer Merger or the non-U.S. holder’s holding period for Pointer Ordinary Shares, and, as described below, the non-U.S. holder owns or is deemed to own more than five percent of Pointer’s outstanding Ordinary Shares during that same period.

In the case of the first bullet point above, gain generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder described in the first bullet that is a corporation also may be subject to an additional branch profits tax at a rate of thirty percent (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

In the case of the second bullet point above, gain will be subject to U.S. federal income tax at a thirty percent rate (or such lower rate as may be specified by an applicable income tax treaty) but may be offset by U.S. source capital losses, if any, of the non-U.S. holder, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Regarding the third bullet point above, Pointer would be a USRPHC if the fair market value of its “U.S. real property interests” (within the meaning of Section 897(c)(1) of the Code) equals or exceeds fifty percent of the fair market value of all of Pointer’s real property interests, plus any other of its assets which are used or held for use in a trade or business. So long as Pointer Ordinary Shares are considered to be regularly traded on an established securities market, a non-U.S. holder who has never beneficially owned (or been deemed to own under certain attribution rules) more than five percent of the Pointer Ordinary Shares generally will not be subject to U.S. federal income or withholding tax solely as a result of Pointer’s USRPHC status and a non-U.S. holder who has beneficially owned (or been deemed to own under certain attribution rules) more than five percent of the Pointer Ordinary Shares generally is subject to U.S. federal income tax under the rules described above as if it were a U.S. Holder. Although there can be no assurances in this regard, Pointer does not believe that it is or was a USRPHC for U.S. federal income tax purposes during the applicable five-year period.

Information Reporting and Backup Withholding

Payments of cash to a U.S. holder of Pointer Ordinary Shares as part of the Pointer Merger may, under certain circumstances, be subject to information reporting and backup withholding at a current rate of 24%, unless the holder provides proof of an applicable exemption satisfactory to Parent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Certain holders (such as corporations) are exempt from backup withholding. Any amounts withheld from cash payments made to a U.S. holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the IRS. Non-U.S. holders may be required to comply with certain certification requirements and identification procedures in order to establish an exemption from information reporting and backup withholding.

Reporting Requirements

Holders of I.D. Systems Common Stock who owned immediately before the I.D. Systems Merger at least five percent (by vote or value) of the total outstanding shares of I.D. Systems Common Stock, or owned shares of I.D. Systems Common Stock with a tax basis of $1 million or more, are required to attach a statement to their U.S. federal income tax returns for the year in which the I.D. Systems Merger is completed that contains the information listed in Treasury regulation section 1.368-3(b). Such statement must include the fair market value, determined immediately before the I.D. Systems Merger, of all of such holder’s I.D. Systems Common Stock exchanged pursuant to the I.D. Systems Merger and such holder’s tax basis, determined immediately before the I.D. Systems Merger, in its I.D. Systems Common Stock.

Holders of I.D. Systems Common Stock or Pointer Ordinary Shares that receive Parent Common Stock and, upon consummation of the Transactions, own Parent Common Stock representing at least five percent of the total combined voting power or value of the total outstanding Parent Common Stock, are required to attach to their U.S. federal income tax returns for the year in which the Transactions is completed, and maintain a permanent record of, a statement containing the information listed in Treasury regulation 1.351-3. Such statement must include the aggregate fair market value of, and the holder’s basis in, the I.D. Systems Common Stock or Pointer Ordinary Shares, as applicable, exchanged pursuant to the Transactions.

The preceding discussion is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Transactions, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

Israeli Income Tax Considerations

Certain Israeli Tax Considerations

As a consequence of the Pointer Merger, holders of Pointer Ordinary Shares will be treated as having sold their holdings in Pointer in the Pointer Merger. When an Israeli company is sold, regardless of whether the consideration in the sale is cash or stock, its shareholders are generally subject to Israeli taxation.

The following is a summary discussion of certain Israeli income tax considerations in connection with the Merger.

The following summary is included for general information purposes only, is based upon current Israeli tax law and should not be conceived as tax advice to any particular holder.

No assurance can be given that the analysis made and the views contained in this summary as well as the classification of the transaction for Israeli tax purposes as set forth below will be upheld by the tax authorities, nor that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below.

HOLDERS OF POINTER ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR ISRAELI TAX CONSEQUENCES AND NON-ISRAELI TAX CONSEQUENCES OF THE MERGER APPLICABLE TO THEM.

Sale of Ordinary Shares

In general, under the Israeli Income Tax Ordinance (New Version), 5721-1961 and the rules and regulations promulgated thereunder, which we also refer to as the Ordinance, the disposition of shares of an Israeli resident company is deemed to be a sale of capital assets, unless such shares are held for the purpose of trading.

The Ordinance generally imposes capital gain tax on the sale of capital assets by an Israeli resident, and on the sale of such assets by a non-Israel resident if those assets are either (i) located in Israel (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available under Israeli law or unless a double taxation prevention treaty between Israel and the seller’s country of residence provides otherwise (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption).

The Ordinance distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain, which is equivalent to the increase of the relevant asset’s purchase price, which is attributable to the increase in the Israeli CPI or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

In respect to Israeli resident individuals, the tax rate applicable to the real capital gain derived after January 1, 2012 is generally 25%, or 30% in case such shareholder is considered a “Significant Shareholder” at any time during the 12-month period preceding such disposition. (i.e., such shareholder holds directly or indirectly, alone or together with another person who collaborates with such person on a permanent basis, at least 10% of any means of control in the company). The tax rate applicable to the real capital gain derived before January 1, 2003 is subject to marginal tax rate (up to 47%). Capital gains derived from January 1, 2003 until January 1, 2012 is subject to a 20% tax rate (for shareholders, which are not Significant Shareholders) or 25% tax rate (for Significant Shareholders).

However, in case the individual shareholder claims a deduction for financing expenses in connection with such shares, the capital gain is subject to 30% tax rate.

The foregoing tax rates will not apply to: (a) individual shareholders dealing in securities or to individual shareholders to whom such income is otherwise taxable as ordinary business income (such individual shareholders are taxed at their marginal tax rates applicable to business income).

Additionally, individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at the rate of 3% on annual taxable income from all source of income in Israel exceeding NIS 649,560 in 2019.

Companies are subject to tax on their real capital gain at the rate of 23% in 2019 (equal to the ordinary corporate tax rate).

The Inflationary Surplus is generally exempt from tax, if the shares that are being sold were acquired after December 31, 1993.

Shareholders of a company whose shares are traded on an authorized stock exchange, such as Pointer, who are non-Israeli residents (individuals or corporations), should generally be exempt from Israeli capital gains tax, provided that certain conditions are met (including that the capital gain is not derived through a permanent establishment of the non-Israeli resident shareholder in Israel). However, a non-Israeli corporation will not be entitled to the foregoing exemption if more than 25% of its means of control are held, directly or indirectly, by Israeli residents, or Israeli residents are entitled to 25% or more of the revenues or profits of the corporation, directly or indirectly. In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

In addition, such sale may be exempt from Israeli capital gain tax (or be subject to a reduced tax rate) under the provisions of an applicable tax treaty between Israel and the seller’s country of residence (subject to the receipt of a valid certificate from the Israel Tax Authority allowing for an exemption or a reduced tax rate). For example, the U.S.-Israel Tax Treaty exempts U.S. residents from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of Pointer’s voting power at any time within the 12-month period preceding such sale, (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year and (iii) the capital gain from the sale was not derived through a permanent establishment of the U.S. resident in Israel.

Exempt trusts, provident funds and tax-free entities under section 9(2) of the Ordinance are exempt from capital gains tax on the sale of securities under certain conditions stipulated in that statute.

Israeli Tax Ruling

Pointer has filed, on behalf of its shareholders and other security holders, an application for a tax ruling from the Israel Tax Authority with respect to (i) a deferral of the obligation of Israeli tax resident holders of Pointer Ordinary Shares to pay Israeli tax on the exchange of the Pointer Ordinary Shares for shares of Parent Common Stock in the Pointer Merger in accordance with the provisions of Section 104H of the Ordinance, (ii) instructions regarding Israeli tax withholding obligations on Parent and (iii) the Israeli tax treatment applicable to holders of options to purchase Pointer Ordinary Shares and Pointer RSUs, issued to certain employees under Section 102 of the Ordinance.

According to Section 104H to the Ordinance and the expected tax ruling (if received), the following provisions and restrictions are expected:

●	In respect of every shareholder that is not a controlling shareholder of Pointer, as defined in Section 103 of the Ordinance (i.e., a shareholder holding or entitled to acquire, directly or indirectly, alone or together with a relative, at least 5% of any means of control or the right to appoint a director), that purchased its Pointer Ordinary Shares after Pointer’s initial public offering and that holds such shares through a stock exchange member, the exchange of Pointer Ordinary Shares for shares of Parent Common Stock in the Pointer Merger will not be deemed to be a sale for the purpose of the Ordinance on the date of exchange but rather on the date of the actual sale of the shares of Parent Common Stock, and the provisions of, and conditions set forth in, Section 104H of the Ordinance will apply.

●	In respect of controlling shareholders of Pointer, the tax event will be deferred as follows: (a) for half of the shares of Parent Common Stock received in the Pointer Merger - until the earlier of two years from the date of the exchange or the actual date of the sale of such shares; and (b) for half of the shares of Parent Common Stock received in the Pointer Merger – until the earlier of four years from the date of the exchange or the actual date of the sale of such shares.

●	The tax event for the Cash Consideration both for non-controlling and controlling shareholders of Pointer will not be deferred. Accordingly, the tax ruling is expected to set forth the withholding tax arrangement that will apply to Parent.

●	In respect of the options/RSU holders, the exchange of the options/RSUs of Pointer to options/RSUs of Parent will not be regarded as a sale of the options/RSUs in accordance with the provisions of Section 104H(e) of the Ordinance and the provisions of Section 102 of the Ordinance will continue to apply.

The tax ruling may be subject to customary conditions regularly associated with such a ruling and may contain such provisions, terms and conditions as the Israel Tax Authority may prescribe, which may be different from those detailed above.

The above description does not constitute a conclusive summary of the application for the requested tax ruling nor does it fully describe all of the conditions set forth under applicable law for compliance with the provisions of Section 104H of the Ordinance There is no assurance that the tax ruling will be received as provided above or at all.

Regardless of whether Pointer obtains the requested tax ruling from the Israel Tax Authority, any holder of Pointer Ordinary Shares who believes that it is entitled to an exemption from Israeli tax (or a reduced tax rate) may separately apply to the Israel Tax Authority to obtain a certificate of exemption from withholding or an individual tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the exchange agent at least five business days prior to the date that is 180 days following the closing date. If Parent or the exchange agent receives a valid exemption certificate or tax ruling (as determined in Parent’s or the exchange agent’s discretion) at least five business days prior to the date that is 180 days following the closing date, then the withholding (if any) of any amounts under the Ordinance, from the Pointer Merger Consideration payable will be made in accordance with the provisions of such Israeli tax certificate or tax ruling.

Pointer shareholders are strongly encouraged to consult with their own Israeli tax advisor as to the specific Israeli tax consequences resulting from the Transactions, including the Israeli tax consequences of the expected tax ruling, that may be applicable to them.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you. This summary is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to, and incorporated by reference into, this joint proxy statement/prospectus. You are encouraged to read the full text of the Merger Agreement because it is the legal document that governs the Pointer Merger.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement: Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

The Merger Agreement and the summary of its terms in this joint proxy statement/prospectus have been included to provide information about the terms and conditions of the Merger Agreement. The representations, warranties, covenants and agreements contained in the Merger Agreement were made by Pointer, Parent, I.D. Systems, Pointer Holdco, and Pointer Merger Sub as of specific dates and were qualified and subject to certain limitations and exceptions agreed to by Pointer, Parent, I.D. Systems, Pointer Holdco, and Pointer Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties also may be subject to a contractual standard of materiality or material adverse effect that is different from what may be viewed as material by stockholders or shareholders, as applicable, or other investors and from the materiality standard applicable to reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement.

For the foregoing reasons, the Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Merger Agreement, the Pointer Merger, Pointer, Parent, I.D. Systems, Pointer Holdco, Pointer Merger Sub and their respective affiliates and businesses, which is contained in or incorporated by reference into this joint proxy statement/prospectus, as well as in the Forms 10-K, Forms 10-Q and other filings that Parent and/or I.D. Systems has made or will make with the SEC and the Forms 20-F, Forms 6-K and other filings that Pointer has made or will make with the SEC.

Structure of the Pointer Merger

The Merger Agreement provides that, upon the terms and subject to the conditions thereof, Pointer Merger Sub will merge with and into Pointer, with Pointer continuing as the surviving company and a wholly-owned subsidiary of Pointer Holdco.

Merger Consideration

At the Pointer Merger Effective Time, each Pointer Ordinary Share that is issued and outstanding as of immediately prior to the Pointer Merger Effective Time (other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, Parent or any of its subsidiaries or Pointer or any of its wholly-owned subsidiaries, which will be cancelled and cease to exist in exchange for no consideration) will be cancelled and converted into the right to receive:

●	1.272 fully paid and non-assessable shares of Parent Common Stock; and

●	$8.50 in cash, without interest.

Each ordinary share, par value NIS 0.01 per share, of Pointer Merger Sub issued and outstanding immediately prior to the Pointer Merger Effective Time will automatically be converted into and become one (1) validly issued, fully paid and non-assessable ordinary share, par value NIS 0.01 per share, of Pointer in its capacity as the company surviving the Pointer Merger (referred to from time to time herein as the “Pointer Surviving Company”), which ordinary share will constitute the only outstanding share capital of the Pointer Surviving Company and will be owned beneficially and of record by Pointer Holdco.

Closing

Unless another date, time or place is agreed to in writing by Pointer and Parent, the closing of the Pointer Merger will occur within four business days following the satisfaction or waiver of the conditions set forth in the Merger Agreement (except for any conditions that by their nature can only be satisfied on the closing date, but subject to the satisfaction of such conditions on the closing date or waiver by the party entitled to waive such conditions).

Pointer Merger Effective Time

The Pointer Merger will become effective upon the issuance of the certificate by the Registrar of Companies of the State of Israel evidencing completion of the Pointer Merger in accordance with the Companies Law. We refer to this as the “Pointer Merger Effective Time” throughout this joint proxy statement/prospectus.

Exchange and Payment Procedures

Prior to the Pointer Merger Effective Time, Parent will engage a bank or trust company to act as the exchange agent for the Pointer Merger. At or immediately following the Pointer Merger Effective Time, Parent will deposit or cause to be deposited with the exchange agent (i) cash sufficient to pay the aggregate Cash Consideration and any dividends or distributions, if any, that the holders of the Pointer Ordinary Shares may be entitled and (ii) an aggregate number of duly authorized, validly issued and fully paid and non-assessable and registered shares of Parent Common Stock required to be issued pursuant to the Merger Agreement.

The conversion of Pointer Ordinary Shares into the right to receive the Pointer Merger Consideration will occur automatically at the Pointer Merger Effective Time. As soon as reasonably practicable (but not later than five business days) after the Pointer Merger Effective Time, Parent will instruct the exchange agent to send to each holder of Pointer Ordinary Shares a letter of transmittal, a declaration in which the beneficial owner of Pointer Ordinary Shares provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Pointer Merger Consideration pursuant to Israeli law, and instructions for surrendering certificates for Pointer Ordinary Shares to each holder of record of a certificate representing Pointer Ordinary Shares in exchange for the Pointer Merger Consideration. Upon surrender of a certificate representing Pointer Ordinary Shares to the exchange agent (or such other agent as may be appointed by Parent), together with a letter of transmittal and the declaration for Israeli tax withholding purposes and/or a valid Israeli tax certificate, duly completed and validly executed in accordance with the instructions provided, the holder of such certificate will be entitled to receive, and Parent will cause the exchange agent to as promptly as practicable: (i) in the case of Stock Consideration, credit in the stock ledger and other appropriate books and records of Parent the number of shares of Parent Common Stock into which the Pointer Ordinary Shares represented by such certificate have been converted pursuant to the Merger Agreement and (ii) in the case of Cash Consideration, pay, by delivery of a check or wire transfer of immediately available funds, the amount of the aggregate Cash Consideration that such holder has the right to receive pursuant to the Merger Agreement, together with any dividends or other distributions payable.

Any holder of Pointer Ordinary Shares held in book-entry form will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent to receive the Pointer Merger Consideration, but will be required to deliver an “agent’s message” regarding the book-entry transfer of such book-entry shares and a declaration in which the beneficial owner of such Pointer Ordinary Shares provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Pointer Merger Consideration payable to such beneficial owner pursuant to Israeli law. Upon proper delivery of an “agent’s message” and the declaration for Israeli tax withholding purposes and/or a valid Israeli tax certificate, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one or more book-entry shares whose Pointer Ordinary Shares were converted into the Pointer Merger Consideration will be entitled to receive, and Parent will cause the exchange agent to as promptly as practicable after the Pointer Merger Effective Time: (i) in the case of Stock Consideration, credit in the stock ledger and other appropriate books and records of Parent the number of shares of Parent Common Stock into which such book-entry shares have been converted and (ii) in the case of Cash Consideration, pay and deliver a check in the amount of the aggregate Cash Consideration that such holder has the right to receive, together with any dividends or distributions, and the book-entry shares of such holder will then be cancelled.

Parent, Pointer, the exchange agent and any agent acting on their behalf will be entitled to deduct and withhold from any payment or consideration made pursuant to the Merger Agreement the amounts as may be required to be deducted and withheld with respect thereto under any applicable tax law (including U.S. federal, state, local, Israeli or other tax law). If any such amount is deducted and withheld, it will be remitted to the appropriate taxing authority and will be treated for all purposes of the Merger Agreement as having been paid to the persons from whom they were withheld. See “Certain Tax Consequences of the Transactions” beginning on page 120 of this joint proxy statement/prospectus.

If your Pointer Ordinary Shares are held through a TASE member, you will receive the Merger Consideration through the TASE member, which also will be responsible for administering Israeli tax withholding.

Rights of Pointer Shareholders Following the Effective Time

At the Pointer Merger Effective Time, all holders of certificates representing Pointer Ordinary Shares and all holders of book-entry shares that were outstanding immediately prior to the Pointer Merger Effective Time will cease to have any rights as shareholders of Pointer, other than the right to receive the Pointer Merger Consideration and any dividends or other distributions that have become payable with respect to the Parent Common Stock, if applicable. No further transfer of any such Pointer Ordinary Shares will be made on such share transfer books after the Pointer Merger Effective Time other than transfers to reflect trades effected prior to the Pointer Merger Effective Time.

Transfers Following the Effective Time

In addition, the share transfer books of Pointer will be closed with respect to all shares of Pointer Ordinary Shares outstanding immediately prior to the Pointer Merger Effective Time. If, after the Pointer Merger Effective Time, any certificates formerly representing Pointer Ordinary Shares are presented to the Pointer Surviving Company or the exchange agent for any reason, they will be cancelled and exchanged for the Pointer Merger Consideration. After completion of the Pointer Merger, Pointer will not pay dividends or other distributions with respect to Parent Common Stock with a record date on or after the Pointer Merger Effective Time to any holder of a certificate formerly representing Pointer Ordinary Shares until such certificate is surrendered as described above. However, once such certificates are surrendered, the exchange agent will pay to the holder, without interest, any dividends on the Parent Common Stock into which such Pointer Ordinary Shares have been converted with a record date on or after completion of the Pointer Merger that have been paid prior to such surrender or any other distribution.

Withholding Rights

Parent, the Pointer Surviving Company, any of its subsidiaries, the trustee appointed by Pointer with respect to Pointer equity awards granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance and the exchange agent will each be entitled to deduct and withhold any amounts due under applicable tax laws from the amounts that would otherwise become payable under the terms of the Merger Agreement, and any such withheld amounts that are paid to the appropriate taxing authorities will be treated as having been paid to the person from whom such amounts were originally withheld; provided, that with respect to withholding of Israeli tax, in the event any former holder of Pointer Ordinary Shares or Pointer equity awards provides a valid tax certificate issued by the Israel Tax Authority regarding the withholding (or exemption of withholding) of Israeli tax from the consideration payable in respect thereof, then the deduction and withholding of any amounts under the Ordinance or any other provision of Israeli law will be made only in accordance with the provisions of such valid tax certificate.

Treatment of Pointer Share-Based Plans

Pointer Options

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and unvested immediately prior to such time will be cancelled and substituted with options to purchase shares of Parent Common Stock under the I.D. Systems 2018 Plan on the same material terms and conditions as were applicable to the corresponding option immediately prior to the Pointer Merger Effective Time, except that (i) the number of shares of Parent Common Stock underlying such substituted option will equal the product of (A) the number of Pointer Ordinary Shares underlying such option immediately prior to the Pointer Merger Effective Time multiplied by (B) 2.544, with any fractional shares rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per-share exercise price will equal the quotient obtained by dividing (A) the exercise price per Pointer Ordinary Share subject to such option immediately prior to the Pointer Merger Effective Time by (B) 2.544 (rounded up to the nearest whole cent).

At the Pointer Merger Effective Time, each award of options to purchase Pointer Ordinary Shares that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the product of (i) the excess, if any, of (A) the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares), over (B) the exercise price per Pointer Ordinary Share subject to such option, multiplied by (ii) the total number of Pointer Ordinary Shares underlying such option. The consideration payable for such options that were granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance will be transferred by the exchange agent immediately following the Pointer Merger Effective Time to the appointed trustee for the benefit of the beneficial owners thereof and will be released by such trustee to the beneficial holder of such option, in accordance with the applicable requirements of the Ordinance, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and Pointer. If the exercise price of a vested option is equal to or greater than the consideration payable in respect of a vested option, such option will be cancelled without payment.

Pointer Restricted Stock Units

At the Pointer Merger Effective Time, each Pointer RSU that is outstanding and vested immediately prior to such time will be cancelled in exchange for the right to receive the Pointer Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as for holders of Pointer Ordinary Shares). The Pointer Merger Consideration payable for vested Pointer RSUs granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance will be transferred by the exchange agent immediately following the Pointer Merger Effective Time to the appointed trustee for the benefit of the beneficial owners thereof and shall be released by such trustee to the beneficial holders of such Pointer RSU, in accordance with the applicable requirements of the Ordinance, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and Pointer.

Each Pointer RSU that is outstanding and unvested immediately prior to such time will be cancelled and substituted with restricted stock units under the I.D. Systems 2018 Plan representing the right to receive, on the same material terms and conditions as were applicable under such Pointer RSU immediately prior to the Pointer Merger Effective Time, that number of shares of Parent Common Stock equal to the product of (i) the number of Pointer Ordinary Shares underlying such Pointer RSU immediately prior to the Pointer Merger Effective Time multiplied by (ii) 2.544, with any fractional shares rounded down to the nearest lower whole number of shares of Parent Common Stock.

No Appraisal Rights

No dissenters’ or appraisal rights will be available with respect to the Pointer Merger or the other transactions contemplated by the Merger Agreement.

Listing of Parent Common Stock and Registration

The Merger Agreement obligates Parent to use its reasonable best efforts to cause the Parent Common Stock to be issued pursuant to the Merger Agreement to be listed on Nasdaq, at or prior to the Pointer Merger Effective Time. Approval of listing on Nasdaq of the Parent Common Stock is a condition to the obligation to complete the Pointer Merger as described in “The Merger Agreement—Conditions to the Pointer Merger” beginning on page 139 of this joint proxy statement/prospectus.

Representations and Warranties

Pointer, Parent, I.D. Systems, Pointer Holdco and Pointer Merger Sub each made representations and warranties in the Merger Agreement for the benefit of the other parties. The representations and warranties of the parties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and are also qualified by materiality and material adverse effect and certain documents filed by the parties with the SEC.

For Pointer, the representations and warranties in the Merger Agreement relate to, among other things:

●	corporate existence and power;

●	corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;

●	governmental authorizations necessary to complete the Pointer Merger;

●	absence of conflicts and required filings and consents;

●	capitalization;

●	subsidiaries;

●	filings and reports with the SEC and compliance with the Sarbanes-Oxley Act;

●	financial statements;

●	absence of untrue statements of material fact or omissions of material fact in documents filed with the SEC;

●	absence of certain changes or events;

●	absence of undisclosed material liabilities;

●	compliance with applicable laws and court orders;

●	absence of undisclosed material litigation;

●	real property;

●	intellectual property;

●	tax matters;

●	employees and employee benefit plans;

●	environmental matters;

●	material contracts;

●	finders’ fees;

●	receipt of a fairness opinion from Pointer’s financial advisor;

●	inapplicability of antitakeover statutes;

●	disclosure of material customers and suppliers;

●	compliance with applicable anti-corruption and anti-money laundering laws;

●	insurance; and

●	absence of surety bonds and other similar debt instruments.

For Parent, I.D. Systems, Pointer Holdco and Pointer Merger Sub, the representations and warranties in the Merger Agreement relate to, among other things:

●	corporate existence and power;

●	corporate authority and approval relating to the execution, delivery and performance of the Merger Agreement;

●	governmental authorizations necessary to complete the Pointer Merger;

●	absence of conflicts and required filings and consents;

●	capitalization;

●	subsidiaries;

●	finders’ fees;

●	ownership of Pointer Ordinary Shares and anti-takeover laws;

●	the debt financing;

●	solvency; and

●	tax matters.

The representations and warranties of each of the parties to the Merger Agreement will expire upon the Pointer Merger Effective Time.

Conduct of Business of Pointer

The Merger Agreement provides that, subject to limited exceptions, until the Pointer Merger Effective Time, Pointer will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with governmental authorities with jurisdiction over its operations, and (iii) keep available its current officers and key employees. The Merger Agreement also expressly restricts the ability of Pointer and each of its subsidiaries to take the following actions, subject to limited exceptions, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

●	amend the articles of association or other similar organizational documents (whether by merger, consolidation or otherwise) of Pointer or any of its subsidiaries;

●	directly or indirectly split, combine or reclassify any shares of capital stock of Pointer or any of its subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the share capital of Pointer or its subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of Pointer or its subsidiaries, except for certain limited exceptions;

●	issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of Pointer or of any of its subsidiaries or any securities convertible into or exchangeable for equity securities of Pointer or any of its subsidiaries, except for certain limited exceptions, or amend any term of any equity security of Pointer or its subsidiaries;

●	incur or commit to any capital expenditures, except for (i) those contemplated by Pointer’s fiscal 2019 budget and capital expenditure plan, (ii) any capital expenditures of less than $300,000 in the aggregate per fiscal quarter, or (iii) capital expenditures in connection with leases of devices made in the ordinary course of business consistent with past practice, not to exceed $750,000 in the aggregate per fiscal quarter;

●	acquire from any third party, directly or indirectly, any corporation, partnership, or other business organization or business thereof, other than (i) inventory, supplies and materials in the ordinary course of business, (ii) pursuant to contracts in effect on the date of the Merger Agreement, or (iii) assets, securities, properties, interests or businesses of Pointer or any of its wholly-owned subsidiaries;

●	sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any lien on, directly or indirectly, any of Pointer’s or its subsidiaries’ assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of intellectual property rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to contracts in effect on the date of the Merger Agreement, (iii) permitted liens, (iv) sales, licenses, leases or other transfers to, or liens in favor of, Pointer or any of its wholly-owned subsidiaries, or (v) liens in an amount less than $500,000 in the aggregate;

●	make any loans, advances or capital contributions to, or investments in, any other person, or form or acquire any subsidiary that is not wholly owned by Pointer or any of its wholly-owned subsidiaries, except for certain limited exceptions;

●	redeem, repurchase, prepay (other than prepayments of revolving loans in the ordinary course of business), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees in a manner that increases the aggregate liability (including any contingent liability) of Pointer or any of its subsidiaries, or issue or sell any debt securities, except for (i) intercompany debt, (ii) indebtedness that will be paid prior to closing incurred in the ordinary course of business and in an amount not to exceed $500,000, or (iii) letters of credit in the ordinary course of business to the extent undrawn;

●	enter into any agreement or arrangement that limits or otherwise restricts Pointer or any of its subsidiaries, or, after the Pointer Merger Effective Time, Parent or any of its subsidiaries, from engaging or competing in any line of business, in any location or with any person;

●	enter into any new line of business outside of the existing business of Pointer and its subsidiaries, and outside of the mobile resources management space, other than pursuant to any product roadmaps in existence as of the date of the Merger Agreement;

●	amend or modify or terminate any material contract, other than in the ordinary course of business or in a manner that does not have a material effect on Pointer and its subsidiaries, or waive, release or assign any material rights, claims or benefits under any material contract, or enter into any material contract;

●	recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative, or negotiate, enter into, amend, modify or terminate any collective bargaining agreement;

●	grant, amend or terminate, or authorize or provide any payment of cash (whether in connection with the Pointer Merger or otherwise) in respect of, any equity or equity-based awards other than the grant of Pointer options or Pointer RSUs covering not more than 40,000 Pointer Ordinary Shares in the aggregate, to newly-hired non-executive employees in the ordinary course of business;

●	except as required by the express provisions of a Pointer employee benefit plan in effect and provided to Parent prior to the date of the Merger Agreement, required by applicable law or disclosed in Pointer’s confidential disclosure schedules to the Merger Agreement, (i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of Pointer or any of its subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant, other than increases of compensation payable to non-executive employees of Pointer or any of its subsidiaries or independent contractors and consultants of Pointer or its subsidiaries in the ordinary course of business consistent with past practice, in an amount not to exceed $350,000 in the aggregate, increases in the compensation of any executive employee of not greater than an aggregate of 3% of the current consideration payable to such person, or increases in compensation required by Brazilian law, (iv) establish, adopt, terminate or amend any material compensation plans, (v) terminate the employment of any current employee of Pointer or any of its subsidiaries with a title of senior vice-president or above other than for cause or for performance-related reasons, or (vi) promote any employee of Pointer or any of its subsidiaries to a position that reports directly to the chief executive officer of Pointer;

●	waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of Pointer or any of its subsidiaries;

●	change Pointer’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, any governmental authority or applicable law;

●	(i) make or change any material election with respect to taxes other than elections in the ordinary course of business, (ii) adopt or change any method of tax accounting, (iii) amend any tax return, (iv) settle any claim or assessment in respect of taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a tax refund, offset or other reduction in tax liability;

●	compromise or settle any lawsuit, other than settlements where the net payment does not exceed $500,000 or that are outstanding as of the date of the Merger Agreement and are disclosed in Pointer’s confidential disclosure schedules to the Merger Agreement, that do not involve an admission of guilt or impose any injunctive relief or a material restriction on Pointer or its subsidiaries, and that do not involve material intellectual property rights, or commence any lawsuit, other than in the ordinary course of business;

●	take any actions that would or would be reasonably likely to (i) result in any of the conditions in the Merger Agreement not being satisfied, (ii) result in new or additional required approvals from any governmental authority that would materially delay the consummation of the Pointer Merger, or (iii) materially impair the ability of the parties to consummate, or materially delay the consummation of, the Pointer Merger;

●	authorize, apply for or cause to be approved the listing of Pointer Ordinary Shares on any stock exchange, other than Nasdaq and TASE;

●	fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any material intellectual property rights;

●	fail to repay or redeem any indebtedness to a third party in an amount exceeding $250,000 that becomes due and payable as a result of the Pointer Merger or otherwise;

●	cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent substitute insurance coverage, other than certain limited exceptions;

●	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of Pointer or any of its significant subsidiaries;

●	acquire any fee interest in real property;

●	enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

●	agree, resolve or commit to do any of the foregoing.

No Solicitation

Pointer has agreed to immediately cease (i) any communications, discussions or negotiations that may have been ongoing with respect to an acquisition proposal (as defined below), (ii) furnishing any information to any person with respect to an acquisition proposal, or (iii) cooperating with, assisting in, participating in, knowingly facilitating or encouraging an acquisition proposal, and will request to have returned to it or destroyed any confidential information and materials that have been provided in any such discussions or negotiations occurring in the six months prior to the date of the Merger Agreement.

Until the earlier of the Pointer Merger Effective Time or the date of termination of the Merger Agreement in accordance with its terms, Pointer has agreed not to, nor permit any of its subsidiaries to, nor authorize or permit any of its officers, directors, employees, affiliates, or any agent, advisor, attorney, consultant, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly:

●	solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or knowingly facilitate, any inquiry or the making of any proposal which constitutes, or would reasonably be expected to lead to, an acquisition proposal;

●	approve, recommend or publicly propose to approve or recommend an acquisition proposal;

●	approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to an acquisition proposal (other than an acceptable confidentiality agreement, as described below, entered into in accordance with the Merger Agreement or a superior proposal (as defined below));

●	enter into, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

●	agree to do any of the foregoing.

If, however, prior to receipt of the Pointer Shareholder Approval, following the receipt of a bona fide written acquisition proposal that the Pointer board of directors determines in good faith, after consultation with Pointer’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal (as defined below), and that was not solicited in violation of the Merger Agreement and was made after the date of the Merger Agreement, Pointer may, in response to such acquisition proposal, furnish information with respect to Pointer to the party making such acquisition proposal pursuant to a confidentiality agreement that does not contain any provision that would prevent Pointer from complying with its obligations to provide any disclosures required by the Merger Agreement and contains confidentiality provisions not less restrictive on such person than those contained in the confidentiality agreement entered into between I.D. Systems and Pointer, which agreement is referred to as an “acceptable confidentiality agreement,” and engage in discussions or negotiations with such party regarding such acquisition proposal; provided, that, promptly (but in any event within 24 hours) following furnishing any such nonpublic information to the person making the acquisition proposal, Pointer furnishes such nonpublic information to Parent to the extent not previously provided.

In addition, Pointer must promptly (but in any event within 24 hours) notify Parent in writing of any inquiries, proposals or offers with respect to an acquisition proposal and of any discussions or negotiations regarding such acquisition proposal, including any material changes to such acquisition proposal. The written notice must indicate the identity of the person making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (and must provide copies of all related written inquiries, proposals or offers, including proposed agreements). Pointer must also promptly notify (but in any event within 24 hours) Parent in writing of Pointer’s intention to engage in discussions or negotiations, or furnish non-public information to, the person making the acquisition proposal, information request or inquiry.

Prior to the receipt of Pointer Shareholder Approval, the Pointer board of directors may effect an adverse recommendation change only if:

●	it receives a written acquisition proposal that was not solicited in violation of the Merger Agreement;

●	the Pointer board of directors concludes in good faith, after consultation with its outside financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal; and

●	the Pointer board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with its fiduciary duties under the circumstances and applicable law.

Notwithstanding the foregoing, an adverse recommendation change may not be made by the Pointer board of directors unless:

●	the Pointer board of directors provides Parent at least five days’ prior written notice of its intention to take such action, which notice will specify in detail the reasons therefor including information with respect to the superior proposal;

●	during the five days following such written notice, the Pointer board of directors and its representatives have negotiated in good faith with the Parent (unless Parent has expressly agreed in writing not to negotiate) regarding any revisions to the terms of the Merger Agreement proposed by Parent in response to such superior proposal; and

●	at the end of the five-day period, the Pointer board of directors concludes in good faith, after consultation with Pointer’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of the Merger Agreement proposed), that the acquisition proposal continues to be a superior proposal and that the failure to make such adverse recommendation change would be inconsistent with the fiduciary duties owed by the Pointer board of directors to Pointer under the circumstances and applicable law.

Any amendment or modification to the conditionality, price or form of consideration of any superior proposal will be deemed to be a new acquisition proposal, and the provisions described above will apply to the new acquisition proposal except that the five day “matching period” will be reduced to three days.

For purposes of this section of the joint proxy statement/prospectus, an “acquisition proposal” means, with respect to Pointer:

●	any proposal or offer from any person (other than Parent, I.D. Systems, Pointer Holdco, Pointer Merger Sub or their affiliates) that, if consummated, would result in the person making such acquisition proposal owning:

○	15% or more of the total voting power or of any class of equity securities of Pointer or any one or more of its subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Pointer and its subsidiaries, taken as a whole; or

○	assets comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Pointer and its subsidiaries, taken as a whole; or

●	a recapitalization, reorganization, joint venture, partnership, restructuring, dissolution or liquidation of Pointer or any of its subsidiaries for consideration equal to 15% or more of the fair market value of all of the issued and outstanding Pointer Ordinary Shares on the last trading day prior to the date of the Merger Agreement or the consolidated total assets of Pointer and its subsidiaries, taken as a whole.

For purposes of this section of the joint proxy statement/prospectus, a “superior proposal” means a bona fide and written acquisition proposal that the Pointer board of directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to Pointer shareholders than the Pointer Merger, taking into account all relevant factors, including (i) all legal, financial (including the certainty of any financing) and regulatory aspects of the acquisition proposal, (ii) the person making the acquisition proposal, and (iii) any adjustment to the terms and conditions of the Merger Agreement agreed to by Parent in response to such acquisition proposal, and which proposal, if consummated, would result in the person making such acquisition proposal owning:

●	more than 50% of the total voting power or of any class of equity securities of Pointer or any one or more of its subsidiaries which comprise more than 50% of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Pointer and its subsidiaries, taken as a whole; or

●	assets comprising more than 50% of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of Pointer and its subsidiaries, taken as a whole.

Whether or not there is an adverse recommendation change, unless the Merger Agreement is terminated in accordance with its terms, the Pointer board of directors will submit the proposal to adopt the Merger Agreement to the Pointer shareholders at the Pointer extraordinary general meeting (provided, that, for as long as there is an adverse recommendation change, the Pointer board of directors will nevertheless be required to solicit proxies in favor of the adoption of the Merger Agreement and approval of the Pointer Merger). With respect to a superior proposal, Pointer may enter into an acquisition agreement with respect to such superior proposal by terminating the Merger Agreement and paying a termination fee to Parent prior to or concurrently with such termination. The termination fee payable by Pointer to Parent in such circumstances is $3,000,000.

Pointer Shareholders’ Meeting

The Merger Agreement requires Pointer to, as soon as practicable following the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, duly call, give notice of, convene and hold a meeting of its shareholders, for the purpose of seeking the Pointer Shareholder Approval. Pointer will recommend approval and adoption of the Merger Agreement and the Pointer Merger by Pointer’s shareholders; and regardless of whether there has been an adverse recommendation change, use its reasonable best efforts to (i) solicit from its shareholders proxies in favor of the adoption of the Merger Agreement, and (ii) take all other action necessary or advisable to secure the Pointer Shareholder Approval, provided that nothing in the Merger Agreement will prohibit Pointer’s board of directors or any committee thereof from making an adverse recommendation change in compliance with the Merger Agreement.

Termination of Pointer Stock Purchase Plan

Prior to the Pointer Merger Effective Time, Pointer will terminate any employee stock purchase plan and deliver to Parent evidence of such termination.

Indemnification and Insurance

For a period of seven years after the Pointer Merger Effective Time, Parent and the Pointer Surviving Company will indemnify and hold harmless each past and present director or officer of Pointer or any of its subsidiaries, which individuals are collectively referred to in this section of the joint proxy statement/prospectus as the “indemnified parties,” against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, action, suit, proceeding or investigation to each such indemnified party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of (i) actions or omissions occurring at or prior to the Pointer Merger Effective Time to the extent that they are based on or arise out of the fact that such person is or was a director or officer of Pointer or any of its subsidiaries or (ii) to the extent that they are based on or arise out of or pertain to the Pointer Merger or the other transactions contemplated by the Merger Agreement, whether asserted or claimed prior to, at or after the Pointer Merger Effective Time, including any expenses incurred in enforcing such person’s rights (in each case, to the same extent that Pointer or its subsidiaries would have been required to do pursuant to Pointer’s organizational documents and indemnification agreements).

In addition, for a period of seven years after the Pointer Merger Effective Time, Parent will (i) cause to be maintained in effect the provisions regarding elimination of liability, indemnification and advancement of expenses in any agreement of Pointer and its subsidiaries (other than insurance contracts) with any indemnified party that are in existence on the date of the Merger Agreement, except to the extent such agreement provides for an early termination and (ii) not amend or repeal such provisions in any manner that would materially and adversely affect the rights thereunder of any indemnified party in respect of acts or omissions occurring at or prior to the Pointer Merger Effective Time.

Prior to the Pointer Merger Effective Time, Pointer or Parent will obtain “tail” insurance policies with respect to directors’ and officers’ liability insurance and with a claims period of seven years from the Pointer Merger Effective Time providing material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by Pointer with respect to matters arising on or before the Pointer Merger Effective Time. Pointer will use its commercially reasonable efforts to obtain the most favorable pricing and coverage for such “tail” insurance policy and neither Pointer nor Parent will be required to commit or spend on such tail policy more than 300% of the last aggregate annual premium paid by Pointer prior to the date of the Merger Agreement for Pointer’s current policies of directors’ and officers’ liability insurance.

Joint Proxy Statement and Registration Statement Covenant

As promptly as practicable following the date of the Merger Agreement, Parent will cause to be prepared (with Pointer’s reasonable cooperation) and filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. Each of Parent and Pointer have agreed to use its reasonable best efforts to have this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, declared effective under the Securities Act as promptly as practicable after its filing. Each of Parent and Pointer will, as promptly as practicable after the receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to this joint proxy statement/prospectus or the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, received by such party from the SEC, and provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each party will provide the other parties and their respective counsel a reasonable opportunity to review such document or response and give reasonable consideration to any comments of the other party in connection with any such document or response. Each party will use reasonable best efforts to respond promptly to any comments of the SEC or their respective staff with respect to this joint proxy statement/prospectus or the registration statement, as applicable.

Parent and Pointer have agreed to make all necessary filings with respect to the Pointer Merger and the other transactions contemplated by the Merger Agreement under the Securities Act and the Exchange Act, any necessary state securities laws or “blue sky” notice requirements in connection with the issuance of Parent Common Stock. As promptly as practicable after this registration statement on Form S-4 becomes effective, Pointer will use its reasonable best efforts to cause this joint proxy statement/prospectus to be delivered to its shareholders in accordance with applicable law and the rules and regulations of Nasdaq.

If at any time prior to the receipt of the Pointer Shareholder Approval and the I.D. Systems Stockholder Approval, any information relating to Pointer or Parent, or any of their respective affiliates, officers or directors, is discovered by Pointer or Parent that should be set forth in an amendment or supplement to either this joint proxy statement/prospectus or the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other parties to the Merger Agreement and an appropriate amendment or supplement describing such information will be promptly prepared and filed with the SEC and, to the extent required under applicable law, disseminated to the shareholders of Pointer.

Reasonable Best Efforts and Regulatory Filings

Pointer, Parent, I.D. Systems, Pointer Holdco and Pointer Merger Sub will use reasonable best efforts to consummate the Pointer Merger and the other transactions contemplated under the Merger Agreement, including (i) preparing and filing as promptly as reasonably practicable with any government authority (including any Israeli government authority) or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained by any governmental authority or other third party that are necessary, proper or advisable to consummate the Pointer Merger and the other transactions contemplated by the Merger Agreement.

Merger Proposals and Actions by Companies Registrar

As promptly as practicable after execution of the Merger Agreement, subject to the Companies Law, (i) each of Pointer and Pointer Merger Sub will cause a merger proposal to be executed in accordance with the Companies Law, (ii) Pointer will take the actions necessary to obtain the Pointer Shareholder Approval, and (iii) within three business days from the date that notice of the Pointer extraordinary general meeting is sent, Pointer and Pointer Merger Sub will jointly deliver and file their respective merger proposals with the Registrar of Companies of the State of Israel in accordance with the Companies Law. The Pointer Merger will become effective in accordance with the Companies Law and the Merger Agreement no earlier than (i) the later of thirty days from the date of the Pointer Shareholder Approval or fifty days from the submission of the merger proposals to the Registrar of Companies of the State of Israel and (ii) the receipt of the merger certificate from the Registrar of Companies of the State of Israel.

Debt Financing

Pointer will use its reasonable best efforts to provide, and will use its reasonable best efforts to cause each of its subsidiaries and representatives to provide, all cooperation reasonably requested by Parent, Pointer Holdco and Pointer Merger Sub to assist them in connection with the arrangement of the debt financing, including:

●	participating at reasonable times, upon reasonable advance notice, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating in marketing efforts for any of the debt financing;

●	assisting Parent and the lenders with timely preparation of customary materials for rating agency presentations, bank information memoranda, forecasts of financial statements and similar documents;

●	cooperating with Parent in connection with the preparation and registration of any pledge and security documents and other definitive financing documents as may reasonably be requested by Parent or the lenders;

●	furnishing Parent, Pointer Holdco, Pointer Merger Sub and the lenders with all required financial information reasonably required to be provided;

●	cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent;

●	reasonably facilitating the pledging or reaffirmation of the pledge of collateral;

●	delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and similar instruments;

●	providing authorization letters to the lenders under the debt financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the debt financing;

●	taking corporate actions reasonably requested by Parent to permit the consummation of the debt financing; and

●	providing all documentation and other information about Pointer and its subsidiaries as is required by applicable “know your customer” and anti-money laundering rules and regulations to the extent reasonably requested.

Parent may not, without Pointer’s prior written approval, add any conditions precedent to the Debt Commitment Letter, amend any existing conditions precedent to the Debt Commitment Letter in a manner that is material and adverse to Pointer, or materially increase the principal amount or interest rate or otherwise materially change the economic terms under the debt financing (including changes to financial covenants), to the extent such increase or change, if in effect on the date of the Merger Agreement, would have reasonably resulted in Pointer’s board of directors being unable to make the determination, as of the date of the Merger Agreement, under applicable Israeli law, that there is not a reasonable suspicion that the surviving corporation will not be able to pay its debts to its creditors following the Pointer Merger.

None of Pointer or its subsidiaries will be required to pay any commitment or similar fee relating to the financing prior to the closing of the Pointer Merger or enter into any binding agreement or commitment or resolution or otherwise take any corporate or similar action with respect to the financing that, in each case, is not conditioned on the occurrence of the closing of the Pointer Merger.

Corporate Governance

At the closing of the Pointer Merger, Pointer will deliver to Parent evidence of the resignation of the directors of Pointer and of any subsidiary as agreed between Parent and Pointer, effective at the Pointer Merger Effective Time.

Additional Covenants

The Merger Agreement contains additional agreements relating to, among other matters, public announcements with respect to the Pointer Merger, repayment of Pointer debt, compensation arrangements, notice of certain events prior to the Pointer Merger Effective Time, access to certain information, de-listing and deregistration of Pointer Ordinary Shares and other securities of Pointer, shareholder litigation and Israeli securities exemptions.

Conditions to the Pointer Merger

Conditions to the Obligations of the Parties to Complete the Pointer Merger

The obligations of each of Parent, Pointer Holdco, Pointer Merger Sub, and Pointer to complete the Pointer Merger are subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of various conditions, including the following:

●	Pointer having obtained the Pointer Shareholder Approval;

●	the Parent Common Stock to be issued in the Pointer Merger having been approved for listing on the Nasdaq Global Market, subject to official notice of issuance;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the Pointer Merger or the issuance of the Parent Common Stock as part of the Pointer Merger Consideration by any governmental entity that prohibits, restrains or makes illegal the consummation of the Pointer Merger or such issuance of the Parent Common Stock;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Pointer Merger and the transactions contemplated by the Merger Agreement and obtaining all such governmental authorizations, including the lapse of any applicable waiting period;

●	obtaining the applicable exemptions under the Israeli Securities Laws;

●	the closing of the transactions contemplated by the Investment Agreement; and

●	I.D. Systems obtaining the I.D. Systems Specified Stockholder Approval.

Conditions to the Obligations of Parent, Pointer Holdco and Pointer Merger Sub to Complete the Pointer Merger

In addition, the obligations of Parent, Pointer Holdco and Pointer Merger Sub to complete the Pointer Merger are also subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of the following conditions:

●	the accuracy of the representations and warranties of Pointer in the Merger Agreement;

●	Pointer having complied with or performed in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the closing date of the Pointer Merger;

●	since the date of the Merger Agreement, there must not have been or there must not have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in a material adverse effect on Pointer;

●	Parent having received a certificate signed on behalf of Pointer by its chief executive officer and chief financial officer certifying that the conditions set forth in the preceding three bullet points have been satisfied;

●	as of the Pointer Merger Effective Time, Pointer having not less than $3,000,000 in cash and cash equivalents (net of indebtedness of Pointer and its subsidiaries);

●	Pointer delivering to Parent evidence reasonably satisfactory to Parent of the termination of that certain Management Services Agreement, dated as of June 29, 2017, by and between Pointer and DBSI.;

●	Pointer delivering to Parent the consent of the Ministry of Communications of the State of Israel to the Pointer Merger; and

●	Pointer delivering to Parent evidence satisfactory to Parent that Pointer owns at least 99.99% of the issued and outstanding shares of each of the Mexican Subsidiaries and that each Mexican Subsidiary maintains all of the corporate books that it is required to maintain under Mexican law.

Conditions to the Obligations of Pointer to Complete the Pointer Merger

The obligation of Pointer to complete the Pointer Merger is also subject to the satisfaction (or waiver to the extent permissible under the Merger Agreement or applicable law) on or prior to the Pointer Merger Effective Time of the following conditions:

●	the accuracy of the representations and warranties of Parent in the Merger Agreement;

●	the accuracy of the representations and warranties of I.D. Systems contained in the Investment Agreement;

●	each of Parent and I.D. Systems having complied with or performed in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the closing date of the Pointer Merger;

●	Pointer having received a certificate signed on behalf of each of Parent and I.D. Systems by their respective chief executive officer and chief financial officer certifying that the conditions set forth in the preceding three bullet points have been satisfied; and

●	since the date of the Merger Agreement, there must not have been or there must not have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in a material adverse effect on Parent, its subsidiaries or I.D. Systems.

Termination

The Merger Agreement may be terminated only as follows:

●	by mutual written consent of Parent and Pointer at any time prior to the Pointer Merger Effective Time (notwithstanding receipt of the Pointer Shareholder Approval and/or the I.D. Systems Stockholder Approval);

●	by either Parent or Pointer, if:

○	at any time prior to the Pointer Merger Effective Time (notwithstanding receipt of the Pointer Shareholder Approval and/or the I.D. Systems Stockholder Approval), any court or governmental authority of competent jurisdiction has issued a final and non-appealable order or enacted a law permanently restraining, enjoining or otherwise prohibiting or making illegal the Pointer Merger or the issuance of shares of Parent Common Stock as part of the Pointer Merger Consideration; provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement results in the issuance of such final and non-appealable order or the enactment of such law;

○	the Pointer Merger has not been completed by the Outside Date; provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement results in the failure of the Pointer Merger to be completed by such time;

○	the Pointer Shareholder Approval is not obtained at the Pointer extraordinary general meeting or at any adjournment or postponement thereof; provided, that this right to terminate will not be available to Pointer if the breach of any provision of the Merger Agreement by Pointer results in the failure to obtain the Pointer Shareholder Approval at the Pointer extraordinary general meeting; or

○	the Investment Agreement is terminated in accordance with its terms.

●	by Pointer, if:

○	prior to the receipt of the Pointer Shareholder Approval, (i) the Pointer board of directors authorizes Pointer to enter into an acquisition agreement with a third party with respect to a superior proposal in accordance with the terms of the Merger Agreement, (ii) substantially concurrent with the termination of the Merger Agreement, Pointer enters into the acquisition agreement with such third party, and (iii) prior to or concurrently with such termination, Pointer pays to Parent, in immediately available funds, a termination fee of $3,000,000;

○	Parent, I.D. Systems, Pointer Holdco or Pointer Merger Sub breaches or fails to perform any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement, or if any representations or warranties of Parent, I.D. Systems, Pointer Holdco or Pointer Merger Sub become untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by Pointer to Parent of such breach or failure to perform or to be true; provided, that Pointer will not have the right to terminate the Merger Agreement under these circumstances if Pointer is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions to closing set forth in the Merger Agreement would not be satisfied; or

○	a Parent Closing Failure Termination is effected.

●	by Parent:

○	prior to the receipt of the Pointer Shareholder Approval, if the Pointer board of directors or any committee thereof makes an adverse recommendation change;

○	upon a willful and intentional breach by Pointer of its obligations pursuant to the no solicitation provisions set forth in the Merger Agreement;

○	upon a breach of Pointer’s obligation to hold the Pointer extraordinary general meeting and use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of the Merger Agreement;

○	if Pointer breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, other than certain limited exceptions, or if any representation or warranty of Pointer becomes untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by Parent to Pointer of such breach or failure to perform or to be true; provided, that Parent will not have the right to terminate the Merger Agreement under these circumstances if Parent or I.D. Systems is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that certain conditions set forth in the Merger Agreement would not be satisfied; or

○	upon the occurrence of, or if there shall have occurred any effect, change, condition, fact, development, occurrence or event that could reasonably be likely to result in a material adverse effect to Pointer.

Effect of Termination

If the Merger Agreement is terminated as described in the Merger Agreement will be of no further force or effect, and there will not be any liability or obligation on the part of any party, except that:

●	certain provisions of the Merger Agreement with respect to public announcements, notice and effect of termination, termination fee, amendment and modification, extensions and waiver, expenses, notices, counterparts and effectiveness, severability, assignment, governing law, exclusive jurisdiction, remedies, and waiver of jury trial will survive termination;

●	no termination will affect the obligations of the parties contained in the confidentiality agreement between I.D. Systems and Pointer; and

●	no termination will relieve any party from liability for willful breach of a representation, warranty or covenant in the Merger Agreement.

Termination Fees

Pointer Termination Fee

Pointer has agreed to pay Parent a termination fee of $3,000,000 if the Merger Agreement is terminated under any of the following circumstances:

●	by Pointer or Parent, if the Pointer Merger has not been completed by the Outside Date or if the Pointer Shareholder Approval is not obtained at the Pointer extraordinary general meeting or any adjournment or postponement thereof, or by Parent upon Pointer’s willful and intentional breach of any of its obligations, and at or prior to such termination, an acquisition proposal for Pointer has been made and within 12 months after the date of such termination, Pointer enters into a definitive agreement, or completes a transaction, relating to an acquisition proposal for Pointer (regardless of whether it is the same acquisition proposal); however, in this instance, references to 15% in the definition of acquisition proposal will be replaced by 50%;

●	by Parent, prior to receipt of the Pointer Shareholder Approval, if the Pointer board of directors or any committee thereof makes an adverse recommendation change;

●	by Pointer, prior to the receipt of the Pointer Shareholder Approval, if the Pointer board of directors authorizes Pointer to enter into an acquisition agreement with a third party with respect to a superior proposal in accordance with the terms of the Merger Agreement and substantially concurrent with the termination of the Merger Agreement, Pointer enters into the acquisition agreement with such third party; and

●	by Pointer, if the Pointer Merger has not been completed by the Outside Date and the Pointer board of directors or any committee thereof makes an adverse recommendation change, unless the Pointer Shareholder Approval was received prior to such termination.

Parent Termination Fee

Parent has agreed to pay Pointer a termination fee of $2,000,000 if the Merger Agreement is terminated under any of the following circumstances:

●	by Pointer, if a Parent Closing Failure Termination is effected;

●	by Pointer or Parent, as a result of the termination of the Investment Agreement due to the I.D. Systems Specified Stockholder Approval not being obtained at the stockholders’ meeting held therefor (or at any adjournment or proposal thereof), if, following the date of the Merger Agreement, the I.D. Systems board of directors effects an adverse recommendation change that remains in effect until the time of such I.D. Systems stockholders’ meeting; or

●	by Pointer or Parent as a result of the termination of the Investment Agreement by the Investors due to I.D. Systems effecting an adverse recommendation change thereunder or due to a material breach by I.D. Systems of any of its obligations.

Exclusive Remedy

Except in the case of a willful breach, if either party receives a termination fee in accordance with the provisions of the Merger Agreement, the receipt of the termination fee will be the receiving party’s sole and exclusive remedy against the paying party and its former, current or future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees, and neither the paying party nor any of its directors, officers, employees, affiliates, agents, attorneys, accountants, advisors, consultants or other authorized representatives will have any further liability or obligation relating to or arising out of the Merger Agreement or the transactions contemplated by the Merger Agreement.

To the extent that a termination fee is not promptly paid by any party when due, the party failing to pay the termination fee is also required to (i) pay any costs and expenses (including fees and disbursements of counsel) incurred by the other party in connection with the collection of such overdue amount and the enforcement of its rights incurred in connection with defending a legal proceeding to collect such fees and (ii) pay interest on the unpaid fee at an annual rate equal to 300 basis points over the prime rate (as reported by Bloomberg L.P. on the date such fee was due) from the date such fee was due until paid in full.

Amendments

The Merger Agreement may be amended, modified or supplemented in any and all respects by a written agreement of the parties with respect to any of the terms contained in the Merger Agreement, either before or after receipt of the Pointer Shareholder Approval, except that after receipt of the Pointer Shareholder Approval, the parties may not amend or waive any provision of the Merger Agreement if such amendment or waiver would require further approval of the Pointer shareholders under applicable law unless such approval has first been obtained.

Waivers

At any time prior to the Pointer Merger Effective Time, the parties to the Merger Agreement may:

●	extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement;

●	waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

●	subject to the amendment provisions described above, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Third Party Beneficiaries

The Merger Agreement is not intended to confer upon any person other than the parties thereto any rights, benefits, remedies, obligations or liabilities remedies, except for the provisions of the Merger Agreement relating to indemnification and exculpation from liability for the directors and officers of Pointer.

Governing Law; Jurisdiction

Except with respect to the fiduciary duties of the Pointer board of directors and matters set forth in the Merger Agreement that relate to effectuation of the Pointer Merger, which are exclusively governed by the laws of the State of Israel, the Merger Agreement is governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction.

The parties to the Merger Agreement and the Investors have agreed that any proceeding with respect to any matter governed by the laws of the State of Delaware will be brought and determined exclusively by the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction and any proceeding with respect to any matter governed by the laws of the State of Israel will be brought and determined exclusively by any court of competent jurisdiction sitting in Tel Aviv Jaffa, Israel.

Specific Performance

The parties to the Merger Agreement are entitled to obtain an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement, in addition to any other remedy to which they are entitled at law or equity, provided that Pointer will not be entitled to specific performance unless (i) all conditions to the obligations of each party and all conditions to the obligations of Parent, Pointer Holdco and Pointer Merger Sub set forth in the Merger Agreement have been satisfied or waived; (ii) Pointer has irrevocably confirmed in writing to Parent that all of the conditions of Pointer’s obligations have been satisfied or waived (other than those conditions that by their nature that are to be satisfied at the closing of the Pointer Merger) and if specific performance is granted and the financing is funded, then it is ready, willing and able to take the actions within its control to cause the closing of the Pointer Merger to occur; (iii) the debt financing has been funded or will be funded at the closing of the Pointer Merger assuming the Preferred Investment is funded; and (iv) Parent, I.D. Systems, Pointer Holdco and Pointer Merger Sub have failed to complete the closing of the Pointer Merger by the date the closing of the Pointer Merger is required to occur pursuant to the Merger Agreement.

Non-Recourse

No representative, affiliate of, or direct or indirect equity owner in, Pointer will have any personal liability to either Parent, Pointer Holdco or Pointer Merger Sub or any other person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Pointer in the Merger Agreement, and no representative, affiliate of, or direct or indirect equity owner in, either Parent or I.D. Systems, including, without limitation, the Investors, will have any personal liability to Pointer or any other person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of Parent, Pointer Holdco or Pointer Merger Sub in, or otherwise in connection with, the Merger Agreement. The Investors do not have, and will not have, any obligation or duties under or in respect of the Merger Agreement for which they can be held liable to any party or other person under the Merger Agreement.

THE INVESTMENT AGREEMENT

The following is a summary of the material terms and conditions of the Investment Agreement. This summary may not contain all of the information about the Investment Agreement that is important to you. This summary is qualified by reference to the complete text of the Investment Agreement, which is attached as Annex B to, and incorporated by reference into, this joint proxy statement/prospectus. You are encouraged to read the full text of the Investment Agreement because it is the legal document that governs the I.D. Systems Merger and the Preferred Investment.

Explanatory Note Regarding the Investment Agreement and the Summary of the Investment Agreement: Representations, Warranties and Covenants in the Investment Agreement Are Not Intended to Function or Be Relied on as Public Disclosures.

The Investment Agreement and the summary of its terms in this joint proxy statement/prospectus have been included to provide information about the terms and conditions of the Investment Agreement. The representations, warranties, covenants and agreements contained in the Investment Agreement were made by Parent, I.D. Systems and I.D. Systems Merger Sub as of specific dates and were qualified and subject to certain limitations and exceptions agreed to by Parent, I.D. Systems and I.D. Systems Merger Sub in connection with negotiating the terms of the Investment Agreement. In particular, in your review of the representations and warranties contained in the Investment Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated for the purpose of allocating contractual risk among the parties to the Investment Agreement rather than to establish matters as facts. The representations and warranties also may be subject to a contractual standard of materiality or material adverse effect that is different from what may be viewed as material by stockholders or shareholders, as applicable, or other investors and from the materiality standard applicable to reports and documents filed with the SEC and in some cases may be qualified by disclosures made by one party to the other, which are not reflected in the Investment Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Investment Agreement.

For the foregoing reasons, the Investment Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Investment Agreement, Parent, I.D. Systems and I.D. Systems Merger Sub and their respective affiliates and businesses, which is contained in or incorporated by reference into this joint proxy statement/prospectus, as well as in the Forms 10-K, Forms 10-Q and other filings that Parent and/or I.D. Systems has made or will make with the SEC.

I.D. Systems Merger and Reorganization

Pursuant to the Investment Agreement, I.D. Systems will reorganize into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as a wholly-owned subsidiary of Parent. At the I.D. Systems Merger Effective Time, each share of I.D. Systems Common Stock outstanding immediately prior to such time, other than any I.D. Systems Common Stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time, will be converted automatically into the right to receive one (1) share of Parent Common Stock.

Preferred Investment

The Investment Agreement also provides that Parent will issue and sell to the Investors 50,000 shares of Series A Preferred Stock at a purchase price of $1,000 per share for an aggregate purchase price of $50,000,000. The Series A Preferred Stock will include the right to convert into shares of Parent Common Stock (the “Conversion Shares”) upon the terms and conditions set forth in the Parent Charter.

Contemporaneous with the sale of the Investment Shares, Parent and the Investors will enter into the Registration Rights Agreement, pursuant to which Investors will have certain customary registration rights with respect to the Conversion Shares. See “Registration Rights Agreement” beginning on page 166 of this joint proxy statement/prospectus.

Pointer Holdco Loan and Contribution Transactions

Immediately following the sale of the Investment Shares, Parent will make certain loans to Pointer Holdco pursuant to one or more capital notes, contribute all or a portion of the proceeds from the sale of the Investment Shares to Pointer Holdco and contribute the shares of Parent Common Stock issued as the Acquisition Shares to facilitate the Merger Agreement.

Accordingly, immediately following the sale of the Investment Shares, and in parallel to taking a loan from Hapoalim by Pointer Holdco, Parent will make certain loans to Pointer Holdco. Some of the loans will be short-term interest-bearing loans, while others will be in the form of “Capital Notes”.

A Capital Note for Israeli income tax purposes is a loan which: (1) is made to a company by its controlling shareholder; (2) is not linked to any index and does not carry any interest (for this purpose, foreign currency fluctuations shall not be deemed as an index, provided that the loan has been denominated in the currency of the country of residence of the borrower); (3) cannot be repaid or converted into equity any time prior to its fifth anniversary; and (4) is subordinated to any and all other liabilities except for distribution of assets upon liquidation.

Capital Notes, to the extent they meet all the conditions listed directly above, are excluded from the application of the Israeli transfer pricing rules that would otherwise require the imputation of arm’s-length interest income. Nevertheless, if the repayment of a Capital Note is made in “breach” of the conditions above (for example, after less than five years from its issuance), then arm’s-length interest will be imputed for each year from issuance of the notes retroactively. Such interest would be subject to withholding tax in Israel pursuant to the U.S. – Israel tax treaty (which is currently 17.5%) and may also be subject to VAT (which is currently 17%).

See “Additional Financing Relating to the Transactions” beginning on page 164 of this joint proxy statement/prospectus.

Conversion of Securities

At the I.D. Systems Merger Effective Time, without any action on the part of Parent, I.D. Systems Merger Sub, I.D. Systems or the holder of any of the following securities:

●	each share of I.D. Systems Common Stock issued and outstanding immediately prior to the I.D. Systems Merger Effective Time (other than any I.D. Systems Common Stock owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time) will be converted automatically into the right to receive one share of Parent Common Stock;

●	each share of I.D. Systems Common Stock that is owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time will automatically be cancelled and cease to exist, and no consideration will be exchanged therefor;

●	each share of common stock, par value $0.01 per share, of I.D. Systems Merger Sub issued and outstanding immediately prior to the I.D. Systems Merger Effective Time will be cancelled and extinguished and converted automatically into one share of common stock, par value $0.01 per share, of I.D. Systems; and

●	I.D. Systems will surrender each share of Parent Common Stock that is owned by I.D. Systems immediately prior to the I.D. Systems Merger Effective Time for cancellation and each such share will automatically be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

No Appraisal Rights

No appraisal rights will be available with respect to the I.D. Systems Merger.

Treatment of I.D. Systems Stock Options and Restricted Stock Awards

I.D. Systems Options

At the I.D. Systems Merger Effective Time, each option to purchase shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems Equity Plans then outstanding, whether or not vested or exercisable, will be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions as applied to such option immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such option.

I.D. Systems Restricted Stock Awards

At the I.D. Systems Merger Effective Time, each restricted stock award with respect to shares of I.D. Systems Common Stock outstanding under any of the I.D. Systems Equity Plans, whether or not vested, will be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions as applied to such I.D. Systems restricted stock award immediately prior to the I.D. Systems Merger Effective Time, and as set forth in the documentation relating to such restricted stock award of I.D. Systems.

Assumption of Equity Compensation Plans and Employment Agreements

From and after the I.D. Systems Merger Effective Time, I.D. Systems has agreed to assign to Parent and Parent agreed to assume all obligations of I.D. Systems pursuant to (i) the I.D. Systems Equity Plans and (ii) each stock option agreement, restricted stock award agreement and any other similar agreement entered into pursuant to the I.D. Systems Equity Plans and all obligations of I.D. Systems pursuant to any employment agreements entered into by I.D. Systems.

Purchase and Sale of Securities

Immediately following the I.D. Systems Merger Effective Time, the Investors will purchase, and Parent will issue and sell to the Investors, the Investment Shares in exchange for $50,000,000.

Use of Proceeds

Parent and I.D. Systems will use all of the proceeds of the Preferred Investment to fund the Cash Consideration in the Pointer Merger, except for those funds allocated to a $1,000,000 facility fee and certain transaction costs payable to the Investors at closing.

Closing

The closing of the transactions contemplated by the Investment Agreement will occur on the date that is three business days after the date on which all of the conditions set forth in the Investment Agreement have been satisfied or waived in accordance with their terms (except for any conditions that by their nature can only be satisfied on the closing date) or on such other date as is mutually agreed between I.D. Systems and the Investors, at such time and at such place as I.D. Systems and the Investors mutually agree.

Representations and Warranties

I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors each made representations and warranties in the Investment Agreement for the benefit of the other parties. The representations and warranties of the parties are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules and are also qualified by materiality and material adverse effect and, with respect to I.D. Systems, certain documents filed by it with the SEC.

For I.D. Systems, Parent and I.D. Systems Merger Sub, the representations and warranties in the Investment Agreement relate to, among other things:

●	corporate organization and qualification;

●	corporate authority and approval relating to the execution, delivery and performance of the transaction documents;

●	absence of conflicts and required filings and consents;

●	validity and authorization of the issuance of the Investment Shares;

●	capitalization;

●	subsidiaries;

●	filings and reports with the SEC and compliance with the Sarbanes-Oxley Act;

●	financial statements;

●	absence of certain changes or events;

●	absence of undisclosed material liabilities;

●	absence of undisclosed material litigation;

●	compliance with applicable laws and court orders;

●	tax matters;

●	employees and employee benefit plans;

●	labor and employment matters;

●	insurance;

●	real property;

●	intellectual property;

●	environmental matters;

●	material contracts;

●	disclosure of material customers and suppliers;

●	compliance with anti-corruption and anti-money laundering laws, import, export controls and economic sanctions;

●	finders’ fees;

●	related party transactions;

●	application of takeover protections and rights agreements;

●	tax treatment;

●	absence of general solicitation in connection with the Preferred Investment;

●	no integrated offering;

●	compliance with Rule 506 of Regulation D under the Securities Act;

●	exempt status of the offer and sale of the securities to the Investors from the registration requirements of the Securities Act;

●	shell company status;

●	investment company status;

●	no fiduciary;

●	acquisition transactions;

●	absence of untrue statements of material fact or omissions of material fact in documents to be filed with the SEC in connection with the Transactions; and

●	absence of untrue statements of material fact or omissions of material fact in representations, warranties and other statements made in the transaction documents.

For the Investors, the representations and warranties in the Investment Agreement relate to, among other things:

●	corporate existence and power;

●	corporate authority and approval relating to the execution, delivery and performance of the transaction documents;

●	investment intent;

●	investment experience;

●	disclosure of information;

●	legends of the certificates evidencing the Investment Shares and Conversion Shares;

●	“accredited investor” status;

●	absence of general solicitation in connection with the Preferred Investment;

●	brokers and finders;

●	compliance with Rule 506 of Regulation D under the Securities Act;

●	absence of untrue statements of material fact or omissions of material fact in the information supplied by or on behalf of the Investors; and

●	tax matters.

Conduct of Business of I.D. Systems

The Investment Agreement provides that, subject to limited exceptions, until the I.D. Systems Merger Effective Time, I.D. Systems will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with governmental authorities with jurisdiction over its operations, and (iii) keep available its current officers and key employees. The Investment Agreement also expressly restricts the ability of I.D. Systems and each of its subsidiaries to take the following actions, subject to limited exceptions, without the prior written consent of the Investors (such consent not to be unreasonably withheld, conditioned or delayed):

●	amend the certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise) of I.D. Systems or any of its subsidiaries;

●	directly or indirectly split, combine or reclassify any shares of capital stock of I.D. Systems or any of its subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of I.D. Systems or any of its subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of I.D. Systems or any of its subsidiaries, except for certain limited exceptions;

●	issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of I.D. Systems or any of its subsidiaries or any securities convertible into or exchangeable for equity securities of I.D. Systems or any of its subsidiaries, except for certain limited exceptions, or amend any term of any equity security of I.D. Systems or its subsidiaries;

●	incur or commit to any capital expenditures, except for (i) those contemplated by I.D. Systems’ fiscal 2019 budget and capital expenditure plan or (ii) any capital expenditures of less than $250,000 in the aggregate per fiscal quarter;

●	acquire from any third party, directly or indirectly, any corporation, partnership, or other business organization or business thereof for an aggregate purchase price in excess of $1,000,000, other than (i) inventory, supplies and materials in the ordinary course of business of I.D. Systems and its subsidiaries, (ii) pursuant to certain contracts in effect on the date of the Investment Agreement, or (iii) assets, securities, properties, interests or businesses of I.D. Systems or any of its subsidiaries;

●	sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any lien on, directly or indirectly, any of I.D. Systems’ or any of I.D. Systems subsidiary’s assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of intellectual property rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to certain contracts in effect on the date of the Investment Agreement, (iii) permitted liens, (iv) sales, licenses, leases or other transfers to, or liens in favor of, I.D. Systems or any of its wholly-owned subsidiaries, or (v) liens in an amount less than $100,000 in the aggregate;

●	make any loans, advances or capital contributions to, or investments in, any other person, or form or acquire any subsidiary that is not wholly-owned by I.D. Systems or any of its wholly-owned subsidiaries, other than certain limited exceptions;

●	redeem, repurchase, prepay (other than prepayments of revolving loans in the ordinary course of business), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees in a manner that increases the aggregate liability (including any contingent liability) of I.D. Systems or any of its subsidiaries, or issue or sell any debt securities, except for (i) intercompany debt and (ii) letters of credit issued and maintained in the ordinary course of business to the extent undrawn;

●	enter into any agreement or arrangement that limits or otherwise restricts I.D. Systems or any of its subsidiaries, from engaging or competing in any line of business, in any location or with any person, or would purport to limit, after consummation of the Pointer Merger and the transactions contemplated by the Merger Agreement, Pointer or any of its subsidiaries from engaging or competing in any line of business;

●	enter into any new line of business outside of the existing business of I.D. Systems and its subsidiaries, other than pursuant to any product roadmaps in existence as of the date of the Investment Agreement;

●	amend or modify in any material respect or terminate any material contract, other than in the ordinary course of business consistent with past practice or that does not have a material effect on I.D. Systems and its subsidiaries, or waive, release or assign any material rights, claims or benefits under any material contract, or enter into any material contract, other than in limited circumstances;

●	recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative, or negotiate, enter into, amend, modify or terminate any collective bargaining agreement;

●	grant, amend or terminate any equity or equity-based awards, other than the grant of options to purchase I.D. Systems Common Stock or I.D. Systems restricted stock awards covering not more than 40,000 shares of I.D. Systems Common Stock in the aggregate, to newly-hired non-executive employees in the ordinary course of business;

●	except as required by the express provisions of an I.D. Systems employee benefit plan in effect and provided in writing to the Investors prior to the date of the Investment Agreement, required by applicable law or disclosed to the Investors in accordance with the terms of the Investment Agreement, (i) grant or provide any severance or termination payments or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of I.D. Systems or any of its subsidiaries, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of I.D. Systems or any of its subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of I.D. Systems or any of its subsidiaries, other than increases of compensation payable to non-executive employees of I.D. Systems or any of its subsidiaries or independent contractors and consultants of I.D. Systems or any of its subsidiaries in the ordinary course of business consistent with past practice, in an amount not to exceed $350,000 in the aggregate, and increases in compensation of any executive employee of not greater than an aggregate of 3% of the current consideration payable to such person, (iv) establish, adopt, terminate or amend any material compensation plans, (v) terminate the employment of any current employee of the I.D. Systems or any of its subsidiaries with a title of senior vice-president or above other than for cause or for performance-related reasons, or (vi) promote any employee of I.D. Systems or any of its subsidiaries to a position that reports directly to the chief executive officer of I.D. Systems;

●	waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of I.D. Systems or any of its subsidiaries;

●	change I.D. Systems’ methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, any governmental authority or applicable law;

●	make or change any material election with respect to taxes, (ii) adopt or change any method of tax accounting or change any annual accounting period, (iii) amend any tax return, (iv) settle any claim or assessment in respect of taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a tax refund, offset or other reduction in tax liability;

●	compromise or settle any lawsuit or proceeding, other than settlements where the net payment does not exceed $500,000, that do not involve an admission of guilt or impose any injunctive relief or a material restriction on I.D. Systems or any of its subsidiaries, and that do not involve material intellectual property rights, or (ii) commence any lawsuit or proceeding, other than in the ordinary course of business consistent with past practice;

●	take any actions that would or would be reasonably likely to (i) result in any of the conditions in the Investment Agreement not being satisfied, (ii) result in new or additional required approvals from any governmental authority that would materially delay the consummation of the Transactions, or (iii) materially impair the ability of Parent, I.D. Systems, Pointer Holdco or I.D. Systems Merger Sub to consummate, or materially delay the consummation of, the Transactions;

●	authorize, apply for or cause to be approved the listing of I.D. Systems Common Stock on any stock exchange, other than Nasdaq;

●	fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any material intellectual property rights;

●	fail to repay or redeem any indebtedness in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

●	cancel, terminate, fail to keep in place, pay any premium on, or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent substitute insurance coverage, other than certain limited exceptions;

●	adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of I.D. Systems or any of I.D. Systems’ subsidiaries;

●	acquire any fee interest in real property;

●	enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

●	agree, resolve or commit to do any of the foregoing.

No Solicitation

I.D. Systems has agreed to use reasonable best efforts to immediately cease (i) any communications, discussions or negotiations that may have been ongoing with respect to an acquisition proposal (as defined below), (ii) furnishing any information to any person with respect to an acquisition proposal, or (iii) cooperating with, assisting in, participating in, facilitating or encouraging an acquisition proposal, and will request to have returned to it or destroyed any confidential information and materials that have been provided in any such discussions or negotiations occurring in the six months prior to the date of the Investment Agreement.

Until the earlier of the I.D. Systems Merger Effective Time or the date of termination of the Investment Agreement in accordance with its terms, I.D. Systems has agreed not to, nor permit any of its subsidiaries to, nor authorize or permit any of its officers, directors or employees or any affiliates, agents, advisors, attorneys, consultants, accountants or other representative retained by it or any of its subsidiaries to, directly or indirectly:

●	solicit, initiate or encourage (including by way of furnishing information) or facilitate any inquiry or the making of any proposal which constitutes, or would reasonably be expected to lead to, an acquisition proposal;

●	approve, recommend or publicly propose to approve or recommend an acquisition proposal;

●	approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to an acquisition proposal (other than an acceptable confidentiality agreement, as described below, entered into in accordance with the Investment Agreement or a superior proposal (as defined below));

●	enter into, continue or otherwise participate in any discussions or negotiations regarding any acquisition proposal; or

●	agree or commit to do any of the foregoing.

If, however, prior to the receipt of the I.D. Systems Stockholder Approval, following the receipt of a written acquisition proposal that the I.D. Systems board of directors determines in good faith, based on the advice of I.D. Systems’ outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a superior proposal (as defined below), and that was not solicited in violation of the Investment Agreement and was made after the date of the Investment Agreement, I.D. Systems may, in response to such acquisition proposal and to the extent that the I.D. Systems board of directors determines that the failure to take any such action would result in a violation of its fiduciary duties under applicable law, furnish information with respect to I.D. Systems to the party making such acquisition proposal pursuant to a confidentiality agreement that does not contain any provision that would prevent I.D. Systems from complying with its obligations to provide any disclosure to the Investors or Pointer required by the Investment Agreement, that contains confidentiality provisions not less restrictive on such person than those contained in the confidentiality agreement entered into between I.D. Systems and the Investors, which agreement is referred to as an “acceptable confidentiality agreement,” and engage in discussions or negotiations with such party regarding such acquisition proposal; provided, that, promptly (but in any event within 24 hours) following furnishing any such nonpublic information to the person making the acquisition proposal, I.D. Systems must furnish such nonpublic information to the Investors to the extent not previously provided.

In addition, I.D. Systems must promptly (but in any event within 24 hours) notify the Investors in writing of any inquiries, proposals, indications of interest or offers that constitute or would reasonably be expected to lead to an acquisition proposal and of any discussions or negotiations regarding any inquiry, proposal, indication of interest or offer that constitutes or would reasonably be expected to constitute an acquisition proposal, including any material changes to such acquisition proposal. The written notice must indicate the identity of the person making the inquiry, proposal, indication of interest or offer and the material terms and conditions of any such inquiries, proposals, indications of interest or offers (and must provide copies of all related written inquiries, proposals or offers, including proposed agreements). I.D. Systems must also promptly notify (but in any event within 24 hours) the Investors in writing of I.D. Systems’ intention to engage in discussions or negotiations, or furnish non-public information to, the person making the acquisition proposal, information request or inquiry.

Prior to the receipt of the I.D. Systems Stockholder Approval, the I.D. Systems board of directors may effect an adverse recommendation change only if:

●	there has been a material positive event, change in circumstances or development materially affecting the business or financial condition of I.D. Systems and its subsidiaries, taken has a whole, that was not known or reasonably foreseeable as of the date of the Investment Agreement (referred to herein as an “intervening event”), which event, change or development first becomes known to the I.D. Systems board of directors prior to the receipt of the I.D. Systems Stockholder Approval and which causes the I.D. Systems board of directors to conclude in good faith, based on the advice of I.D. Systems’ outside financial advisors and legal counsel duly licensed to practice law in the state of Delaware, that the failure to make an adverse recommendation change would result in a violation of the fiduciary duties of the I.D. Systems board of directors under applicable law; or

●	the I.D. Systems board of directors receives a written acquisition proposal that was not solicited in violation of the Investment Agreement and has not been withdrawn, the I.D. Systems board of directors concludes in good faith, based on the advice of I.D. Systems’ outside financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal, and the I.D. Systems board of directors concludes in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would result in a violation of its fiduciary duties under applicable law.

Notwithstanding the foregoing, an adverse recommendation change may not be made unless:

●	the I.D. Systems board of directors provides Investors at least five business days’ prior written notice of its intention to take such action, which notice shall specify in reasonable detail the reasons for the adverse recommendation change, including, as applicable, information with respect to the superior proposal or the facts and circumstances in reasonable detail of the intervening event;

●	during the five business days following such written notice, the I.D. Systems board of directors and its representatives have negotiated in good faith with the Investors (unless the Investors have expressly agreed in writing not to negotiate) regarding any revisions to the terms of the Investment Agreement proposed by the Investors in response to such superior proposal or intervening event, as applicable; and

●	at the end of the five business day period as described below, the I.D. Systems board of directors concludes in good faith, based on the advice of I.D. Systems’ outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of the Investment Agreement proposed), that, as applicable, the acquisition proposal continues to be a superior proposal, or the intervening event continues to warrant an adverse recommendation change, and in each case, that the failure to make such adverse recommendation change would be result in a violation of the fiduciary duties owed by the I.D. Systems board of directors under applicable law.

Any amendment or modification to any superior proposal will be deemed to be a new acquisition proposal, and the provisions described above will apply to the new acquisition proposal except that the five business day “matching period” will be reduced to three business days.

For purposes of this section of the joint proxy statement/prospectus, an “acquisition proposal” means, with respect to I.D. Systems:

●	any proposal or offer (other than the Transactions or any other proposal or offer by the Investors or their affiliates) that, if consummated, would result in the person making such acquisition proposal owning:

●	15% or more of the total voting power or of any class of equity securities of I.D. Systems or any one or more of its subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of I.D. Systems and its subsidiaries, taken as a whole; or

●	assets comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of I.D. Systems and its subsidiaries, taken as a whole; or

●	a recapitalization, reorganization, joint venture, partnership, restructuring, dissolution or liquidation of I.D. Systems or any of its subsidiaries for consideration equal to 15% or more of the fair market value of all of the issued and outstanding I.D. Systems Common Stock on the last trading day prior to the date of the Investment Agreement or the consolidated total assets of I.D. Systems and its subsidiaries, taken as a whole.

For purposes of this joint proxy statement/prospectus, a “superior proposal” means a bona fide and written acquisition proposal that the I.D. Systems board of directors, determines in good faith, based on the advice of its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the I.D. Systems stockholders than the Transactions, taking into account all relevant factors, including (i) all legal, financial (including the certainty of any financing) and regulatory aspects of the acquisition proposal, (ii) the person making the acquisition proposal, and (iii) the Investment Agreement (including any adjustment to the terms and conditions of the Investment Agreement agreed to by the Investors in response to such acquisition proposal, which if consummated, would result in the person making such acquisition proposal owning:

●	more than 50% of the total voting power or of any class of equity securities of I.D. Systems or any one or more of its subsidiaries which comprise more than 50% of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of I.D. Systems and its subsidiaries, taken as a whole; or

●	assets comprising more than 50% of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of I.D. Systems and its subsidiaries, taken as a whole.

Whether or not there is an adverse recommendation change, unless the Investment Agreement is terminated in accordance with its terms, the I.D. Systems board of directors will submit the proposals to adopt the Investment Agreement and approve the Transactions to the I.D. Systems stockholders at the I.D. Systems special meeting (provided, that, for as long as there is an adverse recommendation change, the I.D. Systems board of directors will nevertheless be required to solicit proxies in favor of the adoption of the Investment Agreement and approval of the Transactions).

I.D. Systems Stockholders’ Meeting

The Investment Agreement requires I.D. Systems to, as soon as practicable following effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, duly call, give notice of, convene and hold a meeting of its stockholders, for the purpose of seeking the I.D. Systems Stockholder Approval for the following proposals:

●	adoption of the Investment Agreement and approval of the I.D. Systems Merger;

●	approval of the issuance of the Investment Shares;

●	approval of the issuance of the Acquisition Shares;

●	approval of the amendment of the I.D. Systems 2018 Plan;

●	approval of the authorized share capital of Parent, as described in the Parent Charter;

●	approval of the indemnification provisions in Article ELEVENTH of the Parent Charter;

●	approval of the corporate opportunity provisions in Article TWELFTH of the Parent Charter; and

●	approval of the exclusive forum provisions in Article SIXTEENTH of the Parent Charter.

I.D. Systems will recommend the adoption of the Investment Agreement and the approval of other aforementioned proposals by I.D. Systems’ stockholders, otherwise comply with all legal and Nasdaq requirements applicable to the I.D. Systems’ stockholder meeting and, regardless of whether there has been an adverse recommendation change, use its reasonable best efforts to (i) solicit from its stockholders proxies in favor of the adoption of the Investment Agreement and approval of the other aforementioned proposals, and (ii) take all other action necessary or advisable to secure such adoption, provided that nothing in the Investment Agreement prohibits the I.D. Systems board of directors from making an adverse recommendation change in compliance with the Investment Agreement.

Reservation of I.D. Systems Common Stock; Listing of Underlying Shares

Parent will reserve and keep available out of its authorized but unissued shares of Parent Common Stock such number of shares of Parent Common Stock that equals the number of shares sufficient for the conversion of the Investment Shares issued pursuant to the Investment Agreement.

Promptly following the date of the Investment Agreement, I.D. Systems and Parent will take all necessary action to cause the Conversion Shares to be listed on Nasdaq no later than the I.D. Systems Merger Effective Time. I.D. Systems (and after the I.D. Systems Merger Effective Time for as long as any Investment Shares or Conversion Shares are outstanding, Parent) will use reasonable best efforts to continue the listing and trading of the I.D. Systems Common Stock (and after the I.D. Systems Merger Effective Time, the Parent Common Stock) on Nasdaq and will use reasonable best efforts to comply in all material respects with I.D. Systems’ (and after the I.D. Systems Merger Effective Time, Parent’s) reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

Merger Agreement

Parent will not, and will cause Pointer Holdco not to, exercise any right under, agree to any amendment to, provide any consent or approval under, or take any other action with respect to the Merger Agreement or any other document being executed and delivered in connection therewith without the prior written consent of Investors. However, Parent may still exercise its right to terminate the Merger Agreement in accordance with its terms.

Notwithstanding the termination of the Investment Agreement, in the event that Parent or any affiliate of Parent receives the termination fee from Pointer set forth in the Merger Agreement, after payment of all reasonable and documented out-of-pocket fees and expenses incurred in connection with the Transactions), Parent will pay 50% of the remaining amount of such termination fee to the Investors. If Parent does not pay such amount in full in a timely manner to the Investors, and in order to obtain such payment, any of the Investors commences a suit that results in a judgment against Parent or any of Parent’s affiliates for the payment of the termination fee or any portion thereof, Parent will pay the Investors their reasonable costs and expenses in connection with such suit, together with interest, on the amount payable to the Investors.

Transfer Restrictions

I.D. Systems has agreed, with respect to the stockholder party to the I.D. Systems Voting Agreement, that if such stockholder attempts to transfer, vote or provide any person with the authority to vote any of its shares of I.D. Systems Common Stock other than in strict compliance with the I.D. Systems Voting Agreement, I.D. Systems will not (i) permit any such transfer on I.D. Systems’ books and records, (ii) issue a new certificate representing any of the shares of I.D. Systems Common Stock or permit any book entries for any transfer with respect to any shares of I.D. Systems Common Stock that are in uncertificated form or (iii) record such vote, unless and until such stockholder has complied with the terms of the I.D. Systems Voting Agreement.

Joint Proxy Statement and Registration Statement Covenant

As promptly as practicable following the date of the Investment Agreement, I.D. Systems will cause to be prepared and filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. Each of Parent and I.D. Systems have agreed to use its reasonable best efforts to have this registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, declared effective under the Securities Act as promptly as practicable after its filing. Each of Parent and I.D. Systems will notify the Investors promptly after the receipt of any comments with respect to this joint proxy statement/prospectus or the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, received by such party from the SEC, and provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of Parent and I.D. Systems will give the Investors and its counsel a reasonable opportunity to review such document or response and give due consideration to any comments of the other party in connection with any such document or response. Each of Parent and I.D. Systems will use reasonable best efforts to respond promptly to any comments of the SEC or their respective staff with respect to this joint proxy statement/prospectus or the registration statement, as applicable.

Parent and I.D. Systems have agreed to make all necessary filings with respect to the I.D. Systems Merger and the other transactions contemplated by the Investment Agreement under the Securities Act and the Exchange Act and any necessary state securities laws or “blue sky” notice requirements in connection with the issuance of Parent Common Stock. As promptly as practicable after this registration statement becomes effective, I.D. Systems will use its reasonable best efforts to cause this joint proxy statement/prospectus to be delivered to its stockholders in accordance with applicable law and the rules and regulations of Nasdaq.

If at any time prior to Pointer having obtained the Pointer Shareholder Approval and I.D. Systems having obtained the I.D. Systems Stockholder Approval, any information relating to I.D. Systems or the Investors, or any of their respective affiliates, officers or directors, is discovered by I.D. Systems or the Investors that should be set forth in an amendment or supplement to either this joint proxy statement/prospectus or the registration statement on Form S-4, of which it forms a part, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other party and an appropriate amendment or supplement describing such information will be promptly prepared and filed with the SEC and, to the extent required under applicable law, disseminated to the I.D. Systems stockholders.

Reasonable Best Efforts

I.D. Systems, Parent, I.D. Systems Merger Sub and the Investors will use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate and make effective the Transactions as promptly as reasonably practicable, including to make all filings (if any) and give all notices (if any) required in connection with the Transactions, use reasonable best efforts to obtain each consent required to be obtained in connection with the Transactions, and use reasonable best efforts to lift any legal bar to any of such transactions.

Debt Financing Commitment

I.D. Systems and Parent agree to use their reasonable best efforts to cause their respective officers, directors, employees, financial advisors, counsel, accountants and other representatives and affiliates to provide, and to exercise, at the request of the Investors, their rights under the Merger Agreement to seek compliance by Pointer with its obligations to provide, all cooperation reasonably requested by the lenders under the debt financing and/or Investors in connection with the arrangement of the debt financing. Such cooperation includes:

●	participating at reasonable times, upon reasonable advance notice, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating in marketing efforts for any of the debt financing;

●	assisting the lenders under the debt financing and/or the Investors (in connection with the arrangement of the debt financing) with timely preparation of customary materials for rating agency presentations, bank information memoranda, forecasts of financial statements and similar documents;

●	cooperating with the lenders under the debt financing and/or the Investors (in connection with the arrangement of the debt financing) in connection with the preparation and registration of any pledge and security documents and other definitive financing documents as may reasonably be requested by the lenders under the debt financing and/or the Investors (in connection with the arrangement of the debt financing);

●	furnishing the lenders under the debt financing and/or the Investors (in connection with the arrangement of the debt financing), as promptly as practicable, with all required financial information;

●	cooperating with the lenders under the debt financing to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by such lenders;

●	reasonably facilitating the pledging or reaffirmation of the pledge of collateral;

●	delivering notices of prepayment within the time periods required by relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and similar instruments;

●	providing authorization letters to the lenders under the debt financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the debt financing;

●	taking all corporate actions and other actions reasonably requested by the lenders under the debt financing to permit the consummation of the debt financing; and

●	providing all documentation and other information about I.D. Systems and its subsidiaries as is required by applicable “know your customer” and anti-money laundering rules and regulations to the extent reasonably requested.

None of I.D. Systems or any of I.D. Systems’ subsidiaries will be required to pay any commitment or similar fee relating to the debt financing prior to the closing of the I.D. Systems Merger or enter into any binding agreement or commitment or resolution or otherwise take any corporate or similar action with respect to the debt financing that, in each case, is not conditioned on the occurrence of the closing of the I.D. Systems Merger.

Standstill

From the closing date of the Investment Agreement until the earlier to occur of (i) such date as the Investors and their respective affiliates collectively cease to beneficially own five percent of the outstanding common stock of Parent or (ii) the thirteen month anniversary of the optional redemption date (as defined in the Parent Charter) in connection with an optional redemption notice (as defined in the Parent Charter) providing for a redemption of such number of shares of Series A Preferred Stock as would result in the Investors and their respective affiliates collectively ceasing to beneficially own five percent of the outstanding common stock of Parent, the Investors will not and will cause ABRY Partners II, LLC and ABRY Partners II, LLC’s controlled affiliates, not to do, any of the following:

●	engage in any “solicitation” of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents to vote any voting securities of Parent, in each case inconsistent with the recommendations of the board of directors of Parent;

●	grant a proxy with respect to the voting of any securities of Parent to any person other than the board of directors of Parent and executive officers of Parent;

●	seek representation on the board of directors of Parent, submit nominations for the election or removal of any directors of Parent or seek to remove any directors of Parent;

●	initiate, propose, submit, encourage or otherwise solicit stockholders of Parent for the approval of one or more stockholder proposals in a manner inconsistent with the recommendation of the board of directors of Parent;

●	form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Act) with respect to any voting securities of Parent, for the purpose of acquiring, holding, voting or disposing of any voting securities of Parent;

●	advise, assist, knowingly encourage or influence, or direct any person to do, or to advise, assist, knowingly encourage or influence or direct any other person to do, any of the foregoing or otherwise circumventing the limitations of the standstill provisions or voting any voting securities of Parent in a manner inconsistent with the recommendations of the board of directors of Parent; or

●	make any request or submit any proposal to waive, terminate or amend the terms of the standstill other than through non-public communications with Parent.

Notwithstanding the foregoing, nothing in the standstill will limit:

●	the Investors’ ability to (i) either vote for, vote against or abstain from voting on, any proposal submitted for a vote of stockholders which is not initiated or conducted in violation of the standstill, (ii) privately make and submit to Parent and/or the board of directors of Parent any proposal that is intended by the Investors to be made and submitted on a non-publicly disclosed or announced basis, (iii) exercise rights as a holder of Series A Preferred Stock under the Parent Charter or any transaction document or (iv) in response to an unsolicited inquiry or proposal from any person in respect of any action prohibited or reasonably likely to be prohibited by the standstill, to ascertain facts from the person for the sole purpose of informing themselves about such inquiry or proposal and the person that made it and to refer such person to the standstill and to limit its conversation exclusively to such referral and such ascertaining of facts;

●	any Series A Director in taking any action as a member of the board of directors of Parent, including voting or taking any action in respect of his or her legal duties or otherwise acting in his or her capacity as a member of the board of directors of Parent; or

●	the Investors’ ability to dispose of any of its securities of Parent, either publicly or privately.

Additional Actions in Connection with I.D. Systems Merger

The Investment Agreement contains additional agreements in connection with the I.D. Systems Merger, which includes, among others, the following:

Insurance

Parent will procure directors’ and officers’ liability insurance, such that at the I.D. Systems Merger Effective Time, Parent will have directors’ and officers’ liability insurance coverage insuring Parent, I.D. Systems Merger Sub, I.D. Systems, Pointer Holdco and each of their subsidiaries and each of their directors and officers that is no less favorable than the insurance coverage held by I.D. Systems immediately prior to the I.D. Systems Merger and that is otherwise acceptable to the Investors.

Section 16

I.D. Systems and Parent will cause any disposition of shares of I.D. Systems Common Stock or acquisitions of shares of Parent Common Stock resulting from the Transactions by each officer and director of I.D. Systems who is subject to reporting requirements under Section 16(a) of the Exchange Act with respect to I.D. Systems to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Conditions to the Investment Agreement

Conditions to the Investors’ Obligations

The obligations of each of the Investors to purchase the Investment Shares is subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) on or prior to the closing date of the transactions contemplated by the Investment Agreement of various conditions, including the following:

●	the accuracy and completeness of the representations and warranties of I.D. Systems, Parent and I.D. Systems Merger Sub in the Investment Agreement;

●	I.D. Systems, Parent and I.D. Systems Merger Sub having complied with or performed in all material respects all of the covenants and agreements they are required to comply with or perform at or prior to the closing date of the Investment Agreement;

●	there must not have been or there must not have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in a material adverse effect on I.D. Systems and its subsidiaries;

●	the Investors having received a certificate signed on behalf of each of I.D. Systems and Parent by their respective chief executive officer and chief financial officer certifying that the conditions set forth in the preceding three bullet points have been satisfied;

●	I.D. Systems, Parent and I.D. Systems Merger Sub having obtained the I.D. Systems Specified Stockholder Approval;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	I.D. Systems and Parent having delivered a Secretary’s Certificate executed on behalf of each of I.D. Systems and Parent by their respective secretaries;

●	I.D. Systems, Parent and each other party thereto (other than the Investors) having executed and delivered all of the Investment Documents, together with evidence of filing of the Parent Charter;

●	Parent, Pointer Holdco and each other party thereto having executed and delivered the Merger Agreement and the other documents in connection therewith;

●	each of the transactions contemplated by the Investment Agreement, including the debt financing, and the transactions contemplated by the Merger Agreement having been consummated on the closing date;

●	the Investors having received a legal opinion in the form agreed to under the Investment Agreement;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	Parent having filed with Nasdaq a Listing of Additional Shares notification form for the listing of the Conversion Shares on Nasdaq;

●	no stop order or suspension of trading having been imposed by Nasdaq, the SEC or any other governmental authority respect to public trading of the Parent Common Stock;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	a $1,000,000 facility fee having been paid by Parent or I.D. Systems to the Investors;

●	the fees and expenses of Investors having been paid by Parent or I.D. Systems;

●	Parent having entered into an indemnification agreement with each of the individuals who will be a member of the board of directors of Parent;

●	the finalization of a flow of funds statement no later than three business days prior to the closing date of the transactions contemplated by the Investment Agreement; and

●	I.D. Systems and the subsidiaries of I.D. Systems having cash and cash equivalents no less than $8,500,000 prior to giving effect of the issuance and sale of the Investment Shares and the receipt of the purchase price therefor.

Conditions to I.D. Systems’ and Parent’s Obligations

In addition, the obligations of I.D. Systems and Parent to issue the Investment Shares and to consummate the other transactions contemplated by the Investment Agreement is subject to the satisfaction (or waiver to the extent permissible under the Investment Agreement or applicable law) on or prior to the closing date of the transactions contemplated by the Investment Agreement of various conditions, including the following:

●	the truth, accuracy and completeness of the representations and warranties of the Investors in the Investment Agreement;

●	the Investors having complied with or performed in all material respects all of the covenants and agreements it is required to comply with or perform at or prior to the closing date of the transactions contemplated by the Investment Agreement;

●	Parent having received a duly executed counterpart of the Registration Rights Agreement from each of the Investors;

●	the Investors having delivered the purchase price to Parent;

●	no law or order having been promulgated, entered, enforced, enacted or issued or made applicable to the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement by any governmental authority that prohibits, restrains or makes illegal the consummation of the I.D. Systems Merger, the issuance of the Investment Shares or any of the other transactions contemplated by the Investment Agreement;

●	I.D. Systems having obtained the I.D. Systems Specified Stockholder Approval;

●	the Parent Common Stock to be issued in the I.D. Systems Merger having been approved for listing on Nasdaq, subject to official notice of issuance;

●	the registration statement of which this joint proxy statement/prospectus forms a part having become effective, and not subject to any stop order or any proceeding seeking a stop order;

●	the parties having made any material filing required to obtain all material governmental authorizations applicable to the Transactions and obtaining all such governmental authorizations, including the lapse of any applicable waiting period; and

●	the closing of the Pointer Merger and the other transactions contemplated by the Merger Agreement.

The conditions set forth in the first, second, third, seventh, ninth (except to the extent that the failure to obtain any governmental authorization would prohibit the consummation of the Transactions) and tenth bullet points above may be waived by I.D. Systems or Parent (however, since there are corresponding conditions to the Investors’ obligations to close, they would also need to be waived by the Investors). Any determination whether to waive any condition to the Transactions, whether stockholder approval would be re-solicited as a result of any such waiver or whether this joint proxy statement/prospectus would be amended as a result of any waiver will be made by I.D. Systems or Parent, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time. The receipt of a tax opinion by I.D. Systems regarding the tax consequences of the Transactions is not a condition to the consummation of the Transactions.

Termination

The Investment Agreement may be terminated only as follows:

●	by the mutual written consent of I.D. Systems and the Investors at any time prior to the I.D. Systems Merger Effective Time;

●	by either I.D. Systems or the Investors if:

○	at any time prior to the I.D. Systems Merger Effective Time, any court or governmental authority of competent jurisdiction has issued a final and non-appealable order or enacted a law permanently restraining, enjoining or otherwise prohibiting or making illegal the Transactions; provided, that this right to terminate will not be available to any party whose breach of any provision of the Investment Documents and, in the case of I.D. Systems, the Merger Agreement and the other agreements entered into in connection therewith, results in the issuance of such final and non-appealable order or the enactment of such law;

○	the closing of the transactions contemplated under the Investment Agreement has not been completed by the Outside Date; provided, that this right to terminate will not be available to any party whose breach of any provision of the Investment Documents, and in the case of I.D. Systems, the Merger Agreement and the other agreements entered into in connection therewith, results in the failure of the closing of the transactions contemplated by the Investment Agreement to have occurred by such time;

○	the I.D. Systems Specified Stockholder Approval is not obtained at the I.D. Systems special meeting or any adjournment or postponement thereof; provided, that this right to terminate will not be available to I.D. Systems if its breach of any provision of the Investment Documents and the Merger Agreement and the other agreements entered into in connection therewith results in the failure of the I.D. Systems Specified Stockholder Approval to be obtained; or

○	the Merger Agreement is terminated in accordance with its terms.

●	by I.D. Systems:

○	if the Investors breach or fail to perform any of their respective representations, warranties, covenants or agreements set forth in the Investment Agreement, or if any representation or warranty of the Investors becomes untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by I.D. Systems to the Investors of such breach or failure to perform or to be true; provided, that I.D. Systems will not have the right to terminate the Investment Agreement under these circumstances if I.D. Systems is then in breach of any of its representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied.

●	by Investors:

○	if the I.D. Systems board of directors or any committee thereof makes an adverse recommendation change;

○	upon a material breach by I.D. Systems of its obligations pursuant to the no solicitation provisions set forth in the Investment Agreement;

○	if I.D. Systems, Parent or I.D. Systems Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Investment Agreement, other than certain limited exceptions, or if any representation or warranty of I.D. Systems, Parent or I.D. Systems Merger Sub becomes untrue, which breach or failure to perform or to be true would result in the failure of certain conditions to closing regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured by the earlier of the Outside Date and 30 days after the giving of written notice by the Investors to I.D. Systems of such breach or failure to perform or to be true; provided, that the Investors will not have the right to terminate the Investment Agreement under these circumstances if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied;

○	if Parent, Pointer Holdco or Pointer Merger Sub breaches or fails to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, or if any representation or warranty of Parent, Pointer Holdco or Pointer Merger Sub under the Merger Agreement becomes untrue, which breach or failure to perform or to be true would result in a failure of certain conditions to closing set forth in the Merger Agreement regarding accuracy of representations and warranties and performance of obligations to be satisfied, and cannot be cured by the Outside Date, or if curable prior to the Outside Date, is not cured in accordance with the terms of the Merger Agreement; provided, that the Investors will not have the right to terminate the Investment Agreement under these circumstances if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in the Investment Agreement such that certain conditions to closing set forth in the Investment Agreement would not be satisfied;

○	upon a breach of any voting agreement contemplated under the Investment Agreement or the Merger Agreement at any time after its execution and delivery, or if any such voting agreement ceases to be in full force and effect and enforceable against the parties thereto in accordance with its terms, as a result of which the I.D. Systems Specified Stockholder Approval or the Pointer Shareholder Approval is not obtained at the I.D. Systems special meeting or the Pointer extraordinary general meeting, respectively, or at any adjournment or postponement thereof; or

○	upon the occurrence of, or if there shall have occurred any effect, change, condition, fact, development, occurrence or event that would reasonably be likely to result in a material adverse effect on I.D. Systems or Pointer.

Effect of Termination

If the Investment Agreement is terminated, the Investment Agreement will be of no further force or effect, and there will not be any liability or obligation on the part of any party, except that:

●	certain other provisions of the Investment Agreement with respect to the Merger Agreement, notice and effect of termination and expense reimbursement, publicity, amendment and modification, extension and waiver, expenses, notices, counterparts and effectiveness, severability, assignment, governing law, exclusive jurisdiction, remedies, waiver of jury trial and recourse will survive termination;

●	no termination will affect the obligations of the parties contained in the confidentiality agreement between I.D. Systems and the Investors; and

●	no termination will relieve any party from liability for willful breach of a representation, warranty or covenant in the Investment Agreement.

Termination Fees

In the event of termination of the Investment Agreement pursuant to the scenarios set forth above (other than a termination due to the Investors’ breach), I.D. Systems is required to pay to the Investors their reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with the Transactions. However, in no event will I.D. Systems’ payment obligation as a result of termination by mutual written consent of I.D. Systems and the Investors, termination by the parties due to the issuance of a final and non-appealable order or enactment of a law permanently restraining, enjoining or otherwise prohibiting or making illegal the Transactions or termination by the parties due to a failure to close by the Outside Date exceed $250,000 in the aggregate.

Indemnification

I.D. Systems, Parent and I.D. Systems’ subsidiaries have agreed to jointly and severally indemnify and hold harmless the Investors and their respective affiliates and their respective directors, officers, members, managers, partners, employees and agents against any and all losses and damages incurred by any of them arising out of:

●	any breach of representation or warranty or covenant made or performed on the part of I.D. Systems, Parent or I.D. Systems Merger Sub or any of their respective affiliates under the Investment Documents or on the part of Parent, Pointer Holdco, Pointer or any of their respective affiliates under the documents in connection with the Merger Agreement; or

●	any act or omissions by any of the indemnifying parties prior to the closing of the transactions contemplated by the Investment Agreement that is intended to cause, or which act or omission was reckless and as a result of such recklessness caused, an outcome that is either harmful or adverse to the Investors’ investment in the Investment Shares or the Conversion Shares.

The foregoing indemnification obligations are each subject to various thresholds and caps specified in the Investment Agreement, except that such limitations will not apply in the event of fraudulent conduct, willful breach or intentional misrepresentation. The Investment Agreement also specifies certain procedures for processing indemnification claims.

Amendment

The Investment Agreement may be amended, modified or supplemented in any and all respects by a written agreement of the parties with respect to any of the terms contained in the Investment Agreement, either before or after receipt of the I.D. Systems Stockholder Approval, except that after receipt of the I.D. Systems Stockholder Approval, the parties may not amend or waive any provision of the Investment Agreement if such amendment or waiver would require the further approval of the stockholder of I.D. Systems under applicable law without such approval having first been obtained.

Waiver

At any time prior to the closing of the transactions contemplated by the Investment Agreement, the parties to the Investment Agreement may:

●	extend the time for the performance of any of the obligations or other acts of the other parties to the Investment Agreement;

●	waive any inaccuracies in the representations and warranties contained in the Investment Agreement or in any document delivered pursuant to the Investment Agreement; or

●	waive compliance with any of the agreements or conditions contained in the Investment Agreement.

Third Party Beneficiaries

The Investment Agreement is not intended to confer upon any person other than the parties thereto any rights, benefits, remedies, obligations or liabilities, except for the provisions of the Investment Agreement relating to indemnification.

Governing Law; Jurisdiction

The Investment Agreement is governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction. The parties to the Investment Agreement have agreed to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction.

Non-Recourse

No representative, affiliate of, or direct or indirect equity owner in, I.D. Systems will have any personal liability to the Investors or any other person as a result of the breach of any representation, warranty, covenant, agreement or obligation of I.D. Systems, Parent or I.D. Systems Merger Sub in the Investment Agreement, and no representative, affiliate of, or direct or indirect equity owner in, any of the Investors will have any personal liability to I.D. Systems, Parent, I.D. Systems Merger Sub or any other person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of the Investors in the Investment Agreement.

CERTAIN REGULATORY APPROVALS

Subject to the terms of the Agreements, I.D. Systems, Pointer and the other parties to the Agreements have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the Transactions contemplated by the Agreements (including the Pointer Merger and the I.D. Systems Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such governmental entities. These approvals include, among others, the consent of the Ministry of Communications in Israel and the approval of the Israel Securities Authority to list the Parent Common Stock on the TASE pursuant to the dual-listing arrangement under Israeli law, which would enable Parent to apply for an exemption to use its registration statement on Form S-4 in Israel in lieu of an Israeli prospectus.

Although none of the parties to the Agreements knows of any reason why they cannot obtain these regulatory approvals in a timely manner, the parties cannot be certain when or if they will be obtained.

ADDITIONAL FINANCING RELATING TO THE TRANSACTIONS

Debt Commitment Letter

On March 13, 2019, I.D. Systems entered into the Debt Commitment Letter with Hapoalim, pursuant to which Hapoalim has committed to provide (i) the Term Facilities to Pointer Holdco and (ii) the Revolving Facility to Pointer. The Term Facilities will be available to Pointer Holdco solely to pay a portion of the Cash Consideration in connection with the Pointer Merger (including any fees, costs, and expenses related thereto), while the Revolving Facility will be available to fund the ongoing activity and capital expenditures of Pointer (or, at Pointer’s discretion, to pay a portion of the Cash Consideration in connection with the Pointer Merger (including any fees, costs, and expenses related thereto)), subject, in both cases, to the conditions contained in the Debt Commitment Letter, including, without limitation, (i) the execution and delivery of definitive documentation for the Credit Facilities on the terms set forth in the Debt Commitment Letter, (ii) the substantially simultaneous consummation of the Transactions on the terms set forth in the Agreements, (iii) the substantially concurrent consummation of the repayment of all of Pointer’s and its material subsidiaries’ existing debt for borrowed money and the provision of satisfactory evidence that the assets of Pointer and its material subsidiaries will be free and clear of any pledges, charge, liens or any other security interest (with the exception of certain permitted liens) and (iv) there not occurring a material adverse change in the business or financial conditions of Pointer Holdco, Pointer and its material subsidiaries (with respect to the material subsidiaries, taken as a whole, together with Pointer).

Hapoalim will be the sole arranger, facility agent and security agent, on terms to be agreed under the definitive documentation for the Credit Facilities. In connection with entering into and pursuant to the Debt Commitment Letter, I.D. Systems will pay various fees to Hapoalim upon the closing of the Credit Facilities.

The amounts to be loaned under the Term Facilities will be denominated in NIS, based on the representative conversion rate published by the Bank of Israel on the Closing Date but made available to Pointer Holdco in U.S. dollars and registered by Hapoalim and repaid in NIS (all at no extra cost) in order to reduce currency fluctuation risk.

The Credit Facilities will be secured by first ranking and exclusive fixed and floating charges, including by Pointer Holdco over the entire share capital of Pointer and by Pointer over all of its assets, as well as cross guarantees between Pointer Holdco and Pointer. No assets of I.D. Systems will be collateralized.

The Credit Facilities will mature on the date that is five years from the date of the consummation of the Transactions. Optional prepayments of borrowings under the Credit Facilities will be permitted at any time. There is no prepayment premium applicable to prepayments occurring after the second anniversary of the date of the consummation of the Transactions (other than reimbursement of the lenders’ breakage costs), while until the first anniversary of the date of the consummation of the Transactions there is a prepayment premium equal to 2% of the amount prepaid and any time after the first anniversary and until the second anniversary of the date of the consummation of the Transactions there is a prepayment premium equal to 1% of the amount prepaid.

The indicative interest rate provided for the Term Facilities in the Debt Commitment Letter is 5.10% for the Term A Facility and 6.65% for the Term B Facility, with actual interest rates to be determined as of the date of the consummation of the Transactions. The interest rate for the Revolving Facility is, with respect to NIS-denominated loans, Hapoalim’s prime rate + 2.5%, and with respect to US dollar-denominated loans, LIBOR + 4.6%.

The Term A Facility is expected to require amortization of the original principal amount, payable in annual installments of $2,000,000, $5,000,000 or $5,500,000, depending on the year, until the final maturity date. The Term B Facility is not expected to be subject to amortization over the life of the loan and instead the original principal amount is expected to be due in one installment on the fifth anniversary of the date of the consummation of the Transactions. In addition to other customary mandatory prepayment requirements, the Term Facility is expected to require Pointer Holdco to make prepayments on the Term Facilities to the extent it receives distributions from Pointer except for any such distributions deriving from profits generated from the ongoing ordinary course of business of Pointer and distributions made to cover the expenses of Pointer Holdco in its normal course of operations (up to an amount to be set forth in the definitive documentation governing the Credit Facilities).

The Credit Facilities will include customary representations, warranties, affirmative covenants, negative covenants (including the following financial covenants, tested quarterly: Pointer’s net debt to EBITDA; Pointer’s net debt to working capital; minimum equity of Pointer Holdco; Pointer Holdco equity to total assets; Pointer Holdco net debt to EBITDA; and Pointer EBIT to current payments and events of default.

The Debt Commitment Letter will terminate by its terms upon the earlier of: (a) if applicable, the date on which I.D. Systems notifies Bank Hapoalim of a cancellation of the Transactions; (b) August 12, 2019; and (c) the signing of binding finance documents.

The foregoing description of the Debt Commitment Letter is qualified in its entirety by the full text of the Debt Commitment Letter, a copy of which is filed as an exhibit to the Registration Statement of which this joint proxy statement/prospectus forms a part. The foregoing description of the Credit Facilities is not complete and is qualified in its entirety by reference to the full text of the credit agreement that will evidence the Credit Facilities. The documentation governing the Credit Facilities has not been finalized and, accordingly, the actual terms of the Credit Facilities may differ from those described herein.

Capital Notes

Accordingly, immediately following the sale of the Investment Shares, and in parallel to taking a loan from Hapoalim by Pointer Holdco, Parent will make certain loans to Pointer Holdco. Some of the loans will be short-term interest-bearing loans, while others will be in the form of “Capital Notes”.

A Capital Note for Israeli income tax purposes is a loan which: (1) is made to a company by its controlling shareholder; (2) is not linked to any index and does not carry any interest (for this purpose, foreign currency fluctuations shall not be deemed as an index, provided that the loan has been denominated in the currency of the country of residence of the borrower); (3) cannot be repaid or converted into equity any time prior to its fifth anniversary; and (4) is subordinated to any and all other liabilities except for distribution of assets upon liquidation.

Interest paid by Pointer Holdco to Parent is subject to withholding tax in Israel according to the U.S. – Israel tax treaty (which is currently 17.5%). Such interest may also be subject to VAT (which is currently 17%).

VOTING AND SUPPORT AGREEMENTS

Merger Agreement

In connection with the Merger Agreement, Pointer, together with I.D. Systems and the Investors, entered into the Pointer Voting Agreement with DBSI, pursuant to which DBSI has agreed to vote in favor of (i) granting the Pointer Shareholder Approval and (ii) any proposal to adjourn a meeting of Pointer’s shareholders at which the Pointer Shareholder Approval is sought which Pointer supports. The Pointer Voting Agreement will terminate upon the earliest to occur of (i) the mutual written consent of the parties, (ii) the Pointer Merger Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms, (iv) the occurrence of an adverse recommendation change made by Pointer’s board of directors in compliance with the terms of the Merger Agreement, and (v) the effectiveness of any amendment to the Merger Agreement that would decrease or change the form of the Pointer Merger Consideration. As of July 22, 2019, DBSI was the beneficial owner and had the right to vote an aggregate of 1,491,250 Pointer Ordinary Shares, or approximately 18.2% of the outstanding share capital of Pointer.

Investment Agreement

In connection with the Investment Agreement, I.D. Systems, together with the Investors and Pointer, entered into the I.D. Systems Voting Agreement with Emancipation Capital, pursuant to which Emancipation Capital has agreed to vote in favor of (i) granting the I.D. Systems Stockholder Approval and (ii) any proposal to adjourn a meeting of the I.D. Systems’ stockholders at which the I.D. Systems Stockholder Approval is sought which I.D. Systems supports. The I.D. Systems Voting Agreement will terminate upon the earliest to occur of (i) the mutual written consent of the parties, (ii) the Pointer Merger Effective Time, (iii) the termination of the Investment Agreement and the Merger Agreement in accordance with their respective terms, (iv) the occurrence of an adverse recommendation change made by I.D. Systems’ board of directors in compliance with the terms of the Investment Agreement, and (v) the effectiveness of any amendment to the Investment Agreement that would change the conversion of each share of I.D. Systems Common Stock into the right to receive one share of Parent Common Stock. As of the I.D. Systems Record Date, Emancipation Capital was the beneficial owner and had the right to vote an aggregate of 1,719,426 shares of I.D. Systems Common Stock, or approximately 9.3% of the outstanding shares of I.D. Systems.

REGISTRATION RIGHTS AGREEMENT

Simultaneously with the closing of the Transactions, the Investors will enter into a Registration Rights Agreement with Parent, pursuant to which Investors will have certain customary registration rights with respect to the shares of Parent Common Stock issued or issuable upon conversion of any shares of Series A Preferred Stock. The Registration Rights Agreement, among other things, grants certain registration rights to the Investors, including demand registration rights and piggyback registration rights.

Demand Registration Rights

At any time following the execution of the Registration Rights Agreement, the Investors may make up to three (3) demands for Parent to register under the Securities Act all of the registrable securities not then covered by an existing and effective registration statement of Parent by delivering to Parent a written notice of each such demand. Pursuant to the Registration Rights Agreement, holders of registrable securities are entitled to certain liquidated damages if, among other things, Parent fails to file a registration statement with respect to a registration demand from the Investors with the SEC on or prior to the filing deadline applicable to such registration statement or if a registration statement with respect to a registration demand from the Investors is not declared effective by the SEC for any reason prior to the effectiveness deadline applicable to such registration statement, in each case subject to certain limitations set forth in the Registration Rights Agreement.

Piggyback Registration Rights

Subject to certain limitations, if, at any time following the execution of the Registration Rights Agreement, when any registrable securities remain outstanding, (i) there is not one or more effective registration statements covering all of the registrable securities and (ii) Parent proposes for any reason to register any shares of Parent Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Parent Common Stock by Parent for its own account or for the account of any of its stockholders, it must at each such time promptly give written notice to the Investors of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration all registrable securities with respect to which Parent has received written requests for inclusion therein within fifteen (15) days after receipt of Parent’s notice.

Expenses

All fees and expenses incidental to Parent’s performance of or compliance with its obligations under the Registration Rights Agreement (excluding any underwriting discounts and selling commissions) will be borne by Parent whether or not any registrable securities are sold pursuant to a registration statement, provided, that, the fees and expenses of counsel to the Investors will be limited to the reasonable and customary fees and expenses of one counsel with respect to any registration statement.

Indemnification

The Registration Rights Agreement also includes customary cross-indemnification provisions, under which Parent is obligated to indemnify each holder of registrable securities, the officers, directors, agents, partners, members, managers, stockholders, affiliates and employees of each of them, and their control persons, in the event of material misstatements or omissions in the registration statement attributable to Parent, and the holder of registrable securities is obligated to indemnify Parent, its directors, officers, agents and employees, and each of their control persons, for material misstatements or omissions attributable to them.

I.D. SYSTEMS NASDAQ PROPOSALS

I.D. Systems is seeking stockholder approval of Proposal 2 and Proposal 3 in order to comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5636(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control and such ownership or voting power would be the largest ownership position.

In connection with the Transactions, and pursuant to the Investment Agreement and the Merger Agreement, respectively, Parent will issue the Investment Shares, which are convertible into shares of Parent Common Stock, to the Investors, and the Acquisition Shares to the equity holders of Pointer, respectively. Each of the issuance of the Acquisition Shares and the Investment Shares may result in an issuance of 20% or more of the Parent Common Stock outstanding or 20% or more of the voting power of Parent Common Stock outstanding before such issuance. We expect that consummation of the Transactions and the issuance of the Investment Shares will result in a change of control for purposes of Nasdaq Listing Rule 5635(b).

Vote Required for Approval

The approval of Proposals 2 and 3 (the “Nasdaq Proposals”) requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of the Nasdaq Proposals.

The Nasdaq Proposals are each conditioned on the approval of each of the other proposals among Proposals 1, 2, 3 and 4, but are not conditioned on the approval of any of the other proposals. If any one or more of Proposals 1, 2, 3 or 4 are not approved, the Nasdaq Proposals will be of no force or effect, even if approved by the I.D. Systems stockholders.

I.D. SYSTEMS PROPOSAL 2: TO APPROVE THE ISSUANCE OF THE INVESTMENT SHARES AND THE ISSUANCE OF THE SHARES OF PARENT COMMON STOCK ISSUABLE UPON CONVERSION OF THE INVESTMENT SHARES

Pursuant to the Investment Agreement, and in order to finance the Cash Consideration payable in the Pointer Merger, Parent will issue 50,000 Investment Shares to the Investors at an issue price of $1,000 per share (as may be adjusted under the Parent Charter, the “Issue Price”), for an aggregate purchase price of $50,000,000. Each Investment Share, as provided in the Parent Charter, will be entitled to cumulative dividends at an initial minimum rate of 7.5% per annum, quarterly in arrears. Commencing on the 66-month anniversary of the date on which any Investment Shares are first issued and for so long as any shares of Series A Preferred Stock remain outstanding, on each monthly anniversary thereafter, the dividend rate will increase by 100 basis points, until the dividend rate reaches 17.5% per annum. The dividends are payable at Parent’s election in kind, through the issuance of additional shares of Series A Preferred Stock, or in cash. Each Investment Share, as provided in the Parent Charter, is convertible into a number of shares of Parent Common Stock determined by dividing the Issue Price, plus any accrued and unpaid dividends, by the Series A Conversion Price. The initial Series A Conversion Price will be equal to $7.319. Immediately following the consummation of the Transactions, the Investment Shares would be convertible into approximately 6,831,534 shares of Parent Common Stock.

If additional shares of Series A Preferred Stock are issued as dividends, then the Investment Shares held by the Investors may result in the Investors owning more than 20% of the outstanding Parent Common Stock, or more than 20% of the voting power, in each case, outstanding before the issuance. The I.D. Systems board of directors is requesting stockholder approval of Proposal 2 to comply with Nasdaq Listing Rules 5635(a) and 5635(b).

For more information about the issuance of the Investment Shares and a description of the Investment Shares, including the conversion rights, see “The Investment Agreement—Preferred Investment”, beginning on page 145 of the joint proxy statement/prospectus, “Description of Parent Capital Stock–Authorized Capital Stock–Preferred Stock–Series A Preferred Stock–Conversion” beginning on page 183 of this joint proxy statement/prospectus and the full text of the Investment Agreement included as Annex B hereto.

The I.D. Systems Board of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 2.

I.D. SYSTEMS PROPOSAL 3: TO APPROVE THE ISSUANCE OF THE ACQUISITION SHARES

Pursuant to the terms of the Merger Agreement, at the Pointer Merger Effective Time, Parent will issue an aggregate of 10,753,102 Acquisition Shares as the Stock Consideration payable to the holders of outstanding Pointer Ordinary Shares (other than Pointer Ordinary Shares owned, directly or indirectly, by I.D. Systems, Parent or any of its subsidiaries or Pointer or any of its wholly-owned subsidiaries), holders of certain outstanding, vested options to purchase Pointer Ordinary Shares and holders of certain outstanding, vested Pointer RSUs.

The issuance of the Acquisition Shares is expected to result in an issuance comprising more than 20% of the outstanding Parent Common Stock, or more than 20% of the voting power, in each case outstanding before the issuance. The I.D. Systems board of directors is requesting stockholder approval of Proposal 3 to comply with Nasdaq Listing Rule 5635(a).

For more information about the issuance of the Acquisition Shares, see “The Merger Agreement—Merger Consideration”, beginning on page 127 of this joint proxy statement/prospectus and the full text of the Merger Agreement included as Annex A hereto.

The I.D. Systems Board of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 3.

I.D. SYSTEMS CHARTER PROPOSALS

Pursuant to interpretative guidance issued by the SEC, stockholders of an acquiror in a merger, acquisition or similar transaction should have an opportunity to express their views separately on material provisions that will establish their substantive rights as stockholders. Accordingly, I.D. Systems is asking its stockholders to consider and vote upon four separate proposals to approve certain material differences between the I.D. Systems Charter and the Parent Charter. These votes, however, will not actually result in stockholders of I.D. Systems approving the Parent Charter but instead will simply approve the aforementioned material differences between the I.D. Systems Charter and the Parent Charter. In the judgment of the I.D. Systems board of directors, these provisions are necessary to adequately address the needs of Parent upon consummation of the Transactions.

Vote Required for Approval

The approval of Proposal 4, Proposal 5, Proposal 6 and Proposal 7 (the “Charter Proposals”) requires the affirmative vote of a majority of the outstanding shares of I.D. Systems Common Stock entitled to vote thereon at the I.D. Systems special meeting. Abstentions and broker non-votes will have the effect of a vote “AGAINST” each of the Charter Proposals.

Proposal 4 is conditioned on the approval of each of the other proposals among Proposals 1, 2 and 3 but is not conditioned on the approval of any of the other proposals. If any one or more of Proposals 1, 2 or 3 are not approved, Proposal 4 will be of no force or effect, even if approved by the I.D. Systems stockholders. Proposals 5, 6, and 7 are each conditioned on the approval of all of Proposals 1, 2, 3 and 4, but are not conditioned on the approval of any of the other Proposals. If any one or more of Proposals 1, 2, 3 or 4 are not approved, Proposals 5, 6 and 7 will be of no force or effect, even if approved by the I.D. Systems stockholders.

I.D. SYSTEMS PROPOSAL 4: TO APPROVE THE AUTHORIZED SHARES OF PARENT’S CAPITAL STOCK

The I.D. Systems Charter currently authorizes 55,000,000 shares of capital stock, consisting of 50,000,000 shares of I.D. Systems Common Stock and 5,000,000 shares of preferred stock. Article FIFTH of the Parent Charter authorizes the issuance of 75,150,000 shares of capital stock, consisting of 75,000,000 shares of Parent Common Stock and 150,000 shares of preferred stock (of which 100,000 shares will be designated Series A Preferred Stock and 50,000 shares will be undesignated).

As of July 22, 2019, there were: (i) 18,425,024 shares of I.D. Systems Common Stock outstanding or currently expected to be outstanding as of the date of closing of the Transactions (including 595,220 shares of I.D. Systems Common Stock underlying restricted stock awards of I.D. Systems) and no shares of I.D. Systems preferred stock outstanding, (ii) 2,037,975 shares of I.D. Systems Common Stock issuable upon the exercise of outstanding options to purchase I.D. Systems Common Stock (not including the Closing Bonus Options), (iii) 91,968 shares of I.D. Systems Common Stock reserved for issuance under the I.D. Systems Equity Plans, (iv) 8,188,616 Ordinary Shares of Pointer outstanding, (v) 225,750 Ordinary Shares of Pointer underlying options to purchase Ordinary Shares of Pointer entitled to receive the Pointer Merger Consideration, (vi) 118,437 Ordinary Shares of Pointer underlying restricted stock units of Pointer entitled to receive the Pointer Merger Consideration, (vii) 56,250 Ordinary Shares of Pointer underlying unvested options to purchase Ordinary Shares of Pointer and (viii) 65,250 Ordinary Shares of Pointer underlying unvested restricted stock units of Pointer (not including the Pointer transaction bonuses). Upon consummation of the Transactions, we expect there will be approximately (i) 29,400,377 shares of Parent Common Stock outstanding (including 595,220 shares of Parent Common Stock underlying outstanding restricted stock awards of Parent) and 50,000 shares of Series A Preferred Stock outstanding; (ii) 6,831,534 shares of Parent Common Stock reserved for issuance upon conversion of the Investment Shares, based on an initial Series A Conversion Price of $7.319 as described in Proposal 2, (iii) 2,681,075 shares of Parent Common Stock issuable upon the exercise of outstanding options to purchase Parent Common Stock (including the Closing Bonus Options), (iv) 301,135 shares of Parent Common Stock reserved for issuance pursuant to outstanding restricted stock units of Parent (including an estimated number of restricted stock units issuable pursuant to the Pointer transaction bonuses assuming approval of Pointer Proposal 2) and (v) if Proposal 8 is approved, 3,091,968 shares of Parent Common Stock reserved for issuance under the I.D. Systems 2018 Plan, which will be assumed by Parent in connection with the Transactions. The amounts in items (iii) and (iv) in the immediately preceding sentence are estimates, based on the number of outstanding stock options and restricted stock units (and the estimated number of restricted stock units issuable pursuant to the Pointer transaction bonuses assuming approval of Pointer Proposal 2) with respect to I.D. Systems and Pointer as of July 22, 2019, with the actual amount to be determined based upon such amounts as of the date of closing of the Transactions and calculated as described in “Merger Agreement – Treatment of I.D. Systems Stock Options and Restricted Stock Awards” and “Merger Agreement – Treatment of Pointer Stock Options and Restricted Stock Awards.”

The Parent Charter is intended to provide adequate authorized share capital:

●	to accommodate the issuance of Parent Common Stock in exchange for shares of I.D. Systems Common Stock pursuant to the Investment Agreement;

●	to reserve for issuance shares of Parent Common Stock upon conversion of shares of Series A Preferred Stock;

●	to accommodate the issuance of the Acquisition Shares pursuant to the Merger Agreement;

●	to reserve for issuance shares of Parent Common Stock pursuant to awards under the I.D. Systems 2018 Plan, which, upon the completion of the Transactions, will be renamed the PowerFleet, Inc. 2018 Incentive Plan; and

●	to provide flexibility for issuances of Parent Common Stock or other series of preferred stock for any proper corporate purpose in the future, including future acquisitions, capital raising transactions or incentive awards, without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance (except as otherwise required by applicable law or Nasdaq rules).

For more information about the Parent Charter, see “Description of Parent Capital Stock”, beginning on page 183 of this joint proxy statement/prospectus and the full text of the Parent Charter included as Annex C hereto.

The I.D. Systems Board of Directors unanimously recommends that its stockholders vote “FOR” the approval of Proposal 4.

I.D. SYSTEMS PROPOSAL 5: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS CONTAINING MANDATORY INDEMNIFICATION PROVISIONS AND THE ADVANCEMENT OF EXPENSES

The I.D. Systems Charter currently provides that I.D. Systems shall, to the fullest extent permitted by the DGCL, indemnify any and all persons whom it shall have the power to indemnify from and against any and all liabilities. The I.D. Systems Charter does not provide for the mandatory advancement of expenses to indemnified persons. Article ELEVENTH of the Parent Charter provides that Parent shall, to the fullest extent permitted by applicable law, indemnify and hold harmless directors or officers of Parent or any subsidiary, or those who, while a director or officer of Parent or such subsidiary, is or was serving at the request of the Parent or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans against all liabilities suffered and expenses reasonably incurred by such Indemnified Persons in any legal proceeding and provides for the mandatory advancement of expenses of an Indemnified Person. Article ELEVENTH of the Parent Charter also provides for the permissive indemnification and advancement of expenses for certain employees and agents of Parent.

The I.D. Systems board of directors believes that it would be in the best interests of Parent and its stockholders for the board of directors of Parent to have the flexibility to determine on a case by-case basis whether non-executive employees or agents of Parent should be entitled to be indemnified by Parent, rather than requiring such indemnification for all non-executive employees and agents in the Parent Charter. The board of directors of Parent would still be permitted to allow Parent to indemnify and advance the expenses of non-executive employees and agents as determined by the board of directors from time to time to the extent permitted by the DGCL. Provisions that mandate the advancement of expenses are common among public companies, and the I.D. Systems board of directors believes that Parent will be able to better attract and retain qualified officers and directors by requiring the advancement of such legal expenses. Parent does not have any currently pending or threatened proceedings that would be covered by the indemnification provisions.

For more information about the Parent Charter, see “Description of Parent Capital Stock”, beginning on page 183 of this joint proxy statement/prospectus and the full text of the Parent Charter included as Annex C hereto.

The I.D. Systems Board of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 5.

I.D. SYSTEMS PROPOSAL 6: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS PROVIDING THAT CERTAIN TRANSACTIONS ARE NOT “CORPORATE OPPORTUNITIES”

Article TWELFTH of the Parent Charter provides that, to the maximum extent permitted from time to time under the law of the State of Delaware, Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors, any holder of Series A Preferred Stock (or Parent Common Stock issuable upon conversion thereof), or any partner, manager, member, director, officer, stockholder, employee, agent or affiliate of any such holder. The I.D. Systems Charter has no such provision.

The “corporate opportunity” doctrine provides that corporate fiduciaries, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose to the corporation opportunities that are related to its business and are prohibited from pursuing those opportunities unless such corporation determines that it is not going to pursue them. Section 122(17) of the DGCL, however, expressly permits a Delaware corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. Article TWELFTH of the Parent Charter is intended to provide that certain business opportunities would not be subject to the “corporate opportunity” doctrine. The board of directors of I.D. Systems believes the provisions contained in Article TWELFTH of the Parent Charter are appropriate as the Investors, who will be the initial holders of the Series A Preferred Stock, and their affiliates invest in a wide array of companies, including companies with businesses similar to Parent, and without such assurances, the Investors would be unwilling or unable to enter into the Investment Agreement.

For more information about the Parent Charter, see “Description of Parent Capital Stock”, beginning on page 183 of this joint proxy statement/prospectus and the full text of the Parent Charter included as Annex C hereto.

The I.D. Systems BoaRd of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 6.

I.D. SYSTEMS PROPOSAL 7: TO APPROVE CERTAIN PARENT CHARTER PROVISIONS DESIGNATING THE CHANCERY COURT OF THE STATE OF DELAWARE AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS

Article SIXTEENTH of the Parent Charter provides, subject to certain exceptions enumerated in Article SIXTEENTH, that, unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action brought on behalf of Parent, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of Parent, (iii) any action asserting a claim arising pursuant to the DGCL or the Parent Charter or the Parent Bylaws or as to which the DGCL confers jurisdiction on such court or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, among other things, any claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. Accordingly, the exclusive forum provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities law for which there is exclusive federal jurisdiction or concurrent federal and state jurisdiction. Article SIXTEENTH provides that any person or entity who acquires an interest in the capital stock of Parent will be deemed to have notice of and consented to the provisions of Article SIXTEENTH. Stockholders will not be deemed to have waived Parent’s compliance with the federal securities laws and the rules and regulations thereunder. The I.D. Systems Charter does not have any similar exclusive forum provisions.

The exclusive forum provisions of Article SIXTEENTH are intended to assist Parent in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues and the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The I.D. Systems board of directors believes that the Delaware courts are best suited to address disputes involving such matters given that Parent is incorporated in Delaware, Delaware law generally applies to such matters and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery of the State of Delaware has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides stockholders and Parent with more predictability regarding the outcome of intra-corporate disputes.

For these reasons, the I.D. Systems board of directors believes that providing for the Court of Chancery of the State of Delaware as the exclusive forum for the types of disputes described above is in the best interests of Parent and its stockholders. At the same time, the I.D. Systems board of directors believes that Parent should retain the ability to consent to an alternative forum on a case-by-case basis where Parent determines that its interests and those of its stockholders are best served by permitting such a dispute to proceed in a forum other than in Delaware.

For more information about the Parent Charter, see “Description of Parent Capital Stock”, beginning on page 183 of this joint proxy statement/prospectus and the full text of the Parent Charter included as Annex C hereto.

The I.D. Systems Board of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 7.

I.D. SYSTEMS PROPOSAL 8: TO APPROVE AN AMENDMENT TO THE I.D. SYSTEMS 2018 INCENTIVE PLAN

Pursuant to the terms of the Investment Agreement, Parent will assume and agree to perform all obligations of I.D. Systems pursuant to the I.D. Systems Equity Plans, including substitution of shares of Parent Common Stock for shares of I.D. Systems Common Stock with respecting to outstanding awards. The I.D. Systems board of directors has adopted and is seeking stockholder approval of an amendment to the I.D. Systems 2018 Plan to increase the number of shares of I.D. Systems Common Stock that are available for issuance thereunder by 3,000,000 shares, all of which would be available for issuance as “incentive stock options” within the meaning of Section 422 of the Code and to reflect the assumption of the I.D. Systems 2018 Plan by Parent, including the renaming of the plan to the PowerFleet, Inc. 2018 Incentive Plan (the “Plan Amendment”). The I.D. Systems board of directors originally approved the I.D. Systems 2018 Plan on April 25, 2018 and I.D. Systems stockholders originally approved the I.D. Systems 2018 Plan on June 14, 2018.

As of July 22, 2019, 91,968 shares of I.D. Systems Common Stock remained available for issuance pursuant to future grants or awards under the I.D. Systems 2018 Plan. The I.D. Systems board of directors believes that an adequate reserve of shares available for issuance under the I.D. Systems 2018 Plan is necessary to enable I.D. Systems and, following the Transactions, Parent to attract, motivate, and retain key employees, directors, advisors to and consultants through the use of competitive incentives that are tied to stockholder value. In connection with the Transactions and the assumption of the I.D. Systems 2018 Plan by Parent, the I.D. Systems board of directors determined that it was in the best interest of the I.D. Systems stockholders to adopt and seek stockholder approval of the Plan Amendment. If stockholders do not approve the Plan Amendment, the I.D. Systems 2018 Plan will remain in place in accordance with its current terms except that from and after the I.D. Systems Merger Effective Time, I.D. Systems will assign to Parent and Parent will assume all obligations of I.D. Systems pursuant to the I.D. Systems Equity Plans, including the I.D. Systems 2018 Plan, which will then be renamed the PowerFleet, Inc. 2018 Incentive Plan.

Summary of the I.D. Systems 2018 Plan

The following is a summary of the material terms of the I.D. Systems 2018 Plan, as amended by the Plan Amendment. This summary is not complete and is qualified in its entirety by reference to the full text of the I.D. Systems 2018 Plan attached to this joint proxy statement/prospectus as Annex G and the full text of the Plan Amendment which is attached to this joint proxy statement/prospectus as Annex H.

Purpose

The I.D. Systems 2018 Plan allows I.D. Systems to provide employees, consultants, advisors and all members of the I.D. Systems board of directors who are selected to receive awards under the I.D. Systems 2018 Plan the opportunity to acquire an equity interest in I.D. Systems. The I.D. Systems board of directors believes that equity incentives are a significant factor in attracting and motivating eligible persons whose present and potential contributions are important to I.D. Systems.

Key Provisions

The following is a summary of the key provisions of the I.D. Systems 2018 Plan:

Plan Termination Date:	Ten years from the effective date, or June 14, 2028.

Eligible Participants:	Employees, directors, consultants and advisors (except that only employees are eligible for Incentive Stock Options).

Shares Authorized:	The sum of: (i) 4,500,000 shares of I.D. Systems Common Stock, plus (ii) the number of shares of I.D. Systems Common Stock which remain available for grants of options or other awards under the I.D. Systems, Inc. 2015 Equity Compensation Plan and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan as of the effective date of the I.D. Systems 2018 Plan, plus (iii) the number of shares of I.D. Systems Common Stock that, after the effective date of the I.D. Systems 2018 Plan, would again become available for issuance pursuant to the reserved share replenishment provisions of the I.D. Systems, Inc. 2015 Equity Compensation Plan and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan as a result of stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to I.D. Systems or repurchased by I.D. Systems pursuant to the terms of the agreements governing such shares.

Award Types:

(1) Incentive Stock Options

(2) Non-qualified Stock Options

(3) Restricted Stock

(4) Stock Appreciation Rights

(5) Performance Bonus Awards

(6) Deferred Stock

(7) Restricted Stock Units

(8) Dividend Equivalents

(9) Performance Stock Units

(10) Performance Share Awards

(11) Other Stock-Based Awards

Vesting:	Determined by the compensation committee of the I.D. Systems board of directors (the “Compensation Committee”). Subject to the acceleration of vesting in certain circumstances as permitted under the terms of the I.D. Systems 2018 Plan, each award under the I.D. Systems 2018 Plan will have a minimum vesting period of one year, except that the Compensation Committee may determine in its discretion that up to 5% of the shares of common stock which may be issued under the I.D. Systems 2018 Plan may be granted free of such minimum vesting provisions.

Not Permitted:	Repricing of stock options and amendments that under the Code or Nasdaq rules require stockholder approval.

Incentive Stock Option Limit:	No more than 4,000,000 shares may be issued pursuant to incentive stock options.

Limitation on Number of Shares Granted to Independent Directors:	The sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year, under the I.D. Systems 2018 Plan, may not exceed $500,000.

New Plan Benefits

From and after the I.D. Systems Merger Effective Time, all awards to participants under the I.D. Systems 2018 Plan, which will be assigned to and assumed by Parent, will be made at the discretion of the compensation committee of Parent. Therefore, the benefits and amounts that will be received by or allocated to any particular person or group under the I.D. Systems 2018 Plan are generally not determinable at this time, except as otherwise set forth below. In connection with the Transactions, on March 13, 2019, the I.D. Systems board of directors approved the grant of the Signing Bonus Options to Chris Wolfe, I.D. Systems’ Chief Executive Officer, and Ned Mavrommatis, I.D. Systems’ Chief Financial Officer. Among other terms, the Signing Bonus Options have an exercise price of $6.28 per share, will automatically expire if the Merger Agreement or the Investment Agreement is terminated and are subject to the terms of the I.D. Systems 2018 Plan. Also on March 13, 2019, the I.D. Systems board of directors approved the grant of the Closing Bonus Options to Messrs. Wolfe and Mavrommatis in amounts to be determined and approved by the Compensation Committee. Among other terms, the Closing Bonus Options will have an exercise price equal to the higher of $6.00 per share or the closing price of I.D. Systems Common Stock on the closing date of the Transactions, will automatically expire upon the failure to obtain stockholder approval of an amendment to the I.D. Systems 2018 Plan to increase the number of shares available thereunder within one year of the grant date and will be subject to the terms of the I.D. Systems 2018 Plan. Because the Closing Bonus Options have yet to be allocated among Messrs. Wolfe and Mavrommatis, the benefits and amounts to be received by each of them individually with respect to these options are not determinable at this time:

New Plan Benefits

I.D. Systems 2018 Plan
Name and position	Dollar Value ($)	Number of units(1)
Chris Wolfe, Chief Executive Officer	—	350,000 shares
Ned Mavrommatis, Chief Financial Officer	—	150,000 shares
Executive Group	—	1,000,000 shares	(2)

(1)	The number of units equals the number of shares issuable upon exercise of options.
(2)	Includes the (i) 350,000 Signing Bonus Options previously granted to Mr. Wolfe, (ii) 150,000 Signing Bonus Options previously granted to Mr. Mavrommatis, and (iii) 500,000 Closing Bonus Options to be granted, in the aggregate, to Messrs. Wolfe and Mavrommatis.

Awards under the I.D. Systems 2018 Plan

Stock Options. The I.D. Systems 2018 Plan permits the Compensation Committee to issue incentive stock options and non-qualified stock options to participants, which directly link their financial success to that of I.D. Systems’ stockholders. The Compensation Committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of I.D. Systems Common Stock on the date of the stock option’s grant, nor may any option have a term of more than ten years. Except for adjustments based on changes in the corporate structure or as otherwise provided in the I.D. Systems 2018 Plan, the terms of an option may not be amended to reduce the exercise price nor may options be canceled or exchanged for cash, other awards or options with an exercise price that is less than the exercise price of the original options.

Additionally, in the case of an incentive stock option granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power all classes of stock of I.D. Systems, such incentive stock option shall be granted at a price that is not less than one hundred and ten percent (110%) of fair market value on the date of grant and such incentive stock option shall be exercisable for no more than five (5) years from the date of grant.

As of July 22, 2019, the fair market value of a share of I.D. Systems Common Stock was $6.05.

Stock Appreciation Rights. The I.D. Systems 2018 Plan permits the Compensation Committee to issue stock appreciation rights (“SARs”), either free-standing or in tandem with stock options. The Compensation Committee shall determine the number of SARs to be granted and other terms and conditions of the SARs. In no event, however, may the exercise of a SAR be less than 100% of the fair market value of I.D. Systems Common Stock on the date of grant, and the terms shall not exceed ten years. SARs may be settled in cash, stock, or a combination of both.

Restricted Stock and Restricted Stock Units. The I.D. Systems 2018 Plan permits the Compensation Committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Compensation Committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. Holders of shares of restricted stock may vote the shares and receive dividends on such shares. Notwithstanding the foregoing, with respect to a share of restricted stock, dividends shall only be paid out to the extent that the share of restricted stock vests. The vesting period for restricted stock shall be determined by the Compensation Committee, which may accelerate the vesting of any such award. The Compensation Committee may also grant restricted stock units, which have substantially the same terms as restricted stock, except that units have no voting rights, and unless otherwise determined by the Compensation Committee, will not receive dividends or dividend equivalents (which in an event shall only be paid out to the extent that the restricted stock units vest). The Compensation Committee may also grant unrestricted stock under this provision.

Performance Shares and Performance Stock Units. The I.D. Systems 2018 Plan permits the Compensation Committee to issue “performance shares” and “performance stock units.” These are contingent incentive awards that are converted into stock and/or cash and paid out to the participant only if specific performance goals are achieved over performance periods, as set by the Compensation Committee. If the performance goals are not achieved, the awards are canceled or reduced. Performance shares are each equivalent in value to a share of common stock (payable in cash and/or stock), while performance stock units are equal to a specific amount of cash.

Stock Payments and Other Stock-Based Awards. The I.D. Systems 2018 Plan also permits the Compensation Committee to grant awards of deferred stock, dividend equivalents, other stock-based awards, and performance bonus awards as provided in the I.D. Systems 2018 Plan.

Eligible for Participation. Persons eligible to participate in the I.D. Systems 2018 Plan include employees, directors, consultants and advisors, as determined by the Compensation Committee. If the Transactions are consummated, approximately 800 employees, 5 nonemployee directors and no consultants and advisors are expected to be eligible to participate in the I.D. Systems 2018 Plan.

Available Shares. The I.D. Systems 2018 Plan authorizes the issuance of an aggregate number of shares of I.D. Systems Common Stock equal to the sum of: (i) 4,500,000 shares of I.D. Systems Common Stock, plus (ii) the number of shares of I.D. Systems Common Stock which remain available for grants of options or other awards under the I.D. Systems, Inc. 2015 Equity Compensation Plan and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan as of the effective date of the I.D. Systems 2018 Plan, plus (iii) the number of shares of I.D. Systems Common Stock that, after the effective date, would again become available for issuance pursuant to the reserved share replenishment provisions of the I.D. Systems, Inc. 2015 Equity Compensation Plan and the I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan as a result of stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to I.D. Systems or repurchased by I.D. Systems pursuant to the terms of the agreements governing such shares. In the event of a stock split, stock dividend, or other change in the corporate structure of I.D. Systems, as described in the I.D. Systems 2018 Plan, affecting the shares that may be issued under the I.D. Systems 2018 Plan, an adjustment shall be made in the number and class of shares which may be delivered under the I.D. Systems 2018 Plan (including but not limited to individual grant limits). Upon termination of the I.D. Systems 2018 Plan, no further awards may be issued under the I.D. Systems 2018 Plan.

Minimum Vesting. Subject to the acceleration of vesting in certain circumstances as permitted under the terms of the I.D. Systems 2018 Plan, each award under the I.D. Systems 2018 Plan will have a minimum vesting period of one year, except that the Compensation Committee may determine in its discretion that up to 5% of the shares of common stock which may be issued under the I.D. Systems 2018 Plan may be granted free of such minimum vesting provisions.

Other Information. The I.D. Systems 2018 Plan may be amended in whole or in part by the I.D. Systems board of directors or the Compensation Committee with the approval of the I.D. Systems board of directors and in certain circumstances with stockholder approval. Unless the Compensation Committee provides otherwise in advance of the grant, in the event of a Change in Control (as defined in the I.D. Systems 2018 Plan), if the employee is terminated other than for “cause” within one year of a Change in Control or leaves for “Good Reason,” options and restricted stock (including restricted stock units) shall vest. In addition, unless otherwise determined by the Compensation Committee, the payout of performance stock units and performance shares shall be determined exclusively by the attainment of the performance goals established by the Compensation Committee, which may not be modified after the Change in Control, and I.D. Systems will not have the right to reduce the awards for any other reason. “Good Reason” means in connection with a termination of employment by a participant within one year following a Change in Control, (i) a material adverse alteration in the participant’s position or in the nature or status of the participant’s responsibilities from those in effect immediately prior to the Change in Control, or (ii) any material reduction in the participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (iii) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the location where the participant was principally employed at the time of the Change in Control or materially increases the time of the participant’s commute as compared to the participant’s commute at the time of the Change in Control (except for required travel on I.D. Systems’ business to an extent substantially consistent with the participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).

In addition, the I.D. Systems 2018 Plan provides that if I.D. Systems is required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements of the securities laws, in certain cases the Compensation Committee may require the repayment of amounts paid under the 2018 Incentive Plan in excess of what the employee would have received under the accounting restatement.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of equity-based awards that may be granted under the I.D. Systems 2018 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the I.D. Systems 2018 Plan or tax consequences based on particular circumstances. The exact federal income tax treatment of transactions under the I.D. Systems 2018 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Incentive Stock Options. Incentive stock options under the I.D. Systems 2018 Plan are intended to be eligible for the favorable tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or I.D. Systems by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two (2) years from the date on which the option is granted and at least one (1) year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be treated for tax purposes as long-term capital gain or loss.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (a) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (b) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain (or any loss) upon the disqualifying disposition will be a capital gain (or loss), which will be long-term or short-term depending on whether the stock was held for more than one (1) year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, I.D. Systems will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Non-qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, and Deferred Stock. Non-qualified stock options, restricted stock awards, restricted stock units and deferred stock granted under the I.D. Systems 2018 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or I.D. Systems by reason of the grant of a non-qualified stock option. Upon exercise of the option, the participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the exercise date over the exercise price. If the stock received pursuant to the exercise is subject to further vesting requirements, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects under Section 83(b) of the Code to be taxed on receipt of the stock.

There are no tax consequences to the participant or I.D. Systems by reason of the grant of restricted stock, restricted stock units or deferred stock awards. The participant ordinarily will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value over the purchase price, if any, when such award vests. Under certain circumstances, the participant may be permitted to elect under Section 83(b) of the Code to be taxed on the grant date.

With respect to employees, I.D. Systems is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. I.D. Systems will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will generally recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock (if any) plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one (1) year.

Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. I.D. Systems generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and I.D. Systems will not be entitled to a deduction at that time. When an award is paid, whether in cash or common shares, the participant generally will recognize ordinary income, and I.D. Systems will be entitled to a corresponding deduction.

Stock Payments and Other Stock-Based Awards. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and I.D. Systems generally will be entitled to a deduction for the same amount.

Section 409A of the Code. Most of the awards under the I.D. Systems 2018 Plan are exempt from Section 409A of the Code. To the extent that any award hereunder could be subject to Section 409A of the Code, it will be structured to comply with Section 409A of the Code.

Section 162(m) of the Code. The Tax Reform and Jobs Act of 2017 (the “Tax Act”) generally eliminated the ability to deduct compensation qualifying for the “performance-based compensation” exception under Section 162(m) of the Code for tax years commencing after December 31, 2017. Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to anyone who has ever been I.D. Systems’ chief executive officer, chief financial officer or one of the three highest compensated officers in any fiscal year beginning after December 31, 2016 (i.e., a “covered employee”). For 2017 and prior taxable years, an exception to this deduction limit applied to “performance-based compensation,” such as stock options and other equity awards that satisfied certain criteria. Under the Tax Act, the performance-based pay exception to Section 162(m) was eliminated, but a transition rule may allow the exception to continue to apply to certain performance-based compensation payable under written binding contracts that were in effect on November 2, 2017. The I.D. Systems board of directors and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the I.D. Systems 2018 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceeds the deduction limit of Section 162(m). The adoption of the I.D. Systems 2018 Plan is not intended to affect the grandfathered status of awards previously granted under I.D. Systems’ existing equity incentive plans that were intended to qualify as “performance-based compensation” under Section 162(m).

Assumption of I.D. Systems 2018 Plan by Parent

From and after the I.D. Systems Merger Effective Time, I.D. Systems will assign to Parent and Parent will assume all obligations of I.D. Systems pursuant to the I.D. Systems 2018 Plan, which will then be renamed the PowerFleet, Inc. 2018 Incentive Plan. The compensation committee of Parent will be the administrator under such plan and will determine the number of shares of Parent Common Stock subject to awards and all other terms and conditions of such awards to be granted to participants. Persons eligible to participate in the plan will include employees, directors, consultants and advisors of the combined company, as determined by the compensation committee of Parent.

Equity Compensation Plan Information

The following table provides certain information with respect to I.D. Systems’ equity compensation plans in effect as of December 31, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected under column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1)	1,220,000	$5.37	1,207,000

Total	1,220,000	$5.37	1,207,000

(1)	These plans consist of I.D. Systems’ 1999 Stock Option Plan, 2007 Equity Compensation Plan, 2009 Non-Employee Director Equity Compensation Plan, 2015 Equity Compensation Plan and 2018 Incentive Plan, which were I.D. Systems’ only equity compensation plans under which awards were outstanding as of December 31, 2018. Each of I.D. Systems’ 1999 Stock Option Plan and 1999 Director Option Plan expired in 2009, and no additional awards may be granted thereunder. The 2007 Equity Compensation Plan expired in 2017, and no additional awards may be granted thereunder. Upon the adoption of the 2018 Incentive Plan, the 2009 Non-Employee Director Equity Compensation Plan and the 2015 Equity Compensation Plan were frozen, and no new awards can be issued pursuant to such plans.

Vote Required for Approval

The approval of Proposal 8 requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of Proposal 8.

Proposals 8 is conditioned on the approval of each of Proposals 1, 2, 3 and 4 but is not conditioned on the approval of any of the other Proposals. If any of Proposals 1, 2, 3 or 4 are not approved, Proposal 8 will be of no force or effect, even if approved by the I.D. Systems stockholders.

For more information about the I.D. Systems 2018 Plan, see the full text of the I.D. Systems 2018 Plan and the Plan Amendment, included as Annexes G and H, respectively, to this joint proxy statement/prospectus

The I.D. Systems Board of Directors unanimously recommends that ITS stockholders vote “FOR” the approval of Proposal 8.

I.D. SYSTEMS PROPOSAL 9: TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION THAT MAY BECOME PAYABLE TO CERTAIN EXECUTIVES IN CONNECTION WITH THE TRANSACTIONS

Pursuant to Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, I.D. Systems is required to submit a proposal to its stockholders for an advisory (non-binding) vote to approve the Transaction-related compensation payments that may be paid or become payable by Parent to certain of I.D. Systems’ named executive officers in connection with, or following, the consummation of the Transactions.

The Transaction-related compensation that certain of I.D. Systems’ named executive officers may be entitled to receive from Parent in connection with the Transactions is summarized in “Interests of I.D. Systems Directors and Executive Officers in the Transactions” beginning on page 115 of this joint proxy statement/prospectus.

The I.D. Systems board of directors encourages you to review carefully the Transaction-related compensation information summarized in “Interests of I.D. Systems Directors and Executive Officers in the Transactions” and disclosed in this joint proxy statement/prospectus.

The I.D. Systems board of directors is requesting that I.D. Systems stockholders adopt the following resolution, on an advisory (non-binding) basis:

“RESOLVED, that the stockholders of I.D. Systems approve, on an advisory (non-binding) basis, the compensation that will or may be paid or become payable to certain of the named executive officers of I.D. Systems in connection with, or following, the consummation of the Transactions, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this joint proxy statement/prospectus entitled “Interests of I.D. Systems Directors and Executive Officers in the Transactions—Quantification of Potential Payments and Benefits to I.D. Systems’ Named Executive Officers in Connection with the Transactions”, the footnotes thereto and the related narrative disclosures, and the agreements and plans pursuant to which such compensation may be paid or become payable.”

Vote Required for Approval

The advisory (non-binding) vote on this Proposal 9 is a vote separate and apart from the vote on the other Proposals contained in this joint proxy statement/prospectus. Accordingly, you may vote in favor of each of Proposals 1, 2, 3 and 4 and vote against this Proposal 9, and vice versa. Because the vote on this Proposal 9 is advisory (non-binding) only, it will not be binding on either I.D. Systems or, following the consummation of the Transactions, Parent. Accordingly, if Proposals 1, 2, 3 and 4 are approved and the Transactions are consummated, the compensation payments that are contractually required to be paid by I.D. Systems to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the advisory (non-binding) vote of I.D. Systems stockholders on this Proposal 9.

The approval, on an advisory (non-binding) basis of Proposal 9 requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting. Abstentions and broker non-votes will have no effect on the outcome of advisory Proposal 9.

THE I.D. SYSTEMS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” PROPOSAL 9.

I.D. SYSTEMS ADJOURNMENT PROPOSAL

I.D. Systems stockholders are being asked to approve a proposal to adjourn the I.D. Systems special meeting one or more times if necessary to solicit additional proxies if there are not sufficient votes to obtain the I.D. Systems Specified Stockholder Approval at the time of the I.D. Systems special meeting or any adjournment or postponement thereof (the “I.D. Systems Adjournment Proposal”). If this proposal is approved, the I.D. Systems special meeting could be adjourned to any date. Any determination of whether it is necessary to adjourn the I.D. Systems special meeting (or any adjournment or postponement thereof) to solicit additional proxies will be made solely by I.D. Systems consistent with the terms of the Investment Agreement or with the consent of the Investors or Pointer.

If the I.D. Systems special meeting is adjourned, I.D. Systems stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and do not indicate how you wish to vote on the I.D. Systems Adjournment Proposal, your shares will be voted in favor of the I.D. Systems Adjournment Proposal.

Vote Required for Approval

The approval of the I.D. Systems Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the I.D. Systems special meeting (whether or not a quorum, as specified in the I.D. Systems Bylaws, as amended, is present). Abstentions and broker non-votes will have no effect on the outcome of the I.D. Systems Adjournment Proposal.

THE I.D. SYSTEMS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE I.D. SYSTEMS ADJOURNMENT PROPOSAL.

POINTER PROPOSAL 2: APPROVAL OF TRANSACTION BONUSES

Under the Companies Law, arrangements regarding the compensation of a company’s chief executive officer require the approval of the company’s audit committee, board of directors and shareholders, in that order (except in certain specific cases referred to in the Companies Law).

Mr. David Mahlab has served as Pointer’s Chief Executive Officer since February 1, 2011. On March 31, 2019 the Pointer Audit Committee and Pointer board of directors approved the grant to the Chief Executive Officer of a special bonus of $400,000 worth of Pointer RSUs calculated based on the price per share as of the closing price of Pointer Ordinary Shares on Nasdaq on the last practicable date prior to the closing of the Pointer Merger and subject to other terms and conditions discussed below.

Also, under the Companies Law, arrangements regarding the compensation of an executive officer of a company other than the chief executive officer are not subject to shareholder approval unless such arrangements are inconsistent with the terms set forth under such company’s compensation policy.

Mr. Yaniv Dorani joined Pointer in 2008 and currently serves as its Chief Financial Officer. Mr. Ilan Goldstein has served as the head of Pointer’s service division in Israel since 2005.

On March 31, 2019, the Pointer Audit Committee and Pointer board of directors approved the grant to Mr. Yaniv Dorani of a special bonus, in the amount of $200,000, which may be paid to Mr. Dorani either in cash or by issuance of Pointer RSUs, according to Mr. Dorani’s discretion. If Mr. Dorani chooses to receive the special bonus by way of issuance of Pointer RSUs, then such issuance will be made under such terms and conditions similar to the grant of Pointer RSUs to Mr. Mahlab. On March 31, 2019, the Pointer Audit Committee and Pointer board of directors also approved the grant of a special bonus of $150,000 worth of Pointer RSUs to Mr. Ilan Goldstein, under such terms and conditions similar to the grant of the Pointer RSUs to Mr. Mahlab. The bonuses to Mr. Dorani and Mr. Goldstein are inconsistent with the terms set forth in the Pointer compensation policy and therefore require the approval of the Pointer shareholders. Any Pointer RSUs issuable immediately prior to the closing of the Transactions shall be converted into Parent restricted stock units, as any other unvested Pointer RSUs as described in this joint proxy statement/prospectus.

The shareholders of Pointer are asked to approve the following proposal, as one resolution, as follows:

“RESOLVED, to approve the grant, immediately prior to, and contingent upon the occurrence of the closing of the Pointer Merger, the following transaction bonuses: (i) $400,000 worth of Pointer RSUs to Mr. David Mahlab, Pointer’s Chief Executive Officer (the “Pointer CEO”); (ii) $200,000 in cash to Mr. Yaniv Dorani, Pointer’s Chief Financial Officer (or in Pointer RSUs, at the election of Mr. Dorani); and (iii) $150,000 worth of Pointer RSUs to Mr. Ilan Goldstein, the head of Pointer’s a service division in Israel (the “Pointer Israel GM”). The terms of the bonuses payable by way of grant of Pointer RSUs shall be as follows: The number of Pointer RSUs shall equal the applicable amount (whether $400,000, $200,000 or $150,000), divided by the closing price of Pointer’s Ordinary Shares on Nasdaq on the last practicable date prior to the closing of the Pointer Merger (the “Closing”). Such Pointer RSUs shall vest in two equal installments on the following two dates: (i) on the six (6) months anniversary of the Closing, and (ii) on the 12 (twelve) months anniversary of the Closing. The vesting of such Pointer RSUs shall immediately and fully vest upon the occurrence of any one of the events below: (a) sale of all outstanding share capital of Parent, (b) merger of Parent into another corporation under which Parent ceases to exist or becomes wholly-owned by the other corporation, (c) firing of the applicable Pointer RSUs grantee under circumstances whereby the Pointer is not entitled to deny such person statutory severance under applicable Israeli law, or (d) resignation of the Pointer RSUs grantee under circumstances were such person is deemed to have been fired under applicable Israeli law. All bonuses described above shall be subject to applicable tax, whether withheld at source or otherwise. The terms of the proposed grants of Pointer RSUs shall be in accordance with Pointer’s Global Share Incentive Plan (2013).”

Vote Required for Approval of Pointer Proposal 2

Approval of Pointer Proposal 2 requires the affirmative vote of the holders of Pointer Ordinary Shares present, in person or by proxy, at the Pointer extraordinary general meeting, amounting in the aggregate to at least a majority of the votes actually cast with respect to such proposal, provided that one of the following shall apply: (i) the majority of the votes includes at least a majority of all the votes of shareholders who are not controlling shareholders and do not have a personal interest in the approval of the Transactions; abstentions shall not be included in the total of the votes of the aforesaid shareholders; or (ii) the total of opposing votes from among the shareholders said in subsection (i) above does not exceed 2% of all the voting rights in Pointer. Failure by a Pointer shareholder to indicate whether such shareholder is a controlling shareholder of Pointer or otherwise has a personal interest in the approval of the Transactions shall render such vote as invalid and will not be counted.

The POINTER Board OF DIRECTORS unanimously recommends that POINTER sHAREholders vote “FOR” the approval of POINTER Proposal 2.

LISTING OF Parent Common Stock ON STOCK EXCHANGE

Parent Common Stock currently is not traded or quoted on a stock exchange or quotation system. Parent expects that, following consummation of the Transactions, Parent Common Stock will be listed for trading on Nasdaq and the TASE under the symbol “PWFL”. It is a condition to the Transactions that Nasdaq shall have authorized, and not withdrawn such authorization, for listing of the Parent Common Stock to be issued in connection with the Transactions. However, if a holder of Series A Preferred Stock activates voting rights for the Series A Preferred Stock at any time, Parent will be required to delist the Parent Common Stock from the TASE upon three months’ notice. See the risk factor entitled “While the Parent Common Stock is expected to be listed on the TASE, there is no guarantee as to how long such listing will be maintained” beginning on page 35 of this joint proxy statement/prospectus.

DELISTING AND DEREGISTRATION OF SHARES OF I.D. Systems COMMON STOCK AND POINTER ORDINARY SHARES

Following the consummation of the Transactions, the shares of I.D. Systems Common Stock will be delisted from the Nasdaq and deregistered under the Exchange Act. Following consummation of the Transactions, Pointer Ordinary Shares will be delisted from TASE and the Nasdaq Capital Market and deregistered under the Exchange Act.

COMPARATIVE PER SHARE DATA AND DIVIDEND INFORMATION

I.D. Systems Common Stock is listed and traded on the Nasdaq Global Market under the symbol “IDSY”. Pointer Ordinary Shares are listed and traded on the Nasdaq Capital Market and the TASE under the symbol “PNTR”.

The following table sets forth the closing sale price per share of I.D. Systems Common Stock as reported on the Nasdaq Global Market and price per share of Pointer Ordinary Shares as reported on the Nasdaq Capital Market on March 12, 2019, the last trading day prior to the public announcement of the Transactions, and on July 22, 2019, the last practicable day before the date of this joint proxy statement/prospectus. The table also shows the implied upfront value of the Pointer Merger Consideration for each share of Pointer Ordinary Share as of the same two dates. This implied value was calculated by multiplying the closing sale price of a share of I.D. Systems Common Stock on the relevant date by the exchange ratio of 1.272 and adding $8.50, the cash component of the Pointer Merger Consideration.

	I.D. Systems Common Stock	Pointer Ordinary Shares	Implied Per Share Value of Pointer Merger Consideration
March 12, 2019	$6.24	$14.50	$16.44
July 22, 2019	$6.05	$15.12	$16.20

The market prices of shares of I.D. Systems Common Stock and Pointer Ordinary Shares have fluctuated since the date of the announcement of the Agreements and will continue to fluctuate from the date of this joint proxy statement/prospectus to the dates of the I.D. Systems special meeting and the Pointer extraordinary general meeting and the date the Transactions are consummated. No assurance can be given concerning the market prices of shares of I.D. Systems Common Stock or Pointer Ordinary Shares before consummation of the Transactions or shares of Parent Common Stock after consummation of the Transactions. The number of shares of Parent Common Stock that Pointer shareholders and I.D. Systems stockholders will receive under the Agreements is based on a fixed exchange ratio. The market value of the shares of Parent Common Stock to be issued upon completion of the Transactions is unknown, and therefore, Pointer shareholders and I.D. Systems stockholders cannot be certain of the value of the portion of the merger consideration to be paid in Parent Common Stock, which could be greater than, less than or the same as shown in the table above. Accordingly, Pointer shareholders and I.D. Systems stockholders are advised to obtain current market quotations for shares of I.D. Systems Common Stock and shares of Pointer Ordinary Shares in deciding whether to vote in favor of the Transactions.

This information should be read together with the consolidated financial statements and related notes of I.D. Systems and Pointer that are incorporated by reference in this joint proxy statement/prospectus and with the unaudited pro forma combined financial data included under the section titled “Unaudited Pro Forma Combined Financial Information” beginning on page 50 of this joint proxy statement/prospectus.

Dividends

I.D. Systems has never paid a cash dividend on I.D. Systems Common Stock and does not expect to pay a cash dividend in the near future. I.D. Systems currently intends to retain future earnings, if any, to finance its operations and expand its business. Pursuant to the terms of the Investment Agreement, during the period before completion of the Transactions, I.D. Systems is not permitted to declare, set aside or pay any dividend or other distribution, subject to certain exceptions. Pointer has never paid a cash dividend on Pointer Ordinary Shares and does not expect to pay a cash dividend in the near future. The board of directors of Pointer will decide whether to declare any cash dividends in the future based on the conditions then existing, including Pointer earnings and financial condition, and subject to the provisions of the Companies Law. Pursuant to the terms of the Merger Agreement, during the period before completion of the Transactions, Pointer is not permitted to declare, set aside or pay any dividend or other distribution, subject to certain exceptions.

DESCRIPTION OF PARENT CAPITAL STOCK

The following description of Parent’s capital stock is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the relevant provisions of Delaware law, the Parent Charter and Parent Bylaws, which will be substantially in the form attached as Annexes C and D, respectively, to this joint proxy statement/prospectus. You should read those documents carefully.

There are differences between the I.D. Systems Charter and I.D. Systems Bylaws and the Parent Charter and Parent Bylaws as they will be in effect after the closing of the Transactions. Certain provisions of I.D. Systems Charter will not be replicated in the Parent Charter, and certain provisions will be included in the Parent Charter that are not in I.D. Systems Charter. See “Comparison of the Rights of Holders of I.D. Systems Common Stock and Parent Common Stock” beginning on page 195 of this joint proxy statement/prospectus.

There are also differences between Pointer’s Articles of Association and the Parent Charter and Parent Bylaws as they will be in effect after the closing of the Transactions. Certain provisions of Pointer’s Articles of Association will not be replicated in the Parent Charter, and certain provisions will be included in the Parent Charter that are not in Pointer’s Articles of Association. See “Comparison of the Rights of Holders of Pointer Ordinary Shares and Parent Common Stock” beginning on page 190 of this joint proxy statement/prospectus.

Except where otherwise indicated, the description below reflects the Parent Charter as it will be in effect immediately following the effective time of the Transactions. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Parent Charter and the Parent Bylaws.

Authorized Capital Stock

The Parent Charter authorizes the issuance of 75,000,000 shares of Parent Common Stock, and 150,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares shall initially be designated Series A Preferred Stock and 50,000 shall be undesignated. As of the date of this joint proxy statement/prospectus, one share of Parent Common Stock is outstanding and owned by I.D. Systems, and no shares of preferred stock are outstanding.

Common Stock

Voting. The holders of Parent Common Stock will be entitled to one vote for each share held of record on all matters on which the holders of Parent Common Stock are entitled to vote. Holders of Parent Common Stock do not have cumulative voting rights in the election of directors.

Dividends. Subject to the rights of holders of all classes of stock (including the Series A Preferred Stock) at the time outstanding that have prior rights as to dividends, the holders of Parent Common Stock will be entitled to receive, when, as and if declared by the board of directors of Parent, out of assets of Parent legally available therefor, such dividends as may be declared from time to time by the board of directors of Parent.

Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding-up, or Deemed Liquidation Event (as defined in the Parent Charter), the holders of Parent Common Stock will be entitled to receive all assets of Parent available for distribution to its stockholders, subject to any preferential or pari passu rights of any then outstanding preferred stock (including the Series A Preferred Stock).

Other Rights. Holders of Parent Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to Parent Common Stock. The rights, preferences, and privileges of the holders of Parent Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Parent preferred stock that Parent may designate in the future (including the Series A Preferred Stock).

Preferred Stock

Blank Check Preferred Stock. The board of directors of Parent has the authority, without further action by the holders of Parent Common Stock, to provide for the issuance of up to 50,000 shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Series A Preferred Stock. The Parent Charter designates 100,000 shares of preferred stock as Series A Preferred Stock. Pursuant to the Investment Agreement, Parent has agreed to issue and sell 50,000 shares of Series A Preferred Stock to the Investors. Set forth below is a summary of the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of, the Series A Preferred Stock.

Preference and Rank. The Series A Preferred Stock will rank senior to the shares of Parent Common Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of Parent or upon a Deemed Liquidation Event. The Series A Preferred Stock will have a liquidation preference equal to the greater of (i) Series A Issue Price (as defined below), plus all accrued and unpaid dividends thereon (except in the case of a Deemed Liquidation Event, then 150% of such amount) and (ii) the amount such holder would have received if the Series A Preferred Stock had converted into Parent Common Stock immediately prior to such liquidation. “Series A Issue Price” means, with respect to a share of Series A Preferred Stock, $1,000.00, which is subject to ratable adjustment in the case of stock dividends (other than preferred dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock, with all such adjustments to be reasonably determined in good faith by the Parent board of directors.

Dividends. Holders of Series A Preferred Stock will be entitled to cumulative dividends at a minimum rate of 7.5% per annum, quarterly in arrears, as set forth in the Parent Charter. Commencing on the 66-month anniversary of the date on which any shares of Series A Preferred Stock are first issued (the “Original Issuance Date”), and on each monthly anniversary thereafter, the dividend rate will increase by 100 basis points, until the dividend rate reaches 17.5% per annum, subject to Parent’s right to defer the increase for up to three consecutive months on the terms set forth in the Parent Charter. The dividends are payable at Parent’s election in kind, through the issuance of additional shares of Series A Preferred Stock, or in cash, provided no dividend payment failure has occurred and is continuing and that there has not previously occurred two or more dividend payment failures. The Series A Preferred Stock will also participate in any dividends on the Parent Common Stock on an as-converted basis.

Conversion. At any time, each holder of Series A Preferred Stock may elect to convert each share of such holder’s then-outstanding Series A Preferred Stock into the number of shares of Parent Common Stock equal to the quotient (rounded up to the nearest whole number) of (x) the Series A Issue Price, plus any accrued and unpaid dividends, divided by (y) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” is subject to adjustment as described in the Parent Charter. The Series A Conversion Price is initially equal to $7.319, which was calculated based on the 30-day volume weighted average trading price of the I.D. Systems Common Stock for the 30 trading days prior to May 16, 2019, the date of execution of the Investment Agreement First Amendment. At any time after the later of the third anniversary of the Original Issuance Date and the 30th consecutive trading day in which the closing price of Parent Common Stock exceeds the product of 1.5 times the then current Series A Conversion Price, Parent may elect to deliver a notice to the holders of Series A Preferred Stock (the “Mandatory Conversion Notice”) requiring that all or a portion of the outstanding Series A Preferred Stock automatically be converted into shares of Parent Common Stock at the then current Series A Conversion Price at a date no earlier than 90 days after receipt of the Mandatory Conversion Notice. Upon receipt of a Mandatory Conversion Notice, the holder may require Parent to redeem all or any portion (irrespective of the number of shares subject to the Mandatory Conversion Notice) of its outstanding shares of Series A Preferred Stock, as further described below.

Voting; Consent Rights. The holders of Series A Preferred Stock will be given notice by Parent of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of Parent Common Stock are given notice at the same time as provided in, and in accordance with, the Parent Bylaws. Except as required by applicable law or as otherwise specifically set forth in the Parent Charter, the holders of Series A Preferred Stock will not be entitled to vote on any matter presented to the stockholders of Parent unless and until any holder of Series A Preferred Stock provides a Series A Voting Activation Notice to Parent. From and after the delivery of Series A Voting Activation Notice, all holders of the Series A Preferred Stock will be entitled to vote with the holders of Parent Common Stock as a single class on an as-converted basis (provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Parent Common Stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (1) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (2) the closing bid price of the I.D. Systems Common Stock on the last trading day immediately prior to the consummation date of the Transactions (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable)). So long as shares of Series A Preferred Stock are outstanding and convertible into shares of Parent Common Stock that represent at least 10% of the voting power of the Parent Common Stock, or the Investors or their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the Original Issuance Date, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for Parent to, among other things, (i) liquidate Parent or any operating subsidiary or effect any Deemed Liquidation Event, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price (as defined below), (ii) amend Parent’s organizational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of the board of directors of Parent to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

Election of Directors and Board Observer. Pursuant to the Parent Charter, the board of directors of Parent will consist of seven directors. So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock, the holders of at least a majority of the outstanding shares of Series A Preferred Stock (irrespective of whether a Series A Voting Activation Notice has been delivered to Parent), voting as a separate class, will be entitled to elect two directors to the Parent board of directors as the Series A Directors and any committee or subcommittee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one Series A Director to the board of directors of Parent. For so long as any shares of Series A Preferred Stock remain outstanding and there are no Series A Directors on the board of directors of Parent, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of the board of directors of Parent and committees and subcommittees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee.

Mandatory Redemption. At any time after the third anniversary of the Original Issuance Date, provided that (i) Parent is not then in material breach of (or has previously on no more than two occasions materially breached) any of provisions of the Parent Charter, (ii) the terms of any other indebtedness or agreement would not prohibit such redemption, and (iii) Parent has not previously exercised such redemption right, Parent may elect to redeem all (but not less than all) shares of Series A Preferred Stock then outstanding by delivering notice thereof to each holder of then outstanding Series A Preferred Stock in accordance with the Parent Charter. On the applicable redemption date, which must be not less than 60 or more than 90 days after the notice date, Parent will redeem all outstanding shares of Series A Preferred Stock for an amount per share, payable in cash, equal to the greater of (i) the product of (x) 1.5 multiplied by (y) the sum of the Series A Issue Price, plus all accrued and unpaid dividends and (ii) the product of (x) the number of shares of Parent Common Stock issuable upon conversion of such Series A Preferred Stock multiplied by (y) the volume weighted average price of the Parent Common Stock during the 30 consecutive trading day period ending on the trading date immediately prior to the date of such redemption notice or, if calculated in connection with a Deemed Liquidation Event, the value ascribed to a share of Parent Common Stock in such Deemed Liquidation Event (the “Redemption Price”).

Optional Redemption. At any time after (i) the 66-month anniversary of the Original Issuance Date, (ii) following delivery of a Mandatory Conversion Notice, or (iii) upon a Deemed Liquidation Event, subject to Delaware law governing distributions to stockholders, each holder of Series A Preferred Stock may elect to require Parent to redeem all or any portion of its outstanding shares of Series A Preferred Stock, by delivering notice thereof to Parent in accordance with the Parent Charter, for an amount per share, payable in cash, equal to the Redemption Price.

If the holders of Series A Preferred Stock elect to redeem all outstanding shares of Series A Preferred Stock and Parent has not redeemed all such shares on the applicable date on which the redemption should occur, and such redemption has not been completed on the six month anniversary thereof (a “Redemption Failure”), the holders of at least a majority of the outstanding shares of Series A Preferred Stock will have the right to initiate, conduct and direct, subject to the approval of the board of directors of Parent, a customary sale process regarding the sale of Parent and/or its subsidiaries to be conducted by a special committee of the Parent board of directors consisting of one non-Series A Director and the Series A Directors. In the event of a Redemption Failure, until such time as the redemption process to which such Redemption Failure relates has been completed, Parent will be prohibited from creating or issuing any equity or debt securities that rank senior or pari passu to the Series A Preferred Stock without the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, unless the proceeds of the sale of such securities are used to complete the redemption process.

Preemptive Rights. For so long as at least 25% of the aggregate amount of shares of Series A Preferred Stock issued on the Original Issuance Date are outstanding, each holder thereof will have the right to purchase up to its pro rata share of the securities being issued and sold in any of Parent’s future offerings of equity or debt securities, subject to customary exceptions.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by (i) the board of directors of Parent pursuant to a resolution adopted by a majority of the entire Parent board of directors, either upon motion of a director or upon written request by holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of Parent then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Parent board of directors or the chief executive officer of Parent.

Quorum for Meetings of Stockholders

The holders of a majority in voting power of the outstanding shares of capital stock of Parent entitled to vote at a meeting, present in person, present by means of remote communication in any manner (if authorized by the Parent board of directors) or represented by proxy, will constitute a quorum for the transaction of business. In the absence of a quorum, the board of directors of Parent, the chair of the meeting of stockholders, or the stockholders of a majority in voting power of the shares of capital stock present and entitled to vote thereon may adjourn the meeting.

Stockholder Action by Written Consent

The Parent Charter provides that any action required or permitted to be taken by the stockholders of Parent must be effected at an annual or special meeting, and may not be taken by written consent, except for (a) any action required or permitted to be taken by the holders of outstanding Series A Preferred Stock may be effected by the written consent of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock and (b) any action required or permitted to be taken by the holders of the outstanding shares of Parent Common Stock, may be effected by the written consent of (i) the holders of outstanding shares of Series A Preferred Stock and/or (ii) the holders of outstanding shares of Parent Common Stock that are current or former holders of Series A Preferred Stock, holding at least a majority of the total voting power of the outstanding shares of Parent Common Stock and/or Series A Preferred Stock entitled to vote thereon. Other than as set forth above, the holders of Parent Common Stock are not permitted to act by written consent.

Choice of Forum

Unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action brought on behalf of Parent, (ii) any action asserting a claim of breach of duty owed by any current or former director, officer or other employee or stockholder of Parent, (iii) any action asserting a claim arising pursuant to the DGCL or the Parent Charter or the Parent Bylaws or as to which the DGCL confers jurisdiction on such court or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Corporate Opportunity

Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are presented to the Series A Directors, any holder of Series A Preferred Stock (or Parent Common Stock issuable upon conversion of Series A Preferred Stock), or any partner, manager, member, director, officer, stockholder, employee, agent or affiliates (as defined in the Securities Act) thereof.

Exculpation

The Parent Charter provides that a director of Parent will not be liable to Parent or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liability is not permitted by the DGCL, pursuant to which directors may not be exculpated for the following:

●	any breach of the director’s duty of loyalty to Parent or to its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

●	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of Parent’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Parent Charter does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Indemnification

The Parent Charter provides that Parent shall, to the fullest extent permitted by applicable law, indemnify and hold harmless directors or officers of Parent or any subsidiary, or those who, while a director or officer of Parent or such subsidiary, is or was serving at the request of Parent or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liabilities suffered and expenses reasonably incurred by such indemnified persons in any legal proceedings and provides for the mandatory advancement of expenses of an indemnified person. The Parent Charter also provides for the permissive indemnification and advancement of expenses for certain employees and agents of Parent.

Anti-Takeover Effect of Delaware Law and Certain Parent Charter Provisions

The Parent Charter contains provisions that could have an anti-takeover effect and may delay, defer or discourage potential acquisition proposals or tender offers or delaying or preventing attempts to influence or replace Parent’s incumbent directors and officers. These provisions are summarized below.

Board of Directors

The Parent Charter provides that the board of directors of Parent will consist of seven directors. So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two directors to the board of directors of Parent as the Series A Directors and any committee thereof (subject to applicable SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one Series A Director to the board of directors of Parent and any committee thereof (subject to applicable SEC and Nasdaq independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding and there are no Series A Directors on the board of directors of Parent, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to designate one non-voting observer to attend all meetings of the board of directors of Parent and committees thereof, although the observer may be excluded from executive sessions of any committee at the discretion of such committee. A Series A Director may be removed without cause only by the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock acting as a separate class and any vacancy in office of a Series A Director may be filled only by the holders of a majority of the outstanding shares of Series A Preferred Stock acting as a separate class.

No Cumulative Voting

The Parent Charter does not provide for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the board of directors of Parent.

Undesignated Preferred Stock

The Parent Charter provides the board of directors of Parent with the authority, without further action by the holders of Parent Common Stock, to provide for the issuance of up to 50,000 shares of currently undesignated and unissued preferred stock in one or more series and to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. As of the date of this joint proxy statement/prospectus, the Parent Charter has designated 100,000 shares as Series A Preferred Stock. The existence of authorized but unissued shares of preferred stock would enable the board of directors of Parent to render more difficult or to discourage an attempt to obtain control of Parent by means of a merger, tender offer, proxy contest or other means.

Consent Rights of Series A Preferred Stock

The Parent Charter provides that for so long as shares of Series A Preferred Stock are outstanding and convertible into shares of Parent Common Stock that represent at least 10% of the voting power of the Parent Common Stock, or the Investors and their affiliates continue to hold at least 33% of the aggregate amount of Series A Preferred Stock issued to the Investors on the Original Issuance Date, the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock will be necessary for Parent to, among other things, (i) liquidate Parent or any operating subsidiary or effect any Deemed Liquidation Event, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock receive an amount in cash not less than the Redemption Price (as defined below), (ii) amend Parent’s organizational documents in a manner that adversely affects the Series A Preferred Stock, (iii) issue any securities that are senior to, or equal in priority with, the Series A Preferred Stock or issue additional shares of Series A Preferred Stock to any person other than the Investors or their affiliates, (iv) incur indebtedness above the agreed-upon threshold, (v) change the size of the board of directors of Parent to a number other than seven, or (vi) enter into certain affiliated arrangements or transactions.

Section 203 of the DGCL

Parent will be subject to Section 203 of the DGCL. Section 203 of the DGCL generally prohibits “business combinations”, including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, such person owned at least 85% of the corporation’s outstanding voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) after the person or entity becomes an interested stockholder, the transaction is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. These provisions may have the effect of delaying, deferring or preventing changes in control of Parent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Parent Bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at Parent’s annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. Generally, such notice must be provided no later than the 90th day, nor earlier than 120th day, prior to the first anniversary of the previous year’s annual meeting of stockholders. The Parent Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice as to each person the stockholder proposes to nominate for election as a director.

Special Meetings of Stockholders

The Parent Charter provides that special meetings of the stockholders may be called only by (i) the board of directors of Parent pursuant to a resolution adopted by a majority of the entire Parent board of directors, either upon motion of a director or upon written request by holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of Parent then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Parent board of directors or the chief executive officer of Parent.

Stockholder Action by Written Consent

The Parent Charter provides that any action required or permitted to be a taken by the stockholders of Parent must be effected at an annual or special meeting, and may not be taken by written consent, except for (a) any action required or permitted to be taken by the holders of outstanding Series A Preferred Stock may be effected by the written consent of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to the Parent Charter) and (b) any action required or permitted to be taken by the holders of the outstanding shares of Parent Common Stock, may be effected by the written consent of (i) the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to the Parent Charter) and/or (ii) the holders of outstanding shares of Parent Common Stock that are current or former holders of Series A Preferred Stock, holding at least a majority of the total voting power of the outstanding shares of Parent Common Stock and/or Series A Preferred Stock entitled to vote thereon. Other than as set forth above, the holders of Parent Common Stock are not permitted to act by written consent.

Preemptive Rights

For so long as at least 25% of the aggregate amount of shares of Series A Preferred Stock issued on the Original Issuance Date are outstanding, each holder thereof will have the right to purchase up to its pro rata share of the securities being issued and sold in any of Parent’s future offerings of equity or debt securities, subject to customary exceptions.

Amendments of Certain Provisions of the Parent Charter

The Parent Charter requires the affirmative vote of at least 75% of the voting power of the outstanding shares of Parent capital stock entitled to vote in the election of directors, voting together as a single class, to amend, alter, change, or repeal Articles FOURTEENTH and FIFTEENTH, which relate to the ability of stockholders to call a special meeting or act by written consent, and the threshold for amending such provisions. In all other matters (other than those relating to the rights of the holders of the Series A Preferred Stock), amendment of the Parent Charter requires a majority of the voting power of the outstanding shares of Parent capital stock.

Authority to Amend Bylaws

The Parent Charter provides that the board of directors of Parent has the power to alter, amend or repeal any provision of the bylaws or to make new bylaws, without the consent or vote of the stockholders of Parent.

Listing of Securities

Parent intends to apply to list its common stock on Nasdaq and the TASE under the symbol “PWFL” in connection with the consummation of the Transactions.

Transfer Agent and Registrar

Upon consummation of the Transactions, the transfer agent and registrar for Parent Common Stock will be American Stock Transfer and Trust Company, LLC.

COMPARISON OF THE RIGHTS OF HOLDERS OF Pointer ORDINARY SHARES AND parent common Stock

The rights of the shareholders of Pointer and the relative powers of the Pointer board of directors are governed by the laws of the State of Israel, and the Pointer Articles of Association. As a result of the Transactions, each outstanding Pointer Ordinary Share and all associated rights will be canceled and automatically converted into the right to receive, in part, 1.272 shares of Parent Common Stock. Each share of Parent Common Stock will be issued in accordance with, and subject to the rights and obligations of, the Parent Charter and Parent Bylaws, which will be effective upon the consummation of the Transactions, in substantially the form attached hereto as Annexes C and D, respectively. Because Parent will be, at the effective time of the Transactions, a corporation organized under the laws of the State of Delaware, the rights of the stockholders of Parent will be governed by applicable Delaware law, including the DGCL, and by the Parent Charter and Parent Bylaws.

Many of the principal attributes of shares of Pointer Ordinary Shares and Parent Common Stock will be similar. However, there are differences between the rights of shareholders of Pointer under Israeli law and the rights of stockholders of Parent following the Transactions under the DGCL. In addition, there are differences between Pointer’s Articles of Association and the Parent Charter and Parent Bylaws as they will be in effect from and after the consummation of the Transactions.

The following is a summary comparison of the material differences between the rights of Pointer shareholders under Israeli law and Pointer’s Amended and Restated Articles of Association and the rights Pointer shareholders will have as stockholders of Parent under the DGCL and the Parent’s Charter and Parent Bylaws effective upon consummation of the Transactions. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or on Pointer’s or Parent’s governance or other policies. The discussion in this section does not include a description of the rights of Pointer shareholders that will not materially change as a result of the Transactions.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of Pointer’s Articles of Association, the Companies Law, the DGCL and the Parent’s Charter and Parent Bylaws as they will be in effect from and after the effective time of the Transactions. The Pointer Articles of Association are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus. You are also urged to carefully read the relevant provisions of the Companies Law and the DGCL for a more complete understanding of the differences between being a shareholder of Pointer and a stockholder of Parent.

	Pointer	Parent
Authorized and Outstanding Capital Stock	Pointer has outstanding only one class of ordinary shares, NIS 3.00 nominal par value each. The aggregate share capital of Pointer is 48,000,000 NIS, divided into 16,000,000 Pointer Ordinary Shares. As of the date of this joint proxy statement/prospectus, Pointer does not have any outstanding shares with preferential rights.	Upon the closing of the Transactions, the authorized capital stock of Parent will be 75,000,000 shares of Parent Common Stock, par value $0.01 per share, and 150,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares will be designated Series A Preferred Stock. It is expected that, upon the closing of the Transactions, approximately 29,400,377 shares of Parent Common Stock and 50,000 shares of Series A Preferred Stock will be issued and outstanding.

Special or Extraordinary Meetings of Shareholders or Stockholders	Pointer’s Articles of Association provide that the Pointer board of directors may whenever it thinks fit convene an extraordinary (special) general meeting, and, as provided in the Companies Law, it shall be obliged to do so upon (i) the request of two directors or one quarter of the serving directors; (ii) the request of one or more shareholders holding at least five percent of Pointer’s issued and outstanding share capital and one percent or more of Pointer voting rights; or (iii) the demand of one or more shareholders holding at least five percent of Pointer’s voting rights.

Special meetings of the stockholders may be called only by (i) the board of directors of Parent pursuant to a resolution adopted by a majority of the entire Parent board of directors, either upon a motion of a director or upon the written request by holders of at least fifty percent (50%) of the voting power of all shares of capital stock of Parent then entitled to vote generally in the election of directors, voting together as a single class, or (ii) the chairman of the Parent board of directors or the chief executive officer of Parent.

	Pointer	Parent
Action by Written Consent	The Companies Law prohibits shareholder action by written consent in public companies such as Pointer.

Any action required or permitted to be taken by the stockholders of Parent must be effected at an annual or special meeting, and may not be taken by written consent, except for (a) any action required or permitted to be taken by the holders of outstanding Series A Preferred Stock may be effected by the written consent of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock and (b) any action required or permitted to be taken by the holders of the outstanding shares of Parent Common Stock, may be effected by the written consent of (i) the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to the Parent Charter) and/or (ii) the holders of outstanding shares of Parent Common Stock that are current or former holders of Series A Preferred Stock, holding at least a majority of the total voting power of the outstanding shares of Parent Common Stock and/or Series A Preferred Stock entitled to vote thereon.

Except as otherwise provided by the DGCL, Parent Charter or Parent Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders for the transaction of any business.

Quorum

The quorum required for either an annual (regular) or an extraordinary (special) general meeting of Pointer’s shareholders consists of at least two Pointer shareholders present in person or by proxy holding shares conferring in the aggregate at least 25% of the voting rights of Pointer. If a Pointer shareholder meeting that was convened by the Pointer board of directors and no quorum is present within half an hour from the time appointed for the meeting, the meeting is adjourned to the same day one week later at the same time and place or to such other day, time and place as the chairman of the meeting may determine. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

Except as otherwise provided by the DGCL, Parent Charter or Parent Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum at a meeting of stockholders for the transaction of any business.

Notice of Meetings

Pursuant to the Companies Law and the General Meeting Regulations, Pointer shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the Companies Law, not less than 35 days. Pursuant to Pointer’s Articles of Association, Pointer is not required to deliver or serve prior notice of general meetings of Pointer shareholders or of any adjournments thereof to any Pointer shareholder, and notice by Pointer which is published on its website, www.pointer.com, and on the SEC’s EDGAR database or similar publication via the internet, shall be deemed to have been duly given on the date of such publication to all Pointer shareholders.

Except as otherwise provided in the DGCL, notice of meetings shall be given not less than 10 nor more than 60 days before the date of the meeting.

	Pointer	Parent
Advance Notice Provisions	Pursuant to the Companies Law and the General Meeting Regulations, the holder(s) of at least one percent of Pointer’s voting rights may propose any matter appropriate for deliberation at a Pointer shareholder meeting to be included on the agenda of a Pointer shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of a Pointer shareholder meeting, or, if Pointer publishes a preliminary notice at least 21 days prior to publicizing the convening of a Pointer shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the information requirements under applicable law and Pointer’s Articles of Association.	The Parent Bylaws state that in order for a stockholder of Parent to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of Parent not later than the close of business on the 90th and not earlier than the close of business on the 120th day before the anniversary of the prior year’s annual meeting (provided that, if the annual meeting is to be more than 30 days before or 70 days after such anniversary date, notice must be delivered not earlier than 120 days before such annual meeting and not later than, the later of, 90 days before such annual meeting or the 10th day following the day on which announcement of the date of such meeting is first made). Such notice must contain, among other things, certain information about the stockholder giving the notice (and any beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

Bylaw Amendments	No equivalent provision.	Subject to any additional vote required by the Parent Charter the board of directors is expressly authorized to adopt, amend or repeal the Parent Bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of Parent to adopt, amend or repeal the Parent Bylaws.

Charter Amendments	According to Pointer’s Articles of Association, all Pointer shareholder resolutions, including amendments to Pointer’s Articles of Association, generally require a majority of the voting power represented at the meeting and voting thereon. Notwithstanding, any resolution to consummate a Merger (as defined in Section 1 of the Companies Law), or any amendment of the provision in Pointer’s Articles of Association setting forth this super-voting requirement, requires approval of the holders of at least a majority of the voting power of Pointer.	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the outstanding stock entitled to vote thereon is required to amend, alter, or repeal provisions of the certificate of incorporation, subject to any additional vote required by the Parent Charter. In addition, the affirmative vote of the holders of at least 75% of the voting power of all shares of capital stock generally entitled to vote in the election of directors, voting together as a single class, shall be required to amend or alter Article Fourteenth (relating to the authority to call special meetings and certain actions by written consent of the stockholders) or Article Fifteenth (setting forth this supermajority vote requirement).

	Pointer	Parent
Size of Board, Election of Directors

Pointer’s Articles of Association provide that the number of directors shall be not less than two or more than 11, including any external directors. There are currently six directors serving on the Pointer board of directors.

Under Pointer’s Articles of Association, each of the directors of Pointer (except for any external director whose term is determined in accordance with the Companies Law) is elected by a Pointer shareholder resolution at an annual general meeting of Pointer shareholders or an extraordinary general meeting of the shareholders.

Under the Companies Law, a public company must have at least two external directors who meet certain independence and non-affiliation criteria. In addition, although not required by Israeli law, Pointer may classify directors as “independent directors” (director bilti taluy) pursuant to the Companies Law if they meet certain conditions provided in the Companies Law. Under certain circumstances, which currently do not apply to Pointer, a public company whose shares are traded outside of Israel may exempt itself from the requirement to have two external directors.

The Parent Charter provides that there shall be seven directors or such number as the board of directors and, so long as the holders of Series A Preferred Stock are entitled to consent to any change in the size of the board of directors pursuant to the Parent Charter, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two directors to the board of directors (the “Series A Directors”) and any committee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one director to the board of directors.

Directors other than Series A Directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. In connection with the election of directors (other than the Series A Directors), the holders of Parent Common Stock and the Series A Preferred Stock will vote together as a single class, on an as-converted basis.

Removal of Directors	The Pointer shareholders may, by a vote of the majority holders of the voting power represented at that meeting, remove any director from office, and elect a new director instead.

Any director or the entire board of directors (other than the Series A Directors) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.

Series A Directors may be removed, without cause, by and only by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, acting as a separate class.

	Pointer	Parent
Board Vacancies and Newly Created Directorships

Pointer’s Articles of Association provide that in the event that one or more vacancies are created on the Pointer board of directors, however arising, including a situation in which the number of directors is less than the minimum number permitted, the continuing directors may continue to act in every matter and may appoint directors to temporarily fill any such vacancy. If not filled by the board of directors, any vacancy may be filled by a shareholder resolution.

In the event that the vacancy creates a situation where the number of directors is less than two, the continuing directors may only act (i) in an emergency, or (ii) to fill the office of a director which has become vacant, or (iii) in order to call a general meeting of the Pointer shareholders for the purpose of electing directors to fill any such vacancy so that at least two directors are in office, as required by the Pointer Articles of Association.

Each director appointed as a result of a vacancy shall hold office until the next annual meeting of shareholders.

Vacancies and newly created directorships shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, and such directors shall serve until the next annual meeting of stockholders; provided however that a vacancy in a Series A Director directorship may only be filled by the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, acting as a separate class.

Corporate Opportunity	No equivalent provision.

To the fullest extent permitted by the DGCL, Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors or any holder of Series A Preferred Stock (or Parent Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee, agent or Affiliate of any such holder.

Exclusive Forum	No equivalent provision.

Unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on behalf of Parent; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the DGCL, the Parent Charter, Parent Bylaws or as to which the DGCL confers jurisdiction on such court; or any action asserting a claim against Parent that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

	Pointer	Parent
Limitation of Liability

Pointer’s Articles of Association provide that Pointer may, subject and pursuant to the provisions of the Companies Law or other additionally applicable law, exempt Pointer directors and officers from and against all liability for damages due to any breach of such director’s or officer’s duty of care to Pointer.

Directors shall not be liable to Parent for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability is prohibited by the DGCL.

Indemnification and Advancement	Pointer’s Articles of Association provide that Pointer may, subject and pursuant to the provisions of the Companies Law, the Israeli Securities Laws and the Israeli Antitrust Law, 5748-1988, or any other additionally applicable law, indemnify and insure a director or officer of Pointer for all liabilities and expenses incurred by him or her arising from or as a result of any act (or omission) carried out by him or her as a director or officer of Pointer and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law. The Companies Law provides that undertakings to indemnify a director or officer for such liabilities (but not for such legal expenses) be limited to specified foreseeable events and to reasonable maximum amounts.

Parent shall indemnify, to the fullest extent permitted by the DGCL, all current and former directors and officers of Parent and its subsidiaries, and any person who, while a director or officer of Parent or any of its subsidiaries, is or was serving at the request of Parent as a director, officer, employee or agent of another entity.

Parent shall, in advance, pay the expenses, including attorney fees, incurred by an indemnified person in defending any proceeding, provided that, to the extent required by law, such advancement shall be made only upon the receipt of an undertaking that the indemnified person will repay amounts advanced if it is determined that such person was not entitled to indemnification.

The board of directors may determine, in its sole discretion, to indemnify and advance expenses to employees and agents.

COMPARISON OF THE RIGHTS OF HOLDERS OF I.D. Systems COMMON STOCK AND parent common stock

The rights of the stockholders of I.D. Systems and the powers of the I.D. Systems board of directors are governed by the laws of the State of Delaware, including the DGCL, and the I.D. Systems Charter and I.D. Systems Bylaws. As a result of the Transactions, each outstanding share of I.D. Systems Common Stock and all associated rights will be canceled and automatically converted into the right to receive one share of Parent Common Stock. Each share of Parent Common Stock will be issued in accordance with, and subject to the rights and obligations of, the Parent Charter and Parent Bylaws, which will be effective upon the closing of the Transactions, in substantially the form attached hereto as Annexes C and D. Because Parent will be, at the effective time of the Transactions, a corporation organized under the laws of the State of Delaware, the rights of the stockholders of Parent will be governed by applicable Delaware law, including the DGCL, and by the Parent Charter and Parent Bylaws.

Many of the principal attributes of shares of I.D. Systems Common Stock and Parent Common Stock will be similar. However, there are differences between the I.D. Systems Charter and I.D. Systems Bylaws and the Parent Charter and Parent Bylaws as they will be in effect from and after the consummation of the Transactions.

The following is a summary comparison of the material differences between the rights of I.D. Systems stockholders under the I.D. Systems Charter and I.D. Systems Bylaws and the rights I.D. Systems stockholders will have as stockholders of Parent under the Parent Charter and Parent Bylaws. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or on I.D. Systems’ or Parent’s governance or other policies. The discussion in this section does not include a description of the rights of I.D. Systems stockholders that will not materially change as a result of the Transactions.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the I.D. Systems Charter and I.D. Systems Bylaws, the Parent Charter, Parent Bylaws and the DGCL. The I.D. Systems Charter and I.D. Systems Bylaws are incorporated by reference herein. See “Where You Can Find More Information” beginning on page 201 of this joint proxy statement/prospectus. You are also urged to carefully read these documents for a more complete understanding of the differences between being a stockholder of I.D. Systems and a stockholder of Parent.

	I.D. Systems	Parent
Authorized and Outstanding Capital Stock

The total authorized capital stock of I.D. Systems is 50,000,000 shares of I.D. Systems Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no series of preferred stock has been designated.

As of the date of this joint proxy statement/prospectus, 18,425,024 shares of I.D. Systems Common Stock were issued and outstanding. There are no shares of preferred stock issued and outstanding.

Upon the closing of the Transactions, the authorized capital stock of Parent will be 75,000,000 shares of Parent Common Stock, par value $0.01 per share, and 150,000 shares of preferred stock, par value $0.01 per share, of which 100,000 shares will be designated Series A Preferred Stock.

It is expected that, upon the closing of the Transactions, approximately 29,400,377 shares of Parent Common Stock and 50,000 shares of Series A Preferred Stock will be issued and outstanding.

Special Meetings of Stockholders	Special meetings of stockholders may be called only by (i) the board of directors pursuant to a resolution adopted by a majority of the entire board of directors, either upon a motion of a director or upon the written request of the holders of at least 50% of the voting power of all shares of capital stock generally entitled to vote in the election of directors, voting together as a single class, or (ii) the chairman of the board of directors.

Special meetings of the stockholders may be called only by (i) the board of directors of Parent pursuant to a resolution adopted by a majority of the entire Parent board of directors, either upon motion of a director or upon written request by holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of Parent then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Parent board of directors or the chief executive officer of Parent.

Action by Written Consent	Any action required or permitted to be taken by the stockholders of I.D. Systems must be effected at a duly called annual or special meeting of stockholders of I.D. Systems and may not be effected by any consent in writing by such stockholders.

Any action required or permitted to be taken by the stockholders of Parent must be effected at an annual or special meeting, and may not be taken by written consent, except for (a) any action required or permitted to be taken by the holders of outstanding Series A Preferred Stock may be effected by the written consent of the holders of at least a majority in voting power of the outstanding shares of Series A Preferred Stock and (b) any action required or permitted to be taken by the holders of the outstanding shares of Parent Common Stock, may be effected by the written consent of (i) the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote pursuant to the Parent Charter) and/or (ii) the holders of outstanding shares of Parent Common Stock that are current or former holders of Series A Preferred Stock, holding at least a majority of the total voting power of the outstanding shares of Parent Common Stock and/or Series A Preferred Stock entitled to vote thereon.

	I.D. Systems	Parent
Quorum	The holders of a majority of the outstanding shares of stock will constitute a quorum at a meeting of stockholders for the transaction of any business.

Except as otherwise provided by the DGCL, Parent Charter or Parent Bylaws, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum at a meeting of stockholders for the transaction of any business.

Notice of Meetings	Except as otherwise provided in the DGCL, notice of meetings will be given not less than 10 nor more than 60 days before the date of the meeting.	Except as otherwise provided in the DGCL, notice of meetings will be given not less than 10 nor more than 60 days before the date of the meeting.

Advance Notice Provisions	No advance notice provisions for nominating candidates to be elected as directors or proposing other business to be brought before an annual meeting of stockholders are contained in the bylaws.

The Parent Bylaws state that in order for a stockholder of Parent to propose nominations of candidates to be elected as directors or any other proper business to be considered by stockholders at the annual meeting, such stockholder must, among other things, provide notice thereof in writing to the Secretary at the principal executive offices of Parent not later than the close of business on the 90th and not earlier than the close of business on the 120th day before the anniversary of the prior year’s annual meeting (provided that, if the annual meeting is to be more than 30 days before or 70 days after such anniversary date, notice must be delivered not earlier than 120 days before such annual meeting and not later than the later of 90 days before such annual meeting or the 10th day following the day on which announcement of the date of such meeting is first made). Such notice must contain, among other things, certain information about the stockholder giving the notice (and any beneficial owner, if any, on whose behalf the nomination or proposal is made) and certain information about any nominee or other proposed business.

Bylaw Amendments	The board of directors has the power to adopt, amend or repeal the bylaws of I.D. Systems. Notwithstanding the foregoing, such power shall not limit the power of the stockholders of I.D. Systems to adopt, amend or repeal the bylaws.

Subject to any additional vote required by the Parent Charter the board of directors is expressly authorized to adopt, amend or repeal the Parent Bylaws. Notwithstanding the foregoing, such power will not divest or limit the power of the stockholders of Parent to adopt, amend or repeal the Parent Bylaws.

Charter Amendments	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the outstanding common stock is required to amend, alter, or repeal provisions of the certificate of incorporation; however, the affirmative vote of the holders of at least 75% of the voting power of all shares of capital stock generally entitled to vote in the election of directors will be required to amend or alter Article Eleventh (relating to the authority to call special meetings and actions by written consent of the stockholders) or Article Twelfth (setting forth this supermajority vote requirement).

Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the outstanding stock entitled to vote thereon is required to amend, alter, or repeal provisions of the certificate of incorporation, subject to any additional vote required by the Parent Charter. In addition, the affirmative vote of the holders of at least 75% of the voting power of all shares of capital stock generally entitled to vote in the election of directors, voting together as a single class, will be required to amend or alter Article Fourteenth (relating to the authority to call special meetings and certain actions by written consent of the stockholders) or Article Fifteenth (setting forth this supermajority vote requirement).

	I.D. Systems	Parent
Size of Board, Election of Directors

The number of directors was initially two, and thereafter, must be at least one, with such number fixed from time to time by the action of the stockholders or the directors. Currently, the I.D. Systems board of directors is comprised of six members.

All directors are elected by a plurality of the votes of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors.

The Parent Charter provides that there must be seven directors or such number as the board of directors and, so long as the holders of Series A Preferred Stock are entitled to consent to any change in the size of the board of directors pursuant to the Parent Charter, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

So long as shares of Series A Preferred Stock remain outstanding and represent 15% or more, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect two Series A Directors to the board of directors and any committee thereof (subject to the application of SEC and Nasdaq independence requirements). So long as any shares of Series A Preferred Stock remain outstanding and represent less than 15% but not less than 5%, on an as-converted basis, of the voting power of the Parent Common Stock (irrespective of whether or not a Series A Voting Activation Notice has been delivered to Parent), the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, will be entitled to elect one director to the board of directors.

Directors other than Series A Directors will be elected by a plurality of the votes cast at a meeting at which a quorum is present. In connection with the election of directors (other than the Series A Directors), the holders of Parent Common Stock and the Series A Preferred Stock will vote together as a single class, on an as-converted basis.

Removal of Directors	Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Any director or the entire board of directors (other than the Series A Directors) may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.

Series A Directors may be removed, without cause, by and only by the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, acting as a separate class.

	I.D. Systems	Parent
Board Vacancies and Newly Created Directorships	Vacancies and newly created directorships may be filled by a majority vote of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and such directors will serve until the next annual meeting of stockholders. Under the DGCL, vacancies and newly created directorships may also be filled by the stockholders.

Vacancies and newly created directorships will be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and cannot be filled by the stockholders, and such directors will serve until the next annual meeting of stockholders; provided however that a vacancy in a Series A Director directorship may only be filled by the affirmative vote of a majority of the outstanding shares of Series A Preferred Stock, acting as a separate class.

Corporate Opportunity	No equivalent provision.

To the fullest extent permitted by the DGCL, Parent renounces any interest or expectancy of Parent in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors or any holder of Series A Preferred Stock (or Parent Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee, agent or Affiliate of any such holder.

Exclusive Forum	No equivalent provision.

Unless Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on behalf of Parent; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the DGCL, the Parent Charter, Parent Bylaws or as to which the DGCL confers jurisdiction on such court; or any action asserting a claim against Parent that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

Limitation of Liability	The personal liability of directors is eliminated to the fullest extent permitted by the DGCL	Directors will not be liable to Parent for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability is prohibited by the DGCL.

Indemnification and Advancement

I.D. Systems will indemnify, to the fullest extent permitted by the DGCL, all persons whom it has the power to indemnify under the DGCL, including directors, officers, employees and agents of I.D. Systems. Under the DGCL, I.D. Systems may advance expenses to such persons.

Parent will indemnify, to the fullest extent permitted by the DGCL, all current and former directors and officers of Parent and its subsidiaries, and any person who, while a director or officer of Parent or any of its subsidiaries, is or was serving at the request of Parent as a director, officer, employee or agent of another entity.

Parent will, in advance, pay the expenses, including attorney fees, incurred by an indemnified person in defending any proceeding, provided that, to the extent required by law, such advancement will be made only upon the receipt of an undertaking that the indemnified person will repay amounts advanced if it is determined that such person was not entitled to indemnification.

The board of directors may determine, in its sole discretion, to indemnify and advance expenses to employees and agents.

LEGAL MATTERS

Olshan Frome Wolosky LLP, counsel for Parent, will provide an opinion regarding the validity of the Parent Common Stock to be issued in connection with the Transactions and certain U.S. federal income tax consequences to holders of I.D. Systems Common Stock relating to the Transactions.

EXPERTS

The consolidated balance sheets of I.D. Systems, Inc. as of December 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and financial statement schedules for each of the years in the three-year period ended December 31, 2018, incorporated by reference into this joint proxy statement/prospectus from I.D. Systems’ Annual Report on Form 10-K for the fiscal year ended December 31, 2018, have been audited by EisnerAmper LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements and financial statement schedules have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated in this joint proxy statement/prospectus by reference from Pointer’s Form 20-F, which have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference, which, are based in part on the reports of Grant Thornton Argentina S.C., Baker Tilly Brasil Norte SS Auditores Independentes - EPP and Mazars, independent registered public accounting firms have been included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

FUTURE STOCKHOLDER PROPOSALS

Parent

Assuming consummation of the Transactions, Parent stockholders will be entitled to present proposals for consideration at forthcoming Parent stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and the Parent Charter and Parent Bylaws. The deadline for submission of all Parent stockholder proposals to be considered for inclusion in Parent’s proxy statement for its next annual meeting will be disclosed in a subsequent filing with the SEC.

I.D. Systems

I.D. Systems will hold an annual meeting in the year 2019 only if the Transactions are not consummated. As previously disclosed, any stockholder proposals to be presented at an I.D. Systems annual meeting of stockholders to be held in 2019, for inclusion in I.D. Systems proxy statement and form of proxy relating to that meeting, must have been received by I.D. Systems principal executive offices, 123 Tice Boulevard, Woodcliff Lake, New Jersey 07677, addressed to the Corporate Secretary, on or before January 7, 2019. If, however, the date of the I.D. Systems 2019 annual meeting of stockholders is changed by more than thirty (30) days from the date of the I.D. Systems 2018 annual meeting of stockholders, the deadline will be a reasonable time before I.D. Systems begins to print and mail the proxy materials for the 2019 annual meeting of stockholders. Such stockholder proposals must comply with the I.D. Systems Bylaws and the requirements of Regulation 14A of the Exchange Act.

Rule 14a-4 of the Exchange Act governs the use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to the I.D. Systems annual meeting of stockholders to be held in 2019, if I.D. Systems was not provided notice of a stockholder proposal prior to March 23, 2019, I.D. Systems will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

Pointer

Pointer may hold an annual meeting of shareholders in the year 2019 before the consummation of the Transactions if such consummation does not occur by September 15, 2019, and otherwise will hold its annual meeting of shareholders in the year 2019 as a private company, after the closing of the Transactions.

WHERE YOU CAN FIND MORE INFORMATION

Each of I.D. Systems and Pointer files annual and current reports and other information with the SEC. SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Any other information contained on any website referenced in this joint proxy statement/prospectus is not incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus is part of a registration statement and constitutes a prospectus of Parent in addition to being a proxy statement of I.D. Systems and Pointer for the I.D. Systems special meeting and Pointer extraordinary general meeting, respectively. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed below. The SEC allows I.D. Systems and Pointer to “incorporate by reference” information into this joint proxy statement/prospectus. This means Parent can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information in this joint proxy statement/prospectus. In addition, any later information that I.D. Systems or Pointer files with the SEC will automatically update and supersede this information. This joint proxy statement/prospectus incorporates by reference the documents listed below that I.D. Systems and Pointer have previously filed with the SEC. These documents contain important information, including about Parent.

You should rely only on the information contained in this joint proxy statement/prospectus or that we have referred to you. None of I.D. Systems, Parent or Pointer has authorized anyone to provide you with any additional information. This joint proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing or posting of this joint proxy statement/prospectus to stockholders of I.D. Systems or shareholders of Pointer nor the issuance of Parent Common Stock in the Transactions shall create any implication to the contrary.

The following documents, which have been filed with the SEC by I.D. Systems, are hereby incorporated by reference into this joint proxy statement/prospectus:

●	Annual Report on Form 10-K of I.D. Systems for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019, as amended on Form 10-K/A filed with the SEC on April 30, 2019;

●	Quarterly Report on Form 10-Q of I.D. Systems for the fiscal quarter ended March 31, 2019, filed with the SEC on May 15, 2019.

●	Current Reports on Form 8-K of I.D. Systems (only to the extent “filed” and not “furnished”) filed on January 8, 2019, January 31, 2019, February 1, 2019, March 13, 2019, March 15, 2019, May 20, 2019 and June 27, 2019.

The following documents, which have been filed or furnished with the SEC by Pointer, are incorporated by reference into this joint proxy statement/prospectus:

●	Annual Report on Form 20-F of Pointer for the fiscal year ended December 31, 2018 filed with the SEC on April 1, 2019; and

●	Report of Foreign Private Issuer on Form 6-K of Pointer, furnished on May 23, 2019.

All additional documents that either Pointer or I.D. Systems may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and prior to the I.D. Systems special meeting and the Pointer extraordinary general meeting, respectively, shall also be deemed to be incorporated by reference (in the case of reports on Form 6-K of Pointer only to the extent specified in such filings that are incorporated by reference). In particular, I.D. Systems and Pointer are each expected to release quarterly earnings prior to the respective meetings and, in addition to any SEC filings in that regard, such earnings releases shall be available on each of I.D. Systems’ and Pointer’s websites, respectively. However, some documents or information, such as that called for by Item 2.02 and Item 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents or information is incorporated by reference into this joint proxy statement/prospectus. Additionally, to the extent this joint proxy statement/prospectus, or the documents or information incorporated by reference into this joint proxy statement/prospectus, contains references to the Internet websites of I.D. Systems or Pointer, the information on those websites does not constitute a part of, and is not incorporated by reference into, this joint proxy statement/prospectus.

If you are a stockholder of I.D. Systems, you can obtain any of the documents incorporated by reference through I.D. Systems or the SEC. Documents incorporated by reference are available from I.D. Systems without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this joint proxy statement/prospectus. You will not receive copies of the documents incorporated by reference, as they are not being sent to stockholders unless specifically requested. You may obtain documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows:

Corporate Secretary

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Telephone: (201) 996-9000

In order to ensure timely delivery of the documents, I.D. Systems stockholders must make their requests no later than five business days prior to the date of the I.D. Systems special meeting, or no later than August 22, 2019.

If you are a shareholder of Pointer, you can obtain any of the documents incorporated by reference through Pointer or the SEC. Documents incorporated by reference are available from Pointer without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this joint proxy statement/prospectus. You will not receive copies of the documents incorporated by reference, as they are not being sent to stockholders unless specifically requested. You may obtain documents incorporated by reference in this joint proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows:

Chief Executive Officer

Pointer Telocation Ltd

14 Hamelacha Street,

Rosh Ha’ayin, Israel 4809133

Telephone: 972-3-572-3111

In order to ensure timely delivery of the documents, Pointer shareholders must make their requests no later than five business days prior to the date of the Pointer extraordinary general meeting, or no later than August 22, 2019.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this joint proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, you are referred to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

POWERFLEET, INC.,

POWERFLEET ISRAEL HOLDING COMPANY LTD.,

I.D. SYSTEMS, INC.,

POINTER TELOCATION LTD.

and

POWERFLEET ISRAEL ACQUISITION COMPANY LTD.

MARCH 13, 2019

A-i

(continued)

A-ii

(continued)

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 13, 2019, is entered into by and among PowerFleet, Inc., a Delaware corporation (“Parent”), Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Holdco”), Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Holdco (“Merger Sub”), I.D. Systems, Inc., a Delaware corporation (“Infiniti”), and Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (the “Company”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 1.01.

W I T N E S S E T H :

WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving company (the “Merger”), in accordance with the ICL, pursuant to which, except as otherwise provided herein, all of the issued and outstanding Company Ordinary Shares will be converted into the right to receive the Merger Consideration and the Company will become a direct wholly-owned subsidiary of Holdco, upon the terms and subject to the conditions of this Agreement;

WHEREAS, as of the date hereof, Parent and Infiniti have entered into the Investment Agreement and have available, or they have secured, the Debt Financing Commitment required to fund in full the Cash Consideration portion of the Merger Consideration and have confirmed that the closing of the transactions contemplated under this Agreement are not subject to obtaining financing;

WHEREAS, in connection with the transactions contemplated by this Agreement and the Investment Agreement, Parent and Infiniti will, concurrently with or immediately prior to the Merger, reorganize into a new holding company structure by merging PowerFleet US Acquisition Inc., a wholly-owned subsidiary of Parent (“Infiniti Merger Sub”), with and into Infiniti, resulting in Infiniti surviving as a wholly-owned subsidiary of Parent (the “Infiniti Merger”);

WHEREAS, simultaneously with the execution and delivery of the Investment Agreement, certain stockholders of Infiniti are entering into certain voting undertakings with Parent, as contemplated by the Investment Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement (the “Transactions”) are fair to, and in the best interests of, the Company and its shareholders; (ii) approved this Agreement and the Transactions; and (iii) determined to recommend that the shareholders of the Company approve this Agreement and the Transactions;

A-1

WHEREAS, the board of directors of Merger Sub, the board of directors of Holdco and the board of directors of Parent (the “Parent Board”) have each unanimously approved this Agreement and the Transactions, and the board of directors of Merger Sub has further determined: (i) that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and its shareholders; and (ii) to recommend that the shareholders of Merger Sub approve this Agreement and the Transactions;

WHEREAS, the Parent Board has unanimously approved and declared advisable and in the best interests of Parent and Infiniti, the sole stockholder of Parent as of the date hereof, this Agreement and the Transactions;

WHEREAS, for U.S. federal income tax purposes, (i) the Merger, taken together with the Infiniti Merger and the Investment Transactions, is intended to qualify as a transaction described in Section 351 of the Code, (ii) the Infiniti Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (iii) this Agreement is intended to constitute a “plan or reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s, Infiniti’s, Holdco’s and Merger Sub’s willingness to enter into this Agreement, the shareholders of the Company set forth on Exhibit A are entering into voting undertakings with Parent, each in the form attached hereto as Exhibit B (the “Voting Agreements”); and

WHEREAS, Parent, Holdco, Merger Sub, Infiniti and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Holdco, Merger Sub, Infiniti and the Company hereby agree as follows:

Article 1.
DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“102 Trustee” means the trustee appointed by the Company from time to time in accordance with the provisions of the Ordinance, and approved by the ITA, with respect to the Company 102 Options and Company 102 Shares.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by, or is under common control with such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether though ownership of 50% or more of such Person’s securities or partnership or other ownership interests, or by Contract or otherwise).

A-2

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York, or Tel Aviv, Israel are authorized or required by Law or Order to close.

“Cash and Cash Equivalents” means all cash on hand, cash in bank accounts, certificates of deposit, commercial paper, treasury bills and notes, marketable securities and other cash equivalents, but specifically excluding any received but un-cleared checks, outbound ACH and issued but un-cleared checks.

“Certificate of Merger” has the meaning ascribed to such term in the Investment Agreement.

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Registrar” means the Registrar of Companies of the State of Israel.

“Company 102 Award” means a Company Award granted under Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

“Company 102 Share” means a Company Ordinary Share issued upon exercise or settlement of a Company 102 Award.

“Company 20-F” means the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2017, as amended.

“Company Acquisition Proposal” means (i) any proposal or offer (other than the Transactions or any other proposal or offer by Parent, Infiniti, Holdco, Merger Sub or their Affiliates) with respect to a merger, consolidation, business combination or similar transaction involving the Company or any one or more of its Subsidiaries (except for any transaction between or among two or more of the Company’s Subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any Person or group of Persons (other than Parent, Infiniti, Holdco, Merger Sub or their Affiliates) becoming, in one or a series of related transactions, directly or indirectly, (A) the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of 15% or more of the total voting power or of any class of equity securities of the Company or any one or more of its Subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity and the Subsidiaries of the merged or consolidated entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole, prior to such transaction) or (B) the owner of assets (including equity securities of any of the Company’s Subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and its Subsidiaries, taken as a whole; or (iii) a recapitalization, reorganization, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of the Company and/or any of its Subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding Company Ordinary Shares on the last trading day prior to the date hereof or (y) the consolidated total assets of the Company and its Subsidiaries, taken as a whole (in each case prior to such transaction).

A-3

“Company Adverse Recommendation Change” means any of the following actions by the Company, the Company Board or any committee thereof: (i) withholding, withdrawing, modifying or qualifying in a manner adverse to Parent, Infiniti, Holdco or Merger Sub or proposing publicly to withhold, withdraw, modify or qualify in a manner adverse to Parent, Infiniti, Holdco or Merger Sub, the Company Board Recommendation, (ii) failing to make the Company Board Recommendation or failing to include the Company Board Recommendation in (or removing it from) the Joint Proxy Statement/Prospectus, (iii) approving, endorsing, recommending or otherwise publicly declaring to be advisable or proposing to approve, endorse, recommend or determine to be advisable any Company Acquisition Proposal, (iv) following the date any Company Acquisition Proposal or any modification to the price, form of consideration or conditionality thereto is first made public or sent or given to the shareholders of the Company, failing to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent reasonably requests a reaffirmation thereof in writing, (v) following the commencement of any take-over bid, tender offer or exchange offer for Company Ordinary Shares that is publicly disclosed, publicly being neutral or failing to reject or recommend against acceptance of any such take-over bid, tender offer or exchange offer within five (5) Business Days of such commencement of such take-over bid, tender offer or exchange offer or recommending that the shareholders of the Company tender their respective Company Ordinary Shares in such take-over bid, tender offer or exchange offer, or (vi) publicly announcing an intention, or resolving, to take any of the foregoing actions; provided, however, none of (x) a termination of this Agreement by the Company pursuant to Section 9.01(f), (y) a customary “stop, look and listen” or similar communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act (including disclosure of the Company’s receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto) or (z) factually accurate public statements regarding financial results, operations or business conditions or developments shall, in any case, in and of itself constitute a Company Adverse Recommendation Change.

“Company Award” shall mean any Company Option or Company RSU.

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2017 and the footnotes thereto set forth in the Company 20-F.

“Company Balance Sheet Date” means December 31, 2017.

“Company Disclosure Schedule” means the disclosure schedule attached hereto and delivered by the Company to Parent, Infiniti, Holdco and Merger Sub in connection with, and immediately prior to the execution of, this Agreement.

A-4

“Company Intellectual Property Rights” means, collectively Company Owned Intellectual Property Rights and Company Licensed Intellectual Property Rights.

“Company IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or any of its Subsidiaries or licensed or leased to the Company or any of its Subsidiaries (excluding any public networks).

“Company Leased Real Property” means each parcel of real property subject to a lease, sublease, license or occupancy agreement to which the Company or any of its Subsidiaries is a party as lessee, sub-lessee, licensee or occupant.

“Company Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States, Israel or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which the Company or any of its Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Infiniti, Holdco, Merger Sub or their respective Affiliates or by the Company or its Subsidiaries or their respective Affiliates at the written request of Parent or as required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by the Company and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (provided that the underlying causes of such failure may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise expressly excluded hereunder), or (ix) any change in the market price or trading volume of the Company’s securities or in its credit ratings (provided that the underlying causes of such change may be considered in determining whether a Company Material Adverse Effect has occurred if not otherwise expressly excluded hereunder); provided, however, in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which the Company and its Subsidiaries operate. Notwithstanding anything to the contrary above, any labor organizational campaigns in and of themselves shall not be deemed a Company Material Adverse Effect; provided, however, that any effect, change, condition, fact, development, occurrence or event resulting from or arising out of such labor organizational campaigns may be considered in determining whether a Company Material Adverse Effect has occurred.

A-5

“Company Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to the Company or any of its Subsidiaries.

“Company Personal Data” means an identifiable individual’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Company or any of its Subsidiaries, allows the identification of or contact with an individual and any other information about such individual that can be traced back thereto.

“Company RSU” means a restricted stock unit covering Company Ordinary Shares.

“Company Share Plans” shall mean the Company’s Employee Share Option Plan (2003) and Global Share Incentive Plan (2013), in each case, as may be amended from time to time.

“Company Superior Proposal” means any bona fide and written Company Acquisition Proposal that the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the Company’s shareholders (in their capacity as such) than the Merger, in each case, after taking into account all relevant factors, including all terms and conditions of such Company Acquisition Proposal (including the likelihood that such Company Acquisition Proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the Person making the Company Acquisition Proposal), and this Agreement (including any adjustment to the terms and conditions of this Agreement agreed to by Parent in writing pursuant to Section 5.02(b) in response to such Company Acquisition Proposal). For purposes of this definition, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Company Tax Return” means any Tax Return (including, without limitation, any consolidated, combined or unitary return) relating to or inclusive of the Company or any of its Subsidiaries.

A-6

“Company Termination Fee” means $3,000,000.

“Competition Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act, the Economic Competition Act and all other Laws designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade.

“Confidentiality Agreement” means the Mutual Nondisclosure Agreement, dated as of November 28, 2017 by and between Infiniti and the Company.

“Contract” means any agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other legally binding commitment, arrangement or understanding, whether written or oral.

“Environmental Claim” means any Proceeding or Order alleging potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Law.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances, or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations required by Environmental Law.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Funded Know-How” means any know-how of the Company or any of its Subsidiaries developed in whole or in part with any funding by the IA.

“GAAP” means generally accepted accounting principles in the United States.

A-7

“Governmental Authority” means any (i) nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or merger control authority, (ii) federal, state, provincial, local or non-U.S. court or tribunal, (iii) self-regulatory organization (including any national securities exchange), or (iv) other governmental, quasi-governmental, supranational or regulatory entity created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority, including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any license, approval, clearance, permit, certificate, waiver, amendment, consent, exemption, variance, expiration and termination of any waiting period requirements (including pursuant to Competition Law), other actions by, and any notice, filing, registration, qualification, declaration and designation with, and other authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect (i) under any Environmental Law, or (ii) that can form the basis of any liability under any Environmental Law or any Order relating to pollution, waste, the environment, or the protection of worker health and safety.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IA” means the Innovation Authority under the jurisdiction of the Ministry of Economy and Industry of the State of Israel.

“IA Notification” means a notification by the Company to the IA of the Transactions.

“IA Undertaking” means such undertaking to the IA as is required of Parent as a consequence of the Transactions and as a condition thereto, in the IA’s standard form.

“ICL” means the Israeli Companies Law, 5759-1999 (including those portions of the Israeli Companies Ordinance [New Version] 5743-1983 that continue to be in effect) and the regulations promulgated thereunder, as amended.

“Infiniti 2018 Plan” means the I.D. Systems, Inc., Inc. 2018 Incentive Plan.

“Infiniti Adverse Recommendation Change” has the meaning ascribed to the term “Company Adverse Recommendation Change” in the Investment Agreement.

“Infiniti Closing Price” means $6.68.

“Infiniti Equity Plans” means the following plans of Infiniti: the I.D. Systems, Inc. 2007 Equity Compensation Plan (as amended through June 21, 2012), I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended, I.D. Systems, Inc. 2015 Equity Compensation Plan and the Infiniti 2018 Plan.

A-8

“Infiniti Material Adverse Effect” has the meaning ascribed to the term “Material Adverse Effect” in the Investment Agreement.

“Infiniti Option” means each option to purchase shares of Infiniti Common Stock outstanding under any of the Infiniti Equity Plans.

“Infiniti Permitted Liens” has the meaning ascribed to the term “Permitted Liens” in the Investment Agreement.

“Infiniti Restricted Stock Award” means each restricted stock award of shares of Infiniti Common Stock outstanding under any of the Infiniti Equity Plans.

“Infiniti Specified Stockholder Approval” shall have the meaning ascribed to the term “Specified Stockholder Approval” in the Investment Agreement.

“Infiniti Stockholder Approval” shall have the meaning ascribed to the term “Stockholder Approval” in the Investment Agreement.

“Infiniti Stockholders’ Meeting” means a meeting of Infiniti’s stockholders held for the purpose of obtaining the Infiniti Stockholder Approval.

“Intellectual Property” means all intellectual property and technology, including (i) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, LinkedIn, Instagram, YouTube, Google+ and other social media companies and the content found thereon and related thereto, and URLs; (ii) expressions, designs and other works of authorship; (iii) inventions, discoveries, trade secrets, business and technical information and know-how, databases, processes, procedures, research and development results, marketing plans and other confidential and proprietary information, excluding any Company Personal Data contained in any of the foregoing; and (iv) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, algorithms, structures, development tools and other related specifications, media and documentation, excluding any Company Personal Data contained in any of the foregoing.

“Intellectual Property Rights” means any and all common law or statutory intellectual property rights or proprietary rights and protections (anywhere in the world), including all such rights relating to, arising from, or associated with any Intellectual Property, including (i) trademarks, service marks and rights in trade names, brand names, logos, corporate names, trade dress, design rights and other similar designations of source, sponsorship, association or origin, and all registrations, applications and renewals for, any of the foregoing; (ii) copyrights, author, performer, moral and neighboring rights, and mask works and all registrations, applications for registration and renewals of any of the foregoing; (iii) trade secrets and other rights in confidential information; and (iv) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

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“Investment Agreement” means the Investment and Transaction Agreement, dated as of the date hereof, among the Investors, Infiniti, Parent and Infiniti Merger Sub.

“Investment Documents” has the meaning ascribed to such term in the Investment Agreement.

“Investment Securities” has the meaning ascribed to the term “Securities” in the Investment Agreement.

“Investment Transactions” means the offering and sale of shares of Series A Convertible Preferred Stock of Parent pursuant to the terms of the Investment Agreement.

“Investors” means ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P.

“ISA” means the Israel Securities Authority.

“Israeli Securities Law” means the Israeli Securities Law, 1968 and the regulations promulgated thereunder, as amended.

“ITA” means the Israel Tax Authority.

“Knowledge” means, with respect to the Company, the actual knowledge of each of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule and, with respect to Parent or Infiniti, the actual knowledge of each of the individuals listed on Section 1.01(a) of the Parent Disclosure Schedule, in each case, after reasonable inquiry of the direct reports of such individuals who would reasonably have knowledge of the applicable matter.

“Law” means any United States, federal, state, provincial or local or any non-U.S. law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, hypothec, lien, pledge, charge, security interest, deed of trust, right of first refusal or offer, option, easement, right of way, or any other encumbrance (other than such a limitation arising under securities Law in respect of such property or asset).

“Nasdaq” means, with respect to Parent, the Nasdaq Global Market and, with respect to the Company, the Nasdaq Capital Market.

“Open Source Material” means software or other material that is licensed or distributed under a “free” source-code license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, or any Creative Commons License.

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“Order” means any order, writ, injunction, decree, consent decree, judgment, ruling, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961 and any rules and regulations promulgated thereunder, as amended.

“Parent Charter” has the meaning ascribed to such term in the Investment Agreement.

“Parent Common Stock Issuance” means the issuance of shares of Parent Common Stock as part of the Merger Consideration,

“Parent Disclosure Schedule” means the disclosure schedule attached hereto and delivered by Parent to the Company in connection with, and immediately prior to, the execution of, this Agreement.

“Parent Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States, Israel or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which Parent or any of its Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Infiniti, Holdco, Merger Sub or their respective Affiliates or by the Company or its Subsidiaries or their respective Affiliates at the written request of the Company or as required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of Parent herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by Parent and its Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period (provided that the underlying causes of such failure may be considered in determining whether a Parent Material Adverse Effect has occurred if not otherwise excluded hereunder), or (ix) any change in the market price or trading volume of Parent securities or in its credit ratings (provided that the underlying causes of such change may be considered in determining whether a Parent Material Adverse Effect has occurred if not otherwise excluded hereunder); provided, however, in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) Parent and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which Parent and its Subsidiaries operate.

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“Parent Termination Fee” means $2,000,000.

“Party” means each of Parent, Holdco, Merger Sub, Infiniti and the Company individually, as the context requires, and “Parties” means all of them collectively.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Financial Statements, or (with respect to such Liens arising after the date hereof) on the financial books and records of the Company, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Company Financial Statements, or (with respect to such Liens arising after the date hereof) on the financial books and records of the Company, (iii) Liens reflected on the Company Balance Sheet, (iv) zoning, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Company Leased Real Property which are not violated by the current use and operation of the Company Leased Real Property in any manner that would reasonably be expected to materially impair the continued use and operation of the Company Leased Real Property as presently conducted, (v) Liens to secure indebtedness pursuant to the Loan Documents to be released as of the Effective Time, (vi) licenses or covenants not to sue with respect to Intellectual Property Rights, (vii) statutory, common law or contractual liens of landlords, (viii) title defects, encumbrances or irregularities that do not secure the payment of a sum of money or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Affiliates as presently conducted, (ix) extension of time of existing guarantees and new guarantees issued in the ordinary course of business in connection with bids, leases and contract performance, but, with respect to new guarantees, in no event exceeding a maximum aggregate obligation of $500,000 since the date hereof, and (x) any Liens set forth on Section 1.01 of the Company Disclosure Schedule.

“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority or arbitrator (public or private), or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Proceeding” means any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding (in each case, whether civil, criminal or administrative, whether public or private or whether written or oral) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator (public or private).

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“Related Persons” shall mean, with respect to any Person, each of such Person’s former, current and future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees.

“Release” shall have the same meaning as under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 (22).

“Representative” means a Person and its Subsidiaries’ directors, officers, employees, Affiliates, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means a “significant subsidiary” as such term is defined in Rule 12b-2 under the Exchange Act.

“Straddle Period” means any Tax period beginning before the Closing Date and ending after the Closing Date.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, a majority of the equity interests therein or (ii) has the right to appoint a majority of the directors or managers.

“TASE” means the Tel Aviv Stock Exchange.

“Tax” means (i) any and all federal, state, provincial, local, non-U.S. (including, for the avoidance of doubt, Israeli) and other taxes, levies, imposts, duties, and similar governmental charges (including any interest, consumer price index linkage, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, escheat, unclaimed property, branch, payroll, estimated withholding, employment, social security (or similar), national health insurance, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

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“Tax Return” means any report, return, document, declaration, election, schedule, opinion, statement or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents to be supplied to any Governmental Authority with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, election, schedule, opinion, statement or other information or any amendment to any of the foregoing.

“Tax Sharing Agreement” means any Contract binding a Party or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than Parent, Infiniti, Holdco, Merger Sub, the Company or any of their respective Affiliates.

“Treasury Regulations” means the regulations promulgated under the Code.

“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions regarding Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent (which, for the avoidance of doubt includes Parent’s opportunity to review and comment on the application to the ITA), that is applicable to the payments to be made to any holder of securities of the Company pursuant to this Agreement stating that no withholding, or reduced withholding, of Tax is required under Israeli law with respect to such payment or providing other instructions regarding such payment or withholding (including transfer of the withholding Tax amount to a trustee). For purposes hereof, the Withholding Tax Ruling, the 104H Tax Ruling and the Option Tax Ruling (and any interim ruling in respect thereof, if applicable) will be considered a Valid Tax Certificate, provided they include such instructions, and further provided that if the applicable ruling requires the affirmative consent of the relevant holder, such holder consented in writing to join any such applicable ruling.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to take an act by the breaching Party with the Knowledge that the taking of such act or the failure to take such act would, or would reasonably be expected to, cause a material breach of this Agreement, regardless of whether breaching was the object of the act or failure to act.

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(b) Each of the following terms is defined in the section set forth opposite such term:

Term	Section
104H Tax Ruling	Section 2.10(d)
Acceptable Company Confidentiality Agreement	Section 5.02(a)
Agreement	Preamble
Alternative Company Acquisition Agreement	Section 5.02(a)
Award	Section 10.10(e)
Base Amount	Section 6.02(c)
Book-Entry Shares	Section 2.03(a)(iii)
Cash Consideration	Section 2.03(a)(ii)
Certificate	Section 2.03(a)(iii)
Closing	Section 2.01
Closing Option Consideration	Section 2.08(b)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 3.02(b)
Company Financial Statements	Section 3.08
Company Indemnified Party	Section 6.02(a)
Company Material Contract	Section 3.18(a)
Company Option	Section 2.08(a)
Company Ordinary Shares	Section 3.05(a)
Company Plan	Section 3.16(a)
Company Privacy Policy	Section 3.14(n)
Company Real Property Leases	Section 3.13(b)
Company Registered IP	Section 3.14(d)
Company Required Consents	Section 3.04
Company RSUs	Section 3.05(a)
Company SEC Documents	Section 3.07(a)
Company Shareholder Approval	Section 3.02(a)
Company Shareholders’ Meeting	Section 5.04
Company Source Code	Section 3.14(i)
Company Specified Representations	Section 8.02(a)(ii)
Company Subsidiary Securities	Section 3.06(b)
Debt Financing	Section 4.09
Debt Financing Commitment	Section 4.09
DGCL	Section 4.02(b)
EDGAR	Article 3
Effective Time	Section 2.02
Enforceability Limitations	Section 3.02(a)
Equity Award Exchange Ratio	Section 2.08(a)
Equity Financing	Section 4.09
Exchange Agent	Section 2.06
Exchange Fund	Section 2.06
Exchange Ratio	Section 2.03(a)(ii)
FCPA	Section 3.23(a)
Financing	Section 4.09
Governmental Grant	Section 3.14(m)
Infiniti	Preamble
Infiniti Merger	Recitals

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Infiniti Merger Sub	Recitals
Interim 104H Tax Ruling	Section 2.10(d)
Interim Option Tax Ruling	Section 2.10(e)
internal controls	Section 3.07(f)
Israeli Employees	Section 3.16(j)
Israeli Offering	Section 7.09(a)
Israeli Offering Exemption	Section 7.09(a)
Israeli Options Exemption	Section 7.09(b)
Israeli Securities Exemption	Section 7.09(b)
Joint Proxy Statement/Prospectus	Section 5.03
Loan Documents	Section 5.06
Merger	Recitals
Merger Certificate	Section 2.02
Merger Consideration	Section 2.03(a)(ii)
Merger Notice	Section 2.02
Merger Proposals	Section 7.03(a)
Merger Sub	Preamble
Multiemployer Plan	Section 3.16(c)
Option Tax Ruling	Section 2.10(e)
Outside Date	Section 9.01(c)
Parent	Preamble
Parent Board	Recitals
Parent Common Stock	Section 4.05(a)
Parent Specified Representations	Section 8.03(a)(ii)
Payee	Section 2.10(a)
Payor	Section 2.10(a)
Pre-Closing Period	Section 5.01
Public Official	Section 3.23(a)
Registered Intellectual Property Rights	Section 3.14(a)
Registration Statement	Section 5.03
Required Payments	Section 4.09
Section 14 Arrangement	Section 3.16(j)
Solvent	Section 4.10
Stock Consideration	Section 2.03(a)(ii)
Subject Company Customers, Suppliers and Dealers	Section 3.22
Substituted Option	Section 2.08(a)
Substituted RSU	Section 2.08(c)
Surviving Company	Section 2.02
Tax Incentive Program	Section 3.15(a)(xxx)
Transactions	Recitals
VAT	Section 3.15(a)(xxv)
Vested Company Option	Section 2.08(b)
Vested Company RSU	Section 2.08(d)
Voting Agreement	Recitals
Withholding Drop Date	Section 2.10(b)
Withholding Tax Ruling	Section 2.10(c)

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Section 1.02 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(a) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified.

(b) All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(c) Any reference in a particular Section of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) all other representations and warranties of the Company that are contained in this Agreement (except for those contained in Section 3.01 and Section 3.05(a)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Company Disclosure Schedule shall not be deemed to constitute an admission by the Company, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation by the Company of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication to any Third Party with respect to any of the foregoing. Any disclosure in any Section of the Company Disclosure Schedule of information that is also filed with or disclosed in any Company SEC Document shall not be deemed a representation that there is no other information filed with or disclosed in any Company SEC Document that would qualify the corresponding representation. All disclosures in the Company Disclosure Schedule are intended only to allocate rights and risks between the parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

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(d) Any reference in a particular Section of the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of Parent, Infiniti, Holdco and Merger Sub that are contained in the corresponding Section of this Agreement and (ii) all other representations and warranties of Parent, Infiniti, Holdco and Merger Sub that are contained in this Agreement (except for those contained in Section 4.01 and Section 4.05(a)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Parent Disclosure Schedule shall not be deemed to constitute an admission by the Parent, Infiniti, Holdco or Merger Sub, or to otherwise imply, that any such matter is material, is required to be disclosed by Parent, Infiniti, Holdco or Merger Sub under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Parent Disclosure Schedule relating to any possible breach or violation by Parent, Infiniti, Holdco or Merger Sub of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication to any Third Party with respect to any of the foregoing. All disclosures in the Parent Disclosure Schedule are intended only to allocate rights and risks between the parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

(e) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(f) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(g) The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(h) Any reference to a Party or a party to any other agreement or document contemplated hereby shall include such Person’s successors and permitted assigns.

(i) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(j) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; provided, that with respect to any representation or warranty contained in this Agreement, such reference shall mean the legislation or provision as exists as of the date that such representation or warranty is made.

(k) A reference to any Contract (including this Agreement) is to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms thereof, except that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed on such schedule in order to be included in such reference.

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(l) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(m) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(n) References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively.

(o) References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified.

(p) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(q) Whenever the phrase “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”, whether or not it is in fact followed by those words or words of like import.

Article 2.

THE MERGER

Section 2.01 Closing. Subject to the provisions of this Agreement, the closing of the Merger (the “Closing”) shall take place by the electronic exchange of documents as soon as practicable, but in any event within four (4) Business Days, following the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 8 (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions); provided, however, the Closing may occur on such other date or at such other time and place as agreed to in writing by Parent and the Company.

Section 2.02 The Merger. As soon as practicable following, but in any event within one (1) Business Day following, the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 8 (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions), Merger Sub and the Company shall each, substantially simultaneously and in coordination with each other, deliver to the Companies Registrar a notice (each, a “Merger Notice”) informing the Companies Registrar that all such conditions to the Merger have been met (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions) and requesting that the Companies Registrar issue a certificate evidencing the completion of the Merger in accordance with section 323(5) of the ICL (the “Merger Certificate”) on the Closing Date; provided, however, such delivery of Merger Notices to the Companies Registrar may occur on such other date as agreed in writing by Parent and the Company. The Merger shall become effective, and the Closing shall occur, upon the issuance by the Companies Registrar of the Merger Certificate in accordance with section 323(5) of the ICL (the time at which the Merger becomes effective is herein referred to as the “Effective Time”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue its existence as a direct wholly-owned subsidiary of Holdco under the Law of the State of Israel. The Company, in its capacity as the company surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Company”.

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(a) The Merger shall have the effects set forth in this Agreement, the Merger Certificate and the applicable provisions of the ICL.

(b) At the Effective Time, the articles of association of Merger Sub attached hereto as Exhibit C as in effect immediately prior to the Effective Time shall be the articles of association of the Surviving Company, except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company, until amended thereafter in accordance with the ICL and such articles of association.

(c) At the Effective Time, the directors of Merger Sub set forth on Schedule 2.02(c) shall be the directors of the Surviving Company, each to hold office in accordance with the articles of association of the Surviving Company, and the officers of Merger Sub set forth on Schedule 2.02(c) shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(d) The parties shall take all actions necessary so that immediately after the Effective Time, (i) the Persons set forth on Schedule 2.02(d) shall be the directors of Parent and (ii) the Persons set forth on Schedule 2.02(d) shall be the officers of Parent, in each case, to hold office in accordance with the Certificate of Incorporation and the Bylaws of Parent from the Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(e) No later than thirty days after the date hereof, Porsche Holdco shall timely file an election on Internal Revenue Service Form 8832 to be classified as a disregarded entity for U.S. income tax purposes, effective as of its date of formation.

Section 2.03 Effect of the Merger on Share Capital of the Company and Merger Sub.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Infiniti, Holdco, Merger Sub, the Company or their respective shareholders or stockholders, as applicable:

(i) all Company Ordinary Shares that are owned, directly or indirectly, by (A) Infiniti, Parent or any of its Subsidiaries (including Holdco and Merger Sub) or (B) the Company (including Company Ordinary Shares held as treasury stock or otherwise and Company Ordinary Shares held of record by Nexus Telecommunication System Ltd. or Nexus Telocation Systems Ltd.) or any of its wholly-owned Subsidiaries, in each case immediately prior to the Effective Time, shall be automatically cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor;

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(ii) each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.03(a)(i)) shall be converted into the right to receive, subject to the other provisions of this Article 2 (A) 1.272 (the “Exchange Ratio”) fully paid and non-assessable shares of Parent Common Stock (the “Stock Consideration”), and (B) $8.50 in cash, without interest (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”);

(iii) each holder of a Company Ordinary Share converted into the right to receive the Merger Consideration pursuant to Section 2.03(a)(ii) that is (A) represented by a certificate (a “Certificate”) or (B) held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except (x) the amount of Merger Consideration due to such holder pursuant to this Section 2.03 and (y) the right to receive any other amounts, dividends and distributions as expressly provided herein, without interest, subject to compliance with the procedures set forth in Section 2.06; and

(iv) each ordinary share, par value NIS 0.01 of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically and without further action be converted into and become one (1) validly issued, fully paid and non-assessable ordinary share, par value NIS 0.01 per share, of the Surviving Company, which ordinary share shall constitute the only outstanding share capital of the Surviving Company and shall be beneficially owned by Holdco;

(b) Except as set forth in this Article 2, any and all options, warrants or other contingent rights to acquire any securities of the Company as of the Effective Time will be cancelled or terminated in connection with the Merger without payment of any consideration therefor.

Section 2.04 Certain Adjustments. Without limiting the provisions of this Agreement, if, from the date hereof until the Effective Time, the outstanding shares of Parent Common Stock or Company Ordinary Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares, or similar transaction, the Merger Consideration and any items on which the calculation of the Merger Consideration depends, as the case may be, shall be correspondingly adjusted as appropriate to provide the holders of Company Ordinary Shares (including the holders of Company Options and Company RSUs) the same economic effect as contemplated by this Agreement prior to such event.

Section 2.05 Fractional Shares. Any fractional share of Parent Common Stock that otherwise would be issuable pursuant to the Merger shall be rounded up or down to the nearest whole share of Parent Common Stock.

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Section 2.06 Exchange of Company Ordinary Shares. Parent shall enter into a customary exchange agreement, with a nationally recognized financial institution or trust company designated by Parent and reasonably approved by the Company (the “Exchange Agent”). At or immediately following the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent for the benefit of the holders of Company Ordinary Shares, for exchange in accordance with this Article 2 through the Exchange Agent, subject to Section 2.06(a)(ii), an aggregate number of duly authorized, validly issued and fully paid and non-assessable and registered shares of Parent Common Stock to be issued in uncertificated or book-entry form comprising the number of shares of Parent Common Stock required to be issued pursuant to Section 2.03(a)(ii)(A). In addition, Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, cash sufficient to pay the aggregate Cash Consideration and any dividends or other distributions, if any, to which the holders of Company Ordinary Shares may be entitled pursuant to Section 2.06(b) (such Parent Common Stock and cash provided to the Exchange Agent, together with any dividends or other distributions with respect thereto, are hereinafter referred to as the “Exchange Fund”). In the event the Exchange Fund shall be insufficient to make the payments in connection with the aggregate Merger Consideration contemplated by Section 2.03 (including as a result of any losses resulting from the investments contemplated in Section 2.06(g)), Parent shall promptly deposit, or cause to be deposited, additional funds or Parent Common Stock, as applicable, with the Exchange Agent in an amount that is equal to the deficiency. The Exchange Agent shall deliver the aggregate Merger Consideration to be issued pursuant to Section 2.03 out of the Exchange Fund. Except as provided in Section 2.06(a)(i), the Exchange Fund shall not be used for any other purpose. No interest will be paid or will accrue on any cash payable pursuant to Section 2.03(a)(ii)(B), Section 2.06(b) or Section 2.08.

(a) Exchange Procedures.

(i) Certificates. Parent shall instruct the Exchange Agent to mail, as soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, to each holder of record of a Certificate whose Company Ordinary Shares were converted into the Merger Consideration pursuant to Section 2.03 (other than Company 102 Shares), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and be reasonably acceptable to the Company), (ii) a declaration in which the beneficial owner of Company Ordinary Shares provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (in each case, subject to the provisions of this Section 2.06 and Section 2.10), the Code, or any applicable provision of any Law, and (iii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon proper surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with a letter of transmittal and the declaration for Tax withholding purposes and/or a Valid Tax Certificate, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to as promptly as practicable, (A) in the case of the Stock Consideration, credit in the stock ledger and other appropriate books and records of Parent the number of shares of Parent Common Stock into which the shares of Company Ordinary Shares represented by such Certificate have been converted pursuant to this Agreement, and (B) in the case of the Cash Consideration, pay, by delivery of a check or by wire transfer of immediately available funds, the amount, in United States dollars, of the aggregate Cash Consideration that such holder has the right to receive pursuant to this Agreement, together with any dividends or other distributions payable pursuant to Section 2.06(b)(i), and the Certificate so surrendered shall forthwith be cancelled; provided, that any number of shares of Parent Common Stock so paid and delivered as part of such Merger Consideration shall be in book-entry form. In the event of a transfer of ownership of a Company Ordinary Share that is not registered in the transfer records of the Company, payment may be made and shares may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

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(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the applicable form of Merger Consideration that such holder is entitled to receive pursuant to this Article 2, but shall be required to deliver an “agent’s message” (which shall be in customary form and be reasonably acceptable to the Company) regarding the book-entry transfer of such Book-Entry Shares (or such other evidence, if any, of such transfer as the Exchange Agent may reasonably request) and a declaration in which the beneficial owner of Company Ordinary Shares provides certain information necessary for Parent to determine whether any amounts need to be withheld from the Merger Consideration payable to such beneficial owner pursuant to the terms of the Ordinance (in each case, subject to the provisions of this Section 2.06 and Section 2.10), the Code, or any applicable provision of any Law. Upon proper delivery of an “agent’s message” and the declaration for Tax withholding purposes and/or a Valid Tax Certificate, duly completed and validly executed in accordance with the instructions thereto, each holder of record of one (1) or more Book-Entry Shares whose Company Ordinary Shares were converted into the Merger Consideration pursuant to Section 2.03 shall be entitled to receive, and Parent shall cause the Exchange Agent to as promptly as practicable after the Effective Time, (A) in the case of the Stock Consideration, credit in the stock ledger and other appropriate books and records of Parent the number of shares of Parent Common Stock into which such Book-Entry Shares have been converted pursuant to this Agreement, and (B) in the case of the Cash Consideration, pay and deliver a check in the amount of the aggregate Cash Consideration that such holder has the right to receive pursuant to this Agreement, together with any dividends or other distributions payable pursuant to Section 2.06(b)(ii), and the Book-Entry Shares of such holder shall forthwith be cancelled; provided, that any number of shares of Parent Common Stock so paid and delivered as part of such Merger Consideration shall be in book-entry form.

(iii) Company Transfer Books. At the Effective Time: (A) all holders of Certificates and all holders of Book Entry Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company and (B) the share transfer books of the Company shall be closed with respect to all Company Ordinary Shares outstanding immediately prior to the Effective Time. No further transfer of any such Company Ordinary Shares shall be made on such share transfer books after the Effective Time other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.

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(iv) Company 102 Shares and Company Ordinary Shares subject to the 104H Tax Ruling. Notwithstanding anything in this Agreement to the contrary, (A) any Merger Consideration (and any dividends or other distributions payable pursuant to Section 2.06(b)(i)) payable in respect of Company 102 Shares shall be transferred by the Exchange Agent on the Closing Date to the 102 Trustee for the benefit of the beneficial owners thereof and shall be released by the 102 Trustee to the beneficial holders of such Company 102 Shares, in accordance with the requirements of Section 102 of the Ordinance and the Option Tax Ruling, and (B) any Merger Consideration (and any dividends or other distributions payable pursuant to Section 2.06(b)(i)) payable in respect of Company Ordinary Shares subject to the 104H Tax Ruling shall be transferred by the Exchange Agent on the Closing Date to a trustee appointed and approved under the 104H Tax Ruling, to the extent required by the 104H Tax Ruling for the benefit of the beneficial owners thereof, and shall be held and released (or otherwise treated) by said trustee to the beneficial holders of such Company Ordinary Shares in accordance with the requirements of the 104H Tax Ruling.

(b) Distributions with Respect to Un-exchanged Shares.

(i) Certificates. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any Certificate formerly representing Company Ordinary Shares, until the surrender of such Certificate in accordance with this Article 2. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive the Merger Consideration payable in respect of the Company Ordinary Shares represented by such Certificates in accordance with this Article 2. Subject to applicable Law, following surrender of any such Certificate, subject to Section 2.06(a)(i) there shall be paid to the holder of the Parent Common Stock issued in exchange therefor, without interest, (A) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.06(a)(i), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.06(a)(i), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.06(a)(i), payable with respect to such Parent Common Stock.

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(ii) Book-Entry Shares. Subject to applicable Law and this Section 2.06(b)(ii), there shall be paid to the holder of the Parent Common Stock issued in exchange for Book-Entry Shares in accordance with this Article 2, without interest, (A) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 2.06(a)(ii), the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Parent Common Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such delivery by the Exchange Agent pursuant to Section 2.06(a)(ii), and a payment date subsequent to the time of such delivery by the Exchange Agent pursuant to Section 2.06(a)(ii), payable with respect to such Parent Common Stock.

(c) The Merger Consideration issued and paid in accordance with the terms of this Article 2 upon the surrender of the Certificates (or, immediately, in the case of the Book-Entry Shares) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Ordinary Shares (other than the right to receive dividends or other distributions, if any, in accordance with Section 2.06(b)). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of Company Ordinary Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing Company Ordinary Shares are presented to the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article 2.

(d) Any portion of the Exchange Fund that remains undistributed to the former holders of Company Ordinary Shares for six (6) months after the Effective Time shall be delivered to the Surviving Company, upon demand, and any former holder of Company Ordinary Shares who has not theretofore complied with this Article 2 shall thereafter look only to the Surviving Company for payment of its claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 2.06(b).

(e) None of Parent, Infiniti, Holdco, Merger Sub, the Company, the Surviving Company or the Exchange Agent shall be liable to any Person in respect of any Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any Merger Consideration remaining unclaimed by former holders of Company Ordinary Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any Person previously entitled thereto.

(f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit and indemnification, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in reasonable amount as Parent or the Exchange Agent may direct, as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to Section 2.06(b) had such lost, stolen or destroyed Certificate been surrendered as provided in this Article 2.

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(g) The Exchange Agent shall invest the cash included in the Exchange Fund as directed by Parent; provided, however, no such investment income or gain or loss thereon shall affect the amounts payable to holders of Company Ordinary Shares pursuant to Section 2.03. Any interest, gains and other income resulting from such investments shall be the sole and exclusive property of Parent payable to or at the direction of Parent upon its request, and no part of such interest, gains and other income shall accrue to the benefit of holders of Company Ordinary Shares; provided, however, any investment of such cash shall in all events be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), and that no such investment or loss thereon shall affect the amounts payable to holders of Company Ordinary Shares pursuant to this Article 2.

Section 2.07 Further Assurances. If, at any time after the Effective Time, the Surviving Company shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either the Company or Merger Sub acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Company shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Section 2.08 Company Share-Based Plans.

(a) Subject to Section 2.08(f) below, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award of options to purchase Company Ordinary Shares (a “Company Option”) that is outstanding but unvested immediately prior to the Effective Time shall be cancelled and substituted with option(s) to purchase shares of Parent Common Stock to be granted under the Infiniti 2018 Plan (each, a “Substituted Option”), (i) representing the right to purchase that number of shares of Parent Common Stock equal to the product of (A) the number of Company Ordinary Shares underlying such Company Option immediately prior to the Effective Time multiplied by (B) the sum of (1) the Exchange Ratio and (2) the quotient (rounded to four decimal places) obtained by dividing the Cash Consideration by the Infiniti Closing Price (such sum, the “Equity Award Exchange Ratio”), with any fractional shares rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) with a per-share exercise price of such Substituted Option equal to the quotient obtained by dividing (A) the exercise price per Company Ordinary Share subject to such Company Option immediately prior to the Effective Time by (B) the Equity Award Exchange Ratio (rounded up to the nearest whole cent). Each Substituted Option shall have the same material terms and conditions applicable to the corresponding Company Option immediately prior to the Effective Time, including all time-based vesting conditions and expiration date (but subject to any conflicting provisions in the Infiniti 2018 Plan). To the extent applicable to each grantee, the number of shares of Parent Common Stock underlying any such Substituted Option, the exercise price, and the other terms and conditions of any such Substituted Option will be determined in a manner consistent with the requirements of Section 409A of the Code and/or under Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

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(b) Notwithstanding anything in Section 2.08(a) to the contrary, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Option that is outstanding and vested in accordance with its terms immediately prior to the Effective Time (each, a “Vested Company Option”) shall be cancelled in exchange for the right to receive the product of (x) the excess, if any, of (I) the Merger Consideration (allocated between the Cash Consideration and the Stock Consideration in the same proportion as in Section 2.03(a)(ii)), over (II) the exercise price per Company Ordinary Share subject to such Vested Company Option multiplied by (y) the total number of Company Ordinary Shares underlying such Vested Company Option (the “Closing Option Consideration”). The Closing Option Consideration payable for Vested Company Options which also qualify as Company 102 Awards shall be treated as Company 102 Shares, and as such shall be transferred by the Exchange Agent immediately following the Effective Time to the 102 Trustee for the benefit of the beneficial owners thereof and shall be released by the 102 Trustee to the beneficial holder of such Vested Company Option, in accordance with the requirements of Section 102 of the Ordinance and the Option Tax Ruling, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and the Company. Notwithstanding the foregoing, if the exercise price of the applicable Company Option is equal to or greater than the Closing Option Consideration, such Company Option shall be cancelled without any payment being made in respect thereof.

(c) Subject to Section 2.08(f) below, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company RSU award that is outstanding but unvested as of immediately prior to the Effective Time shall be cancelled and substituted with restricted share units to be granted under the Infiniti 2018 Plan (each, a “Substituted RSU”) representing the right to receive that number of shares of Parent Common Stock equal to the product of (i) the number of Company Ordinary Shares underlying such Company RSU award immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio, with any fractional shares rounded down to the nearest lower whole number of shares of Parent Common Stock. Each Substituted RSU shall have the same material terms and conditions applicable to the corresponding Company RSU immediately prior to the Effective Time, including all vesting conditions (but subject to any conflicting provisions in the Infiniti 2018 Plan) and/or the requirements of Section 409A of the Code and/or Section 102(b)(2) and Section 102(b)(3) of the Ordinance.

(d) Notwithstanding anything in Section 2.08(c) to the contrary, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company RSU that is vested in accordance with its terms immediately prior to the Effective Time (each, a “Vested Company RSU”) shall be cancelled in exchange for the right to receive the Merger Consideration. The Merger Consideration payable for Vested Company RSUs which also qualify as Company 102 Awards shall be treated as Company 102 Shares, and as such be transferred by the Exchange Agent immediately following the Effective Time to the 102 Trustee for the benefit of the beneficial owners thereof and shall be released by the 102 Trustee to the beneficial holders of such Vested Company RSU, in accordance with the requirements of Section 102 of the Ordinance and the Option Tax Ruling, and subject to the execution by such holder of a waiver and acknowledgement letter in a customary form acceptable to Parent and the Company.

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(e) Following the Effective Time, no holder of a Company Option or Company RSU or any participant in a Company Plan or other employee benefit arrangement of the Company or any of its Subsidiaries or under any employment agreement, shall have any right hereunder to acquire any share capital or other equity interests (including any “phantom” stock or stock appreciation rights) in the Surviving Company or its Subsidiaries.

(f) Prior to the Effective Time, the Company shall take all necessary or appropriate action (including obtaining any required consents) to effectuate the substitution of the Company Options and Company RSU awards by Parent in accordance with the terms of this Section 2.08 and the assignment to Parent of the authorities and responsibilities of the Company Board or any committee thereof under the applicable Company Plans that govern such Company Options and Company RSU awards. The substitution of the unvested Company 102 Awards shall be effectuated in accordance with the requirements of Section 102 of the Ordinance and the Option Tax Ruling, if obtained. The substitution of the Company Awards subject to Section 3(i) of the Ordinance shall be effectuated in accordance with the requirements of the Ordinance and the Option Tax Ruling, if obtained.

Section 2.09 Appraisal Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 2.10 Withholding Tax.

(a) Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Company, any of its Subsidiaries, the 102 Trustee or the Exchange Agent (each, a “Payor”) shall be entitled to deduct and withhold from any amounts payable under, or in connection with, this Agreement to any former holder of Company Ordinary Shares or Company Awards (for the avoidance of doubt, including Vested Company Options and Vested Company RSUs) (each, a “Payee”) pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. tax Law; provided, however, that with respect to withholding of Israeli Tax, in the event any Payee provides a Payor with a Valid Tax Certificate issued by the ITA regarding the withholding (or exemption from withholding) of Israeli Tax from the consideration payable in respect thereof in accordance with this Section 2.10, then the deduction and withholding of any amounts under the Ordinance or any other provision of Israeli Law or requirement shall be made only in accordance with the provisions of such Valid Tax Certificate. Any amount deducted or withheld pursuant to this Section 2.10 and paid over to the relevant taxing authority shall be treated as having been paid to the Payee in respect of which such deduction or withholding was made. Parent shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate taxing authority within the period required under applicable Law. For the avoidance of doubt, the Exchange Agent will be authorized to sell on the open market any amount of shares of Parent Common Stock required to cover any amount required to be deducted or withheld under this Section 2.10.

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(b) Notwithstanding the provisions of Section 2.10(a) above, with respect to Taxes required to be withheld under Israeli Law, the consideration payable to each Payee shall be retained by the Exchange Agent for the benefit of each such Payee for a period of up to 180 days following the Closing (the “Withholding Drop Date”), during which time no Payor shall make any payments to such Payee or withhold any amounts for Taxes due under Israeli Law from the payments deliverable pursuant to this Agreement, except as provided below and during which time each Payee may obtain a Valid Tax Certificate. If a Payee delivers, no later than five (5) Business Days prior to the Withholding Drop Date, a Valid Tax Certificate to Payor, then the deduction and withholding of any Taxes due under Israeli Law shall be made only in accordance with the provisions of such Valid Tax Certificate and the balance of the payment that is not withheld shall be paid to such Payee subject to any non-Israeli withholding which is applicable to the payment (if any). If any Payee (i) does not provide Payor with a Valid Tax Certificate, by no later than five (5) Business Days before the Withholding Drop Date, or (ii) submits a written request with Payor to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Tax Certificate at or before such time, then the amount to be withheld from such Payee’s portion of the consideration shall be calculated according to the applicable withholding rate as reasonably determined by Parent in accordance with applicable Law (increased by interest plus linkage differences, as defined in Section 159A of the Ordinance, for the period between the fifteenth (15th) day of the calendar month following the month during which the Closing occurs and the time the relevant payment is made, and calculated in NIS based on a USD-NIS exchange rate not lower than the effective exchange rate at the Closing Date).

(c) As soon as practicable following the date hereof, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling, in a form provided to Parent prior to the date hereof and acceptable to Parent, (i) with respect to holders of Company Ordinary Shares that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting the applicable Payor from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) instructing such Payor how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; and (ii) with respect to holders of Company Ordinary Shares (other than Company 102 Shares or Company Ordinary Shares subject to the 104H Tax Ruling) that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (x) exempting the applicable Payor from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (y) instructing such Payor how such withholding is to be executed, and in particular, with respect to the classes or categories of holders of the Company Ordinary Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied; and (iii) with respect to non-Israeli resident holders of Company Awards or Company Ordinary Shares who were granted such securities as awards in consideration for work or services, (x) exempting the applicable Payor from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (y) instructing such Payor how such withholding is to be executed (the “Withholding Tax Ruling”).

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(d) As soon as reasonably practicable, but in no event more than five (5) Business Days after the date hereof, the Company will cause its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling, in a form provided to Parent prior to the date hereof and acceptable to Parent, permitting any holders of the Company Ordinary Shares that are not otherwise exempt from Israeli tax with respect to the Merger Consideration to defer any applicable Israeli Tax with respect to the Stock Consideration that such Payee will receive pursuant to this Agreement until the sale, transfer or other conveyance for cash of such Stock Consideration by such Payee or such other date set forth in Section 104H of the Ordinance (the “104H Tax Ruling”). If the 104H Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall take all necessary action to obtain an interim tax ruling prior to the Closing, confirming, among other things, that Payor shall be exempt from Israeli withholding tax in relation to any payments made with respect to Company Ordinary Shares listed in such interim tax ruling to the Exchange Agent or the trustee designated in such interim tax ruling in connection with the Merger (the “Interim 104H Tax Ruling”). If prior to the Closing an Interim 104H Tax Ruling shall have been obtained, then all references herein to the 104H Tax Ruling shall be deemed to refer to such Interim 104H Tax Ruling, until such time that a final definitive 104H Tax Ruling is obtained.

(e) As soon as reasonably practicable, but in no event more than five (5) Business Days after the date hereof, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling, in a form provided to Parent prior to the date hereof and acceptable to Parent, confirming that the treatment of the Company 102 Awards in accordance with Section 2.08 and exchange of the Company 102 Shares in accordance with Section 2.06 shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the consideration for such securities is deposited with the 102 Trustee until the end of the respective holding period (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Option Tax Ruling”). The Company shall include in any request for the Option Tax Ruling a request to exempt any Payor and its respective agents from any withholding obligation in relation to any payments made with respect to any Company 102 Awards or Company 102 Shares. If the Option Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall take all necessary action to obtain prior to the Closing an interim tax ruling confirming, among other things, that Payor shall be exempt from Israeli withholding tax in relation to any payments made with respect to any Company 102 Awards or Company 102 Shares to the Exchange Agent or the 102 Trustee in connection with the Merger (the “Interim Option Tax Ruling”). If prior to the Closing an Interim Option Tax Ruling shall have been obtained, then all references herein to the Option Tax Ruling shall be deemed to refer to such Interim Option Tax Ruling, until such time that a final definitive Option Tax Ruling is obtained.

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(f) Without limiting the generality of this Section 2.10, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all material activities and to cooperate with each other with respect to the preparation and filing of such applications and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Option Tax Ruling (including the Interim Option Tax Ruling) the Withholding Tax Ruling and the 104H Tax Ruling (including any interim ruling or approvals related thereto). In any event, the final text of the Option Tax Ruling, the Withholding Tax Ruling and the 104H Tax Ruling (and any other interim rulings or approvals related thereto) shall be subject to the prior written confirmation of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall keep Parent reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of its receipt of any notice or information in connection with any of the above rulings or approvals.

(g) Subject to Section 7.13, each party hereto is relying solely on the advice of his, her or its own Tax advisors with respect to the Tax consequences of the Merger.

Article 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Disclosure Schedule (subject to the first sentence of Section 1.02(c)) or (b) as disclosed in the Company SEC Documents filed or furnished with the SEC at least one (1) Business Day prior to the date hereof (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC after one (1) Business Day prior to the date hereof; (ii) excluding any disclosures contained under the heading “Risk Factors” that are not historical facts and any disclosure of risks included in any general “forward-looking statements” disclaimer or other statements that are not historical facts to the extent that they are general, cautionary, predictive or forward-looking in nature; and (iii) not in respect of Section 3.01 or Section 3.05(a), which matters shall only be qualified by specific disclosure in the corresponding section of the Company Disclosure Schedule, or Section 3.09(b)), but only to the extent (A) such Company SEC Documents are publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) and (B) the relevance of the applicable disclosure as an exception to the applicable representations and warranties would be reasonably apparent on its face, the Company represents and warrants to Parent, Infiniti, Holdco and Merger Sub that:

Section 3.01 Corporate Existence and Power. The Company is a company limited by shares, duly formed and validly existing under the Law of the State of Israel and is not a “breaching company” within the meaning of Section 362.A of the ICL. The Company has all corporate power and authority to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) where such qualification is necessary, except where any failure to have such power or authority or to be so qualified would not reasonably be expected, individually or in the aggregate, (i) to have a Company Material Adverse Effect or (ii) to prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Transactions. Prior to the date hereof, the Company has made available to Parent true and complete copies of the articles of association of the Company as in effect on the date hereof. The Company is not in violation of, in conflict with, or in default under, its articles of association.

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Section 3.02 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company’s corporate power and authority and, except (if required by applicable Law) for the required approval of the Company’s shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative approval of this Agreement and the Transactions by the holders of a majority of the outstanding Company Ordinary Shares (the “Company Shareholder Approval”) is the only vote of the holders of any of the Company’s share capital necessary in connection with the consummation of the Transactions. This Agreement, assuming due authorization, execution and delivery by Parent, Infiniti, Holdco and Merger Sub, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (collectively, the “Enforceability Limitations”).

(b) At a meeting duly called and held, the Company Board has, by the unanimous vote of all directors of the Company, (i) determined that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company’s shareholders; (ii) approved and adopted this Agreement and approved the Transactions in accordance with the requirements of the ICL and any other applicable Law; (iii) declared the advisability of this Agreement; (iv) resolved to recommend that the shareholders of the Company approve this Agreement (the unanimous recommendation of the Company Board that the shareholders of the Company approve this Agreement being referred to as the “Company Board Recommendation”); and (v) directed that this Agreement be submitted to the Company’s shareholders for adoption at a duly held meeting of such shareholders for such purpose. As of the date hereof, none of the actions described in the immediately preceding sentence has been amended, rescinded or modified in any respect.

Section 3.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Merger Certificate, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act, the Israeli Securities Law, the ICL and any other applicable securities Law, (c) compliance with any applicable requirements of the TASE and Nasdaq, (d) making the IA Notification and providing the IA Undertaking to the IA and (e) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Company Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

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Section 3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions by the Company do not and will not, assuming the authorizations, consents and approvals referred to in Section 3.03 (the “Company Required Consents”) are obtained, (a) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of the Company, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any of its Subsidiaries, or (d) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of the Company or any of its Subsidiaries, except, in the case of each of clauses (b), (c) and (d), which have not had, and would not reasonably be expected to have, individually or in the aggregate, (x) a Company Material Adverse Effect or (y) an effect that would prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger.

Section 3.05 Capitalization.

(a) The authorized share capital of the Company consists of 16,000,000 ordinary shares, par value NIS3.00 per share (the “Company Ordinary Shares”). As of the close of business on March 12, 2019, there were (i) 8,156,553 shares of Company Ordinary Shares issued and outstanding; (iii) 288,500 options to purchase Company Ordinary Shares issued and outstanding, each of which is or will be exercisable for one (1) Company Ordinary Share; (iv) 209,250 restricted stock units (“Company RSUs”) issued and outstanding, each of which is payable upon vesting as one (1) Company Ordinary Share. The Company does not have outstanding any warrants, bonds, debentures, notes or other obligations that give the holders thereof the right to vote (or are convertible into or exercisable or exchangeable for securities having the right to vote) with the shareholders of the Company on any matter. Except as set forth in the foregoing clauses (i) through (iv), as of the date hereof, there are no issued, reserved for issuance or outstanding (A) shares of share capital or other voting securities of or other ownership interests in the Company, (B) securities of the Company convertible into or exchangeable for share capital or other voting securities of or other ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, deliver or sell, any share capital, voting securities or securities convertible into or exchangeable for share capital or other voting securities of or other ownership interests in the Company, including, without limitation, pursuant to any earn-out or similar provision, or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share capital or other voting securities of or other ownership interests in the Company.

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(b) Section 3.05(b)(1) of the Company Disclosure Schedule sets forth, as of the date hereof, the holder of each outstanding Company Option, the grant date of such Company Option, the number of Company Ordinary Shares subject to such Company Option, the per-share exercise price of such Company Option, the expiration date of such Company Option, the vesting conditions applicable to such Company Option (including the vesting schedule and any provisions for accelerated vesting applicable to such Company Option), whether each such Company Option was granted and is subject to Tax pursuant to Section 3(i) or Section 102 of the Ordinance and the applicable sub-section of Section 102, and for Company Options subject to Section 102(b)(2) of the Ordinance, the date of deposit of such Company Option with the 102 Trustee. Section 3.05(b)(2) of the Company Disclosure Schedule sets forth, as of the date hereof, the holder of each outstanding Company RSU award, the grant date of such Company RSU award, the number of Company Ordinary Shares subject to such Company RSU award, the vesting conditions applicable to such Company RSU award (including the vesting schedule and any provisions for accelerated vesting applicable to such Company RSU award), whether each such Company RSU was granted and is subject to Tax pursuant to Section 102 of the Ordinance and the applicable sub-section of Section 102, and for Company RSUs subject to Section 102(b)(2) of the Ordinance, the date of deposit of such Company RSU with the 102 Trustee. The Company has not taken any action to accelerate the vesting of any Company Option or Company RSU in connection with the Transactions or otherwise.

(c) All outstanding share capital of the Company has been, and all shares that may be issued pursuant to any equity compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(d) There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company, and neither the Company nor any of its Subsidiaries maintains an employee stock purchase plan. Neither the Company nor any of its Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any securities of the Company. All outstanding share capital of the Company’s Subsidiaries has been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. No Subsidiary of the Company owns any share capital of the Company or any securities of the Company.

Section 3.06 Subsidiaries.

(a) Each Subsidiary of the Company is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the Law of its jurisdiction of incorporation or organization, except where the failure to be in good standing can be corrected without the payment of a material sum and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Each Subsidiary of the Company has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not been, and would not reasonably be expected to be, material to the Company and its Subsidiaries, taken as a whole. Each such Subsidiary is duly qualified to do business and is in good standing (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than Permitted Liens. Section 3.06(b) of the Company Disclosure Schedule contains a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company. Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, each Subsidiary of the Company is directly or indirectly wholly-owned by the Company. Except as set forth in Section 3.06(b) of the Company Disclosure Schedule, there are no issued, reserved for issuance or outstanding (x) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, (y) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of its Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Subsidiary of the Company (the items in clauses (x) through (z), together with the capital stock of, other voting securities of, and any other equity interests in each Subsidiary of the Company being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

Section 3.07 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since December 31, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document filed or furnished pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

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(d) The Company has heretofore furnished or made available to Parent complete and correct copies of all comment letters from the SEC since December 31, 2015 through the date hereof with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(e) The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure of such information in the Company’s periodic and current reports required under the Exchange Act. The management of the Company has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2017, and such assessment concluded that as of such date such controls were effective at the reasonable assurance level.

(f) The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) (“internal controls”). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s consolidated financial reporting and the preparation of Company consolidated financial statements for external purposes in accordance with GAAP and applicable Law. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since December 31, 2015, neither the Company nor its auditors has identified any significant deficiencies or material weaknesses in the Company’s internal controls and, as of the date hereof, to the Knowledge of the Company, nothing has come to the attention of the Company that has caused the Company to believe that there are any material weaknesses or significant deficiencies in such internal controls. To the Knowledge of the Company, since December 31, 2015, no complaints from any source regarding accounting, internal controls or auditing matters have been received by the Company, which, if the allegations underlying such complaints were true, would be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole, and the Company has not received any complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law.

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(g) Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(h) The Company is in compliance, and has complied since December 31, 2015, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq and TASE.

(i) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC, Nasdaq or the TASE, and the statements contained in any such certifications are complete and correct in all material respects.

(j) Since the Company Balance Sheet Date, except as set forth in Section 3.07(j) of the Company Disclosure Schedule, there has been no transaction or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date hereof, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of its Subsidiaries was or is to be a party, that would be required to be disclosed under Item 7.B. (“Related party transactions”) of Form 20-F under the Exchange Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC following the Company Balance Sheet Date.

(k) The Company is, and will continue to be until the Closing, a “foreign private issuer” as such term is defined in Rule 3b-4 promulgated under the Exchange Act.

(l) The Company has filed with the ISA on a timely basis all Company SEC Documents and all other documents required to be so filed by the Company pursuant to applicable Israeli law since December 31, 2015.

Section 3.08 Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (the “Company Financial Statements”) (a) fairly present in all material respects, in conformity with GAAP (except, in the case of unaudited condensed consolidated interim financial statements, as permitted by Form 6-K of the SEC) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited condensed consolidated interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 20-F of the Exchange Act).

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Section 3.09 Absence of Certain Changes.

(a) Except as set forth in Section 3.09 of the Company Disclosure Schedule, from the Company Balance Sheet Date and through the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business in all material respects (except for actions taken in connection with this Agreement) and (ii) there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date hereof through the Effective Time without Parent’s consent, would constitute a breach of Section 5.01.

(b) Since the Company Balance Sheet Date, there has not been a Company Material Adverse Effect.

Section 3.10 No Undisclosed Material Liabilities. Except as set forth in Section 3.10 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto;

(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of, in connection with this Agreement or the Transactions;

(d) liabilities or obligations that have been discharged or paid in full prior to the date hereof; and

(e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11 Compliance with Law and Court Orders; Governmental Authorization.

(a) Except as set forth in Section 3.11(a) of the Company Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is and since December 31, 2015 has been in compliance with all applicable Laws and Orders, and to the Knowledge of the Company, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority or arbitrator (public or private) outstanding against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole.

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(b) The Company and each of its Subsidiaries has all material Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is and since December 31, 2015, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and since December 31, 2015, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization and which allegations in such written notice have not been fully resolved to the satisfaction of such Governmental Authority prior to the date hereof.

Section 3.12 Litigation. Except as set forth in Section 3.12 of the Company Disclosure Schedule, there is no material Proceeding or, to the Knowledge of the Company, material investigation, pending against, or, to the Knowledge of the Company, threatened, in writing or otherwise, against the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries (in their capacities as such or related to their activities with the Company or any Subsidiary), and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any Proceedings or investigation, nor is the Company or any of its Subsidiaries subject to any material Order of, settlement agreement or other similar written agreement with any Governmental Authority or arbitrator (public or private) under which the Company or any such Subsidiary has any outstanding legal obligations.

Section 3.13 Properties.

(a) Neither the Company nor any of its Subsidiaries own any real property or is a party to any Contract (including any option agreement) to purchase any interest in real property.

(b) Section 3.13(b) of the Company Disclosure Schedule sets forth as of the date hereof, the address of all Company Leased Real Property over 4,000 square feet, the identity of the lessor, lessee and current occupant (if different from the lessee) of such Company Leased Real Property and a list, as of the date hereof, of all such leases, subleases, licenses and other occupancy agreements related thereto, including all amendments and supplements thereto and guaranties thereof (the “Company Real Property Leases”). The Company has made available to Parent complete, correct and accurate copies of each Company Real Property Lease. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any of the Company Leased Real Property over 4,000 square feet or any portion thereof. The Company Leased Real Property constitutes all of the real property used or occupied by the Company and its Subsidiaries in the conduct of their respective businesses.

(c) The Company or one of its Subsidiaries owns good and valid and legally compliant leasehold title (to the extent such concepts are applicable in the jurisdiction(s) governing such leasehold title) to the Company Leased Real Property free and clear of all Liens, except (i) Permitted Liens and (ii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

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Section 3.14 Intellectual Property.

(a) The Company and its Subsidiaries (i) exclusively own, without Liens or restrictions except for Permitted Liens, all Company Owned Intellectual Property Rights, and (ii) have a valid right and license to use all Company Licensed Intellectual Property Rights that are sufficient for carrying out the business of the Company and its Subsidiaries. To the Knowledge of the Company, all of the Intellectual Property Rights registered, issued or the subject of a pending application with a Governmental Authority (“Registered Intellectual Property Rights”) of the Company and its Subsidiaries are valid and in full force and effect, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Nothing in this Section 3.14(a) shall be deemed to be a representation or warranty regarding the infringement or misappropriation of the Intellectual Property Rights of any Person, for which the sole representations and warranties are set forth in Section 3.14(b).

(b) As of the date hereof, to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2015, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person except as was not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. There is no Proceeding to which the Company or any of its Subsidiaries is a party or, to the Knowledge of the Company, investigation, pending against or, to the Knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Company Owned Intellectual Property Rights or Company Licensed Intellectual Property Rights, (B) alleging that any Company Intellectual Property Right is invalid or unenforceable, or seeking to oppose or cancel any Company Owned Intellectual Property Right, or (C) alleging that the use of any Company Owned Intellectual Property Rights or that the conduct of the business of the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for each of (A), (B) and (C) for matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) None of the Company Owned Intellectual Property Rights and, to the Knowledge of the Company, none of the Company Licensed Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Company Owned Intellectual Property Rights, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

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(d) Section 3.14(d) of the Company Disclosure Schedule contains a true and complete list of all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is, including in each case of (i) through (iv), the subject of an application, certificate, filing, registration or other document issued, filed, or recorded by or with any Governmental Authority or quasi-governmental authority anywhere in the world, including internet domain name registries, which are owned by, registered or filed in the name of, the Company or any of its Subsidiaries, and where applicable the jurisdiction in which each of the foregoing items has been applied for, filed, issued or registered (collectively, the “Company Registered IP”). Section 3.14(d) of the Company Disclosure Schedule sets forth a list of all actions that are required to be taken by the Company or any of its Subsidiaries within one hundred and twenty (120) days of the Closing with respect to any of the Company Registered IP in order to avoid prejudice to, impairment or abandonment of the Company Registered IP.

(e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) granted any third party exclusive rights to or under any Company Intellectual Property Rights, (ii) transferred ownership of any Intellectual Property to any third party, or (iii) permitted the Company’s or any Company Subsidiary’s rights in any Company Owned Intellectual Property Rights to lapse or enter the public domain.

(f) Neither the execution, delivery and performance of this Agreement or any ancillary agreements will (i) constitute a breach of or default under any instrument, license or other Contract pursuant to which the Company or any of its Subsidiaries granted to any third party any rights in any Company Intellectual Property Rights or pursuant to which the Company or any of its Subsidiaries received licenses in any Company Licensed Intellectual Property Rights, (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property Rights, or (iii) materially impair the right of the Company or any of its Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any Company Intellectual Property Rights.

(g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any third party as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company Intellectual Property Rights and none shall become payable as a result of the consummation of the transactions set forth herein.

(h) The Company and each of its Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all of its confidential information and all confidential information disclosed to it by third parties. All current and former officers, employees, consultants and independent contractors of the Company and any of its Subsidiaries having access to confidential information and/or proprietary information of the Company or any of its Subsidiaries have executed and delivered to the Company or any of its Subsidiaries an agreement regarding the protection of such information. The Company and each of its Subsidiaries has obtained proprietary information and invention disclosure and assignment agreements substantially in the form provided to Parent from all current and former employees and consultants of the Company and each of its Subsidiaries. Notwithstanding the foregoing, the Company and each of its Subsidiaries has secured valid written assignments from all of the Company’s or any of its Subsidiaries’ current and former consultants, independent contractors, founders and employees, who were involved in or who contributed to the creation or development of any Company Intellectual Property Rights, pursuant to which (i) the Company or any of its Subsidiaries has obtained unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights therein and (ii) the assignee waived all right, title and interest in and to all Intellectual Property Rights therein, including moral rights and the right to receive royalties or other consideration. No current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property Rights.

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(i) None of the Company, any of its Subsidiaries and any other party acting on behalf of the Company or any of its Subsidiaries has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or could reasonably be expected to, result in the disclosure or delivery by the Company, any of its Subsidiaries, or any other party acting on behalf of the Company or any of its Subsidiaries to any party of any Company Source Code. As used in this Section 3.14(i), “Company Source Code” means, with respect to any Company Intellectual Property Rights, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code.

(j) Section 3.14(j) of the Company Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Company products or services. Neither the Company nor any of its Subsidiaries or a third party acting on behalf of the Company or any of its Subsidiaries has distributed or incorporated into, combined with or used with any Company Intellectual Property Rights any Open Source Material that is subject to any agreement or license with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works available and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineer, reverse assemble or disassemble all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge.

(k) Neither the Company nor any of its Subsidiaries is or has ever been a member or promoter of or a contributor to any industry standards body or any similar organization that could reasonably be expected to require the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property Rights.

(l) Except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of material Company IT Assets in the control of the Company and its Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and (ii) to the Knowledge of the Company, no Person has gained unauthorized access to such material Company IT Assets (or, to the Knowledge of the Company, the information and transactions stored or contained therein or transmitted thereby). To the Knowledge of the Company, the Company IT Assets and Company Owned Intellectual Property Rights do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software, other than documented security features.

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(m) Other than as set forth in Section 3.14(m) of the Company Disclosure Schedule, no government funding or other incentives, facilities or resources of a university, college, other educational institution or research center, or funding from third parties (a “Governmental Grant”) was used in or received for the development of the Company’s products, services or any Company Owned Intellectual Property Rights or, to the Knowledge of the Company, Company Licensed Intellectual Property Rights and neither the Company nor any of its Subsidiaries has requested to receive any such funding or incentives. No current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries. No Governmental Authority has any rights in any Company Intellectual Property Rights. Section 3.14(m) of the Company Disclosure Schedule describes in detail all Governmental Grants used in the development of Company Owned Intellectual Property Rights, all agreements in respect of said Governmental Grants and a list of all Company Owned Intellectual Property Rights that was developed using any Governmental Grants. The Company’s products (either marketed and/or under development) are not subject to any obligations or restrictions arising in connection with Government Grants and the Company’s products (either marketed and/or under development) do not incorporate any Company Owned Intellectual Property Rights that are arising from or consist of Intellectual Property Rights that were developed using any Governmental Grants. The Company and its Subsidiaries are in full compliance with all applicable laws, rule, guidelines, undertakings and agreements related to the Governmental Grants and no circumstances have occurred that will result in the cancellation of and/or an obligation by the Company, its Subsidiaries or Parent or its Subsidiaries to return any Governmental Grant.

(n) Except as set forth in Section 3.14(n) of the Company Disclosure Schedule, the Company and its Subsidiaries have a privacy policy (the “Company Privacy Policy”) regarding the collection and use of Company Personal Data, a true, correct and complete copy of which has been made available to Parent prior to the date hereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is in material compliance with all applicable Laws (and such party’s respective contractual commitments) regarding the collection, use, retention, transfer and protection of Company Personal Data and with the Company Privacy Policy, including database registration requirements. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries take commercially reasonable actions (including implementing and monitoring compliance with measures with respect to technical and physical security) intended to protect Company Personal Data maintained by the Company or any of its Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any such Company Personal Data maintained by the Company or any of its Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement and all related documents and the consummation of the Transactions do not materially violate the Company Privacy Policy. Upon Closing, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and/or its applicable Subsidiaries will continue to have the right to use Company Personal Data on identical terms and conditions as the Company or its Subsidiaries enjoyed immediately prior to the Closing.

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(o) None of the Funded Know-How is material to the Company’s business as currently conducted and as proposed to be conducted and none of the Funded Know-How is contained or incorporated in any of the Cellocator products of the Company.

Section 3.15 Taxes.

(a) (i) Each Company Tax Return required to be filed with any Governmental Authority by the Company or any of its Subsidiaries has been filed when due (taking into account extensions) in accordance with applicable Law, each of which is true, accurate and complete;

(ii) the Company and each of its Subsidiaries has timely paid to the appropriate Governmental Authority all Taxes due and payable;

(iii) the Company and each of its Subsidiaries has complied with all applicable Law relating to the payment and withholding of any Tax and has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over;

(iv) the Company and each of its Subsidiaries have established adequate accruals or reserves, in accordance with GAAP, for all Taxes for taxable periods beginning on or after the date of the most recent Company Financial Statements;

(v) there is no Proceeding against or with respect to the Company or any of its Subsidiaries in respect of any Tax or any Company Tax Return and there is no investigation against or with respect to the Company or any of its Subsidiaries, pending or threatened or otherwise in respect of any Tax or any Company Tax Return. All deficiencies asserted or assessments made against the Company in writing as a result of any examinations by any Governmental Authority have been fully paid;

(vi) none of the Company or any of its Subsidiaries has consented or requested to extend the time, or is the recipient of any extension of time, in which any Tax may be assessed or collected by any Governmental Authority (other than any extension which is no longer in effect and routine extensions in the ordinary course of business) and none of the Company nor any of its Subsidiaries has waived any statute of limitations;

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(vii) no jurisdiction where no Company Tax Return has been filed or no Tax has been paid has made or, to the Knowledge of the Company, threatened to make a claim for the payment of any Tax or the filing of any Company Tax Return;

(viii) Except as otherwise provided on Section 3.15(a)(viii) of the Company Disclosure Schedule, no power of attorney granted by or with respect to the Company or any of its Subsidiaries for Taxes is currently in force, no ruling with respect to Taxes has been requested by or on behalf of the Company or any of its Subsidiaries; and no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or non-U.S. Law has been entered into or requested by or with respect to the Company or any of its Subsidiaries;

(ix) the Company has provided or made available to Parent prior to the date hereof true, correct and complete copies of all material Company Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company and each of its Subsidiaries with respect to Taxes and all correspondence with any Governmental Authority regarding Taxes;

(x) Except as otherwise provided on Section 3.15(a)(x) of the Company Disclosure Schedule, the Company is neither a controlled foreign corporation (as defined in Section 957 of the Code or any similar provision of any state, local or non-U.S. Law) nor a passive foreign investment company (as defined in Section 1297 of the Code). None of the Company or any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code or any similar provision of any state, local or non-U.S. Law), or passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company or any of its Subsidiaries;

(xi) none of the Company or any of its Subsidiaries is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(xii) none of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for (A) any Tax period (or portion thereof), as a result of any deferred foreign income within the meaning of Section 965 of the Code, including, but not limited to, as the result of an election under Section 965(h) of the Code, or (B) any Tax period (or portion thereof) ending after the Closing Date, as a result of any (1) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or non-U.S. Tax Law); (2) installment sale or other open transaction disposition made on or prior to the Closing Date; (3) prepaid amount, refund or credit received on or prior to the Closing Date (other than prepaid amount incurred in the ordinary course of business and listed on Section 3.15(a)(xii) of the Company Disclosure Schedule); (4) change in accounting method for a taxable period ending on or prior to the Closing Date; (5) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; or (6) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) executed on or prior to the Closing Date;

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(xiii) Section 3.15(a)(xiii) of the Company Disclosure Schedule sets forth each corporation, joint venture, partnership, or other entity in which the Company or any of its Subsidiaries owns an equity interest and in which any Person other than the Company or any of its Subsidiaries also owns an equity interest, and the interest owned by such Person;

(xiv) all payments by, to, or among the Company and its Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority and the Company complies, and has always been compliant, with the requirements of Section 85A of the Ordinance and the regulations promulgated thereunder and Section 482 of the Code and the Treasury Regulations thereunder, where applicable;

(xv) none of the assets or liabilities of the Company or its Subsidiaries is a debt obligation that (i) is subject to any provisions of applicable Law that would limit or disallow a deduction for interest expense relating to intercompany liability or (ii) would require the collection of withholding Tax by the Company or any of its Subsidiaries;

(xvi) all material records which the Company and each of its Subsidiaries is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Taxes by the Company and each of its Subsidiaries, have been duly kept and are available for inspection at the premises of the Company or applicable Subsidiary;

(xvii) except has set forth in Section 3.15(a)(xvii) of the Company Disclosure Schedule, the Company and each of its Subsidiaries is in compliance with all material terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the transactions contemplated by this Agreement will not have any material adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order;

(xviii) all of the Company’s and each of its Subsidiaries’ property that is subject to property Tax has been properly listed and described on the property Tax rolls of the appropriate Tax jurisdiction and no portion of any the Company’s or any of its Subsidiaries’ property constitutes omitted property for property Tax purposes;

(xix) none of the Company or any of its Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(xx) none of the Company or any of its Subsidiaries has made an election under Section 108(i) of the Code to defer the recognition of any cancellation of indebtedness income;

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(xxi) except as set forth in Section 3.15(a)(xxi) of the Company Disclosure Schedule, there is no material property or obligation of the Company or any of its Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment Laws, that may at any time become escheatable to any state or municipality under an applicable escheatment Laws;

(xxii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than for any Taxes not yet due and payable;

(xxiii) the Company has provided to Parent all documentation relating to any Tax holidays or incentives applicable to the Company or any of its Subsidiaries, the Company and each of its Subsidiaries, as applicable, are in compliance in all material respects with the requirements of any applicable Tax holidays or incentives and none of such Tax holidays or incentives will be jeopardized by the Transactions;

(xxiv) the Company does not and has never participated or engaged in any transaction listed in Section 131(g) of the Ordinance and the Israeli Income Tax Regulations (Reportable Tax Planning), 5767-2006, promulgated thereunder, the Company does not and has never taken a tax position that is subject to reporting under Section 131E of the Ordinance, and the Company has never obtained a legal or tax opinion that is subject to reporting under Section 131D of the Ordinance;

(xxv) the Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning value added Taxes (“VAT”). The Company (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be an entitlement to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) has collected and remitted in a timely manner to the ITA all output VAT which it is required to collect and remit under any applicable Law and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law. No Company Subsidiary has ever been, and no Company Subsidiary currently is, required to effect Israeli VAT registration;

(xxvi) each of the Company Share Plans that are intended to qualify as a capital gains route plan under Section 102 of the Ordinance has received a favorable determination or approval letter from, or is otherwise approved by or deemed approved by passage of time without objection by, the ITA. All Company 102 Awards and Company 102 Shares have been granted and issued, as applicable, in compliance with the applicable requirements of Section 102 and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the appointment of an authorized trustee, and the due deposit of such securities with the 102 Trustee pursuant to the terms of Section 102 of the Ordinance and the guidance published by the ITA on July 24, 2012, and clarification dated November 6, 2012;

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(xxvii) the Company is not and has never been a real property corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963;

(xxviii) neither the Company nor any holder of Company securities is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2;

(xxix) no independent contractor was, or to the Knowledge of the Company will be, entitled to be considered to be an employee of the Company by any applicable Tax authority; and

(xxx) the Company has provided to Parent all material documentation relating to, and each of the Company and its Subsidiaries is in material compliance with all terms and conditions of, any “Preferred Enterprise” program for purposes of Israeli Tax Law (a “Tax Incentive Program”). Section 3.15(a)(xxx) of the Company Disclosure Schedule lists each Tax Incentive Program to which the Company and each Subsidiary is entitled under the Laws of the State of Israel, the period for which Tax benefits under such Tax Incentive Programs apply, and the nature of such Tax Incentive Program. The Company and its Subsidiaries (as applicable) have been in material compliance with all terms of the Tax Incentive Programs, and the consummation of the Transactions is not reasonably likely to have any material adverse effect on the continued validity and effectiveness of any such Tax Incentive Programs.

(b) Neither the Company nor any of its Subsidiaries have distributed stock of another Person nor have their stock been distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(c) None of the net operating losses or other Tax attributes of the Company or any of its Subsidiaries are, prior to the Merger, subject to limitation under Sections 382 or 383 of the Code or otherwise (including any similar provision of state, local or non-U.S. Tax Law).

(d) No election under Code Section 338 or any similar provision of applicable Law has been made or required to be made by or with respect to the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries has ever filed an entity classification election under Code Section 7701.

(f) Neither the Company nor any of its Subsidiaries (i) has (or has ever had) any (A) place of management, (B) branch, (C) office (or any other place of business), (D) operations or employees, (E) agent with binding authority, or (F) other activities, in each case that gives rise to a permanent establishment or taxable presence in any country other than the country where the Company or such Subsidiary was organized, (ii) has ever entered into a gain recognition agreement pursuant to Treasury Regulation 1.367(a)-8, or (iii) has ever transferred an intangible, the transfer of which would be subject to the rules of Code Section 367(d).

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(g) Neither the Company nor any of its non-U.S. Subsidiaries is, or at any time has been, engaged in the conduct of a trade or business within the United States within the meaning of Section 864(b) or Section 882(a) of the Code, or considered to be so engaged under Section 882(d) or Section 897 of the Code or, if applicable, considered to have a U.S. permanent establishment as defined under any applicable or relevant bilateral income tax treaty or otherwise.

(h) (i) Neither the Company nor any of its Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its Subsidiaries or among the Company’s Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Effective Time, (ii) neither the Company nor any of its Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries), and (iii) neither the Company nor any of its Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than the Company or any of its Subsidiaries) as a transferee or successor.

(i) Each of the Company and its Subsidiaries has filed all reports and has created and retained all records required under Code Section 6038A with respect to its ownership by, and transactions with, related parties. Each of the Company and any of its Subsidiaries that files U.S. federal income Tax Returns has disclosed on its U.S. federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

(j) Neither the Company nor any of its Subsidiaries has ever been a beneficiary or otherwise participated in any “reportable transaction” as defined in Code Section 6707A(c)(1)) and Treasury Regulation Section 1.6011-4(b)(1).

(k) With the exception of Israeli VAT, neither the Company nor any of its Subsidiaries is, or is required to be, registered as a taxable person for purpose of value added Taxes or any similar indirect Tax.

(l) Except as set forth in Section 3.15(l) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any item of income that could constitute (i) subpart F income within the meaning of Section 952 of the Code or (ii) global intangible low taxed income within the meaning of Section 951A of the Code, in each case, for the period commencing on the first day of any Straddle Period and ending at the close of business on the Closing Date.

(m) None of the Company’s Subsidiaries holds assets that constitute U.S. property within the meaning of Code Section 956.

(n) As of the Closing, all net operating losses shown on the most recent Tax returns filed are true and accurate with respect to both their amounts and their character for Israeli Tax purposes, and there are no limitations on the utilization, as provided under applicable Israeli Law or any other applicable Law, of the net operating losses, built in losses, capital losses, Tax credits, or similar items of the Company or any of the Subsidiaries under any Israeli Law.

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(o) Neither the Company nor any of the Company’s Subsidiaries has taken or agreed to take any action, or is aware of the existence of any facts or circumstances, that could reasonably be expected to impede or prevent (i) the Merger, taken together with the Infiniti Merger and the Investment Transactions, from qualifying as a transaction described in Section 351 of the Code or (ii) the Infiniti Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.16 Employees and Employee Benefit Plans.

(a) Section 3.16(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Plan. Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law. “Company Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA, each employment agreement, consulting agreement, advisor agreement, severance agreement or plan, and each other plan, practice, program, fund, agreement or other arrangement, whether written or unwritten, providing for employment, compensation, bonuses, performance awards, commissions, profit-sharing, equity (or equity-based) compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), provident or pension funds (including education funds), severance pay, fringe benefits, vacation, health or medical benefits, disability or sick-leave payments, loans, separation, relocation, work permits, change of control payments, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and covers any current or former employee, officer, director, or other service provider of the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has any liability, other than a Multiemployer Plan. The Company has made available to Parent with respect to each material Company Plan: (A) copies of all material documents embodying and relating to each such Company Plan, including the plan document (or, if not written, a written summary of its terms, excluding in this respect, Company Plans that provide benefits solely to the extent mandated by applicable Law), administrative service agreements, group insurance Contracts, all amendments thereto and all related trust documents, (B) all material correspondence to or from any Governmental Authority relating to any Company Plan and the most recent annual report (including Form 5500) and tax return (including Form 990), if any, required under ERISA, the Code or any other applicable Law in connection therewith, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA, (E) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Plan intended to be qualified under Section 401(a) of the Code, and (F) copies of all currently valid agreements with Israeli human resource contractors, service agreement in the field of cleaning, catering, security and protection manpower contractors including their licenses or with Israeli consultants, sub-contractors or freelancers.

(b) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a (i) single employer plan or other pension plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code or (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code.

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(c) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a multiemployer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of the Company or its Subsidiaries (whether current, former or retired) or their beneficiaries to any payment (including severance pay, unemployment compensation, golden parachute, bonus, salary raise, the redemption of any accrued entitlements or otherwise) or benefit under a Company Plan (other than payments in accordance with applicable Law), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any Company Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person or result in any amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of the Company or any of its Subsidiaries for any Tax incurred by such individual (or beneficiary, as applicable) under Section 409A or 4999 of the Code.

(e) Except as would not reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole, each Company Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Law.

(f) Each Company Plan that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings and final regulations).

(g) With respect to each Company Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, (ii) as of the date of this Agreement, there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits), and (iii) as of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority, in each case of clauses (i) through (iii) which would reasonably be expected to result in a liability that is material to the Company and its Subsidiaries, taken as a whole.

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(h) Except as set forth in Section 3.16(h) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is a party to, bound by or has any obligation with respect to any collective bargaining agreement or other labor union Contract, nor has it experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and its Subsidiaries, taken as a whole, (i) none of the Company or any of its Subsidiaries has breached or otherwise failed to comply with the provisions of any Company collective bargaining agreement and there are no grievances or arbitrations outstanding thereunder; (ii) there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or, to the Knowledge of the Company, other unionization activities seeking recognition of a bargaining unit at the Company or any of its Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union matters before the National Labor Relations Board or other labor board of Governmental Authority or arbitrator (public or private) that would reasonably be expected to affect the employees of the Company and its Subsidiaries; (iv) there are no current or, to the Knowledge of the Company, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the two (2) years preceding the date hereof; (v) the execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement; (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law; (vii) the Company and its Subsidiaries are in compliance in all material respects with (x) the Worker Adjustment and Retraining Notification Act of 1988, or any similar applicable Law relating to plant closings and layoffs and (y) applicable Law respecting labor, employment, immigration, fair employment practices (including equal employment opportunity Law), terms and conditions of employment, classification of employees, workers’ compensation and mandatory social insurance, occupational safety and health, affirmative action, plant closings, and wages and hours; and (viii) there are no legal actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened, relating to any employment related matter involving any current or former employee of the Company or any Subsidiary or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law. The Company is in compliance with applicable laws in respect of its Israeli human resource contractors and cleaning, catering, security and protection contractors and service agreements.

(i) Except as set forth in Section 3.16(i) of the Company Disclosure Schedule, to the Knowledge of the Company, no current key employee of the Company or any of its Subsidiaries (i) has informed the Company that they intend to terminate his or her employment with the Company or such Subsidiary, (ii) has informed the Company that they received an offer to join a business that may be competitive with the Company’s or its Subsidiary’s business, or (iii) is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person other than the Company) that may materially interfere with such employee’s performance of his or her duties or responsibilities to the Company or such Subsidiary.

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(j) Solely with respect to employees, consultants or independent contractors of the Company and its Subsidiaries who reside or work in Israel or whose employment or engagement is otherwise subject to the law of the State of Israel (“Israeli Employees”): (i) set forth on Section 3.16(j) of the Company Disclosure Schedule is a complete list of all Israeli Employees and their current status (e.g., employee or consultant and employee’s classification as either exempt or non-exempt from the overtime requirements under any Applicable Law), title and/or job description, work location, start date, material compensation, base compensation (monthly base salary or hourly wage rate and overtime consideration as applicable), commission/bonuses and all fringe benefits, including entitlements to Company Awards pursuant to a Company Plan, vacation entitlement and accrued vacation or paid time-off balance, travel pay or car maintenance or car entitlement, sick leave entitlement and accrual, recuperation pay entitlement and accrual, entitlement to pension arrangement and/or any other provident fund (including manager’s insurance and education fund), their respective contribution rates and the base salary for such contributions, whether such employee is subject to the Section 14 Israeli Severance Pay Law, 5723 1963 (“Section 14 Arrangement”) (and, to the extent such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement has been applied to such person from the commencement date of their employment and on the basis of their entire salary), notice period entitlement and legal status for purposes of eligibility to work in Israel; (ii) other than the Israeli Employees’ salaries, employees of the Company and its Subsidiaries are not entitled to any payment or benefit that may be reclassified as part of their determining salary for all intent and purposes, including for their social contributions; (iii) except for the foregoing subsections (i) and (ii) and except as set forth in Section 3.16(j) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee, other than obligations (x) for which the Company has established a reserve for such amount on the Company Balance Sheet and (y) pursuant to Contracts entered into after the date of the Company Balance Sheet and disclosed on Section 3.16(j) of the Company Disclosure Schedule; (iv) all amounts that the Company and the Company’s Subsidiaries are legally or contractually required either (x) to deduct from their employees’ salaries or to transfer to such employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their employees’ salaries and benefits and to pay to any Governmental Authority as required by the Israeli Tax Ordinance and Israeli National Insurance Law, health insurance or otherwise have, in each case, been duly deducted, transferred, withheld and paid; (v) the Company is not subject to and none of the Company’s employees benefits from any extension order (tzavei harchava) except for extension orders which generally apply to all employees in Israel; and (vi) except as set forth in Section 3.16(j) of the Company Disclosure Schedule, upon the termination of employment of any of the employees of the Company or any of its Subsidiaries in Israel, the Company or such Subsidiary will make payments either (x) required by Israeli Severance Pay Law 5723-1963 and supplemental payments solely from the Company’s specific reserves set aside for such purpose and set forth in the Company Financial Statements or (y) in accordance with the Section 14 Arrangement.

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Section 3.17 Environmental Matters.

(a) Except as set forth in Section 3.17(a) of the Company Disclosure Schedule, there is no material Environmental Claim pending or, to the Knowledge of the Company, threatened in writing against the Company, any of its Subsidiaries, or, to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are and, since December 31, 2015, have been in compliance with all applicable Environmental Laws and all of the Company’s necessary Environmental Permits.

(c) There are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence or Release of any Hazardous Substance, which would be reasonably likely to form the basis of any material Environmental Claim against the Company, any of its Subsidiaries, or to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

Section 3.18 Material Contracts.

(a) Section 3.18(a) of the Company Disclosure Schedule sets forth a true and complete list of each of the following types of Contracts to which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date hereof, but excluding any purchase orders, invoices, requisition forms, or other form purchasing documents and any Company Plans disclosed on Section 3.16(a) of the Company Disclosure Schedule:

(i) (A) contains any exclusivity or similar provision that is binding on the Company or any of its Subsidiaries (or would purport to be binding, after the Effective Time, on Parent or any of its Subsidiaries) or (B) otherwise limits or restricts the Company or any of its Subsidiaries (or would purport to limit or restrict, after the Effective Time, Parent or any of its Subsidiaries) from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person, in each case of clause (A) and clauses (1), (2) and (3) of clause (B), that is material to the Company and its Subsidiaries, taken as a whole;

(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by the Company or any of its Subsidiaries to a Third Party, or (B) any arrangement whereby the Company or any of its Subsidiaries grants any right of first refusal or right of first offer or similar right to a Third Party, in each case of clauses (A) and (B) that is material to the Company and its Subsidiaries, taken as a whole;

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(iii) is a joint venture, strategic alliance or partnership agreement that either (A) is material to the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and its Subsidiaries to make expenditures in excess of $300,000 in the aggregate during the 12-month period following the date hereof;

(iv) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and its wholly-owned Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $500,000 individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and its Subsidiaries) with a fair value in excess of $100,000;

(vi) is a material Contract with respect to any Company Intellectual Property Rights and not for “off-the-shelf” software or hardware generally commercially available on standard and non-discriminatory terms;

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement, in each case for the purchase or sale of a corporation, partnership, or other business organization or business thereof (including all or substantially all of the assets of such business), pursuant to which (A) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries or (B) any other Person has the right to acquire any equity interests in the Company or any of its Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority or arbitrator (public or private) (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority or arbitrator (public or private) (including any consent decree or settlement order) to which the Company or any of its Subsidiaries is subject involving performance on or after the date hereof by the Company or any of its Subsidiaries and in an amount in excess of $100,000 individually;

(ix) any Contract (or series of related Contracts) pursuant to which the Company or any Subsidiary has continuing “earn-out” or similar obligations that could result in payments from the Company or any Subsidiary in an amount in excess of $100,000 per Contract;

(x) any Contract (or series of related Contracts) that creates an obligation of the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $100,000 per twelve-month period after the date hereof;

(xi) any Contract with the Subject Company Customers, Suppliers and Dealers;

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(xii) any Contract that contains a change in control provision that would be triggered in connection with consummation of the Transactions, provided that (i) such Contract has provided $100,000 or more of revenue to the Company or any of its Subsidiaries, individually or in the aggregate, in the twelve-month period prior to the date hereof, or would reasonably be expected to provide $100,000 or more of revenue to the Company or any of its Subsidiaries, individually or in the aggregate, in the twelve-month period after the date hereof or (ii) such change in control provision expressly requires aggregate payments by the Company or any its Subsidiaries, individually or in the aggregate, in excess of $100,000;

(xiii) any Contract (including any loan) between the Company or any of its Significant Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary) of the Company or any of its Significant Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Significant Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member, but not including any Company Plans;

(xiv) any shareholder, investors rights, registration rights or similar agreement or arrangement;

(xv) any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving (A) “milestone” or other similar contingent payments to be made to or by the Company or any of its Subsidiaries upon the achievement of certain milestones, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of its Subsidiaries, in each case (x) which payments after the date hereof would reasonably be expected to be: (i) in the case of suppliers and subcontractors, more than $200,000 in the twelve (12) month period following the date hereof, and (ii) in the case of employees and sales representatives, more than $100,000 in the twelve (12) month period following the date hereof, and (y) that cannot be terminated by the Company or such Subsidiary without more than sixty (60) days’ notice without material payment or penalty;

(xvi) any employment, severance, consulting or other agreements which provide for compensating or providing benefits to, or that otherwise govern the terms of employment of, present or former employees or consultants of the Company or its Subsidiaries, which provide for base compensation payable to any employee or consultant of the Company or any of its Subsidiaries in excess of $100,000 per year;

(xvii) any material collective bargaining agreement or other material Contract with any labor union;

(xviii) any Contract (including any option agreement) to purchase or sell any interest in real property, and any Company Real Property Lease;

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(xix) any Contract relating to the indemnification of a Company Indemnified Party that deviates from the form of indemnification agreement made available to Parent; or

(xx) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xx) is referred to herein as a “Company Material Contract”.

(b) Except for this Agreement or as set forth in Section 3.18(a) of the Company Disclosure Schedule, as of the date hereof, none of the Company or any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that is to be performed after the date hereof that has not been filed as an exhibit to or incorporated by reference in a Company SEC Document.

(c) Each Company Material Contract is valid and binding and in full force and effect and, to the Company’s Knowledge, enforceable against the other party or parties thereto in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Since December 31, 2015, (i) except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Company Material Contract, is in violation of any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and (ii) neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract which has not been cured or resolved. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to Parent.

(d) Section 3.18(d) of the Company Disclosure Schedule sets forth a true, complete and correct list of all Contracts providing for the lease of any telecommunication tower or similar structure by the Company or any of its Subsidiaries, including a true, accurate and complete description of the tower location, rental fees, term and renewal options contained therein, in each case as of the date hereof.

Section 3.19 Finders’ Fees, etc. Except for Roth Capital Partners, LLC and except as set forth on Section 3.19 of the Company Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions. Set forth on Section 3.19 of the Company Disclosure Schedule is a good-faith estimate, as of the date hereof, of all financial, legal, accounting or other advisory fees and expenses incurred or payable, or to be incurred or payable, by the Company or its Subsidiaries in connection with this Agreement and the consummation of the Transactions.

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Section 3.20 Opinion of Financial Advisor. The Company Board has received the opinion of Roth Capital Partners, LLC, financial advisor to the Company, to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Ordinary Shares pursuant to this Agreement is fair to such holders from a financial point of view, and a copy of such opinion will be delivered to Parent concurrently with the execution and delivery of this Agreement for informational purposes.

Section 3.21 Anti-Takeover Law. The Company Shareholder Approval is the only vote of the Company’s shareholders necessary to adopt this Agreement or to approve the Transactions. No “fair price”, “moratorium”, “control share acquisition”, or other anti-takeover statute or regulation of any Governmental Authority is applicable to the Company or the Transactions.

Section 3.22 Customers and Suppliers. Section 3.22 of the Company Disclosure Schedule sets forth a true and complete list of (a) the ten (10) largest customers (by revenue) and five (5) largest suppliers (by expenditure) of the business of the Company and its Subsidiaries during the 2018 fiscal year, (b) the revenue attributed to such customers or spent with such suppliers in such fiscal year, and (c) all dealers that provide installation services for or on behalf of the business of the Company and its Subsidiaries in Israel during each of the 2018 and 2017 fiscal years and the number of units installed by, and the aggregate amount paid to, each such dealer in each such fiscal year (collectively, the “Subject Company Customers, Suppliers and Dealers”). Except as set forth in Section 3.22 of the Company Disclosure Schedule, none of the Subject Customers, Suppliers and Dealers: (i) has terminated or, to the Knowledge of the Company, threatened, either in writing or orally, to terminate or not to renew or extend its relationship with the Company or any of its Subsidiaries; (ii) has notified the Company or any of its Subsidiaries, either in writing or orally, that it intends to adversely modify its relationship with, or reduce its purchases from or other business with, the Company or any Company Subsidiary; (iii) has adversely changed its pricing terms or any other terms of its business with the Company or any of its Subsidiaries; or (iv) to the Knowledge of the Company, has any plan or intention to do any of the foregoing. Since January 1, 2017, neither the Company nor any of its Subsidiaries has received any complaint from any of its customers or suppliers (including, without limitation, any of the Subject Company Customers, Suppliers and Dealers) concerning the products and/or services provided to or from the Company and/or any of its Subsidiaries, nor has the Company or any of its Subsidiaries had any of its respective products returned by a purchaser thereof, other than complaints and returns made in the ordinary course of business of the Company that, individually or in the aggregate, have not had a material adverse effect on the business, assets, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries.

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Section 3.23 Anti-Corruption; Sanctions; Anti-Money Laundering.

(a) In the last five (5) years, the Company and its Subsidiaries have been and are in compliance with all applicable anti-corruption Law, including (i) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), (ii) any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and (iii) any other applicable Law of similar purpose and scope in any jurisdiction. In the last five (5) years, neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, any (x) agent or Representative of the Company or any of its Subsidiaries in connection with its performance of its business with the Company or (y) employee of the Company or any of its Subsidiaries has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (A) which would violate any applicable anti-corruption Law or (B) to or for a Public Official with the intention of: (1) improperly influencing any official act or decision of such Public Official; (2) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (3) securing any improper advantage in each case in violation of applicable anti-corruption Law. For the purposes of this Agreement, “Public Official” includes any Person holding, representing or acting on behalf of a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Authority or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office, but it does not include employees who are members of the reserve components of the United States Armed Forces. No officer or director of the Company or any of its Subsidiaries is a Public Official and, to the Company’s Knowledge, no employee of the Company or any of its Subsidiaries (in each case, that is not a director or officer) is a non-U.S. Public Official.

(b) In the last five (5) years, neither the Company nor any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries nor, to the Company’s Knowledge, (x) any agent or Representative of the Company or any of its Subsidiaries in connection with its performance of its business with the Company, or (y) employee of the Company or any of its Subsidiaries has violated or operated in noncompliance with any, been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority in any way relating to anti-corruption or anti-money laundering Law or Law related to terrorism financing. The Company has instituted policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, directors, officers, employees, agents and Representatives with applicable anti-corruption Law, anti-money laundering Law and applicable Law related to terrorism financing.

(c) In the last five (5) years, the Company, its Subsidiaries, their respective directors and officers and, to the Company’s Knowledge, their respective agents, Representatives and employees acting on their behalf, (i) have complied in all material respects with all sanctions, export control, anti-boycott or customs Laws, and (ii) have not been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority relating to material violation of sanctions, export control, anti-boycott or customs Laws. The Company has instituted policies and procedures reasonably designed to ensure material compliance by the Company, its Subsidiaries, directors, officers, employees, agents and Representatives acting on behalf of the Company or any of its Subsidiaries with applicable sanctions, export control, anti-boycott and customs Laws.

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Section 3.24 Insurance. Each of the insurance policies and self- insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and all premiums due thereunder have been paid. Except as set forth on Section 3.24 of the Company Disclosure Schedule, as of the date hereof, since December 31, 2015, neither the Company nor any of its Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Company Material Adverse Effect or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Company Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of its Subsidiaries since December 31, 2015, no insurance carrier has issued a denial of coverage with respect to any such Proceeding or investigation, or informed any of the Company nor any of its Subsidiaries of its intent to do so, other than such denial that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.25 Company Bonds. Neither the Company nor any of its Subsidiaries is a party to any surety bond, letter of credit or other similar debt instrument, including security interests issued at the application or for the benefit of the Company.

Section 3.26 No Additional Representations. Except for the representations and warranties expressly made by Parent, Holdco and Merger Sub in Article 4 and the representations and warranties expressly made by Infiniti in Section 10.13, the Company acknowledges that none of Parent, Infiniti, Holdco, Merger Sub or any other Person makes, and that the Company has not relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that none of Parent, Infiniti, Holdco, Merger Sub or any of their Representatives makes, nor has the Company relied upon, any representation or warranty with respect to (a) Infiniti, Parent or any of their respective Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Infiniti, Parent or any of their respective Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by Parent or Infiniti or any of their respective Representatives, including in any “data rooms” or management presentations.

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Article 4.

REPRESENTATIONS AND WARRANTIES OF PARENT, INFINITI, holdco AND MERGER SUB

Except as set forth in the Parent Disclosure Schedule (subject to the first sentence of Section 1.02(d)), Parent, Infiniti, Holdco and Merger Sub represent and warrant to the Company that:

Section 4.01 Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the Law of the State of Delaware. Infiniti is a corporation duly incorporated, validly existing and in good standing under the Law of the State of Delaware. Holdco is a company limited by shares duly formed and validly existing under the Law of the State of Israel and is not a “breaching company” within the meaning of Section 362.A of the ICL. Merger Sub is a company limited by shares duly formed and validly existing under the Law of the State of Israel and is not a “breaching company” within the meaning of Section 362.A of the ICL. Each of Parent, Infiniti, Holdco and Merger Sub has all corporate power and authority to carry on its business as now conducted. Prior to the date hereof, Parent has made available to the Company true and complete copies of the organizational documents of Parent, Infiniti, Holdco and Merger Sub as in effect on the date hereof. None of Parent, Infiniti, Holdco or Merger Sub is in violation of, in conflict with, or in default under, its organizational documents.

Section 4.02 Corporate Authorization.

(a) The execution, delivery and performance by Parent, Infiniti, Holdco and Merger Sub of this Agreement and the consummation by Parent, Infiniti, Holdco and Merger Sub of the Transactions are within the corporate power and authority of Parent, Infiniti, Holdco and Merger Sub and have been duly authorized by all necessary corporate action on the part of Parent, Infiniti, Holdco and Merger Sub, except for the Infiniti Stockholder Approval. This Agreement, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding agreement of each of Parent, Infiniti, Holdco and Merger Sub, enforceable against Parent, Infiniti, Holdco and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

(b) The Parent Board, has by the unanimous vote of all directors of Parent, (i) approved and adopted this Agreement and approved the Transactions in accordance with the requirements of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) determined that the Transactions, including the Merger, are advisable, fair to and in the best interests of Parent and Infiniti, the sole stockholder of Parent as of the date hereof.

(c) As of the date hereof, (i) the board of directors of Holdco has approved and declared advisable this Agreement and the Transactions as required under applicable Law and (ii) Parent, as the sole shareholder of Holdco, has adopted this Agreement in accordance with the ICL.

(d) As of the date hereof, (i) the board of directors of Merger Sub has approved and declared advisable this Agreement and the Transactions as required under applicable Law and (ii) Holdco, as the sole shareholder of Merger Sub, has adopted this Agreement in accordance with the ICL.

(e) As of the date hereof, the board of directors of Infiniti has approved and declared advisable this Agreement, the Transactions and the Investment Agreement and the transactions contemplated thereby as required under applicable Law.

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Section 4.03 Governmental Authorization.

(a) The execution, delivery and performance by Parent, Infiniti, Holdco and Merger Sub of this Agreement and the consummation by Parent, Infiniti, Holdco and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Merger Certificate, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act, the Israeli Securities Law, the ICL and any other applicable securities Law, (iii) compliance with any applicable requirements of Nasdaq and the TASE, (iv) making the IA Notification and providing the IA Undertaking to the IA and (v) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Parent Material Adverse Effect or a Material Adverse Effect (as defined in the Investment Agreement) or (y) have an effect that would prevent, materially delay or materially impair the ability of Parent, Infiniti, Holdco or Merger Sub to perform its obligations under this Agreement or to consummate the Merger.

(b) The execution, delivery and performance by Infiniti of the Investment Agreement and the offer, issuance and sale of the Investment Securities require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware, (ii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities Law, (iii) compliance with any applicable requirements of the Tel Aviv Stock Exchange and Nasdaq, (iv) compliance with applicable Israeli Law, and (v) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have an Infiniti Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of Infiniti to perform its obligations under the Investment Agreement or to consummate the transactions contemplated thereby.

Section 4.04 Non-contravention.

(a) The execution, delivery and performance by Parent, Infiniti, Holdco and Merger Sub of this Agreement and the consummation by Parent, Infiniti, Holdco and Merger Sub of the Transactions do not and will not, assuming the authorizations, consents and approvals referred to in Section 4.03 are obtained, (i) contravene, conflict with, or result in any violation or breach of any provision of the organizational documents of Parent, Infiniti, Holdco or Merger Sub, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (iii) require any consent or other action by any Person under, constitute a default or a violation, or an event that, with or without notice or lapse of time or both, would constitute a default or a violation, under or of, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent, Infiniti or any of their respective Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon Parent, Infiniti or any of their respective Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent, Infiniti and their respective Subsidiaries, or (iv) result in the creation or imposition of any Lien, other than any Permitted Lien, on any asset of Parent, Infiniti or any of their respective Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), which have not had, and would not reasonably be expected to have, individually or in the aggregate, (x) a Parent Material Adverse Effect or a Material Adverse Effect (as defined in the Investment Agreement) or (y) an effect that would prevent, materially delay or materially impair the ability of Parent, Infiniti, Holdco or Merger Sub to perform its obligations under this Agreement or to consummate the Merger.

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(b) Subject to the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware and the receipt of the Infiniti Stockholder Approval, the execution, delivery and performance of the Investment Documents by Infiniti and the issuance and sale of the Investment Securities will not (i) conflict with, contravene or result in any breach or violation of (A) any of the terms and provisions of, or constitute a default under any of its Certificates of Incorporation or Bylaws, or (B) any provision of any applicable Law or Order, or (ii) conflict with, or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, result in the creation or imposition of any Lien, other than an Infiniti Permitted Lien, or other adverse claim upon any of the properties or assets of Infiniti or any of its Subsidiaries, require any consent or other action by any Person under, or cause, permit or give to others any rights of termination, amendment, acceleration, cancellation (with or without notice, lapse of time or both) or other change of any right or obligation or the loss of any benefit to which Infiniti or any of its Subsidiaries is entitled under, any provision of any agreement or other instrument binding upon Infiniti or any of its Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Infiniti or any of its Subsidiaries, except, in the case of each of clauses (i)(B) and (ii), which have not had and would not reasonably be expected to have an Infiniti Material Adverse Effect, individually or in the aggregate.

Section 4.05 Capitalization.

(a) As of the date hereof, the authorized capital stock of Parent consists of 5,000 shares of Common Stock, par value $0.01 per share (“Parent Common Stock”). As of the date hereof, there are 100 shares of Parent Common Stock issued and outstanding, all of which are owned by Infiniti free and clear of any Liens.

(b) The authorized capital stock of Infiniti consists of 50,000,000 shares of Infiniti Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Infiniti Preferred Stock”). As of the close of business on March 12, 2019, there were (i) 17,650,829 shares of Infiniti Common Stock outstanding (not including outstanding Infiniti Restricted Stock Awards), (ii) an aggregate of 1,588,929 shares of Infiniti Common Stock subject to outstanding Infiniti Options, (iii) an aggregate of 565,996 shares of Infiniti Common Stock subject to outstanding Infiniti Restricted Stock Awards, (iv) 1,041,974 shares of Infiniti Common Stock held by Infiniti as treasury shares and (v) no shares of Infiniti Preferred Stock issued or outstanding. Except as set forth in this Section 4.05 (including Section 4.05(b) of the Parent Disclosure Schedule), there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other equity interests in or voting securities of Infiniti; (ii) securities of Infiniti convertible into or exchangeable for shares of capital stock or other equity interests in or voting securities of Infiniti; (iii) warrants, calls, options or other rights, commitments or Contracts to acquire from Infiniti, or other obligation of Infiniti to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any capital stock of or other equity interest in or voting securities of or securities convertible into or exchangeable for capital stock or other equity interests in or voting securities of Infiniti; (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or other commitments that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of Infiniti; or (v) other obligations by Infiniti to make any payments based on the price or value of any Infiniti Securities (the items in clauses (i) through (v) being referred to collectively as the “Infiniti Securities”).

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(c) All outstanding shares of capital stock of Parent have been duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(d) The Parent Common Stock to be issued pursuant to this Agreement in connection with the Merger, when issued and delivered in accordance with the terms of this Agreement, subject to receipt of the Parent Stockholder Approval, will have been duly authorized and validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under applicable Law, the organizational documents of Parent or any agreement to which Parent is a party or otherwise bound.

(e) Since its date of incorporation, none of Parent, Holdco or Merger Sub has carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

(f) The authorized capital stock of Holdco consists of 1,000 shares, NIS 0.01 par value per share, 100 of which have been validly issued, are fully paid and non-assessable and are owned directly by Parent, free and clear of any Lien.

(g) The authorized capital stock of Merger Sub consists of 1,000 shares, NIS 0.01 par value per share, 100 of which has been validly issued, are fully paid and non-assessable and are owned directly by Holdco, free and clear of any Lien.

(h) The consummation of the transactions contemplated by this Agreement and the Investment Agreement will not, and Infiniti has not taken any action to, accelerate the vesting of any Infiniti Option or Infiniti Restricted Stock Award in connection with such transactions.

Section 4.06 Subsidiaries. Parent has no Subsidiaries other than Infiniti Merger Sub, Holdco and Merger Sub.

Section 4.07 Finders’ Fees, etc. Except for Canaccord Genuity and except as set forth on Section 4.07 of the Parent Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the Transactions. Set forth on Section 4.07 of the Parent Disclosure Schedule is a good-faith estimate, as of the date hereof, of all financial, legal, accounting or other advisory fees and expenses incurred or payable, or to be incurred or payable, by Parent or its Subsidiaries in connection with this Agreement and the consummation of the Transactions.

Section 4.08 Ownership of Company Ordinary Shares; Anti-Takeover Law. Neither Parent nor any of its respective Subsidiaries (including Holdco and Merger Sub) “beneficially owns” (as defined in Rule 13d-3 of the Exchange Act) any Company Ordinary Shares, nor have any of them during the past three years “owned” any Company Ordinary Shares within the meaning of Section 203 of the DGCL. Parent is not subject to any “fair price”, “moratorium”, “control share acquisition”, “interested stockholder”, “business combination” or similar restriction set forth in Section 203 of the DGCL or, to the Knowledge of Parent, set forth in any other Law, that would apply to the Transactions.

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Section 4.09 Financing. Parent has delivered to the Company (a) a true and complete copy of an executed written commitment from the lender to the borrower thereunder (as the same may be amended or modified from time to time after the date hereof in accordance with Section 7.12(b), the “Debt Financing Commitment”), pursuant to which the lender party thereto has agreed, subject only to the terms and conditions set forth therein, to provide or cause to be provided to Holdco and the Company debt financing in the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses and the other purposes set forth therein (the “Debt Financing”) and (b) a true and complete copy of the Investment Agreement, providing for an equity investment in Parent for the purposes of financing the Transactions and related fees and expenses (the “Equity Financing” and, together with the Debt Financing, the “Financing”). As of the date of this Agreement, the Debt Financing Commitment has not been amended or modified, the Debt Financing Commitment has not been withdrawn or rescinded, the lender has not indicated in writing that it will not proceed according to the terms of the Debt Financing Commitment and the Investors have not indicated in writing that they will not proceed according to the terms of the Investment Agreement. Parent has fully paid or caused to be paid any and all commitment fees or other fees in connection with the Debt Financing Commitment and Equity Financing that are required to be paid on or before the date of this Agreement in connection therewith or pursuant thereto, and each of the Debt Financing Commitment and the Investment Agreement are in full force and effect in accordance with their terms. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in the Debt Financing Commitment and the Investment Agreement. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent, Infiniti, Holdco or Merger Sub under the Debt Financing Commitment or the Investment Agreement. Subject to the terms and conditions of the Debt Financing Commitment and the Investment Agreement, and subject to the terms and conditions of this Agreement, the aggregate proceeds contemplated by the Debt Financing Commitment and the Investment Agreement, together with the cash on hand of Infiniti and the Company at the Effective Time, will be sufficient to pay the aggregate Cash Consideration and any other amounts required to be paid in connection with the consummation of the Transactions and to pay all related fees and expenses (collectively, the “Required Payments”).

Section 4.10 Solvency. Assuming (a) that the Company is solvent immediately prior to the Effective Time, (b) the satisfaction of the conditions to Parent’s, Holdco’s and Merger Sub’s obligations to consummate the Merger, or waiver of such conditions, (c) the accuracy and completeness of the representations and warranties of the Company set forth in Article 3, and (d) that the Company Financial Statements fairly present in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, and after giving effect to the Transactions, including the Financing, any alternative financing and the payment of the aggregate Cash Consideration, the Surviving Company will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

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Section 4.11 Tax Matters. Neither Parent, Holdco, Merger Sub, Infiniti, the Company, nor each of its respective Subsidiaries has taken or agreed to take any action, or is aware of the existence of any facts or circumstances, that could reasonably be expected to impede or prevent (i) the Merger, taken together with the Infiniti Merger and the Investment Transactions, from qualifying as a transaction described in Section 351 of the Code or (ii) the Infiniti Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.12 No Additional Representations. Except for the representations and warranties expressly made by the Company in Article 3, each of Parent, Infiniti, Holdco and Merger Sub acknowledges that neither the Company nor any other Person makes, and that none of Parent, Infiniti, Holdco or Merger Sub have relied upon, any express or implied representation or warranty whatsoever and specifically (but without limiting the foregoing), that neither the Company nor any Representative of the Company makes, nor has Parent, Infiniti, Holdco or Merger Sub relied upon, any representation or warranty with respect to (a) the Company or its Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to the Company or its Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) provided by the Company or any Representative of the Company, including in any “data rooms” or management presentations.

Article 5.

COVENANTS OF THE COMPANY

Section 5.01 Conduct of the Company. From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 9 (the “Pre-Closing Period”), except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with Governmental Authorities with jurisdiction over the Company’s operations and (iii) keep available its current officers and key employees. In addition, without limiting the generality of the foregoing, during the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any of its Subsidiaries to:

(a) amend the articles of association or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of the Company or any Subsidiary of the Company;

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(b) directly or indirectly split, combine or reclassify any shares of capital stock of the Company or any of its Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the share capital of the Company or its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of the Company or any of its Subsidiaries, except for (i) the declaration, setting aside or payment of any dividends or other distributions by any of its wholly-owned Subsidiaries to the Company or any other wholly-owned Subsidiary, or in connection with any internal reorganization transactions solely among the wholly-owned Subsidiaries of the Company or (ii) acquisitions, or deemed acquisitions, of (A) Company Ordinary Shares in connection with the payment of the exercise price of Company Options with Company Options or Company Ordinary Shares (including in connection with “net exercises”), (B) Company Ordinary Shares in connection with required Tax withholding in connection with the exercise of Company Options or the vesting of or issuance of Company Ordinary Shares subject to Company RSUs, or (C) equity securities of any Subsidiary of the Company by the Company or its Subsidiaries;

(c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of the Company of any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any of its Subsidiaries (including pursuant to any employee stock purchase plan), other than (x) the issuance of any Company Ordinary Shares pursuant to the exercise of Company Options or the vesting of Company RSUs, in each case that are outstanding as of the date hereof and in accordance with their terms as in effect on the date hereof, and (y) the issuance, delivery or sale of any equity securities of any of the Company’s Subsidiaries to the Company or any of its wholly-owned Subsidiaries, or (ii) amend any term of any equity security of the Company or its Subsidiaries (in each case, whether by merger, consolidation or otherwise);

(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by the Company’s fiscal 2019 budget and capital expenditure plan made available to Parent prior to the date hereof (whether or not such capital expenditures are made during the 2018 fiscal year), (ii) any capital expenditures (or series of related capital expenditures) of less than $300,000 in the aggregate per fiscal quarter, or (iii) capital expenditures in connection with leases of devices made in the ordinary course of business consistent with past practice, not to exceed $750,000 in the aggregate per fiscal quarter;

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(e) acquire from any Third Party (by merger, consolidation, acquisition of substantial equity interests in or substantial assets or otherwise), directly or indirectly, any corporation, partnership, or other business organization or business thereof, other than (i) inventory, supplies and materials in the ordinary course of business of the Company and its Subsidiaries, (ii) pursuant to Contracts in effect on the date hereof, or (iii) assets, securities, properties, interests or businesses of the Company or any of its wholly-owned Subsidiaries;

(f) sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or its Subsidiaries’ assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of Intellectual Property Rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to Contracts in effect on the date hereof, (iii) Permitted Liens, or (iv) sales, licenses, leases or other transfers to, or Liens in favor of, the Company or any of its wholly-owned Subsidiaries or (v) Liens in an amount less than $500,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, or form or acquire any Subsidiary that is not wholly-owned by the Company or any of its wholly-owned Subsidiaries, other than (i) in connection with actions permitted by Section 5.01(d) or (e), (ii) loans, advances or capital contributions to, or investments in, the Company or any of its wholly-owned Subsidiaries, (iii) advances of expenses to employees or other service providers of the Company or its Subsidiaries in the ordinary course of business, for amounts individually not exceeding $25,000 and in the aggregate not exceeding $200,000, (iv) advances to customers of the Company or its Subsidiaries in the ordinary course of business in connection with the sale of the Company’s products and services, or (v) investments made in connection with treasury functions and cash management in the ordinary course of business;

(h) redeem, repurchase, prepay (other than prepayments of revolving loans in the ordinary course of business), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the Company or any Subsidiary thereunder, or issue or sell any debt securities, except for (i) indebtedness or guarantees solely between or among the Company and any of its wholly-owned Subsidiaries, (ii) indebtedness for borrowed money that will be paid prior to the Closing, and which does not subject the Company or any of its Subsidiaries to any pre-payment or other penalties, that is incurred in the ordinary course of business and in an amount not to exceed $500,000 in aggregate principal amount, or (iii) letters of credit issued and maintained in the ordinary course of business to the extent undrawn;

(i) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the Effective Time, Parent or any of its Subsidiaries;

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(j) enter into any new line of business outside of the existing business of the Company and its Subsidiaries and outside the mobile resources management space, other than pursuant to any product roadmaps in existence as of the date hereof and natural extensions or changes to such product roadmaps, in each case, which product roadmaps have been disclosed to Parent prior to the date hereof;

(k) (i) other than (x) in the ordinary course of business (including renewals consistent with the terms thereof) or (y) in a manner not material to the Company and its Subsidiaries, taken as a whole, amend or modify or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Contract which constitutes a Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract or (ii) enter into any Contract (other than any Contracts entered into in the ordinary course of business or Contracts with customers) that would have been a Company Material Contract had it been entered into prior to the date hereof. Notwithstanding the provisions of this Section 5.01(k), if another subsection of this Section 5.01 governs conduct or actions of the same type or nature as this Section 5.01(k), and such other subsection expressly permits such conduct or actions to be taken by the Company in conflict with this Section 5.01(k), then the Company or its Subsidiaries shall be permitted to take such conduct or action;

(l) (i) unless required by applicable Law, recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement;

(m) grant, amend or terminate, or authorize or provide for any payment of cash (whether in connection with the Transactions or otherwise) in respect of, any equity or equity-based awards (including Company Ordinary Shares, Company Options or Company RSUs), other than the grant of Company Options and Company RSUs covering not more than 40,000 Company Ordinary Shares in the aggregate, to newly-hired non-executive employees in the ordinary course of business and with such terms as are consistent with past practice (including vesting requirements and any provisions for acceleration upon specified events, provided that such awards will not provide for any vesting acceleration to occur as a result of the consummation of the Transactions);

(n) except (x) as required pursuant to the express provisions of a Company Plan in effect and provided to Parent prior to the date hereof, (y) as otherwise required by applicable Law, or (z) as set forth in Section 5.01(n) of the Company Disclosure Schedule, (i) grant or provide any severance or termination payments or benefits (including pursuant to any agreement or arrangement or amendment to any existing agreement or arrangement) to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries, other than (A) increases of compensation payable to non-executive employees of the Company or any of its Subsidiaries or independent contractors and consultants of the Company or any of its Subsidiaries, in the ordinary course of business consistent with past practice, in an amount not to exceed $350,000 in the aggregate, (B) increases in the compensation of any executive employee of not greater than an aggregate of 3% of the current consideration payable to such person, and (C) increases in compensation required by Brazilian law, (iv) establish, adopt, terminate or amend any material Company Plan (including, without limitation, with respect to any plan, program, agreement, or other arrangement by and between the Company and any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of its Subsidiaries that provides for any payments or benefits in connection with a change in control, whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material Company Plan if it were in existence on the date hereof, (v) terminate the employment of any current employee of the Company or any of its Subsidiaries with a title of senior vice-president or above other than for cause or for performance related reasons, or (vi) promote any employee of the Company or any of its Subsidiaries to a position that reports directly to the chief executive officer of the Company;

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(o) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of its Subsidiaries;

(p) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make or change any material election with respect to Taxes other than elections in the ordinary course of business, (ii) adopt or change any method of Tax accounting, (iii) amend any Tax Return, (iv) settle any claim or assessment in respect of Taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of Taxes, (vi) enter into any closing agreement, or (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(r) (i) compromise or settle any Proceeding, in each case made or pending by or against the Company or any of its Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of Proceedings that: (x) are for an amount (in excess of insurance proceeds), individually or in the aggregate, not to exceed $500,000 or that are outstanding as of the date hereof and are disclosed in Section 5.01 of the Company Disclosure Schedule, (y) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company or its Subsidiaries, and (z) do not involve material Company Owned Intellectual Property Rights or (ii) commence any Proceeding, other than in the ordinary course of business;

(s) take any actions that would or would be reasonably likely to (i) result in any of the conditions set forth in Article 8 not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions that would materially delay the consummation of the Transactions, or (iii) materially impair the ability of Parent, Infiniti, the Company, Holdco or Merger Sub to consummate the Transactions in accordance with the terms of this Agreement or materially delay such consummation;

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(t) authorize, apply for or cause to be approved the listing of Company Ordinary Shares on any stock exchange other than Nasdaq and TASE;

(u) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any Company Intellectual Property Rights that are material to the conduct of the Company’s business;

(v) fail to repay or redeem any indebtedness to a third party in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

(w) cancel, terminate, fail to keep in place, fail to pay any premium on or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage, other than in the ordinary course of business or if the Company, in its reasonable judgment, determines that such cancellation, termination or failure to pay such premium or keep in place would not result in the Company and its Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(x) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any Subsidiary of the Company;

(y) acquire any fee interest in real property;

(z) enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(aa) agree, resolve or commit to do any of the foregoing.

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Section 5.02 No Solicitation.

(a) The Company shall, cause its Subsidiaries to and shall request that its Representatives, immediately cease (i) any communications, discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, (ii) furnishing to any Person (other than Parent, Infiniti, Holdco, Merger Sub, their respective Representatives and the Company’s Representatives) any information with respect to a Company Acquisition Proposal and (iii) cooperating with, assisting in, participating in, knowingly facilitating or encouraging a Company Acquisition Proposal and, if applicable, shall request to have returned to the Company or destroyed any confidential information that has been provided to any Person during any such communications, discussions or negotiations occurring in the six (6) months prior to the date hereof. From and after the date hereof until the earlier to occur of the Effective Time or the date of termination of this Agreement in accordance with Article 9, the Company shall not, nor shall it permit any of its Subsidiaries or authorize or knowingly permit any of its Representatives to (and shall use reasonable best efforts to cause such Persons not to), directly or indirectly, (A) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated) or knowingly facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) subject to Section 5.02(b), approve, recommend or publicly propose to approve or recommend, a Company Acquisition Proposal, (C) subject to Section 5.02(b), approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding, in each case relating to a Company Acquisition Proposal (other than an Acceptable Company Confidentiality Agreement) or a Company Superior Proposal (each an “Alternative Company Acquisition Agreement”), (D) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (E) agree to do any of the foregoing; provided, however, if, prior to the receipt of the Company Shareholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Company Superior Proposal and that was not solicited in violation of this Section 5.02(a) and was made after the date hereof, the Company may, in response to such Company Acquisition Proposal and subject to compliance with Section 5.02(b), furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (1) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Company Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 5.02 and (y) contains provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided that such agreement does not need to contain any provision prohibiting (including any direct or indirect “standstill” or similar provisions that prohibit) the making of any Company Acquisition Proposal), and (2) promptly (but in any event within 24 hours) following furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished to Parent or its Representatives).

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(b) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Company Shareholder Approval, the Company Board may effect a Company Adverse Recommendation Change if (and only if): (I) a written Company Acquisition Proposal that was not solicited in violation of Section 5.02(a) is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn; (II) the Company Board concludes in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal; and (III) the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Company Board under the circumstances and applicable Law; provided, however, none of the Company, the Company Board or any committee thereof shall make a Company Adverse Recommendation Change and/or authorize the Company to enter into any Alternative Company Acquisition Agreement unless:

(i) the Company Board provides Parent at least five (5) days’ prior written notice of its intention to take such action (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Company Adverse Recommendation Change), which notice shall specify in detail the reasons therefor and shall include the information with respect to the Company Superior Proposal that is specified in Section 5.02(c), as well as a copy of such Company Acquisition Proposal and any related Alternative Company Acquisition Agreement;

(ii) during the five (5) days following such written notice described in the foregoing clause (i) (or such shorter period as is specified in this Section 5.02 below), the Company Board and its Representatives have negotiated in good faith with Parent (unless Parent has expressly agreed in writing not to negotiate) regarding any revisions to the terms of this Agreement that may, at Parent’s sole discretion, be proposed by Parent in response to such Company Superior Proposal (it being understood that any modification to the financial or other material terms of such Company Superior Proposal shall result in a new five (5) day period under this Section 5.02(b)(ii)); and

(iii) at the end of the five (5) day period described in the foregoing clause (i) (or such shorter period as specified in this Section 5.02 below), the Company Board concludes in good faith, after consultation with the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed), that the Company Acquisition Proposal continues to be a Company Superior Proposal and the failure to make such Company Adverse Recommendation Change would be inconsistent with the fiduciary duties owed by the Company Board to the Company under the circumstances and applicable Law.

Any amendment or modification to the conditionality, price or form of consideration of any Company Superior Proposal will be deemed to be a new Company Acquisition Proposal for purposes of this Section 5.02, and the Company shall promptly (but in any event within 24 hours of occurrence) notify Parent of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 5.02 with respect thereto; provided, however, that the “matching period” set forth above shall in such circumstance expire on the later of three (3) days after the Company Board provides written notice of such new Company Acquisition Proposal to Parent and the end of the original five (5) day period described in clause (ii) above; provided, further, (x) whether or not there is a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 9.01, the Company Board shall submit this Agreement for approval by the Company shareholders at the Company Shareholders’ Meeting (provided, however that, for so long as there is a Company Adverse Recommendation Change, the Company Board shall nevertheless be required in such case to solicit proxies in favor of the adoption of the Merger Agreement and the Transactions); and (y) in the event there is a Company Adverse Recommendation Change made in compliance with this Section 5.02 with respect to a Company Superior Proposal, the Company shall only enter into an Alternative Company Acquisition Agreement with respect thereto by terminating this Agreement in accordance with Section 9.01(f).

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(c) In addition to the obligations of the Company set forth in Section 5.02(a) and Section 5.02(b), the Company shall promptly (and in any event within 24 hours) notify Parent in writing (i) of any inquiries, proposals or offers with respect to a Company Acquisition Proposal that are received by, or any non-public information with regard to such Company Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding such Company Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal or offer and the material terms and conditions of any such inquiries, proposals or offers (and providing copies of all related written inquiries, proposals or offers, including proposed agreements) and (ii) of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person making such Company Acquisition Proposal, information request or inquiry. In no event shall the Company begin providing any such information or engage in such discussions or negotiations prior to providing Parent with the notice required by the preceding sentence. The Company thereafter shall (x) keep Parent reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of the status of any material discussions or negotiations with respect to any such inquiries, proposal or offers and the details of any material changes to the status and material terms of any such inquiries, proposals or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals or offers, including proposed agreements and material modifications thereto) and (y) substantially concurrently with the delivery to any such Person, provide to Parent any information concerning the Company or any of its Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided or made available to Parent.

Section 5.03 Disclosure Documents. None of the documents required to be filed by the Company with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 5.03, the Company hereby covenants and agrees that none of the information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) a registration statement on Form S-4 (or similar successor form) to register the issuance of Parent Common Stock in connection with the Merger (including any amendments or supplements, the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the definitive Joint Proxy Statement/Prospectus included in the Registration Statement at the time it becomes effective to be sent to the Company’s shareholders in connection with the Merger and the other Transactions and Infiniti’s stockholders in connection with the Transactions (including any amendments or supplements, the “Joint Proxy Statement/Prospectus”) will, at the date it is first mailed to the Company’s shareholders or at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.03, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of the Company.

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Section 5.04 Company Shareholders’ Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”) as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act (except as provided in this Section 5.04) for the purpose of voting on the approval and adoption of this Agreement and the Transactions in accordance with applicable Law. In connection with the Company Shareholders’ Meeting, the Company shall (i) subject to Section 5.02(b), recommend approval and adoption of this Agreement and the Transactions by the Company’s shareholders in the Joint Proxy Statement/Prospectus and (ii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 5.02(b), regardless of whether there has been a Company Adverse Recommendation Change, the Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of (it being understood that a proxy card will be deemed “in favor of” a matter to be acted upon by the Company’s shareholders if it provides the shareholder with the ability to either vote for, vote against or abstain from voting on such matter) the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the approval and adoption of this Agreement and the Transactions by the Company’s shareholders, provided that nothing in this Section 5.04 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement. The Company shall keep Parent, Infiniti, Holdco and Merger Sub reasonably updated with respect to proxy solicitation results as reasonably requested by Parent, Infiniti, Holdco or Merger Sub, and shall direct its proxy soliciting agent to provide Parent and its Representatives with the results of all proxy tabulations provided by such proxy soliciting agent to the Company. The Company shall not, without the prior written consent of Parent, adjourn or postpone the Company Shareholders’ Meeting; provided, however, the Company shall have the right to adjourn or postpone the Company Shareholders’ Meeting: (i) after consultation with Parent, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Company Shareholders’ Meeting is then scheduled, the Company has not received proxies representing a sufficient number of Company Ordinary Shares to obtain the Company Shareholder Approval; (ii) if on the date on which the Company Shareholders’ Meeting is then scheduled, there are insufficient Company Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting; or (iii) after consultation with Parent, if the failure to adjourn or postpone the Company Shareholders’ Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Joint Proxy Statement/Prospectus to be timely provided to the holders of Company Ordinary Shares. Once the Company has established a record date for the Company Shareholders’ Meeting, the Company shall not change such record date or establish a different record date for the Company Shareholders’ Meeting without the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the Company’s organizational documents. Without the prior written consent of Parent, the adoption of this Agreement and the approval of the Transactions (including the Merger) shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s shareholders in connection with the approval of this Agreement and the Transactions) that the Company shall propose to be acted on by the shareholders of the Company at the Company Shareholders’ Meeting. Regardless of whether there is a Company Adverse Recommendation Change, the Company Shareholders’ Meeting shall be held in accordance with the terms hereof unless this Agreement is terminated in accordance with Article 9.

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Section 5.05 Compensation Arrangements. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall take any actions which are necessary to effect the provisions of Section 2.08. The compensation arrangements of the Company’s Chief Executive Officer and Chief Financial Officer following the Effective Time are set forth on Schedule 5.05.

Section 5.06 Repayment of Company Debt. The Company shall obtain and deliver to Parent no later than five (5) Business Days prior to the Effective Time customary payoff letters with respect to (i) the satisfaction and release of all of the Company and its Subsidiaries’ liabilities and obligations (including all indebtedness for borrowed money, if any, of the Company and its Subsidiaries outstanding as of the Closing, but excluding any indemnification obligations that survive termination) under any Contract pursuant to which the Company is required to repay or redeem any Indebtedness at or prior to the Closing (the “Loan Documents”), which Loan Documents are set forth on Section 5.06 of the Company Disclosure Schedule, (ii) the termination of the Loan Documents, (iii) the release of all Liens held pursuant to or otherwise related to the Loan Documents, and (iv) such other matters as Parent may reasonably request; unless, in all cases, the counterparty to any such Contract provides a written unconditional waiver to the Company, in form reasonably satisfactory to Parent, of any and all liabilities and obligations that the Company might have in connection with or as a result of this Agreement or the Transactions, including, without limitation, acceleration of any such liabilities and obligations. The principal amount of the Debt Financing less such portion of the Debt Financing to be used to pay the Cash Consideration shall be at least equal to the aggregate principal amount outstanding under the Loan Documents as of the date hereof and shall be used to fulfill Porsche’s undertaking under this Section 5.06.

Section 5.07 Termination of Company Stock Purchase Plan. Prior to the Effective Time, the Company shall terminate any employee stock purchase plan and deliver to Parent evidence reasonably acceptable to Parent of such termination.

Article 6.

COVENANTS OF PARENT, INFINITI, HOLDCO AND MERGER SUB

Section 6.01 Obligations of Parent, Infiniti, Holdco and Merger Sub.

(a) Infiniti shall cause Parent to perform when due its obligations under this Agreement and to consummate the Merger and the other Transactions pursuant to the terms and subject to the conditions set forth in this Agreement. Each of Infiniti and Parent shall cause each of Holdco and Merger Sub to perform when due its respective obligations under this Agreement and to consummate the Merger and the other Transactions pursuant to the terms and subject to the conditions set forth in this Agreement.

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(b) During the Pre-Closing Period, Parent will not offer, issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of Parent or any securities convertible into or exchangeable or exercisable for equity securities of Parent other than as provided for in this Agreement and the Investment Agreement.

(c) During the Pre-Closing Period, except as expressly contemplated by this Agreement or the Investment Agreement, as set forth in Section 6.01 of the Parent Disclosure Schedule, as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, Infiniti shall not, nor shall it permit any of its Subsidiaries, including, without limitation, Parent, to:

(i) directly or indirectly split, combine or reclassify any shares of capital stock of Infiniti or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of Infiniti or any of its Subsidiaries, except for acquisitions, or deemed acquisitions, of (A) Infiniti Common Stock in connection with the payment of the exercise price of Infiniti Options with Infiniti Options or Infiniti Common Stock (including in connection with “net exercises”), (B) Infiniti Common Stock in connection with required Tax withholding in connection with the exercise of Infiniti Options or the vesting of or issuance of Infiniti Common Stock subject to Infiniti Restricted Stock Awards or (C) equity securities of any Subsidiary of Infiniti by Infiniti or any of its Subsidiaries;

(ii) (A) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of Infiniti or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for equity securities of Infiniti or any of its Subsidiaries, other than (x) the issuance of any Infiniti Common Stock pursuant to the exercise of Infiniti Options or the vesting of Infiniti Restricted Stock Awards, in each case that are outstanding as of the date hereof, and in accordance with their terms as in effect on the date hereof and (y) the grant of equity or equity-based awards in the ordinary course of business, or (B) amend any term of any equity security of Infiniti or any of its Subsidiaries (in each case, whether by merger, consolidation or otherwise); or

(iii) take any action to accelerate the vesting of any Infiniti Option or Infiniti Restricted Stock Award.

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Section 6.02 Director and Officer Indemnification.

(a) At and after the Effective Time, Parent shall, and shall cause the Surviving Company to, to the fullest extent permitted by applicable Law, indemnify and hold harmless each past and present director or officer of the Company or any of its Subsidiaries (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Company Indemnified Party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of (i) actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) to the extent that they are based on or arise out of the fact that such person is or was a director or officer of the Company or any of its Subsidiaries or (ii) to the extent they are based on or arise out of or pertain to the Transactions, including the Merger, whether asserted or claimed prior to, at or after the Effective Time, and including any expenses incurred in enforcing such person’s rights under this Section 6.02; (provided such Company Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, non-appealable judgment such Company Indemnified Party is not ultimately entitled), in each case to the same extent that the Company or its Subsidiaries would have been required to do so pursuant to the Company’s organizational documents and indemnification agreements (to the extent such agreements have been made available to Parent prior to the date hereof) of the Company or its Subsidiaries, as applicable. Notwithstanding anything herein to the contrary, if any Company Indemnified Party notifies the Surviving Company on or prior to the seventh anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.02, the provisions of this Section 6.02 shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.

(b) Subject to Section 6.02(a), for seven years after the Effective Time, Parent shall, (i) except to the extent such agreement provides for an earlier termination, cause to be maintained in effect the provisions regarding elimination of liability, indemnification and advancement of expenses in any agreements (other than insurance Contracts) of the Company and its Subsidiaries with any Company Indemnified Party that are in existence on the date hereof, to the extent such agreements have been made available to Parent prior to the date hereof, and (ii) not amend, modify or repeal such provisions in any manner that would materially and adversely affect the rights or protections thereunder of any such Company Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the adoption of this Agreement and the consummation of the Merger).

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(c) Prior to the Effective Time, in consultation with Parent as provided in this Section 6.02(c), the Company shall be permitted to, and if the Company fails to do so, Parent shall, obtain and fully pay the premium for a seven-year prepaid “tail” policy for the extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ liability insurance policies, for a claims reporting or discovery period of seven years from and after the Effective Time, on terms and conditions providing coverage retentions, limits and other material terms substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by the Company with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby; provided, however, that the Company shall, in cooperation with Parent, use commercially reasonable efforts to obtain the most favorable pricing and most comprehensive coverage reasonably available for such “tail” policy and neither the Company nor Parent shall commit or spend on such “tail” policy more than 300% of the last aggregate annual premium paid by the Company prior to the date hereof for the Company’s current policies of directors’ and officers’ liability insurance (the “Base Amount”), and if the cost of such “tail” policy would otherwise exceed the Base Amount, the Company shall be permitted to, or in the case of Parent, shall, purchase as much coverage as reasonably practicable for the Base Amount. After the Effective Time, Parent shall cause such “tail” policy to be maintained in full force and effect, for its full term, and shall honor all of its obligations thereunder, and no Party shall have any other obligation to purchase or pay for any insurance hereunder. The Company shall in good faith cooperate and consult with Parent prior to the Effective Time with respect to the procurement of such “tail” policy, including with respect to the selection of the broker, available policy price and coverage options, and shall in good faith consider Parent’s recommendations with respect thereto. If the Company and Parent for any reason fail to obtain such “tail” insurance policy as of the Effective Time, Parent shall (i) maintain in effect for a period of at least seven (7) years from and after the Effective Time (and for so long thereafter as any claims brought before the end of such seven-year period thereunder have not exceeded the applicable statute of limitations) the directors’ and officers’ liability coverage in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable in all material respects as provided in the Company’s existing policies as of the date hereof or (ii) purchase comparable directors’ and officers’ liability coverage for such seven-year period (and for so long thereafter as any claims brought before the end of such seven-year period thereunder have not exceeded the applicable statute of limitations) with terms, conditions, retentions and limits of liability that are at least as favorable in all material respects as provided in the Company’s existing policies as of the date hereof; provided, however, in each case, in no event shall Parent be required to commit or spend more than the Base Amount on any such directors’ and officers’ liability coverage.

(d) The provisions of this Section 6.02 (i) are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

Section 6.03 Disclosure Documents. None of the documents required to be filed by Parent or Infiniti with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 6.03, Parent, Infiniti, Holdco and Merger Sub hereby covenant and agree that none of the information supplied by or on behalf of Parent, Infiniti, Holdco or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to Infiniti’s stockholders or at the time of the Infiniti Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 6.03, no representation or warranty is made by Parent, Infiniti, Holdco or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of Parent, Infiniti, Holdco or Merger Sub.

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Section 6.04 Stock Exchange Listing. Parent shall use reasonable best efforts to cause the Parent Common Stock to be issued pursuant to this Agreement to be approved for listing on the Nasdaq or the New York Stock Exchange, subject to official notice of issuance, at or prior to the Effective Time.

Section 6.05 Company Share-Based Plans. Parent shall use its commercially reasonable efforts to take such actions as are necessary for the assumption and conversion of Company Options and Company RSUs as provided in Section 2.08, including the reservation and listing of Parent Common Stock subject to such awards following the Closing. Following the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or similar successor form), or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the Parent Common Stock subject to the Substituted Options and Substituted RSUs.

Article 7.

ADDITIONAL COVENANTS

Section 7.01 Efforts.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Infiniti, Holdco, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other in doing, all things necessary, proper or advisable under applicable Law or Order to consummate and make effective the Transactions as promptly as reasonably practicable, including (i) preparing and filing as promptly as reasonably practicable with any Governmental Authority (including the ISA, the Companies Registrar and any other Israeli Governmental Authority) or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate and make effective the Transactions (whether or not such approvals, consents, registrations, permits, authorizations and other confirmations are conditions to the consummation of the Merger pursuant to Article 8); provided, however, that none of the Company, its Subsidiaries nor any of their respective Representatives shall provide notice to, or request consent from, any Third Party with respect to this Agreement or the Transactions without first obtaining the prior written consent of Parent (such consent not to be unreasonably withheld or delayed).

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(b) Except as prohibited by applicable Law or Order or by applicable Governmental Authority, each of Parent, Infiniti, Holdco, Merger Sub and the Company shall use reasonable best efforts to (i) cooperate with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, (ii) promptly inform the other Parties of (and if in writing, supply to the other Parties) any communication (other than any ministerial communications) received by such Party from, or given by such Party to, any Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, (iii) consult with each other prior to taking any material position in discussions with or filings to be submitted to any Governmental Authority regarding any of the Transactions, (iv) permit the other parties to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions, proposals and litigation to be submitted to any Governmental Authority regarding any of the Transactions, and (v) coordinate with the other Parties in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such Party with any Governmental Authority relating to this Agreement or the Transactions. Notwithstanding anything to the contrary herein, Parent shall, on behalf of the Parties, have control over and lead all communications and strategy, in coordination with the Company, including all analyses, presentations, memoranda, briefs, arguments, opinions, proposals and litigation, relating to obtaining all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority in connection with consummating the Transactions, except for stockholder litigation as set forth in Section 7.08. The Parties shall take reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 7.01 in a manner so as to preserve the applicable privilege.

(c) Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of Parent, Infiniti, Holdco, Merger Sub and the Company shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial conversations) with any Governmental Authority in respect of the Transactions (including with respect to any of the actions referred to in Section 7.01(a)) without the other Parties, (ii) to the extent reasonably practicable, give the other Parties reasonable prior notice of any such meeting or conversation and (iii) in the event one such Party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep such non-participating Parties reasonably apprised with respect thereto.

(d) Parent, Infiniti, Holdco, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Transactions. Without limiting the generality of the foregoing, each Party: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Transactions; (ii) shall use reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law or Contract, request by a Governmental Authority, or otherwise) by such Party in connection with the Transactions; and (iii) shall use reasonable best efforts to lift or cause to be overturned any restraint, injunction or other legal bar to the Transactions.

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Section 7.02 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, Parent shall cause to be prepared (with the Company’s reasonable cooperation) and filed with the SEC the Registration Statement, including the Joint Proxy Statement/Prospectus. Each of Parent and the Company shall use its reasonable best efforts to ensure that the Registration Statement, including the Joint Proxy Statement/Prospectus, complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law. The Company and Parent (as applicable) shall ensure that the Joint Proxy Statement/Prospectus includes (i) the opinion of the Company’s financial advisor referred to in Section 3.20; and (ii) a summary of the financial analysis conducted by such financial advisor. Subject to Section 7.02(d) and Section 5.02, the Joint Proxy Statement/Prospectus shall include (i) a statement to the effect that the Company Board has determined that this Agreement and the Merger are fair to and in the best interests of the Company and its shareholders and has approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Merger and (ii) the recommendation of the Company Board in favor of approval and adoption of this Agreement and the Merger. Parent and the Company shall use their respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC). Parent and the Company shall make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and any necessary state securities Laws or “blue sky” notice requirements in connection with the issuance of Parent Common Stock. As promptly as practicable after the Registration Statement shall have become effective, the Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be delivered to its shareholders in accordance with applicable Law and the rules and regulations of Nasdaq.

(b) Each of Parent and the Company shall furnish all information concerning such Party and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Joint Proxy Statement/Prospectus, the Registration Statement, and the resolution of any comments either Party received from the SEC. If at any time prior to the later of the receipt of the Company Shareholder Approval and Infiniti Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which is required to be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, with respect to the Joint Proxy Statement/Prospectus, to the extent required by applicable Law, disseminated to the shareholders of the Company.

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(c) The Parties shall notify each other promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply, within one (1) day of receipt thereof, the other Parties with copies of (A) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus, or the Registration Statement and (B) all stop orders of the SEC relating to the Registration Statement. Each Party shall give the other Parties and their respective counsel a reasonable opportunity to participate in preparing the proposed response by such Party to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and such Party shall give reasonable consideration to any such comments. Each Party shall use reasonable best efforts to respond promptly to any comments of the SEC or their respective staff with respect to the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable.

(d) For the avoidance of doubt, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the approval of the other Parties, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that the Company, in connection with a Company Adverse Recommendation Change made in compliance with the terms hereof may (and Parent shall comply with any request by the Company to) amend or supplement the Joint Proxy Statement/Prospectus (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (i) a Company Adverse Recommendation Change, (ii) a statement of the reason of the Company Board for making such a Company Adverse Recommendation Change, and (iii) additional information reasonably related to the foregoing Adverse Recommendation Change. Notwithstanding a Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with Article 9, the Company shall nonetheless timely set a record date for, duly call, give notice of, convene and hold the Company Shareholders’ Meeting and submit this Agreement for adoption by the Company shareholders and use its reasonable best efforts to solicit from such shareholders proxies in favor of (it being understood that a proxy card will be deemed “in favor of” a matter to be acted upon by the Company’s shareholders if it provides the shareholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the approval and adoption of this Agreement and the Transactions by the Company’s shareholders, provided that nothing in this Section 7.02 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement.

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Section 7.03 Merger Proposals, Notice and Actions by Companies Registrar.

(a) Subject to the ICL, as promptly as practicable after the execution of this Agreement: (i) each of the Company and Merger Sub will cause a merger proposal (in the Hebrew language) in the form required under the ICL and attached as Exhibit D (together, the “Merger Proposals”) to be executed in accordance with Section 316 of the ICL; (ii) the Company will take the actions necessary to obtain approval from its shareholders pursuant to Section 5.04, it being understood that the sole shareholder of Merger Sub shall have approved the Merger prior to the execution and delivery of this Agreement; and (iii) within three (3) Business Days from the date that notice of the Company Shareholders’ Meeting is sent pursuant to Section 5.04, the Company and Merger Sub will jointly deliver and file their respective Merger Proposals with the Companies Registrar in accordance with Section 317(a) of the ICL. Each of the Company and Merger Sub will cause a copy of its Merger Proposal to be delivered to each of their secured creditors, if any, no later than three (3) days following the date on which the Merger Proposals are delivered to the Companies Registrar, and will promptly inform its unsecured creditors, if any, of its Merger Proposal and the contents thereof in accordance with Section 318 of the ICL and the regulations promulgated thereunder. Subject to the ICL, promptly after the Company and Merger Sub will have complied with the preceding sentence, but in any event no more than three (3) Business Days following the date on which such notice was sent to the creditors, the Company and Merger Sub will inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors pursuant to Section 318 of the ICL and the regulations promulgated thereunder. In addition to the above, each of the Company and, if applicable, Merger Sub, will (A) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered offices or Merger Sub’s registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (1) two daily Hebrew newspapers circulated in the State of Israel on the day that the Merger Proposals are submitted to the Companies Registrar, (2) one newspaper circulated in the United States, no later than three (3) Business Days following the day on which the Merger Proposals were submitted to the Companies Registrar, and (3) in such other manner as may be required by applicable Laws, (B) within four (4) Business Days following the date of submission of the Merger Proposals to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the ICL) of which the Company or Merger Sub, as applicable, is aware, in which it will state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in subsection (A) above, and (C) display in a prominent place at the Company’s premises a copy of the notice published in a daily Hebrew newspaper (as referred to in subsection (A)(1) above), no later than three (3) Business Days following the date on which the Merger Proposals were submitted to the Companies Registrar.

(b) The Merger will become effective in accordance with Section 323 of the ICL and this Agreement no earlier than (i) the later of thirty (30) days from the date of the Company Shareholder Approval or fifty (50) days from the submission of the Merger Proposals to the Companies Registrar and (ii) the receipt of the Merger Certificate from the Companies Registrar.

(c) Each of the Company and Merger Sub will (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of the decision of the respective general meetings of shareholders or written consent in lieu of a meeting, as applicable, with respect to approval of the Merger within three (3) days following the approval by the shareholders of the Company and Merger Sub, respectively.

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Section 7.04 Public Announcements. The initial press release with respect to the execution of this Agreement and the Transactions shall be a joint press release in a form reasonably acceptable to Parent and the Company. Except (a) for communications consistent with the final form of such joint press release, (b) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of Nasdaq, (c) subject to Section 5.02, in connection with or relating to an Acquisition Proposal received by the Company, or (d) subject to Section 5.02, in connection with a Company Adverse Recommendation Change made in compliance with this Agreement, the Company and Parent shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other Party, prior to issuing any press releases or other public written communications or otherwise making planned public statements with respect to the Merger and the other transactions contemplated by this Agreement. Notwithstanding the forgoing, nothing in this Section 7.04 shall prevent any current or prospective Affiliate of Parent that is a private equity or similar investment fund, or any manager or general partner of any such fund, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms; provided, that Parent shall be liable for any disclosures made by the recipients pursuant to this sentence.

Section 7.05 Notice of Certain Events. Each of Parent and the Company shall promptly notify and provide copies to the other of:

(a) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Transactions; and

(b) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Transactions.

Section 7.06 Access to Information.

(a) Subject to Section 7.06(b), during the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries and Representatives to: (a) provide Parent and its Representatives with reasonable access during normal business hours to the personnel and assets of the Company and its Subsidiaries and to all existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and its Subsidiaries; and (b) provide Parent and its Representatives with such copies of the existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and its Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and its Subsidiaries as Parent may reasonably request. All information exchanged pursuant to this Section 7.06 shall be subject to the provisions of the Confidentiality Agreement. Without limiting the generality of any of the foregoing and subject to Section 7.06(b), during the Pre-Closing Period, the Company shall promptly provide Parent upon its reasonable request with copies of:

(i) all material operating and financial reports to the extent prepared by the Company and its Subsidiaries for the Company’s senior management, including copies of unaudited monthly consolidated balance sheets of the Company and its Subsidiaries and related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the senior management of the Company;

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(ii) any written materials or communications distributed by or on behalf of the Company to its shareholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Company or its Subsidiaries to any party to any Company Material Contract, or sent to any of the Company or its Subsidiaries by any party to any Company Material Contract (other than any communication that relates solely to routine commercial transactions between the Company or any of its Subsidiaries and the other party to any such Contract and that is of the type sent in the ordinary course of business);

(iv) any notice, report or other document filed with or sent to any Governmental Authority on behalf of any of the Company or its Subsidiaries in connection with the Merger or any of the other Transactions; and

(v) any material notice, report or other document received by any of the Company or its Subsidiaries from any Governmental Authority.

(b) Notwithstanding the foregoing provisions in Section 7.06(a), the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (ii) access to such documents or information would waive any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information or would result in the disclosure of any trade secrets of any third party; or (iii) access to a Contract to which any of the Company or its Subsidiaries is a party as of the date hereof or otherwise bound as of the date hereof if such access would violate or cause a default under, or give a third party the right to terminate or accelerate the rights under, such Contract; provided, that, in the case of each of clauses (i), (ii) and (iii), the Company shall: (A) give reasonable notice to Parent of the fact that it is restricting or otherwise prohibiting access to such documents or information pursuant to this Section 7.06(b); (B) inform Parent with sufficient detail of the reason for such restriction or prohibition; and (C) use, and cause its Subsidiaries to use, reasonable best efforts to cause the documents or information that are subject to such restriction or prohibition to be provided in a manner that would not reasonably be expected to violate such restriction or prohibition.

(c) Any investigation conducted pursuant to the access contemplated by this Section 7.06 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or its Subsidiaries or, create a material risk of damage or destruction to any material property or material assets of the Company or its Subsidiaries, and that complies with the terms, conditions and insurance requirements of the applicable Company Real Property Lease. Such access shall not include the right to perform “invasive” testing, soil, air or groundwater sampling or any Phase II environmental assessments.

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Section 7.07 Stock Exchange De-listing; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent, Holdco and Merger Sub and shall take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law and the respective rules and policies of Nasdaq and the TASE to enable the de-listing by the Surviving Company of the Company Ordinary Shares from Nasdaq and the TASE and the deregistration of the Company Ordinary Shares and other securities of the Company under the Exchange Act and the Israeli Securities Law as of the Effective Time.

Section 7.08 Stockholder Litigation. Each of Parent, Infiniti, Holdco and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly notify the other Party of any stockholder litigation against it or any of its Subsidiaries or Representatives arising out of or relating to this Agreement, the Merger or the other Transactions and shall keep the other reasonably informed regarding any such stockholder litigation. Each of Parent, Infiniti, Holdco and Merger Sub, on the one hand, and the Company, on the other hand, shall give the other Party and the Investors reasonable opportunity to consult with it regarding the defense or settlement of any such stockholder litigation and shall give due consideration to the other Party’s views with respect to such stockholder litigation; provided that, notwithstanding anything to the contrary contained herein, the Company shall not settle any such litigation for an amount exceeding $250,000 (individually or in the aggregate) or involving equitable relief without the prior written consent of Parent and the Investors (which consent shall not be unreasonably conditions, withheld or delayed).

Section 7.09 Israeli Securities Exemptions.

(a) Parent shall take those actions reasonably necessary to cause the offering of Parent Common Stock pursuant to the Merger (the “Israeli Offering”) to comply with the Israeli Securities Law, with the coordination of the ISA, which actions may include listing the Parent Common Stock on the TASE on or promptly following the Closing Date pursuant to Section E’3 of the Israeli Securities Law and obtaining a permit from the ISA based on the Registration Statement or obtaining a valid exemption from the requirement to publish an Israeli prospectus under the Israeli Securities Law (any such permit or exemption, the “Israeli Offering Exemption”). Each of the Parties hereto agrees to fully cooperate with the other Parties with respect to the foregoing and in submitting requests or filings to, sharing correspondence from and holding joint discussions or meetings with any Governmental Authority in connection with the Israeli Offering Exemption.

(b) As promptly as practicable after the date hereof, Parent shall cause its Israeli counsel to prepare and file with the ISA an application for an exemption from the requirements of the Israeli Securities Law concerning the publication of an Israeli prospectus in respect of the assumption by Parent and the conversion of the Company Options into Substituted Options in accordance with the provisions of Section 2.08 hereof, pursuant to Section 15D of the Israeli Securities Law (the “Israeli Options Exemption”, and together with the Israeli Offering Exemption, the “Israeli Securities Exemptions”). The Company shall cooperate and cause its Representatives to cooperate with Parent in connection with the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Options Exemption. Subject to the terms and conditions hereof, Parent shall use commercially reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain the Israeli Options Exemption as promptly as practicable.

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Section 7.10 Anti-Takeover Law. If any anti-takeover Law is or may become applicable to the Merger or any of the other Transactions, the Company, the Company Board and the Parent Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such anti-takeover law on the Transactions to the greatest extent permissible under such anti-takeover law.

Section 7.11 Corporate Governance Matters. At the Closing, the Company shall deliver to Parent evidence reasonably satisfactory to Parent of the resignation of the directors of the Company and of any Subsidiary as agreed between Parent and the Company, effective at the Effective Time.

Section 7.12 Financing.

(a) The Company agrees to use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates to provide, all cooperation reasonably requested by Parent, Holdco or Merger Sub to assist them in connection with the arrangement of the Financing. Such cooperation shall include but shall not be limited to the following:

(i) participating (with appropriate seniority and expertise, of the Company to participate as possible) at reasonable times, upon reasonable advance notice, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(ii) assisting Parent and the lenders under the Debt Financing with the timely preparation of customary: (1) materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing; (2) memoranda and similar documents, in each case required in connection with the Debt Financing; and (3) forecasts of financial statements for one or more periods following the Closing Date (which, for the avoidance of doubt, will not include or be deemed to require the Company to prepare such forecasts of financial statements);

(iii) cooperating with Parent in connection with the preparation and registration of any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by Parent or lenders under the Debt Financing (including using best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, in each case as reasonably requested by Parent), and otherwise reasonably facilitating the pledging of collateral, including but not limited to stock certificates, and the granting of security interests in respect of the Debt Financing;

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(iv) furnishing Parent, Holdco, Merger Sub and the lenders under the Debt Financing, as promptly as practicable, with all financial information reasonably required to be provided pursuant to the Debt Financing Commitment (all such information and documents in this Section 7.12(a)(iv), the “Required Financing Information”); provided, that such Required Financing Information will be deemed to not have been delivered if, at any point prior to the completion of the Debt Financing, such Required Financing Information contains any untrue statement of a material fact or omits to state any material fact necessary in order to make such Required Financing Information, in the light of the circumstances under which they were made, not misleading, unless and not until in each case the deficiency has been rectified;

(v) cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by Parent;

(vi) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

(vii) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(viii) providing authorization letters to the lenders under the Debt Financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the Debt Financing, provided that the recipients of such information agree to customary confidentiality arrangements;

(ix) taking corporate actions reasonably requested by Parent to permit the consummation of the Debt Financing; and

(x) if requested by Parent or a lenders under the Debt Financing at least three (3) Business Days prior to the Closing Date, within a reasonable time furnishing Parent and the lenders under the Debt Financing with all documentation and other information about the Company and its Subsidiaries and Affiliates as is reasonably requested by Parent relating to applicable “know your customer” anti-money laundering and any other applicable governmental rules and regulations. The Company hereby consents to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the Financing so long as such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other Company Intellectual Property Rights. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment or the Investment Agreement, the Company shall provide such cooperation as may be reasonably requested by Parent, Holdco or Merger Sub necessary for them to obtain alternative financing from alternative sources.

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(b) Parent agrees that it will not, without the Company’s prior written approval, (i) add any conditions precedent to the Debt Financing Commitment, (ii) amend any existing conditions precedent to the Debt Financing Commitment in a manner that is material and adverse to the Company, or (iii) materially increase the principal amount or interest rate or otherwise materially amend the economic terms under the Debt Financing (including changes to financial covenants), to the extent that such increase or change, if in effect on the date hereof, would have reasonably resulted in the Company Board being unable to make the determination, as of the date of this Agreement, under Section 315 of the ICL that there is not a reasonable suspicion that the Surviving Company will not be able to pay its debts to its creditors following the Merger.

(c) No lender under the Debt Financing will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise. The Company or any of its Affiliates will not have any liability to the lender or any of its Affiliates relating to or arising out, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Company, any of its Subsidiaries or any of its or their respective directors or officers or other personnel, shall be required by this Section 7.12(d) to take any action or provide any assistance that unreasonably interferes in any material respect with the ongoing operations of the Company and its Subsidiaries or to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing.

(e) Notwithstanding anything in this Agreement to the contrary, none of the Company or its Subsidiaries shall be required to (i) pay any commitment or other similar fee, including under any guarantee or pledge or any other document relating to the Financing prior to the Closing or (ii) enter into any binding agreement or commitment or any resolution or otherwise take any corporate or similar action with respect to the Financing that, in each case, is not conditioned on the occurrence of the Closing.

(f) Infiniti and Parent shall (i) indemnify and hold harmless the Company and its Subsidiaries and its and their respective Representatives (collectively, the “Section 7.12 Indemnitees”) from and against any and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Section 7.12 Indemnitees in connection with their cooperation and assistance obligations set forth in this Section 7.12, other than reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees), judgments, fines, claims, losses, penalties, damages, interest, awards, liabilities or obligations directly or indirectly suffered or incurred by the Section 7.12 Indemnitees resulting from the gross negligence of any Section 7.12 Indemnitees, and (ii) reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Company and its Subsidiaries (and its and their respective Representatives) in connection with their cooperation and assistance obligations set forth in this Section 7.12.

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Section 7.13 Tax Treatment. The Parties intend that (a) the Merger, taken together with the Infiniti Merger and the Investment Transactions, qualify as a transaction described in Section 351 of the Code, (b) the Infiniti Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (c) this Agreement constitute a “plan or reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations. Each of Parent, Holdco, Merger Sub, Infiniti and the Company (together with each of its respective Subsidiaries) shall use its reasonable best efforts to cause the Merger, taken together with the Infiniti Merger and the Investment Transactions, to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Merger, taken together with the Infiniti Merger and the Investment Transactions, from qualifying, as a transaction described in Section 351 of the Code. Each of Parent, Holdco, Merger Sub, Infiniti and the Company (together with each of its respective Subsidiaries) shall use its reasonable best efforts to cause the Infinity Merger to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Infiniti Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Each of Parent, Holdco, Merger Sub, Infiniti and the Company (together with each of its respective Subsidiaries) agrees to file each Tax Return in a manner that is consistent with the Tax treatment described in this Section 7.13 and shall not otherwise take any Tax position that is inconsistent with the Tax treatment described in this Section 7.13 unless, in each case, otherwise required by applicable Law. The Parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations.

Article 8.CONDITIONS TO THE MERGER

Section 8.01 Conditions to Obligations of Each Party. The obligations of Parent, Holdco, Merger Sub and the Company to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the mutual consent of Parent and the Company):

(a) Company Shareholder Approval. The Company shall have obtained the Company Shareholder Approval.

(b) Listing. The Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

(c) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Merger or the Parent Common Stock Issuance by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Merger or Parent Common Stock Issuance as contemplated hereunder.

(d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order.

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(e) Governmental Consents. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, including pursuant to any material Competition Law, and all such Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained, as applicable.

(f) Israeli Securities Exemptions. The Israeli Securities Exemptions shall have been obtained.

(g) Investment Agreement. The closing of the transactions contemplated by the Investment Agreement shall have occurred or shall occur concurrently with the Closing.

(h) Infiniti Specified Stockholder Approval. Infiniti shall have obtained the Infiniti Specified Stockholder Approval.

Section 8.02 Conditions to the Obligations of Parent, Holdco and Merger Sub. The obligations of Parent, Holdco and Merger Sub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by Parent):

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in this Agreement, other than the Company Specified Representations and the representations and warranties contained in Section 3.05(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; provided, however, for purposes of determining the accuracy of such representations and warranties: all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the representations and warranties contained in the first sentence of Section 3.01 (Corporate Existence and Power), Section 3.02(a) (Corporate Authorization), the first two sentences of Section 3.06(a) (Subsidiaries), the first and third sentences of Section 3.06(b) (Subsidiaries), Section 3.09(b) (Absence of Certain Changes), Section 3.19 (Finder’s Fees, etc.), Section 3.20 (Opinion of Financial Advisor), and Section 3.21 (Anti-Takeover Law) (collectively, the “Company Specified Representations”) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); and

(iii) the representations and warranties contained in Section 3.05(a) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for inaccuracies that are de minimis in aggregate.

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(b) Performance of Obligations. The Company shall have complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Closing Date.

(c) Company Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Company Material Adverse Effect.

(d) Certificate. Parent shall have received a certificate on behalf of the Company by the Company’s chief executive officer and chief financial officer, in their capacity as such and not individually, confirming that the conditions set forth in clauses (a), (b) and (c) have been duly satisfied.

(e) [Reserved.]

(f) DBSI Management Services Agreement. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent of the termination of that certain Management Services Agreement, dated as of June 29, 2017, by and between the Company and D.B.S.I. Investments Ltd.

(g) Minimum Cash. The Company shall have not less than $3,000,000 in Cash and Cash Equivalents (net of indebtedness of the Company and its Subsidiaries) as of the Effective Time.

(h) Ministry of Communications. The Company shall have delivered to Parent the following consents, which shall be in form and substance acceptable to, and shall not impose any adverse conditions, limitations, restrictions or other criteria (including, without limitation, with respect to the composition of the board of directors and/or officers of Parent, Infiniti or any of Infiniti’s Subsidiaries, other than the Company) that are not acceptable to, Infiniti and the Investors: (i) the Consent of the Ministry of Communications in connection with the Trade License issued pursuant to the Wireless Telegraph Ordinance [New Version] 5732–1972, and (ii) the Consent of the Minister of the Ministry of Communications in connection with the Special License issued pursuant to the Communications Law (Telecommunications and Broadcasting), 5742-1982 and the Wireless Telegraph Ordinance [New Version] 5732–1972.

(i) Mexican Subsidiaries. The Company shall have delivered to Parent evidence satisfactory to Parent that the Company owns at least 99.99% of the issued and outstanding shares of each of Pointer Recuperación de México, S.A. de C.V. and Pointer Logistica y Monitoreo, each, a company organized under the laws of Mexico (collectively, the “Mexican Subsidiaries”), and that each Mexican Subsidiary maintains all of the corporate books that it is required to maintain under Mexican Law.

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Section 8.03 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions (which may be waived, in whole or in part, to the extent permitted by Law, by the Company):

(a) Representations and Warranties.

(i) Each of the representations and warranties of Parent contained in this Agreement, other than Parent Specified Representations and the representations and warranties contained in Section 4.05(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect; provided, however, for purposes of determining the accuracy of such representations and warranties: all materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the representations and warranties contained in the first sentence of Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate Authorization), Section 4.06 (Subsidiaries), Section 4.07 (Finder’s Fees, etc.), and Section 4.08 (Ownership of Company Ordinary Shares; Anti-Takeover Law) (collectively, the “Parent Specified Representations”) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date);

(iii) the representations and warranties contained in Section 4.05(a) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date);

(iv) each of the representations and warranties of Infiniti contained in Article 5 of the Investment Agreement, other than the Specified Representations (as defined in the Investment Agreement) of Infiniti and the representations and warranties of Infiniti contained in Section 5.06(a) (Capitalization) of the Investment Agreement, shall be true, accurate and complete as of the date hereof and as of the Closing Date as if made on the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, and would not reasonably be expected to have or result in, a Material Adverse Effect (as defined in the Investment Agreement); provided, however, for purposes of determining the accuracy of such representations and warranties all “material,” “in all material respects,” “Material Adverse Effect” (as defined in the Investment Agreement) or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

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(v) each of the Specified Representations (as defined in the Investment Agreement) of Infiniti shall be true, accurate and complete in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); and

(vi) the representations and warranties of Infiniti contained in Section 5.06(a) (Capitalization) of the Investment Agreement shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date), except for inaccuracies that are de minimis in the aggregate.

(b) Performance of Obligations. Each of Parent and Infiniti shall have complied with or performed in all material respects all of its covenants and agreements it is required to comply with or perform at or prior to the Closing Date.

(c) Certificate. The Company shall have received a certificate on behalf of each of Parent and Infiniti by their respective chief executive officers and chief financial officers, in their capacity as such and not individually, confirming that the conditions set forth in clauses (a) and (b), as applicable, have been duly satisfied.

(d) Parent Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Parent Material Adverse Effect, where the definition of Parent Material Adverse Effect shall be deemed to cover, in addition to the Parent and its Subsidiaries, also Infiniti.

Article 9.

TERMINATION

Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned, only as follows:

(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time (notwithstanding receipt of the Company Shareholder Approval and/or the Infiniti Stockholder Approval);

(b) by either Parent or the Company at any time prior to the Effective Time (notwithstanding receipt of the Company Shareholder Approval and/or the Infiniti Stockholder Approval) if a Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order, or shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Merger a Law, or shall have taken any other action, having the effect of: (A) permanently restraining, enjoining or otherwise prohibiting the Merger or Parent Common Stock Issuance; or (B) making the consummation of the Merger or the Parent Common Stock Issuance illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) shall not be available to any Party whose breach of any provision of this Agreement results in the issuance of such final and non-appealable Order, the enactment, issuance, promulgation, entry or enforcement of such Law or the taking of any such other action by such Governmental Authority;

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(c) by either Parent or the Company if the Effective Time shall not have occurred on or prior to September 30, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) shall not be available to any Party whose breach of any provision of this Agreement results in the failure of the Effective Time to have occurred by such time;

(d) by either Parent or the Company if the Company Shareholder Approval shall not have been obtained at the Company Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(d) shall not be available to the Company if the breach of any provision of this Agreement by the Company results in the failure to obtain the Company Shareholder Approval at the Company Shareholders’ Meeting;

(e) by Parent (i) prior to the receipt of the Company Shareholder Approval, if the Company, the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, (ii) upon a willful and intentional breach by the Company of its obligations pursuant to Section 5.02, or (iii) upon a breach of the Company’s obligation to hold the Company Shareholders’ Meeting and use its reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the approval and adoption of this Agreement and the Transactions by the Company’s shareholders, in accordance with the terms of Section 5.04;

(f) by the Company prior to the receipt of the Company Shareholder Approval if (i) the Company Board authorizes the Company to enter into an Alternative Company Acquisition Agreement with respect to a Company Superior Proposal in accordance with the terms of Section 5.02(b) that did not result from a solicitation in breach of Section 5.02(a), (ii) substantially concurrent with the termination of this Agreement, the Company enters into an Alternative Company Acquisition Agreement providing for a Company Superior Proposal that did not result from a solicitation in breach of, failure to comply with requirements to provide a “matching period” as set forth in, or any other willful and intentional breach of, Section 5.02, and (iii) prior to or concurrently with such termination, the Company pays to Parent in immediately available funds any fees required to be paid pursuant to Section 9.03(b);

(g) by the Company, if Parent, Infiniti, Holdco or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent, Infiniti, Holdco or Merger Sub shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 8.03(a) or Section 8.03(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) 30 days after the giving of written notice by the Company to Parent of such breach, failure to perform or failure to be true; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 8.02(a) or Section 8.02(b) would not be satisfied;

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(h) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a Willful Breach of Section 5.02, as to which Section 9.01(e) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 8.02(a) or Section 8.02(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) 30 days after the giving of written notice by Parent to the Company of such breach, failure to perform or failure to be true; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(h) if Parent or Infiniti is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 8.03(a) or Section 8.03(b) would not be satisfied;

(i) by either Parent or the Company if the Investment Agreement shall have been terminated in accordance with its terms; or

(j) by Parent, upon the occurrence of, or if there shall have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, could reasonably be likely to result in, any Company Material Adverse Effect.

(k) by the Company if (i) all of the conditions to the Closing set forth in Section 8.01 and Section 8.02 (other than the closing of the Investment Transactions and any conditions that by their nature can only be satisfied on the Closing Date and which were, at the time of termination, capable of being satisfied), (ii) the Company confirmed to Parent in writing that all conditions set forth in Section 8.03 have been satisfied (or that it is willing to irrevocably waive (to the extent permitted by Law) any unsatisfied conditions set forth in Section 8.03) and that it stands and will stand ready, willing and able to consummate the Merger, and (iii) Parent, Holdco and Merger Sub have failed to consummate the Closing because of a failure to consummate the Investment Transactions or obtain the Debt Financing (or any alternative financing) by two (2) Business Days before the Outside Date.

Section 9.02 Notice and Effect of Termination.

(a) A Party terminating this Agreement pursuant to Section 9.01 (other than Section 9.01(a)) shall deliver a written notice to the other Parties setting forth specific basis for such termination and the specific provision of Section 9.01 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 9.01 (other than Section 9.01(a)) shall be effective upon receipt by the non-terminating Party of the foregoing written notice.

(b) In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall be of no further force or effect; provided, however, (i) Section 7.04, this Section 9.02, Section 9.03, Article 10 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any Party from any liability for any Willful Breach of any representation, warranty or covenant contained in this Agreement.

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Section 9.03 Termination Fee.

(a) If this Agreement is terminated by Parent or the Company pursuant to Section 9.01(c) or Section 9.01(d) or by Parent pursuant to Section 9.01(e)(ii) or Section 9.01(e)(iii), and (A) at or prior to the time of such termination a Company Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made or, in the case of a termination pursuant to Section 9.01(c), Section 9.01(e)(ii) or Section 9.01(e)(iii), shall have been received by the Company or any of its Representatives; and (B) within 12 months after the date of any such termination, the Company or any of its Affiliates shall have entered into a definitive agreement with respect to any Company Acquisition Proposal or any Company Acquisition Proposal is consummated (regardless of whether it is the same Company Acquisition Proposal), then the Company shall pay, or cause to be paid, to Parent, in cash at the earlier of such time as such agreement is entered into or such transaction is consummated, a non-refundable fee in the amount of the Company Termination Fee; provided, however, for purposes of clause (B) above, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

(b) If this Agreement is terminated by: (i) Parent pursuant to Section 9.01(e)(i); (ii) by the Company pursuant to Section 9.01(f); or (iii) unless the Company Shareholder Approval was received prior to such termination, by the Company pursuant to Section 9.01(c) and the Company Board or any committee thereof made a Company Adverse Recommendation Change; then in each case, the Company shall pay, or cause to be paid, to Parent a non-refundable fee in the amount of the Company Termination Fee. In the case of termination of this Agreement in the manner set forth in clauses (i) or (iii) of this Section 9.03(b), the Company Termination Fee shall be paid by or on behalf of the Company within two (2) Business Days after such termination; and in the case of termination of this Agreement in the manner set forth in clause (B) of this Section 9.03(b), the Company Termination Fee shall be paid by the Company immediately prior to or concurrently with such termination.

(c) If this Agreement is terminated (i) by the Company pursuant to Section 9.01(k) or (ii) by the Company or Parent pursuant to Section 9.01(i) as a result of the termination of the Investment Agreement pursuant to Section 10.01(d) thereof if, following the date hereof, an Infiniti Adverse Recommendation Change is made under the Investment Agreement and remains in effect until the time of the Infiniti Stockholders’ Meeting or (iii) by the Company or Parent pursuant to Section 9.01(i) as a result of the termination of the Investment Agreement pursuant to Section 10.01(e), then Parent and Infiniti, severally and jointly, shall pay, or cause to be paid, to the Company a non-refundable fee in the amount of the Parent Termination Fee. The Parent Termination Fee shall be paid by or on behalf of Parent and Infiniti within one (1) Business Day after such termination.

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(d) Each of Parent, Infiniti and the Company acknowledges and agrees that (i) the agreements contained in this Section 9.03 are an integral part of the Transactions, (ii) without these agreements, Parent, Infiniti, Holdco, Merger Sub and the Company would not have entered into this Agreement and (iii) any amount payable pursuant to this Section 9.03 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent, Infiniti, Holdco and Merger Sub, in the case of Section 9.03(a) and Section 9.03(b), or the Company, in the case of Section 9.03(c), in the circumstances in which such amount is payable. The Parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion and in no event shall Parent or Infiniti be required to pay the Parent Termination Fee on more than one occasion. If the Company fails to pay when due any amount payable under this Section 9.03, then: (A) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.03 incurred in connection with defending such Proceeding to collect such fees); and (B) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as reported by Bloomberg L.P. on the date such overdue amount was originally required to be paid). If neither Parent nor Infiniti pays when due any amount payable under this Section 9.03, then: (x) Parent and Infiniti, severally and jointly, shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 9.03 incurred in connection with defending such Proceeding to collect such fees); and (y) Parent and Infiniti, severally and jointly, shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to 300 basis points over the “prime rate” (as reported by Bloomberg L.P. on the date such overdue amount was originally required to be paid).

(e) Notwithstanding anything to the contrary contained in this Agreement, except in the case of a Willful Breach (and subject to Section 9.03(d)), (i) if this Agreement is terminated under circumstances where the Company Termination Fee would be payable pursuant to this Section 9.03, the indefeasible payment by the Company of the Company Termination Fee in accordance with this Agreement shall be the sole and exclusive remedy of Parent and its Related Persons against the Company and its Representatives and Affiliates for (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, (ii) in no event will Parent, Infiniti, Holdco or Merger Sub seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 10.11) based on a claim in law or equity with respect to (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Company Termination Fee in accordance with this Section 9.03, neither the Company nor any of its Affiliates or Representatives shall have any further liability or obligation to Parent, Infiniti, Holdco or Merger Sub relating to or arising out of this Agreement.

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(f) Notwithstanding anything to the contrary contained in this Agreement, except in the case of a Willful Breach (and subject to Section 9.03(d)), (i) if this Agreement is terminated under circumstances where the Parent Termination Fee would be payable pursuant to this Section 9.03, the indefeasible payment by Parent of the Parent Termination Fee in accordance with this Agreement shall be the sole and exclusive remedy of the Company and its Related Persons against Parent, Infiniti, Holdco and Merger Sub and their respective Representatives and Affiliates for (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, (ii) in no event will the Company seek to recover any other money damages or seek any other remedy (including any remedy for specific performance, except solely in compliance with Section 10.11) based on a claim in law or equity with respect to (A) any loss suffered, directly or indirectly, as a result of the failure of the Merger to be consummated, (B) the termination of this Agreement, (C) any liabilities or obligations arising under this Agreement, or (D) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement, and (iii) upon payment of the Parent Termination Fee in accordance with this Section 9.03, none of Parent, Infiniti, Holdco or Merger Sub or any of their respective Affiliates or Representatives shall have any further liability or obligation to the Company relating to or arising out of this Agreement.

Article 10.

MISCELLANEOUS

Section 10.01 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, certificate, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit Section 9.02, Section 9.03 or any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 10.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the Parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the receipt of the Company Shareholder Approval, there shall be no amendment or waiver that would require the further approval of the shareholders of the Company under applicable Law without such approval having first been obtained. A termination of this Agreement pursuant to Section 9.01 or a material amendment or waiver of this Agreement pursuant to Section 10.02 or Section 10.03 shall, in order to be effective, require, in the case of Parent, Infiniti, Holdco, Merger Sub and the Company, action by their respective board of directors (or a committee thereof), as applicable.

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Section 10.03 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to the provisions of Section 10.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the shareholders or stockholders, as applicable, of any of Parent, Infiniti, Holdco, Merger Sub or the Company. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 10.04 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense. The Company (or the applicable Subsidiary) shall file all Tax Returns that to the Company’s Knowledge are required by applicable law or that Parent reasonably notifies the Company in writing are required by applicable law with respect to all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees in connection with the consummation of the Merger, and, if required by applicable Law, Parent (or the applicable Subsidiary) shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns.

Section 10.05 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 10.05):

if to Parent, Infiniti, Holdco or Merger Sub, to:

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Attention: Chris Wolfe

Email: cwolfe@id-systems.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Jeffrey S. Spindler

Email: jspindler@olshanlaw.com

and

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser

Email: ssiesser@lowenstein.com

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if to the Company, to:

Pointer Telocation Ltd.

14 Hamelacha Street

Rosh Haayin 4809133

Israel
Attention: David Mahlab, President and Chief Executive Officer
Email: Davidm@pointer.com

with a copy (which shall not constitute notice) to:

Zysman, Aharoni, Gayer & Co. (ZAG/S&W)
Beit Zion, 41-45 Rothschild

Blvd, Tel Aviv 6578401
Israel
Attention: Shy S. Baranov
Email: sbaranov@zag-sw.com

Section 10.06 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 10.07 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof; provided, however, (x) any provisions of the Confidentiality Agreement conflicting with this Agreement shall be superseded by this Agreement and (y) all standstill or similar provisions set forth in the Confidentiality Agreement shall be superseded to the extent necessary to permit Parent to make additional proposals under Section 5.02(b), and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, however, notwithstanding the foregoing clause (b), following the Effective Time, the provisions of Section 6.02 shall be enforceable by each Party entitled to indemnification hereunder and his or her heirs and his or her Representatives.

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Section 10.08 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement, subject to Section 10.02, so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 10.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, (a) Parent may designate, prior to the Effective Time, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a party to the Merger in lieu of Holdco or Merger Sub, in which event all references herein to Holdco or Merger Sub, as the case may be, shall be deemed references to such other Subsidiary (except with respect to representations and warranties made herein with respect to Holdco or Merger Sub, as applicable, as of the date hereof) and all representations and warranties made herein with respect to Holdco or Merger Sub, as applicable, as of the date hereof shall also be made with respect to such other Subsidiary as of the date of such designation and (b) Parent, Holdco and Merger Sub may collaterally assign any or all of their respective rights or obligations hereunder to any Debt Financing sources; provided, further, such assignment shall not relieve Parent, Holdco and Merger Sub, as the case may be, of its obligations hereunder or otherwise enlarge, alter or change any obligation of any other Party or due to Parent or such other Subsidiary. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

Section 10.10 Governing Law; Exclusive Jurisdiction.

(a) Except with respect to the fiduciary duties of the Company Board and the matters set forth in Article 2 that relate to the effectuation of the Merger, which are exclusively governed by the Law of the State of Israel, this Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

(b) With respect to any matter governed by the laws of the State of Delaware pursuant to Section 10.10(a), the Parties and the Investors hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties and the Investors irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties and the Investors hereby consent to and grant any such court jurisdiction over the person of such Parties and the Investors and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.05 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

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(c) With respect to any matter governed by the laws of the State of Israel pursuant to Section 10.10(a), the Parties and the Investors hereby irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in Tel Aviv Jaffa, Israel, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties and the Investors irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties and the Investors hereby consent to and grant any such court jurisdiction over the person of such Parties and the Investors and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.05 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(d) Each Party and the Investors hereby irrevocably consents and agrees that all costs, expenses and fees (including legal and any other professional fees) incurred by a party prevailing in any court, in Proceedings brought under this Section 10.10 (including by way of another party withdrawing its claim prior to any judicial decision or award) shall be paid by the other party in full within 30 days of submission by the prevailing party of valid invoices evidencing such costs. For the purpose of this Section 10.10(d), a party shall be considered, on the one hand, the Company and/or any of its Subsidiaries and, on the other hand, Parent and/or any of its Subsidiaries and/or the Investors.

(e) Each Party and the Investors hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it with respect to the confirmation and/or enforcement of an award rendered in a Delaware court or Tel Aviv court, as applicable, pursuant hereto (an “Award”) may be brought in the courts of Israel, Delaware or any court in a jurisdiction where the assets of such party are located, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding to confirm or enforce an Award. Each Party and the Investors waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court to confirm an Award and hereby further waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum.

Section 10.11 Remedies; Enforcement.

(a) The Parties agree that irreparable damage would occur and be suffered by the other in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including, subject to Section 9.03, monetary damages) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

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(b) Each Party further agrees that (i) it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Notwithstanding Section 10.11(a) or anything else to the contrary in this Agreement, the Company shall not be entitled to enforce specifically Parent’s, Infiniti’s, Holdco’s and Merger Sub’s obligations to consummate the Merger unless (i) all of the conditions set forth in Sections 8.01 and 8.02 (other than those conditions that by their nature are to be satisfied at the Closing (provided that such conditions would have been satisfied or waived assuming the Closing were to occur)) shall have been satisfied (or are capable of being satisfied at the Closing) or (to the extent permissible under applicable Law) waived; (ii) the Company has irrevocably confirmed in writing to Parent that (A) all of the conditions to the Company’s obligations have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions would have been satisfied or waived assuming the Closing were to occur), and (B) if specific performance is granted and the Financing is funded, then it is ready, willing and able to take the actions within its control to cause the Closing to occur; (iii) the Debt Financing has been funded or will be funded at the Closing assuming the Equity Financing is funded; and (iv) Parent, Infiniti, Holdco and Merger Sub have failed to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement.

Section 10.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

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Section 10.13 Representations, Warranties and Covenants of Infiniti. Infiniti hereby represents and warrants to the Company, subject to the Disclosure Schedule (as defined in the Investment Agreement) and the preamble to Article 5 of the Investment Agreement, on and as of the date hereof, that the representations and warranties made by Infiniti pursuant to Article 5 of the Investment Agreement are true and correct in all respects as of the date hereof; provided none of the representations and warranties of Infiniti in this Agreement, the Investment Agreement or in any schedule, certificate, instrument or other document delivered pursuant hereto or thereto shall survive the Effective Time under the terms of this Agreement or the Investment Agreement. Infiniti hereby covenants and agrees that it shall perform and comply with Section 7.01 (Conduct of the Company), Section 7.03 (Stockholders’ Meeting), Section 7.04 (Joint Proxy Statement/Prospectus; Registration Statement) and Section 7.13 (Access to Information) of the Investment Agreement in accordance with their respective terms, mutatis mutandis, for the benefit of the Company. Infiniti agrees to promptly (and in any event within 24 hours) provide the Company with copies of all notices given or received by Infiniti under the Investment Agreement. Infiniti further agrees that it will not agree, without the prior written consent of the Company, to any amendment of or modification to, or grant any waiver with respect to, the Investment Agreement as in effect on the date hereof, in any manner that is material and adverse to the Company or its shareholders.

Section 10.14 Non-Recourse. Notwithstanding anything herein to the contrary, no Representative, Affiliate of, or direct or indirect equity owner in, the Company shall have any personal liability to either Parent, Holdco or Merger Sub or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of the Company in this Agreement, and no Representative, Affiliate of, or direct or indirect equity owner in, either Parent or Infiniti, including, without limitation, the Investors, shall have any personal liability to the Company or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of Parent, Holdco or Merger Sub in, or otherwise in connection with, this Agreement. For the avoidance of doubt, the Investors do not have, and shall not have, any obligation or duties under or in respect of this Agreement for which they can be held liable to any Party or other Person under this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

POINTER TELOCATION LTD.

By:	/s/ Yossi Ben Shalom
Name:	Yossi Ben Shalom
Title:	Chairman of the Board of Directors

By:	/s/ David Mahlab
Name:	David Mahlab
Title:	President and Chief Executive Officer

[Signature Page to Merger Agreement]

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

POWERFLEET ISRAEL HOLDING COMPANY LTD.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Director

POWERFLEET ISRAEL ACQUISITION COMPANY LTD.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Director

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

Annex B-1

INVESTMENT AND TRANSACTION AGREEMENT

BY AND AMONG

I.D. SYSTEMS, INC.,

POWERFLEET, INC.,

POWERFLEET US ACQUISITION INC.

and

THE INVESTORS NAMED HEREIN

MARCH 13, 2019

PAGEs
ARTICLE 1	INVESTMENT AND ACQUISITION TRANSACTIONS	B-1-3

1.01	Parent Charter	B-1-3
1.02	Parent Merger	B-1-3
1.03	Purchase and Sale of the Investment Shares	B-1-3
1.04	Porsche Holdco Loan and Contribution Transactions	B-1-3
1.05	Debt Financing	B-1-3
1.06	The Acquisition	B-1-3

ARTICLE 2	THE PARENT MERGER	B-1-4

2.01	The Parent Merger	B-1-4
2.02	Parent Merger Effective Time	B-1-4
2.03	Organizational Documents	B-1-4
2.04	Directors and Officers	B-1-5
2.05	Additional Actions	B-1-5

ARTICLE 3	EFFECTS OF THE PARENT MERGER	B-1-5

3.01	Conversion of Securities	B-1-5
3.02	No Appraisal Rights	B-1-6
3.03	No Surrender of Certificates; Book-Entry Shares	B-1-6
3.04	Company Options	B-1-6
3.05	Company Restricted Stock Awards	B-1-6

ARTICLE 4	PURCHASE AND SALE OF SECURITIES	B-1-7

4.01	Purchase and Sale of the Investment Shares	B-1-7
4.02	Time and Place of Closing	B-1-7
4.03	Use of Proceeds	B-1-7

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF THE COMPANY, PARENT AND MERGER SUB	B-1-7

5.01	Organization and Qualification	B-1-7
5.02	Authorization; Enforcement; Validity	B-1-8
5.03	No Conflicts	B-1-8
5.04	Consents	B-1-9
5.05	Valid Issuance	B-1-9
5.06	Capitalization	B-1-9
5.07	Subsidiaries	B-1-11
5.08	SEC Filings and the Sarbanes-Oxley Act	B-1-12
5.09	Financial Statements	B-1-14
5.10	No Undisclosed Material Liabilities	B-1-14
5.11	Absence of Certain Changes	B-1-15
5.12	Litigation	B-1-15
5.13	Compliance with Laws and Orders; Governmental Authorization	B-1-15
5.14	Taxes	B-1-16

B-1-i

5.15	Employees and Employee Benefit Plans	B-1-20
5.16	Labor and Employment Matters	B-1-22
5.17	Insurance	B-1-23
5.18	Properties	B-1-23
5.19	Intellectual Property	B-1-24
5.20	Environmental Matters	B-1-28
5.21	Material Contracts	B-1-28
5.22	Customers and Suppliers	B-1-32
5.23	Compliance with Anti-Corruption, Money Laundering, Import, Export Controls and Economic Sanctions	B-1-32
5.24	Finders’ Fees, etc	B-1-33
5.25	Related Party Transactions	B-1-33
5.26	Application of Takeover Protections; Rights Agreements	B-1-34
5.27	Tax Treatment	B-1-34
5.28	No Directed Selling Efforts or General Solicitation	B-1-34
5.29	No Integrated Offering	B-1-34
5.30	Rule 506 Compliance	B-1-34
5.31	Private Placement	B-1-35
5.32	Shell Company Status	B-1-35
5.33	Investment Company	B-1-35
5.34	No Fiduciary	B-1-35
5.35	Acquisition Transactions	B-1-35
5.36	Disclosure Documents	B-1-36
5.37	Full Disclosure	B-1-36

ARTICLE 6	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS	B-1-36

6.01	Organization and Existence	B-1-36
6.02	Authorization	B-1-36
6.03	Investment Intent	B-1-37
6.04	Investment Experience	B-1-37
6.05	Disclosure of Information	B-1-37
6.06	Legends	B-1-37
6.07	Accredited Investor	B-1-38
6.08	No General Solicitation	B-1-38
6.09	Brokers and Finders	B-1-38
6.10	Rule 506 Compliance	B-1-38
6.11	Disclosure Documents	B-1-38
6.12	Tax Matters	B-1-38

ARTICLE 7	COVENANTS AND AGREEMENTS	B-1-39

7.01	Conduct of the Company	B-1-39
7.02	No Solicitation	B-1-44
7.03	Stockholders’ Meeting	B-1-47
7.04	Joint Proxy Statement/Prospectus; Registration Statement	B-1-48
7.05	Reservation of Common Stock	B-1-50
7.06	Reports; Furnishing of Information	B-1-50

B-1-ii

7.07	Listing of Underlying Shares and Related Matters; Furnishing of Information	B-1-50
7.08	Removal of Legends	B-1-51
7.09	Porsche Merger Agreement	B-1-51
7.10	Transfer Restrictions	B-1-52
7.11	Efforts	B-1-52
7.12	Notice of Certain Events	B-1-53
7.13	Access to Information	B-1-53
7.14	Stockholder Litigation	B-1-55
7.15	Debt Financing	B-1-55
7.16	Standstill	B-1-57
7.17	Tax Consequences	B-1-59

ARTICLE 8	ADDITIONAL ACTIONS TO BE TAKEN IN CONNECTION WITH THE PARENT MERGER	B-1-59

8.01	Assumption of Equity Compensation Plans and Employment Agreements	B-1-59
8.02	Intentionally Omitted	B-1-59
8.03	Insurance	B-1-59
8.04	Section 16	B-1-59

ARTICLE 9	CONDITIONS TO CLOSING	B-1-60

9.01	Conditions to the Investors’ Obligations	B-1-60
9.02	Conditions to Obligations of the Company and Parent	B-1-63

ARTICLE 10	TERMINATION AND ABANDONMENT	B-1-64

10.01	Termination	B-1-64
10.02	Notice and Effect of Termination; Expense Reimbursement	B-1-65

ARTICLE 11	INDEMNIFICATION	B-1-66

11.01	Survival	B-1-66
11.02	Indemnification	B-1-67
11.03	Conduct of Indemnification Proceedings	B-1-68

ARTICLE 12	MISCELLANEOUS PROVISIONS	B-1-69

12.01	Publicity	B-1-69
12.02	Amendment and Modification	B-1-69
12.03	Extension; Waiver	B-1-70
12.04	Expenses	B-1-70
12.05	Representation; Conflict Waiver	B-1-70
12.06	Notices	B-1-71
12.07	Counterparts; Effectiveness	B-1-72
12.08	Entire Agreement; Third Party Beneficiaries	B-1-72
12.09	Severability	B-1-72
12.10	Assignment	B-1-72
12.11	Governing Law; Exclusive Jurisdiction	B-1-72
12.12	Remedies; Enforcement	B-1-73
12.13	WAIVER OF JURY TRIAL	B-1-74
12.14	Non-Recourse	B-1-74
12.15	Definitions	B-1-74
12.16	Other Definitional and Interpretative Provisions	B-1-86

B-1-iii

EXHIBITS

Exhibit A:	Registration Rights Agreement
Exhibit B-1:	Company Stockholders Party to Voting Agreements
Exhibit B-2:	Voting Agreement
Exhibit C:	Certificate of Merger
Exhibit D:	Restated Certificate of Incorporation of the Company
Exhibit E:	Restated Bylaws of the Company
Exhibit F-1:	Parent Charter
Exhibit F-2:	Restated Bylaws of Parent
Exhibit G:	Legal Opinion
Exhibit H:	Indemnification Agreement

B-1-iv

INVESTMENT AND TRANSACTION AGREEMENT

THIS INVESTMENT AND TRANSACTION AGREEMENT (this “Agreement”), dated as of March 13, 2019, is entered into by and among I.D. Systems, Inc., a Delaware corporation (the “Company”), PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the investors set forth on Schedule I, affixed hereto, as such Schedule may be amended from time to time in accordance with the terms of this Agreement (each an “Investor” and collectively, the “Investors”). Capitalized terms used in this Agreement and not otherwise defined above or in the text below have the meanings given to them in Section 12.15.

W I  T N E S S E T H :

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Investors’ willingness to enter into this Agreement, Parent is entering into an Agreement and Plan of Merger (the “Porsche Merger Agreement”), pursuant to which Powerfleet Israel Holding Company Ltd., a newly-formed Israeli corporation and wholly-owned subsidiary of Parent (“Porsche Holdco”) will, concurrently with or immediately following the Closing, acquire Pointer Telocation Ltd. (“Porsche”), upon the terms and conditions set forth in the Porsche Merger Agreement for consideration consisting of cash and shares of Parent Common Stock (the “Acquisition”);

WHEREAS, the terms, conditions and inducements to Parent and Porsche Holdco entering into the Porsche Merger Agreement are likewise inducements to the Investors entering into this Agreement, without which, the Investors would not enter into this Agreement;

WHEREAS, in connection with the transactions contemplated by this Agreement and the Porsche Merger Agreement, the Company desires to reorganize into a new holding company structure by merging Merger Sub with and into the Company (the “Parent Merger”), with the Company surviving as a wholly-owned subsidiary of Parent;

WHEREAS, Parent desires to issue and sell to the Investors, and the Investors desire to purchase from Parent, upon the terms and conditions stated in this Agreement, an aggregate of up to 50,000 shares (the “Investment Shares”) of Parent’s newly created Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), such Series A Preferred Stock to have the designations, powers, preferences and rights, and the qualifications, limitations and restrictions thereof, set forth in the Parent Charter, including the right to convert into shares of Parent Common Stock (subject to adjustment) (the “Conversion Shares”) upon the terms and conditions set forth in the Parent Charter, at a purchase price of $1,000.00 per whole Investment Share (the “Per Share Price”) for an aggregate purchase price of up to $50,000,000.00 (the “Purchase Price”);

WHEREAS, contemporaneous with the sale of the Investment Shares, Parent and the Investors will enter into a Registration Rights Agreement, in the form of Exhibit A annexed hereto and made a part hereof (the “Registration Rights Agreement”), pursuant to which, among other things, Parent will agree to provide certain registration rights to the Investors with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

B-1-1

WHEREAS, the Company, Parent and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act;

WHEREAS, immediately after the sale of the Investment Shares, Parent desires to (i) make certain loans to Porsche Holdco pursuant to one or more capital notes, (ii) contribute all or a portion of the proceeds from the sale of the Investment Shares to Porsche Holdco and (iii) contribute the Acquisition Shares to Porsche Holdco, in each case to facilitate the Acquisition (collectively, the “Porsche Holdco Loan and Contribution Transactions”);

WHEREAS, for U.S. federal income tax purposes, it is intended that (a) taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company shall qualify as an exchange described in Section 351 of the Code, (b) the Parent Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (c) this Agreement constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations;

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has (a) determined that the Parent Merger and the other Investment Transactions are fair to and in the best interests of their respective companies and respective stockholders, (b) approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Parent Merger and the other Investment Transactions, (c) resolved, in the case of the Company and Merger Sub, to recommend to their respective stockholders that such holders adopt this Agreement, and (d) directed, in the case of the Company and Merger Sub, that this Agreement be submitted to their respective stockholders for their adoption;

WHEREAS, simultaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Investors’ willingness to enter into this Agreement, the stockholders of the Company set forth on Exhibit B-1 are entering into voting undertakings with the Investors, the Company and Porsche, each in the form attached hereto as Exhibit B-2 (the “Voting Agreements”);

WHEREAS, Parent, as the sole stockholder of Merger Sub, has acted by written consent in lieu of a meeting to adopt this Agreement in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Merger Sub, in each case as in effect as of the date hereof, which consent by its terms shall be effective immediately following the execution of this Agreement by the Parties; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Investment Transactions and also to prescribe certain conditions to the Investment Transactions.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

B-1-2

ARTICLE 1

INVESTMENT AND ACQUISITION TRANSACTIONS

The Parties hereby agree that, on the terms and subject to the conditions set forth in the applicable Transaction Documents, the Transactions shall be consummated as follows:

1.01 Parent Charter. The Company and Parent shall cause the Parent Charter to be filed with the Secretary of State of the State of Delaware, to be effective as of 8:00 A.M. New York time on the Closing Date (the “Parent Charter Effective Time”), in accordance with Section 2.03 of this Agreement.

1.02 Parent Merger. The Company, Parent and Merger Sub shall cause the Parent Merger to become effective as of 8:01 A.M. New York time on the Closing Date (the “Parent Merger Effective Time”) in accordance with ARTICLE 2 and ARTICLE 3 of this Agreement.

1.03 Purchase and Sale of the Investment Shares. Parent and the Investors shall consummate the purchase and sale of the Investment Shares effective as of 8:02 A.M. New York time on the Closing Date (the “Investment Effective Time”) in accordance with ARTICLE 4 of this Agreement.

1.04 Porsche Holdco Loan and Contribution Transactions. Parent shall, and shall cause Porsche Holdco to, consummate the Porsche Holdco Loan and Contribution Transactions effective as of 8:03 A.M. New York time on the Closing Date, on the terms, and pursuant to such documentation and instruments, as are acceptable to, and approved in advance by, the Investors in their sole and absolute discretion.

1.05 Debt Financing. Parent shall, and shall cause Porsche Holdco and Porsche Merger Sub to, consummate the Debt Financing effective as of 8:04 A.M. New York time on the Closing Date, on the terms, and pursuant to such documentation and instruments, as are acceptable to, and approved in advance by, the Investors in their sole and absolute discretion.

1.06 The Acquisition. Parent shall, and shall cause Porsche Holdco and Porsche Merger Sub to, consummate the Acquisition and the other Acquisition Transactions effective as of 8:05 A.M. New York time on the Closing Date in accordance with the Acquisition Documents as in effect of the date hereof, as applicable, or with such changes, or in such form and substance, as the Investors shall have consented to in writing.

B-1-3

ARTICLE 2

THE PARENT MERGER

2.01 The Parent Merger. In accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Parent Merger Effective Time, be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Parent.

2.02 Parent Merger Effective Time.

(a) As soon as practical on the Closing Date, and in any event at or prior to the Parent Merger Effective Time, Parent, the Company and Merger Sub shall cause the Parent Merger to be consummated by filing a certificate of merger, substantially in the form attached hereto as Exhibit C (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and making all other filings or recordings required under the DGCL to effect the Parent Merger. The Parent Merger shall become effective as of the Parent Merger Effective Time.

(b) The Parent Merger shall have the effects set forth herein and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Parent Merger Effective Time all the assets and property of every kind and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises and authority of Merger Sub and the Company shall vest in the Surviving Corporation, and all obligations and liabilities of Merger Sub and the Company shall become the obligations and liabilities of the Surviving Corporation.

2.03 Organizational Documents.

(a) Certificate of Incorporation of the Surviving Corporation. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read in the form attached hereto as Exhibit D and as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable Law.

(b) Bylaws of the Surviving Corporation. As of the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Merger Sub or the Company, the Bylaws of the Company shall be amended and restated in their entirety to read in the form attached hereto as Exhibit E and as so amended and restated shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein and in accordance with the DGCL and the certificate of incorporation of the Surviving Corporation.

(c) Parent. As soon as practical on the Closing Date, and in any event at or prior to the Parent Charter Effective Time, Parent agrees to file (and the Company as the sole stockholder of Parent hereby approves the filing of) an Amended and Restated Certificate of Incorporation of Parent in the form attached hereto as Exhibit F-1 (the “Parent Charter”), with the Secretary of State of the State of Delaware, to be effective as of the Parent Charter Effective Time. At the Parent Charter Effective Time, the Bylaws of Parent shall be amended and restated in their entirety to read in the form attached hereto as Exhibit F-2 and as so amended and restated shall be the Bylaws of Parent until thereafter changed or amended as provided therein and in accordance with the DGCL and the Parent Charter.

B-1-4

2.04 Directors and Officers.

(a) Surviving Corporation. The Parties shall take all actions necessary so that immediately after the Parent Merger Effective Time, (i) the Persons set forth on Schedule 2.04(a)(i) shall be the directors of the Surviving Corporation and (ii) the Persons set forth on Schedule 2.04(a)(ii) shall be the officers of the Surviving Corporation, in each case, to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation from the Parent Merger Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

(b) Parent. The Parties shall take all actions necessary so that immediately after the Parent Merger Effective Time, (i) the Persons set forth on Schedule 2.04(b)(i) shall be the directors of Parent and (ii) the Persons set forth on Schedule 2.04(b)(ii) shall be the officers of Parent, in each case, to hold office in accordance with the Certificate of Incorporation and the Bylaws of the Parent from the Parent Merger Effective Time until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

2.05 Additional Actions. Subject to the terms of this Agreement, the Parties shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Parent Merger and to comply with the requirements of the applicable provisions of the DGCL. At any time after the Parent Merger Effective Time, the officers and directors of the Surviving Corporation shall be authorized to secure and deliver, in the name and on behalf of each of Merger Sub and the Company, any deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of Merger Sub and the Company or otherwise, all such actions and things, as may be necessary or desirable to vest, perfect or confirm in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of either Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Parent Merger, or otherwise to carry out this Agreement.

ARTICLE 3
EFFECTS OF THE PARENT MERGER

3.01 Conversion of Securities. At the Parent Merger Effective Time, by virtue of the Parent Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any of the following securities:

(a) Conversion of Company Common Stock. Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Parent Merger Effective Time (other than any Company Common Stock to be cancelled pursuant to Section 3.01(b)) shall be converted automatically into the right to receive one validly issued, fully paid and nonassessable share of Parent Common Stock.

(b) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned by the Company immediately prior to the Parent Merger Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

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(c) Common Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Parent Merger Effective Time shall be cancelled and extinguished and converted automatically into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) Common Stock of Parent. As of the Parent Merger Effective Time, the Company shall surrender each share of Parent Common Stock that is owned by the Company immediately prior to the Parent Merger Effective Time for cancellation and each such share shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

3.02 No Appraisal Rights. In accordance with the DGCL, no appraisal rights shall be available to any holders of Company Common Stock in connection with the Parent Merger.

3.03 No Surrender of Certificates; Book-Entry Shares. Until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Parent Merger Effective Time, evidenced shares of Company Common Stock shall, from the Parent Merger Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Parent Common Stock. In addition, each outstanding book-entry share that, immediately prior to the Parent Merger Effective Time, evidenced shares of Company Common Stock shall, from and after the Parent Merger Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Parent Common Stock.

3.04 Company Options. At the Parent Merger Effective Time, each Company Option then outstanding, whether or not vested or exercisable, shall be converted automatically into a stock option to purchase an identical number of shares of Parent Common Stock, on the same terms and conditions (including vesting schedule and per share exercise price) as applied to such Company Option immediately prior to the Parent Merger Effective Time, and as set forth in the documentation relating to such Company Option, including any applicable Company Equity Plan (and related documents).

3.05 Company Restricted Stock Awards. At the Parent Merger Effective Time, each Company Restricted Stock Award then outstanding, whether or not vested or exercisable, shall be converted automatically into a restricted stock award with respect to shares of Parent Common Stock, on the same terms and conditions (including vesting schedule) as applied to such Company Restricted Stock Award immediately prior to the Parent Merger Effective Time, and as set forth in the documentation relating to such Company Restricted Stock Award, including any applicable Company Equity Plan (and related documents).

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ARTICLE 4

PURCHASE AND SALE OF SECURITIES

4.01 Purchase and Sale of the Investment Shares. Subject to the terms and conditions of this Agreement, at the Investment Effective Time, each Investor shall severally, and not jointly, purchase, and Parent shall issue and sell to each Investor, Investment Shares in the amount set forth opposite such Investor’s name on the signature pages attached hereto in exchange for the portion of the Purchase Price equal to the Per Share Price multiplied by the number of Investment Shares to be purchased by such Investor.

4.02 Time and Place of Closing. Subject to the terms and conditions of this Agreement, and unless this Agreement shall have been terminated or abandoned pursuant to the provisions of ARTICLE 10, the closing of the Investment Transactions (the “Closing”) shall be held on the date that is three (3) Business Days after the date on which all of the conditions set forth in ARTICLE 9 have then been satisfied or waived in accordance with the terms thereof (except for any conditions that by their nature can only be satisfied on the Closing Date, but subject to the satisfaction of such conditions on the Closing Date or waiver by the Party entitled to waive such conditions in accordance with the terms thereof), or on such other date as is mutually agreed between the Company and the Investors (the “Closing Date”), at such time (subject to the sequencing and timing set forth in ARTICLE 1) and at such place or places as the Company and the Investors shall mutually agree.

4.03 Use of Proceeds. Parent and the Company shall use one hundred percent (100%) of the proceeds in the manner set forth in Schedule 4.03, as may be amended from time to time upon the mutual agreement of the Company and the Investors.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY, PARENT AND MERGER SUB

Each of the Company, Parent and Merger Sub hereby represents and warrants to the Investors on and as of the date hereof and on the Closing Date, knowing and intending their reliance hereon, that, except as set forth in (a) the disclosure schedules delivered on the date hereof (collectively, the “Disclosure Schedule”) or (b) the Company SEC Documents (other than any disclosures contained or referenced therein under the captions “Risk Factors” or “Forward-Looking Statements”, and any other forward looking statements contained therein) filed prior to March 8, 2019:

5.01 Organization and Qualification. Each of the Company, Parent and Merger Sub is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its respective properties and assets and to carry on its business as currently conducted. None of the Company, Parent or Merger Sub is in violation of any of the provisions of its respective certificate of incorporation or bylaws. Each of the Company, Parent and Merger Sub is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect. Since the date of its incorporation, Parent has not engaged in any activities other than incident to its formation and in connection with or as contemplated by this Agreement. As of the date of this Agreement the Company owns, and until the Parent Merger Effective Time will own, beneficially (through Parent, in the case of Merger Sub) and of record all of the outstanding capital stock of each of Parent and Merger Sub, free and clear of all Liens.

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5.02 Authorization; Enforcement; Validity. Each of the Company, Parent and Merger Sub has the requisite corporate power and authority to enter into and to consummate the Transactions and otherwise to carry out its obligations hereunder and thereunder. Except for the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware and the approval of the Company Proposals by the holders of the requisite number of shares of Company Common Stock as contemplated in Section 7.03 (the “Stockholder Approval”), each of the Company, Parent and Merger Sub has taken all requisite action, respectively, on the part of the Company, Parent and Merger Sub, and its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company, Parent and Merger Sub, respectively, under the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities and the Acquisition Shares. Each of the Transaction Documents to which the Company, Parent or Merger Sub is a party has been (or upon delivery will have been) duly executed by each such Person, and is, or when delivered in accordance with the terms hereof, assuming the due authorization, execution and delivery by the other parties thereto, will constitute the legal, valid and binding obligation of each such Person enforceable against each such Person in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clause (i) and (ii), collectively, the “Bankruptcy and Equity Exception”).

5.03 No Conflicts. Subject to the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware and the receipt of the Stockholder Approval, neither (x) the execution, delivery and performance of the Investment Documents by the Company, Parent and Merger Sub and the issuance and sale of the Securities nor (y) the execution, delivery and performance of the Acquisition Documents by Parent and Porsche Holdco and the consummation by Parent, Porsche Holdco and Porsche Merger Sub of the Acquisition and the other Acquisition Transactions, including, without limitation, the issuance of the Acquisition Shares, will (i) conflict with, contravene or result in any breach or violation of (a) any of the terms and provisions of, or constitute a default under any of their respective Certificates of Incorporation or Bylaws (true and complete copies of which have been made available to the Investors), or (b) any provision of any applicable Law or Order, or (ii) conflict with, or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, result in the creation or imposition of any Lien, other than a Permitted Lien, or other adverse claim upon any of the properties or assets of the Company, Parent, Merger Sub or any Company Subsidiary, require any consent or other action by any Person under, or cause, permit or give to others any rights of termination, amendment, acceleration, cancellation (with or without notice, lapse of time or both) or other change of any right or obligation or the loss of any benefit to which the Company, Parent, Merger Sub or any Company Subsidiary is entitled under, any provision of any agreement or other instrument binding upon the Company, Parent, Merger Sub or any Company Subsidiaries or any governmental license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company, Parent, Merger Sub or any Company Subsidiaries, except, in the case of each of clauses (i)(b) and (ii), which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

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5.04 Consents. The execution, delivery and performance by the Company, Parent and Merger Sub of the Transaction Documents and the offer, issuance and sale of the Securities and the Acquisition Shares require no action by or in respect of, or filing with, any Governmental Authority, other than (a) the filing of the Certificate of Merger and the Parent Charter with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable securities Law, (c) compliance with any applicable requirements of the Tel Aviv Stock Exchange and Nasdaq, (d) compliance with applicable Israeli Law and (e) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, (x) have a Material Adverse Effect, or (y) have an effect that would prevent, materially delay or materially impair the ability of the Company, Parent and Merger Sub to perform their respective obligations under the Transaction Documents or to consummate the Transactions.

5.05 Valid Issuance. Upon the filing of the Parent Charter with the Secretary of State of Delaware, the Investment Shares will have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. Upon the due conversion of the Investment Shares in accordance with the Parent Charter, the Conversion Shares will be validly issued, fully paid and non-assessable and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Investment Documents or imposed by applicable securities laws and except for those created by the Investors. Parent has reserved a sufficient number of shares of Common Stock for issuance upon the conversion of the Investment Shares.

5.06 Capitalization.

(a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the close of business on March 12, 2019, there were (i) 17,650,829 shares of Company Common Stock outstanding (not including outstanding Company Restricted Stock Awards), (ii) an aggregate of 1,588,929 shares of Company Common Stock subject to outstanding Company Options, (iii) an aggregate of 565,996 shares of Company Common Stock subject to outstanding Company Restricted Stock Awards, (iv) 1,041,974 shares of Company Common Stock held by the Company as treasury shares and (v) no shares of Company Preferred Stock issued or outstanding. Except as set forth in this Section 5.06 (including Section 5.06(a) of the Disclosure Schedule), there are no issued, reserved for issuance or outstanding: (i) shares of capital stock or other Equity Interests in or voting securities of the Company; (ii) securities of the Company or any of the Company Subsidiaries convertible into or exchangeable for shares of capital stock or other Equity Interests in or voting securities of the Company; (iii) warrants, calls, options or other rights, commitments or Contracts to acquire from the Company or any of the Company Subsidiaries, or other obligation of the Company or any of the Company Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any capital stock of or other Equity Interest in or voting securities of or securities convertible into or exchangeable for capital stock or other Equity Interests in or voting securities of the Company; (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities, rights or other commitments that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company; or (v) other obligations by the Company or any of the Company Subsidiaries to make any payments based on the price or value of any Company Securities (the items in clauses (i) through (v) being referred to collectively as the “Company Securities”).

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(b) All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights, rights of first refusal, rights of repurchase, rights of redemption or similar rights and issued in compliance with applicable state and Federal securities law and any rights of third parties.

(c) Since September 30, 2018, the Company has not (i) issued any shares of Company Common Stock other than pursuant to the exercise of Company Options or (ii) granted, committed to grant or otherwise created or assumed any obligation with respect to any Company Options, stock appreciation rights, phantom stock or other rights or other commitments or Contracts to acquire from the Company or that obligates the Company to issue, any capital stock of, or other Equity Interest or voting interest in, the Company. Section 5.06(c) of the Disclosure Schedule sets forth, with respect to each Company Option and Company Restricted Stock Award, (1) the name of each holder of such Company Option or Company Restricted Stock Award and an indication of whether such holder is a current or former employee, director or consultant of the Company or the Company Subsidiaries, (2) the date each such Company Option or Company Restricted Stock Award was granted, (3) the number of shares of Company Stock subject to each such Company Option or Company Restricted Stock Award, (4) the expiration date of each such Company Option or Company Restricted Stock Award, (5) the exercise price of each such Company Option, (6) whether each such Company Option or Company Restricted Stock Award was granted under the Company Equity Plan and (7) whether or not each such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(d) With respect to the Company Options, (i) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Company Option was made in all material respects in accordance with the terms of the applicable Company Equity Plan, the Exchange Act and all other applicable Law and regulatory rules or requirements, including the rules of Nasdaq and any other exchange on which Company securities are traded and (iii) the per share exercise price of each Company Option was not less than the fair market value (within the meaning of Section 409A of the Code or, if intended to qualify as an incentive stock option, within the meaning of Section 422 of the Code) of a share of Company Stock on the date on which such Company Option was granted. No award agreement evidencing any Company Option contains material terms that are inconsistent with, or in addition to, such forms (except with respect to the number of shares of Company Stock covered thereby, the grant date, the exercise price, the vesting schedule or the expiration date, as applicable). Each Company Option may, by its terms, be treated in accordance with Section 3.04.

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(e) Except as set forth in Section 5.06(e) of the Disclosure Schedule, the issuance and sale of the Securities hereunder or the Acquisition Shares will not obligate the Company (or Parent) to issue shares of Company Common Stock (or Parent Common Stock) or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Except for the Voting Agreements, there are no stockholder agreements, voting agreements, or other similar arrangements with respect to the Company’s or Parent’s capital stock to which the Company or Parent is a party or, to Parent’s Knowledge, between or among any of the Company’s stockholders. Except for the Investment Documents and the Voting Agreements, neither the Company, Parent nor any of the Company Subsidiaries is a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any securities of Parent or the Company.

5.07 Subsidiaries.

(a) Each of the Company’s Subsidiaries (each, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the Law of its jurisdiction of incorporation or organization, except where the failure to be in good standing can be corrected without the payment of a material sum and would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole. Each Company Subsidiary has all corporate, limited liability company or comparable powers and all Governmental Authorizations required to carry on its business as now conducted, except for those powers or Governmental Authorizations the absence of which has not been, and would not reasonably be expected to be, material to the Company and the Company Subsidiaries, taken as a whole. Each Company Subsidiary is duly qualified to do business and is in good standing (to the extent the concept of good standing or its equivalent is applicable under the Laws of such jurisdiction) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) All of the outstanding capital stock or other voting securities of or other ownership interests in each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or other ownership interests), in each case other than Permitted Liens. Section 5.07(b) of the Disclosure Schedule contains a complete and accurate list of the name and jurisdiction of organization of each Company Subsidiary. Except as set forth in Section 5.07(b) of the Disclosure Schedule, each Company Subsidiary is directly or indirectly wholly-owned by the Company. Except as set forth in Section 5.07(b) of the Disclosure Schedule, there are no issued, reserved for issuance or outstanding (x) securities of the Company or any of the Company Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary, (y) warrants, calls, options or other rights to acquire from the Company or any of the Company Subsidiaries, or other obligations of the Company or any of the Company Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary, or (z) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of the Company Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Company Subsidiary (the items in clauses (x) through (z), together with the capital stock of, other voting securities of, and any other equity interests in each Company Subsidiary being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

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5.08 SEC Filings and the Sarbanes-Oxley Act.

(a) The Company has filed with or furnished to the SEC on a timely basis (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act) all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished, as the case may be, by the Company since December 31, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).

(b) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the Sarbanes-Oxley Act, and any rules and regulations promulgated thereunder, as the case may be.

(c) As of its filing date (or, if amended or supplemented, as of the date of the most recent amendment or supplement filed prior to the date hereof), each Company SEC Document filed or furnished pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(d) The Company has heretofore furnished or made available to the Investors complete and correct copies of all comment letters from the SEC since December 31, 2015 through the date hereof with respect to any of the Company SEC Documents, together with all written responses of the Company thereto, to the extent that such comment letters and written responses are not publicly available on EDGAR. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Documents, and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.

(e) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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(f) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure of such information in the Company’s periodic and current reports required under the Exchange Act, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. The management of the Company has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2017, and such assessment concluded that as of such date such controls were effective at the reasonable assurance level.

(g) The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Such internal controls are sufficient to provide reasonable assurance regarding the reliability of the Company’s consolidated financial reporting and the preparation of the Company’s consolidated financial statements for external purposes in accordance with GAAP and applicable Law. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting (collectively, “internal controls”) as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). To the extent required to do so, the Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of such internal controls based on their evaluations as of the Evaluation Date. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since December 31, 2015, neither the Company nor its auditors has identified any significant deficiencies or material weaknesses in the Company’s internal controls and, as of the date hereof, to the Knowledge of the Company, nothing has come to the attention of the Company that has caused the Company to believe that there are any material weaknesses or significant deficiencies in such internal controls or, to the Company’s Knowledge, any other factors that could significantly affect the Company’s internal controls. To the Knowledge of the Company, since December 31, 2015, no complaints from any source regarding accounting, internal controls or auditing matters have been received by the Company, which, if the allegations underlying such complaints were true, would be reasonably likely to be material to the Company and the Company Subsidiaries, taken as a whole, and the Company has not received any complaints through the Company’s whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of applicable Law. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

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(h) Neither the Company nor any of the Company Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

(i) The Company is in compliance, and has complied since December 31, 2015, in each case in all material respects, with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of Nasdaq.

(j) Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC or Nasdaq, and the statements contained in any such certifications are complete and correct in all material respects.

(k) Since the Company Balance Sheet Date, except as set forth in Section 5.08(k) of the Disclosure Schedule, there has been no transaction or series of similar transactions, agreements, arrangements or understandings, nor is there any proposed transaction as of the date hereof, or series of similar transactions, agreements, arrangements or understandings to which the Company or any of the Company Subsidiaries was or is to be a party, that would be required to be disclosed under Item 13 of Form 10-K under the Exchange Act that has not been disclosed in the Company SEC Documents publicly filed or furnished with the SEC following the Company Balance Sheet Date.

5.09 Financial Statements. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company and the consolidated Company Subsidiaries included or incorporated by reference in the Company SEC Documents (including all related notes and schedules thereto) (the “Financial Statements”) (a) fairly present in all material respects, in conformity with GAAP (except as may be indicated in such financial statements or the notes thereto or as permitted by the rules and regulations of the SEC, or, in the case of unaudited condensed consolidated interim financial statements, the absence of notes thereto) applied on a consistent basis (except as may be indicated therein or in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of any unaudited condensed consolidated interim financial statements), (b) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (c) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, the absence of notes thereto).

5.10 No Undisclosed Material Liabilities. Except as set forth in Section 5.10 of the Disclosure Schedule, there are no liabilities or obligations of the Company or any of the Company Subsidiaries that would be required by GAAP, as in effect on the date hereof, to be reflected on the consolidated balance sheet of the Company (including the notes thereto), other than:

(a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the Company Balance Sheet or in the notes thereto;

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(b) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date;

(c) liabilities or obligations arising out of, in connection with this Agreement or the Transactions;

(d) liabilities or obligations that have been discharged or paid in full prior to the date hereof; and

(e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.11 Absence of Certain Changes.

(a) Except as set forth in Section 5.11(a) of the Disclosure Schedule, from the Company Balance Sheet Date and through the date hereof, (i) the business of the Company and the Company Subsidiaries has been conducted in the ordinary course of business in all material respects (except for actions taken in connection with this Agreement) and (ii) there has not been any action taken by the Company or any of the Company Subsidiaries that, if taken during the period from the date hereof through the Closing Date without the Investors’ consent, would constitute a breach of Section 7.01.

(b) Since the Company Balance Sheet Date, there has not been a Material Adverse Effect.

5.12 Litigation. Except as set forth in Section 5.12 of the Disclosure Schedule, there is no material Proceeding or, to the Knowledge of the Company, material investigation, pending against, or, to the Knowledge of the Company, threatened, in writing or otherwise, against the Company, any of the Company Subsidiaries, any present or former officer, director or employee of the Company or any of the Company Subsidiaries (in their capacities as such or related to their activities with the Company or any Company Subsidiary), and, to the Knowledge of the Company, there are no facts or circumstances that would reasonably be expected to form the basis for any Proceedings or investigation, nor is the Company or any of the Company Subsidiaries subject to any material Order of, settlement agreement or other similar written agreement with any Governmental Authority or arbitrator (public or private) under which the Company or any such Company Subsidiary has any outstanding legal obligations.

5.13 Compliance with Laws and Orders; Governmental Authorization.

(a) Except as set forth in Section 5.13(a) of the Disclosure Schedule or as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries is and since December 31, 2015 has been in compliance with all applicable Laws and Orders, and, to the Knowledge of the Company, is not under investigation by a Governmental Authority with respect to any Law or Order. There is no Order of any Governmental Authority or arbitrator (public or private) outstanding against the Company or any of the Company Subsidiaries that is material to the Company and the Company Subsidiaries, taken as a whole.

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(b) The Company and each of the Company Subsidiaries has all material Governmental Authorizations necessary for the ownership and operation of its businesses as presently conducted, and each such Governmental Authorization is in full force and effect. Except as set forth in Section 5.13(b) of the Disclosure Schedule, the Company and each of the Company Subsidiaries is and since December 31, 2015, has been in compliance with the terms of all Governmental Authorizations necessary for the ownership and operation of its businesses and since December 31, 2015, neither the Company nor any of the Company Subsidiaries has received written notice from any Governmental Authority alleging any conflict with or breach of any such Governmental Authorization and which allegations in such written notice have not been fully resolved to the satisfaction of such Governmental Authority prior to the date hereof.

5.14 Taxes.

(a) (i) Each Tax Return required to be filed with any Governmental Authority by the Company or any of the Company Subsidiaries has been filed when due (taking into account extensions) and is accurate and complete in all material respects;

(ii) the Company and each of the Company Subsidiaries has timely paid to the appropriate Governmental Authority all income and other material Taxes due and payable (whether or not shown on any Tax Return);

(iii) the Company and each of the Company Subsidiaries has complied in all material respects with all applicable Law relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over, and all Tax Returns required with respect thereto have been properly completed in all material respects and timely filed, in each case except with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Financial Statements;

(iv) the Company and each of the Company Subsidiaries have established adequate accruals or reserves, in accordance with GAAP, for all Taxes for taxable periods beginning on or after the date of the most recent Financial Statements;

(v) there is no Proceeding against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax and, to the Knowledge of the Company, there is no investigation, material dispute or claim against or with respect to the Company or any of the Company Subsidiaries, pending or, to the Knowledge of the Company, threatened or otherwise claimed or raised in respect of any Tax;

(vi) none of the Company or any of the Company Subsidiaries has consented or requested to extend the time, or is the recipient of any extension of time, in which any Tax Return may be filed or any Tax may be assessed or collected by any Governmental Authority (other than any extension which is no longer in effect) and none of the Company nor any of the Company Subsidiaries has waived any statute of limitations;

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(vii) no power of attorney granted by or with respect to the Company or any of the Company Subsidiaries for Taxes is currently in force, no ruling with respect to Taxes has been requested by or on behalf of the Company or any of the Company Subsidiaries; and no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign law has been entered into or requested by or with respect to the Company or any of the Company Subsidiaries;

(viii) the Company has provided or made available to the Company prior to the date hereof true, correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company and each of the Company Subsidiaries with respect to Taxes and all correspondence with any Governmental Authority regarding Taxes;

(ix) none of the Company or any of the Company Subsidiaries owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code or any similar provision of any state, local or foreign law), or passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company or any of the Company Subsidiaries;

(x) none of the Company or any of the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(xi) none of the Company or any of the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period (or portion thereof) beginning after the Closing as a result of any: (i) deferred intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law); (ii) installment sale or other open transaction disposition made on or prior to the Closing Date or application of the completed contract method of accounting or the cash method of accounting to any transaction occurring on or prior to the Closing Date; (iii) prepaid amount, advance payment or deferred revenue received on or prior to the Closing Date; (iv) change in accounting method for a taxable period wending on or prior to the Closing Date; or (v) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; (vi) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income law) executed on or prior to the Closing Date; (vii) election under Section 965 of the Code; or (viii) application of Section 951, 951A, 956 or 965 of the Code to any interest held in a “deferred foreign income corporation” or in a “controlled foreign corporation” (as respectively defined in Sections 965 and 957 of the Code) with respect to income earned or recognized, payments received or ownership of “United States property” (as defined in Section 956 of the Code) on or prior to the Closing Date (determined without regard to the limitations under Section 952(c)(1) of the Code);

(xii) Section 5.14(a)(xii) of the Disclosure Schedule sets forth each corporation, joint venture, partnership, or other entity in which the Company or any of the Company Subsidiaries owns an equity interest and in which any Person other than the Company or any of the Company Subsidiaries also owns an equity interest, and the interest owned by such Person;

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(xiii) all payments by, to, or among the Company and the Company Subsidiaries comply in all material respects with all applicable transfer pricing requirements imposed by any Governmental Authority;

(xiv) none of the assets or liabilities of the Company or the Company Subsidiaries is a debt obligation that (i) is subject to any provisions of applicable Law that would limit or disallow a deduction for interest expense relating to such liability or (ii) would require the collection of withholding Tax by the Company or any of the Company Subsidiaries;

(xv) all records which the Company and each of the Company Subsidiaries is required to keep for Tax purposes or which would be needed to substantiate any claim made or position taken in relation to Taxes by the Company and each of the Company Subsidiaries, have been duly kept in all material respects and are available for inspection at the premises of the Company or applicable Subsidiary;

(xvi) except as set forth in Section 5.14(a)(xvi) of the Disclosure Schedule, the Company and each of the Company Subsidiaries is in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a Governmental Authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order;

(xvii) all of the Company’s and each of the Company Subsidiaries’ property that is subject to property Tax has been properly listed and described on the property Tax rolls of the appropriate Tax jurisdiction and no portion of any of the Company’s or any of the Company Subsidiaries’ property constitutes omitted property for property Tax purposes;

(xviii) none of the Company or any of the Company Subsidiaries has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(xix) none of the Company or any of the Company Subsidiary has made an election under Section 108(i) of the Code to defer the recognition of any cancellation of indebtedness income;

(xx) except as set forth in Section 5.14(a)(xx) of the Disclosure Schedule, there is no material property or obligation of the Company or any of the Company Subsidiaries, including uncashed checks to vendors, customers, or employees, non-refunded overpayments or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment laws, that may at any time become escheatable to any state or municipality under an applicable escheatment laws; and

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(xxi) there are no Liens for Taxes on any of the assets of the Company or any of the Company Subsidiaries other than for Taxes not yet due and payable.

(b) During the three (3)-year period ending on the date of this Agreement, neither the Company nor any of the Company Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 or 361 of the Code.

(c) (i) Neither the Company nor any of the Company Subsidiaries is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and the Company Subsidiaries or among the Company Subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Closing Date, (ii) neither the Company nor any of the Company Subsidiaries has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company), and (iii) neither the Company nor any of the Company Subsidiaries has any liability for the payment of any Tax imposed on any Person (other than the Company or any of the Company Subsidiaries) as a transferee or successor.

(d) As of December 31, 2017, the Company had net operating losses of approximately $ 79,100,000. As of December 31, 2018, the Company did not have any net operating losses or other tax attributes subject to limitation under Section 279, 382, 383, or 384 of the Code, or of the federal consolidated return regulations.

(e) Each of I.D. Systems Gmbh and I.D. Systems (UK) Ltd. is, and always has been, treated as a corporation for U.S. federal, and applicable state and local, tax purposes. Each of Asset Intelligence, LLC and Keytroller, LLC is, and always has been, treated as an entity disregarded from its sole owners for U.S. federal, and applicable state and local, tax purposes.

(f) Neither the Company nor any of the Company Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) No jurisdiction in which neither the Company nor any of the Company Subsidiaries files Tax Returns has made a claim in writing which has not been resolved that the Company or any of the Company Subsidiaries is or may be liable for Tax in that jurisdiction. Neither the Company nor any of the Company Subsidiaries (i) has a permanent establishment (within the meaning of any applicable Tax treaty), or otherwise has an office, fixed place of business or other presence through employees or otherwise, in a country outside of its country of formation, or (ii) is subject to Tax in any country outside of its country of formation by virtue of having a source of income in that jurisdiction.

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5.15 Employees and Employee Benefit Plans.

(a) Section 5.15(a) of the Disclosure Schedule contains a correct and complete list identifying each material Company Plan. Except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Company Plan complies in form and has been maintained and operated in all material respects in accordance with its terms and applicable Law. “Company Plan” means each “employee benefit plan”, as defined in Section 3(3) of ERISA, each employment agreement, consulting agreement, advisor agreement, severance agreement or plan, and each other plan, practice, program, fund, agreement or other arrangement, whether written or unwritten, providing for employment, compensation, bonuses, performance awards, commissions, profit-sharing, equity (or equity-based) compensation or other forms of incentive or deferred compensation, insurance (including any self-insured arrangements), provident or pension funds (including education funds), severance pay, fringe benefits, vacation, health or medical benefits, disability or sick-leave payments, loans, separation, relocation, work permits, change of control payments, or post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its ERISA Affiliates and covers any current or former employee, officer, director, or other service provider of the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates has any liability, other than a Multiemployer Plan. The Company has made available to the Investors with respect to each material Company Plan: (A) copies of all material documents embodying and relating to each such Company Plan, including the plan document (or, if not written, a written summary of its terms, excluding in this respect, Company Plans that provide benefits solely to the extent mandated by applicable Law), administrative service agreements, group insurance Contracts, all amendments thereto and all related trust documents, (B) all material correspondence to or from any Governmental Authority relating to any Company Plan and the most recent annual report (including Form 5500) and tax return (including Form 990), if any, required under ERISA, the Code or any other applicable Law in connection therewith, (C) the most recent actuarial report (if applicable), (D) the most recent summary plan description, if any, required under ERISA, (E) the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Plan intended to be qualified under Section 401(a) of the Code and (F) non-discrimination test results for the most recent three (3) years. Each Company Plan (other than an employment agreement or any similar agreement that cannot be terminated without the consent of the other party) can be amended, terminated or otherwise discontinued at any time, without the consent of plan participants or any other Person and without liability to the Company and any Subsidiary (other than ordinary administrative expenses and in respect of accrued benefits thereunder).

(b) All Company Plans that are intended to be qualified under Section 401(a) of the Code have received currently effective determination letters from the IRS to the effect that such Company Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or are based on prototype or volume submitter documents that have received such letters, no such determination letter has been revoked, and to Knowledge of the Company, no such revocation has been threatened, and no act or omission has occurred, that would reasonably be expected to adversely affect such Company Plan’s qualification.

(c) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a (i) single employer plan or other pension plan that is subject to Title IV of ERISA or the funding requirements of Section 302 of ERISA or Section 412 of the Code or (ii) “multiple employer plan” within the meaning of Section 413(c) of the Code.

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(d) Neither the Company nor any of its ERISA Affiliates maintains, contributes to, sponsors, is required to contribute to or has any liability, contingent or otherwise, with respect to (or has in the past six (6) years maintained, contributed to, sponsored, been required to contribute to or had any liability, contingent or otherwise, with respect to) a multiemployer plan as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(e) Except as set forth in Section 5.15(e) of the Disclosure Schedule, the consummation of the Transactions will not (either alone or together with any other event) (i) entitle any employee, officer, director, or other independent contractor of the Company or the Company Subsidiaries (whether current, former or retired) or their beneficiaries to any payment (including severance pay, unemployment compensation, golden parachute, bonus, salary raise, the redemption of any accrued entitlements or otherwise) or benefit under a Company Plan (other than payments in accordance with applicable Law), (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Plan, (iii) increase the amount payable or trigger any other financial obligation pursuant to any Company Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person or result in any amounts payable to any “disqualified individual” failing to be deductible for federal income tax purposes by virtue of Section 280G of the Code or subject to an excise tax under Section 4999 of the Code. Neither the Company nor any of the Company Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any current or former employee, director or other independent contractor of the Company or any of the Company Subsidiaries for any Tax incurred by such individual (or beneficiary, as applicable) under Section 409A or 4999 of the Code.

(f) Except as would not reasonably be expected to result in a material liability to the Company and the Company Subsidiaries, taken as a whole, each Company Plan (i) if intended to qualify for special tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Law.

(g) Each Company Plan that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including, without limitation, proposed regulations, notices, rulings and final regulations).

(h) Except as set forth in Section 5.15(h) of the Disclosure Schedule, none of the Company Plans promises or provides retiree medical or other retiree welfare benefits to any Person, except as required by applicable law.

(i) With respect to each Company Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred, (ii) as of the date of this Agreement, there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits), and (iii) as of the date of this Agreement, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental Authority, in each case of clauses (i) through (iii) which would reasonably be expected to result in a liability that is material to the Company and the Company Subsidiaries, taken as a whole.

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5.16 Labor and Employment Matters.

(a) Except as set forth in Section 5.16(a) of the Disclosure Schedule, none of the Company or any of the Company Subsidiaries is a party to, bound by or has any obligation with respect to any collective bargaining agreement or other labor union Contract, nor has it experienced any actual or threatened strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as has not resulted in, and would not reasonably be expected to result in, a material liability to the Company and the Company Subsidiaries, taken as a whole, (i) none of the Company or any of the Company Subsidiaries has breached or otherwise failed to comply with the provisions of any Company collective bargaining agreement and there are no grievances or arbitrations outstanding thereunder; (ii) there are no labor organizational campaigns, corporate campaigns, petitions, demands for recognition or, to the Knowledge of the Company, other unionization activities seeking recognition of a bargaining unit at the Company or any of the Company Subsidiaries; (iii) there are no unfair labor practice charges, grievances, arbitrations or other complaints or union matters before the National Labor Relations Board or other labor board of Governmental Authority or arbitrator (public or private) that would reasonably be expected to affect the employees of the Company and the Company Subsidiaries; (iv) there are no current or, to the Knowledge of the Company, threatened strikes, slowdowns, lockouts, organized labor disputes or work stoppages, involving the Company or any of the Company Subsidiaries, and no such strike, slowdown, lockout, organized labor dispute or work stoppage has occurred within the two (2) years preceding the date hereof; (v) the execution of this Agreement and the consummation of the Transactions will not result in any breach or other violation of any collective bargaining agreement; (vi) the execution of this Agreement will not result in any breach or other violation of any notice, information or consultation obligations under applicable labor Law; (vii) the Company and the Company Subsidiaries are and have at all times been in compliance in all material respects with (x) the Worker Adjustment and Retraining Notification Act of 1988, or any similar applicable Law relating to plant closings and layoffs and (y) applicable Law respecting labor, employment, hiring, termination, immigration, fair employment practices (including equal employment opportunity Law), terms and conditions of employment, classification of employees, workers’ compensation, disability, discrimination, engagement of independent contractors, harassment, retaliation, and mandatory social insurance, occupational safety and health, affirmative action, plant closings, and wages and hours; and (viii) there are no legal actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened, relating to any employment related matter involving any current or former employee of the Company or any Subsidiary or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law.

(b) Except as set forth in Section 5.16(b) of the Disclosure Schedule, to the Knowledge of the Company, no current key employee of the Company or any of the Company Subsidiaries (i) intends to terminate his or her employment with the Company or such Subsidiary, (ii) has received an offer to join a business that may be competitive with the Company’s or the Company Subsidiary’s business, or (iii) is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person other than the Company) that may materially interfere with such employee’s performance of his or her duties or responsibilities to the Company or such Subsidiary.

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5.17 Insurance. Each of the insurance policies and self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries is in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and all premiums due thereunder have been paid. As of the date hereof, since December 31, 2015, neither the Company nor any of the Company Subsidiaries has received any written notice regarding any actual or possible: (a) cancellation or invalidation of any such insurance policy, other than such cancellation or invalidation that would not constitute a Material Adverse Effect; or (b) written notice of refusal of any coverage or rejection of any claim under any such insurance policy that if not paid would constitute a Material Adverse Effect. With respect to each Proceeding that has been filed or investigation initiated against the Company or any of the Company Subsidiaries since December 31, 2015, no insurance carrier has issued a denial of coverage with respect to any such Proceeding or investigation, or informed any of the Company nor any of the Company Subsidiaries of its intent to do so, other than such denial that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.18 Properties.

(a) Neither the Company nor any of the Company Subsidiaries own any real property or is a party to any Contract (including any option agreement) to purchase any interest in real property.

(b) Section 5.18(b) of the Disclosure Schedule sets forth as of the date hereof, the address of all Leased Real Property over 4,000 square feet, the identity of the lessor, lessee and current occupant (if different from the lessee) of such Leased Real Property and a list, as of the date hereof, of all such leases, subleases, licenses and other occupancy agreements related thereto, including all amendments and supplements thereto and guaranties thereof (the “Company Real Property Leases”). The Company has made available to the Investors complete, correct and accurate copies of each Company Real Property Lease. Except as set forth in Section 5.18(b) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has leased, subleased, licensed or otherwise granted to any Person the right to use or occupy any of the Leased Real Property over 4,000 square feet or any portion thereof. The Leased Real Property constitutes all of the real property used or occupied by the Company and the Company Subsidiaries in the conduct of their respective businesses.

(c) The Company or one of the Company Subsidiaries owns good and valid and legally compliant leasehold title (to the extent such concepts are applicable in the jurisdiction(s) governing such leasehold title) to the Leased Real Property free and clear of all Liens, except (i) Permitted Liens and (ii) in respects that would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

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5.19 Intellectual Property.

(a) The Company and the Company Subsidiaries (i) exclusively own, without Liens or restrictions, except for Permitted Liens, all Owned Intellectual Property Rights, and (ii) have a valid right and license to use all Licensed Intellectual Property Rights that are sufficient for carrying out the business of the Company and the Company Subsidiaries. To the Knowledge of the Company, all of the Intellectual Property Rights registered, issued or the subject of a pending application with a Governmental Authority (“Registered Intellectual Property Rights”) of the Company and the Company Subsidiaries are valid and in full force and effect, and payment of all renewal and maintenance fees and expenses in respect thereof, and all filings related thereto, have been duly made. Nothing in this Section 5.19(a) shall be deemed to be a representation or warranty regarding the infringement or misappropriation of the Intellectual Property Rights of any Person, for which the sole representations and warranties are set forth in Section 5.19(b).

(b) As of the date hereof, to the Knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. Since January 1, 2015, to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person except as was not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. There is no Proceeding to which the Company or any of the Company Subsidiaries is a party or, to the Knowledge of the Company, investigation, pending against or, to the Knowledge of the Company, threatened in writing against, the Company or any of the Company Subsidiaries (A) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of the Company Subsidiaries in any of the Owned Intellectual Property Rights or Licensed Intellectual Property Rights, (B) alleging that any Company Intellectual Property Right is invalid or unenforceable, or seeking to oppose or cancel any Owned Intellectual Property Right, or (C) alleging that the use of any Owned Intellectual Property Rights or that the conduct of the business of the Company or any of the Company Subsidiaries do or may conflict with, misappropriate, infringe or otherwise violate any Intellectual Property Right of any Person, except for each of (A), (B) and (C) for matters that would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

(c) None of the Owned Intellectual Property Rights and, to the Knowledge of the Company, none of the Licensed Intellectual Property Rights have been adjudged invalid or unenforceable in whole or part. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Rights, except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole.

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(d) Section 5.19(d) of the Disclosure Schedule contains a true and complete list of all United States, international and foreign (i) patents and patent applications (including provisional applications), (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (iii) registered internet domain names, (iv) registered copyrights and applications for copyright registration, and (v) any other Intellectual Property that is, including in each case of (i) through (iv), the subject of an application, certificate, filing, registration or other document issued, filed, or recorded by or with any Governmental Authority or quasi-governmental authority anywhere in the world, including internet domain name registries, which are owned by, registered or filed in the name of, the Company or any of the Company Subsidiaries, and where applicable the jurisdiction in which each of the foregoing items has been applied for, filed, issued or registered (collectively, the “Company Registered IP”). Section 5.19(d) of the Disclosure Schedule sets forth a list of all actions that are required to be taken by the Company or any of the Company Subsidiaries within one hundred and twenty (120) days of the Closing with respect to any of the Company Registered IP in order to avoid prejudice to, impairment or abandonment of the Company Registered IP.

(e) Except as set forth in Section 5.19(e) of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has (i) granted any third party exclusive rights to or under any Company Intellectual Property Rights, (ii) transferred ownership of any Intellectual Property to any third party, or (iii) permitted the Company’s or any Company Subsidiary’s rights in any Owned Intellectual Property Rights to lapse or enter the public domain.

(f) Neither the execution, delivery and performance of this Agreement or any ancillary agreements will (i) constitute a breach of or default under any instrument, license or other Contract pursuant to which the Company or any of the Company Subsidiaries granted to any third party any rights in any Company Intellectual Property Rights or pursuant to which the Company or any of the Company Subsidiaries received licenses in any Licensed Intellectual Property Rights, (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Company Intellectual Property Rights, or (iii) materially impair the right of the Company or any of the Company Subsidiaries to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, or dispose of any Company Intellectual Property Rights.

(g) Except as set forth in Section 5.19(g) of the Disclosure Schedule, there are no royalties, honoraria, fees or other payments payable by the Company or any of the Company Subsidiaries to any third party as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company Intellectual Property Rights and none shall become payable as a result of the consummation of the transactions set forth herein.

(h) The Company and each of the Company Subsidiaries has taken all commercially reasonable steps to protect, preserve and maintain the secrecy and confidentiality of all of its confidential information and all confidential information disclosed to it by third parties. All current and former officers, employees, consultants and independent contractors of the Company and any of the Company Subsidiaries having access to confidential information and/or proprietary information of the Company or any of the Company Subsidiaries have executed and delivered to the Company or any of the Company Subsidiaries an agreement regarding the protection of such information. The Company and each of the Company Subsidiaries has obtained proprietary information and invention disclosure and assignment agreements substantially in the form provided to Parent from all current and former employees and consultants of the Company and each of the Company Subsidiaries. Notwithstanding the foregoing, the Company and each of the Company Subsidiaries has secured valid written assignments from all of the Company’s or any of the Company Subsidiaries’ current and former consultants, independent contractors, founders and employees, who were involved in or who contributed to the creation or development of any Company Intellectual Property Rights, pursuant to which (i) the Company or any of the Company Subsidiaries has obtained unencumbered, unrestricted and exclusive ownership of all Intellectual Property Rights therein and (ii) the assignee waived all right, title and interest in and to all Intellectual Property Rights therein, including moral rights and the right to receive royalties or other consideration. No current or former employee, officer, director, consultant or independent contractor of the Company or any of the Company Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Company Intellectual Property Rights.

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(i) None of the Company, any of the Company Subsidiaries and any other party acting on behalf of the Company or any of the Company Subsidiaries has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or could reasonably be expected to, result in the disclosure or delivery by the Company, any of the Company Subsidiaries, or any other party acting on behalf of the Company or any of the Company Subsidiaries to any party of any Company Source Code. As used in this Section 5.19(i), “Company Source Code” means, with respect to any Company Intellectual Property Rights, collectively, any human readable software source code, or any material portion or aspect of the software source code, or any material proprietary information or algorithm contained in or relating to any software source code.

(j) Section 5.19(j) of the Disclosure Schedule lists all Open Source Materials that have been incorporated into, combined with or distributed with any Company products or services. Neither the Company nor any of the Company Subsidiaries or a third party acting on behalf of the Company or any of the Company Subsidiaries has distributed or incorporated into, combined with or used with any Company Intellectual Property Rights any Open Source Material that is subject to any agreement or license with terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing, the software (A) be disclosed, made available or distributed in source code or object code form; (B) be licensed for the purpose of making derivative works available and/or redistributable; (C) be licensed under terms that allow or permit any third party to decompile, recompile, update, modify, reverse engineer, reverse assemble or disassemble all or any part of the software or merge the software into any other software; or (D) be redistributable at no charge.

(k) Neither the Company nor any of the Company Subsidiaries is or has ever been a member or promoter of or a contributor to any industry standards body or any similar organization that could reasonably be expected to require the Company or any of the Company Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property Rights.

(l) Except as was not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (i) the Company and the Company Subsidiaries have taken commercially reasonable actions to protect the confidentiality, integrity and security of material Company IT Assets in the control of the Company and the Company Subsidiaries (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption, and (ii) to the Knowledge of the Company, no Person has gained unauthorized access to such material Company IT Assets (or, to the Knowledge of the Company, the information and transactions stored or contained therein or transmitted thereby). To the Knowledge of the Company, the Company IT Assets and Owned Intellectual Property Rights do not contain any virus, software routine or hardware component designed to permit unauthorized access or to disable or otherwise harm any computer, systems or software, or any software routine designed to disable a computer program automatically with the passage of time or under the positive control of a Person other than an authorized licensee or owner of the software, other than documented security features.

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(m) Other than as set forth in Section 5.19(m) of the Disclosure Schedule, no government funding or other incentives, facilities or resources of a university, college, other educational institution or research center, or funding from third parties (a “Governmental Grant”) was used in or received for the development of the Company’s products, services or any Owned Intellectual Property Rights or, to the Knowledge of the Company, Licensed Intellectual Property Rights and neither the Company nor any of the Company Subsidiaries has requested to receive any such funding or incentives. No current or former employee, consultant or independent contractor of the Company or any of the Company Subsidiaries who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property Rights has performed services for the government, for a university, college or other educational institution or for a research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of the Company Subsidiaries. No Governmental Authority has any rights in any Company Intellectual Property Rights. Section 5.19(m) of the Disclosure Schedule describes in detail all Governmental Grants used in the development of Owned Intellectual Property Rights, all agreements in respect of said Governmental Grants and a list of all Owned Intellectual Property Rights that was developed using any Governmental Grants. The Company’s products (either marketed and/or under development) do not incorporate any Owned Intellectual Property Rights that was developed using any Governmental Grants. The Company and the Company Subsidiaries are in full compliance with all applicable laws, rule, guidelines, undertakings and agreements related to the Governmental Grants and no circumstances have occurred that will result in the cancellation of and/or an obligation by the Company, the Company Subsidiaries or Parent or the Company Subsidiaries to return any Governmental Grant.

(n) The Company and the Company Subsidiaries have a privacy policy (the “Company Privacy Policy”) regarding the collection and use of Personal Data, a true, correct and complete copy of which has been made available to the Investors prior to the date hereof. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and each of the Company Subsidiaries is in material compliance with all applicable Laws (and such party’s respective contractual commitments) regarding the collection, use, retention, transfer and protection of Personal Data and with the Company Privacy Policy, including database registration requirements. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries take commercially reasonable actions (including implementing and monitoring compliance with measures with respect to technical and physical security) intended to protect Personal Data maintained by the Company or any of the Company Subsidiaries against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, no Person has gained unauthorized access to or made any unauthorized use of any such Personal Data maintained by the Company or any of the Company Subsidiaries, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole. The execution, delivery and performance of this Agreement and all related documents and the consummation of the Transactions do not materially violate the Company Privacy Policy. Upon Closing, except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and/or its applicable Company Subsidiaries will continue to have the right to use Personal Data on identical terms and conditions as the Company or the Company Subsidiaries enjoyed immediately prior to the Closing.

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5.20 Environmental Matters.

(a) Except as set forth in Section 5.20(a) of the Disclosure Schedule, there is no material Environmental Claim pending or, to the Knowledge of the Company, threatened in writing against the Company, any of the Company Subsidiaries, or, to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, the Company and the Company Subsidiaries are and, since December 31, 2015, have been in compliance with all applicable Environmental Laws and all of the Company’s necessary Environmental Permits.

(c) There are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence or Release of any Hazardous Substance, which would be reasonably likely to form the basis of any material Environmental Claim against the Company, any of the Company Subsidiaries, or to the Knowledge of the Company, against any Person whose liability for such Environmental Claims the Company or any of the Company Subsidiaries has retained or assumed either contractually or by operation of law.

5.21 Material Contracts.

(a) Section 5.21(a) of the Disclosure Schedule sets forth a true and complete list of each of the following types of Contracts to which the Company or any of the Company Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date hereof, but excluding any purchase orders, invoices, requisition forms, or other form purchasing documents and any Company Plans disclosed on Section 5.15(a) of the Disclosure Schedule:

(i) (A) contains any exclusivity or similar provision that is binding on the Company or any of the Company Subsidiaries (or would purport to be binding, after the Closing Date, on Parent or any of the Company Subsidiaries) or (B) otherwise limits or restricts the Company or any of the Company Subsidiaries (or would purport to limit or restrict, after the Closing Date, Parent or any of the Company Subsidiaries) from (1) engaging or competing in any line of business in any location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person, in each case of clause (A) and clauses (1), (2) and (3) of clause (B), that is material to the Company and the Company Subsidiaries, taken as a whole;

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(ii) includes (A) any “most favored nation” terms and conditions (including with respect to pricing) granted by the Company or any of the Company Subsidiaries to a Third Party, or (B) any arrangement whereby the Company or any of the Company Subsidiaries grants any right of first refusal or right of first offer or similar right to a Third Party, in each case of clauses (A) and (B) that is material to the Company and the Company Subsidiaries, taken as a whole;

(iii) is a joint venture, strategic alliance or partnership agreement that either (A) is material to the Company and the Company Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and the Company Subsidiaries to make expenditures in excess of $300,000 in the aggregate during the 12-month period following the date hereof;

(iv) is a loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture or other binding commitment (other than letters of credit and those between the Company and the Company Subsidiaries) relating to indebtedness for borrowed money in an amount in excess of $500,000 individually;

(v) is a Contract with respect to an interest, rate, currency or other swap or derivative transaction (other than those between the Company and the Company Subsidiaries) with a fair value in excess of $100,000;

(vi) is a material Contract with respect to any Company Intellectual Property Rights and not for “off-the-shelf” software or hardware generally commercially available on standard and non-discriminatory terms;

(vii) is an acquisition agreement, asset purchase or sale agreement, stock purchase or sale or purchase agreement or other similar agreement, in each case for the purchase or sale of a corporation, partnership, or other business organization or business thereof (including all or substantially all of the assets of such business), pursuant to which (A) any other Person has the right to acquire any assets of the Company or any of the Company Subsidiaries or (B) any other Person has the right to acquire any equity interests in the Company or any of the Company Subsidiaries;

(viii) is a settlement or similar agreement with any Governmental Authority or arbitrator (public or private) (including any corporate integrity agreement, monitoring agreement or deferred prosecution agreement) or order or consent of a Governmental Authority or arbitrator (public or private) (including any consent decree or settlement order) to which the Company or any of the Company Subsidiaries is subject involving performance on or after the date hereof by the Company or any of the Company Subsidiaries and in an amount in excess of $100,000 individually;

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(ix) any Contract (or series of related Contracts) pursuant to which the Company or any Company Subsidiary has continuing “earn-out” or similar obligations that could result in payments from the Company or any Company Subsidiary in an amount in excess of $100,000 per Contract;

(x) any Contract (or series of related Contracts) that creates an obligation of the Company or any of the Company Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $100,000 per twelve-month period after the date hereof;

(xi) any Contract with the Company Customers and Suppliers;

(xii) any Contract that contains a change in control provision that would be triggered in connection with consummation of the Transactions, provided that (i) such Contract has provided $100,000 or more of revenue to the Company or any of the Company Subsidiaries, individually or in the aggregate, in the twelve-month period prior to the date hereof, or would reasonably be expected to provide $100,000 or more of revenue to the Company or any of the Company Subsidiaries, individually or in the aggregate, in the twelve-month period after the date hereof or (ii) such change in control provision expressly requires aggregate payments by the Company or any the Company Subsidiaries, individually or in the aggregate, in excess of $100,000;

(xiii) any Contract (including any loan) between the Company or any of its Significant Subsidiaries, on the one hand, and any officer, director or Affiliate (other than a wholly-owned Subsidiary) of the Company or any of its Significant Subsidiaries or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Significant Subsidiaries has an obligation to indemnify such officer, director, Affiliate or family member, but not including any Company Plans;

(xiv) any stockholder, investors rights, registration rights or similar agreement or arrangement;

(xv) any Contract pursuant to which the Company or any of the Company Subsidiaries has continuing obligations or interests involving (A) “milestone” or other similar contingent payments to be made to or by the Company or any of the Company Subsidiaries upon the achievement of certain milestones, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or any of the Company Subsidiaries, in each case (x) which payments after the date hereof would reasonably be expected to be: (i) in the case of suppliers and subcontractors, more than $200,000 in the twelve (12) month period following the date hereof, and (ii) in the case of employees and sales representatives, more than $100,000 in the twelve (12) month period following the date hereof, and (y) that cannot be terminated by the Company or such Company Subsidiary without more than sixty (60) days’ notice without material payment or penalty;

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(xvi) any employment, severance, consulting or other agreements which provide for compensating or providing benefits to, or that otherwise govern the terms of employment of, present or former employees or consultants of the Company or the Company Subsidiaries, which provide for base compensation payable to any employee or consultant of the Company or any of the Company Subsidiaries in excess of $100,000 per year;

(xvii) any material collective bargaining agreement or other material Contract with any labor union;

(xviii) any Contract (including any option agreement) to purchase or sell any interest in real property, and any Company Real Property Lease;

(xix) any Contract relating to the indemnification of any director or officer of the Company or any of the Company Subsidiaries that deviates from the form of indemnification agreement made available to the Investors; or

(xx) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company under Item 1.01 on a Current Report on Form 8-K.

Each Contract of the type described in clauses (i) through (xx) is referred to herein as a “Company Material Contract.”

(b) Except for this Agreement or as set forth in Section 5.21(a) of the Disclosure Schedule, as of the date hereof, none of the Company or any of the Company Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that is to be performed after the date hereof that has not been filed as an exhibit to or incorporated by reference in a Company SEC Document.

(c) Each Company Material Contract is valid and binding and in full force and effect and, to the Company’s Knowledge, enforceable against the other party or parties thereto in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception. Since December 31, 2015, (i) except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of the Company Subsidiaries, nor to the Company’s Knowledge any other party to a Company Material Contract, is in violation of any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Company Material Contract, and (ii) neither the Company nor any of the Company Subsidiaries has received written notice that it has breached, violated or defaulted under any Company Material Contract which has not been cured or resolved. True and complete copies of the Company Material Contracts and any material amendments thereto have been made available to the Investors.

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5.22 Customers and Suppliers. Section 5.22 of the Disclosure Schedule sets forth a true and complete list of (a) the ten (10) largest customers (by revenue) and five (5) largest suppliers (by expenditure) of the business of the Company and the Company Subsidiaries during the 2018 fiscal year and (b) the revenue attributed to such customers or spent with such suppliers in such fiscal year (collectively, the “Company Customers and Suppliers”). None of the Company Customers and Suppliers: (i) has terminated or, to the Knowledge of the Company, threatened, either in writing or orally, to terminate or not to renew or extend its relationship with the Company or any of the Company Subsidiaries; (ii) has notified the Company or any of the Company Subsidiaries, either in writing or, to the Knowledge of the Company, orally, that it intends to materially and adversely modify its relationship with, or materially reduce its purchases from or other business with, the Company or any Company Subsidiaries; (iii) has materially and adversely changed its pricing terms or any other terms of its business with the Company or any Company Subsidiaries; or (iv) to the Knowledge of the Company, has any plan or intention to do any of the foregoing. Since January 1, 2016, neither the Company nor any Company Subsidiary has received any written or, to the Knowledge of the Company, oral complaint from any of its customers or suppliers (including, without limitation, any of the Company Customers and Suppliers) concerning the products and/or services provided to or from the Company and/or any Company Subsidiaries, nor has the Company or any Company Subsidiaries had any of its respective products returned by a purchaser thereof, other than complaints and returns made in the ordinary course of business of the Company that, individually or in the aggregate, have not had a Material Adverse Effect.

5.23 Compliance with Anti-Corruption, Money Laundering, Import, Export Controls and Economic Sanctions.

(a) In the last five (5) years, the Company and the Company Subsidiaries have been and are in compliance with all applicable anti-corruption Law, including (i) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.) (the “FCPA”), (ii) any applicable Law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, and (iii) any other applicable Law of similar purpose and scope in any jurisdiction. In the last five (5) years, neither the Company nor any of the Company Subsidiaries nor any director or officer of the Company or any of the Company Subsidiaries nor, to the Company’s Knowledge, any (x) agent or Representative of the Company or any of the Company Subsidiaries in connection with its performance of its business with the Company or (y) employee of the Company or any of the Company Subsidiaries, has, directly or indirectly, given, made, offered or received or agreed to give, make, offer or receive any payment, gift, contribution, commission, rebate, promotional allowance, expenditure or other economic advantage: (A) which would violate any applicable anti-corruption Law or (B) to or for a Public Official with the intention of: (1) improperly influencing any official act or decision of such Public Official; (2) inducing such Public Official to do or omit to do any act in violation of his lawful duty; or (3) securing any improper advantage in each case in violation of applicable anti-corruption Law. For the purposes of this Agreement, “Public Official” includes any Person holding, representing or acting on behalf of a legislative, administrative or judicial office, and any Person employed by, representing or acting on behalf of a Governmental Authority or enterprise thereof (including a state-owned or state-controlled enterprise) or a public international organization, any representative or official of a political party or any candidate for any political office, but it does not include employees who are members of the reserve components of the United States Armed Forces. No officer or director of the Company or any of the Company Subsidiaries is a Public Official and, to the Company’s Knowledge, no employee of the Company or any of the Company Subsidiaries (in each case, that is not a director or officer) is a non-U.S. Public Official.

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(b) In the last five (5) years, neither the Company nor any of the Company Subsidiaries nor any director or officer of the Company or any of the Company Subsidiaries nor, to the Company’s Knowledge, (x) any agent or Representative of the Company or any of the Company Subsidiaries in connection with its performance of its business with the Company, or (y) employee of the Company or any of the Company Subsidiaries has violated or operated in noncompliance with any, been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority in any way relating to anti-corruption or anti-money laundering Law or Law related to terrorism financing. The Company has instituted policies and procedures reasonably designed to ensure compliance by the Company, the Company Subsidiaries, directors, officers, employees, agents and Representatives with applicable anti-corruption Law, anti-money laundering Law and applicable Law related to terrorism financing.

(c) In the last five (5) years, the Company, the Company Subsidiaries, their respective directors and officers and, to the Company’s Knowledge, their respective agents, Representatives and employees acting on their behalf, (i) have complied in all material respects with all sanctions, export control, anti-boycott or customs Laws, and (ii) have not been subject to actual, pending, or threatened civil, criminal or administrative actions, suits, demands, claims, hearings, written notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions or made any voluntary disclosures to any Governmental Authority relating to material violation of sanctions, export control, anti-boycott or customs Laws. The Company has instituted policies and procedures reasonably designed to ensure material compliance by the Company, the Company Subsidiaries, directors, officers, employees, agents and Representatives acting on behalf of the Company or any of the Company Subsidiaries with applicable sanctions, export control, anti-boycott and customs Laws.

5.24 Finders’ Fees, etc. Except as set forth in Section 5.24 of the Disclosure Schedule, there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of the Company, Parent or any Company Subsidiary who might be entitled to any fee or commission from the Company, Parent or any of their respective Affiliates in connection with the Transactions.

5.25 Related Party Transactions. Except (a) for indemnification, compensation, employment or other similar arrangements between the Company or any of the Company Subsidiaries, on the one hand, and any stockholder, director, officer or other Affiliate thereof, on the other hand, (b) as set forth in Section 5.25 of the Disclosure Schedule and (c) as disclosed in the Company SEC Documents filed prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and stockholder, director, officer or other Affiliate thereof, but not including any wholly-owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

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5.26 Application of Takeover Protections; Rights Agreements. The Company and the Company Board and Parent and the Parent Board have taken all necessary action, if any, in order to render inapplicable any restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in such Section 203), control share acquisition, business combination, or other similar anti-takeover provision under the Company’s or Parent’s charter documents or the laws of its state of incorporation that is or would reasonably be expected to become applicable to any of the Investors as a result of the Investors, on the one hand, and the Company and Parent, on the other hand, fulfilling their obligations or exercising their respective rights under this Agreement and the other Transaction Documents, including, without limitation, Parent’s issuance of the Investment Shares and the Acquisition Shares and the Investors’ ownership of the Investment Shares and, when issued, the Conversion Shares, other than with respect to any transfer of any of the Investment Shares or Conversion Shares by any of the Investors. Neither the Company nor Parent has or has adopted a rights agreement, “poison pill” anti-takeover plan or other agreement or understanding relating to accumulations of beneficial ownership of Company Common Stock or Parent Common Stock or a change in control of the Company or Parent, respectively.

5.27 Tax Treatment. None of the Company, Parent, Merger Sub nor any of the respective Affiliates of each such Person has taken or agreed to take any action that would be reasonably likely to prevent, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company from qualifying as a transaction described in Section 351 of the Code.

5.28 No Directed Selling Efforts or General Solicitation. Neither the Company, Parent nor any Person acting on either of their behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

5.29 No Integrated Offering. Neither the Company, Parent nor any of their respective Affiliates, nor any Person acting on any of their behalf has, directly or indirectly, made any offers or sales of any Company or Parent security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company and Parent on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

5.30 Rule 506 Compliance. To the Knowledge of the Company, neither the Company, Parent nor any Insider is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2)(i) or (d)(3). Neither the Company nor Parent is disqualified from relying on Rule 506 of Regulation D under the Securities Act (“Rule 506”) for any of the reasons stated in Rule 506(d) in connection with the issuance and sale of the Securities to the Investors pursuant to this Agreement. The Company and Parent have exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) exists. The Company has furnished to each Investor, a reasonable time prior to the date hereof, a description in writing of any matters, that would have triggered disqualification under Rule 506(d) but which occurred before September 23, 2013, in each case, in compliance with the disclosure requirements of Rule 506(e). The Company has exercised reasonable care, including without limitation, conducting a factual inquiry that is appropriate in light of the circumstances, into whether any such disqualification under Rule 506(d) would have existed and whether any disclosure is required to be made to the Investors under Rule 506(e). Any outstanding securities of the Company (of any kind or nature) that were issued in reliance on Rule 506 at any time on or after September 23, 2013 have been issued in compliance with Rule 506(d) and (e) and no party has any reasonable basis for challenging any such reliance on Rule 506 in connection therewith.

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5.31 Private Placement. Assuming the accuracy of the representations and warranties of the Investors in ARTICLE 6 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

5.32 Shell Company Status. Neither the Company nor Parent is, and has ever been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.33 Investment Company. Neither the Company nor Parent is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.34 No Fiduciary. The Company acknowledges that none of the Investors is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice or other guidance provided by any Investor or any of its representatives and agents with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Investor’s entry into such transactions. The Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and agents.

5.35 Acquisition Transactions. The Company has provided the Investors and their counsel with true and complete copies of the Acquisition Documents. The representations and warranties of Parent and Porsche Holdco and, to the Knowledge of the Company, the other parties to the Porsche Merger Agreement and the other Acquisition Documents are true and correct in all respects. To the Knowledge of the Company, there is no reason that Parent, Porsche Holdco or any of the other parties to the Porsche Merger Agreement or any other Acquisition Document will not be able to perform in all material respects their respective covenants and obligations set forth therein on a timely basis when due. Other than the Acquisition Documents expressly referenced in the Porsche Merger Agreement, to the Knowledge of the Company, there are no other agreements, arrangements, side letters or other understandings relating to the Acquisition.

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5.36 Disclosure Documents. None of the documents required to be filed by the Company or Parent with the SEC after the date hereof in connection with the Transactions will, on the date of such filing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. In furtherance and not in limitation of the foregoing, and subject to the last sentence of this Section 5.36, none of the information supplied by or on behalf of the Company, Parent or Merger Sub specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the definitive Joint Proxy Statement/Prospectus included in the Registration Statement at the time it becomes effective to be sent to the Company’s stockholders in connection with the Investment Transactions and Porsche’s shareholders in connection with the Acquisition Transactions (including any amendments or supplements, the “Joint Proxy Statement/Prospectus”)] will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 5.36 no representation or warranty is made by the Company, Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of the Company, Parent or Merger Sub.

5.37 Full Disclosure. No representation, warranty or other statement made by the Company, Parent or Merger Sub or any of their Affiliates in this Agreement or any other Transaction Document, or in any certificate delivered pursuant hereto or thereto by or on behalf of the Company, Parent or Merger Sub or any of their Affiliates contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such documents or certificates not misleading in light of the circumstances in which the same were made. There is no fact known to the Company or any of the Company Subsidiaries on the date hereof that the Company or any of the Company Subsidiaries have not disclosed to the Investors in writing prior to the date of this Agreement that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Notwithstanding anything to the contrary contained in the foregoing, none of the Company, Parent or Merger Sub makes any representation or warranty with respect to any forecasts, budgets, projections, estimates or other similar information provided by or on behalf of the Company, Parent or any of their respective Representatives, including in any “data rooms” or management presentations.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each of the Investors hereby severally, and not jointly, represents and warrants to Parent and the Company on and as of the date hereof and on the Closing Date, knowing and intending that Parent and the Company are relying thereon, that:

6.01 Organization and Existence. Such Investor is a duly organized and validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

6.02 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which it is a party have been duly authorized and each constitute or will constitute, assuming the due authorization, execution and delivery thereof by the other parties thereto, the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

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6.03 Investment Intent. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. Federal securities laws inasmuch as they are being acquired from Parent in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Securities to be received by such Investor hereunder will be acquired for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable securities Laws. Such Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

6.04 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor has significant experience in making private investments, similar to the purchase of the Securities hereunder.

6.05 Disclosure of Information. Such Investor has had an opportunity to receive all additional information related to Parent and the Company requested by it and to ask questions of and receive answers from Parent and the Company regarding Parent and the Company, the Company’s business and the terms and conditions of the offering of the Securities. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on Parent’s and the Company’s representations and warranties contained in this Agreement.

6.06 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “The securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

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6.07 Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

6.08 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the Securities Act.

6.09 Brokers and Finders. No Person will have, as a result of the Transactions, any valid right, interest or claim against or upon Parent, Company or any Company Subsidiary or Subsidiary of Parent for any broker’s, finder’s financial advisor’s or other commission or similar fee, or reimbursement in connection therewith, pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6.10 Rule 506 Compliance. Neither such Investor nor, to the Knowledge of such Investor, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

6.11 Disclosure Documents. Subject to the last sentence of this Section 6.11, none of the information supplied by or on behalf of such Investor specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Joint Proxy Statement/Prospectus will, at the date it is first mailed to the Company’s stockholders or at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 6.11, no representation or warranty is made by such Investor with respect to information or statements made or incorporated by reference in the Registration Statement or the Joint Proxy Statement/Prospectus which were not supplied by or on behalf of such Investor specifically for inclusion or incorporation by reference therein.

6.12 Tax Matters. Such Investor is not subject to a binding commitment and has not otherwise agreed to sell, exchange, transfer by gift or otherwise dispose of any of the Investment Shares received by it pursuant to this Agreement, or take any other action that would be reasonably likely to prevent, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, from qualifying as a transaction described in Section 351 of the Code.

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ARTICLE 7

COVENANTS AND AGREEMENTS

7.01 Conduct of the Company. From the date hereof until the earlier of the Parent Merger Effective Time or the termination of this Agreement in accordance with ARTICLE 10 (the “Pre-Closing Period”), except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Disclosure Schedule, as consented to in writing by the Investors (such consent not to be unreasonably withheld, conditioned or delayed), or as required by applicable Law or Order, the Company shall, and shall cause each Company Subsidiary, including, without limitation, Parent, to, conduct its business in the ordinary course consistent with past practice and, to the extent consistent with the foregoing, use commercially reasonable efforts to (i) preserve intact its business organization, goodwill and reputation, (ii) preserve in all material respects its business relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others having business relationships with it and with Governmental Authorities with jurisdiction over the Company’s operations and (iii) keep available its current officers and key employees. In addition, without limiting the generality of the foregoing, during the Pre-Closing Period, except as expressly contemplated by this Agreement, as set forth in Section 7.01 of the Disclosure Schedule, as consented to in writing by the Investors (such consent not to be unreasonably withheld, conditioned or delayed) or as required by applicable Law or Order, the Company shall not, nor shall it permit any Company Subsidiary, including, without limitation, Parent, to:

(a) amend the Certificate of Incorporation, Bylaws or other similar organizational documents (whether by merger, consolidation or otherwise), in each case, of the Company or any Company Subsidiary;

(b) directly or indirectly split, combine or reclassify any shares of capital stock of the Company or any of the Company Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of the Company or any of the Company Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any equity securities of the Company or any of the Company Subsidiaries, except for (i) the declaration, setting aside or payment of any dividends or other distributions by any of the Company Subsidiaries to the Company or any other wholly-owned Company Subsidiary, or in connection with any internal reorganization transactions solely among the wholly-owned Company Subsidiaries or (ii) acquisitions, or deemed acquisitions, of (A) Company Common Stock in connection with the payment of the exercise price of Company Options with Company Options or Company Common Stock (including in connection with “net exercises”), (B) Company Common Stock in connection with required Tax withholding in connection with the exercise of Company Options or the vesting of or issuance of Company Common Stock subject to Company Restricted Stock Awards or (C) equity securities of any Company Subsidiary by the Company or any Company Subsidiary;

(c) issue, deliver or sell, or authorize the issuance, delivery or sale of, any equity securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable or exercisable for equity securities of the Company or any Company Subsidiary, other than (x) the issuance of any Company Common Stock pursuant to the exercise of Company Options or the vesting of Company Restricted Stock Awards, in each case that are outstanding as of the date hereof and set forth on Section 5.06(c) of the Disclosure Schedule, and in accordance with their terms as in effect on the date hereof and (y) as otherwise permitted pursuant to Section 7.01(m) and set forth in the corresponding section of the Disclosure Schedule or (ii) amend any term of any equity security of the Company or any of the Company Subsidiaries (in each case, whether by merger, consolidation or otherwise);

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(d) incur or commit to any capital expenditures, except for (i) those as may be contemplated by the Company’s fiscal 2019 budget and capital expenditure plan made available to the Investors prior to the date hereof (whether or not such capital expenditures are made during the 2019 fiscal year) or (ii) any capital expenditures (or series of related capital expenditures) of less than $250,000 in the aggregate per fiscal quarter;

(e) acquire from any Third Party (by merger, consolidation, acquisition of substantial equity interests in or substantial assets or otherwise), directly or indirectly, any corporation, partnership, or other business organization or business thereof for an aggregate purchase price in excess of $1,000,000, other than (i) inventory, supplies and materials in the ordinary course of business of the Company and the Company Subsidiaries, (ii) pursuant to Contracts in effect on the date hereof and set forth in Section 5.21(a)(vii) or Section 5.21(a)(xviii) of the Disclosure Schedule, or (iii) assets, securities, properties, interests or businesses of the Company or any of the Company Subsidiaries;

(f) sell, license, lease or otherwise transfer, exchange, swap, dispose of or abandon or create or incur any Lien on, directly or indirectly, any of the Company’s or any Company Subsidiary’s assets, securities, properties, interests, leases or businesses, other than (i) sales of inventory, of products or services, or obsolete equipment, or non-exclusive licensing of Intellectual Property Rights, all in the ordinary course of business, (ii) sales, licenses, leases or transfers that are pursuant to Contracts in effect on the date hereof and set forth in Section 5.21(a)(iv), Section 5.21(a)(vii) or Section 5.21(a)(xviii) of the Disclosure Schedule, (iii) Permitted Liens, (iv) sales, licenses, leases or other transfers to, or Liens in favor of, the Company or any of the wholly-owned Company Subsidiaries or (v) Liens in an amount less than $100,000 in the aggregate;

(g) make any loans, advances or capital contributions to, or investments in, any other Person, or form or acquire any Subsidiary that is not wholly-owned by the Company or any of the wholly-owned Company Subsidiaries, other than (i) in connection with actions permitted by Section 7.01(d) or (e), (ii) loans, advances or capital contributions to, or investments in, the Company or any of the wholly-owned Company Subsidiaries, (iii) advances of expenses to employees or other service providers of the Company or the Company Subsidiaries in the ordinary course of business, for amounts individually not exceeding $50,000 and in the aggregate not exceeding $200,000, (iv) advances to customers of the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice in connection with the sale of the Company’s products and services, or (iv) investments made in connection with treasury functions and cash management in the ordinary course of business;

(h) redeem, repurchase, prepay (other than prepayments of revolving loans in the ordinary course of business), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or guarantees thereof in a manner that increases the aggregate liability (including any contingent liability) of the Company or any Company Subsidiary thereunder, or issue or sell any debt securities, except for (i) indebtedness or guarantees between or among the Company and any of its wholly owned Subsidiaries and (ii) letters of credit issued and maintained in the ordinary course of business to the extent undrawn;

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(i) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of the Company Subsidiaries from engaging or competing in any line of business, in any location or with any Person, or would purport to limit, after the consummation of the Acquisition Transactions, Porsche or any of its Subsidiaries from engaging or competing in any line of business;

(j) enter into any new line of business outside of the existing business of the Company and the Company Subsidiaries, other than pursuant to any product roadmaps in existence as of the date hereof and natural extensions or changes to such product roadmaps, in each case, which product roadmaps have been disclosed in writing to the Investors prior to the date hereof;

(k) other than (x) in the ordinary course of business consistent with past practice (including renewals consistent with the terms thereof) or (y) in a manner not material to the Company or any of the Company Subsidiaries, (i) amend or modify in any material respect or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Contract which constitutes a Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract, or (ii) enter into any Contract (other than any non-material amendments entered into in the ordinary course of business) that would have been a Company Material Contract had it been entered into prior to the date hereof;

(l) (i) recognize any new labor organization, union, employee association, trade union, works council or other similar employee representative, or (ii) negotiate, enter into, amend, modify or terminate any collective bargaining agreement;

(m) grant, amend or terminate any equity or equity-based awards (including Company Common Stock, Company Options or Company Restricted Stock Awards), other than the grant of Company Options and Company Restricted Stock Awards covering not more than 40,000 shares of Company Common Stock in the aggregate, to newly-hired non-executive employees in the ordinary course of business and with such terms as are consistent with past practice (including vesting requirements and any provisions for acceleration upon specified events, provided that such awards will not provide for any vesting acceleration to occur as a result of the consummation of the Transactions);

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(n) except (x) as required pursuant to the express provisions of a Company Plan in effect and provided in writing to the Investors prior to the date hereof, (y) as otherwise required by applicable Law or (z) as set forth in Section 7.01 of the Disclosure Schedule, (i) grant or provide any severance or termination payments or benefits (including pursuant to any agreement or arrangement or amendment to any existing agreement or arrangement) to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation or benefits to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries, (iii) increase the compensation payable to any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries, other than (A) increases of compensation payable to non-executive employees of the Company or any of the Company Subsidiaries or independent contractors and consultants of the Company or any of the Company Subsidiaries, in the ordinary course of business consistent with past practice in an amount not to exceed $350,000 in the aggregate, and (B) increases in the compensation of any executive employee of not greater than an aggregate of three percent (3%) of the current consideration payable to such person, (iv) establish, adopt, terminate or amend any material Company Plan (including, without limitation, with respect to any plan, program, agreement, or other arrangement by and between the Company and any current or former employee, officer, non-employee director, independent contractor or consultant of the Company or any of the Company Subsidiaries that provides for any payments or benefits in connection with a change in control, whether alone or in combination with other events such as a termination of service, or any plan, program, arrangement, policy or agreement that would be a material Company Plan if it were in existence on the date hereof, (v) terminate the employment of any current employee of the Company or any of the Company Subsidiaries with a title of senior vice-president or above other than for cause or for performance-related reasons or (vi) promote any employee of the Company or any of the Company Subsidiaries to a position that reports directly to the chief executive officer of the Company;

(o) waive, release, limit or condition any restrictive covenant obligation of any current or former employee or independent contractor of the Company or any of the Company Subsidiaries;

(p) change the Company’s methods of financial accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act (or any interpretation thereof), any Governmental Authority or applicable Law;

(q) (i) make or change any material election with respect to Taxes, (ii) adopt or change any method of Tax accounting or change any annual accounting period, (iii) amend any Tax Return, (iv) settle any claim or assessment in respect of Taxes, (v) agree to an extension or waiver of the limitation period for any claim or assessment in respect of Taxes, (vi) enter into any closing agreement or (vii) surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(r) (i) compromise or settle any Proceeding, in each case made or pending by or against the Company or any of the Company Subsidiaries (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of Proceedings that: (x) are for an amount (in excess of insurance proceeds), individually or in the aggregate, not to exceed $500,000, (y) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company or the Company Subsidiaries and (z) do not involve material Owned Intellectual Property Rights or (ii) commence any Proceeding, other than in the ordinary course of business consistent with past practice;

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(s) take any actions that would or would be reasonably likely to (i) result in any of the conditions set forth in ARTICLE 9 not being satisfied, (ii) result in new or additional required approvals from any Governmental Authority in connection with the Transactions that would materially delay the consummation the Transactions or (iii) materially impair the ability of Parent, the Company, Porsche Holdco or Merger Sub to consummate the Transactions in accordance with the applicable terms of the Transaction Documents or materially delay such consummation;

(t) authorize, apply for or cause to be approved the listing of Company Common Stock on any stock exchange other than Nasdaq;

(u) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, invalidation, loss, impairment or dedication to the public domain of any Company Intellectual Property Rights that are material to the conduct of the Company’s business;

(v) fail to repay or redeem any indebtedness in an amount exceeding $250,000 that becomes due and payable as a result of the Transactions or otherwise;

(w) cancel, terminate, fail to keep in place, pay any premium on, or reduce the amount of any insurance coverage provided by existing insurance policies without obtaining substantially equivalent (in the aggregate) substitute insurance coverage, unless the Company, in its reasonable judgment, determines that such cancellation, termination, failure to pay such premium or keep in place would not result in the Company and the Company Subsidiaries having inadequate coverage, including after giving effect to any insured self-retention or co-insurance feature;

(x) adopt or publicly propose a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, in each case, of the Company or any Company Subsidiary;

(y) acquire any fee interest in real property;

(z) enter into any material interest rate swaps, non-U.S. exchange or other similar hedging arrangements other than for purposes of offsetting a bona fide exposure (including counterparty risk); or

(aa) agree, resolve or commit to do any of the foregoing.

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7.02 No Solicitation.

(a) The Company shall, shall cause the Company Subsidiaries to and shall use reasonable best efforts to cause its Representatives to, immediately cease (i) any communications, discussions or negotiations with any Person that may be ongoing with respect to a Company Acquisition Proposal, (ii) furnishing to any Person (other than the Investors, Porsche, their respective Representatives and the Company’s Representatives) any information with respect to a Company Acquisition Proposal and (iii) cooperating with, assisting in, participating in, facilitating or encouraging a Company Acquisition Proposal and, if applicable, shall request to have returned to the Company or destroyed any confidential information that has been provided to any Person during any such communications, discussions or negotiations occurring in the six (6) months prior to the date hereof. From and after the date hereof until the earlier to occur of the Parent Merger Effective Time or the date of termination of this Agreement in accordance with ARTICLE 10, the Company shall not, nor shall it permit any of the Company Subsidiaries or authorize or permit any of its Representatives to (and shall use reasonable best efforts to cause such Persons not to), directly or indirectly, (A) solicit, initiate or encourage (including by way of furnishing information) or facilitate any inquiry or the making or submission of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal, (B) subject to Section 7.02(b), approve, recommend or publicly propose to approve or recommend, a Company Acquisition Proposal, (C) subject to Section 7.02(b) approve, recommend, publicly propose to approve or recommend or execute or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding, in each case relating to a Company Acquisition Proposal (other than an Acceptable Company Confidentiality Agreement) or a Company Superior Proposal (each an “Alternative Company Acquisition Agreement”), (D) enter into, continue or otherwise participate in any discussions or negotiations regarding any Company Acquisition Proposal, or (E) agree or commit, and the Company Board shall not resolve, to do any of the foregoing; provided, however, if, prior to the receipt of the Stockholder Approval, following the receipt of a bona fide written Company Acquisition Proposal that the Company Board determines in good faith, based on the advice of the Company’s outside financial advisors and outside legal counsel, is or could reasonably be expected to lead to a Company Superior Proposal and that was not solicited in violation of this Section 7.02(a) and was made after the date hereof, the Company may, in response to such Company Acquisition Proposal and to the extent that the Company Board determines that the failure to take any such action would result in a violation of the fiduciary duties of the Company Board under applicable Law, and subject to compliance with Section 7.02(b), furnish information with respect to the Company to the Person making such Company Acquisition Proposal and engage in discussions or negotiations with such Person regarding such Company Acquisition Proposal; provided, that (1) prior thereto the Company informs the Investors in writing of any such action, (2) prior to furnishing, or causing to be furnished, any such nonpublic information relating to the Company to such Person, the Company enters into a confidentiality agreement with the Person making such Company Acquisition Proposal (an “Acceptable Company Confidentiality Agreement”) that (x) does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to the Investors or Porsche required pursuant to this Section 7.02 and (y) contains provisions that in the aggregate are no less restrictive on such Person than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided that such agreement does not need to contain any provision prohibiting (including any direct or indirect “standstill” or similar provisions that prohibit) the making of any Company Acquisition Proposal), and (3) promptly (but in any event within 24 hours) following furnishing any nonpublic information to such Person, the Company furnishes such nonpublic information to the Investors (to the extent such nonpublic information has not been previously so furnished to the Investors or their Representatives).

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(b) Notwithstanding anything to the contrary in this Agreement, prior to the receipt of the Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change if (and only if): (I) (A) a written Company Acquisition Proposal that was not solicited in violation of Section 7.02(a) is made to the Company by a Third Party and such Company Acquisition Proposal is not withdrawn or (B) there has been a Company Intervening Event; (II) in the case of a Company Acquisition Proposal, the Company Board concludes in good faith, based on the advice of the Company’s outside financial advisors and outside legal counsel, that such Company Acquisition Proposal constitutes a Company Superior Proposal; and (III) the Company Board concludes in good faith, based on the advice of the Company’s outside legal counsel, that the failure to make a Company Adverse Recommendation Change would result in a violation of the fiduciary duties of the Company Board under applicable Law; provided, however, none of the Company, the Company Board or any committee thereof shall make a Company Adverse Recommendation Change unless:

(i) the Company Board provides the Investors at least five (5) Business Days’ prior written notice of its intention to take such action (it being understood that the delivery of such notice and any amendment or update thereto and the determination to so deliver such notice, update or amendment shall not, by itself, constitute a Company Adverse Recommendation Change), which notice shall specify in reasonable detail the reasons therefor and shall include, as applicable, (A) the information with respect to the Company Superior Proposal that is specified in Section 7.02(c), as well as a copy of such Company Acquisition Proposal and any related Alternative Company Acquisition Agreement, or (B) the facts and circumstances in reasonable detail of the Company Intervening Event;

(ii) during the five (5) Business Days following such written notice described in the foregoing clause (i) (or such shorter period as is specified in this Section 7.02(b) below), the Company Board and its Representatives have negotiated in good faith with the Investors (unless the Investors have expressly agreed in writing (e-mail is sufficient) not to negotiate) regarding any revisions to the terms of this Agreement that may, at the Investors’ sole discretion, be proposed by the Investors in response to such Company Superior Proposal or Company Intervening Event, as applicable; and

(iii) at the end of the five (5) Business Day period described in the foregoing clause (i) (or such shorter period as specified below in this Section 7.02(b)), the Company Board concludes in good faith, based on the advice of the Company’s outside legal counsel and financial advisors (and taking into account any adjustment or modification of the terms of this Agreement proposed in writing (e-mail is sufficient) by the Investors), that, as applicable (A) the Company Acquisition Proposal continues to be a Company Superior Proposal or (B) the Company Intervening Event continues to warrant a Company Adverse Recommendation Change and, in each case, that the failure to make such Company Adverse Recommendation Change would result in a violation of the fiduciary duties owed by the Company Board under applicable Law.

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Any amendment or modification to any Company Superior Proposal will be deemed to be a new Company Acquisition Proposal for purposes of this Section 7.02 and the Company shall promptly (but in any event within 24 hours of occurrence) notify the Investors of any such new Company Acquisition Proposal and the Parties shall comply with the provisions of this Section 7.02(b) with respect thereto; provided, however, that the “matching period” set forth above shall in such circumstance expire on the later of three (3) Business Days after the Company Board provides written notice of such new Company Acquisition Proposal to the Investors and the end of the original five (5)-Business Day period described in clause (ii) above; provided, further, (x) whether or not there is a Company Adverse Recommendation Change, unless this Agreement has been terminated in accordance with Section 10.01, the Company Board shall submit this Agreement for adoption, and the other Company Proposals for approval, by the Company stockholders at the Stockholders’ Meeting (provided, however that, for so long as there is a Company Adverse Recommendation Change, the Company Board shall nevertheless be required in such case to solicit proxies in favor of (it being understood that a proxy card will be deemed “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and the approval of the other Company Proposals); and (y) in the event there is a Company Adverse Recommendation Change made in compliance with this Section 7.02(b) with respect to a Company Superior Proposal, the Company shall not enter into an Alternative Company Acquisition Agreement. For purposes of clarity, if there is a Company Adverse Recommendation Change, the Company may clearly and unambiguously disclose the Company Adverse Recommendation Change in the Joint Proxy Statement/Prospectus soliciting approval in favor of the adoption of this Agreement and the approval of the other Company Proposals.

(c) In addition to the obligations of the Company set forth in Section 7.02(a) or Section 7.02(b), the Company shall promptly (and in any event within 24 hours) notify the Investors in writing (i) of any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal that are received by, or any non-public information with regard to any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal is requested from, or any discussions or negotiations are sought to be initiated regarding any inquiry, proposal, indication of interest or offer which constitutes, or would reasonably be expected to lead to, a Company Acquisition Proposal with, the Company (or any of its Representatives), indicating, in connection with such notice, the identity of the Person or group of Persons making the inquiry, proposal, indication of interest or offer and the material terms and conditions of any such inquiries, proposals, indication of interests or offers (and providing copies of all related written inquiries, proposals, indication of interests or offers, including proposed agreements) and (ii) of the Company’s intention to participate or engage in discussions or negotiations with, or furnish non-public information to, such Person making such Company Acquisition Proposal, information request or inquiry. In no event shall the Company begin providing any such information or engage in such discussions or negotiations prior to providing the Investors with the notice required by the preceding sentence. The Company thereafter shall (x) keep the Investors reasonably informed, on a reasonably prompt basis (and, in any event, within 24 hours) of the status of any material discussions or negotiations with respect to any such inquiries, proposal, indication of interests or offers and the details of any material changes to the status and material terms of any such inquiries, proposals, indication of interests or offers (including any material amendments thereto or any change to the scope or material terms or conditions thereof, and including copies of any written inquiries, proposals, indication of interests or offers, including proposed agreements and material modifications thereto) and (y) substantially concurrently with the delivery to any such Person, provide to the Investors any information concerning the Company or any of the Company Subsidiaries that is provided or made available to such Person or its Representatives unless such information has been previously provided or made available to the Investors or their Representatives.

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7.03 Stockholders’ Meeting. The Company shall duly call, give notice of, convene and hold a meeting of its stockholders (including any adjournment or postponement thereof) (the “Stockholders’ Meeting”) as promptly as practicable after the date the Registration Statement is declared effective under the Securities Act (except as provided in this Section 7.03) for the purpose of voting on the Company Proposals. In connection with the Stockholders’ Meeting, subject to Section 7.02(b), the Company, acting through the Company Board, shall (i) recommend the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders in the Joint Proxy Statement/Prospectus, (ii) otherwise comply with all legal and Nasdaq requirements applicable to such meeting, (iii) regardless of whether or not there has been a Company Adverse Recommendation Change, use its reasonable best efforts to solicit from its stockholders proxies in favor of (it being understood that a proxy card will be deemed voted “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and approval of the other Company Proposals and (iv) subject to the parenthetical in the immediately preceding clause (iii), take all other actions reasonably necessary or advisable to secure the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders in order to satisfy the requirement of applicable Law and the rules and regulations of Nasdaq, including, without limitation, timely setting a record date, provided that nothing in this Section 7.03 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement. The Company shall keep the Investors reasonably updated with respect to proxy solicitation results as reasonably requested by the Investors, and shall direct its proxy soliciting agent to provide the Investors and their Representatives with the results of all proxy tabulations provided by such proxy soliciting agent to the Company. The Company, acting through the Company Board, shall not, without the prior written consent of the Investors, adjourn or postpone the Stockholders’ Meeting; provided, however, the Company shall have the right to adjourn or postpone the Stockholders’ Meeting: (1) after consultation with the Investors, for not more than two (2) periods not to exceed ten (10) Business Days each if on the date on which the Stockholders’ Meeting is then scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Stockholder Approval; (2) if on the date on which the Stockholders’ Meeting is then scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting; or (3) after consultation with the Investors, if the failure to adjourn or postpone the Stockholders’ Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Joint Proxy Statement/Prospectus to be timely provided to the holders of Company Common Stock. Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of the Investors (not to be unreasonably withheld, delayed or conditioned), unless required to do so by applicable Law or the Company’s organizational documents. Without the prior written consent of the Investors, the adoption of this Agreement and approval of the other Company Proposals shall be the only matters (other than matters of procedure, including a motion to adjourn in accordance with the terms of this Agreement, and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement and approval of the other Company Proposals) that the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.

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7.04 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, notwithstanding anything in the Porsche Merger Agreement to the contrary, the Company shall cause to be prepared (with the initial draft to be prepared by Investor Counsel in cooperation with the Company’s outside legal counsel) and filed with the SEC, the Registration Statement, including the Joint Proxy Statement/Prospectus. The Company and Parent shall use their reasonable best efforts to ensure that the Registration Statement, including the Joint Proxy Statement/Prospectus, complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law. Subject to Section 7.02(b), the Joint Proxy Statement/Prospectus shall include (i) a statement to the effect that the Company Board has determined that this Agreement, the Parent Merger and the other Investment Transactions are fair to and in the best interests of the Company, Parent and Merger Sub and their respective stockholders and has approved and declared advisable the execution, delivery and performance of this Agreement and the consummation of the Parent Merger and the other Investment Transactions and (ii) the recommendation of the Company Board in favor of the adoption of this Agreement and approval of the other Company Proposals (the “Company Board Recommendation”). The Company and Parent shall use their reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC). The Company and Parent shall make all necessary filings with respect to the Parent Merger and the Investment Transactions under the Securities Act and the Exchange Act and any necessary state securities Laws or “blue sky” notice requirements in connection with the issuance of Parent Common Stock. As promptly as practicable after the Registration Statement shall have become effective, the Company shall use its reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be delivered to its stockholders in accordance with applicable Law and the rules and regulations of Nasdaq.

(b) Each of the Company, on the one hand, and the Investors, on the other hand, shall furnish all information concerning such Party and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Joint Proxy Statement/Prospectus, the Registration Statement, and the resolution of any comments received by the Company or Parent from the SEC. If at any time prior to the later of the receipt of the Stockholder Approval and Porsche Shareholder Approval, any information relating to the Company or the Investors, or any of their respective Affiliates, directors or officers, should be discovered by such Party which is required to be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement/Prospectus, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, with respect to the Joint Proxy Statement/Prospectus, to the extent required by applicable Law, disseminated to the stockholders of the Company.

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(c) Notwithstanding anything herein to the contrary, to the extent reasonably practicable, the Company and Parent shall cooperate and consult, in good faith, with the Investors with respect to the filing with, or submission to, the SEC and Nasdaq of all forms, reports, applications or other documents (including, without limitation, the Registration Statement and any amendments or supplements thereto) to be so filed or submitted in connection with the Transactions, which shall include, without limitation, providing the Investors the reasonable opportunity to review and comment on any such form, report, application or other document. The Company and Parent shall give due consideration to the Investors’ comments with respect to any such form, report, application or other document and shall not file or submit any of the foregoing without the Investors’ prior written approval, not to be unreasonably withheld.

(d) The Company or Parent, as applicable, shall notify the Investors promptly of the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy Statement/Prospectus or the Registration Statement or for additional information and shall supply, within one (1) day of receipt thereof, the Investors with copies of (A) all correspondence between the Company, Parent or any of their Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy Statement/Prospectus, or the Registration Statement and (B) all stop orders of the SEC relating to the Registration Statement. The Company and Parent shall give the Investors and their counsel a reasonable opportunity to participate in preparing the proposed response by the Company and/or Parent to comments received from the SEC or its staff and to provide comments on any proposed response thereto, and the Company and Parent shall give reasonable consideration to any such comments and shall not submit any such response without the Investors’ prior review and written approval, not to be unreasonably withheld. The Company and Parent, as applicable shall use reasonable best efforts to respond promptly to any comments of the SEC or their respective staff with respect to the Joint Proxy Statement/Prospectus or the Registration Statement, as applicable. For the avoidance of doubt, no amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement will be made by Parent or the Company without the Investors’ prior review and written approval, not to be unreasonably withheld, except for amendments and supplements made in accordance with the immediately following sentence, which shall not require the Investors’ written approval. Subject to the Company’s compliance with its obligations under Section 7.03, the Investors shall cooperate in good faith with the Company, in connection with a Company Adverse Recommendation Change made in compliance with the terms hereof with any request by the Company to (and the Company shall comply with any request by the Investors to) amend or supplement the Joint Proxy Statement/Prospectus (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (i) a Company Adverse Recommendation Change, (ii) a statement of the reason of the Company Board for making such a Company Adverse Recommendation Change, and (iii) additional information reasonably related to the foregoing. Notwithstanding a Company Adverse Recommendation Change, unless this Agreement is terminated in accordance with ARTICLE 10, the Company shall nonetheless (x) timely set a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting and submit this Agreement for adoption, and submit the other Company Proposals for approval, by the Company stockholders and use its reasonable best efforts to solicit from such stockholders proxies in favor of (it being understood that a proxy card will be deemed voted “in favor of” a matter to be acted upon by the Company’s stockholders if it provides the stockholder with the ability to either vote for, vote against or abstain from voting on, such matter) the adoption of this Agreement and approval of the other Company Proposals and (y) subject to the parenthetical in the immediately preceding clause (x), take all other actions reasonably necessary or advisable to secure the adoption of this Agreement and approval of the other Company Proposals by the Company’s stockholders, provided that nothing in this Section 7.04 shall prohibit the Company Board or any committee thereof from making a Company Adverse Recommendation Change in compliance with this Agreement.

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7.05 Reservation of Common Stock. Parent shall at all times reserve and keep available out of its authorized but unissued shares of Parent Common Stock, solely for the purpose of providing for the conversion of the Investment Shares, such number of shares of Parent Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Investment Shares issued pursuant to this Agreement. This covenant shall survive the Closing for so long as any Securities remain outstanding.

7.06 Reports; Furnishing of Information. From the date hereof until the Parent Merger Effective Time, Parent and the Company will (i) furnish to the Investors and/or their assignees such information relating to Parent, the Company and the Company Subsidiaries as from time to time may reasonably be requested by the Investors and (ii) provide the Investors with copies of all forms, reports, press releases, and other documents proposed to be filed by Parent or the Company with the SEC or otherwise publicly disclosed (other than those that are related to the Transactions, which are covered by Section 7.04) as promptly as practicable prior to the filing or disclosure date so as to give the Investors reasonable opportunity to review and consult with the Company regarding such forms, reports and other documents and provide comments thereon, which, if any, Parent and the Company shall consider in good faith prior to filing or release.

7.07 Listing of Underlying Shares and Related Matters; Furnishing of Information. Promptly following the date hereof, the Company and Parent shall take all necessary action to cause the Conversion Shares to be listed on Nasdaq no later than the Closing Date. Further, subject to Section 7.01(t), if the Company (or Parent after the Parent Merger Effective Time) applies to have the Company Common Stock (or the Parent Common Stock after the Parent Merger Effective Time) or other securities traded on any other principal stock exchange or market, it shall include in such application the Conversion Shares and will take such other action as is necessary to cause such Company Common Stock (and after the Parent Merger Effective Time, such Parent Common Stock) to be so listed. The Company (and after the Parent Merger Effective Time for as long as any Securities are outstanding, Parent) will use reasonable best efforts to continue the listing and trading of the Company Common Stock (and after the Parent Merger Effective Time, the Parent Common Stock) on Nasdaq and, in accordance, therewith, will use reasonable best efforts to comply in all material respects with the Company’s (and after the Parent Merger Effective Time, Parent’s) reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

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7.08 Removal of Legends. In connection with any sale or disposition of the Securities by an Investor pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time (“Rule 144”), or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by such Investor with the requirements of this Agreement, Parent shall or, in the case of Parent Common Stock, shall cause the transfer agent for the Parent Common Stock (the “Transfer Agent”) to issue replacement certificates representing the Securities sold or disposed of without restrictive legends. Upon the earlier of (and for so long as the following events remain in effect) (i) registration for resale of the Conversion Shares pursuant to the Registration Rights Agreement or (ii) the Securities becoming freely tradable without restriction or limitation by a non-affiliate pursuant to the last sentence of Rule 144(b)(1)(i), Parent shall (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Parent Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by such Investor that Rule 144 applies to the shares of Parent Common Stock represented thereby or (2) a statement by such Investor that such Investor has sold the shares of Parent Common Stock represented thereby in accordance with the Plan of Distribution contained in the resale registration statement, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon an Investor’s written request, Parent shall promptly cause certificates evidencing such Investor’s Securities to be replaced with certificates which do not bear such restrictive legends, and Conversion Shares subsequently issued upon due conversion of the Investment Shares shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect thereto. When Parent is required to cause an unlegended certificate to replace a previously issued legended certificate, if: (1) the unlegended certificate is not delivered to an Investor within three (3) Business Days of submission by that Investor of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by such Investor, such Investor, or any third party on behalf of such Investor or for such Investor’s account, purchases (in an open market transaction or otherwise) shares of Parent Common Stock to deliver in satisfaction of a sale by such Investor of shares represented by such certificate (a “Buy-In”), then Parent shall pay in cash to such Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Parent Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates. Such Investor shall provide Parent written notice indicating the amounts payable to such Investor in respect of the Buy-In.

7.09 Porsche Merger Agreement.

(a) Parent shall not, and shall cause Porsche Holdco not to, exercise any right (except for Parent’s termination rights) under, agree to any amendment of or modification to, or provide any consent or approval under, or grant any waiver or take any other action with respect to, or otherwise perform any obligation under, the Porsche Merger Agreement or any other Acquisition Document (except for actions and obligations expressly required thereunder or contemplated thereby) without the prior written consent of the Investors. Parent shall, and shall cause Porsche Holdco to, promptly (but no later than the next Business Day) provide the Investors with copies of all notices and other written communications given or received by Parent and/or Porsche Holdco under the Porsche Merger Agreement or any other Acquisition Document; provided, however, nothing in this Section 7.09(a) shall prohibit Parent from exercising its right to terminate the Porsche Merger Agreement in accordance with the terms thereof, and the Investors will not have any rights to terminate the Porsche Merger Agreement or to prevent Parent from exercising any such termination rights. For the avoidance of doubt, if the Investors consent or agree to, or do not object to, an election by Parent to terminate the Porsche Merger Agreement, the Investors shall not be deemed to, and shall not, have waived their rights, or in any way impaired their rights, under this Agreement, including, without limitation, their right to payment under Section 7.09(b) or Section 10.02. The Parties acknowledge that the Investors are intended third party beneficiaries of the Porsche Merger Agreement, and the Porsche Merger Agreement may be enforced by the Investors (except for the termination provisions thereof), and Parent shall not, nor shall the Company cause Parent to, take any action which would have the effect of eliminating, limiting or otherwise impairing such rights of the Investors.

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(b) Notwithstanding the termination of this Agreement, in the event that Parent or any Affiliate or designee thereof receives the Company Termination Fee, following the payment by Parent, the Company and their respective Affiliates of all reasonable and documented out-of-pocket fees and expenses incurred by any of them in connection with any of the Transactions (including fees and expenses of the Investors as provided in Section 12.04), Parent shall pay, or cause to be paid, fifty (50%) of the remaining amount of such Company Termination Fee (less the amount of all such fees and expenses) to the Investors (with such amount to be allocated among the Investors as they may determine in their sole discretion). If Parent fails to pay such amount in full in a timely manner to the Investors after such amount has been received by Parent and applied to the fees and expenses as set forth above, and in order to obtain such payment, any of the Investors commence a suit that results in a judgment against Parent or any Affiliate thereof for the payment of such amount or any portion thereof, then Parent shall pay or cause to be paid to the Investors their reasonable costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest (at the rate of Prime Rate, as reported in The Wall Street Journal, plus two percent (2.0%)) on the amount payable to the Investors from and including the date payment of such amount was due to but excluding the date of actual payment.

7.10 Transfer Restrictions. The Company agrees, with respect to each stockholder that is a party to any Voting Agreement, that if any such stockholder attempts to Transfer (as defined in the Voting Agreement), vote or provide any other person with the authority to vote any of the shares of Company Common Stock owned by such stockholder other than in strict compliance with the Voting Agreement, the Company shall not (a) permit any such Transfer on the Company’s books and records, (b) issue a new certificate representing any of the shares of Company Common Stock or permit any book entries for any such Transfer with respect to any shares of Company Common Stock that are in uncertificated form or (c) record such vote, in each case, unless and until such stockholder shall have complied with the terms of the Voting Agreement.

7.11 Efforts. The Company, Parent, Merger Sub and the Investors shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate and make effective the Transactions (including, without limitation, the Acquisition) as promptly as reasonable practicable. Without limiting the generality of the foregoing, each of the Company, Parent, Merger Sub and the Investors: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such entity in connection with the Transactions; (ii) shall use reasonable best efforts to obtain each consent (if any) required to be obtained (pursuant to any applicable Law or Contract, request by a Governmental Authority or otherwise) by such entity in connection with the Transactions; and (iii) shall use reasonable best efforts to lift or cause to be overturned any restraint, injunction or other legal bar to the Transactions. Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of the Company, Parent and Merger Sub shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial or other immaterial conversations) with any Governmental Authority in respect of the Transactions without the Investors, (ii) to the extent reasonably practicable, give the Investors reasonable prior notice of any such meeting or conversation and (iii) in the event the Investors are prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep the Investors reasonably apprised with respect thereto.

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7.12 Notice of Certain Events. Without limitation of the Company’s obligations under any other provision of this Agreement, the Company shall as promptly as reasonably practicable notify in writing and provide copies to the Investors of:

(a) any material written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with the Transactions;

(b) any written notice or other communication from any Governmental Authority or securities exchange in connection with the Transactions; and

(c) upon first becoming aware thereof, the failure of any representation or warranty of the Company, Parent or Merger Sub contained in this Agreement, the Porsche Merger Agreement or any other Transaction Document to be true or accurate at or prior to the Closing, or the occurrence of any effect, change, condition, fact, development, occurrence or event, in either case, that would reasonably be expected to give rise to the failure of any of the conditions to closing set forth in (i) Section 9.01 or (ii) the Porsche Merger Agreement, to be satisfied.

No notification given by the Company pursuant to this Section 7.12 shall (x) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement (including, without limitation, the rights to indemnification under ARTICLE 11) or (y) otherwise prejudice in any way the rights and remedies of the Investors under this Agreement.

7.13 Access to Information.

(a) Subject to Section 7.13(b) during the Pre-Closing Period, the Company shall, and shall cause the Company Subsidiaries and their respective Representatives to: (a) provide the Investors and their Representatives with reasonable access during normal business hours to the personnel and assets of the Company and the Company Subsidiaries and to all existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and the Company Subsidiaries; and (b) provide the Investors and their Representatives with such copies of the existing books, records, Tax Returns, work papers (including accountant work papers and shall cause its accountants to grant access thereto) and other documents and information relating to the Company and the Company Subsidiaries, and with such additional financial, operating and other data and information regarding the Company and the Company Subsidiaries as the Investors may reasonably request. All information exchanged pursuant to this Section 7.13 shall be subject to the provisions of the Confidentiality Letter dated June 12, 2018, between the Company and Abry Partners II, LLC. Without limiting the generality of any of the foregoing and subject to Section 7.13(b), during the Pre-Closing Period, the Company shall promptly provide the Investors upon their reasonable request with copies of:

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(i) all material operating and financial reports to the extent prepared by the Company and/or the Company Subsidiaries for the Company’s senior management, including copies of the unaudited monthly consolidated balance sheets of the Company and the Company Subsidiaries and the related unaudited monthly consolidated statements of operations, statements of stockholders’ equity and statements of cash flows; and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the senior management of the Company;

(ii) any written materials or communications distributed by or on behalf of the Company to its stockholders;

(iii) any material notice, correspondence, document or other communication sent by or on behalf of any of the Company or any of the Company Subsidiaries to any party to any Company Material Contract, or sent to any of the Company or the Company Subsidiaries by any party to any Company Material Contract (other than any communication that relates solely to routine commercial transactions between the Company or any of the Company Subsidiaries and the other party to any such Contract and that is of the type sent in the ordinary course of business);

(iv) any notice, report or other document filed with or sent to any Governmental Authority on behalf of any of the Company or the Company Subsidiaries or, to the extent provided or made available to the Company, Porsche or any of its Subsidiaries, in connection with the Transactions; and

(v) any material notice, report or other document received by any of the Company or any of the Company Subsidiaries from any Governmental Authority.

(b) Notwithstanding the foregoing provisions in Section 7.13(a), the Company may restrict or otherwise prohibit access to any documents or information to the extent that: (i) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; or (ii) access to such documents or information would waive any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information; provided, that, in the case of each of clauses (i) and (ii), the Company shall: (A) give reasonable notice to the Investors of the fact that it is restricting or otherwise prohibiting access to such documents or information pursuant to this Section 7.13(b); (B) inform the Investors with sufficient detail of the reason for such restriction or prohibition; and (C) use, and cause the Company Subsidiaries to use, reasonable best efforts to cause the documents or information that are subject to such restriction or prohibition to be provided in a manner that would not reasonably be expected to violate such restriction or prohibition.

(c) Any investigation conducted pursuant to the access contemplated by this Section 7.13 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or the Company Subsidiaries or, create a material risk of damage or destruction to any material property or material assets of the Company or the Company Subsidiaries, and that complies with the terms, conditions and insurance requirements of the applicable Company Real Property Lease. Such access shall not include the right to perform “invasive” testing, soil, air or groundwater sampling or any Phase II environmental assessments.

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7.14 Stockholder Litigation. The Company shall promptly notify the Investors of any direct, derivative or other stockholder (or shareholder) litigation, claim, demand or threat of any of the foregoing against or on behalf of the Company or any of its Affiliates or Representatives or, to the Knowledge of the Company, Porsche or any of its Affiliates or Representatives arising out of or relating to this Agreement, the Parent Merger, the Acquisition or the other Transactions (collectively, “Stockholder Litigation”) and shall keep the Investors reasonably informed regarding any Stockholder Litigation. The Company and Parent shall give the Investors reasonable opportunity to consult with it regarding the defense or settlement of Stockholder Litigation and shall give due consideration to the Investors’ views with respect to such Stockholder Litigation; provided that, notwithstanding anything to the contrary contained herein, the Company shall not settle any such litigation without the prior written consent of the Investors (which consent shall not be unreasonably conditioned, withheld or delayed).

7.15 Debt Financing. The Company and Parent agree (i) to use their reasonable best efforts to provide, and to use their reasonable best efforts to cause their respective officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates to provide, and (ii) to exercise, at the request of the Investors, their rights under the Porsche Merger Agreement to seek compliance by Porsche with its obligations to provide, all cooperation reasonably requested by the lenders under the Debt Financing and/or Investors in connection with the arrangement of the Debt Financing, provided that nothing in this clause (ii) shall require the Company or Parent to commence a Proceeding against Porsche. Such cooperation shall include but shall not be limited to the following:

(a) participating (with appropriate seniority and expertise of the Company to participate as possible) at reasonable times, upon reasonable advance notice, in meetings, presentations, due diligence sessions, and sessions with rating agencies, and otherwise cooperating with the marketing efforts for any of the Debt Financing;

(b) assisting the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing) with the timely preparation of customary: (1) materials for rating agency presentations, bank information memoranda and similar documents; (2) memoranda and similar documents; and (3) forecasts of financial statements for one or more periods following the Closing Date (which, for the avoidance of doubt, will not include or be deemed to require the Company to prepare such forecasts of financial statements), in each case, as requested by the lenders under the Debt Financing or as otherwise required in connection therewith;

(c) cooperating with the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing) in connection with the preparation and registration of any pledge and security documents, currency or interest hedging arrangements and other definitive financing documents as may be reasonably requested by the lenders under the Debt Financing (including using reasonable best efforts to obtain consents of accountants for use of their reports in any materials relating to the Debt Financing and accountants’ comfort letters, in each case, as reasonably requested by the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing)), and otherwise reasonably facilitating the pledging of collateral, including but not limited to stock certificates, and the granting of security interests in respect of the Debt Financing;

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(d) furnishing the lenders under the Debt Financing and/or the Investors (in connection with the arrangement of the Debt Financing), as promptly as practicable, with the Required Financing Information;

(e) cooperating with the lenders under the Debt Financing to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, legal opinions, surveys and title insurance as reasonably requested by such lenders;

(f) reasonably facilitating the pledging or the reaffirmation of the pledge of collateral (including obtaining and delivering any pay-off letters and other cooperation in connection with the repayment or other retirement of existing indebtedness and the release and termination of any and all related liens) on or prior to the Closing Date;

(g) delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness;

(h) providing authorization letters to the lenders under the Debt Financing authorizing the distribution of information to prospective lenders or investors, in connection with any marketing efforts in connection with the Debt Financing, provided that the recipients of such information agree to customary confidentiality arrangements;

(i) taking all corporate and other actions reasonably requested by the lenders under the Debt Financing to permit the consummation of the Debt Financing; and

(j) if requested by the Investors (in connection with the arrangement of the Debt Financing) or lenders under the Debt Financing at least three (3) Business Days prior to the Closing Date, within a reasonable time furnishing the lenders under the Debt Financing with all documentation and other information about the Company and the Company Subsidiaries and Affiliates as is reasonably requested by such lenders relating to applicable “know your customer” anti-money laundering and any other applicable governmental rules and regulations. Without limiting the generality of the foregoing, the Company and its Subsidiaries shall comply, and shall seek to have Porsche and its Subsidiaries comply, with the covenants applicable to any of them set forth in the Porsche Merger Agreement with respect to the Debt Financing, and shall use commercially reasonable efforts to cause to be satisfied all conditions to fund the Debt Financing. The Company hereby consents to the reasonable use of its logos (without granting to any person any right, title or interest therein except for the limited rights expressly provided in this sentence) in connection with the Debt Financing so long as such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or the reputation or goodwill of the Company or any of its marks or other Company Intellectual Property Rights. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitment, the Company shall provide, and shall seek to have Porsche and its officers, directors, employees, financial advisors, counsel, accountants and other Representatives and Affiliates provide, such cooperation as may be reasonably requested by the Investors in connection with obtaining alternative financing from alternative sources.

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(k) No lender under the Debt Financing will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise. Neither the Company nor any of its Affiliates will have any liability to the lender or any of its Affiliates relating to or arising out the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise.

(l) Notwithstanding anything to the contrary in this Agreement, none of the Company, any of the Company Subsidiaries or any of its or their respective directors or officers or other personnel, shall be required by this Section 7.15 to take any action or provide any assistance that unreasonably interferes in any material respect with the ongoing operations of the Company and the Company Subsidiaries or to execute or deliver any certificate, document, instrument or agreement that is effective prior to the Closing or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Closing.

(m) Notwithstanding anything in this Agreement to the contrary, none of the Company or the Company Subsidiaries shall be required to (a) pay any commitment or other similar fee, including under any guarantee or pledge or any other document relating to the Debt Financing prior to the Closing or (b) enter into any binding agreement or commitment or any resolution or otherwise take any corporate or similar action with respect to the Debt Financing that, in each case, is not conditioned on the occurrence of the Closing.

7.16 Standstill.

(a) From the Closing Date until the Standstill Termination Date, the Investors will not, and will cause Abry Partners II, LLC and Abry Partners II, LLC’s controlled Affiliates not to, do any of the following:

(i) engage in any “solicitation” of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders of Parent) to vote any voting securities of the Parent, in each case inconsistent with the recommendations of the Parent Board;

(ii) grant a proxy with respect to the voting of any securities of Parent to any Person other than the Parent Board and executive officers of Parent;

(iii) seek representation on the Parent Board, submit nominations for the election or removal of any directors of Parent, or seek to remove any directors of Parent (in each case, other than with respect to, or in their capacity as, the Series A Directors in accordance with the Parent Charter);

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(iv) initiate, propose, submit, encourage or otherwise solicit stockholders of Parent for the approval of one or more stockholder proposals in a manner inconsistent with the recommendations of the Parent Board;

(v) form, join or participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), with respect to any voting securities of Parent, for the purpose of acquiring, holding, voting or disposing of any voting securities of Parent (in each case other than solely among the Investors and their Affiliates);

(vi) advise, assist, knowingly encourage or influence, or direct any Person to do, or to advise, assist, knowingly encourage or influence, or direct any other Person to do, any of the following: (A) any of the foregoing or otherwise circumventing any of the limitations of this Section or (B) voting any voting securities of Parent in a manner inconsistent with the recommendations of the Parent Board; or

(vii) make any request or submit any proposal to waive, terminate or amend the terms of this Section 7.16 other than through non-public communications with Parent.

(b) Notwithstanding the foregoing, nothing in this Section 7.16 will limit: (i) the Investors’ ability to (1) either vote for, vote against or abstain from voting on, any proposal submitted for a vote of stockholders which is not initiated or conducted in violation of Section 7.16(a), (2) privately make and submit to the Parent and/or the Parent Board any proposal that is intended by the Investors to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (3) exercise rights as a holder of Series A Preferred Stock under the Parent Charter or any other Transaction Document or (4) in response to an unsolicited inquiry or proposal from any Person in respect of any action prohibited, or reasonably likely to be prohibited, by Section 7.16(a), to ascertain facts from the Person making such inquiry or proposal for the sole purpose of informing themselves about such inquiry or proposal and the Person that made it and to refer such Person to this Section 7.16 and to limit its conversation or other communication exclusively to such referral and such ascertaining of facts; (ii) any Series A Director in taking any action as a member of the Parent Board, including, without limitation, voting or otherwise taking any action in respect of his or her legal duties or otherwise acting in his or her capacity as a member of the Parent Board; or (iii) the Investors’ ability to dispose of any of its securities of the Parent, either publicly or privately.

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7.17 Tax Consequences. Each of the parties (together with each of its respective Affiliates) shall use its reasonable best efforts to cause the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Parent Merger and the receipt of Parent Common Stock for Company Common Stock by the historic stockholders of the Company, taken together with the issuance and sale of the Investment Shares to the Investors and the Acquisition pursuant to the Porsche Merger Agreement, from qualifying, as an exchange described in Section 351 of the Code. Each of Parent, the Company and Merger Sub (together with each of its respective Affiliates) shall use its reasonable best efforts to cause the Parent Merger to qualify, and shall not take any action or fail to take any action that could reasonably be expected to impede or prevent the Parent Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Each of the relevant parties (together with each of its respective Affiliates) agrees to file each Tax Return in a manner that is consistent with the Tax treatment described in this Section 7.17 and shall not otherwise take any Tax position that is inconsistent with the Tax treatment described in this Section 7.17 unless, in each case, otherwise required by applicable Law. The parties hereby adopt this Agreement as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations.

ARTICLE 8

ADDITIONAL ACTIONS TO BE TAKEN

IN CONNECTION WITH THE PARENT MERGER

8.01 Assumption of Equity Compensation Plans and Employment Agreements. Parent and the Company hereby agree that, from and after the Parent Merger Effective Time, the Company will assign to Parent, and Parent will assume and agree to perform, (a) all obligations of the Company pursuant to (i) the Company Equity Plans and (ii) each stock option agreement, restricted stock award agreement, restricted stock unit award agreement and any other similar agreement entered into pursuant to the Equity Compensation Plans (collectively, the “Award Agreements”) and (b) all obligations of the Company pursuant to any employment agreements entered into by the Company (the “Employment Agreements”). At or promptly following the Parent Merger Effective Time, the Company Equity Plans, the Award Agreements and the Employment Agreements shall each be amended as necessary to reflect the assignment to and assumption by Parent of the Company Equity Plans, the Award Agreements and the Employment Agreements. For the avoidance of doubt, neither the consummation of the Parent Merger nor of any of the other Investment Transactions shall amend or otherwise modify the existing terms and conditions (including vesting schedule and per share exercise price) of any of the Company Equity Plans or any of the outstanding Award Agreements.

8.02 Intentionally Omitted.

8.03 Insurance. Parent will procure directors’ and officers’ liability insurance, such that, at the Parent Merger Effective Time, Parent will have directors’ and officers’ liability insurance coverage insuring Parent, Merger Sub, the Company, Porsche Holdco, each of their Subsidiaries and each of their directors and officers that is no less favorable than the insurance coverage held by the Company immediately prior to the Parent Merger and that is otherwise acceptable to the Investors.

8.04 Section 16. The Company and Parent will cause any disposition of shares of Company Common Stock or acquisitions of shares of Parent Common Stock resulting from the Transactions by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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ARTICLE 9

CONDITIONS TO CLOSING

9.01 Conditions to the Investors’ Obligations. The obligation of the Investors to purchase the Investment Shares at Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by the Investors in their sole discretion (to the extent legally permissible):

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, other than the Specified Representations, shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except where any inaccuracy in such representations and warranties, individually or in the aggregate, has not had, and would not reasonably be expected to have or result in, a Material Adverse Effect; provided, however, for purposes of determining the accuracy of such representations and warranties all “material,” “in all material respects,” “Material Adverse Effect” or similar materiality qualifications limiting the scope of such representations and warranties shall be disregarded;

(ii) each of the Specified Representations, other than the representations and warranties contained Section 5.06(a) (Capitalization), shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date); and

(iii) the representations and warranties contained in Section 5.06(a) (Capitalization) shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (other than such representations and warranties made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except for inaccuracies that are de minimis in the aggregate;

(b) Performance of Obligations. The Company, Parent and Merger Sub shall have complied with or performed in all material respects all of their respective covenants and agreements they are required to comply with or perform at or prior to the Closing Date;

(c) Material Adverse Effect. Since the date hereof, there shall not have been, nor shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Material Adverse Effect;

(d) Officer’s Certificate. The Investors shall have received a certificate on behalf of each of the Company and Parent by their respective chief executive officer and chief financial officer, in their capacity as such and not individually, confirming that the conditions set forth in clauses (a), (b) and (c) of this Section 9.01 have been duly satisfied;

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(e) Specified Stockholder Approval. The Company, Parent and Merger Sub shall have obtained the Specified Stockholder Approval;

(f) Governmental Consents. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, and all such Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained;

(g) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions as contemplated hereunder;

(h) Secretary’s Certificate. Each of the Company and Parent shall have delivered a Certificate, respectively, executed on behalf of each of the Company and Parent by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by each of the Company Board and Parent Board approving the Investment Transactions, certifying the current versions of each of the Certificate of Incorporation and Bylaws of the Company and Parent and certifying as to the signatures and authority of persons signing the Investment Transaction Documents and all related documents on behalf of each of the Company and Parent;

(i) Investment Documents. The Company, Parent and each other party thereto (other than the Investors) shall have executed and delivered all of the Investment Documents, together with evidence of the filing of the Parent Charter with the Secretary of State of the State of Delaware;

(j) Acquisition Documents. Parent, Porsche Holdco and each other party thereto shall have executed and delivered all of Acquisition Documents, each in form and substance provided to the Investors and their counsel;

(k) Implementing Transactions. Each of the Transactions described in Sections 1.01 through and including Section 1.06 of this Agreement, including, without limitation, the Debt Financing and the Acquisition Transactions, shall have been consummated on the Closing Date (subject to the sequencing and timing set forth in ARTICLE 1) in accordance with the terms of the applicable Transaction Documents, in each case, as in effect of the date hereof, as applicable, or with such changes, or in such form and substance, as the Investors shall have consented to in writing;

(l) Legal Opinion. The Investors shall have received an opinion from Olshan Frome Wolosky LLP, the Company’s counsel, or such other firm as is reasonably selected by the Company and is acceptable to the Investors, dated as of the Closing Date, in the form attached hereto as Exhibit G;

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(m) Share Listing. The shares of Parent Common Stock into which the Company Common Stock shall be converted by virtue of the Parent Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

(n) Additional Share Listing. Parent shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of the Conversion Shares on Nasdaq, a copy of which shall have been provided to the Investors;

(o) No Stop Order. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other Governmental Authority with respect to public trading in the Parent Common Stock;

(p) Listing. The Parent Common Stock to be issued in the Parent Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(q) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order;

(r) Facility Fee. The Facility Fee shall have been paid by Parent or the Company to the Investors (in such allocation among them as they may determine in their sole discretion);

(s) Investor Fees. The Investor Fees incurred through and including the Closing Date shall have been paid by Parent or the Company to the Investors (in such allocation among them as they may determine in their sole discretion);

(t) Indemnification Agreements. Parent shall have entered into an Indemnification Agreement with each of the Persons set forth on Schedule 9.01(t) in the form attached hereto as Exhibit H;

(u) Flow of Funds Statement. The Flow of Funds Statement shall have been finalized (the initial draft of which shall have been delivered by the Company to the Investors no later than three (3) Business Days prior to the Closing Date);

(v) Cash and Cash Equivalents. Prior to giving effect to the issuance and sale of the Investment Shares and the receipt of the aggregate Purchase Price, the Company and the Company Subsidiaries shall have Cash and Cash Equivalents of no less than $8,500,000; and

(w) Other Deliverables. The Company and the Company Subsidiaries, as applicable, shall have executed and delivered the additional agreements, documents and instruments set forth on Schedule 9.01(w).

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9.02 Conditions to Obligations of the Company and Parent. Parent’s obligation to sell and issue the Investment Shares at the Closing and to consummate the other Investment Transactions is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by Parent (to the extent legally permissible):

(a) Representations and Warranties. Each of the representations and warranties of the Investors contained in ARTICLE 6 of this Agreement shall be true, accurate and complete in all respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date;

(b) Performance of Obligations. The Investors shall have complied with or performed in all material respects all of their respective covenants and agreements they are required to comply with or perform at or prior to the Closing Date;

(c) Registration Rights Agreement. Parent shall have received a duly executed counterpart of the Registration Rights Agreement from each of the Investors;

(d) Purchase Price. The Investors shall have delivered the Purchase Price to Parent;

(e) Statutes and Injunctions. No Law or Order (whether temporary, preliminary or permanent) shall have been promulgated, entered, enforced, enacted or issued or made applicable to the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions by any Governmental Authority that prohibits, restrains, or makes illegal the consummation of the Parent Merger, the issuance of the Investment Shares or any of the other Investment Transactions as contemplated hereunder;

(f) Specified Stockholder Approval. The Company shall have obtained the Specified Stockholder Approval;

(g) Listing. The Parent Common Stock to be issued in the Parent Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

(h) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order that is in effect, or pending Proceedings seeking a stop order;

(i) Governmental Consents. The Parties shall have made any material filing required to obtain all material Governmental Authorizations applicable to the Transactions, and all such Governmental Authorizations, including the lapse of any applicable waiting period, shall have been obtained; and

(j) Porsche Merger Agreement. The closing of the Acquisition Transactions shall have occurred or shall occur concurrently with the Closing.

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ARTICLE 10

TERMINATION AND ABANDONMENT

10.01 Termination. This Agreement and the obligations of the Company, Parent and Merger Sub, on the one hand, and the Investors, on the other hand, to effect the Closing, may be terminated (whether before or after Stockholder Approval) only as follows:

(a) by mutual written consent of the Company and the Investors at any time prior to the Parent Merger Effective Time;

(b) by either the Company or the Investors at any time prior to the Parent Merger Effective Time if a Governmental Authority of competent jurisdiction shall have issued a final and non-appealable Order, or shall have enacted, issued, promulgated, entered, enforced or deemed applicable to the Transactions a Law, or shall have taken any other action, having the effect of: (A) permanently restraining, enjoining or otherwise prohibiting any of the Transactions; or (B) making the consummation of any of the Transaction illegal; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(b) shall not be available to any Party whose (or any of its Affiliates) breach of any provision of the Investment Documents and, in the case of the Company, the Acquisition Documents, results in the issuance of such final and non-appealable Order, the enactment, issuance, promulgation, entry or enforcement of such Law or the taking of any such other action by such Governmental Authority;

(c) by either the Company or the Investors if the Closing shall not have occurred on or prior to September 30, 2019 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(c) shall not be available to any Party whose (or any of its Affiliates) breach of any provision of any of the Investment Documents and, in the case of the Company, the Acquisition Documents, results in the failure of the Closing to have occurred by such time;

(d) by either the Company or the Investors if the Specified Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement and approval of the other Company Proposals was taken; provided, however, that the right to terminate this Agreement pursuant to this Section 10.01(d) shall not be available to the Company if its (or any of its Affiliates) breach of any provision of the Transaction Documents results in the failure of the Specified Stockholder Approval to have been obtained;

(e) by the Investors (i) if the Company, the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, or (ii) upon a material breach by the Company of its obligations pursuant to Section 7.02;

(f) by the Company, if the Investors shall have breached or failed to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of the Investors shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 9.02(a) or Section 9.02(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) days after the giving of written notice by the Company to the Investors of such breach, failure to perform or failure to be true; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 10.01(f) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 9.01(a) or Section 9.01(b) would not be satisfied;

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(g) by the Investors, if (x) the Company, Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach described under Section 10.01(e), as to which such Section 10.01(e) will apply), or if any representation or warranty of the Company, Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions set forth in Section 9.01(a) or Section 9.01(b) to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured by the earlier of (A) the Outside Date and (B) thirty (30) days after the giving of written notice by Investors to the Company of such breach, failure to perform or failure to be true or (y) Parent, Porsche Holdco or Porsche Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Porsche Merger Agreement, or if any representation or warranty of Parent, Porsche Holdco or Porsche Merger Sub under the Porsche Merger Agreement shall have become untrue, which breach or failure to perform or to be true (i) would result in the failure of any of the conditions to closing set forth in Section 8.03(a) or Section 8.03(b) of the Porsche Merger Agreement to be satisfied and (ii) cannot be cured by the Outside Date or, if curable prior to the Outside Date, has not been cured in accordance with the terms of the Porsche Merger Agreement; provided that the Investors shall not have the right to terminate this Agreement pursuant to this Section 10.01(g) if the Investors are then in breach of any of their representations, warranties, covenants or agreements set forth in this Agreement such that a condition contained in Section 9.02(a) or Section 9.02(b) would not be satisfied;

(h) by the Investors upon a breach of any Voting Agreement or Porsche Voting Agreement, or if any Voting Agreement or Porsche Voting Agreement, at any time after its execution and delivery and for any reason other than as expressly permitted thereunder, ceases to be in full force and effect and enforceable against the parties thereto in accordance with its terms, as a result of which the Specified Stockholder Approval or the Company Shareholder Approval (as defined in the Porsche Merger Agreement) is not obtained at the meeting convened therefor or at any adjournment or postponement thereof;

(i) by either the Company or the Investors if the Porsche Merger Agreement shall have been terminated in accordance with its terms; or

(j) by the Investors upon the occurrence of, or if shall there have occurred any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, would reasonably be likely to result in, any Material Adverse Effect or Company Material Adverse Effect (as defined in the Porsche Merger Agreement).

10.02 Notice and Effect of Termination; Expense Reimbursement.

(a) A Party terminating this Agreement pursuant to Section 10.01 (other than Section 10.01(a)) shall deliver a written notice to the other Parties setting forth specific basis for such termination and the specific provision of Section 10.01 pursuant to which this Agreement is being terminated. A valid termination of this Agreement pursuant to Section 10.01 (other than Section 10.01(a)) shall be effective upon receipt by the non-terminating Party of the foregoing written notice. A valid termination of this Agreement pursuant to Section 10.01(a) shall be effective at the time stated in the applicable written consent of the Company and the Investors.

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(b) In the event of the termination of this Agreement as provided in Section 10.01, this Agreement shall be of no further force or effect; provided, however, (i) Section 7.09, this Section 10.02, ARTICLE 12 and the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect; and (ii) the termination of this Agreement shall not relieve any Party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

(c) In the event of the termination of this Agreement pursuant to Section 10.01 (other than pursuant to Section 10.01(f)), within one (1) Business Day following such termination, the Company shall pay, or cause to be paid, to the Investors their reasonable costs and expenses (including attorneys’ fees) incurred in connection with the Transactions; provided, however, that, notwithstanding the foregoing, in no event shall the Company’s payment obligation under this Section 10.02(c) as a result of a termination of this Agreement pursuant to Section 10.01(a), Section 10.01(b) or Section 10.01(c) exceed $250,000 in the aggregate. If Parent fails to pay the amount of such expense reimbursement in full in a timely manner to the Investors, and in order to obtain such payment, any of the Investors commence a suit that results in a judgment against Parent or any Affiliate thereof for the payment of the amount of such expense reimbursement or any portion thereof, then Parent shall pay or cause to be paid to the Investors their reasonable costs and expenses (including attorneys’ fees) in connection with such suit, together with interest (at the rate of Prime Rate, as reported in The Wall Street Journal, plus two percent (2.0%)) on the amount of such expense reimbursement payable to the Investors from and including the date payment of such amount was due to but excluding the date of actual payment.

ARTICLE 11

INDEMNIFICATION

11.01 Survival. All representations and warranties contained in this Agreement shall survive the Closing Date until the eighteen (18) month anniversary of the Closing Date; provided, however, that (a) the Specified Representations shall survive indefinitely; and (b) Sections 5.14 (Taxes), 5.15 (Employees and Employee Benefit Plans), 5.19 (Intellectual Property) and 5.20 (Environmental Matters) shall survive until ninety (90) days after the expiration of the applicable statute of limitations. The covenants contained in this Agreement shall survive the Closing until they are otherwise terminated by their respective terms. Any representation, warranty, covenant or other agreement in respect of which indemnity may be sought under this ARTICLE 11, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 11.01 (but only with respect to any claim made, and not settled or resolved, prior to the termination of the applicable survival period) if written notice of the claim giving rise to such right or potential right of indemnity shall have been given to the Indemnifying Parties prior to such time and, in any such case, notwithstanding anything herein to the contrary, such representation, warranty, covenant or other agreement shall survive only with respect to such claim and until such claim for indemnity related to such inaccuracy or breach or potential inaccuracy or breach is settled or resolved. The representations, warranties and covenants contained in this Agreement or in any certificate delivered in connection with this Agreement shall survive for the periods set forth in this Section 11.01 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any Indemnified Party, or the knowledge of any Indemnified Party’s Representatives or the acceptance by any Indemnified Party of any certificate or opinion hereunder.

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11.02 Indemnification. The Company, Parent and the Company Subsidiaries (the “Indemnifying Parties”) shall jointly and severally, indemnify and hold harmless the Investors, their respective Affiliates, and their respective directors, officers, members, managers, partners, employee, agents and representatives, and any Person claiming by or through any of them (each, an “Indemnified Party”), against and in respect of any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable counsel’s fees and other costs and expenses reasonably incurred investigating or otherwise incident to any suit, action or Proceeding) (collectively, “Damages”) incurred by the Indemnified Parties arising out of, resulting from or in connection with:

(a) any breach of representation or warranty made on the part of the Company, Parent, Merger Sub or any of their respective Affiliates under the Investment Documents or on the part of Parent, Porsche Holdco, Porsche or any of their respective Affiliates under the Acquisition Documents;

(b) any breach of covenant or agreement made by or to be performed on the part of the Company, Parent, Merger Sub or any of their respective Affiliates under the Investment Documents or on the part of Parent, Porsche Holdco, Porsche or any of their respective Affiliates under the Acquisition Documents; or

(c) any act or omission by any of the Indemnifying Parties prior to the Closing that is intended to cause, or which act or omission was reckless and as a result of such recklessness caused, an outcome that is either harmful or adverse to the Investors’ investment in the Investment Shares or the Conversion Shares.

The indemnification obligations of the Indemnifying Parties (i) under Section 11.02(a), other than with respect to Specified Representations, shall be subject to a maximum liability equal to fifteen percent (15%) of the aggregate Purchase Price, and (ii) under this Section 11.02 in the aggregate shall be subject to a maximum liability equal to one hundred fifty percent (150%) of the aggregate Purchase Price; provided, however, that the indemnifications obligations of the Indemnifying Parties under (x) Section 11.02(a), with respect to all such representations and warranties (including the Specified Representations), (y) Section 11.02(b), with respect to any breach of covenant or agreement made by or to be performed on the part of the Porsche or any of its Affiliates under the Acquisition Documents and (z) Section 11.02(c), in the aggregate, shall be subject to a maximum liability equal to the aggregate Purchase Price; provided, further that the foregoing limitations in clauses (i) and (ii) shall not apply in the event of fraudulent conduct, willful breach or intentional misrepresentation. For the purposes of calculating the amount of any Damages related to a breach of any representation or warranty (but, for the avoidance of doubt, not for purposes of determining whether a breach has occurred), the representations and warranties set forth in this Agreement shall be considered without regard to any “Knowledge,” “material,” “in all material respects,” “Material Adverse Effect” or similar qualifications set forth therein.

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11.03 Conduct of Indemnification Proceedings.

(a) Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a “Third Party Claim”), an Indemnified Party shall give prompt written notice, following such Indemnified Party’s receipt of such claim or demand, to the Indemnifying Party of any claim or demand of which such Indemnified Party has knowledge and as to which it may request indemnification hereunder; provided, however, that failure to give such notice will not affect such Indemnified Party’s rights furnished hereunder unless, and then solely to the extent that, the rights of the parties from whom indemnity is sought are materially prejudiced as a result of such failure. The Indemnifying Party shall have the right (and if they elect to exercise such right, to do so within twenty (20) days after receiving such notice from the Indemnified Party) to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party; provided, that the Indemnifying Party shall only be entitled to assume control of the defense of such action only to the extent the Indemnifying Party acknowledges in writing its indemnity obligations and assumes and holds the Indemnified Party harmless from and against the full amount of any Damages resulting therefrom to which the Indemnified Party is entitled to indemnification hereunder; and provided further that the Indemnifying Party shall not be entitled to assume control of such defense if: (i) the Indemnifying Party shall not have taken any action to defend such third party claim within such twenty (20) day period; (ii) such claim or demand seeks an injunction or other equitable relief against the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand or (y) the Indemnified Party has one or more defenses not available to the Indemnifying Party; (iv) such claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (v) the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend such third party claim. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clauses (i) through (v) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have timely employed counsel to assume the defense of such claim or demand, the reasonable fees and disbursements of one firm of counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not settle any such claim without the prior written consent of the Indemnified Party, unless such claim solely involves a claim for monetary Damages and such settlement is accompanied by a document releasing the Indemnified Party from all Liability with respect to the matter in controversy, in form and substance reasonably satisfactory to the Investors.

(b) Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying, to the extent then known, the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party and the Indemnifying Party shall negotiate in good faith for a thirty (30) day period regarding the resolution of any disputed claims for Damages. If no resolution is reached with regard to such disputed claim between the Indemnifying Party and the Indemnified Party within such thirty (30) day period, the Indemnified Party shall be entitled to seek appropriate remedies in accordance with the terms hereof. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute a Proceeding in order to recover Damages to which it is entitled pursuant to a final determination hereunder, the cost of such Proceeding (including costs of investigation and reasonable attorneys’ fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party if the Indemnified Party recovers Damages in such Proceeding.

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ARTICLE 12

MISCELLANEOUS PROVISIONS

12.01 Publicity.

(a) The initial press release with respect to the execution of this Agreement and the Transactions shall be a joint press release by the Company and Porsche in a form reasonably acceptable to the Investors. Except as otherwise set forth in this Section 12.01, no public release or announcement concerning the Transactions shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York time) on the trading day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the Transactions. No later than the fourth trading day following the Closing Date, the Company will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Investment Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC or Nasdaq.

(b) Notwithstanding the forgoing, nothing in this Section 12.01 shall prevent the Investors, or any manager or general partner thereof, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms; provided, that the Investors shall be liable for any disclosures made by the recipients pursuant to this sentence.

12.02 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the Parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the receipt of the Stockholders’ Approval, there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained.

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12.03 Extension; Waiver. At any time prior to the Closing, the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 12.02, waive compliance with any of the agreements or conditions contained in this Agreement. Except as required by applicable Law, no waiver of this Agreement shall require the approval of the stockholders of any of the Company, Parent, or Merger Sub. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

12.04 Expenses. The Company shall pay the fees and expenses of the Investors, including without limitation, the reasonable and customary fees and expenses of Investor Counsel, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto, as well as any fees and expenses reasonably incurred by the Investors in connection with their administration, monitoring and supervision of their investment in the Company, including without limitation, travel, meals, and lodging, as and when such fees and expenses are incurred (the “Investor Fees”). The Investor Fees incurred through the Closing Date shall be paid to the Investors (in such allocation among them as they may determine in their sole discretion) on the Closing Date. The Company, Parent and Merger Sub shall bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents.

12.05 Representation; Conflict Waiver.

(a) Recognizing that Lowenstein Sandler LLP is representing the Investors in connection with the Transactions, each Party agrees that Lowenstein Sandler LLP (“Investor Counsel”) may continue to serve as counsel to the Investors and any of their Affiliates in connection with any matters unrelated or related to this Agreement, including any litigation, claim or obligation arising out of or relating to this Agreement or the Transactions notwithstanding any representation by Lowenstein Sandler LLP prior to the date hereof, and waives any claim it has or may have that Lowenstein Sandler LLP has a conflict of interest or is otherwise prohibited from engaging in such representation. Each Party hereby agrees that in the event a dispute arises after the date hereof between the Investors and/or any of their Affiliates, on the one hand, and Parent, the Company, the Company Subsidiaries and/or any of their Affiliates, on the other hand, Lowenstein Sandler LLP may represent the Investors and/or any of their Affiliates in such dispute even though the interests of such Person(s) may be directly adverse to Parent and/or the Company.

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(b) Each Party further acknowledges that Lowenstein Sandler LLP has in the past performed, currently performs and may continue to perform legal services for the Company and the Company Subsidiaries in matters unrelated to the Transactions. Accordingly, each Party hereby acknowledges that they have had an opportunity to ask for information relevant to this disclosure. Each of Parent and the Company hereby consents to, and waives the conflict of interest arising from Lowenstein Sandler LLP’s representation of the Investors in connection with the Transactions and any and all existing or future matters of every type and description, whether such matters on behalf of the Investors are adverse to Parent, the Company, the Company Subsidiaries and/or any of their respective Affiliates, or otherwise, and further agrees that it will not seek to disqualify Lowenstein Sandler LLP from such representation of the Investors. Each of the Investors hereby consents to, and waives the conflict of interest arising from Lowenstein Sandler LLP’s continued (or future) representation of Parent, the Company, the Company Subsidiaries and their respective Affiliates in matters unrelated to the Transactions, now and in the future, and any and all existing or future matters of every type and description, other than in connection with matters in which the Investors or any of their Affiliates is adverse to Parent, the Company, the Company Subsidiaries and/or any of their respective Affiliates.

12.06 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), transmitted by email (notice deemed given upon transmitter’s confirmation of delivery to recipient), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice made pursuant to this Section 12.06):

If to the Company, Parent or Merger Sub:

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Attention: Chris Wolfe

E-Mail: cwolfe@id-systems.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Jeffrey S. Spindler

E-mail: jspindler@olshanlaw.com

If to any of the Investors:

to the addresses set forth on Schedule I affixed hereto.

With a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

E-mail: ssiesser@lowenstein.com

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12.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

12.08 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Exhibits hereto and the documents and the instruments referred to herein), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof, and (b) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the Parties hereto and their respective successors and permitted assigns; provided, however, notwithstanding the foregoing clause (b), the provisions of ARTICLE 11 shall be enforceable by each Indemnified Party.

12.09 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the Investment Transactions, taken as a whole, are not affected in a manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Investment Transactions be consummated as originally contemplated to the fullest extent possible.

12.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other Parties, and any such assignment without such consent shall be null and void; provided, however, an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate acquiring some or all of its Investment Shares without the prior written consent of the Company; provided, further, that any such assignment shall not relieve the assigning Party of its obligations hereunder. Any purported assignment without such consent shall be void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.11 Governing Law; Exclusive Jurisdiction.

(a) This Agreement shall be governed and construed in accordance with the Law of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction.

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(b) The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Investment Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 12.06 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c) Each Party hereby irrevocably consents and agrees, for the benefit of each other Party, that any legal action, suit or proceeding against it with respect to the confirmation and/or enforcement of an award rendered in a Delaware court pursuant hereto (an “Award”) may be brought in the courts of Delaware or any court in a jurisdiction where the assets of such Party are located, and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court with respect to any such action, suit or proceeding to confirm or enforce an Award. Each Party waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such court to confirm an Award and hereby further waives and agrees not to plead or claim in any such court that any such action or proceeding brought therein has been brought in an inconvenient forum.

12.12 Remedies; Enforcement.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that (i) each of the Parties hereto shall be entitled to, and may seek in the alternative, such remedies as are available at law and in equity, and (ii)(A) the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity, (B) no Party or any other Person shall be required to secure or post any bond or similar instrument in connection with the obtaining of any specific performance or injunctive relief and each Party irrevocably waives and shall not be entitled to assert any right it may have to require the securing or posting of any such bond or similar instrument and (C) the Parties irrevocably waive and shall not be entitled to assert, in any action for specific performance, injunctive relief or other equitable relief, the defense of adequacy of a remedy at law or that an award of specific performance, injunctive relief or other equitable relief is not an appropriate remedy for any reason at law or equity. A Party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such Party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by such Party or its Affiliates. For the avoidance of doubt, (x) the Investors shall be entitled to the remedies provided herein in the alternative, and not be required to elect their remedies, in any Proceeding brought to seek redress for the failure of the Company, Parent and/or any of their Affiliates to consummate the Transactions pursuant to this Agreement or any of the other Transaction Documents and (y) notwithstanding anything to the contrary in this Agreement, the failure of any of the conditions set forth in Section 9.02 to be satisfied shall not be a defense to, and shall in no way limit or impair, the Investors’ rights to enforce specifically the Company’s, Parent’s and/or Merger Sub’s obligations hereunder if such failure results, directly or indirectly, from the Company’s, Parent’s and/or Merger Sub’s breach or failure to perform any of their respective representations, warranties, covenants or agreements set forth in this Agreement or any other Transaction Document, and, solely for purposes of enforcing this Agreement, any such condition(s) shall nevertheless be deemed satisfied.

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(b) Notwithstanding Section 12.12(a) or anything else to the contrary in this Agreement, the Company shall not be entitled to enforce specifically the Investors’ obligations to consummate the purchase of the Investment Shares unless (i) all of the conditions set forth in Section 9.01 (other than those conditions that by their nature are to be satisfied at the Closing (provided that such conditions would have been satisfied or waived assuming the Closing were to occur)) shall have been satisfied (or are capable of being satisfied at the Closing) or (to the extent permissible under applicable Law) waived; (ii) the Company has irrevocably confirmed in writing to the Investors that (A) all of the conditions to the Investors’ obligations have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions would have been satisfied or waived assuming the Closing were to occur), and (B) if specific performance is granted, then it is ready, willing and able to take the actions within its control to cause the Closing to occur; and (iii) the Investors have failed to complete the Closing by the date the Closing is required to have occurred pursuant to this Agreement.

12.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

12.14 Non-Recourse. Notwithstanding anything herein to the contrary, no representative, Affiliate of, or direct or indirect equity owner in, the Company shall have any personal liability to the Investors or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of the Company, Parent or Merger Sub in this Agreement or any other Investment Document, and no representative, Affiliate of, or direct or indirect equity owner in, any of the Investors, shall have any personal liability to the Company, Parent, Merger Sub or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of any of the Investors in this Agreement or any other Investment Document.

12.15 Definitions.

(a) As used herein, the following terms have the following meanings:

“Acquisition Documents” means the Porsche Merger Agreement and the other agreements entered into by Parent, Porsche Holdco, the Company and/or Porsche in connection with the Acquisition.

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“Acquisition Shares” means the shares of Parent Common Stock issued as consideration to the Porsche shareholders pursuant to the Porsche Merger Agreement.

“Acquisition Transactions” means the Acquisition and the other transactions contemplated by the Porsche Merger Agreement and the other Acquisition Documents.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such Person. The term “control” (including its correlative meanings “controlled” and “under common control with”) shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of voting securities, Contract, or otherwise or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). For the avoidance of doubt, the Investors will not be deemed to be Affiliates of Parent, Porsche, the Company or any of their respective Subsidiaries.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by Law or Order to close.

“Cash and Cash Equivalents” means all unrestricted cash on hand, cash in bank accounts, certificates of deposit, commercial paper, treasury bills and notes, marketable securities and other cash equivalents, including any received but un-cleared checks, but specifically excluding outbound ACH, drafts and wires and issued but un-cleared checks, each as determined in accordance with GAAP.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company 10-K” means the Company’s annual report on Form 10-K for the annual period ended December 31, 2017.

“Company Acquisition Proposal” means (i) any proposal or offer (other than the Transactions or any other proposal or offer by the Investors or their Affiliates) with respect to a merger, consolidation, business combination or similar transaction involving the Company or any one or more of the Company Subsidiaries (except for any transaction between or among two or more of the Company’s Subsidiaries); (ii) any proposal or offer to acquire, by tender offer, share exchange, stock or asset purchase, license acquisition or in any other manner, which, in each case with respect to clauses (i) and (ii), if consummated, would result in any Person or group of Persons (other than the Investors, Parent, Merger Sub or their respective Affiliates) becoming, in one or a series of related transactions, directly or indirectly, the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of (A) 15% or more of the total voting power or of any class of equity securities of the Company or any one or more of the Company Subsidiaries which comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, or, in the case of a transaction described in clause (i), the entity resulting from such transaction (to the extent such entity would comprise 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, prior to such transaction) or (B) assets (including equity securities of any of the Company’s Subsidiaries) comprising 15% or more of the consolidated revenues, consolidated net income or fair market value of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole; or (iii) a recapitalization, reorganization, joint venture, partnership, restructuring, liquidation, dissolution or other winding up of the Company and/or any of the Company Subsidiaries for consideration equal to 15% or more of the fair market value of (x) all of the issued and outstanding Company Common Stock on the last trading day prior to the date of this Agreement or (y) the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole (in each case prior to such transaction).

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“Company Adverse Recommendation Change” means any of the following actions by the Company, the Company Board or any committee thereof: (i) withholding, withdrawing, modifying or qualifying in a manner adverse to the Investors or proposing publicly to withhold, withdraw, modify or qualify in a manner adverse to the Investors, the Company Board Recommendation, (ii) failing to make the Company Board Recommendation or failing to include the Company Board Recommendation in (or removing it from) the Joint Proxy Statement/Prospectus, (iii) approving, endorsing, recommending or otherwise publicly declaring to be advisable or proposing to approve, endorse, recommend or determine to be advisable any Company Acquisition Proposal, (iv) following the date any Company Acquisition Proposal or any modification to the price, form of consideration or conditionality thereto is first made public or sent or given to the stockholders of the Company, failing to publicly reaffirm the Company Board Recommendation within five (5) Business Days after the Investors reasonably requests a reaffirmation thereof in writing, (v) following the commencement of any take-over bid, tender offer or exchange offer for Company Common Stock that is publicly disclosed, publicly being neutral or failing to reject or recommend against acceptance of any such take-over bid, tender offer or exchange offer within five (5) Business Days of such commencement of such take-over bid, tender offer or exchange offer or recommending that the stockholders of the Company tender their respective Company Common Stock in such take-over bid, tender offer or exchange offer, or (vi) publicly announcing an intention, or resolving, to take any of the foregoing actions; provided, however, neither (x) a customary “stop, look and listen” or similar communication by the Company Board of the type contemplated by Rule 14d-9(f) under the Exchange Act (including disclosure of the Company’s receipt of a Company Acquisition Proposal and the operation of this Agreement with respect thereto) or (y) factually accurate public statements regarding financial results, operations or business conditions or developments shall, in any case, in and of itself constitute a Company Adverse Recommendation Change.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2017 and the notes thereto set forth in the Company 10-K.

“Company Balance Sheet Date” means December 31, 2017.

“Company Board” means the Board of Directors of the Company.

“Company Equity Plans” means the following plans of the Company: the I.D. Systems, Inc. 2007 Equity Compensation Plan (as amended through June 21, 2012), I.D. Systems, Inc. 2009 Non-Employee Director Equity Compensation Plan, as amended, I.D. Systems, Inc. 2015 Equity Compensation Plan and I.D. Systems, Inc. 2018 Incentive Plan.

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“Company Intellectual Property Rights” means, collectively Owned Intellectual Property Rights and Licensed Intellectual Property Rights.

“Company Intervening Event” means a material positive event, change in circumstances or development materially affecting the business or financial condition of the Company and the Company Subsidiaries, taken as a whole, that was not known or reasonably foreseeable as of the date of this Agreement, which event, change or development first becomes known to the Company Board prior to the receipt of the Stockholder Approval and which causes the Company Board to conclude in good faith, based on the advice of the Company’s outside financial advisors and legal counsel duly licensed to practice law in the State of Delaware, that the failure to make a Company Adverse Recommendation Change would result in a violation of the fiduciary duties of the Company Board under applicable Law; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of a Company Acquisition Proposal or any matter relating thereto or consequence thereof; (B) any change in the price or trading volume of the Company Common Stock or any other securities of the Company or the securities of Porsche (provided that, except as otherwise provided in clause (D) below, the underlying causes thereof may constitute or be taken into account in determining whether there has been an Intervening Event); (C) the fact that the Company or any Company Subsidiary meets or exceeds any internal or published budgets, plans, forecasts or projections for any period (provided that the underlying causes thereof may constitute or be taken into account in determining whether there has been an Intervening Event); (D) any event, change or development relating to Porsche, its business opportunities, prospects or financial condition, or to the Porsche Merger Agreement; or (E) an increase or potential increase, or events leading to or reasonably anticipated to lead to, orders or purchases from new or existing customers or business partners.

“Company IT Assets” means any and all computers, computer software, source code, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology systems and equipment, and all associated documentation owned by the Company or any of the Company Subsidiaries or licensed or leased to the Company or any of the Company Subsidiaries (excluding any public networks).

“Company Option” means each option to purchase shares of Company Common Stock outstanding under any of the Company Equity Plans.

“Company Proposals” means (i) the adoption of this Agreement and approval of the Parent Merger, (ii) approval of the issuance of the Investment Shares, (iii) approval of the issuance of the Acquisition Shares, (iv) approval of the amendment to the I.D. Systems, Inc. 2018 Incentive Plan, (v) approval of the authorized share capital of Parent as set forth in Article Fifth of the Parent Charter, (vi) approval of the indemnification provisions in Article Eleventh of the Parent Charter, (vii) approval of the corporate opportunity provisions in Article Twelfth of the Parent Charter, and (viii) approval of the exclusive forum provisions in Article Sixteenth of the Parent Charter.

“Company Restricted Stock Award” means each restricted stock award of shares of Company Common Stock outstanding under any of the Company Equity Plans.

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“Company Superior Proposal” means any bona fide and written Company Acquisition Proposal that the Company Board determines in good faith, based on the advice of with its outside legal counsel and financial advisors, is reasonably capable of being consummated substantially in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Transactions, in each case, after taking into account all relevant factors, including all terms and conditions of such Company Acquisition Proposal (including the likelihood that such Company Acquisition Proposal is consummated in accordance with its terms, after taking into account all legal, financial (including the certainty of financing) and regulatory aspects of the proposal and the Person making the Company Acquisition Proposal), and this Agreement (including any adjustment to the terms and conditions of this Agreement agreed to by the Investors in writing pursuant to Section 7.02(b) in response to such Company Acquisition Proposal). For purposes of this definition, all references to “15% or more” in the definition of Company Acquisition Proposal shall be deemed to be references to “more than 50%”.

“Company Termination Fee” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Contract” means any legally binding agreement, contract, instrument, note, bond, mortgage, indenture, deed of trust, lease, license or other legally binding commitment, arrangement or understanding, whether written or oral.

“Debt Financing” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Debt Financing Commitment” has the meaning ascribed to such term in the Porsche Merger Agreement.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Claim” means any Proceeding or Order alleging potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, Release of, or exposure to any Hazardous Substances, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Law.

“Environmental Law” means any Law or Order relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety, including any Law or Order relating to: (i) the exposure to, or Releases or threatened Releases of, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, containment, disposal, storage, transport or handling of Hazardous Substances, or (iii) recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances.

“Environmental Permits” means all Governmental Authorizations required by Environmental Law.

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“Equity Interest” shall mean any share, capital stock, partnership, limited liability company, membership or similar interest in any Person, and any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing, in each case issued, granted, entered into, agreed to or authorized by such Person.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means each entity that is treated as a single employer with such entity for purposes of Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Facility Fee” means an amount equal to two percent (2.0%) of the aggregate Purchase Price funded at the Closing.

“Flow of Funds Statement” means a “flow of funds” statement, prepared for purposes of distributing the amounts payable in connection with the closing of the Transactions, in form and substance reasonably satisfactory to the Investors.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any (i) nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or merger control authority, (ii) federal, state, provincial, local or non-U.S. court or tribunal, (iii) self-regulatory organization (including any national securities exchange), or (iv) other governmental, quasi-governmental, supranational or regulatory entity created or empowered under a statute (or rule, regulation or ordinance promulgated thereunder) or at the direction of any governmental authority, including those set forth in clauses (i), (ii) or (iii) of this definition, and that is empowered thereunder or thereby to exercise executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Governmental Authorization” means any license, approval, clearance, permit, certificate, waiver, amendment, consent, exemption, variance, expiration and termination of any waiting period requirements, other actions by, and any notice, filing, registration, qualification, declaration and designation with, and other authorizations and approvals issued by or obtained from a Governmental Authority.

“Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect (i) under any Environmental Law, or (ii) that can form the basis of any liability under any Environmental Law or any Order relating to pollution, waste, the environment, or the protection of worker health and safety.

B-1-79

“Intellectual Property” means all intellectual property and technology, including: (i) internet domain names, whether or not trademarks, web addresses, web pages, websites and related content, accounts with Twitter, Facebook, LinkedIn, Instagram, YouTube, Google+ and other social media companies and the content found thereon and related thereto, and URLs; (ii) expressions, designs and other works of authorship; (iii) inventions, discoveries, trade secrets, business and technical information and know-how, databases, processes, procedures, research and development results, marketing plans and other confidential and proprietary information, excluding any Personal Data contained in any of the foregoing; and (iv) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases, algorithms, structures, development tools and other related specifications, media and documentation, excluding any Personal Data contained in any of the foregoing.

“Intellectual Property Rights” means any and all common law or statutory intellectual property rights or proprietary rights and protections (anywhere in the world), including all such rights relating to, arising from, or associated with any Intellectual Property, including: (i) trademarks, service marks and rights in trade names, brand names, logos, corporate names, trade dress, design rights and other similar designations of source, sponsorship, association or origin, and all registrations, applications and renewals for, any of the foregoing; (ii) copyrights, author, performer, moral and neighboring rights, and mask works and all registrations, applications for registration and renewals of any of the foregoing; (iii) trade secrets and other rights in confidential information; and (iv) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Insider” means each director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any promoter connected with the Company in any capacity on the date hereof.

“Investment Documents” means this Agreement, the Parent Charter, the Registration Rights Agreement, and each other document, agreement, instrument and certificate executed and delivered in connection therewith in respect of the Parent Merger and/or the offering and sale of the Securities.

“Investment Transactions” means the Parent Merger, the offering and sale of the Securities and the other transactions contemplated by this Agreement and the other Investment Documents.

“Knowledge” of the Company means the actual knowledge, after reasonable inquiry, of the individuals listed on Schedule 12.15.

“Law” means any United States, federal, state, provincial or local or any non-U.S. law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

B-1-80

“Leased Real Property” means each parcel of real property subject to a lease, sublease, license or occupancy agreement to which the Company or any of the Company Subsidiaries is a party as lessee, sublessee, licensee or occupant.

“Liability” means any liability, indebtedness obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP).

“Licensed Intellectual Property Rights” means any and all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, hypothecation, lien, pledge, charge, security interest, deed of trust, right of first refusal or offer, option, easement, right of way, or any other encumbrance (other than such a limitation arising under securities Law in respect of such property or asset).

“Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event that, individually or in the aggregate with all other effects, changes, conditions, facts, developments, occurrences or events, has had or would reasonably be expected to have a material adverse effect on the business, results of operations, or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, excluding any effect, change, condition, fact, development, occurrence or event resulting from or arising out of (i) changes in the financial, securities or credit markets or general economic, regulatory or political conditions in the United States or any other jurisdiction, (ii) changes or conditions generally affecting the industries, markets or geographical areas in which the Company or any of the Company Subsidiaries operate, (iii) geopolitical conditions, the outbreak or escalation of hostilities, civil disobedience, acts of war, sabotage or terrorism or any escalation or worsening of the foregoing or any natural disasters (including hurricanes, tornadoes, floods or earthquakes), (iv) changes or proposed changes in Law or authoritative interpretation thereof, (v) changes in GAAP or authoritative interpretation thereof, (vi) any action taken or not taken, in each case, by Parent, Merger Sub or any of their respective Affiliates or by any of the Company or the Company Subsidiaries or their respective Affiliates at the written direction or with the written consent of the Investors or as expressly required by the terms, conditions or restrictions of this Agreement or the Transactions, (vii) the entry into, the public announcement of, or pendency of this Agreement and the Transactions (it being understood that this clause (vii) shall not apply to any representation or warranty of the Company herein that is expressly intended to address the consequences of the execution, delivery or performance of this Agreement), (viii) any failure by the Company and the Company Subsidiaries to meet any internal or published projections, forecasts or predictions in respect of financial or operating performance for any future period, or (ix) any change in the market price or trading volume of the Company’s securities or in its credit ratings; provided, however, (A) in the case of clauses (i), (ii), (iii), (iv) and (v), any effect, change, condition, fact, development, occurrence or event resulting from or arising out of the matters referred to therein shall not be excluded to the extent the same disproportionately affects (individually or together with other effects, changes, conditions, facts, developments, occurrences or events) the Company and the Company Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the same industry in which the Company and the Company Subsidiaries operate; and (B) in the case of clauses (viii) and (ix), the underlying causes of any failure or adverse change shall not be excluded unless otherwise specifically excluded by clauses (i) through (vii).

B-1-81

“Nasdaq” means The Nasdaq Global Market LLC.

“Open Source Material” means software or other material that is licensed or distributed under a “free” source-code license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, or any Creative Commons License.

“Order” means any order, writ, injunction, decree, consent decree, judgment, ruling, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent) that is binding on any Person or its property under applicable Law.

“Owned Intellectual Property Rights” means any and all Intellectual Property Rights owned by, purported to be owned by or exclusively licensed to the Company or any of the Company Subsidiaries.

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” means the common stock of Parent, par value $0.01 per share, together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, to the extent the Investment Shares, in connection with any such reclassification, become convertible into such securities pursuant to the Parent Charter.

“Party” means each of the Company, Parent, Merger Sub and the Investors individually, as the context requires, and “Parties” means all of them collectively.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising in the ordinary course of business with respect to amounts not yet overdue or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves (as determined in accordance with GAAP) have been established on the Financial Statements, or (with respect to such Liens arising after the date of this Agreement) on the financial books and records of the Company, (iii) Liens reflected on the Company Balance Sheet, (iv) zoning, building and other land use regulations imposed by any Governmental Authority having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property in any manner that would reasonably be expected to materially impair the continued use and operation of the Leased Real Property as presently conducted, (v) licenses or covenants not to sue with respect to Intellectual Property Rights, (vi) statutory, common law or contractual liens of landlords, (vii) title defects, encumbrances or irregularities that do not secure the payment of a sum of money or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of such entity and its Affiliates as presently conducted, and (viii) any Liens set forth on Schedule 12.15.

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“Person” means an individual, corporation, partnership, limited liability company, association, company, joint venture, estate, trust, association other entity or organization of any kind or nature, including a Governmental Authority or arbitrator (public or private), or group (within the meaning of Section 13(d)(3) of the Exchange Act).

“Personal Data” means an identifiable individual’s name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information that, alone or in combination with other information held by the Company or any of the Company Subsidiaries, allows the identification of or contact with an individual and any other information about such individual that can be traced back thereto.

“Porsche Shareholder Approval” means the affirmative vote of the holders of a majority of the outstanding ordinary shares of Porsche in favor of the Porsche Merger Agreement and the transactions contemplated thereby.

“Porsche Voting Agreement” has the meaning ascribed to the term “Voting Agreement” in the Porsche Merger Agreement.

“Proceeding” means any suit, audit, action, claim, litigation, arbitration, mediation, hearing, public inquiry, or similar proceeding (in each case, whether civil, criminal or administrative, whether public or private or whether written or oral) commenced, brought, conducted or heard by or before, or otherwise involving any Governmental Authority or arbitrator (public or private).

“Registration Statement” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Release” shall have the same meaning as under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., Section 9601 (22).

“Representatives” means a Person and its Subsidiaries’ directors, officers, employees, Affiliates, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Financing Information” has the meaning ascribed to such term in the Porsche Merger Agreement.

“Sarbanes-Oxley Act” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Investment Shares and the Conversion Shares.

B-1-83

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Director” has the meaning ascribed to such term in the Parent Charter.

“Specified Representations” means the representations and warranties contained in the first sentence of Section 5.01 (Organization and Qualification), Section 5.02 (Authorization; Enforcement; Validity), Section 5.05 (Valid Issuance), Section 5.06(a) (Capitalization), the first two sentences of Section 5.07(a) (Subsidiaries), the first and third sentences of Section 5.07(b) (Subsidiaries), Section 5.11(b) (Absence of Certain Changes), Section 5.24 (Finders’ Fees, etc.), Section 5.26 (Application of Takeover Protections; Rights Agreements), Section 5.28 (No Directed Selling Efforts or General Solicitation), Section 5.29 (No Integrated Offering), Section 5.30 (Rule 506 Compliance), Section 5.31 (Private Placement) and Section 5.33 (Investment Company); provided, however, that, for purposes of ARTICLE 11, Section 5.11(b) shall not be deemed to be a Specified Representation.

“Specified Stockholder Approval” means the approval of the following Company Proposals by the holders of the requisite number of shares of Company Common Stock: (i) the adoption of this Agreement and approval of the Parent Merger, (ii) approval of the issuance of the Investment Shares, (iii) approval of the issuance of the Acquisition Shares, and (iv) approval of the authorized share capital of Parent as set forth in Article Fifth of the Parent Charter.

“Standstill Termination Date” means the earlier to occur of (i) such date as the Investors and their respective Affiliates collectively cease to beneficially own five percent (5%) of the outstanding Parent Common Stock (determined on a fully-diluted basis) or (ii) the thirteen (13) month anniversary of the Optional Redemption Date (as defined in the Parent Charter) in connection with an Optional Redemption Notice (as defined in the Parent Charter) providing for a redemption of such number of shares of Series A Preferred Stock as would result, if consummated (whether or not consummated), in the Investors and their respective Affiliates collectively ceasing to beneficially own at least five percent (5%) of the outstanding Parent Common Stock (determined on a fully-diluted basis) as of such Optional Redemption Date, whether or not any shares of Series A Preferred Stock then remain outstanding.

“Subsidiary” means, with respect to any Person, another Person (other than a natural Person), of which such first Person (i) owns directly or indirectly (a) an aggregate amount of the voting securities, other voting ownership or voting partnership interests to elect or appoint a majority of the board of directors or other governing body or (b) if there are no such voting interests, a majority of the equity interests therein or (ii) has the right to appoint a majority of the directors or managers.

“Taxes” means (i) any and all federal, state, provincial, local, non-U.S. and other taxes, levies, imposts, duties, and similar governmental charges (including any interest, consumer price index linkage, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, harmonized sales, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), national health insurance, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above.

B-1-84

“Tax Return” means any report, return, document, declaration or other information or filing supplied or required to be supplied to any Governmental Authority with respect to Taxes, including information returns, any documents to be supplied to any Governmental Authority with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Tax Sharing Agreement” means any Contract binding a Party or any of its Subsidiaries that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

“Third Party” means any Person other than the Company, Parent, Merger Sub or any of their respective Affiliates.

“Transaction Documents” means the Investment Documents and the Acquisition Documents.

“Transactions” means the Investment Transactions and the Acquisition Transactions.

“Treasury Regulations” means the regulations promulgated under the Code.

(b) Each of the following terms is defined in the section set forth opposite such term:

Defined Term	Section	Defined Term	Section

Acceptable Company Confidentiality Agreement	7.02(a)	internal controls	5.08(g)
Acquisition	Recitals	Investment Effective Time	1.03
Agreement	Preamble	Investment Shares	Recitals
Alternative Company Acquisition Agreement	7.02(a)	Investor or Investors	Preamble
Award	12.11(c)	Investor Counsel	12.05(a)
Award Agreements	8.01	Investor Fees	12.04
Bankruptcy and Equity Exception	5.02	Joint Proxy Statement/Prospectus	5.36
Buy-In	7.08	Merger Sub	Preamble
Certificate of Merger	2.02(a)	Multiemployer Plan	5.15(d)
Closing	4.02	Outside Date	10.01(c)
Closing Date	4.02	Parent	Preamble
Company	Preamble	Parent Charter	2.03(c)
Company Board Recommendation	7.04(a)	Parent Charter Effective Time	1.01
Company Common Stock	3.01(a)	Parent Merger	Recitals
Company Customers and Suppliers	5.22	Parent Merger Effective Time	1.02
Company Material Contract	5.21(a)	Per Share Price	Recitals
Company Plan	5.15(a)
Company Preferred Stock	5.06(a)	Porsche	Recitals
Company Privacy Policy	5.19(n)	Porsche Holdco	Recitals
Company Real Property Leases	5.18(b)	Porsche Holdco Loan and Contribution Transactions	Recitals
Company Registered IP	5.19(d)	Porsche Merger Agreement	Recitals
Company SEC Documents	5.08(a)	Pre-Closing Period	7.01
Company Securities	5.06(a)	Public Official	5.23(a)
Company Source Code	5.19(i)	Purchase Price	Recitals
Company Subsidiary or Company Subsidiaries	5.07(a)	Registered Intellectual Property Rights	5.19(a)
Company Subsidiary Securities	5.07(b)	Registration Rights Agreement	Recitals
Conversion Shares	Recitals	Regulation D	Recitals
Damages	11.02	Rule 144	7.08
DGCL	2.01	Rule 506	5.30
Disclosure Schedule	ARTICLE 5	SEC	Recitals
Disqualification Event	5.30	Series A Preferred Stock	Recitals
Employment Agreements	8.01	Stockholder Approval	5.02
Evaluation Date	5.08(g)	Stockholder Litigation	7.14
FCPA	5.23(a)	Stockholders’ Meeting	7.03
Financial Statements	5.09	Surviving Corporation	2.01
Governmental Grant	5.19(m)	Third Party Claim	11.03(a)
Indemnified Party	11.02	Transfer Agent	7.08
Indemnifying Parties	11.02	Voting Agreements	Recitals

B-1-85

12.16 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(a) The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Annexes, Exhibits and Schedules are to Articles, Sections, Annexes, Exhibits and Schedules of this Agreement unless otherwise specified.

(b) All Annexes, Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(c) Any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties (or covenants, as applicable) of the Company, Parent and Merger Sub that are contained in any other Section of this Agreement (except for those contained in in the first sentence of Section 5.01 (Organization and Qualification) and Section 5.06(a) (Capitalization)) if the relevance of that reference as an exception to (or a disclosure for purposes of) such other representations and warranties of the Company, Parent and Merger Sub set forth in this Agreement would be reasonably apparent to an individual who has read that reference and such representations and warranties. The listing of any matter on the Disclosure Schedule shall not be deemed to constitute an admission by the Company, Parent and Merger Sub, or to otherwise imply, that any such matter is material, is required to be disclosed by the Company, Parent and Merger Sub under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in the Disclosure Schedule relating to any possible breach or violation by the Company, Parent and Merger Sub of any Contract or applicable Law, the enforceability of any Contract, the existence or non-existence of third-party rights or similar matters or statements shall be construed as an admission or indication with respect to any of the foregoing. Any disclosure in any Section of the Disclosure Schedule of information that is also filed with or disclosed in any Company SEC Document shall not be deemed a representation that there is no other information filed with or disclosed in any Company SEC Document that would qualify the corresponding representation. All disclosures in the Disclosure Schedule are intended only to allocate rights and risks between the parties to the Agreement and are not intended to be admissions against interests, be admissible against any Party by any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties), or give rise to any claim or benefit to any Person who is not a Party (other than Affiliates, beneficiaries, or successors or assigns of any of the Parties).

(d) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

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(e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f) The use of the word “or” shall not be exclusive unless expressly indicated otherwise.

(g) Any reference to a Party or a party to any other agreement or document contemplated hereby shall include such Person’s successors and permitted assigns.

(h) Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(i) A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; provided, that with respect to any representation or warranty contained in this Agreement, such reference shall mean the legislation or provision as exists as of the date that such representation or warranty is made.

(j) A reference to any Contract (including this Agreement and the other Transaction Documents) is to that Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms thereof, except that with respect to any Contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed on such schedule in order to be included in such reference.

(k) The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(l) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(m) References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively.

(n) References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified.

(o) If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day.

(p) Whenever the phrase “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”, whether or not it is in fact followed by those words or words of like import.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

B-1-87

IN WITNESS WHEREOF, each of the undersigned has executed this Investment and Transaction Agreement or caused its duly authorized officer to execute this Investment and Transaction Agreement as of the date first above written.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

POWERFLEET US ACQUISITION INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

[COMPANY, PARENT AND MERGER SUB SIGNATURE PAGE TO
INVESTMENT AND TRANSACTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Investment and Transaction Agreement or caused a duly authorized person to execute this Investment and Transaction Agreement as of the date first above written.

INVESTOR:

ABRY Senior Equity V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Delaware
Print jurisdiction of organization of entity

Address:
Abry Partners
888 Boylston Street
Suite 1600
Boston, MA 02199
Attention: John Hunt
E-mail: jhunt@abry.com

Aggregate dollar amount of Investment Shares committed to be purchased pursuant to the terms of the Agreement:

$41,960,000.00

Number of Investment Shares:

41,960

 [INVESTOR SIGNATURE PAGE TO INVESTMENT AND TRANSACTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Investment and Transaction Agreement or caused a duly authorized person to execute this Investment and Transaction Agreement as of the date first above written.

INVESTOR:

ABRY Senior Equity Co-Investment Fund V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Delaware
Print jurisdiction of organization of entity

Address:
Abry Partners
888 Boylston Street
Suite 1600
Boston, MA 02199
Attention: John Hunt
E-mail: jhunt@abry.com

Aggregate dollar amount of Investment Shares committed to be purchased pursuant to the terms of the Agreement:

$8,040,000.00

Number of Investment Shares:

8,040

 [INVESTOR SIGNATURE PAGE TO INVESTMENT AND TRANSACTION AGREEMENT]

Annex B-2

AMENDMENT NO. 1 TO THE

INVESTMENT AND TRANSACTION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of May 16, 2019, to that certain Investment and Transaction Agreement, dated as of March 13, 2019 (as it may be amended, supplemented or modified from time to time in accordance with the terms of the Investment Agreement, the “Investment Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (the “Company”), PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and the investors set forth on Schedule I, annexed thereto, as such Schedule may be amended from time to time in accordance with the terms of the Investment Agreement. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement.

WHEREAS, in accordance with Section 12.02 of the Investment Agreement, the Parties desire to amend the Investment Agreement and the Disclosure Schedules to revise Exhibit F-1 of the Investment Agreement and Section 7.01 of the Disclosure Schedules, as set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments

a. Exhibit F-1 to the Investment Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

b. Section 7.01 of the Disclosure Schedules is hereby amended and restated in its entirety to read as set forth on Schedule 1 hereto.

2. No Third Party Rights. This Amendment shall be for the sole benefit of the Parties and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the Parties and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

3. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment. This Amendment shall only serve to amend and modify the Investment Agreement and the Disclosure Schedules to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Investment Agreement and the Disclosure Schedules which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On or after the date of this Amendment, each reference in the Investment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Investment Agreement shall mean and be a reference to the Investment Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Investment Agreement. Notwithstanding the foregoing, references to the date of the Investment Agreement, as amended hereby, “the date hereof” and “the date of this Agreement” shall continue to refer to March 13, 2019, and references to the date of the Amendment and “as of the date of the Amendment” shall refer to May 16, 2019.

4. Amendments; Waiver. No supplement, modification or amendment of this Amendment will be binding unless made by written agreement executed by all of the Parties, and any such modification or amendment shall be binding on all Parties.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction.

6. Representations. Each of the Parties represents and warrants to the other that this Amendment has been duly authorized by such Party by all necessary corporate/partnership/company action, as applicable, duly executed by such Party, and is enforceable against such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(Signature page follows)

B-2-1

IN WITNESS WHEREOF, the undersigned Parties have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	Chief Financial Officer

Signature Page to Amendment No. 1 to the Investment and Transaction Agreement

B-2-2

INVESTORS:

ABRY Senior Equity V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

ABRY Senior Equity Co-Investment Fund V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Signature Page to Amendment No. 1 to the Investment and Transaction Agreement

B-2-3

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Signature Page to Amendment No. 1 to the Investment and Transaction Agreement

B-2-4

POWERFLEET US ACQUISITION INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

B-2-5

Annex B-3

AMENDMENT NO. 2 TO THE

INVESTMENT AND TRANSACTION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment No. 2”), dated as of June 27, 2019, to that certain Investment and Transaction Agreement, dated as of March 13, 2019 (as subsequently amended by that certain Amendment No.1 dated as of May 16, 2019 and as may be further amended, supplemented or modified from time to time in accordance with the terms of the Investment Agreement, the “Investment Agreement”), by and among I.D. Systems, Inc., a Delaware corporation (the “Company”), PowerFleet, Inc., a Delaware corporation and, as of the date hereof, a wholly-owned subsidiary of the Company (“Parent”), PowerFleet US Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and the investors set forth on Schedule I, annexed thereto, as such Schedule may be amended from time to time in accordance with the terms of the Investment Agreement. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Investment Agreement.

WHEREAS, in accordance with Section 12.02 of the Investment Agreement, the Parties desire to amend the Investment Agreement and the Disclosure Schedules to revise Exhibit F-1 of the Investment Agreement and Section 7.01 of the Disclosure Schedules, as set forth herein.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendments

a. Exhibit F-1 to the Investment Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit A hereto.

b. Section 7.01 of the Disclosure Schedules is hereby amended and restated in its entirety to read as set forth on Schedule 1 hereto.

2. No Third Party Rights. This Amendment No. 2 shall be for the sole benefit of the Parties and their respective successors, assigns and legal representatives and is not intended, nor shall be construed, to give any person or entity, other than the Parties and their respective successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

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3. Counterparts; Effectiveness. This Amendment No. 2 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 2 shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Amendment No. 2 shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Amendment No. 2 (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment No. 2. This Amendment No. 2 shall only serve to amend and modify the Investment Agreement and the Disclosure Schedules to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Investment Agreement and the Disclosure Schedules which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On or after the date of this Amendment No. 2, each reference in the Investment Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Investment Agreement shall mean and be a reference to the Investment Agreement as amended by this Amendment No. 2, and this Amendment No. 2 shall be deemed to be a part of the Investment Agreement. Notwithstanding the foregoing, references to the date of the Investment Agreement, as amended hereby, “the date hereof” and “the date of this Agreement” shall continue to refer to March 13, 2019, and references to the date of the Amendment No. 2 and “as of the date of the Amendment No. 2” shall refer to June 27, 2019.

4. Amendments; Waiver. No supplement, modification or amendment of this Amendment No. 2 will be binding unless made by written agreement executed by all of the Parties, and any such modification or amendment shall be binding on all Parties.

5. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the law of any other jurisdiction.

6. Representations. Each of the Parties represents and warrants to the other that this Amendment No. 2 has been duly authorized by such Party by all necessary corporate/partnership/company action, as applicable, duly executed by such Party, and is enforceable against such Party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(Signature page follows)

B-3-2

IN WITNESS WHEREOF, the undersigned Parties have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

B-3-3

INVESTORS:

ABRY Senior Equity V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

ABRY Senior Equity Co-Investment Fund V, L.P.
Print name of entity

By:	/s/ John Hunt
Name:	John Hunt
Title:	Managing Partner

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

B-3-4

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

B-3-5

POWERFLEET US ACQUISITION INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Signature Page to Amendment No. 2 to the Investment and Transaction Agreement

B-3-6

Annex C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

POWERFLEET, INC.

Pursuant to Sections 242 and 245 of
the General Corporation Law of the State of Delaware

The undersigned, [NAME], certifies that he is the [TITLE] of PowerFleet, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, as from time to time amended, and does hereby further certify as follows:

1. The name of the Corporation is PowerFleet, Inc. The original Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on February 21, 2019 (the “Initial Certificate of Incorporation”).

2. The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Initial Certificate of Incorporation in the form hereof, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders and submitting the proposed amendment and restatement to the stockholders of the Corporation for consideration thereof.

3. This Amended and Restated Certificate of Incorporation was approved by the written consent of the stockholders of the Corporation holding the requisite number of outstanding shares of the stock of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

4. The text of the Initial Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

FIRST. The name of this corporation is PowerFleet, Inc. (the “Corporation”).

SECOND. The registered office of the Corporation in the State of Delaware is located at [ADDRESS]. The name of its registered agent is [NAME].

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. As used herein, the following terms shall have the following meanings:

“Additional Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Additional Securities” has the meaning set forth in Section A.8.a of Article Fifth.

“Affiliate” means “Affiliate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Associate” means “Associate” as defined in Rule 405 of the Securities Act of 1933, as amended.

“Available Proceeds” has the meaning set forth in Section A.3.c.i of Article Fifth.

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“Bank Change of Control” means any “change of control” (as may be defined from time to time in any agreement governing indebtedness of the Corporation or any of its subsidiaries) that entitles the lender(s) thereunder to declare an event of default under such agreement or that constitutes an event of default or default under such agreement, which shall be deemed to occur (i) (x) in the case of a replacement of a majority of the Corporation’s (or such subsidiary’s) board of directors (or similar governing body), upon the twentieth (20th) calendar day during the continuance thereof, unless the lender(s) accelerate, or provide notice to accelerate such indebtedness, in which case, such Bank Change of Control shall be deemed to occur immediately upon the first to occur of any of such events, and (y) in all other cases, immediately thereupon and (ii) in any such cases, provided, that, if any such event ceases to continue prior to the twentieth (20th) calendar day of the occurrence or deemed occurrence thereof, a Deemed Liquidation Event shall no longer be deemed to have occurred.

“Board” means the board of directors of the Corporation.

“Bylaws” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Closing Bid Price” means the last closing bid price for the Common Stock on the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded), as reported by Bloomberg, L.P., or, if the Principal Market (or, if the Common Stock is not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price of the Common Stock prior to 4:00 p.m., New York Time, as reported by Bloomberg, L.P., or if the foregoing do not apply, the average of the bid prices of any market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

“Common Stock” has the meaning set forth in Article Fifth.

“Conversion Notice” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Conversion Rights” has the meaning set forth in Section A.5 of Article Fifth.

“Corporation” has the meaning set forth in Article First.

“day” means a calendar day, unless “business day” is expressly stated, in which case, business day shall refer to each day on which banks are authorized or required by applicable law to be open for business in the State of New York.

“Debt Securities” means each security of the Corporation, including without limitation, non-convertible preferred stock and convertible debt, that is not an Equity Security.

“Deemed Liquidation Event” has the meaning set forth in Section A.3.c.i of Article Fifth.

“Deemed Liquidation Event Notice” has the meaning set forth in Section A.3.c.ii.(2) of Article Fifth.

“Definitive Agreement” has the meaning set forth in Section A.3.c.ii.(1) of Article Fifth.

“Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Dividend Payment Failure” means, with respect to any Preferred Dividends, the failure of the Corporation to pay in full (whether by issuance of PIK Shares or in cash, as the case may be) such Preferred Dividends to the holders of Series A Preferred Stock within five (5) business days after the applicable Dividend Payment Date in accordance with the terms of Section A.2 of Article Fifth.

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“Dividend Rate” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“Eligible Market” means any of the following: the Principal Market, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board (or any successors to any of the foregoing).

“Equity Securities” means any class or series of capital stock of the Corporation (other than Preferred Stock that is not, directly or indirectly, convertible into, exchangeable or exercisable for, Common Stock or a security that itself is not convertible into, exchangeable or exercisable for, Common Stock), and all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing; provided that any security that has a fixed maturity, redemption or repayment, or that entitles the holder(s) thereof to require, whether subject to condition, notice or lapse of time, the Corporation or a subsidiary of the Corporation to redeem, retire, repay or defease, in whole or in part, such as, but not in limitation, convertible debt, shall be deemed a Debt Security and not an Equity Security.

“Exchange Act” has the meaning set forth in Section A.2.c of Article Fifth.

“Indemnified Person” has the meaning set forth in Section A of Article Eleventh.

“Initial Consideration” has the meaning set forth in Section A.3.c.ii.(4) of Article Fifth.

“Issuance Date” means the date on which shares of Series A Preferred Stock are issued by the Corporation, as applicable.

“Issuance Notice” has the meaning set forth in Section A.8.b.i of Article Fifth.

“Junior Stock” has the meaning set forth in Section A.1.a of Article Fifth.

“Mandatory Conversion Notice” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Conversion Time” has the meaning set forth in Section A.5.b.i of Article Fifth.

“Mandatory Redemption Date” has the meaning set forth in Section A.6.a.i of Article Fifth.

“Mandatory Redemption Notice” has the meaning set forth in Section A.6.a.ii of Article Fifth.

“Observer” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Optional Conversion Time” has the meaning set forth in Section A.5.a.ii of Article Fifth.

“Optional Redemption Date” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Optional Redemption Notice” has the meaning set forth in Section A.6.b.i of Article Fifth.

“Original Issuance Date” means the date on which any shares of Series A Preferred Stock are first issued by the Corporation.

C-9

“Participating Dividends” has the meaning set forth in Section A.2.a.ii of Article Fifth.

“PIK Shares” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Porsche Merger Agreement” has the meaning ascribed to such term in the Purchase Agreement.

“Preferred Dividend Payment Date” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividend Period” has the meaning set forth in Section A.2.b of Article Fifth.

“Preferred Dividends” has the meaning set forth in Section A.2.a.i of Article Fifth.

“Preferred Stock” has the meaning set forth in Article Fifth.

“Principal Market” means the NASDAQ Global Market.

“Pro Rata Share” has the meaning set forth in Section A.8.b.ii of Article Fifth.

“Proceeding” has the meaning set forth in Section A of Article Eleventh.

“Purchase Agreement” means the Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Corporation, the Requisite Investors, as the initial holders of shares of Series A Preferred Stock, and the other parties signatory thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Redemption Failure” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Redemption Price” means, as of the date of determination, with respect to a share of Series A Preferred Stock, the greater of: (i) the product of (x) 1.5 multiplied by (y) the sum of (A) Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) any other dividends declared but unpaid thereon; and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of such share of Series A Preferred Stock calculated using the then current Series A Conversion Price multiplied by (y) the VWAP during the thirty (30) consecutive Trading Day period ending on the specified reference date, except if the Redemption Price is being calculated in connection with a Deemed Liquidation Event, then the dollar amount of this clause (ii)(y) shall be the value ascribed to a share of Common Stock in such Deemed Liquidation Event. If any dividends described in clause (i)(y)(C), or any of the consideration for the Common Stock in a Deemed Liquidation Event, are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

“Requisite Investors” means ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P., and also includes any of their respective (i) Affiliates to whom Series A Preferred Stock is transferred and (ii) limited partners to whom Series A Preferred Stock is transferred in connection with a liquidating distribution.

“Sale Period” has the meaning set forth in Section A.6.b.iii of Article Fifth.

“Sale Transaction” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“SEC” means the U.S. Securities and Exchange Commission.

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“Selected Bid” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“Series A Conversion Price” has the meaning set forth in Section A.5.a.i of Article Fifth.

“Series A Directors” has the meaning set forth in Section A.4.d.ii of Article Fifth.

“Series A Issue Price” means, with respect to a share of Series A Preferred Stock, $1,000.00, which shall be subject to ratable adjustment in the case of stock dividends (other than the Preferred Dividends), stock splits, reverse stock splits, combinations, divisions and reclassifications affecting the Series A Preferred Stock, with all such adjustments to be reasonably determined in good faith by the Board.

“Series A Liquidation Amount” has the meaning set forth in Section A.3.a of Article Fifth.

“Series A Preferred Stock” has the meaning set forth in Article Fifth.

“Series A Preferred Stock Register” has the meaning set forth in Section A.1.b of Article Fifth.

“Series A Voting Activation Notice” has the meaning set forth in Section A.4.a of Article Fifth.

“Series A Voting Deactivation Notice” has the meaning set forth in Section A.4.a of Article Fifth.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market (or, if not traded on the Principal Market, in any applicable Eligible Market) for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) (or if the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

“Transaction Committee” has the meaning set forth in Section A.6.b.ii of Article Fifth.

“VWAP” means, on any particular Trading Day or for any particular period, the volume weighted average trading price per share of Common Stock on such date or for such period on the Principal Market (or, if not traded on the Principal Market, on the Eligible Market on which the Common Stock is then traded) as reported by Bloomberg L.P., through its “Volume at Price” functions, or, if the foregoing does not apply, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for the Common Stock as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to adjustment from time to time for stock splits, stock dividends, combinations and similar events, as applicable.

FIFTH. The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 75,150,000 shares, consisting of:

(a) 75,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”); and

(b) 150,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 100,000 shares of Preferred Stock shall be designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 50,000 shares of Preferred Stock shall initially be undesignated.

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The Board is expressly authorized at any time, subject to compliance with all applicable provisions of this Certificate of Incorporation, to provide for the issuance of shares of Preferred Stock in one or more series in a resolution or resolutions duly adopted by it, and by filing a certificate of designations pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including without limitation the following:

(i) the distinctive serial designation of such series that shall distinguish it from other series;

(ii) the number of shares of such series, which number the Board may thereafter (except where otherwise provided in the certificate of designations) increase or decrease (but not below the number of shares of such shares then outstanding);

(iii) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the Board, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case, such rate or method of determining such rate as may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto;

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(viii) whether or not the holders of the shares of such series shall have voting rights, and if so, the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter; and

(ix) any other relative, participating, optional or other special rights, powers or preferences of such series, and any qualifications, limitations or restrictions thereof.

For all purposes, this Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock. Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in this Certificate of Incorporation or a certificate of designation(s), an amendment of this Certificate of Incorporation to increase or decrease the number of authorized shares of a series of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted and approved by resolution duly adopted by the Board.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. SERIES A PREFERRED STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1. Preference and Ranking, Amount and Par Value; Assignment.

a. The preferences of each share of Series A Preferred Stock with respect to dividend payments and distributions of the Corporation’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise shall be equal to the preferences of every other share of Series A Preferred Stock from time to time outstanding in every respect. The Series A Preferred Stock shall, with respect to dividends and distributions upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, rank prior to all classes of Common Stock of the Corporation and to each other class of capital stock or series of Preferred Stock hereafter created, the terms of which do not expressly provide that it ranks prior to or pari passu with the Series A Preferred Stock as to dividends and distributions upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event (including all securities that are convertible into, exchangeable or exercisable for, and all rights, warrants and options to acquire, any of the foregoing, “Junior Stock”). On and after a Redemption Failure, until such time as the redemption process to which such Redemption Failure relates, including the payment in full of the aggregate Redemption Price payable, has been completed in accordance with Section A.6, no other Equity Securities or Debt Securities shall be permitted to rank senior to, or pari passu with, the Series A Preferred Stock without express written approval of the holders of at least a majority of the outstanding shares of Series A Preferred Stock unless the proceeds of the sale of such Equity Securities and/or Debt Securities are used to so complete such redemption process.

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b. The Corporation shall register the issuance of shares of Series A Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series A Preferred Stock Register”), in the name of the holders of Series A Preferred Stock from time to time. The Corporation may deem and treat the registered holders of Series A Preferred Stock as the absolute owner thereof for the purpose of any conversion or redemption thereof and for all other purposes. Shares of Series A Preferred Stock may be issued solely in book-entry form or, if requested by any holder of Series A Preferred Stock, such holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series A Preferred Stock in the Series A Preferred Stock Register, upon delivery to the Corporation of a stock power or other writing reasonably acceptable to the Corporation duly executed by the then registered holder thereof, together in the case of certificated form, with surrender of the certificates evidencing such share to be transferred, duly endorsed by the holder thereof, to the Corporation at its address specified herein. Upon any such registration of the transfer of shares of Series A Preferred Stock, a book-entry notation (or, to the extent such shares are certificated or if requested by the transferee, a new certificate) evidencing the shares of Series A Preferred Stock so transferred shall be issued to the transferee and a book-entry notation (or, to the extent such shares are certificated or if requested by the transferring holder, a new certificate) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring holder, in each case, within three (3) business days. The provisions of this Certificate of Incorporation are intended to be for the benefit of all holders of Series A Preferred Stock from time to time and shall be enforceable by any such holder as an express intended third party beneficiary hereof.

2. Dividend Rights.

a. Each holder of the then outstanding shares of Series A Preferred Stock, in preference and prior to the holders of all other classes of stock of the Corporation, shall be entitled to receive:

i. on each share of Series A Preferred Stock, dividends at an initial rate of 7.5% per annum (the “Dividend Rate”) of the Series A Issue Price (subject to adjustment as set forth herein), accrued daily and compounded quarterly from and after the applicable Issuance Date of each such share of Series A Preferred Stock (the “Preferred Dividends”), which shall be payable (subject to Sections A.2.c and A.5.b.i) by the Corporation issuing and delivering to each such holder of Series A Preferred Stock a number of additional fully paid and non-assessable shares of Series A Preferred Stock or fraction thereof (“PIK Shares”) equal to the quotient (calculated to the fourth decimal place) of (i) the aggregate dollar amount of the Preferred Dividend payable, divided by (ii) the then current Series A Issue Price; and

ii. when, as and if declared by the Board, out of any funds legally available therefor, dividends on shares of Series A Preferred Stock equal (on an as-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with Section A.5.f) declared on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock (the “Participating Dividends” and, together with the Preferred Dividends, the “Dividends”).

Commencing on the sixty sixth (66)-month anniversary of the Original Issuance Date and on each monthly anniversary thereafter, the Dividend Rate shall increase by 100 basis points, until the Dividend Rate reaches 17.5% per annum, provided, however, that up to three (3) such consecutive monthly increases may be deferred if, and for so long as it remains in effect (but, in any event, not longer than three (3) consecutive months, provided, that, following the cessation of any such deferral, the Dividend Rate shall be re-calculated to the amount it would have been at such time had no such deferral occurred), a bona fide written letter of intent is entered into with any third party who is not an Affiliate of the Corporation, evidenced by the execution by the Corporation and such third party and delivery thereof by the Corporation, of a full and complete copy thereof to the holders of Series A Preferred Stock prior to any such deferral, where the primary purpose of such letter of intent is the consummation of a Deemed Liquidation Event.

The Corporation will not declare or pay any dividends or other distributions on any Junior Stock that would require a Participating Dividend, unless it first declares and pays the Preferred Dividends and concurrently therewith declares and sets aside for payment or distribution, as applicable, and then pays, such Participating Dividend for all shares of Series A Preferred Stock then outstanding. Each share of Series A Preferred Stock issued as a PIK Share shall be entitled to all Dividends payable with respect to each other share of Series A Preferred Stock, irrespective of the fact that it was issued as a PIK Share.

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b. Preferred Dividends shall be cumulative and shall accrue and accumulate daily and compound quarterly for each share of Series A Preferred Stock commencing on the applicable Issuance Date and be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on the first of such dates occurring after the Original Issuance Date (each a “Preferred Dividend Payment Date”) and the period from the applicable Issuance Date to the first Preferred Dividend Payment Date and from the day after a Preferred Dividend Payment Date to the subsequent Preferred Dividend Payment Date being a “Preferred Dividend Period”). Participating Dividends shall be payable as and when paid to the holders of Junior Stock (each such date together with each Preferred Dividend Payment Date, a “Dividend Payment Date”). Preferred Dividends that are payable on Series A Preferred Stock in respect of any Preferred Dividend Period shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months. The amount of Preferred Dividends payable on Series A Preferred Stock on any date prior to the end of a Preferred Dividend Period, and for the initial Preferred Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve (12), thirty (30)-day months, and actual days elapsed over a thirty (30)-day month, and for the period that Series A Preferred Stock is outstanding. Preferred Dividends, whether or not declared, shall accumulate, whether or not in any Preferred Dividend Period there have been funds of the Corporation legally available for the payment of such Preferred Dividends. Participating Dividends are payable on a cumulative basis once declared, whether or not there shall be funds legally available for the payment thereof.

c. In lieu of the payment of any Preferred Dividend in PIK Shares on a Preferred Dividend Payment Date, provided that (i) no Dividend Payment Failure has occurred and is continuing and (ii) there has not previously occurred two (2) or more Dividend Payment Failures, the Corporation may elect, unless the Corporation is prohibited from doing so by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the Corporation making such election without the payment of any material fees) to pay all but not less than all of such Preferred Dividend in cash out of any funds immediately legally available therefor. Between sixty (60) and thirty (30) days prior to the applicable Preferred Dividend Payment Date (time being of the essence), if the Corporation is permitted to and does so elect, then the Corporation shall send written notice to each holder of Series A Preferred Stock of the Corporation’s election to pay the Preferred Dividend in cash out of funds immediately legally available therefor. If so elected, the Corporation shall pay such Preferred Dividend in cash to the holders of Series A Preferred Stock on the applicable Preferred Dividend Payment Date by wire transfer of immediately available funds to an account designated by such holder (or by good check, subject to collection, if so requested by any such holder); provided, however, in the event of a Dividend Payment Failure in respect of any such Preferred Dividends, such election shall be automatically, without further action, notice or deed, revoked and the Corporation shall pay such Preferred Dividend by issuing and delivering to each holder of Series A Preferred Stock, no later than three (3) Business Days after the applicable Preferred Dividend Payment Date, the number of PIK Shares that would have been payable to such holder pursuant to Section A.2.a.i if such election had not been made. The Corporation’s election under this Section A.2.c shall be made, with respect to an applicable Preferred Dividend Payment Date, for all but not less than all outstanding shares of Series A Preferred Stock, and shall not require the Corporation to make a similar election with respect to any future Preferred Dividend Payment Date. Any election by the Corporation pursuant to this Section A.2.c shall be made by a committee of the Board, comprised entirely of “independent” members of the Board as determined in accordance with the Listing Rules of the NASDAQ Stock Exchange and applicable rules and regulations promulgated under federal securities laws, including but not limited to Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and excluding any directors elected pursuant to Section A.4.d.

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3. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

a. Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Issue Price, plus any Preferred Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section A.5 immediately prior to such liquidation, dissolution, or winding up (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets legally available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full, and further, if upon any such liquidation, dissolution or winding up of the Corporation the assets of the Corporation legally available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.a, no holder of any Junior Stock shall receive any such portion of the assets of the Corporation available for distribution to its stockholders.

b. Payments to Holders of Junior Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of the Series A Liquidation Amount required to be paid to the holders of shares of Series A Preferred Stock, any remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of shares of Junior Stock, pro rata based on the number of shares held by each such holder or otherwise in accordance with the terms of such Junior Stock.

c. Deemed Liquidation Event.

i. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock elect otherwise by written notice, sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(1) a merger or consolidation in which: (x) the Corporation is a constituent party or (y) a subsidiary of the Corporation is a constituent party and, in the case of this clause (y), the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except that this clause (1) shall not apply to any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation that are not converted into the right to receive cash or other securities but rather continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

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(2) (x) the sale, lease, transfer, exclusive license or other disposition, directly or indirectly, in a single transaction or series of transactions, by the Corporation, or any subsidiary of the Corporation, of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole or (y) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of transactions), directly or indirectly, of one or more subsidiaries of the Corporation, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation;

(3) any Bank Change of Control, but subject to the proviso in clause (ii) of that definition; or

(4) any person (other than ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and the controlled Affiliates of Abry Partners II, LLC) or “group” of persons (as such term is defined by Rule 13d-5 of the Securities and Exchange Act of 1934, as amended, and which “group” does not include ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. or any other controlled Affiliates of Abry Partners II, LLC) becomes the “beneficial owner” (as such term is defined by Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of equal to or greater than (x) 35.0% of the Corporation’s then outstanding Common Stock, if any of such shares of Common Stock have been acquired from the Corporation or any controlled Affiliate thereof, or (y) 45.0% of the Corporation’s then outstanding Common Stock.

With respect to a Deemed Liquidation Event, “Available Proceeds” shall mean, collectively, (x) the consideration actually received by the Corporation, if any, for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), and (y) all other assets of the Corporation legally available for distribution to its stockholders, all to the extent permitted by law governing distributions to stockholders, and notwithstanding Section A.3.a, payments to holders of Series A Preferred Stock, if any, in connection with such Deemed Liquidation Event shall be made in accordance with Section A.3.c.ii.(1)-(4).

ii. Effecting a Deemed Liquidation Event.

(1) The Corporation shall not have the power to effect a Deemed Liquidation Event, or enter into any definitive agreement to effect any Deemed Liquidation Event, unless the definitive agreement for such transaction (a “Definitive Agreement”) expressly provides in form and substance reasonably acceptable to the holders of at least a majority of the outstanding shares of Series A Preferred Stock that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid, upon the consummation thereof, to the holders of capital stock of the Corporation in accordance with this Section A.3.c.ii.

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(2) In the event of any Deemed Liquidation Event, the Corporation shall send a written notice (the “Deemed Liquidation Event Notice”) to each holder of Series A Preferred Stock no later than the fifth (5th) business day after the signing of a Definitive Agreement. Such Deemed Liquidation Event Notice shall include copies of any and all executed documents in connection with and relating to the Deemed Liquidation Event, including but not limited to any and all Definitive Agreements and any and all exhibits and disclosure schedules thereto (to be supplemented by the Corporation with any other documents that the holders of at least a majority of the outstanding shares of Series A Preferred Stock may reasonably request from time to time). In the event of any Deemed Liquidation Event referred to Section A.3.c.i.(1), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount per share, payable in cash, equal to the Redemption Price. In the event of any other Deemed Liquidation Event, the Corporation shall use the Available Proceeds to redeem, immediately upon the consummation of such Deemed Liquidation Event, all outstanding shares of Series A Preferred Stock at a price per share, payable in cash, before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, equal to the Redemption Price. Notwithstanding the foregoing, if upon any such Deemed Liquidation Event, the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds, as applicable, shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section A.3.c.ii.(2), (a) the holders of shares of Series A Preferred Stock shall share ratably in the consideration payable to stockholders in such Deemed Liquidation Event or Available Proceeds, if applicable, in proportion to the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock held by them upon such distribution or redemption if all amounts payable on or with respect to such shares were paid in full, (b) no holder of any Junior Stock shall receive any such portion of the consideration or Available Proceeds, as applicable, (c) a pro rata portion of each holder’s shares of Series A Preferred Stock shall be redeemed (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), be deemed to have been redeemed) to the fullest extent of such consideration or Available Proceeds, as applicable, based on the respective amounts which would otherwise be payable in respect of the shares of Series A Preferred Stock if the consideration or Available Proceeds, as applicable, were sufficient to pay in full all amounts payable under this Section A.3.c.ii.(2) and (d) the Corporation shall redeem the remaining shares (or, in the case of a Deemed Liquidation Event referred to in Section A.3.c.i.(1), shall cause the surviving or resulting corporation or the parent corporation thereof to distribute such amounts as would be payable to redeem such remaining shares) as soon as it may lawfully do so under Delaware law governing distributions to stockholders. The provisions of Sections A.6.c and A.6.d shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of Series A Preferred Stock pursuant to this Section A.3.c. Prior to the distribution or redemption provided for in this Section A.3.c, the Corporation shall not expend or dissipate the consideration received in such Deemed Liquidation Event or any of the Corporation’s other assets, except to discharge reasonable transaction expenses directly incurred in connection with such Deemed Liquidation Event. For the avoidance of doubt, the right of the holders of Series A Preferred Stock to receive the amounts provided for in this Section A.3.c shall not be affected by the voluntary or involuntary liquidation, dissolution or winding up of the Corporation following any Deemed Liquidation Event.

(3) Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event as determined by the Board in good faith, provided that to the extent such property, rights or securities consist of securities traded on an Eligible Market, the value shall be deemed to be the average of the closing prices of the securities on such Eligible Market over the thirty (30) Trading Day period ending three (3) days prior to the closing of such Deemed Liquidation Event.

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(4) Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the Corporation or to the stockholders of the Corporation is payable only upon satisfaction of contingencies, conditions or the passage of time (the “Additional Consideration”), the Definitive Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, as if the Initial Consideration were the only consideration payable in connection with, and shall be payable to the holders of Series A Preferred Stock upon consummation of, such Deemed Liquidation Event and (b) any Additional Consideration that becomes payable to the Corporation or the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections A.3.a, A.3.b and A.3.c, after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section A.3.c.ii.(4), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification, working capital adjustments or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

4. Voting.

a. General; Series A Voting Notices. The holders of Series A Preferred Stock shall be given notice by the Corporation of any meeting of stockholders or action to be taken by written consent in lieu of a meeting of stockholders as to which the holders of Common Stock are given notice at the same time as provided in, and in accordance with, the Bylaws; provided that notwithstanding any such notice, except as required by applicable law or as set forth in this Section A.4, the holders of Series A Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration unless and until any holder of Series A Preferred Stock provides written notification to the Corporation that such holder is electing, on behalf of all holders of Series A Preferred Stock, to activate their voting rights and thereby render the Series A Preferred Stock voting capital stock of the Corporation (such notice, a “Series A Voting Activation Notice”), as set forth in Section A.4. From and after delivery of a Series A Voting Activation Notice, all holders of Series A Preferred Stock shall be and continue to be entitled to vote their shares of Series A Preferred Stock in accordance with Section A.4 unless and until such time, if at all, as the holders of at least a majority of the outstanding shares of Series A Preferred Stock provide further written notice to the Corporation that they elect to deactivate the voting rights attributable to the Series A Preferred Stock (such notice, a “Series A Voting Deactivation Notice”); provided, however, that neither the delivery of, or the failure to deliver, any notice under this Section A.4.a shall (i) in any way minimize or limit, or be deemed a waiver of, any other rights, powers, entitlements or preferences with respect to their shares of Series A Preferred Stock as set forth herein; (ii) diminish, modify or eliminate, in any way, any voting rights of the Series A Preferred Stock other than those set forth in Sections A.4.a and A.4.b; or (iii) constitute a reduction in the voting power of the holders of Series A Preferred Stock for any other purpose, including, without limitation, for determining the percent ownership of the Corporation’s Common Stock on an as-converted basis, including under Section A.8. For the avoidance of doubt, there shall be no limit on the number or type (activation or deactivation) of notices that may be delivered under this Section A.4.a, except that a Series A Voting Deactivation Notice shall only be effective if the then most recent notice given to the Corporation under this Section A.4.a shall have been a Series A Voting Activation Notice.

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b. Voting Rights. From and after delivery of a Series A Voting Activation Notice (unless the then most recent notice given to the Corporation under Section A.4.a shall have been a Series A Voting Deactivation Notice), except as otherwise provided herein, or as required by applicable law and the Listing Rules of the NASDAQ Stock Exchange, the holders of Series A Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a single class on an as-converted basis. As to any matter on which the holders of Series A Preferred Stock shall be entitled to vote, each holder of Series A Preferred Stock shall be entitled to cast a number of votes per share of Series A Preferred Stock held of record by such holder on the record date for determining the stockholders entitled to vote at the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the record date for determining the stockholders entitled to act by written consent, if such matter is subject to a written consent of the stockholders in lieu of a meeting of stockholders, subject to the maximum number of votes permitted by the Listing Rules of the NASDAQ Stock Exchange, including but not limited to Rule 5640 of the NASDAQ Listing Rules and the NASDAQ Voting Rights Policy, equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock (including any accrued but unissued PIK Shares to which the holder is entitled as of such record date, without giving effect to any election made under Section A.2.c unless the applicable Preferred Dividend has been indefeasibly and fully paid in cash thereunder) is then convertible on such record date in accordance with Section A.5; provided, however, that any holder of Series A Preferred Stock shall not be entitled to cast votes for the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock held by such holder that exceeds the quotient of (1) the aggregate Series A Issue Price for such shares of Series A Preferred Stock divided by (2) ($[●])1 (subject to adjustment for stock splits, stock dividends, combinations, reclassifications and similar events, as applicable). Notwithstanding anything to the contrary contained herein, (i) any action required or permitted to be taken by the holders of outstanding shares of Series A Preferred Stock, voting separately as a class, may be effected by the consent in writing of the holders of at least a majority of the total voting power of the outstanding shares of Series A Preferred Stock entitled to vote thereon, voting together as a single class, in lieu of a duly called meeting of holders of Series A Preferred Stock; and (ii) any action required or permitted to be taken by the holders of outstanding shares of Common Stock, whether voting separately or together with the holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote under this Section A.4.b.) voting together with the holders of Common Stock as a single class on an as-converted basis, may be effected by the consent in writing of (x) then current holders of outstanding shares of Series A Preferred Stock (provided that the holders of the Series A Preferred Stock then have the right to vote under this Section A.4.b.) and/or (y) then current holders of outstanding shares of Common Stock that are current or former holders of Series A Preferred Stock holding at least a majority of the total voting power of the outstanding shares of Common Stock and/or Series A Preferred Stock entitled to vote thereon, whether voting separately or voting together as a single class on an as-converted basis (as applicable), in lieu of a duly called meeting of stockholders.

c. Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed, if any, shall for purposes of determining whether either of the conditions set forth in this sentence are met, be deemed outstanding) and convertible into shares of Common Stock equal to at least ten percent (10.0%) of the voting power of the Corporation’s Common Stock (on a fully diluted basis), or at any time when the Requisite Investors collectively hold at least thirty-three percent (33.0%) of the aggregate amount of Series A Preferred Stock issued to the Requisite Investors on the Original Issuance Date, the Corporation shall not, and shall not permit any of its subsidiaries to, and neither the Corporation nor any subsidiary shall enter into any agreement to, either directly or indirectly, by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

i. liquidate, dissolve or wind-up the business and affairs of the Corporation or any operating subsidiary, effect any merger, consolidation or Deemed Liquidation Event of the Corporation or any operating subsidiary of the Corporation or consummate or agree to make any sale, transfer, assignment, pledge, lease, license, acquisition (other than the acquisition of a Person, business or interest therein, whether by acquisition of assets or securities, merger, consolidation, joint venture, business combination or otherwise, that has positive consolidated earnings, before interest, taxes, depreciation and amortization (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles consistently applied) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, and in which shares of Common Stock, Options or Convertible Securities issued to such third party (or its equity holders) as acquisition consideration, if any, represent less than ten percent (10.0%) of the Corporation’s then outstanding Common Stock (on a fully diluted basis)), or similar transaction by which the Corporation or any subsidiary of the Corporation grants on an exclusive basis any rights to any of the Corporation’s or any of a Corporation’s subsidiary’s intellectual property, or consent to any of the foregoing, except for a Deemed Liquidation Event in which the holders of Series A Preferred Stock shall indefeasibly receive for each of their shares of Series A Preferred Stock upon the consummation thereof, an amount in cash not less than the Redemption Price (provided, however, that in no event, irrespective of whether consent is given under this subsection i, shall the Corporation be relieved of, nor shall the holders of Series A Preferred Stock be deemed to have waived, the Corporation’s obligation to redeem all outstanding shares of Series A Preferred Stock and pay the Redemption Price in accordance with Section A.3.c);

1 Insert closing bid price of I.D. Systems, Inc.’s common stock on the last trading day immediately prior to the Original Issuance Date.

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ii. amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, it being understood that the authorization, issuance, conversion, reclassification, exchange or amendment of a new or existing class or series of capital stock that is, or that is convertible into, capital stock that is pari passu or senior to the powers, privileges, preferences, rights or otherwise, of the Series A Preferred Stock shall be deemed to adversely affect the powers, preferences or rights of the Series A Preferred Stock;

iii. (a) (i) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of the Corporation unless the same (x) ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption and (y) is issued at fair market value as reasonably and in good faith determined by the Board, or (ii) increase the authorized number of shares of Series A Preferred Stock (except as provided in Section A.5.c.i) or increase the authorized number of shares of any additional class or series of capital stock of the Corporation, unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption or (b) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock of any subsidiary of the Corporation;

iv. [intentionally omitted];

v. purchase or redeem (or permit any subsidiary to purchase or redeem) or pay, declare or set aside any fund for, any dividend or distribution on, any Junior Stock, other than purchases of Equity Securities upon the termination of an employee of the Corporation or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board;

vi. issue any shares of Series A Preferred Stock to any individual, entity or other person other than to the Requisite Investors, and any transferees thereof;

vii. create, incur, grant, enter into, permit, assume or suffer to exist, directly or indirectly, (i) any indebtedness by the Corporation (or any of its subsidiaries) or otherwise issue any Debt Securities at any time when, or as a result of which, the principal amount of the Corporation’s total outstanding and available indebtedness and Debt Securities exceeds the product of (x) three (3) multiplied by (y) the consolidated earnings, before interest, taxes, depreciation and amortization of the Corporation and its subsidiaries (each of the foregoing calculated in accordance with U.S. generally accepted accounting principles) for the twelve calendar month period ending with the last full calendar month immediately preceding the calculation thereof, (ii) any lien, charge or other encumbrance on any of the Corporation’s (or any of its subsidiaries’) properties or assets other than Permitted Liens (as defined in the Purchase Agreement), or (iii) guaranty the obligations of any third party;

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viii. take any actions to, or that has the effect of a, change in the size of the Board to a number other than seven (7) directors;

ix. take any actions to relocate, or relocate, the principal executive offices of the Corporation outside of the United States;

x. enter into any arrangement with any Affiliate or Associate of the Corporation or any subsidiary of the Corporation, or modify any existing arrangement between the Corporation and any of its Affiliates or Associates or an existing arrangement between any subsidiary of the Corporation and any of its Affiliates or Associates, except for transactions (x) solely between or among two or more of the Corporation and any of its wholly-owned subsidiaries or (y) the terms and conditions of which have been determined by the Board to be no less favorable in any material respect to the Corporation or any subsidiary of the Corporation than those terms and conditions that would be obtained on an arm’s length basis and that does not provide for, or is not reasonably likely to result in, aggregate payments to or by the Corporation or any subsidiary of the Corporation in excess of $1,000,000; provided that the provisions of this subsection x shall not apply to customary director, officer, employee and consultant compensation (including bonuses) and other employment benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements approved by the Board;

xi. take any actions to, or otherwise, amend, modify, repeal or enter any waiver of [_]2, or enter into or consummate any replacement, substitution or refinancing thereof; or

xii. agree to, commit to, resolve to, or otherwise enter into any agreement to do any of the foregoing.

For the avoidance of doubt, any action that is permitted under one or more of the above subsections i-xii of this Section A.4.c, but is not permitted under any other of such subsections shall nevertheless require consent as described in this Section A.4.c under such other subsections.

d. Election of Directors.

i. Subject to Section A.4.d.ii, the Board shall consist of seven (7) members or such other number as the Board and, so long as the holders of Series A Preferred Stock are entitled to the consent right under Section A.4.c.viii above, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall determine from time to time.

2 Credit Agreement to be entered into in connection with the Debt Financing (as defined in the Porsche Merger Agreement).

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ii. As long as any shares of Series A Preferred Stock remain outstanding and represent fifteen percent (15.0%) or more (provided, that, if a Mandatory Redemption Notice has been given, and any shares of Series A Preferred Stock thereafter remain outstanding, or on and after a Redemption Failure, all shares of Series A Preferred Stock which have been redeemed shall for purposes of determining whether the conditions for the entitlement to elect one or more Series A Directors set forth in this Section A.4.d are met, be deemed outstanding), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”) who will serve on the Board and who will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). As long as any shares of Series A Preferred Stock remain outstanding and represent less than fifteen percent (15.0%), but no less than five percent (5.0%), on an as-converted basis, of the voting power of the Corporation’s Common Stock (on a fully diluted basis), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) Series A Director who will serve on the Board and will be entitled to serve on each committee and subcommittee thereof (subject to applicable NASDAQ and SEC independence requirements). For so long as any shares of Series A Preferred Stock remain outstanding, and if there are no Series A Directors on the Board, the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall be entitled to designate one (1) non-voting observer (an “Observer”) to attend all meetings of the Board and committees and subcommittees thereof. The Board will give the Observer the same prior notice given to each member of the Board in a manner permitted by the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) for notice to directors of the time and place of any proposed meeting, and such notice in all cases shall include true and correct copies of all documents and other materials furnished to any director in connection with such meeting. The Observer will be entitled to be present in person or by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and will be entitled to participate in all discussions conducted at such meeting. The Corporation will deliver to the Observer copies of all documents that may be distributed from time to time to the members of the Board (in their capacity as such) at such time as such papers are so distributed to them, including copies of any written consents, and the Observer shall otherwise be given copies of all materials, including access to all electronic portals and materials, given or made available to other members of the Board, in order to afford the Observer the same access as all other members of the Board. The Observer shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of the Observer will be subject always to the rules of attorney-client privilege. One or more investment professionals employed by the Requisite Investors shall be entitled to accompany and otherwise participate with, the Series A Director(s) at each meeting of the Board (and committee or subcommittee thereof), provided that such investment professionals shall hold in confidence, to the same extent required by law of the members of the Board, all documents furnished in connection with any meeting of the Board and any committee or subcommittee thereof, and all information received through oral communication in any meeting of the Board and any committee or subcommittee thereof and the rights of such investment professionals will be subject always to the rules of attorney-client privilege. Notwithstanding anything to the contrary contained in this Section A.4.d, (i) the Corporation reserves the right to withhold any information and to exclude the Observer and any investment professionals employed by the Requisite Investors from any meeting or portion thereof if access to such information or attendance at such meeting could reasonably be expected to adversely affect the attorney-client privilege between the Corporation and its counsel or (ii) in the case of any committee of the Board, such committee may exclude the Observer from any executive session of such committee at the discretion of such committee.

iii. Any Series A Director may be removed during the aforesaid term of office, without cause, irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, by, and only by, the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock acting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such holders. In the case of any vacancy, howsoever arising, in the office of a Series A Director at a time when the holders of Series A Preferred Stock are entitled to designate a Series A Director(s), irrespective of whether or not a notice has been given to the Corporation under Section A.4.a, the holders of at least a majority of the outstanding shares of Series A Preferred Stock as a separate class shall, by affirmative vote, be entitled to elect a successor to hold office for the unexpired term of the Series A Director whose directorship shall be vacant. If the holders of Series A Preferred Stock fail to elect a Series A Director or to fill any vacancy in the Series A Director directorship, then (i) such directorship shall remain vacant until such time as the holders of Series A Preferred Stock acting as a separate class elect a person to fill such directorship, and (ii) any Series A Director then in office shall be entitled to cast two (2) votes on every matter to be voted upon or consented to by the Board (or any committee or subcommittee thereof on which both Series A Directors were appointed to serve).

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5. Conversion. The holders of Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

a. Optional Right to Convert by Holders.

i. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, in whole or in part (pro rated for partial conversions), into such number of fully paid and non-assessable shares of Common Stock equal to the quotient (rounded up to the nearest whole number of shares) of (x) the sum of (A) the Series A Issue Price, plus (B) any Preferred Dividends (assuming a cash election were made, whether or not permitted hereunder) accrued but unpaid thereon, whether or not declared, plus (C) the dollar amount any other dividends declared but unpaid thereon, divided by (y) the Series A Conversion Price in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $7.319. The Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. If any dividends described in clause (x)(C) are payable other than in cash, the dollar value thereof shall be determined by the Board in good faith, without taking into account any discounts for illiquidity, marketability, minority or similar limitations.

ii. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event upon which such conversion is, or such future time at which such conversion shall be, effective (a “Conversion Notice”) and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such Conversion Notice shall state such holder’s name or the names of the nominees in which such holder desires the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of the Conversion Notice (or as applicable, the future event or time upon which the effectiveness of the conversion was contingent) and, if applicable, certificates (or lost certificate affidavit and agreement), shall be the time of conversion (as applicable, the “Optional Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such Optional Conversion Time.

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iii. The Corporation shall, as soon as practicable (but in no event later than three (3) business days) after the Optional Conversion Time, issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates, if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock. In the event a Conversion Notice set forth any event upon which such conversion is, or such future time at which such conversion was to be, conditioned or effective, at any time prior to the Optional Conversion Time, the holder of the Series A Preferred Stock may revoke its Conversion Notice, by written notice to the Corporation.

b. Mandatory Conversion by Corporation.

i. Subject to Section A.5.b.v, beginning on or after the later of (a) the third (3rd) anniversary of the Original Issuance Date and (b) the 30th consecutive Trading Day in which the closing price of the Common Stock exceeds the product of (x) 1.5 multiplied by (y) the then current Series A Conversion Price, provided that the Corporation then has sufficient liquidity and lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b, the Corporation may, at its option, deliver a notice to the holders of Series A Preferred Stock (a “Mandatory Conversion Notice”) requiring that all or a portion of the outstanding shares of Series A Preferred Stock held by such holders automatically be converted into shares of Common Stock at the then current Series A Conversion Price as calculated pursuant to Section A.5.a.i at a date no earlier than ninety (90) days subsequent to the receipt of the Mandatory Conversion Notice by the holder (such date, the “Mandatory Conversion Time”). The Mandatory Conversion Notice shall specify the Mandatory Conversion Time pursuant to this Section A.5.b. As a condition to the conversion pursuant to this Section A.5.b.i, the Corporation shall set aside, declare and pay in full (whether by issuance of PIK Shares or, to the extent permitted under Section A.2.c, in cash) all accrued but unpaid Dividends through the date on which the Mandatory Conversion Time occurs, with such payment to be made by the Corporation to the applicable holders one (1) business day after such date; provided, however, that in the event the Corporation shall issue any PIK Shares pursuant to the foregoing clause, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

ii. In the event a holder of Series A Preferred Stock receives a Mandatory Conversion Notice, such holder shall have the right to require the Corporation to redeem all or any portion (irrespective of the number of shares of Series A Preferred Stock subject to the Mandatory Conversion Notice) of its outstanding shares of Series A Preferred Stock for cash at the Redemption Price by delivering an Optional Redemption Notice prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice in accordance with the procedures set forth in Section A.6 below. In the event an Optional Redemption Notice is delivered after receipt of a Mandatory Conversion Notice, such Mandatory Conversion Notice shall be automatically, without further action, notice or deed, rescinded and void ab initio, and the Mandatory Conversion Time shall not be deemed to occur with respect to the shares subject to the Optional Redemption Notice.

iii. If the holder of Series A Preferred Stock who has received a Mandatory Conversion Notice does not deliver an Optional Redemption Notice to the Corporation prior to the ninetieth (90th) day following the date of the Mandatory Conversion Notice, such holder of Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at its principal office (or such other place as is mutually agreed between the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock). If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.

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iv. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock (but in no event later than three (3) business days thereafter), the Corporation shall (a) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a notice of issuance of uncertificated shares in lieu of certificates (or a certificate or certificates if so requested by such holder) for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate, if applicable, that were not converted into Common Stock, and (b) pay all declared or otherwise accrued or payable but unpaid dividends on the shares of Series A Preferred Stock converted; provided, however, that in the event the Corporation elects to pay any dividends pursuant to the foregoing clause (b) by the issuance of PIK Shares, such PIK Shares shall be deemed to be issued as of the date on which the Mandatory Conversion Time occurs and such PIK Shares shall automatically be converted into shares of Common Stock at the Mandatory Conversion Time.

v. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Conversion Notice (or, in the case of clauses (d) or (e) below, such notice shall be automatically, without further action, notice or deed, revoked) or require conversion of Series A Preferred Stock under this Section A.5.b if any of the following conditions exists: (a) the Common Stock is not then listed on any Eligible Market (other than the OTC Bulletin Board) or such other securities exchange as may be approved by the holders of at least a majority of the outstanding shares of Series A Preferred Stock; (b) all of the shares of Common Stock issuable upon conversion are not registered for resale with the SEC pursuant to an effective registration statement, or are not subject to resale by the holders without volume, information or other limitations; (c) the Corporation does not have a number of authorized shares of Common Stock greater than the number of shares of Common Stock issuable upon conversion; (d) the Corporation is then in material breach of (or has previously on more than two (2) occasions breached) any of the provisions of this Certificate of Incorporation, including without limitation, payment of all Dividends on the shares then being converted; (e) any of the Corporation or its subsidiaries is not then in compliance in all material respects with all applicable laws that are material to their respective businesses; (f) if an Optional Redemption Notice has been, or is, after receipt of a Mandatory Conversion Notice, delivered to the Corporation, but only with respect to the shares of Series A Preferred Stock subject to such Optional Redemption Notice; (g) the Corporation is then, or at any time after delivering the Mandatory Conversion Notice and prior to the applicable Mandatory Conversion Time, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Conversion Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; (h) if the Corporation shall have previously issued a Mandatory Conversion Notice for all outstanding shares of Series A Preferred Stock or (i) the Corporation does not then have sufficient liquidity or lawfully available funds to fully redeem all of the Series A Preferred Stock then outstanding in accordance with Section 6.b.

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c. Mechanics of Conversion.

i. Reservation of Shares. The Corporation shall at all times when Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock and, for the purpose of effecting the payment of any Preferred Dividend in PIK Shares, such number of its duly authorized shares of Series A Preferred Stock as shall from time to time be sufficient to effect the issuance of any PIK Shares as payment for a Preferred Dividend; and, if at any time the number of authorized but unissued shares of Common Stock or Series A Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock or the issuance of PIK Shares as payment for a Preferred Dividend, through and including the sixty-six (66) month anniversary of the Original Issuance Date (and, if any shares of Series A Preferred Stock are outstanding after the sixty-six (66) month anniversary of the Original Issuance Date, through and including an additional period of two (2) years thereafter), the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock or Series A Preferred Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to call a meeting of the stockholders and obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action that would cause an adjustment reducing the Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of Series A Preferred Stock, the Corporation will take any corporate action which may, based upon the advice of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price.

ii. Effect of Conversion. All rights with respect to Series A Preferred Stock converted pursuant to Section A.5.b, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only (x) the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in Section A.5.b.iv and (y) such rights arising out of the failure of the Corporation to comply with all of its obligations in this Certificate of Incorporation and each other agreement to which the Corporation, on the one hand, and the holders of Series A Preferred Stock, on the other hand and in their capacity as such, are party. Any holder of shares of Series A Preferred Stock that have been surrendered for conversion as herein provided shall be deemed to be the holder of the Common Stock issuable upon the conversion as of the Optional Conversion Time or Mandatory Conversion Time, as applicable. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock by an amount not in excess of the number of surrendered shares.

iii. No Further Adjustment. Upon any conversion of Series A Preferred Stock, no adjustment to the Series A Conversion Price shall be made for any declared but unpaid dividends on Series A Preferred Stock surrendered for conversion, or on the Common Stock delivered upon conversion. The holder shall be credited for any accrued but unpaid dividends at the time of conversion to be paid in the form of, and at the time prescribed by, Section A.3.a and this Section A.5.

iv. Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section A.5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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d. Adjustments to Series A Conversion Price for Diluting Issues.

i. Special Definitions. For purposes of this Section A.5.d, the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(2) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(3) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section A.5.d.iii, deemed to be issued) by the Corporation after the Original Issuance Date, other than (x) the following shares of Common Stock and (y) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (x) and (y), collectively, “Exempted Securities”):

(1) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Series A Preferred Stock;

(2) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections A.5.e, A.5.f, A.5.g, and A.5.h;

(3) shares of Common Stock or Options issued as compensation for services to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board;

(4) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case, provided such issuance is pursuant to the terms of such Option or Convertible Security; or

(5) shares of Common Stock issued as acquisition consideration pursuant to the Porsche Merger Agreement or shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, in each case approved by the Board and otherwise consummated in compliance with Section A.4.c.

ii. No Adjustment of Series A Conversion Price. No adjustment to the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the outstanding Series A Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

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iii. Deemed Issue of Additional Shares of Common Stock.

(1) If the Corporation at any time, or from time to time after the Original Issuance Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (a) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (b) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security or (2) the Series A Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv (either because the consideration per share (determined pursuant to Section A.5.d.v) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issuance Date), are revised after the Original Issuance Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section A.5.d.iii.(1)), shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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(4) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, the Series A Conversion Price shall be readjusted to such Series A Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(5) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price provided for in this Section A.5.d.iii shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration, without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (2) and (3) of this Section A.5.d.iii). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price that would result under the terms of this Section A.5.d.iii at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Series A Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

iv. Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event that the Corporation shall at any time after the Original Issuance Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section A.5.d.iii) without consideration, or for a consideration per share less than the Series A Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series A Conversion Price in effect immediately after such issuance, or deemed issuance, of Additional Shares of Common Stock;

“CP1” shall mean the Series A Conversion Price in effect immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance, or deemed issuance, of Additional Shares of Common Stock (treating, for this purpose, as outstanding, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance, or deemed issuance, or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance);

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“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

v. Determination of Consideration. For purposes of this Section A.5.d, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall (x) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest, (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board and (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section A.5.d.iii, relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

vi. Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price pursuant to the terms of Section A.5.d.iv, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

e. Adjustment for Stock Splits and Combinations. If the Corporation shall at any time, or from time to time after the Original Issuance Date, effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or, from time to time after the Original Issuance Date, combine the outstanding shares of Common Stock, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section A.5.e shall become effective at the close of business on the date the subdivision or combination becomes effective.

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f. Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then, and in each such event, the Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect for such series by a fraction:

i. the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

ii. the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price for such series shall be recomputed accordingly as of the close of business on such record date, and thereafter, the Series A Conversion Price shall be adjusted pursuant to this Section A.5.f as of the time of actual payment of such dividends or distributions and (b) no such adjustment shall be made if the holders of such Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such Series A Preferred Stock had been converted into Common Stock on the date of such event.

g. Adjustments for Other Dividends and Distributions. In the event that the Corporation at any time, or from time to time after the Original Issuance Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property for which Series A Preferred Stock does not receive a dividend or distribution pursuant to the terms of this Certificate of Incorporation, then, and in each such event, the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

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h. Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which Common Stock (but not Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section A.3.c.(1), A.5.d, A.5.f or A.5.g) then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock not so converted or exchanged shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section A.5 with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth in this Section A.5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such Series A Preferred Stock.

i. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section A.5, the Corporation at its expense shall, as promptly as reasonably practicable, but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such Series A Preferred Stock is convertible) and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event, not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.

j. Notice of Record Date. In the event (i) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of Series A Preferred Stock a notice specifying, as the case may be, (x) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (y) the effective date on which such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, Deemed Liquidation Event, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to Series A Preferred Stock and Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

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6. Redemption.

a. Mandatory Redemption by Corporation.

i. Subject to Section A.6.a.iv, the Corporation shall have the right to redeem all (but not less than all) of the shares of Series A Preferred Stock at any time after the third (3rd) anniversary of the Original Issuance Date by delivering a Mandatory Redemption Notice to each holder of the then outstanding shares of Series A Preferred Stock. On the date of payment provided in the Mandatory Redemption Notice (the “Mandatory Redemption Date”), the Corporation shall redeem all outstanding shares of Series A Preferred Stock for cash and the Corporation shall deliver to each holder of the then outstanding shares of Series A Preferred Stock an amount in cash equal to the aggregate Redemption Price (where the reference date is the Trading Day immediately prior to the date of the Mandatory Redemption Notice) for the shares of Series A Preferred Stock owned by such holder, from funds legally available therefor.

ii. The Corporation shall send written notice of the mandatory redemption (the “Mandatory Redemption Notice”) to each holder of the then outstanding shares of Series A Preferred Stock not less than sixty (60) nor greater than ninety (90) days prior to the Mandatory Redemption Date. The Mandatory Redemption Notice shall state:

(1) the number of shares of Series A Preferred Stock held by such holder, all of which the Corporation shall redeem on the Mandatory Redemption Date (to be not less than all of the shares of Series A Preferred Stock held by such holder);

(2) the Mandatory Redemption Date, which shall be a business day selected by the Corporation not less than sixty (60) and not greater than ninety (90) days subsequent to the date of the Mandatory Redemption Notice, and the Redemption Price; and

(3) for holders holding shares in certificated form, that such holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed, provided, that, the place of surrender shall be the Corporation’s principal office, unless the holders of at least a majority of the outstanding shares of Series A Preferred Stock and the Corporation have previously agreed in writing to a different place.

iii. Upon indefeasible receipt of the full Redemption Price in cash by the holders of the then outstanding shares of Series A Preferred Stock, all shares of Series A Preferred Stock shall cease to be outstanding.

iv. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not be permitted to either issue a Mandatory Redemption Notice (or, in the case of clauses (a) or (b) below, such notice shall be automatically, without further action, notice or deed, revoked) or consummate a mandatory redemption of Series A Preferred Stock under this Section A.6.a if any of the following conditions exists: (a) the Corporation is then in material breach of (or has previously on more than two (2) occasions materially breached) any of the provisions of this Certificate of Incorporation (it being understood that the failure to timely pay in full any Preferred Dividends shall be deemed a material breach of this Certificate of Incorporation), including without limitation, payment of all Dividends on the shares then being redeemed; (b) the Corporation is at the time of delivering the Mandatory Redemption Notice, or at any time after delivering the Mandatory Redemption Notice and on or prior to the applicable Mandatory Redemption Date, prohibited from redeeming for cash any of the shares of Series A Preferred Stock by applicable law or the terms of any indebtedness, credit agreement, indenture or similar instrument of the Corporation or any of its subsidiaries (without giving effect to any waiver thereof, unless such waiver is irrevocable and has been obtained prior to the delivery of the Mandatory Redemption Notice without the payment of any material fees) to which the Corporation or any of its subsidiaries is a party; or (c) the Corporation shall have previously issued a Mandatory Redemption Notice.

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b. Optional Redemption by Holders.

i. Each holder of outstanding shares of Series A Preferred Stock shall have the right to require the Corporation to redeem all or any portion of its outstanding shares of Series A Preferred Stock (x) at any time and from time to time after the sixty-six (66) month anniversary of the Original Issuance Date, or (y) following delivery of a Mandatory Conversion Notice, or (z) in connection with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) conditioned upon, the occurrence of a Deemed Liquidation Event, by delivering written notice thereof to the Corporation (the “Optional Redemption Notice”) which, in the case of clause (x) above, may be delivered as early as the sixtieth (60th) month anniversary of the Original Issuance Date. Such Optional Redemption Notice shall specify whether it is being delivered pursuant to clause (x), (y) or (z) of this Section A.6.b.i, the number of shares of Series A Preferred Stock to be redeemed, the date on which such redemption shall occur (which in the case of clause (x) shall not be less than six (6) months after the date of the Optional Redemption Notice (and the reference date with respect to the Redemption Price payable shall be the Trading Day immediately prior to the date of the Optional Redemption Notice), and in the case of clause (y) shall not be less than sixty (60) days after the date of the Mandatory Conversion Notice (and the reference date shall be the Trading Day immediately prior to the date of the Mandatory Conversion Notice), and in the case of clause (z), shall be no later than simultaneously with, and (except in the case of a Bank Change of Control described in clause (i)(x) of the definition thereof, but subject to the proviso in clause (ii) of the definition thereof) shall be conditioned upon, consummation of the Deemed Liquidation Event, such redemption date, the “Optional Redemption Date”) and that the certificates, if any, of the shares being redeemed shall be surrendered at the Corporation’s principal office, unless the Corporation and such holder shall have mutually agreed in writing to a different place. On the Optional Redemption Date, the Corporation shall redeem the shares of Series A Preferred Stock in cash specified in the Optional Redemption Notice(s) and, simultaneously, the Corporation shall deliver to each holder who has then delivered an Optional Redemption Notice the aggregate Redemption Price in cash, from funds legally available therefor, for each share of Series A Preferred Stock subject to such Optional Redemption Notice. Notwithstanding the foregoing, if on the Optional Redemption Date, applicable law governing distributions to stockholders prevents either (x) the Board from authorizing redemption or (y) the Corporation from redeeming all shares of Series A Preferred Stock at the aggregate Redemption Price for such shares, then the Corporation shall ratably redeem the maximum number of shares of Series A Preferred Stock that it is permitted to redeem under such law at the aggregate Redemption Price, and shall redeem the remaining shares as soon as it may lawfully do so under such law. If a holder of Series A Preferred Stock does not elect to send an Optional Redemption Notice in connection with a Deemed Liquidation Event, such holder shall not be deemed to, and shall not, have waived its rights, or in any way impaired its right to payment, under Section A.3.c.

ii. In the event all holders of the then outstanding shares of Series A Preferred Stock deliver an Optional Redemption Notice with respect to all then outstanding shares of Series A Preferred Stock pursuant to Section A.6.b.i.(x), and if the Corporation (x) has not redeemed all of the shares of Series A Preferred Stock subject to the Optional Redemption Notice on the applicable Optional Redemption Date, and (y) such redemption process, including the payment of the aggregate Redemption Price payable, has not been completed on the six (6) month anniversary thereof (such anniversary, a “Redemption Failure”), then the holders of at least a majority of the outstanding shares of Series A Preferred Stock shall have the right to initiate, conduct and direct, through majority vote of the Transaction Committee (but subject to Board approval of the Selected Bid as provided in this Section A.6.b.ii below), a customary sale process of the entire Corporation and its subsidiaries, or such lesser portion thereof as the Transaction Committee shall deem appropriate (a “Sale Transaction”) to be conducted by a special committee of the Board consisting of one non-Series A Director selected by the Board and the Series A Directors (the “Transaction Committee”). The Transaction Committee will have the authority to, among other things, (a) engage financial advisors and/or investment bankers on behalf of, in the name of and at the expense of (including the payment of fees, expenses and customary financial advisor indemnification), the Corporation, (b) determine the process for conducting the Sale Transaction, including selecting the parties to participate in such process, the right to accept or reject any offers, and the timing thereof, (c) review, mark-up, comment on and negotiate the definitive agreements for such Sale Transaction, (d) communicate with the purchaser parties and/or their representatives and participate in meetings with them, and (e) determine the structure and terms of the Sale Transaction, in each case in its sole discretion in consultation with its advisors. Within thirty (30) days (or such later date as is approved by the Transaction Committee) after a Redemption Failure, the Transaction Committee shall engage an investment bank with reasonable experience in selling companies in the Corporation’s industry and shall execute the engagement letter for such engagement on behalf of the Corporation. Such engagement shall be negotiated by the Transaction Committee. The fees, expenses and indemnity obligations payable to such investment bank shall be borne solely and exclusively by the Corporation. However, the investment bank shall be engaged by and report directly to the Transaction Committee. If the Transaction Committee receives one or more bids from a potential buyer to engage in a Sale Transaction, in each case, whether pursuant to the sale process or otherwise during the thirteen (13) months after the Optional Redemption Date, then the Transaction Committee shall make a determination as to which bid to select among all the bids received (even if only one bid is received) (such bid and the transactions contemplated thereby, collectively, the “Selected Bid”) and shall recommend the Selected Bid to the full Board for review and determination. If the Selected Bid is approved by the Board, the Board shall recommend to the Corporation’s stockholders that such holders approve the Selected Bid and adopt the definitive agreement for the Selected Bid, as applicable, in accordance with applicable law, and shall direct that the Selected Bid and the definitive agreement for the Selected Bid, as applicable, be submitted to the Corporation’s stockholders for adoption.

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iii. If the Board fails to approve the Selected Bid for any reason or the Selected Bid is not consummated within thirteen (13) months after the Optional Redemption Date (the “Sale Period”), the Transaction Committee may terminate the sale process, and at any time thereafter as it deems appropriate, reinstate the sale process set forth in this Section A.6.b with the same or a new investment bank, as it shall determine.

c. Surrender of Certificates; Payment. On or before the applicable Mandatory Redemption Date or Optional Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section A.5, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Mandatory Redemption Notice or Optional Redemption Notice, and thereupon the Redemption Price for such shares shall be payable in cash to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a book entry (or a new certificate, if so requested by such holder) representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder.

d. Rights Subsequent to Redemption. If the Mandatory Redemption Notice or Optional Redemption Notice shall have been duly given, and if on the applicable Mandatory Redemption Date or Optional Redemption Date, the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date or Optional Redemption Date is indefeasibly paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue from and after such Mandatory Redemption Date or Optional Redemption Date, and all rights with respect to such shares shall forthwith after the Mandatory Redemption Date or Optional Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

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7. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred as shares of such series. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption.

8. Preemptive Rights.

a. For so long as at least twenty-five percent (25.0%) of the aggregate amount of Series A Preferred Stock issued on the Original Issuance Date continues to be outstanding, each holder thereof shall be entitled to participate in each of the Corporation’s future offerings of Equity Securities and Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) (as the case may be, “Additional Securities”) in accordance with this Section A.8. Such participation will be allocable on a pro rata basis among the holders of Series A Preferred Stock according to their then-ownership of Series A Preferred Stock. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Corporation shall not issue any Equity Securities or Debt Securities (other than asset-based lending or credit facilities with money-center commercial banks) without first complying with this Section A.8.

b. Each time the Corporation proposes to offer any Additional Securities, the Corporation shall first offer the Additional Securities to each holder of Series A Preferred Stock in accordance with the following provisions:

i. The Corporation shall deliver a notice (the “Issuance Notice”) to the holders of Series A Preferred Stock as soon as practicable after the Board has resolved to offer such Additional Securities stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities and (iv) the anticipated closing date of the sale of such Additional Securities (such notice shall be delivered no later than thirty (30) days before such anticipated closing date); and

ii. By written notification delivered to the Corporation within twenty (20) days after the date of the Issuance Notice, any holder of Series A Preferred Stock may elect to purchase, at the same price and on the same terms specified in the Issuance Notice, a number of Additional Securities specified in the Issuance Notice in accordance with the following. If any Additional Securities being offered are Equity Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities so that immediately after the issuance of all Additional Securities then being offered, such holder’s voting power is equal to such holder’s voting power immediately prior to the issuance of such Additional Securities (voting power is based upon the number of votes such holder is entitled to cast, counting all Equity Securities held by such holder, when voting together with the Common Stock relative to the total number of votes of Common Stock, inclusive of all classes and series that vote together with the Common Stock as a single class, that may be cast) (the proportion of such Equity Securities the holder is entitled to purchase, such holder’s “Pro Rata Share”). If the Additional Securities being offered are Debt Securities, a holder of Series A Preferred Stock may elect to purchase up to, as determined by such holder, a number of such Additional Securities having a principal amount (disregarding any original issuance discount) or purchase price, as applicable, equal to such holder’s Pro Rata Share. Notwithstanding the foregoing, the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock may mutually agree that the holders of Series A Preferred Stock shall be entitled to purchase an amount of the Additional Securities then being offered in excess of the aggregate Pro Rata Shares of all such holders, up to the full amount of the Additional Securities being offered.

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c. Any Additional Securities issued pursuant to this Section A.8 to any holder of Series A Preferred Stock shall be purchased at the same price sold by the Corporation in connection with such issuance of Additional Securities, or, if the price to be paid by a purchaser is consideration other than cash, then at a cash price which is substantially equal in value to such other consideration as determined in good faith by the Board. The closing of the offering of Additional Securities shall take place on the anticipated closing date set forth in the Issuance Notice, or such later date, and on such additional or different terms, as may be mutually agreed by the Corporation and the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

d. Any Additional Securities included in an Issuance Notice that are not purchased by the holders of Series A Preferred Stock may be sold by the Corporation to any third parties, but not on price or other material terms or conditions that are less favorable to the Corporation, either individually or in the aggregate, than those offered to the holders of Series A Preferred Stock. If the closing of the offering of Additional Securities does not occur within one hundred twenty (120) days after the delivery of the Issuance Notice, such Issuance Notice shall be void, and the Corporation shall once again be required to comply with this Section A.8 by re-offering any, or different, Additional Securities to the holders of Series A Preferred Stock in accordance with this Section A.8.

e. The rights of holders of Series A Preferred Stock under this Section A.8 shall not apply to: (i) the conversion of Series A Preferred Stock; (ii) the exercise of any compensatory options to acquire Common Stock outstanding on the date this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware; (iii) the issuance of Common Stock, stock awards or options under or the exercise of any options granted pursuant to, any employee stock option or similar employee incentive or benefit plan for the issuance of stock awards, options or capital stock of the Corporation approved by the Board; (iv) the issuance of shares of Common Stock or Preferred Stock pursuant to a stock split, stock dividend, combination or subdivision of the outstanding shares of Common Stock or Preferred Stock (as the case may be) approved by the Board; (v) any offering of Additional Securities expressly waived in writing by the holders of at least a majority of the outstanding shares of Series A Preferred Stock, which waiver may be given in such holders sole and absolute discretion; (vi) any registered public offering of Common Stock; or (vii) any issuance of Exempted Securities.

9. Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock.

10. Notices. Any notice required or permitted to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation or given by electronic communication in compliance with the provisions of the General Corporation Law of the State of Delaware, and shall be deemed given upon such mailing or direction to such holder by electronic transmission in the manner permitted by the General Corporation Law of the State of Delaware.

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B. COMMON STOCK

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

1. Dividends. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends and the applicable terms of this Certificate of Incorporation, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

2. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event or otherwise, holders of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders, subject to any preferential or pari passu rights of any then outstanding Preferred Stock.

3. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separate or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law of the State of Delaware.

SIXTH. The election of directors need not be by written ballot unless the Bylaws shall so require.

SEVENTH. Subject to any additional vote required by this Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal the Bylaws. Notwithstanding the foregoing, such power shall not divest or limit the power of the stockholders of the Corporation to adopt, amend or repeal the Bylaws.

EIGHTH. Unless otherwise set forth herein, a majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board. Unless otherwise set forth herein, each director shall have one (1) vote on all matters to be voted on by the Board or any committee thereof.

NINTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

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ELEVENTH. The following indemnification provisions shall apply to the persons enumerated below.

A. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or any subsidiary of the Corporation or, while a director or officer of the Corporation or such subsidiary, is or was serving at the request of the Corporation or such subsidiary as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

B. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

C. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

D. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

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E. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

F. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

G. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

H. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

I. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

TWELFTH. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Series A Directors or any holder of Series A Preferred Stock (or Common Stock issuable upon the conversion of Series A Preferred Stock) or any partner, manager, member, director, officer, stockholder, employee, agent or Affiliate of any such holder. Any amendment or repeal of this Article Twelfth shall only be prospective and shall not affect the rights under this Article Twelfth in effect at the time of the occurrence of any actions or omissions to act giving rise to any liability or alleged liability or with respect to any opportunities of which such persons become aware prior to such amendment or repeal.

THIRTEENTH. The books of the Corporation may be kept outside the State of Delaware as may be designated by the Board or in the Bylaws.

FOURTEENTH. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by (i) the Board pursuant to a resolution adopted by a majority of the entire Board, either upon motion of a director or upon written request by the holders of at least fifty percent (50%) of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class or (ii) the chairman of the Board or the chief executive officer of the Corporation.

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FIFTEENTH. In addition to any requirements of the General Corporation Law of Delaware (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware), the affirmative vote of the holders of at least 75% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, adopt or repeal Article Fourteenth or Article Fifteenth hereof.

SIXTEENTH. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any current or former director, officer or other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or this Certificate of Incorporation or the Bylaws or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This provision will not apply to claims arising under the Securities Act of 1933, as amended, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction. If any provision or provisions of this Article Sixteenth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Sixteenth (including, without limitation, each portion of any sentence of this Article Sixteenth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Sixteenth.

5. This Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Initial Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation this ___ day of [MONTH], 2019.

POWERFLEET, INC.

/s/
Name:
Title:

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Annex D

AMENDED AND RESTATED BYLAWS

OF

POWERFLEET, INC.

___________________________________

ARTICLE I
STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of PowerFleet, Inc. (the “Corporation”), the Chief Executive Officer or the Chair of the Board or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chief Executive Officer or the Chair of the Board. The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may only be called in the manner provided in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Board, the Chief Executive Officer or the Chair of the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

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1.5 Voting List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place, if any, at which a meeting of stockholders may be held under these Bylaws by the Board, the chair of the meeting or, if directed to be voted on by the chair of the meeting, by the stockholders having a majority in voting power of the shares of stock of the Corporation present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

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1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by express provision of applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect.

1.10 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Subject to the rights of holders of Preferred Stock, nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in this Section 1.10.

(2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (and must timely provide any updates or supplements to such notice at such times and in such forms provided by this Section 1.10) and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th ) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). For purposes of the first annual meeting of the Corporation, the date of the first anniversary of the preceding year’s annual meeting shall be deemed to be [_________ __, 201_]. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper form for purposes of this Section 1.10, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, as well as any other material relationships, between or among such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, (ii) such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected, (iii) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to clause (b) of paragraph (A)(2) of this Section 1.10 if such proposed nominee were the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (iv) a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (1) is qualified and if elected intends to serve as a director of the Corporation for the entire term for which such proposed nominee is standing for election, (2) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the proposed nominee’s ability to comply, if elected as a director of the Corporation, with the proposed nominee’s fiduciary duties under applicable law, (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (4) if elected as a director of the Corporation, the proposed nominee would be in compliance and will comply, with all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation; (b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting (iv) any direct or indirect material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons with whom such stockholder or beneficial owner, if any, has any agreement, arrangement or understanding in connection with such proposal and (v) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Corporation as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. If requested by the Corporation, the information required by clause (c) of this paragraph (A)(2) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate or bring other business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation. The foregoing notice requirements of this paragraph (A) of this Section 1.10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

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(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 1.10 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Subject to the rights of holders of Preferred Stock, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Subject to the rights of holders of Preferred Stock, nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment, postponement or recess of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 1.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 1.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 1.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.10 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (A)(2), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

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1.11 Conduct of Meetings.

(A) Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence by the Vice Chair of the Board, if any, or in the Vice Chair’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chair designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chair of the meeting may appoint any person to act as secretary of the meeting.

(B) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chair of any meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the chair should so determine, the chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(C) The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(D) In advance of any meeting of stockholders, the Board, the Chair of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

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ARTICLE II
DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Qualification. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.

2.3 Chair of the Board; Vice Chair of the Board. The Board may appoint from its members a Chair of the Board and a Vice Chair of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chair of the Board, such Chair shall perform such duties and possess such powers as are assigned by the Board and, if the Chair of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chair of the Board, such Vice Chair shall perform such duties and possess such powers as are assigned by the Board. The Chair of the Board shall preside at all meetings of the Board at which he or she is present. If the Chair of the Board is not present at a meeting of the Board, the Vice Chair of the Board, if any, shall preside at such meeting, and, if the Vice Chair in not present at such meeting (or if the Board does not have a Vice Chair), the Chief Executive Officer shall preside at such meeting unless a majority of the directors present at such meeting shall elect one (1) of their other members to preside.

2.4 Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending at the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

2.5 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the whole Board shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6 Action at Meeting. A majority in voting power of directors present at a meeting at which a quorum is present shall be the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation.

2.7 Removal. Subject to the rights of holders of any series of Preferred Stock and except as otherwise provided in the Certificate of Incorporation or by applicable law, any director or the entire Board may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

2.8 Vacancies. Subject to the provisions of the Certificate of Incorporation and the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until the election and qualification of his or her successor, subject to his or her earlier death, disability, disqualification, resignation or removal.

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2.9 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chair of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11 Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.12 Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Secretary or by the person or persons calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic mail or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.13 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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2.15 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings of the Board or any committee thereof as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III
OFFICERS

3.1 Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.

3.2 Election. The officers of the corporation shall be elected by the Board.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office at any meeting of the Board at which a quorum is present. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

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3.6 Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.

3.7 President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

3.9 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

The chair of any meeting of the Board or of stockholders may designate a temporary secretary to keep a record of any meeting.

3.10 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

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The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

3.11 Salaries. Officers (as defined under Section 16(a) of the Exchange Act) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or by a committee of the Board. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation.

3.12 Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV
CAPITAL STOCK

4.1 Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.

4.2 Uncertificated Shares; Stock Certificates. Except as otherwise provided in a resolution approved by the Board, all shares of capital stock of the Corporation issued after the date hereof shall be uncertificated. In the event the Board elects to provide in a resolution that certificates shall be issued to represent some or all shares of any or all classes or series of capital stock of the Corporation, every holder of such shares shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL and each of the Chief Executive Officer, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer are duly authorized to sign such certificates by, or in the name of, the Corporation, unless otherwise expressly provided in the resolution of the Board electing such officer.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.3 Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.5 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting, which date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed by the Board: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting.

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4.6 Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

ARTICLE V
GENERAL PROVISIONS

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

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5.7 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.8 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

5.9 Preferred Stock. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

ARTICLE VI
Amendments

Subject to the rights of holders of Preferred Stock, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board or by the stockholders, in each case as provided in the Certificate of Incorporation.

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Annex E

Canaccord Genuity LLC 99 High Street Suite 1200 Boston, MA USA 02110 T1: 1.617.371.3900 T2: 1.800.225.6201 cgf.com

March 13, 2019

Board of Directors

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, NJ 07677

Members of the Board:

You have requested our opinion (the “Fairness Opinion”) as to the fairness, from a financial point of view, to I.D. Systems, Inc., a Delaware corporation (“I.D. Systems”), of the Merger Consideration (as defined below) to be paid by PowerFleet, Inc., a Delaware corporation (“Parent”), and Powerfleet Israel Holding Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Holdco”), to the holders (other than Parent, Holdco, Merger Sub, I.D. Systems, the Company, Nexus Telecommunication System Ltd. and Nexus Telocation Systems Ltd. (Merger Sub, I.D. Systems and the Company as defined below) and their respective affiliates) of ordinary shares (the “Ordinary Shares”) of Pointer Telocation Ltd., a public company limited by shares formed under the laws of the State of Israel (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of the date hereof (the “Agreement”), by and among Parent, Holdco, Powerfleet Israel Acquisition Company Ltd., a private company limited by shares formed under the laws of the State of Israel and a wholly-owned subsidiary of Holdco (“Merger Sub”), I.D. Systems and the Company.

Pursuant to the terms and subject to the conditions set forth in the Agreement, we understand the following will occur (collectively, the “Transaction”):

a)	Concurrently with or immediately prior to the Merger (as defined below), a wholly-owned subsidiary of Parent will merge with and into I.D. Systems, resulting in I.D. Systems surviving as a wholly-owned subsidiary of Parent;

b)	Merger Sub will merge with and into the Company, with the Company surviving the merger and becoming a wholly owned subsidiary of Holdco (the “Merger”); and

c)	Pursuant to the Merger, each Ordinary Share outstanding immediately prior to the effectiveness of the Merger (other than Ordinary Shares held by (A) I.D. Systems, Parent or any of its subsidiaries (including Holdco and Merger Sub) or (B) the Company (including Ordinary Shares held as treasury stock or otherwise and Ordinary Shares held of record by Nexus Telecommunication System Ltd. or Nexus Telocation Systems Ltd.) or any of its wholly-owned subsidiaries) will be converted into the right to receive (i) 1.272 fully paid and non-assessable shares of common stock of Parent, par value $0.01 per share (the “Stock Consideration”), and (ii) $8.50 in cash, without interest (the “Cash Consideration”, and together with the Stock Consideration, the “Merger Consideration”).

Canaccord Genuity LLC (“Canaccord Genuity”), as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Parent, I.D. Systems and the Company, certain of their respective affiliates and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies. We may in the future provide investment banking and other services to Parent. We have been engaged to serve as financial advisor to I.D. Systems solely in connection with the Transaction, and will receive a fee for our services, upon delivery of this Fairness Opinion and a fee contingent upon the successful completion of the Transaction.

E-1

Board of Directors of I.D. Systems, Inc.

March 13, 2019

In connection with our review of the proposed Transaction and developing our Fairness Opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to I.D. Systems and the Company;

(ii)	analyzed certain internal financial statements and other business and financial information, including certain historical and projected financial and operating data concerning I.D. Systems provided to us by senior management of I.D. Systems and concerning the Company provided to us by senior management of the Company;

(iii)	conducted discussions with members of senior management of I.D. Systems and the Company regarding past and current operations and financial condition and the prospects of I.D. Systems and the Company;

(iv)	compared the projected results of operations of the Company with those of certain publicly traded companies we deemed to be relevant and comparable to the Company;

(v)	compared the financial terms of the Transaction with the financial terms of certain other acquisitions we deemed to be relevant and comparable to the Transaction;

(vi)	reviewed the terms of the Agreement and the exhibits thereto furnished to us by I.D. Systems; and

(vii)	reviewed such other financial studies and analyses, performed such other investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

In connection with our review and arriving at our Fairness Opinion, we have not independently verified any of the foregoing information, have relied on such information, have assumed that all such information is complete and accurate in all material respects, and have relied on assurances of the managements of I.D. Systems and the Company that they are not aware of any facts that would make such information misleading in any material respect. With respect to the internal financial forecasts and other forward-looking financial information provided to us by senior management of I.D. Systems and the Company, including the terms of the Financing (as defined in the Agreement), we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management. We have also assumed that the Transaction will be consummated upon the terms set forth in the Agreement, without waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to our analysis. We have also assumed that, in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction or conditions will be imposed that will have a material and adverse effect on Parent, I.D. Systems or the Company or the contemplated benefits of the Transaction in any way meaningful to our analysis.

E-2

Board of Directors of I.D. Systems, Inc.

March 13, 2019

This Fairness Opinion has been approved by a fairness committee of Canaccord Genuity in accordance with FINRA Rule 5150. Our Fairness Opinion is rendered on the basis of securities, economic and market conditions prevailing as of the date hereof and on the prospects, financial and otherwise, of the Company, known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this Fairness Opinion if this Fairness Opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any obligation to advise any person of any change in any manner affecting this Fairness Opinion that may come to our attention after the date of this Fairness Opinion. We have not undertaken to reaffirm or revise this Fairness Opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this Fairness Opinion. We have not been requested to conduct and we have not conducted, nor have we relied upon, any independent valuation or appraisal of any of the assets of the Company. We also have not evaluated the solvency of any party to the Agreement under any state or federal laws, rules or regulations relating to bankruptcy, insolvency or similar matters. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the financial statements of the Company provided to us.

This Fairness Opinion is limited to the fairness, from a financial point of view, to I.D. Systems of the Merger Consideration to be paid by the Parent and Holdco to the holders of Ordinary Shares of the Company (other than Parent, Holdco, Merger Sub, I.D. Systems, the Company, Nexus Telecommunication System Ltd. and Nexus Telocation Systems Ltd.), and we express no opinion as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of I.D. Systems. Our Fairness Opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available to I.D. Systems, nor does it address the underlying business decision of I.D. Systems to proceed with the Transaction or any view on any other term or aspect of the Agreement, including the Financing. We also note that we are not legal, accounting, regulatory or tax experts and have relied on the assessments made by I.D. Systems and its advisors with respect to such matters. We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to be paid to any I.D. Systems officers, directors or employees, or class of such persons, relative to the Merger Consideration to be paid by Parent and Holdco in the Transaction.

This Fairness Opinion, as set forth in this letter form, is directed to and for the information of the Board of Directors of I.D. Systems (in its capacity as such) in connection with its evaluation of the Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or any other aspect of the Transaction or how such stockholders should otherwise act on any matter relating to the Transaction. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Parent and Holdco pursuant to the Agreement is fair, from a financial point of view, to I.D. Systems.

Sincerely,

/s/ CANACCORD GENUITY LLC
CANACCORD GENUITY LLC

E-3

Annex F

March 13, 2019

The Board of Directors

Pointer Telocation Ltd.

14 Hamelacha Street

Rosh Ha’ayin 48091

Israel

Members of the Board of Directors:

Roth Capital Partners, LLC (“Roth” or “we” or “us”) has been advised that, I.D. Systems, Inc., a Delaware corporation (the “Purchaser”), proposes to Pointer Telocation Ltd., a company formed under the laws of Israel (the “Company”) to enter into an Agreement and Plan of Merger among the Company, the Purchaser and the other parties thereto (the “Merger Agreement”). Roth was further advised that in connection with the Merger Agreement, and, among other things, to obtain financing in connection with the Merger Agreement, the Purchaser and ABRY Partners, LLC, a limited liability company (or its affiliates, the “Investor”) contemplate to enter into an Investment and Transaction Agreement (the “ITA”) among the Purchaser, the Investor and the other parties thereto. Among other things, the ITA provides that Purchaser would merge into a subsidiary of a holding company (the “Parent”) and will become a wholly-owned subsidiary of the Parent. The stockholders of the Purchaser would receive one share of common stock of the Parent for each share of common stock of the Purchaser held by such stockholders. In addition, the Parent will receive a US$50 million convertible preferred equity investment from the Investor and its affiliates, and, at close, an affiliate of the Parent will receive US$30 million in term loans and a revolver from Bank Hapoalim simultaneously with a merger subsidiary of the Purchaser merging with and into the Company (the “Merger”). Upon the Merger, each outstanding Ordinary Share, NIS 3.00 nominal value per share, of the Company will be converted into US$8.50 in cash and the right to receive 1.272 (the “Exchange Ratio”) shares of common stock of the Parent (the “Parent Common Stock”) (the cash and shares of Parent Common Stock to be referred to herein as the “Consideration”). Capitalized terms used herein have the respective meanings ascribed thereto in the draft of the ITA, dated March 12, 2019, and the draft of the Merger Agreement, dated March 12, 2019, provided to us by the Company (the “Draft ITA” and the “Draft Merger Agreement,” respectively).

The Board of Directors of the Company (the “Board”) has requested our opinion as to the fairness, from a financial point of view, of the Consideration to be received by the shareholders of the Company pursuant to the terms of the Merger Agreement and the ITA.

F-1

In connection with our review of the proposed Merger, and in arriving at our opinion, we have:

(i)	reviewed each of the Draft ITA and the Draft Merger Agreement;
(ii)	reviewed certain information, including financial forecasts, relating to the projected earnings, cash flow and prospects for each of the Company and the Purchaser and their respective businesses, as well as financial forecasts of expected synergies and eliminations that were furnished to us by management of the Company and management of the Purchaser;
(iii)	conducted discussions with members of the senior management of the Company and the Purchaser concerning matters described in clause (ii);
(iv)	reviewed publicly available information relating to the Company and the Purchaser;
(v)	reviewed the financial terms, to the extent publicly available, of certain acquisitions that we deemed relevant;
(vi)	reviewed the financial terms, to the extent publicly available, of certain public companies that we deemed relevant; and
(vii)	performed such other analyses, including detailed financial analyses, and considered such other factors as we deemed appropriate for the purpose of reviewing the proposed Merger and arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available, was furnished by the Company or was otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of the Company is not aware of any information or facts that would make any information provided to us incomplete or misleading in any respect. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the Company’s management as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. With respect to the financial forecasts provided to and examined by us, we note that projecting the future results of any company, partnership, venture or asset is inherently subject to uncertainty.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues. In arriving at our opinion, we have assumed that the executed ITA and the executed Merger Agreement will be in all material respects identical to the Draft ITA and the Draft Merger Agreement, respectively, reviewed by us. Furthermore, Roth is not responsible for, and this opinion does not reflect, any changes to the terms of the Draft ITA, the Draft Merger Agreement or any related documents that may be included in the executed ITA, the executed Merger Agreement and/or any related documents.

We also have relied upon and assumed, at your direction and without independent verification, (i) that the Merger will be consummated in accordance with the terms set forth in the Draft ITA, the Draft Merger Agreement and any related documents (collectively, the “Transaction Documents”) without waiver, modification, amendment or delay of any terms or conditions thereof, and in compliance with applicable federal, state and local statutes, rules, regulations and ordinances, (ii) that such Transaction Documents are enforceable against each of the parties thereto in accordance with their respective terms, (iii) that the representations and warranties of each party in the Transaction Documents are true and correct, (iv) that each party will perform on a timely basis all undertakings, covenants and agreements required to be performed by it under the Transaction Documents and (v) that all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereof. Additionally, we have assumed, at your direction, that all necessary governmental, regulatory and other approvals, consents, releases and waivers required for the Merger will be obtained and that in the course of obtaining any of the foregoing, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on the Company or on the contemplated benefits of the Merger. We have further assumed, at your direction, that the Transaction Documents when signed will conform to the last drafts of the Transaction Documents provided to us in all material respects to our analysis.

F-2

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of the Company and we have not been furnished or provided with any such appraisals or valuations. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Board and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters (other than to the extent set forth in the Draft ITA, the Draft Merger Agreement or the financial information provided to us by or on behalf of the Company).

Our opinion addresses only the fairness, from a financial point of view, to the shareholders of the Company, of the Consideration to be received by such shareholders in their capacity as such pursuant to the ITA and the Merger Agreement, and no opinion or view is expressed with respect to any other consideration paid or received in connection with the ITA, the Merger Agreement or any other transaction by the holders of any class of securities, creditors or other constituencies of any other party. Our opinion does not address any term, condition, aspect or implication of the ITA or the Merger Agreement (other than the Consideration to be received by the shareholders of the Company in their capacity as such pursuant to the ITA and the Merger Agreement to the extent expressly specified herein), including, without limitation, the form or structure of the ITA or the Merger Agreement, the timing or other terms or conditions related to the ITA or the Merger Agreement, any distributions to the shareholders or other security holders of the Company, or any other transaction, agreement, arrangement or understanding referenced in the ITA, the Merger Agreement or related to the Merger, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to any compensation to any officers, directors or employees of any party to the ITA, the Merger Agreement or any related transaction, or any class of such persons. We were not requested to, and we did not, participate in the negotiation of the terms of the ITA or the Merger Agreement. We express no view or opinion as to any such matters.

As you are aware, we were not requested to, and we did not, solicit indications of interest or proposals from third parties regarding a possible acquisition of or merger with the Company. Our opinion also does not address the relative merits of the ITA and the Merger as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with the ITA and the Merger, or the effects of any other transaction in which the Company will or might engage. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company or the Purchaser (either before or giving effect to the ITA, the Merger or any related transactions). We are not expressing any opinion as to what the value of the Parent Common Stock actually will be when issued or the prices at which the Company’s Ordinary Shares or the Parent Common Stock will trade at any time, including following announcement or consummation of the ITA and the Merger. In addition, we express no opinion or recommendation as to how any shareholder of the Company should vote or act in connection with the Merger Agreement, any related matter or any other transactions. We are not experts in, nor do we express any opinion, counsel or interpretation with respect to, legal, regulatory, accounting or tax matters. We have assumed that such opinions, counsel or interpretation have been or will be obtained by the Company from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Company and the ITA and the Merger, and accordingly we are not expressing any opinion as to the value of the Company’s tax attributes or the effect of the Merger thereon.

F-3

We have been engaged by the Board to act as its financial advisor, and we will be entitled to receive certain fees from the Company for providing such services, including the provision of this opinion. In the two years prior to the date hereof, we have provided financing services and financial advisory services to the Company in connection with the contemplated Merger but have not received any fees from the Company in connection with such services. Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As a full-service securities firm, we are engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. Accordingly, we may, in the future, provide investment banking and other financial services to the Company or the Purchaser or entities that are affiliated with the Company or the Purchaser, or other parties to the ITA or the Merger Agreement, for which we would expect to receive compensation. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the ITA and the Merger Agreement, and, accordingly, may at any time hold a long or a short position in such securities.

In addition, in connection with our engagement by the Board to render this opinion, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement and to reimburse us for certain expenses in connection with our services.

Consistent with applicable legal and regulatory requirements, Roth has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to the Company, the Purchaser and/or the Merger that differ from the views of our investment banking personnel.

This opinion is furnished for the use of the Board (in its capacity as such) in connection with its consideration of the ITA and the Merger and may not be used for any other purpose without our written consent. The opinion is not intended to be and does not constitute advice or a recommendation to the Board, any shareholder of the Company or any other person as to how to vote or act on any matter relating to the ITA or the Merger or otherwise. This opinion may not be reproduced, disseminated, published, quoted or referred to at any time (in whole or in part), in any manner or for any purpose, without our prior written consent, provided that it may be reproduced in its entirety in the proxy materials that the Company files with the U.S. Securities and Exchange Commission in connection with the solicitation of its shareholders for the approval of the transactions contemplated under the ITA and the Merger Agreement, with the understanding that Roth and its advisors will be given a reasonable opportunity to review and comment on such proxy materials prior to their dissemination to the Company’s shareholders. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Furthermore, this opinion shall not be construed as creating or implying the existence of any fiduciary duty on Roth’s part to any party.

Our opinion is based on financial, economic, monetary and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise, reaffirm or withdraw our opinion, or otherwise comment on or consider events occurring after the date hereof, and we expressly disclaim any responsibility to do so. The issuance of this opinion was approved by a Roth committee that is authorized to approve opinions of this nature.

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion, as of the date hereof, that the Consideration to be received by the shareholders of the Company is fair, from a financial point of view, to such holders.

Sincerely,

/s/ Roth Capital Partners, LLC

F-4

Annex G

I.D. SYSTEMS, INC.

2018 Incentive Plan

Article 1

Establishment and Purpose

1.1 Establishment of the Plan. I.D. Systems Inc., a Delaware corporation (the “Company”), hereby establishes an incentive compensation plan (the “Plan”), as set forth in this document.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company’s stockholders, and by providing Participants with an incentive for outstanding performance.

1.3 Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. The I.D. Systems, Inc. 2015 Equity Compensation Plan and the 2009 Non-Employee Director Equity Compensation Plan (the “Prior Plans”) shall be frozen on the date on which this Plan is approved by the Company’s stockholders and no new awards shall be issued under the Prior Plans. With respect to outstanding awards under the Prior Plans, the Prior Plans shall remain in place and any awards granted under the Prior Plans shall continue to be subject to the terms of the Prior Plans and applicable Award Agreements (as defined below) (including any such terms that are intended to survive the termination of the Prior Plans or the settlement of such Award (as defined below)) and shall remain in effect pursuant to their terms.

1.4 Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2

Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

2.1 “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, including any subsidiary. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. As used herein, the term “subsidiary” means any corporation, partnership, venture or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.

2.2 “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3 “Award” means, individually or collectively, a grant or award under this Plan of Options, Stock Appreciation Rights, Restricted Stock (including unrestricted Stock), Restricted Stock Units, Performance Stock Units, Performance Shares, Deferred Stock Awards, Other Stock-Based Awards, Dividend Equivalent Awards and Performance Bonus Awards, in each case subject to the terms of the Plan.

G-1

2.4 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.

2.5 “Beneficial Owner” or “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Company’s Board of Directors.

2.7 “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 10 days after delivery of written notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 10 days after the delivery of written notice thereof; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.8 “Change in Control” shall be deemed to have occurred if:

(a) any Person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new Director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

G-2

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations issued thereunder.

2.10 “Committee” has the meaning set forth in Section 3.1.

2.11 “Company” has the meaning set forth in Section 1.1.

2.12 “Consultant” means any consultant or advisor who renders bona fide services to the Company or an Affiliate, other than as an Employee or Director, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Article 9.

2.14 “Director” means a member of the Board.

2.15 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, absence of an Employee from work under the relevant Company or Subsidiary long term disability plan; provided, however, that to entitle a Participant to an extended exercise period for an Incentive Stock Option, the Participant must be described in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.16 “Dividend Equivalent” means a right granted to a Participant pursuant to Article 9 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.17 “Effective Date” has the meaning set forth in Section 1.3.

2.18 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Affiliate.

2.19 “Employee” means any person employed by the Company, its Affiliates and/or Subsidiaries; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

2.21 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

G-3

2.22 “Fair Market Value” or “FMV” means, as of any date, the value of Stock determined as follows:

(a) If the Stock is listed on one or more established stock exchanges or national market systems, including, without limitation, the NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) If the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c) In the absence of an established market for the Stock of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Section 422 of the Code for Incentive Stock Options), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Shares (by a qualified valuation expert) or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.

2.23 “Good Reason” means, unless the applicable Award Agreement states otherwise, (i) if an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “good reason,” the definition contained therein, or (ii) if no such agreement exists or if such agreement does not define “good reason,” in connection with a Termination of Employment by a Participant within one (1) year following a Change in Control, (1) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (2) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (3) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Company’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).

In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Company or the Employer with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Company shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Company or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within one (1) year following such Cure Period in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.

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2.24 “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

2.25 “Insider” means an individual who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Company, as those terms are defined under Section 16 of the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.26 “Non-Employee Director” means a member of the Board who is not an Employee of the Company.

2.27 “Non-Qualified Stock Option” means an Option that, by its terms, does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28 “Option” means the right to purchase Stock granted to a Participant in accordance with Article 6. Options granted under the Plan may be Non-Qualified Stock Options, Incentive Stock Options or a combination thereof.

2.29 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 9.

2.30 “Participant” means an Eligible Person to whom an Award is granted under the Plan.

2.31 “Performance Goal” means any goals established by the Committee pursuant to an Award.

2.32 “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, Performance Stock Units and Performance Shares.

2.33 “Performance Stock Unit” and “Performance Share” each mean an Award granted to an Employee pursuant to Article 9 herein.

2.34 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or to any other transferee specifically approved by the Committee after taking in to account Applicable Law, but excluding any third-party financial institutions.

2.35 “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.36 “Plan” means this I.D. Systems, Inc. 2018 Incentive Plan, as it may be amended from time to time.

2.37 “Prior Plans” has the meaning set forth in Section 1.3.

2.38 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 8 as to which the Restriction Period has not lapsed.

2.39 “Restricted Stock Unit” means an Award granted pursuant to Section 8.9 as to which the Restriction Period has not lapsed.

2.40 “Restriction Period” means the period when Restricted Stock or Restricted Stock Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.41 “Securities Act” means the Securities Act of 1933, as amended.

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2.42 “Share” means a share of Stock of the Company.

2.43 “Stock” means the common stock of the Company, par value $0.01 per share.

2.44 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 9 to receive an amount payable in cash or Shares equal to the excess of (i) the Fair Market Value of a specified number of Shares on the date the SAR is exercised over (ii) the Fair Market Value of such Shares on the date the SAR was granted as set forth in the applicable Award Agreement.

2.45 “Subsidiary” means any corporation, partnership, venture, unincorporated association or other entity in which the Company holds, directly or indirectly, a fifty percent (50%) or greater ownership interest, provided, however, that with respect to an Incentive Stock Option, a Subsidiary must be a corporation. The Committee may, at its sole discretion, designate, on such terms and conditions as the Committee shall determine, any other corporation, partnership, limited liability company, venture, or other entity a Subsidiary for purposes of this Plan.

2.46 “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the grant date of the Option.

2.47 “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Company or of any Subsidiary, including but not limited to where the employing company ceases to be a Subsidiary. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of three (3) months or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

2.48 “Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.

Article 3

Administration

3.1 Committee. Except as otherwise provided herein, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (b) an “independent director” under the rules of the Nasdaq Stock Market (or any similar rule or listing requirement that may be applicable to the Company from time to time); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 3.4. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

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3.2 Authority of the Committee. Subject to the general purposes, terms and conditions of this Plan and Applicable Law, and to the direction of the Board, the Committee shall have complete control over the administration of the Plan and shall have sole authority to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of Performance Goals, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award shall be restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Stock delivered pursuant to such Award shall be Restricted Shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Company or any of its Subsidiaries or any of its or their designees. No Award may be made under the Plan after the tenth (10th) anniversary of the Effective Date.

3.3 Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Company, and all other interested persons, including but not limited to the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Company’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

3.5 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Article 4

Shares Subject to the Plan

4.1 Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 1,500,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plans as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plans as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The share replenishment provision of the immediately preceding clause (iii) shall be effective regardless of whether the Prior Plans have terminated or remain in effect. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 1,000,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.

4.2 Share Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan or compliance with the foregoing limits:

(a) If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Shares allocable to the terminated portion of such Award or such forfeited Shares shall again be available for issuance under the Plan.

(b) Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.

(c) If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, or an Option is settled without the payment of the exercise price, or the payment of taxes with respect to any Award is settled by a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised or other Awards that have vested.

4.3 Adjustments in Authorized Plan Shares and Outstanding Awards. In the event of any merger, reorganization, consolidation, recapitalization, separation, split-up, liquidation, Share combination, Stock split, Stock dividend, an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation or other change in the corporate or capital structure of the Company affecting the Shares, an adjustment shall be made in a manner consistent with Sections 422 and 424(h)(3) of the Code for Incentive Stock Options and in a manner consistent with Section 409A of the Code for Non-Qualified Stock Options and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and/or the number of outstanding Options, Shares of Restricted Stock, and Performance Shares (and Restricted Stock Units, Performance Stock Units and other Awards whose value is based on a number of Shares) constituting outstanding Awards, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code and adjustments pursuant to determination of the Committee shall be conclusive and binding on all Participants under the Plan.

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4.4 Limitation on Number of Shares Granted to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary, the sum of the grant date Fair Market Value of equity-based Awards and the amount of any cash-based Awards granted to a Non-Employee Director during any calendar year shall not exceed five hundred thousand dollars ($500,000).

Article 5

Eligibility and Participation

5.1 Eligibility and Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Company, the Participant’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary or Affiliate, the Participant’s length of service, promotions and potential. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award. In addition, there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

5.2 Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 4.1 of the Plan.

Article 6

Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee, in its sole discretion, subject to the limitations set forth in Article 4 and the following terms and conditions:

(a) Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option, including the Exercise Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

(b) Exercise Period. Unless a shorter period is otherwise provided by the Committee at the time of grant, each Option will expire on the tenth (10th) anniversary date of its grant or on the fifth (5th) anniversary of its grant date if the Participant is a Ten Percent Owner.

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(c) Exercise Price. Unless a greater Exercise Price is determined by the Committee, the Exercise Price for each Option awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

(d) Vesting of Options. Subject to Section 13.1, a grant of Options shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence.

6.2 Limitations on Incentive Stock Options. In addition to the general requirements of Article 6, the terms of any ISO granted pursuant to the Plan must comply with the provisions of this Section 6.2.

(a) ISO Eligibility. ISOs may be granted only to Employees of the Company or of any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code). No ISO Award may be made pursuant to this Plan after the tenth (10th) anniversary of the Effective Date.

(b) ISO Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the date the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed one hundred thousand dollars ($100,000.00) or such other limitation as imposed by Section 422(d) of the Code. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) ISO Expiration. An ISO will expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

(ii) Three (3) months after the date of the Participant’s Termination of Employment other than on account of Disability or death. Whether a Participant continues to be an employee shall be determined in accordance with Treas. Reg. Section 1.421-1(h)(2); and

(iii) One (1) year after the date of the Participant’s Termination of Employment on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of descent and distribution.

Any ISO that remains exercisable pursuant to a Participant’s agreement with the Company following Termination of Employment and is unexercised more than one (1) year following Termination of Employment by reason of death or Disability or more than three (3) months following Termination of Employment for any reason other than death or Disability will thereafter be deemed to be a Non-Qualified Stock Option.

(d) Ten Percent Owners. In the case of an ISO granted to a Ten Percent Owner, such ISO shall be granted at an exercise price that is not less than one hundred and ten percent (110%) of Fair Market Value on the date of grant and, unless a shorter period is otherwise provided by the Committee at the time of grant, each ISO will expire on the fifth (5th) anniversary of its grant date.

(e) Notification of Disposition. If a Participant disposes of Shares acquired upon exercise of an ISO within two (2) years from the date the Option is granted or within one (1) year after the issuance of such Shares to the Participant, the Participant shall notify the Company of such disposition and provide information regarding the date of disposition, sale price, number of Shares disposed of, and any other information relating thereto that the Company may reasonably request.

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(f) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(g) Failure to Meet ISO Requirements. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

6.3 Exercise of Options.

(a) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options may be effected only on days and during the hours NASDAQ is open for regular trading. The Company may change or limit the times or days Options may be exercised. If an Option expires on a day or at a time when exercises are not permitted, then the Options may be exercised no later than the immediately preceding date and time that the Options were exercisable.

(b) An Option shall be exercised by providing notice to the designated agent selected by the Company (if no such agent has been designated, then to the Company), in the manner and form determined by the Company, which notice shall be irrevocable, setting forth the exact number of Shares with respect to which the Option is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option has been transferred, the Company or its designated agent may require appropriate documentation that the person or persons exercising the Option, if other than the Participant, has the right to exercise the Option. No Option may be exercised with respect to a fraction of a Share.

6.4 Termination of Employment. Unless otherwise provided by the Committee in the applicable Award Agreement, the following limitations on the exercise of Options shall apply upon Termination of Employment:

(a) Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options granted to such Participant which are vested and exercisable as of the effective date of Termination of Employment by reason of death or Disability may be exercised, if at all, no more than one (1) year from such date of Termination of Employment, unless the Options, by their terms, expire earlier. All unvested Options granted to such Participant shall immediately become forfeited as of the date of Termination of Employment.

(b) Involuntary Termination Without Cause. If a Participant’s Termination of Employment is by involuntary termination without Cause, all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Employment may be exercised by the Participant at any time within a period of three (3) months from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Options. All Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(c) Voluntary Termination. If a Participant’s Termination of Employment is voluntary (other than a voluntary termination described in Section 6.4(d)), all Options held by such Participant that are vested and exercisable at the time of the Participant’s Termination of Employment may be exercised by the Participant at any time within a period of three (3) months from the date of such Termination of Employment, but in no event beyond the expiration of the stated terms of such Options. All Options held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Company (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

(d) Termination for Cause. If the Participant’s Termination of Employment (i) is by the Company for Cause or (ii) is a voluntary Termination (as provided in Subsection (c) above) after the occurrence of an event that would be grounds for Termination of Employment for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options (and the Shares subject to such forfeited Options shall once again become available for issuance under the Plan).

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(e) Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options, whether or not the Options are outstanding, but no such modification shall shorten the terms of Options issued prior to such modification or otherwise be materially adverse to the Participant.

6.5 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid and the form of payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Shares shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Company. The Committee may, from time to time, determine or modify the method or methods of exercising Options or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:

(a) cash or certified or bank check;

(b) delivery of Shares owned by the Participant duly endorsed for transfer to the Company, with a Fair Market Value of such Shares delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Shares being acquired;

(c) if the Company has designated a stockbroker to act as the Company’s agent to process Option exercises, an Option may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Shares to be received from the Option exercise to pay the Exercise Price of the Options being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Company. In the event the stockbroker sells any Shares on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Company disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stock broker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Shares shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Company;

(d) at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option may be “stock settled,” which shall mean upon exercise of an Option, the Company may fully satisfy its obligation under the Option by delivering that number of shares of Stock found by taking the difference between (i) the Fair Market Value of the Stock on the exercise date, multiplied by the number of Options being exercised and (ii) the total Exercise Price of the Options being exercised, and dividing such difference by the Fair Market Value of the Stock on the exercise date; or

(e) any combination of the foregoing methods.

Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(h) of the Exchange Act.

Article 7

Stock Appreciation Rights

7.1 Grant of SARs. Any Participant selected by the Committee may be granted one or more SARs. SARs may be granted alone or in tandem with Options. Each SAR shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, and such other provisions as the Committee shall determine. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.

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7.2 Exercise Price. The exercise price per Share covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted.

7.3 Term. The term of each SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

7.4 Payment. SARs may be settled in the form of cash, shares of Stock or a combination of cash and shares of Stock, as determined by the Committee.

7.5 Other Provisions. Except as the Committee may deem inappropriate or inapplicable in the circumstances, SARs shall be subject to terms and conditions substantially similar to those applicable to Non-Qualified Options as set forth in Article 6.

Article 8

Restricted Stock Awards

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to eligible Employees in such amounts and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Stock may be conditioned upon the achievement of Performance Goals.

8.2 Restricted Stock Agreement. The Committee may require, as a condition to receiving a Restricted Stock Award, that the Participant enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Stock are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Shares recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the stock certificates or book-entry registrations evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

8.3 Restrictions. Subject to Section 13.1, the Restricted Stock shall be subject to such vesting terms, including the achievement of Performance Goals, as may be determined by the Committee. Unless otherwise provided by the Committee, to the extent Restricted Stock is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Stock shall be forfeited. The Committee may impose such other conditions and/or restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each share of Restricted Stock and/or restrictions under Applicable Law. The Committee may also grant Restricted Stock without any terms or conditions in the form of vested Stock Awards.

8.4 Removal of Restrictions. Except as otherwise provided in this Article 8 or otherwise provided in the grant thereof, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, shall have the right to immediately vest the shares and waive all or part of the restrictions and conditions with regard to all or part of the shares held by any Participant at any time.

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8.5 Voting Rights, Dividends and Other Distributions. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and, subject to the provisions of this Section 8.5, may receive all dividends and distributions paid with respect to such Shares. If any such dividends or distributions are paid in Shares, the Shares shall automatically be subject to the same restrictions and conditions as the Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock, dividends shall only be paid out to the extent that the Share of Restricted Stock vests. Any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in shares of Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

8.6 Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on outstanding Shares of Restricted Stock held by the Participant shall immediately lapse and the Restricted Stock shall immediately become fully vested as of the date of Termination of Employment.

8.7 Termination of Employment for Other Reasons. Unless otherwise provided by the Committee, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 8.6 herein, subject to Section 10.2, all shares of Restricted Stock held by the Participant which are not vested as of the effective date of Termination of Employment shall immediately be forfeited and returned to the Company.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file a copy of such election with the Company within thirty (30) days following the date of grant.

8.9 Restricted Stock Units. In lieu of or in addition to Restricted Stock, the Committee may grant Restricted Stock Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Restricted Stock Units shall be subject to the same terms and conditions under this Plan as Restricted Stock except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and paid out promptly upon vesting (to the extent permitted by Section 409A of the Code), and the Participant holding such Restricted Stock Units shall receive, as determined by the Committee, Shares (or cash equal to the Fair Market Value of the number of Shares as of the date the Award becomes payable) equal to the number of such Restricted Stock Units. Restricted Stock Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive dividends or Dividend Equivalents (which in any event shall only be paid out to the extent that the Restricted Stock Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.

Article 9

Other Types of Awards

9.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

9.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

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9.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code; provided that, to the extent Shares subject to an Award are subject to vesting conditions, any Dividend Equivalents relating to such Shares shall be subject to the same vesting conditions.

9.4 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Award will not be issued until the Deferred Stock Award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

9.5 Other Stock-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to any one or more of the Performance Goals or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.

9.6 Performance Bonus Awards. Any Participant selected by the Committee may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

9.7 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Other Stock-Based Award and Performance Bonus Award shall be set by the Committee in its discretion.

9.8 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Other Stock-Based Award and Performance Bonus Award; provided, however, that such price shall not be less than the Fair Market Value of a share of Stock on the date of grant, unless otherwise permitted by Applicable Law.

9.9 Exercise Upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Deferred Stock, Other Stock-Based Award and Performance Bonus Award shall only be exercisable or payable while the Participant is an Employee, Consultant or Non-Employee Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Appreciation Rights, Other Stock-Based Award and Performance Bonus Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Company for Cause, all Awards under this Article 9 shall be forfeited by the Participant to the Company.

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9.10 Form of Payment. Payments with respect to any Awards granted under this Article 9 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

9.11 Award Agreement. All Awards under this Article 9 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by a written Award Agreement.

Article 10

Change in Control

10.1 Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 10.1. In the event of a Change in Control after the date of the adoption of the Plan, then:

(a) to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital stock of the successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;

(b) all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable Performance Goals through the date of the Change in Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels, such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change in Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee; and

(c) Each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.

10.2 Termination of Employment Upon Change in Control. Notwithstanding any other provision of the Plan to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company or Affiliate and a Participant, upon (i) a Participant’s involuntary Termination of Employment without Cause on or within one (1) year following a Change in Control, or (ii) a Participant’s Termination of Employment for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate at the time the Company sells or otherwise divests itself of such Affiliate), all outstanding Awards shall immediately become fully vested and exercisable; provided that Restricted Stock Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within one (1) year following such Change in Control, in which case the Restricted Stock Units shall be settled and paid out with such Termination of Employment.

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10.3 Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, share exchange or other transaction entered into by the Company in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Stock and the purchase price per Share (if any) under the Award multiplied by the number of Shares subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.

Article 11

Amendment, Modification, and Termination

11.1 Amendment, Modification, and Termination of Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part, without stockholder approval; provided, however, that (a) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Section 4.3) or the number of shares available for issuance as ISOs, or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) change the granting corporation or (vi) the type of stock.

11.2 Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A and, to the extent applicable, Section 162(m) of the Code), and to the administrative regulations and rulings promulgated thereunder. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share Exercise Price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Section 4.3, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share Exercise Price.

11.3 Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Company without the consent of any Participant.

11.4 Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 11.2, neither the Committee nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Share price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

Article 12

Withholding

12.1 Tax Withholding. Unless otherwise provided by the Committee, the Company shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).

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12.2 Share Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Stock, the vesting of Restricted Stock Units the distribution of Performance Shares in the form of Stock, or any other taxable event hereunder involving the transfer of Stock to a Participant, the Company shall withhold Stock equal in value, using the Fair Market Value on the date determined by the Company to be used to value the Stock for tax purposes, to the Withholding Taxes applicable to such transaction.

Any fractional Share of Stock payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Company, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.5(c), herein, of the Stock acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Stock shall be deemed to be the Fair Market Value of the Stock.

If permitted by the Committee, prior to the end of any Performance Period a Participant may elect to have a greater amount of Stock withheld from the distribution of Performance Shares to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time.

Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Stock being distributed in connection with an Award, or by a combination thereof.

The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.

Article 13

General Provisions Applicable to Awards

13.1 Minimum Vesting. Subject to Section 10.1, each Award shall have a minimum vesting period of one (1) year; provided that the Committee may determine in its sole discretion that up to five percent (5%) of the Shares available for issuance under the Plan may be granted free of such minimum vesting requirements.

13.2 Form of Payment. Subject to the provisions of this Plan, the Award Agreement and any Applicable Law, payments or transfers to be made by the Company or any Affiliate on the grant, exercise, or settlement of any Award may be made in such form as determined by the Committee including, without limitation, cash, Stock, other Awards, other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined by rules adopted by the Committee.

13.3 Treatment of Dividends and Dividend Equivalents on Unvested Awards. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

13.4 Limits on Transfer.

(a) Except as otherwise provided in Section 13.4(b),

(i) no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution or pursuant to a domestic relations order, unless and until such Award has been exercised, or the Shares underlying such Award have been issues, and all restrictions applicable to such Shares have lapsed;

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(ii) no Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 13.4(a)(i); and

(iii) during a Participant’s lifetime, only the Participant or the Participant’s guardian or legal representative may exercise an Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a domestic relations order. After a Participant’s death, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by such Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 13.4(a), the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant without consideration, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); and (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section 13.4(a), hereof, the Committee, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

13.5 Beneficiaries. Notwithstanding Section 13.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.6 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

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13.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

13.8 Reservation of Stock. The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

13.9 Reimbursement of Company for Unearned or Ill-gotten Gains. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, without obtaining the approval or consent of the Company’s shareholders or of any Participant, require that any Participant who personally engaged in one of more acts of fraud or misconduct that have caused or partially caused the need for such restatement or any current or former chief executive officer, chief financial officer, or executive officer, regardless of their conduct, to reimburse the Company in a manner consistent with Section 409A of the Code, if the Award constitutes “Non-Qualified Deferred Compensation,” for all or any portion of any Awards granted or settled under this Plan (with each such case being a “Reimbursement”), or the Committee may require the termination or rescission of, or the recapture associated with, any Award, in excess of the amount the Participant would have received under the accounting restatement.

13.10 Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Award Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (the “Identification Period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the 4th month following the close of such identification period.

Article 14

Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Article 15

Miscellaneous Provisions

15.1 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

15.2 409A Compliance. It is intended that all Awards issued under the Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreement and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.

Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

15.3 Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

15.4 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of ERISA. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options, Stock Appreciation Rights and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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15.5 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.6 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

15.7 Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any Shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of Shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of Shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.7, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

15.8 Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 15.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the shares to make appropriate reference to such restrictions.

15.9 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.

15.10 Limitation of Rights in Stock. A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares of Stock subject to an Award, unless and until Shares shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the Bylaws of the Company.

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15.11 Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Company (or any Affiliate) to terminate any Participant’s Employment at any time, nor confer upon any Participant any right to continue in the employ of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

15.12 Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

15.13 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

15.14 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.15 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.

15.16 Errors. At any time the Company may correct any error made under the Plan without prejudice to the Company. Such corrections may include, among other things, changing or revoking an issuance of an Award.

15.17 Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Company or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Company (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Company may limit the time an election may be made in advance of any deadline.

Where any notice or filing required or permitted to be given to the Company under the Plan, it shall be delivered to the principal office of the Company, directed to the attention of the General Counsel of the Company or his or her successor. Such notice shall be deemed given on the date of delivery.

Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Company or, at the option of the Company, to the Participant’s e-mail address as shown on the records of the Company.

It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Company. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.

15.18 Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.

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15.19 Venue. The Company and the Participant to whom an Award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts of Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate federal or state court in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.

15.20 No Obligation to Notify. The Company shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

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Annex H

FIRST AMENDMENT TO THE I.D. SYSTEMS, INC.

2018 INCENTIVE PLAN

WHEREAS, pursuant to Section 11.1 of the I.D. Systems, Inc. 2018 Incentive Plan (the “Plan”), the Board of Directors (the “Board”) of I.D. Systems, Inc. (“I.D. Systems”) may modify, amend, alter, suspend, discontinue or terminate the Plan, subject to stockholder approval of any increase in the number of Shares available under the Plan;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan; and

WHEREAS, the Board believes it would be in the best interest of I.D. Systems and its stockholders to amend the Plan as provided in this First Amendment To The I.D. Systems, Inc. 2018 Incentive Plan (this “Amendment No. 1”) to (i) increase the number of Shares available under the Plan by 3,000,000 Shares and (ii) reflect the assumption of the Plan by PowerFleet, Inc., a Delaware corporation, pursuant to the Investment and Transaction Agreement, dated as of March 13, 2019 (the “Investment Agreement”), by and among I.D. Systems, PowerFleet, Inc., PowerFleet US Acquisition Inc., a Delaware corporation, and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P.

NOW, THEREFORE, in accordance with Section 11.1 of the Plan, the Plan shall be amended, subject to stockholder approval, effective upon the Parent Merger Effective Time (as defined in the Investment Agreement) as follows:

1.	The title of the Plan shall be amended and restated as follows: “PowerFleet, Inc. 2018 Incentive Plan.”

2.	“Section 1.1 of the Plan is hereby amended and restated as follows:

“1.1 Establishment of the Plan. The Company has hereby established an incentive compensation plan as set forth in this document, as may be amended, supplemented, restated or otherwise modified from time to time.”

3.	The first sentence in Section 1.3 of the Plan is hereby amended and restated as follows:

“The Plan is effective as of June 14, 2018 (the “Effective Date”).”

4.	Section 2.11 of the Plan is hereby amended and restated as follows:

“2.11 ‘Company’ means PowerFleet, Inc., a Delaware corporation.”

5.	Section 2.36 of the Plan is hereby amended and restated as follows:

“2.36 ‘Plan’ means this PowerFleet, Inc. 2018 Incentive Plan, as it may be amended, supplemented, restated or otherwise modified from time to time.”

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6.	Section 4.1 of the Plan is hereby amended and restated as follows:

“4.1 Number of Shares. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 4,500,000 shares, plus (ii) the number of shares of common stock of the Company which remain available for grants of options or other awards under the Prior Plans as of the Effective Date, plus (iii) the number of Shares that, after the Effective Date, would again become available for issuance pursuant to the reserved share replenishment provisions of the Prior Plans as a result of, stock options issued thereunder expiring or becoming unexercisable for any reason before being exercised in full, or, as a result of restricted stock being forfeited to the Company or repurchased by the Company pursuant to the terms of the agreements governing such shares. The share replenishment provision of the immediately preceding clause (iii) shall be effective regardless of whether the Prior Plans have terminated or remain in effect. Notwithstanding the foregoing, in order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of shares of Stock that may be delivered upon exercise of Incentive Stock Options shall be 4,000,000, as adjusted under Sections 4.2 and 4.3. Shares of Stock issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury.”

7.	Provided this Amendment No. 1 has been previously approved by the I.D. Systems stockholders, this Amendment No. 1 is effective as of the Parent Merger Effective Time. This Amendment No. 1will be deemed to be approved by the I.D. Systems stockholders if it receives the affirmative vote of the holders of a majority of the shares of I.D. Systems common stock present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the I.D. Systems Bylaws. The effectiveness of this Amendment No. 1 is subject in all respects to the consummation of the transactions contemplated by the Investment Agreement and if the closing of the transactions contemplated by the Investment Agreement, including, without limitation, the Parent Merger (as defined in the Investment Agreement) shall not occur for any reason (whether prior to or after approval by the I.D. Systems stockholders), this Amendment No. 1 shall be automatically terminated and abandoned, shall be void and of no further force or effect and shall have no effect on the terms or the continuation of the Plan.

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IN WITNESS WHEREOF, this Amendment to the Plan is adopted as of as of this ___ day of _________, 2019

I.D. SYSTEMS, INC.

By:
Name:
Title:

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Annex I

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2019 (the “Agreement Date”), by and among PowerFleet, Inc., a Delaware corporation (the “Company”), and the several investors signatory hereto (each an “Investor” and collectively, the “Investors”).

This Agreement is made pursuant to the Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Company, the Investors and the other parties signatory thereto (the “Investment Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Investors agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Investment Agreement. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Allowable Grace Period” shall have the meaning set forth in Section 2(e).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereinafter be reclassified.

“Company” shall have the meaning set forth in the preamble to this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Cutback Shares” means any Registrable Securities not included in a Demand Registration Statement as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the staff of the SEC pursuant to Rule 415.

“Demand Notice” shall have the meaning set forth in Section 2(a).

“Demand Registration Statement” shall have the meaning set forth in Section 2(a).

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“Effective Date” means the date that each Registration Statement filed pursuant to Section 2(a) is first declared effective by the SEC.

“Effectiveness Deadline” means, with respect to each Demand Registration Statement or New Demand Registration Statement, the sixtieth (60th) calendar day following the applicable Filing Deadline (or, in the event the SEC reviews and has written comments to such Demand Registration Statement or New Demand Registration Statement, the one hundred twentieth (120th) calendar day following the applicable Filing Deadline); provided, however, that if the Company is notified by the SEC that such Demand Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Registration Statement shall be the fifth (5th) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business; provided, further, if the Demand Notice giving rise to such Demand Registration Statement or New Demand Registration Statement was delivered within the first fifteen (15) calendar days of a fiscal quarter, then the Effective Deadline otherwise calculated under this definition shall be extended (up to fifteen (15) calendar days) by a like number of calendar days.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Event” shall have the meaning set forth in Section 2(c).

“Event Date” shall have the meaning set forth in Section 2(c).

“Filing Deadline” means, with respect to each Demand Registration Statement required to be filed pursuant to Section 2(a), (i) the thirtieth (30th) day following the delivery to the Company by any Investor of a Demand Notice if Form S-3 is then available to register the Registrable Securities to be covered by such Demand Registration Statement or (ii) the sixtieth (60th) day following the delivery to the Company by any Investor of a Demand Notice if Form S-3 is then unavailable to register the Registrable Securities to be covered by such Demand Registration Statement; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Filing Deadline shall be extended to the next Business Day on which the SEC is open for business.

“FINRA” shall have the meaning set forth in Section 2(d)(ii).

“Governmental Authority” means any U.S. or other national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, board or other similar body exercising executive, legislative, judicial, arbitral, regulatory or administrative authority or functions of or pertaining to government, including any authority or other self-regulatory organization or quasi-governmental entity established to perform any of such functions.

“Grace Period” shall have the meaning set forth in Section 2(e).

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 5(c)(i).

“Indemnifying Party” shall have the meaning set forth in Section 5(c)(i).

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“Investment Agreement” shall have the meaning set forth in the Recitals.

“Investor” or “Investors” shall have the meaning set forth in the preamble to this Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(c).

“Losses” shall have the meaning set forth in Section 5(a).

“New Demand Registration Statement” shall have the meaning set forth in Section 2(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Piggyback Registration” shall have the meaning set forth in Section 2(g)(i).

“Principal Market” means the NASDAQ Global Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933 Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means all of (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that securities shall cease to be Registrable Securities (x) upon a sale pursuant to a Registration Statement or Rule 144 under the 1933 Act (in which case, only such security sold shall cease to be a Registrable Security) or (y) at such time as they may be sold pursuant to Rule 144 without any limitation thereunder (including with respect to volume or manner of sale) or need for current public information or similar requirements.

“Registration Statements” means any one or more registration statements of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including, without limitation, any Demand Registration Statements, any New Demand Registration Statements and any Remainder Demand Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Demand Registration Statement” shall have the meaning set forth in Section 2(a).

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“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the 1933 Act.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series A Preferred Shares” means (i) the shares of Series A Preferred Stock issued to the Investors on the Agreement Date pursuant to the Investment Agreement and (ii) any additional shares of Series A Preferred Stock that are issued or issuable to the Investors at any time and from time to time after the Agreement Date, including, without limitation, shares of Series A Preferred Stock issued as payment-in-kind dividends on their respective shares of Series A Preferred Stock in accordance with the terms thereof.

“Shares” means (i) the shares of Common Stock issued or issuable upon conversion of any Series A Preferred Shares (including, without limitation, upon any change in the Series A Conversion Price (as that term is defined in the Parent Charter) such that additional shares of Common Stock become issuable upon conversion of the Series A Preferred Shares), and (ii) any shares of Common Stock issued or issuable with respect to such Series A Preferred Shares or Conversion Shares as a result of any stock split, stock dividend, recapitalization or similar event.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market (or, if not traded on the Principal Market, on any applicable Trading Market); provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on the Principal Market (or, if not traded on the Principal Market, on any applicable Trading Market) for less than 4.5 hours; provided, further, that in the event that the Common Stock is not listed or quoted as set forth on a Trading Market, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the Principal Market, New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Capital Market or the OTC Bulletin Board (or any successors to any of the foregoing) on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, or any successor transfer agent for the Company.

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2. Registration.

(a) Registration Statements. At any time and from time to time following the Agreement Date, any Investor may make up to three (3) demands for the Company to register under the 1933 Act all of the Registrable Securities not then covered by an existing and effective Registration Statement by delivering to the Company a written notice of each such demand (each, a “Demand Notice”). On or prior to each Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of such Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (each, a “Demand Registration Statement”). The Demand Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(e) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” section attached hereto as Annex A. Notwithstanding the registration obligations set forth in this Section 2, in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (1) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Demand Registration Statement as required by the SEC and/or (2) withdraw the Demand Registration Statement and file a new registration statement (a “New Demand Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Demand Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities not acquired or issued, directly or indirectly, pursuant to the Investment Agreement or the terms of the Series A Preferred Shares issued pursuant to the Investment Agreement (whether pursuant to registration rights or otherwise) (applied, in the case that some Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders) and second, by the Registrable Securities acquired or issued, directly or indirectly, pursuant to the Investment Agreement or the terms of the Series A Preferred Shares issued pursuant to the Investment Agreement (applied, in the case that some Registrable Securities may be registered, to the Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders). In the event the Company amends the Demand Registration Statement or files a New Demand Registration Statement, as the case may be, under clauses (1) or (2) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Demand Registration Statement, as amended, or the New Demand Registration Statement (the “Remainder Demand Registration Statements”).

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(b) Effectiveness Period. The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as soon as practicable and, with respect to any Demand Registration Statement or New Demand Registration Statement, as applicable, no later than the Effectiveness Deadline applicable to such Registration Statement (including filing with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the 1933 Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated), and shall use its commercially reasonable efforts to keep each Registration Statement continuously effective under the 1933 Act until the earlier of (i) such time as all of the Registrable Securities covered by such Registration Statement have been sold by the Holders or (ii) the date that all Registrable Securities covered by such Registration Statement may be sold without any restriction under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Transfer Agent (the “Effectiveness Period”). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day of the Effective Date with respect to such Registration Statement. The Company shall, by 9:30 a.m. New York City Time on the first (1st) Trading Day after such Effective Date, file a final Prospectus with the SEC, as required by Rule 424(b). Failure to so notify the Holders on or before the second (2nd) Business Day after such notification or effectiveness or failure to file a final Prospectus as aforesaid shall be deemed an Event under Section 2(c).

(c) Liquidated Damages. If: (i) any Demand Registration Statement is not filed with the SEC on or prior to the Filing Deadline applicable to such Demand Registration Statement; (ii) the Demand Registration Statement or New Demand Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline applicable to such Registration Statement; (iii) after its Effective Date and during the Effectiveness Period with respect thereto, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B), for more than an aggregate of thirty (30) Trading Days (which need not be consecutive) (other than during an Allowable Grace Period); or (iv) a Grace Period exceeds the length of an Allowable Grace Period (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i) or (ii), the date on which such Event occurs, or for purposes of clause (iii), the date on which such thirty (30) Trading Day period is exceeded, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by such Holder for any Registrable Securities held by such Holder on the Event Date and covered by such Registration Statement. The parties agree that (1) notwithstanding anything to the contrary herein or in the Investment Agreement, no Liquidated Damages shall be payable for any period after the expiration of the Effectiveness Period, and in no event shall the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, 5.0% of the aggregate purchase price paid by such Holder for its Registrable Securities and (2) in no event shall the Company be liable in any thirty (30)-day period for Liquidated Damages under this Agreement in excess of 1.0% of the aggregate purchase price paid by the Holders for their Registrable Securities that are covered by such Registration Statement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. In the event that the Company registers, or the applicable Event applies to, some but not all of the Registrable Securities, the 1.0% of Liquidated Damages referred to above for any monthly period shall be reduced to equal the percentage determined by multiplying 1.0% by a fraction, the numerator of which shall be the number of Registrable Securities (other than Cutback Shares) requested to be registered in such Registration Statement and for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. The Filing Deadline and/or the Effectiveness Deadline, as applicable, for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Holder to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the 1933 Act (in which case the Filing Deadline and/or the Effectiveness Deadline, as applicable, would be extended with respect to Registrable Securities held by such Holder). For the avoidance of doubt, the Company will not owe any Liquidated Damages with respect to (x) any securities that are not deemed to be Registrable Securities because they may be sold without any limitations under Rule 144 and (y) any Cutback Shares provided that the Company complies with its obligations with respect to such Cutback Shares under Section 2(a).

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(d) Selling Stockholder Questionnaires.

(i) At least seven (7) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company together with a completed Selling Stockholder Questionnaire promptly upon request Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(e) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(ii) Each Holder acknowledges that the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of shares of Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural persons who have the power to vote or dispose of the Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish any information called for by this Section 2(d) within three (3) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company.

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(e) Grace Periods. Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided that the Company shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed thirty (30) consecutive days, and during any three hundred sixty-five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of sixty (60) days (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended shares of Common Stock to a transferee of a Holder in accordance with the terms of the Investment Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(f) Form of Registration Statement. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided, that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering such Registrable Securities has been declared effective by the SEC.

(g) Right to Piggyback Registration.

(i) If, at any time following the Agreement Date when any Registrable Securities remain outstanding, (A) there is not one or more effective Registration Statements covering all of the Registrable Securities and (B) the Company proposes for any reason to register any shares of Common Stock under the 1933 Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form)) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, it shall at each such time promptly give written notice to the Holders of its intention to do so (but in no event less than thirty (30) days before the anticipated filing date) and, to the extent permitted under the provisions of Rule 415 under the 1933 Act, include in such registration all Registrable Securities with respect to which the Company has received written requests (which, for the avoidance of doubt, shall not constitute a demand under Section 2(a)) for inclusion therein within fifteen (15) days after receipt of the Company’s notice (a “Piggyback Registration”). Such notice shall offer the Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request and shall indicate the intended method of distribution of such Registrable Securities.

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(ii) Notwithstanding the foregoing, (1) if such registration involves an underwritten public offering, the Holders must sell their Registrable Securities to, if applicable, the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the other securities sold in such offering (it being acknowledged that the Company shall be responsible for other expenses as set forth in Section 4) and shall enter into customary underwriting documentation for selling stockholders in an underwritten public offering, and (2) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to Section 2(g)(i) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to cause such registration to become effective under the 1933 Act, the Company shall deliver written notice to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that nothing contained in this Section 2(g)(ii) shall limit the Company’s liabilities and/or obligations under this Agreement, including, without limitation, the obligation to pay Liquidated Damages under Section 2(c).

(iii) If the managing underwriter or underwriters with respect to such underwritten offering advise the Company in writing that in its or their opinion the number of securities proposed to be offered by selling security holders in such registration exceeds the number of securities which can be sold in such offering without a material adverse effect on such offering, the Company will include in such registration only the number of securities of such selling security holders which, in the opinion of such underwriter or underwriters, can be sold, selected pro rata (based on the number of Registrable Securities requested to be included) among the Holders that have requested Registrable Securities to be included in such registration; provided, that any securities to be sold by stockholders of the Company other than the Holders shall be cut back first (on a pro rata basis, based on the number of securities requested to be included by each such stockholder).

3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) not less than five (5) Trading Days prior to the filing of a Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Holder shall be deemed to have consented to and approved the use of such documents); the Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described above, as applicable;

(b) (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during its Effectiveness Period; provided, however, that each Holder shall be responsible for the delivery of the Prospectus to the Persons to whom such Holder sells any of the Registrable Securities (including in accordance with Rule 172 under the 1933 Act), and each Holder agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws; in the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the 1934 Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed;

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(c) notify the Holders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) below, not less than two (2) Trading Days prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Trading Day after such issuance or receipt, in the case of (v) below, not less than one (1) Trading Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein and, in the case of (vi) below, not more than one (1) Trading Day after the occurrence or existence of such development) and (if requested by any such Person) confirm such notice in writing no later than one (1) Trading Day following the day (i)(A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information with respect to the Company); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(d) use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

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(e) if requested by a Holder, furnish to such Holder, without charge, at least one (1) conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system;

(f) prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(g) if requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Investment Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request;

(h) following the occurrence of any event contemplated by Section 3(c)(iii)-(v), as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(i) cooperate with the placement agent and any registered broker dealer that is required to make a filing with FINRA pursuant to Rule 5100 in connection with the resale of any Registrable Securities by any Holder and pay the filing fee required for the first such filing;

(j) if at any time the Company receives a Demand Notice, take all such action as shall be necessary to (1) register the Common Stock under Section 12 of the 1934 Act in order to enable the Holders to use the Registration Statement to be filed in response to such Demand Notice pursuant to Section 2(a) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the Company’s receipt of such Demand Notice, and in no event later than the Effective Date of such Registration Statement; and (2) use reasonable best efforts to cause all the Registrable Securities covered by a Registration Statement (A) to be listed on each Trading Market on which securities of the same class or series issued by the Company are then listed, and (B) to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Holders to consummate the disposition of the Registrable Securities;

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(k) if the Company does not then have a transfer agent, provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any Registration Statement from and after a date not later than the Effective Date of such Registration Statement; and

(l) if the Company does not then have a CUSIP number for the Registrable Securities, shall provide a CUSIP number for all Registrable Securities, not later than the Effective Date of the Registration Statement therefor.

4. Registration Expenses. All fees and expenses incidental to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement, provided, that, the fees and expenses of counsel to the Holders shall be limited to the reasonable and customary fees and expenses of one (1) counsel with respect to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as reasonably requested by the Holders and (C) if not previously paid by the Company, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to Rule 5100, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) 1933 Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

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5. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each of the Holders, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, in any such case except to the extent, and only to the extent, that any such Losses arise out of or are based upon (A) such untrue statements, alleged untrue statements, omissions or alleged omissions that are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose), (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), the use by a Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective or (C) the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon (i) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation of the 1933 Act, 1934 Act or any state securities law or any rule or regulation thereunder, in connection with the performance of any obligations under this Agreement, in any such case to the extent, and only to the extent, that any such Losses arise out of (A) such untrue statements or omissions that are contained in the information furnished by such Holder in writing to the Company expressly for use therein, (B) such information that relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities that was reviewed and approved by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), (C) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective, or (D) such Holder’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required, to the Persons asserting an untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such Prospectus or supplement. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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(c) Conduct of Indemnification Proceedings.

(i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such prompt notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, with the fees and expenses of such counsel being at the expense of such Indemnified Party unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one (1) separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii) Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5(c)) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such Proceedings for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder.

(d) Contribution.

(i) If a claim for indemnification under Section 5(a) or 5(b) is, for any reason, unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue (or, if applicable, alleged untrue) statement of a material fact or omission (or, if applicable, alleged omission) of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

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(ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) No Limitation of Rights. The indemnity and contribution agreements contained in this Section 5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Investment Agreement.

6. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations. From and after the Agreement Date and so long as any Series A Preferred Shares are outstanding, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement (other than a Registration Statement subject to Section 2(g)) other than the Registrable Securities and the Company shall not prior to the Effective Date of any Registration Statement enter into any agreement providing any such right to any of its security holders. The Company shall not, from the date of a Demand Notice until the date that is sixty (60) days after the Effective Date of the Registration Statement relating thereto, prepare and file with the SEC a registration statement relating to an offering for its own account under the 1933 Act of any of its equity securities other than a registration statement on Form S-8 or, in connection with an acquisition, on Form S-4.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to any Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in such Registration Statement.

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(d) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the Agreement Date, nor shall the Company or any of its Subsidiaries, on or after the Agreement Date, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or that otherwise conflicts with the provisions hereof.

(e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding a majority of the then outstanding Registrable Securities, provided that any party may give a waiver (which shall be signed by such party and in writing) as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(f) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Investment Agreement.

(g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Investment Agreement.

(h) Execution and Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(i) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Investment Agreement.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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(l) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(m) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor hereunder, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor hereunder. The decision of each Investor to purchase shares of Series A Preferred Stock pursuant to the Investment Documents has been made independently of any other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Investment Documents. Each Investor shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

POWERFLEET, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

INVESTORS:

ABRY SENIOR EQUITY V, L.P.

By:
Name:
Title:
Address for Notices:

Attention:

ABRY SENIOR EQUITY CO-INVESTMENT FUND V,L.P.

By:
Name:
Title:
Address for Notices:

Attention:

[Signature Page to Registration Rights Agreement]

Annex A

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

○	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

○	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

○	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

○	an exchange distribution in accordance with the rules of the applicable exchange;

○	privately negotiated transactions;

○	short sales effected after the effective date of the registration statement of which this prospectus is a part;

○	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

○	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

○	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act.

Annex B

POWERFLEET, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the common stock, par value $0.01 per share of PowerFleet, Inc. (the “Company”) issued pursuant to a certain Investment and Transaction Agreement, dated as of March 13, 2019, by and among the Company, the Investors named therein and the other parties signatory thereto (the “Agreement”), understands that the Company intends to file with the Securities and Exchange Commission a registration statement (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “1933 Act”), of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the 1933 Act) and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Selling Stockholder Notice and Questionnaire within seven (7) Trading Days (1) will not be named as selling stockholders in the Resale Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
Fax:
Contact Person:
E-mail address of Contact Person:

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Investment Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of shares of Common Stock to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes	[ ]	No	[ ]

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes	[ ]	No	[ ]

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes	[ ]	No	[ ]

Note:	If yes, provide a narrative explanation below:

(c)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes	[ ]	No	[ ]

Note:	If no, the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three (3) years.

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the Agreement Date and prior to the effective date of any applicable Resale Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Resale Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act of 1934, as amended, and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Resale Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the 1933 Act.

The undersigned hereby acknowledges and is advised of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An Issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling stockholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement become effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Tel:
Email:

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other rights to indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Pursuant to the terms of the Parent Charter, the Registrant has agreed to indemnify its current and former directors and officers (and the current and former directors and officers of its subsidiaries) against liability and loss suffered and expenses (including reasonable attorneys’ fees) reasonably incurred in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of Parent or its subsidiaries, or, while serving as a directors or officer of Parent or its subsidiaries, of serving or having served at Parent’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The Parent Charter provides that expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding shall be paid in advance of the final disposition of such action, suit or proceeding, provided that, to the extent required by law, such advancement of expenses shall be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The Parent Charter also provides that the Registrant may indemnify its current and former employees and agents and may advance expenses to such employees and agents on such terms and conditions as may be approved by the board of directors.

Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Parent, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Parent Charter eliminates the liability of directors to the extent permitted by the DGCL.

Parent has also entered into indemnification agreements with members of its board of directors, a form of which is filed with this registration statement on Form S-4 (the “Indemnification Agreement”). The Indemnification Agreement, subject to limitations contained therein, will obligate Parent to maintain director and officer insurance if reasonably available, and to indemnify the indemnitee, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by him in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing, arbitration or other proceeding arising out of her services as a director or officer. Subject to certain limitations, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee, and the repayment to Registrant of the amounts advanced to the extent that it is ultimately determined that the indemnitee is not entitled to be indemnified by Parent. The Indemnification Agreement also creates certain rights in favor of Parent, including the right to assume the defense of claims and to consent to settlements. The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law or the Parent Charter or by any other agreement, a vote of stockholders or disinterested directors, or otherwise.

Parent will carry directors’ and officers’ liability insurance that covers certain liabilities and expenses of its directors and officers.

The foregoing summaries are qualified in their entirety to the terms and provisions of such arrangements.

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Item 21. Exhibits and Financial Statement Schedules

(a)	The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this joint proxy/registration statement.

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated March 13, 2019, by and among PowerFleet, Inc., Powerfleet Israel Holding Company Ltd., Powerfleet Israel Acquisition Company Ltd., I.D. Systems, Inc. and Pointer Telocation Ltd. (included as Annex A to the joint proxy statement/prospectus which is part of this registration statement and incorporated by reference herein).†
2.2	Investment and Transaction Agreement, dated March 13, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc. and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (included as Annex B-1 to the joint proxy statement/prospectus which is part of this registration statement and incorporated by reference herein).†
2.3	Amendment No. 1 to the Investment and Transaction Agreement, dated as of May 16, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc. and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (included as Annex B-2 to the joint proxy statement/prospectus which is part of this registration statement and incorporated by reference herein).†
2.4

Amendment No. 2 to the Investment and Transaction Agreement, dated as of June 27, 2019, by and among I.D. Systems, Inc., PowerFleet, Inc., PowerFleet US Acquisition Inc. and ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (included as Annex B-3 to the joint proxy statement/prospectus which is part of this registration statement and incorporated by reference herein).†

3.1	Certificate of Incorporation of the Registrant.**
3.2	Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon consummation of the Transactions (included as Annex C to the joint proxy statement/prospectus and incorporated by reference herein).
3.3	Bylaws of the Registrant.**
3.4	Amended and Restated Bylaws of the Registrant, to be effective upon consummation of the Transactions (included as Annex D to the joint proxy statement/prospectus and incorporated by reference herein).
4.1	Specimen Parent Common Stock Certificate.
4.2	Specimen Series A Preferred Stock Certificate.
5.1	Opinion of Olshan Frome Wolosky LLP regarding the legality of the securities being issued.
8.1	Opinion of Olshan Frome Wolosky LLP regarding certain tax matters.
10.1	Registration Rights Agreement (included as Annex I to the joint proxy statement/prospectus which is part of this registration statement and incorporated by reference herein).
10.2	Commitment Letter, dated March 13, 2019, by and between I.D. Systems, Inc. and Bank Hapoalim B.M. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).
10.3	Voting and Support Agreement, dated March 13, 2019, by and among Emancipation Management LLC, Emancipation Capital Master, Ltd., Emancipation Capital SPV IV LLC and Emancipation Capital LLC, as the Stockholder, and I.D. Systems, Inc., ABRY Senior Equity V, L.P., ABRY Senior Equity Co-Investment Fund V, L.P. and Pointer Telocation Ltd. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).
10.4	Voting and Support Agreement, dated March 13, 2019, by and among DBSI Investments Ltd., as the Stockholder, and Pointer Telocation Ltd., I.D. Systems, Inc., ABRY Senior Equity V, L.P. and ABRY Senior Equity Co-Investment Fund V, L.P. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of I.D. Systems, Inc., filed with the SEC on March 15, 2019).
10.5	Form of Director Indemnification Agreement.**
23.1	Consent of Olshan Frome Wolosky LLP (included as part of its opinion filed as Exhibit 5.1).
23.2	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm of I.D. Systems, Inc.
23.3	Consent of Kost, Forer, Gabbay & Kasierer Certified Public Accountants (Israel).
23.4	Consent of Grant Thornton Argentina S.C. Certified Public Accountants (Pointer Argentina S.A.).
23.5	Consent of Baker Tilly Brasil Norte SS Auditores Independentes - EPP (Pointer do Brasil Comercial Ltda.).
23.6	Consent of Mazars Certified Public Accountants (Pointer SA (PTY) Ltd).
23.7	Consent of Olshan Frome Wolosky LLP (included as part of its opinion filed as Exhibit 8.1).
99.1	Form of Proxy Card of I.D. Systems, Inc.
99.2	Form of Proxy Card of Pointer Telocation Ltd.
99.3	Consent of Canaccord Genuity LLC.
99.4	Consent of Roth Capital Partners, LLC.
99.5	Consent of Anders Bjork to be named as a director of Parent.**
99.6	Consent of Michael Brodsky to be named as a director of Parent.**
99.7	Consent of Michael Casey to be named as a director of Parent.**
99.8	Consent of Charles Frumberg to be named as a director of Parent.**
99.9	Consent of John Hunt to be named as a director of Parent.**
99.10	Consent of David Mahlab to be named as a director of Parent.**

† The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC.

** Previously filed.

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Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

●	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

●	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

●	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

●	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

●	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

●	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

●	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in City of Woodcliff Lake, State of New Jersey, on July 23, 2019.

POWERFLEET, INC.

By:	/s/ Ned Mavrommatis
Name:	Ned Mavrommatis
Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on July 23, 2019.

Signature	Title

/s/ Ned Mavrommatis	President and Director
Ned Mavrommatis	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Chris Wolfe	Director
Chris Wolfe